The information in this free writing prospectus may be amended and/or supplemented prior to the time of sale. The information in this free writing prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has been omitted from this free writing prospectus.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

     The depositor has filed a registration statement (including a prospectus)
with the SEC for the offering to which this free writing prospectus relates.
Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.
                                ---------------
     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

     Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded.
Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

      THIS FREE WRITING PROSPECTUS, DATED JANUARY 5, 2007, MAY BE AMENDED
                    OR COMPLETED PRIOR TO THE TIME OF SALE

PROSPECTUS SUPPLEMENT

(Free Writing Prospectus to Accompany Prospectus dated March 14, 2006)

                          $1,401,006,000 (APPROXIMATE)
                   MORGAN STANLEY CAPITAL I TRUST 2007-TOP25
                               AS ISSUING ENTITY
                         MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                      PRINCIPAL COMMERCIAL FUNDING II, LLC
                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                     AS SPONSORS AND MORTGAGE LOAN SELLERS

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-TOP25
                                ---------------
     The depositor is offering selected classes of its Series 2007-TOP25
Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in the Series 2007-TOP25 trust. The trust's primary assets will be 204 fixed rate mortgage loans secured by first liens on 213 multifamily and commercial properties. Distributions on the certificates will be made on the 12th day of each month, or if such 12th day is not a business day, on the next succeeding business day, commencing February 12, 2007 in accordance with the priorities described in this prospectus supplement under "Description of the Offered Certificates -- Distributions." Certain classes of subordinate certificates will provide credit support to certain classes of senior certificates as described in this prospectus supplement under "Description of the Offered Certificates -- Distributions; Subordination; Allocation of Losses
and Certain Expenses." The Series 2007-TOP25 Certificates represent interests in and obligations of the issuing entity only and are not interests in or obligations of the depositor, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer. The depositor will not list the offered certificates on any securities exchange or any automated quotation system of any national securities association.

     Investing in the certificates offered to you involves risks. See "Risk
Factors" beginning on page S-37 of this prospectus supplement and page 11 of the prospectus.
                                ---------------
          Characteristics of the certificates offered to you include:

                  APPROXIMATE INITIAL      APPROXIMATE INITIAL       PASS-THROUGH             RATINGS
    CLASS       CERTIFICATE BALANCE(1)      PASS-THROUGH RATE      RATE DESCRIPTION     (FITCH/MOODY'S/DBRS)
------------   ------------------------   ---------------------   ------------------   ---------------------

Class A-1            $ 65,000,000%                    (2)                 AAA/Aaa/AAA
Class A-1A           $145,395,000%                    (2)                 AAA/Aaa/AAA
Class A-2            $ 77,700,000%                    (2)                 AAA/Aaa/AAA
Class A-AB           $ 62,300,000%                    (2)                 AAA/Aaa/AAA
Class A-3            $784,400,000%                    (2)                 AAA/Aaa/AAA
Class A-M            $155,451,000%                    (2)                 AAA/Aaa/AAA
Class A-J            $110,760,000%                    (2)                 AAA/Aaa/AAA

                                  -----------
(1)   The certificate balances are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

(2)   The offered certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero.
                                ---------------
     The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                                ---------------
     Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc., will act as co-lead managers and co-bookrunners with respect to the offered certificates.
                                ---------------
MORGAN STANLEY                                          BEAR, STEARNS & CO. INC.

                                January  , 2007

MORGAN STANLEY CAPITAL I INC.

Commercial Mortgage Pass-Through Certificates, Series 2007-TOP25
Geographic Overview of Mortgage Pool

Washington
12 properties
$64,669,756
4.2% of total
Idaho
2 properties
$4,614,811
0.3% of total
Missouri
2 properties
$15,298,408
1.0% of total
Iowa
1 property
$3,027,320
0.2% of total
Minnesota
6 properties
$27,089,077
1.7% of total
Illinois
5 properties
$64,180,409
4.1% of total
Wisconsin
2 properties
$8,788,235
0.6% of total
Indiana
2 properties
$24,389,135
1.6% of total
Pennsylvania
6 properties
$23,998,805
1.5% of total
Connecticut
2 properties
$6,638,570
0.4% of total
Oregon
3 properties
$12,187,952
0.8% of total
Michigan
7 properties
$46,237,259
3.0% of total
New York
15 properties
$146,450,881
9.4% of total
New Jersey
5 properties
$81,664,205
5.3% of total
Ohio
8 properties
$30,001,230
1.9% of total
Nevada
5 properties
$74,176,249
4.8% of total
Northern California
13 properties
$93,094,152
6.0% of total
District of Columbia
1 property
$55,000,000
3.5% of total
Maryland
4 properties
$18,641,208
1.2% of total
Southern California
28 properties
$239,951,442
15.4% of total
West Virginia
1 property
$1,407,211
0.1% of total
Utah
1 property
$3,200,000
0.2% of total
Virginia
4 properties
$21,129,935
1.4% of total
North Carolina
4 properties
$33,073,829
2.1% of total
Arizona
9 properties
$35,051,752
2.3% of total
South Carolina
2 properties
$99,238,579
6.4% of total
Colorado
1 property
$4,985,867
0.3% of total
Georgia
7 properties
$34,664,959
2.2% of total
New Mexico
3 properties
$6,671,306
0.4% of total
Nebraska
6 properties
$8,801,844
0.6% of total
Mississippi
1 property
$1,677,705
0.1% of total
Kentucky
2 properties
$17,925,000
1.2% of total
Alaska
3 properties
$19,016,610
1.2% of total
Texas
25 properties
$101,527,039
6.5% of total
Kansas
2 properties
$16,950,000
1.1% of total
Louisiana
1 property
$1,696,713
0.1% of total
Tennessee
3 properties
$13,408,760
0.9% of total
Florida
9 properties
$93,988,141
6.0% of total
< 1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
> 10.0% of Cut-Off Date Balance

Belk

Mount Pleasant Towne Centre, Mount Pleasant, SC

Famous Footwear
Kirkland's Home

Marshalls

Shoppes at Park Place, Pinellas Park, FL

Four Seasons Hotel, Los Angeles, CA

One Thomas Circle, Washington DC

Village Square, Las Vegas, NV

360 Spear Street, San Francisco, CA

circuit city

Shoppes at Kildeer, Kildeer, IL

436 North Bedford Drive, Beverly Hills, CA

The London NYC Hotel Land Interest, New York, NY

Sheraton Suites on the Hudson, Weehawken, NJ

      The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

      You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                         ------------------------------

      This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

      In this prospectus supplement, the terms "depositor," "we," "our" and "us"
refer to Morgan Stanley Capital I Inc.

      All appendices, schedules and exhibits to this prospectus supplement are a part of this prospectus supplement.

                         ------------------------------

                             EUROPEAN ECONOMIC AREA

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus
Directive is implemented in that relevant member state it has not made and will not make an offer of certificates to the public in that relevant member state prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the
Prospectus Directive, except that it may, with effect from and including the relevant implementation date, make an offer of certificates to the public in that relevant member state at any time:

   (a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

   (b)  to any legal entity which has two or more of (1) an average of at least
        250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

   (c)  in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus
        Directive.

      For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that member state by any measure implementing the
Prospectus Directive in that member state and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

                                       S-3

                                 UNITED KINGDOM

      Each underwriter has represented and agreed that:

      (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act 2000 does not apply to the Depositor; and

      (b)   it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the certificates in, from or otherwise involving the United
Kingdom.

                       NOTICE TO UNITED KINGDOM INVESTORS

      The distribution of this prospectus supplement if made by a person who is not an authorized person under the Financial Services and Markets Act 2000, is being made only to, or directed only at persons who (1) are outside the United
Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") or 19 (Investment Professionals)
of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005
(all such persons together being referred to as the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not
Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to
Relevant Persons and will be engaged in only with Relevant Persons.

      Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                       S-4

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

APPENDIX I -- Mortgage Pool Information (Tables), Loan Group 1
    (Tables) and Loan Group 2 Tables) ...................................... I-1
APPENDIX II -- Certain Characteristics of the Mortgage Loans .............. II-1
APPENDIX III -- Certain Characteristics of the Mortgage
    Loans in Loan Group 2 ................................................ III-1

                                       S-5

                                EXECUTIVE SUMMARY

      This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING
AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                                      CERTIFICATE STRUCTURE
---------------------------------------------------------------------------------------------------------------------------------
                              APPROXIMATE INITIAL   APPROXIMATE                           APPROXIMATE
                                  CERTIFICATE         INITIAL                              PERCENT OF     WEIGHTED     PRINCIPAL
 APPROXIMATE                      BALANCE OR        PASS-THROUGH         RATINGS             TOTAL         AVERAGE      WINDOW
CREDIT SUPPORT     CLASS        NOTIONAL AMOUNT         RATE       (FITCH/MOODY'S/DBRS)   CERTIFICATES   LIFE (YRS.)   (MONTHS)
---------------------------------------------------------------------------------------------------------------------------------

   27.000%       CLASS A-1       $   65,000,000          %             AAA/Aaa/AAA            4.18%         3.57         1-59
---------------------------------------------------------------------------------------------------------------------------------
   27.000%       CLASS A-1A      $  145,395,000          %             AAA/Aaa/AAA            9.35%         9.19         1-119
---------------------------------------------------------------------------------------------------------------------------------
   27.000%       CLASS A-2       $   77,700,000          %             AAA/Aaa/AAA            5.00%         6.76         81-82
---------------------------------------------------------------------------------------------------------------------------------
   27.000%       CLASS A-AB      $   62,300,000          %             AAA/Aaa/AAA            4.01%         7.37        59-113
---------------------------------------------------------------------------------------------------------------------------------
   27.000%       CLASS A-3       $  784,400,000          %             AAA/Aaa/AAA           50.46%         9.79        113-119
---------------------------------------------------------------------------------------------------------------------------------
   17.000%       CLASS A-M       $  155,451,000          %             AAA/Aaa/AAA           10.00%         9.90        119-120
---------------------------------------------------------------------------------------------------------------------------------
    9.875%       CLASS A-J       $  110,760,000          %             AAA/Aaa/AAA            7.13%         9.95        120-120
---------------------------------------------------------------------------------------------------------------------------------
    8.125%       CLASS B         $   27,204,000          %              AA/Aa2/AA             1.75%         9.95        120-120
---------------------------------------------------------------------------------------------------------------------------------
    7.375%       CLASS C         $   11,658,000          %           AA-/Aa3/AA(low)          0.75%         9.95        120-120
---------------------------------------------------------------------------------------------------------------------------------
    5.750%       CLASS D         $   25,261,000          %                A/A2/A              1.63%         9.95        120-120
---------------------------------------------------------------------------------------------------------------------------------
    5.000%       CLASS E         $   11,659,000          %             A-/A3/A(low)           0.75%         9.95        120-120
---------------------------------------------------------------------------------------------------------------------------------
    4.125%       CLASS F         $   13,602,000          %         BBB+/Baa1/BBB(high)        0.87%         9.95        120-120
---------------------------------------------------------------------------------------------------------------------------------
    3.250%       CLASS G         $   13,602,000          %             BBB/Baa2/BBB           0.87%         9.95        120-120
---------------------------------------------------------------------------------------------------------------------------------
    2.500%       CLASS H         $   11,659,000          %          BBB-/Baa3/BBB(low)        0.75%         9.95        120-120
---------------------------------------------------------------------------------------------------------------------------------
   --------      CLASS J-P       $   38,863,355%               --------           --------      --------     --------
---------------------------------------------------------------------------------------------------------------------------------
   --------      CLASS X         $1,554,514,355          %             AAA/Aaa/AAA          --------      --------     --------
---------------------------------------------------------------------------------------------------------------------------------

o   The notional amount of the Class X Certificates initially will be
    $1,554,514,355. The Class X Certificates are not offered pursuant to the prospectus and this prospectus supplement. Any information provided in this prospectus supplement regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates.

o   The percentages indicated under the column "Approximate Credit Support" with respect to the Class A-1, Class A-1A, Class A-2, Class A-AB and Class A-3
    Certificates represent the approximate credit support for the Class A-1,
    Class A-1A, Class A-2, Class A-AB and Class A-3 Certificates in the
    aggregate.

o   The initial certificate balance on the closing date may vary by up to 5%.
    Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

o   The Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
    Class J, Class K, Class L, Class M, Class N, Class O and Class P
    Certificates are not offered pursuant to this prospectus supplement. We sometimes refer to these certificates collectively as the "privately offered certificates."

o   For purposes of making distributions to the Class A-1, Class A-1A, Class
    A-2, Class A-AB and Class A-3 Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2 . Loan group 1 will consist of 172 mortgage loans, representing approximately 90.6% of the initial outstanding pool balance. Loan group 2 will consist of 32 mortgage loans, representing approximately 9.4% of the initial outstanding pool balance, and approximately 57.2% of the principal balance of all the mortgage loans secured by multifamily and manufactured housing community properties.

o   So long as funds are sufficient on any distribution date to make distributions of all interest on that distribution date to the Class A-1,
    Class A-1A, Class A-2, Class A-AB, Class A-3 and Class X Certificates,
    interest distributions on the Class A-1, Class A-2, Class A-AB and Class A-3
    Certificates will be based upon amounts available relating to mortgage loans in loan group 1, interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2 and interest distributions on the Class X Certificates will be based upon amounts available relating to all the mortgage loans in the mortgage pool.
    However, if on any distribution date, funds are insufficient to make distributions of all interest on that distribution date to the Class A-1,
    Class A-1A, Class A-2, Class A-AB, Class A-3, or Class X Certificates,
    available funds will be allocated among all these classes pro rata in accordance with their interest entitlements for that distribution date, without regard to loan group.

o   Generally, the Class A-1, Class A-2, Class A-AB and Class A-3 Certificates
    will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate principal balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balance of the Class
    A-3 Certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class
    A-M through Class P Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-1A, Class A-2, Class A-AB and
    Class A-3 Certificates, pro rata, without regard to loan group.

                                       S-6

o   The offered certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighed average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero.

o   The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have "anticipated repayment dates"; (iii) payment in full on the anticipated repayment date or stated maturity date of each mortgage loan having an anticipated repayment date or stated maturity date; and (iv) a 0%
    CPR. See the assumptions set forth under "Yield, Prepayment and Maturity
    Considerations" in this prospectus supplement and under "Structuring
    Assumptions" in the "Glossary of Terms."

o   Each Class P Certificate is an investment unit consisting of a REMIC regular interest and beneficial ownership of certain excess interest in respect of mortgage loans having anticipated repayment dates.

o   The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

o   It is a condition to the issuance of the certificates that the certificates receive the ratings set forth above.

-------
         Offered certificates.
-------
         Certificates not offered pursuant to this prospectus supplement.
-------

                                       S-7

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE
CERTIFICATES OFFERED PURSUANT TO THIS PROSPECTUS SUPPLEMENT, WHICH WE GENERALLY
REFER TO AS THE "OFFERED CERTIFICATES," YOU SHOULD READ THIS ENTIRE DOCUMENT AND
THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN

GENERAL............................   Your certificates (along with the privately offered
                                      certificates) will represent beneficial interests in a trust created by us on the closing date. All payments to you will come only from the amounts received in connection with the assets of the trust. The trust's assets will primarily consist of 204 fixed rate mortgage loans secured by first mortgage liens on 213 commercial, manufactured housing community and multifamily properties.

TITLE OF CERTIFICATES..............   Commercial Mortgage Pass-Through Certificates, Series
                                      2007-TOP25.

MORTGAGE POOL......................   The mortgage pool consists of 204 mortgage loans with an
                                      aggregate principal balance of all mortgage loans as of the cut-off date, of approximately $1,554,514,355, which may vary on the closing date by up to 5%. Each mortgage loan requires scheduled payments of principal and/or interest to be made monthly. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have
                                      assumed that those mortgage loans are due on the first of the month for purposes of determining their cut-off dates and
                                      cut-off date balances.

                                      As of the cut-off date, the balances of the mortgage loans in the mortgage pool ranged from approximately $897,173 to
                                      approximately $95,200,000 and the mortgage loans had an
                                      approximate average balance of $7,620,168.

                                      For purposes of calculating distributions on certain classes of certificates, the mortgage loans in the mortgage pool
                                      backing the offered certificates will be divided into a loan group 1 and a loan group 2.

                                      Loan group 1 will consist of all of the mortgage loans other than twenty-nine (29) mortgage loans that are secured by
                                      multifamily properties and three (3) mortgage loans that are secured by manufactured housing community properties. Loan group 1 will consist of one hundred seventy-two (172) mortgage loans, with an initial outstanding loan group 1 balance of
                                      $1,409,118,671, which may vary up to 5%. Loan group 1
                                      represents approximately 90.6% of the initial outstanding pool balance.

                                      Loan group 2 will consist of twenty-nine (29) of the mortgage loans that are secured by multifamily properties and three (3)
                                      mortgage loans that are secured by manufactured housing
                                      community properties and have an initial outstanding loan
                                      group 2 balance of $145,395,685. Loan group 2 represents
                                      approximately 9.4% of the initial outstanding pool balance and approximately 57.2% of the principal balance of all the
                                      mortgage loans secured by multifamily and manufactured housing community.

                                       S-8

                                      As of the cut-off date, the balances of the mortgage loans in loan group 1 ranged from approximately $897,173 to
                                      approximately $95,200,000 and the mortgage loans in loan group
                                      1 had an approximate average balance of $8,192,550. As of the cut-off date, the balances of the mortgage loans in loan group
                                      2 ranged from approximately $1,258,886 to approximately
                                      $21,000,000 and the mortgage loans in loan group 2 had an
                                      approximate average balance of $4,543,615.

                                      The transfers of the mortgage loans from the mortgage loan sellers to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

              -----------------                      -----------------

                  MORTGAGE
                LOAN SELLERS                             INVESTORS

              -----------------                      -----------------
                 |         |                            |         |
                 |         |                            |         |
        MORTGAGE |         |                            |         |
         LOANS   |         |  CASH               CASH   |         | CERTIFICATES
                 |         |                            |         |
                 |         |                            |         |
              -----------------        CASH          -----------------
                                -------------------
                  DEPOSITOR                            UNDERWRITERS
                                -------------------
              -----------------                      -----------------
                 |         |       CERTIFICATES
                 |         |
        MORTGAGE |         |
         LOANS   |         |   CERTIFICATES
                 |         |
                 |         |
              -----------------

               ISSUING ENTITY

              -----------------

                                       S-9

                           RELEVANT PARTIES AND DATES

ISSUING ENTITY.....................   Morgan Stanley Capital I Trust 2007-TOP25, a New York common law trust, will issue the certificates. The trust will be
                                      formed pursuant to the pooling and servicing agreement among the depositor, the master servicer, the special servicer, the trustee and the paying agent. See "Transaction Parties--The
                                      Issuing Entity" in this prospectus supplement.

DEPOSITOR..........................   Morgan Stanley Capital I Inc., a Delaware corporation, is the depositor. As depositor, Morgan Stanley Capital I Inc. will acquire the mortgage loans from the mortgage loan sellers and deposit them into the trust. Morgan Stanley Capital I Inc. is an affiliate of Morgan Stanley Mortgage Capital Inc., a
                                      sponsor of this transaction and a mortgage loan seller, and
                                      Morgan Stanley & Co. Incorporated, one of the underwriters.
                                      See "Transaction Parties--The Depositor" in this prospectus supplement.

MASTER SERVICER....................   Wells Fargo Bank, National Association, a national banking association, will act as master servicer with respect to all of the mortgage loans in the trust. Wells Fargo will acquire the right to master service the mortgage loans that are sold to the trust by the other sponsors as a result of entering into servicing rights purchase agreements with such sponsors.
                                      See "Servicing of the Mortgage Loans--General" and
                                      "Transaction Parties--Master Servicer" in this prospectus
                                      supplement. The master servicer will be primarily responsible for servicing and administering, directly or through
                                      sub-servicers, mortgage loans (a) as to which there is no
                                      default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out. In
                                      addition, the master servicer will be primarily responsible for making principal and interest advances and servicing
                                      advances under the pooling and servicing agreement.

                                      The master servicing fee in any month is an amount equal to the product of the portion of the per annum master servicing fee rate applicable to that month, determined in the same
                                      manner as the applicable mortgage rate is determined for each mortgage loan for that month, and the scheduled principal
                                      balance of each mortgage loan. The master servicing fee rate for Wells Fargo Bank, National Association will range, on a loan-by-loan basis, from 0.01% per annum to 0.02% per annum.
                                      In addition, the master servicer will be entitled to retain certain borrower-paid fees and certain income from investment of certain accounts maintained as part of the trust fund, as additional servicing compensation.

PRIMARY SERVICERS..................   Principal Global Investors, LLC will act as primary servicer with respect to those mortgage loans, representing 24.2% of the initial outstanding pool balance, sold to the trust by
                                      Principal Commercial Funding II, LLC (including the 436 North
                                      Bedford Drive Mortgage Loan, which was co-originated with
                                      Morgan Stanley Mortgage Capital Inc.). Principal Global
                                      Investors, LLC is the parent of Principal Commercial Funding,
                                      LLC, which owns a 49% interest in Principal Commercial Funding
                                      II, LLC. In addition, Wells Fargo Bank, National Association will act as primary servicer with respect to those mortgage

                                      S-10

                                      loans sold to the trust by Wells Fargo Bank, National
                                      Association, Bear Stearns Commercial Mortgage, Inc. and Morgan
                                      Stanley Mortgage Capital Inc. See "Servicing of the Mortgage
                                      Loans--General" and "Transaction Parties--Primary Servicer" in
                                      this prospectus supplement. Each of Principal Global
                                      Investors, LLC and Wells Fargo Bank, National Association will be entitled to receive a primary servicing fee on each
                                      mortgage loan for which it is the primary servicer in an
                                      amount equal to the product of the applicable primary
                                      servicing fee rate and the scheduled principal balance of the applicable mortgage loan immediately before the related due date (prorated for the number of days during the calendar
                                      month for that mortgage loan for which interest actually
                                      accrues on that mortgage loan). The primary servicing fee is payable only from collections on the related mortgage loan.
                                      The primary servicing fee rate for Principal Global Investors,
                                      LLC is 0.01% per annum. The primary servicing fee rate
                                      (including any subservicing fees) for Wells Fargo Bank,
                                      National Association will range, on a loan-by-loan basis, from
                                      0.01% per annum to 0.10% per annum.

SPECIAL SERVICER...................   ARCap Servicing, Inc., a Delaware corporation, will act as special servicer with respect to all of the mortgage loans in the trust. Generally, the special servicer will service a
                                      mortgage loan upon the occurrence of certain events that cause that mortgage loan to become a "specially serviced mortgage loan." The special servicer's principal compensation for its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee. See "Servicing of the Mortgage Loans--General" and "Transaction Parties--The
                                      Special Servicer" in this prospectus supplement.

                                      The special servicing fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.25% per annum applicable to that month, determined in the same manner as the applicable mortgage rate is determined for each specially
                                      serviced mortgage loan for that month, and the scheduled
                                      principal balance of each specially serviced mortgage loan.

                                      The liquidation fee means, generally, 1.0% of the liquidation proceeds received in connection with a final disposition of a specially serviced mortgage loan or REO property or portion thereof and any condemnation proceeds and insurance proceeds received by the trust (net of any expenses incurred by the special servicer on behalf of the trust in connection with the collection of the condemnation proceeds and insurance
                                      proceeds) including in connection with a repurchase of an A
                                      Note by the holder of the related B Note, unless otherwise provided in the related intercreditor agreement.

                                      The workout fee is a fee payable with respect to any
                                      rehabilitated mortgage loan (which means a specially serviced mortgage loan as to which three consecutive scheduled payments have been made, there is no other event causing it to
                                      constitute a specially serviced mortgage loan, and certain other conditions have been met), serviced companion mortgage loan or B Note, equal to 1.0% of the amount of each collection of interest (other than default interest and any excess
                                      interest) and principal received (including any condemnation proceeds received and applied as a collection of the interest and principal) on such mortgage loan, serviced companion
                                      mortgage loan or B Note for so long as it remains a
                                      rehabilitated mortgage loan.

                                      S-11

                                      In addition, the special servicer will be entitled to retain certain borrower paid fees and certain income from investment of certain accounts maintained as part of the trust fund, as additional servicing compensation.

TRUSTEE AND CUSTODIAN..............   LaSalle Bank National Association, a national banking
                                      association, will act as trustee of the trust on behalf of the
                                      Series 2007-TOP25 certificateholders and as custodian. See
                                      "Transaction Parties--The Trustee" in this prospectus
                                      supplement. In addition, the trustee will be primarily
                                      responsible for back-up advancing if the master servicer fails to perform its advancing obligations. Following the transfer of the underlying mortgage loans into the trust, the trustee, on behalf of the trust, will become the holder of each
                                      mortgage loan transferred to the trust.

                                      The trustee fee is an amount equal to, in any month, the
                                      product of the portion of a rate equal to 0.00165% per annum applicable to that month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for that month, and the scheduled principal balance of each mortgage loan. A portion of the trustee fee is payable to the paying agent.

PAYING AGENT.......................   Wells Fargo Bank, National Association will act as the paying agent, certificate registrar and authenticating agent for the certificates. Wells Fargo Bank, National Association is also the master servicer, a sponsor and a mortgage loan seller. The paying agent will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration of the issuing entity. A portion of the trustee fee is payable to the paying agent. See "Transaction
                                      Parties--The Paying Agent, Certificate Registrar and
                                      Authenticating Agent" in this prospectus supplement.

OPERATING ADVISER..................   The holders of certificates representing more than 50% of the aggregate certificate balance of the most subordinate class of certificates, outstanding at any time of determination, or, if the certificate balance of that class of certificates is less than 25% of the initial certificate balance of that class, the next most subordinate class of certificates, may appoint a representative to act as operating adviser for the purposes described in this prospectus supplement; provided, that with respect to any A/B Mortgage Loan, a holder of the related B
                                      Note will, to the extent set forth in the related
                                      intercreditor agreement, instead be entitled to the rights and powers granted to the operating adviser under the pooling and servicing agreement to the extent such rights and powers
                                      relate to the related A/B Mortgage Loan (but only so long as the holder of the related B Note is the directing holder). The initial operating adviser will be ARCap REIT, Inc., an
                                      affiliate of the special servicer.

SPONSORS...........................   Wells Fargo Bank, National Association, a national banking association, Bear Stearns Commercial Mortgage, Inc., a New
                                      York corporation, Principal Commercial Funding II, LLC, a
                                      Delaware corporation, and Morgan Stanley Mortgage Capital
                                      Inc., a New York corporation, are sponsors of this
                                      transaction. As sponsors, Wells Fargo Bank, National
                                      Association, Bear Stearns Commercial Mortgage, Inc., Morgan
                                      Stanley Mortgage Capital Inc. and Principal Commercial Funding
                                      II, LLC have organized and initiated the transactions in which the certificates will be issued and will sell mortgage loans to the

                                      S-12

                                      depositor. The depositor will transfer the mortgage loans to the trust, and the trust will then issue the certificates.
                                      Wells Fargo Bank, National Association is also the master
                                      servicer, paying agent, certificate registrar and
                                      authenticating agent with respect to the mortgage loans and the trust. Morgan Stanley Mortgage Capital Inc. is an
                                      affiliate of the depositor and Morgan Stanley & Co.
                                      Incorporated, one of the underwriters. Bear Stearns Commercial
                                      Mortgage, Inc. is an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. Principal Global Investors, LLC, the primary servicer with respect to those mortgage loans sold to the trust by Principal Commercial Funding II, LLC, is the
                                      parent of Principal Commercial Funding, LLC, which owns a 49%
                                      interest in Principal Commercial Funding II, LLC. See
                                      "Transaction Parties--The Sponsors, Mortgage Loan Sellers and
                                      Originators" in this prospectus supplement.

MORTGAGE LOAN SELLERS..............   Wells Fargo Bank, National Association, will sell us
                                      ninety-seven (97) mortgage loans (which includes 79 mortgage loans in loan group 1 and 18 mortgage loans in loan group 2), representing 30.2% of the initial outstanding pool balance
                                      (and representing 28.1% of the initial outstanding loan group
                                      1 balance and 50.2% of the initial outstanding loan group 2 balance).

                                      Bear Stearns Commercial Mortgage, Inc., will sell us
                                      twenty-seven (27) mortgage loans (which includes 26 mortgage loans in loan group 1 and 1 mortgage loan in loan group 2), representing 24.9% of the initial outstanding pool balance
                                      (and representing 27.1% of the initial outstanding loan group
                                      1 balance and 3.7% of the initial outstanding loan group 2 balance).

                                      Principal Commercial Funding II, LLC, will sell us
                                      thirty-eight (38) mortgage loans (which includes 28 mortgage loans in loan group 1 and 10 mortgage loans in loan group 2), representing 21.2% of the initial outstanding pool balance
                                      (and representing 21.0% of the initial outstanding loan group
                                      1 balance and 22.5% of the initial outstanding loan group 2 balance).

                                      Morgan Stanley Mortgage Capital Inc., will sell us forty-one
                                      (41) mortgage loans (which includes 38 mortgage loans in loan group 1 and 3 mortgage loans in loan group 2), representing
                                      20.7% of the initial outstanding pool balance (and
                                      representing 20.4% of the initial outstanding loan group 1 balance and 23.5% of the initial outstanding loan group 2
                                      balance).

                                      Principal Commercial Funding II, LLC/Morgan Stanley Mortgage
                                      Capital Inc., co-originated one (1) mortgage loan, Mortgage
                                      Loan No. 8, the 436 North Bedford Drive Mortgage Loan,
                                      representing 3.0% of the initial outstanding pool balance (and representing 3.3% of the initial outstanding loan group 1
                                      balance).

                                      See "Transaction Parties--The Sponsors, Mortgage Loan Sellers
                                      and Originators" in this prospectus supplement.

                                      S-13

ORIGINATORS........................   Each mortgage loan seller or its affiliate originated or
                                      acquired the mortgage loans as to which it is acting as
                                      mortgage loan seller. See "Transaction Parties--The Sponsors,
                                      Mortgage Loan Sellers and Originators" in this prospectus
                                      supplement.

UNDERWRITERS.......................   Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc.
                                      Morgan Stanley & Co. Incorporated is an affiliate of Morgan
                                      Stanley Mortgage Capital Inc., one of the sponsors, and of the depositor. Bear, Stearns & Co. Inc. is an affiliate of Bear
                                      Stearns Commercial Mortgage, Inc., one of the sponsors.

CUT-OFF DATE.......................   January 1, 2007. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), scheduled payments due in January 2007 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on January
                                      1, 2007, not the actual day on which such scheduled payments were due.

CLOSING DATE.......................   On or about January , 2007.

DISTRIBUTION DATE..................   The 12th day of each month, or, if such 12th day is not a
                                      business day, the next succeeding business day, commencing in
                                      February 2007.

RECORD DATE........................   With respect to each distribution date, the close of business on the last business day of the preceding calendar month.

                                      -----------------------------------------------------------
EXPECTED FINAL DISTRIBUTION DATES..       Class A-1                    December 12, 2011
                                      -----------------------------------------------------------
                                          Class A-1A                   December 12, 2016
                                      -----------------------------------------------------------
                                          Class A-2                    November 12, 2013
                                      -----------------------------------------------------------
                                          Class A-AB                     June 12, 2016
                                      -----------------------------------------------------------
                                          Class A-3                    December 12, 2016
                                      -----------------------------------------------------------
                                          Class A-M                    January 12, 2017
                                      -----------------------------------------------------------
                                          Class A-J                    January 12, 2017
                                      -----------------------------------------------------------

                                      The Expected Final Distribution Date for each class of
                                      certificates is the date on which that class is expected to be paid in full, assuming no delinquencies, losses,
                                      modifications, extensions of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the certificates and according to the "Structuring
                                      Assumptions." Any mortgage loans with anticipated repayment dates are assumed to repay in full on those dates. The actual final distribution date for any class may be earlier or later
                                      (and could be substantially later) than the expected final distribution date.

RATED FINAL DISTRIBUTION DATE......   As to each class of certificates, the distribution date in
                                      November 2049, which is the first distribution date that
                                      follows, by at least 36 months, the maturity date for the
                                      mortgage loan having an anticipated repayment date that, as of the cut-off date, has the latest final maturity date.

                                      S-14

                                      OFFERED CERTIFICATES

GENERAL............................   We are offering the following seven (7) classes of our Series
                                      2007-TOP25 Commercial Mortgage Pass-Through Certificates:

                                      o   Class A-1

                                      o   Class A-1A

                                      o   Class A-2

                                      o   Class A-AB

                                      o   Class A-3

                                      o   Class A-M

                                      o   Class A-J

                                      The entire series will consist of a total of twenty-five (25)
                                      classes, the following eighteen (18) of which are not being offered by this prospectus supplement and the accompanying prospectus: Class X, Class B, Class C, Class D, Class E, Class
                                      F, Class G, Class H, Class J, Class K, Class L, Class M, Class
                                      N, Class O, Class P, Class R-I, Class R-II and Class R-III.

CERTIFICATE BALANCE................   Your certificates will have the approximate aggregate initial certificate balance presented on the cover page of this
                                      prospectus supplement, and this balance may vary by up to 5%
                                      on the closing date. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within this maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will
                                      result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final
                                      prospectus supplement unless such changes are material.

                                      The certificate balance at any time is the maximum amount of principal distributable to a class and is subject to
                                      adjustment on each distribution date to reflect any reductions resulting from distributions of principal to that class or any allocations of losses to the certificate balance of that
                                      class.

                                      The Class X Certificates, which are private certificates, will not have a certificate balance; this class of certificates will instead represent the right to receive distributions of interest accrued as described in this prospectus supplement on a notional amount. The notional amount of the Class X
                                      Certificates will be equal to the aggregate of the certificate balances of the classes of certificates (other than the Class
                                      X, Class R-I, Class R-II and Class R-III Certificates)
                                      outstanding from time to time. Any information provided in this prospectus supplement regarding the characteristics of the Class X Certificates, which are not offered pursuant to this prospectus supplement, is provided only to enhance your understanding of the offered certificates.

                                      Accordingly, the notional amount of the Class X Certificates will be reduced on each distribution date by any distributions of principal actually made on, and any losses actually
                                      allocated to the certificate

                                      S-15

                                      balance of, any class of certificates (other than the Class X,
                                      Class R-I, Class R-II and Class R-III Certificates)
                                      outstanding from time to time.

PASS-THROUGH RATES.................   Your certificates will accrue interest at an annual rate
                                      called a pass-through rate. The approximate initial
                                      pass-through rates for each class of offered certificates are set forth on the cover page of this prospectus supplement.

                                      Interest on your certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months, also referred to in this prospectus supplement as a 30/360 basis.

                                      The offered certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net
                                      mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which
                                      percentage may be zero.

                                      The weighted average net mortgage rate for a particular
                                      distribution date is a weighted average of the interest rates on the mortgage loans minus a weighted average annual
                                      administrative cost rate, which includes the master servicing fee rate, any excess servicing fee rate, the primary servicing fee rate, and the trustee fee rate. The relevant weighting is based upon the respective principal balances of the mortgage loans as in effect immediately prior to the relevant
                                      distribution date. For purposes of calculating the weighted average net mortgage rate, the mortgage loan interest rates will not include any default interest rate. The mortgage loan interest rates will also be determined without regard to any loan term modifications agreed to by the special servicer or resulting from any borrower's bankruptcy or insolvency. In addition, for purposes of calculating the weighted average net mortgage rate, if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month will, in
                                      general, be deemed to be the rate per annum that, when
                                      calculated on a 30/360 basis, will produce the amount of
                                      interest that actually accrues on that mortgage loan in that month.

                                      The pass-through rate applicable to the Class X Certificates for the initial distribution date will equal approximately %
                                      per annum. The pass-through rate applicable to the Class X
                                      Certificates for each distribution date will equal the
                                      weighted average of the respective Class X Strip Rates at
                                      which interest accrues from time to time on the respective components of the total notional amount of the Class X
                                      Certificates outstanding immediately prior to the related
                                      distribution date (weighted on the basis of the respective balances of those components outstanding immediately prior to that distribution date). Each of those components will equal the certificate balance of one of the classes of Certificates with a principal balance.

                                      The applicable Class X Strip Rate with respect to each such component for each such distribution date will equal the
                                      excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the pass-through rate for such distribution date for the related class of Certificates with a principal balance. Under no circumstances will any
                                      Class X Strip Rate be less than zero.

                                      S-16

                                      The Class B, Class C, Class D, Class E, Class F, Class G and
                                      Class H Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net
                                      mortgage rate less a specified percentage, which percentage may be zero. The pass-through rate applicable to the Class J,
                                      Class K, Class L, Class M, Class N, Class O and Class P
                                      Certificates will, at all times, accrue interest at a per
                                      annum rate equal to the lesser of % and the weighted average net mortgage rate.

DISTRIBUTIONS

    A. AMOUNT AND ORDER
         OF DISTRIBUTIONS..........   On each distribution date, you will be entitled to receive interest and principal distributed from funds available for distribution from the mortgage loans. These distributions may be based on amounts relating to mortgage loans in loan group
                                      1, mortgage loans in loan group 2 or a combination of these loan groups, as described further in this prospectus
                                      supplement. Funds available for distribution to the
                                      certificates will be net of excess interest, excess
                                      liquidation proceeds and specified trust expenses, including all servicing fees, trustee fees and related compensation.
                                      Distributions to you will be in an amount equal to your
                                      certificate's interest and principal entitlement, subject to:

                                      (i)   payment of the respective interest entitlement for any
                                            class of certificates bearing an earlier alphabetical
                                            designation (except in respect of the distribution of
                                            interest among the Class A-1, Class A-1A, Class A-2,
                                            Class A-AB, Class A-3 and Class X Certificates, which
                                            will have the same senior priority and be distributed
                                            pro rata and except that distributions to the Class A-M
                                            Certificates will be paid after distributions to the
                                            foregoing classes and except that the Class A-J
                                            Certificates will be paid after distributions to the
                                            Class A-M Certificates), and

                                      (ii)  if applicable, payment of the respective principal
                                            entitlement for the distribution date to the outstanding
                                            classes of certificates having an earlier alphabetical
                                            designation (and, in the case of the Class A-1, Class
                                            A-1A, Class A-2, Class A-AB and Class A-3 Certificates,
                                            generally in that order and with respect to principal
                                            from the mortgage loans in loan group 1 or loan group 2,
                                            as applicable, as more fully described in this
                                            prospectus supplement) until the principal balance of
                                            each such class has been reduced to zero; provided,
                                            however, that the Class A-AB Certificates have certain
                                            priority with respect to reducing the principal balance
                                            of those certificates to their planned principal
                                            balance, as described in this prospectus supplement; and
                                            provided that the Class A-M Certificates receive
                                            distributions of principal only after distributions of
                                            principal are made to the Class A-1, Class A-1A, Class
                                            A-2, Class A-AB and Class A-3 Certificates and that the
                                            Class A-J Certificates receive distributions of
                                            principal only after distributions are made to the Class
                                            A-M Certificates.

                                      Each certificateholder will receive its share of distributions on its class of certificates on a pro rata basis with all
                                      other holders of certificates of the same class. See
                                      "Description of the Offered Certificates--Distributions" in
                                      this prospectus supplement.

                                      S-17

                                      Generally, the Class A-1, Class A-2, Class A-AB and Class A-3
                                      Certificates will have priority with respect to payments
                                      received in respect of mortgage loans included in loan group
                                      1. Generally, the Class A-1A Certificates will have priority with respect to payments received in respect of mortgage loans included in loan group 2.

    B. INTEREST AND
         PRINCIPAL ENTITLEMENTS....   A description of the interest entitlement payable to each
                                      class can be found in "Description of the Offered
                                      Certificates--Distributions" in this prospectus supplement. As described in that section, there are circumstances relating to the timing of prepayments in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's
                                      principal balance. In addition, the right of the master
                                      servicer, the special servicer and the trustee to
                                      reimbursement for payment of nonrecoverable advances, payment of compensation and reimbursement of certain costs and
                                      expenses will be prior to your right to receive distributions of principal or interest.

                                      The Class R-I, Class R-II, Class R-III and Class X
                                      Certificates will not be entitled to principal distributions.
                                      The amount of principal required to be distributed on the
                                      classes entitled to principal on a particular distribution date will, in general, be equal to the sum of:

                                      o   the principal portion of all scheduled payments, other
                                          than balloon payments, to the extent received or advanced
                                          by the master servicer or other party (in accordance with
                                          the pooling and servicing agreement) during the related
                                          collection period;

                                      o   all principal prepayments and the principal portion of
                                          balloon payments received during the related collection
                                          period;

                                      o   the principal portion of other collections on the mortgage loans received during the related collection period, for
                                          example liquidation proceeds, condemnation proceeds,
                                          insurance proceeds and income on "real estate owned"; and

                                      o   the principal portion of proceeds of mortgage loan
                                          repurchases received during the related collection period;

                                      subject, however, to the adjustments described in this
                                      prospectus supplement. See the definition of "Principal
                                      Distribution Amount" in the "Glossary of Terms."

    C. PREPAYMENT
         PREMIUMS/YIELD MAINTENANCE
         CHARGES...................   The manner in which any prepayment premiums and yield
                                      maintenance charges received during a particular collection period will be allocated to the Class X Certificates, on the one hand and the classes of certificates entitled to
                                      principal, on the other hand, is described in "Description of the Offered Certificates--Distributions" in this prospectus supplement.

SUBORDINATION

    A. GENERAL.....................   The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes.
                                      Entitlement to receive principal and interest (other than
                                      excess liquidation proceeds and certain excess interest in connection with any mortgage loan

                                      S-18

                                      having an anticipated repayment date) on any distribution date is depicted in descending order. The manner in which mortgage loan losses (including interest losses other than losses with respect to certain excess interest in connection with any
                                      mortgage loan having an anticipated repayment date) are
                                      allocated is depicted in ascending order.

                                                    ----------------------------------
                                                         Class A-l, Class A-1A*,
                                                         Class A-2, Class A-AB**,
                                                                Class A-3
                                                              and Class X***
                                                    ----------------------------------
                                                                    |
                                                                    |
                                                    ----------------------------------
                                                                Class A-M
                                                    ----------------------------------
                                                                    |
                                                                    |
                                                    ----------------------------------
                                                                Class A-J
                                                    ----------------------------------
                                                                    |
                                                                    |
                                                    ----------------------------------
                                                               Classes B-P
                                                    ----------------------------------

                                      NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE AVAILABLE TO YOU
                                      AS A HOLDER OF OFFERED CERTIFICATES.

                                      *The Class A-1A Certificates generally have a priority
                                      entitlement to principal payments received in respect of
                                      mortgage loans included in loan group 2. The Class A-1, Class
                                      A-2, Class A-AB and Class A-3 Certificates generally have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 1. See "Description of the Offered Certificates--Distributions" in this prospectus supplement.

                                      **The Class A-AB Certificates have priority with respect to receiving distributions of principal from the portion of those amounts attributable to loan group 1 and, after the principal balance of the Class A-1A Certificates has been reduced to zero, the portion of those amounts attributable to loan group
                                      2, in either case, to reduce the Certificate Balance of the
                                      Class A-AB Certificates to the Planned Principal Balance, as
                                      described in this prospectus supplement.

                                      ***Interest only certificates. No principal payments or
                                      realized loan losses in respect of principal will be allocated to the Class X Certificates. However, any mortgage loan losses will reduce the notional amount of the Class X Certificates.

    B. SHORTFALLS IN
         AVAILABLE FUNDS...........   The following types of shortfalls in available funds will
                                      reduce amounts available for distribution and will be
                                      allocated in the same manner as mortgage loan losses. Among the causes of these shortfalls are the following:

                                      o   shortfalls resulting from compensation which the special
                                          servicer is entitled to receive;

                                      S-19

                                      o   shortfalls resulting from interest on advances made by the master servicer or the trustee, to the extent not covered
                                          by default interest and late payment charges paid by the
                                          borrower; and

                                      o   shortfalls resulting from a reduction of a mortgage loan's interest rate by a bankruptcy court or other modification
                                          or from other unanticipated, extraordinary or
                                          default-related expenses of the trust.

                                      Shortfalls in mortgage loan interest as a result of the timing of voluntary and involuntary prepayments (net of certain
                                      amounts required to be used by the master servicer to offset those shortfalls) will be allocated to each class of
                                      certificates in accordance with their respective interest
                                      entitlements as described in this prospectus supplement.

                      INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

    A. GENERAL.....................   All numerical information in this prospectus supplement
                                      concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based upon their outstanding principal balances as of the cut-off date. With respect to mortgage loans not having due dates on the first day of each month, scheduled payments due in January 2007 have been deemed received on January 1, 2007.

                                      When information presented in this prospectus supplement with respect to mortgaged properties is expressed as a percentage of the initial pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or, with respect to an individual property securing a multi-property mortgage loan, the portions of those loan
                                      balances allocated to such properties. The allocated loan
                                      amount for each mortgaged property securing a multi-property mortgage loan is set forth on Appendix II to this prospectus supplement

    B. PRINCIPAL BALANCES..........   The trust's primary assets will be two hundred four (204)
                                      mortgage loans (which include 172 mortgage loans in loan group
                                      1 and 32 mortgage loans in loan group 2) with an aggregate principal balance as of the cut-off date of approximately
                                      $1,554,514,355 (which includes $1,409,118,671 in loan group 1 and $145,395,685 in loan group 2). It is possible that the aggregate mortgage loan balance, the initial outstanding loan group 1 balance and the initial outstanding loan group 2
                                      balance, will vary by up to 5% on the closing date. As of the cut-off date, the principal balance of the mortgage loans in the mortgage pool ranged from approximately $897,173 to
                                      approximately $95,200,000 (and the balances of the mortgage loans ranged from $897,173 to $95,200,00 in loan group 1 and from $1,258,886 to $21,000,000 in loan group 2) and the
                                      mortgage loans had an approximate average balance of
                                      $7,620,168 (and an approximate average balance of $8,192,550 in loan group 1 and $4,543,615 in loan group 2).

    C. FEE SIMPLE/LEASEHOLD........   Two hundred one (201) mortgaged properties, securing mortgage loans representing 82.0% of the initial outstanding pool
                                      balance (which include one hundred sixty-eight (168) mortgaged properties in loan group 1, securing mortgage loans
                                      representing 80.2% of the initial

                                      S-20

                                      outstanding loan group 1 balance, and thirty-three (33)
                                      mortgaged properties in loan group 2, securing mortgage loans representing 100.0% of the initial outstanding loan group 2 balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in those mortgaged properties.

                                      Seven (7) mortgaged properties, securing mortgage loans
                                      representing 9.8% of the initial outstanding pool balance (and representing 10.8% of the initial outstanding loan group 1 balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in the mortgaged properties.

                                      Five (5) mortgaged properties, securing mortgage loans
                                      representing 8.1% of the initial outstanding pool balance (and representing 9.0% of the initial outstanding loan group 1
                                      balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of those mortgaged properties and a leasehold interest in the remaining portion of those mortgaged properties.

    D. PROPERTY TYPES..............   The following table shows how the mortgage loans are secured by collateral which is distributed among different types of properties.

                                      -------------------------------------------------------------
                                                                  Percentage of        Number of
                                                               Initial Outstanding     Mortgaged
                                      Property Type               Pool Balance         Properties
                                      -------------------------------------------------------------

                                      Retail                          41.5%                95
                                      -------------------------------------------------------------
                                      Office                          14.6%                15
                                      -------------------------------------------------------------
                                      Hospitality                     13.9%                16
                                      -------------------------------------------------------------
                                      Multifamily                     13.6%                37
                                      -------------------------------------------------------------
                                      Industrial                       4.5%                20
                                      -------------------------------------------------------------
                                      Other                            3.4%                 4
                                      -------------------------------------------------------------
                                      Self Storage                     3.3%                15
                                      -------------------------------------------------------------
                                      Manufactured Housing
                                      Community                        2.8%                 7
                                      -------------------------------------------------------------
                                      Mixed Use                        2.5%                 4
                                      -------------------------------------------------------------

                                      For information regarding the types of properties securing the mortgage loans included in loan group 1 or loan group 2, see
                                      Appendix I to this prospectus supplement.

    E. PROPERTY LOCATION...........   The number of mortgaged properties, and the approximate
                                      percentage of the aggregate principal balance of the mortgage loans secured by mortgaged properties located in the six (6)
                                      geographic areas with the highest concentrations of mortgaged properties, are as described in the table below:

                                      S-21

                                      -------------------------------------------------------------
                                                                  Percentage of        Number of
                                                               Initial Outstanding     Mortgaged
                                      Geographic Areas            Pool Balance         Properties
                                      -------------------------------------------------------------

                                      California                      21.4%                41
                                      -------------------------------------------------------------
                                           Southern                   15.4%                28
                                      -------------------------------------------------------------
                                           Northern                    6.0%                13
                                      -------------------------------------------------------------
                                      New York                         9.4%                15
                                      -------------------------------------------------------------
                                      Texas                            6.5%                25
                                      -------------------------------------------------------------
                                      South Carolina                   6.4%                2
                                      -------------------------------------------------------------
                                      Florida                          6.0%                9
                                      -------------------------------------------------------------
                                      New Jersey                       5.3%                5
                                      --------------------------------------------------- ---------

                                      The remaining mortgaged properties are located throughout
                                      thirty (30) other states and the District of Columbia. None of these property locations has a concentration of mortgaged
                                      properties that represents security for more than 4.8% of the initial outstanding pool balance, as of the cut-off date.
                                      Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

                                      For information regarding the location of properties securing the mortgage loans included in loan group 1 or loan group 2, see Appendix I to this prospectus supplement.

    F. OTHER MORTGAGE
         LOAN FEATURES.............   As of the cut-off date, the mortgage loans had the following characteristics:

                                      o   The most recent scheduled payment of principal and
                                          interest on any mortgage loan was not thirty days or more
                                          past due, and no mortgage loan had been thirty days or
                                          more past due in the past year;

                                      o   Twenty (20) groups of mortgage loans were made to the same borrower or to borrowers that are affiliated with one
                                          another through partial or complete direct or indirect
                                          common ownership (which include fourteen (14) groups of
                                          mortgage loans in loan group 1, representing 19.3% of the
                                          initial loan group 1 balance, four (4) groups of mortgage
                                          loans in loan group 2, representing 20.9% of the initial
                                          loan group 2 balance and two (2) groups of mortgage loans
                                          that include mortgage loans in loan group 1 and loan group
                                          2, representing 5.7% of the initial outstanding pool
                                          balance). Of these twenty (20) groups, the three (3)
                                          largest groups represent 4.2%, 3.7% and 2.6%,
                                          respectively, of the initial outstanding pool balance. See
                                          Appendix II attached to this prospectus supplement. The
                                          related borrower concentrations of the three (3) largest
                                          groups in loan group 1 represent 4.7%, 2.9% and 1.9%,
                                          respectively, of the initial outstanding loan group 1
                                          balance; the three (3) largest groups in loan group 2
                                          represent 8.7%, 5.8% and 4.2%, respectively, of the
                                          initial outstanding loan group 2 balance; and the two (2)
                                          groups that contain mortgage loans in loan

                                      S-22

                                          group 1 and loan group 2, representing 3.7% and 2.0%,
                                          respectively, of the initial outstanding pool balance;

                                      o   Forty-nine (49) mortgaged properties, securing mortgage
                                          loans representing 13.7% of the initial outstanding pool
                                          balance (and representing 15.1% of the initial outstanding loan group 1 balance) are each 100.0% leased to a single
                                          tenant;

                                      o   All of the mortgage loans bear interest at fixed rates;

                                      o   Fixed periodic payments on the mortgage loans are
                                          generally determined assuming interest is calculated on a
                                          30/360 basis, but interest actually accrues and is applied on certain mortgage loans on an actual/360 basis.
                                          Accordingly, there will be less amortization of the
                                          principal balance during the term of these mortgage loans, resulting in a higher final payment on these mortgage
                                          loans; and

                                      o   No mortgage loan permits negative amortization or the
                                          deferral of accrued interest (except excess interest that
                                          would accrue in the case of any mortgage loan having an
                                          anticipated repayment date after the applicable
                                          anticipated repayment date for the related mortgage loan).

    G. BALLOON LOANS/ARD LOANS.....   As of the cut-off date, the mortgage loans had the following additional characteristics:

                                      o   Two hundred one (201) mortgage loans, representing 99.3%
                                          of the initial outstanding pool balance, are "balloon
                                          loans" (which include one hundred sixty-nine (169)
                                          mortgage loans in loan group 1, representing 99.3% of the
                                          initial outstanding loan group 1 balance, and thirty-two
                                          (32) mortgage loans in loan group 2, representing 100.0%
                                          of the initial outstanding loan group 2 balance). For
                                          purposes of this prospectus supplement, we consider a
                                          mortgage loan to be a "balloon loan" if its principal
                                          balance is not scheduled to be fully or substantially
                                          amortized by the loan's stated maturity date or
                                          anticipated repayment date, as applicable. Fifteen (15) of these mortgage loans, representing 9.4% of the initial
                                          outstanding pool balance, are mortgage loans that have an
                                          anticipated repayment date that provide for an increase in the mortgage rate and/or principal amortization at a
                                          specified date prior to stated maturity (and representing
                                          10.3% of the initial outstanding loan group 1 balance).
                                          These mortgage loans are structured to encourage the
                                          borrower to repay the mortgage loan in full by the
                                          specified date (which is prior to the mortgage loan's
                                          stated maturity date) upon which these increases occur.

                                      o   The remaining three (3) mortgage loans, representing 0.7%
                                          of the initial outstanding pool balance (and representing
                                          0.7% of the initial outstanding loan group 1 balance), are fully amortizing and are expected to have less than 5% of
                                          the original principal balance outstanding as of their
                                          related stated maturity dates.

    H. INTEREST ONLY LOANS.........   As of the cut-off date, the mortgage loans had the following additional characteristics:

                                      o   Forty-one (41) mortgage loans, representing 47.0% of the
                                          initial outstanding pool balance (which include
                                          thirty-seven (37) mortgage loans in loan group 1,
                                          representing 50.1% of the initial

                                      S-23

                                          outstanding loan group 1 balance, and four (4) mortgage
                                          loans in loan group 2, representing 16.7% of the initial
                                          outstanding loan group 2 balance), currently provide for
                                          monthly payments of interest only for their entire
                                          respective terms; and

                                      o   Thirty-nine (39) mortgage loans, representing 22.2% of the initial outstanding pool balance (which include
                                          thirty-three (33) mortgage loans in loan group 1,
                                          representing 21.5% of the initial outstanding loan group 1 balance, and six (6) mortgage loans in loan group 2,
                                          representing 29.2% of the initial outstanding loan group 2 balance), currently provide for monthly payments of
                                          interest only for a portion of their respective terms and
                                          then provide for the monthly payment of principal and
                                          interest over their respective remaining terms.

    I. PREPAYMENT/DEFEASANCE
         PROVISIONS................   As of the cut-off date, all of the mortgage loans restricted voluntary principal prepayments as follows:

                                      o   One hundred thirty-one (131) mortgage loans, representing
                                          58.6% of the initial outstanding pool balance (which
                                          include one hundred fourteen (114) mortgage loans in loan
                                          group 1, representing 57.5% of the initial outstanding
                                          loan group 1 balance, and seventeen (17) mortgage loans in loan group 2, representing 69.4% of the initial
                                          outstanding loan group 2 balance), prohibit voluntary
                                          principal prepayments for a period ending on a date
                                          determined by the related mortgage note (which may be the
                                          maturity date), which period is referred to in this
                                          prospectus supplement as a lock-out period, but permit the related borrower, after an initial period of at least two
                                          years following the date of issuance of the certificates,
                                          to defease the mortgage loan by pledging "government
                                          securities" as defined in the Investment Company Act of
                                          1940 that provide for payment on or prior to each due date through and including the maturity date (or such earlier
                                          due date on which the mortgage loan first becomes freely
                                          prepayable) of amounts at least equal to the amounts that
                                          would have been payable on those dates under the terms of
                                          the mortgage loans and obtaining the release of the
                                          mortgaged property from the lien of the mortgage;

                                      o   Thirty-eight (38) mortgage loans, representing 14.1% of
                                          the initial outstanding pool balance (which include thirty
                                          (30) mortgage loans in loan group 1, representing 14.1% of the initial outstanding loan group 1 balance, and eight
                                          (8) mortgage loans in loan group 2, representing 14.3% of
                                          the initial outstanding loan group 2 balance), prohibit
                                          voluntary principal prepayments during a lock-out period,
                                          and following the lock-out period provide for a prepayment premium or yield maintenance charge calculated on the
                                          basis of the greater of a yield maintenance formula and
                                          1.0% of the amount prepaid;

                                      o   Thirty (30) mortgage loans, representing 11.8% of the
                                          initial outstanding pool balance (which include
                                          twenty-four (24) mortgage loans in loan group 1,
                                          representing 12.0% of the initial outstanding loan group 1 balance, and six (6) mortgage loans in loan group 2,
                                          representing 10.1% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during
                                          a lock-out period, and following the lock-out period
                                          provide for a

                                      S-24

                                          prepayment premium or yield maintenance charge calculated
                                          on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid, and also permit the
                                          related borrower, after an initial period of at least two
                                          years following the date of the issuance of the
                                          certificates, to defease the mortgage loan by pledging
                                          "government securities" as defined above;

                                      o   One (1) mortgage loan, representing 6.1% of the initial
                                          outstanding pool balance (and representing 6.8% of the
                                          initial outstanding loan group 1 balance), has no lock-out period and permits voluntary principal prepayments if
                                          accompanied by a yield maintenance charge calculated on
                                          the basis of a yield maintenance formula and also permits
                                          the related borrower, after an initial period of at least
                                          two years following the date of the issuance of the
                                          certificates, to defease the mortgage loan by pledging
                                          "government securities" as defined above;

                                      o   One (1) mortgage loan, representing 4.6% of the initial
                                          outstanding pool balance (and representing 5.1% of the
                                          initial outstanding loan group 1 balance), prohibits
                                          voluntary principal prepayments during a lock-out period,
                                          and following the lock-out period provides for a
                                          prepayment premium or yield maintenance charge calculated
                                          on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid, and then provides for a
                                          prepayment premium or yield maintenance charge calculated
                                          on the basis of a yield maintenance formula;

                                      o   One (1) mortgage loan, representing 3.5% of the initial
                                          outstanding pool balance (and representing 3.9% of the
                                          initial outstanding loan group 1 balance), has no lock-out period and permits voluntary principal prepayments if
                                          accompanied by a prepayment premium or yield maintenance
                                          charge calculated on the basis of (i) the greater of a
                                          yield maintenance formula and 3.0% of the amount prepaid
                                          with respect to any prepayment made prior to October 1,
                                          2009, and (ii) the greater of a yield maintenance formula
                                          and 1.0% of the amount prepaid with respect to any
                                          prepayment made on or after October 1, 2009; and

                                      o   Two (2) mortgage loans, representing 1.2% of the initial
                                          outstanding pool balance (which include one (1) mortgage
                                          loan in loan group 1, representing 0.7% of the initial
                                          outstanding loan group 1 balance, and one (1) mortgage
                                          loan in loan group 2, representing 6.2% of the initial
                                          outstanding loan group 2 balance), have no lock-out period and permit voluntary principal prepayments if accompanied
                                          by a prepayment premium or yield maintenance charge
                                          calculated on the basis of the greater of a yield
                                          maintenance formula and 1.0% of the amount prepaid.

                                      Notwithstanding the above, the mortgage loans generally (i)
                                      permit prepayment in connection with casualty or condemnation and certain other matters without payment of a prepayment
                                      premium or yield maintenance charge and (ii) provide for a specified period commencing prior to and including the
                                      maturity date or the anticipated repayment date during which the related borrower may prepay the mortgage loan without
                                      payment of a prepayment premium or yield maintenance charge.
                                      See the footnotes to Appendix II attached to this prospectus

                                      S-25

                                      supplement for more details about the various yield
                                      maintenance formulas.

                                      With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include
                                      provisions described below:

                                      o   One (1) mortgage loan, representing 4.6% of the initial
                                          outstanding pool balance (and representing 5.0% of the
                                          initial outstanding loan group 1 balance), permits the
                                          release of one (1) or more parcels at any time upon
                                          prepayment of an amount equal to 110% of the allocated
                                          loan amount of the parcel being released, plus a
                                          prepayment premium, if, in each case, the debt service
                                          coverage ratio is at least 1.26x with respect to the
                                          remaining portion of the mortgaged property;

                                      o   One (1) mortgage loan, representing 1.3% of the initial
                                          outstanding pool balance (and representing 1.4% of the
                                          initial outstanding loan group 1 balance), is secured by
                                          multiple mortgaged properties and permits the release of
                                          one of the mortgaged properties from the lien of the
                                          related mortgage loan after the applicable lock-out period if certain conditions are satisfied, including (i) the
                                          partial defeasance of the mortgage loan in an amount equal to 115% of the allocated loan amount of the parcel being
                                          released, (ii) the aggregate debt service coverage ratio
                                          with respect to the remaining mortgaged properties
                                          following the release being equal to or greater than the
                                          greater of (a) 1.70x (assuming a debt service constant of
                                          6.26%) or (b) the aggregate debt service coverage ratio
                                          existing prior to the defeasance, as determined by the
                                          lender, and (iii) the outstanding balance of the
                                          undefeased note will not exceed 65% of the fair market
                                          value of the remaining mortgaged properties, as determined by the lender;

                                      o   One (1) mortgage loan, representing 0.6% of the initial
                                          outstanding pool balance (and representing 0.7% of the
                                          initial outstanding loan group 1 balance), permits two
                                          releases of any one or more buildings of the mortgaged
                                          property (provided that certain buildings must be released together) at any time upon prepayment of an amount equal
                                          to 110% of the allocated loan amount of the portion of the mortgaged property being released plus a prepayment
                                          premium, if the loan-to-value ratio of the remaining
                                          portion of the mortgaged property following the release is not greater than 60% and the debt service coverage ratio
                                          with respect to the remaining portion of the mortgaged
                                          property following the release is not less than 1.30x;

                                      o   Two (2) mortgage loans, representing 0.4% of the initial
                                          outstanding pool balance (and representing 0.4% of the
                                          initial outstanding loan group 1 balance), are secured by
                                          multiple mortgaged properties and permit the release of
                                          either of the mortgaged properties after the applicable
                                          lock-out period in conjunction with (i) a partial
                                          defeasance, or (ii) a prepayment, if accompanied by a
                                          prepayment premium of an amount equal to 125% of the
                                          allocated loan amount of the property being released, and, in each case, with respect to the remaining mortgaged
                                          properties, (a) the debt service coverage ratio is at
                                          least 1.27x or 1.53x, as the case may be, (b) the
                                          loan-to-value ratio is not greater

                                      S-26

                                          than 62.4% or 63%, as the case may be, and (c)
                                          confirmation of "no downgrade" from applicable the
                                          ratings agencies is received; and

                                      o   One (1) mortgage loan, representing 0.1% of the initial
                                          outstanding pool balance (and representing 1.5% of the
                                          initial outstanding loan group 2 balance), is secured by
                                          multiple mortgaged properties and permits the release of
                                          either of the mortgaged properties at any time upon a
                                          prepayment of an amount equal to 120% of the allocated
                                          loan amount of the property being released, plus a
                                          prepayment premium, if, in each case, the loan-to-value
                                          ratio is not greater than 70% with respect to the
                                          remaining mortgaged property.

                                      See Appendix II attached to this prospectus supplement for specific yield maintenance provisions with respect to the
                                      prepayment and defeasance provisions set forth above.

                                      Notwithstanding the above, the mortgage loans generally
                                      provide that the related borrower may prepay the mortgage loan without prepayment premium or defeasance requirements
                                      commencing one (1) to thirteen (13) payment dates prior to and including the maturity date or the anticipated repayment date.

                                      In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other
                                      portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. In addition, certain of the mortgage loans may permit the related borrower to
                                      substitute collateral under certain circumstances.

                                      See the footnotes to Appendix II attached to this prospectus supplement for more details concerning certain of the
                                      foregoing provisions including the method of calculation of any prepayment premium or yield maintenance charge, which will vary for any mortgage loan.

    J. MORTGAGE LOAN RANGES
         AND WEIGHTED AVERAGES.....   As of the cut-off date, the mortgage loans had the following additional characteristics:

         I.    MORTGAGE INTEREST
               RATES                  Mortgage interest rates ranging from 5.190% per annum to
                                      7.470% per annum (and ranging from 5.200% per annum to 7.470%
                                      per annum for loan group 1 and from 5.190% per annum to 6.700%
                                      per annum for loan group 2), and a weighted average mortgage interest rate of 5.821% per annum (and 5.827% per annum for loan group 1 and 5.763% per annum for loan group 2);

         II.   ORIGINAL TERMS         Original terms to scheduled maturity ranging from sixty (60)
                                      months to two hundred forty (240) months (and ranging from sixty (60) months to two hundred forty (240) months for loan group 1 and from eighty-four (84) months to one hundred eighty
                                      (180) months for loan group 2), and a weighted average
                                      original term to scheduled maturity of one hundred nineteen
                                      (119) months (and weighted average remaining term to scheduled maturity of one hundred eighteen (118) months for loan group 1 and one hundred twenty-one (121) months for loan group 2);

                                      S-27

         III.  REMAINING TERMS        Remaining terms to scheduled maturity ranging from fifty-six
                                      (56) months to two hundred thirty-nine (239) months (and
                                      ranging from fifty-six (56) months to two hundred thirty-nine
                                      (239) months for loan group 1 and from eighty-two (82) months to one hundred seventy-nine (179) months for loan group 2), and a weighted average remaining term to scheduled maturity of one hundred seventeen (117) months (and weighted average
                                      remaining term to scheduled maturity of one hundred seventeen
                                      (117) months for loan group 1 and one hundred nineteen (119)
                                      months for loan group 2);

         IV.   REMAINING
               AMORTIZATION TERMS     Remaining amortization terms (excluding loans which provide for interest only payments for the entire loan term) ranging from one hundred seventy-six (176) months to three hundred sixty (360) months (and ranging from one hundred seventy-six
                                      (176) months to three hundred sixty (360) months for loan
                                      group 1 and from two hundred thirty-six (236) months to three hundred sixty (360) months for loan group 2), and a weighted average remaining amortization term of three hundred forty-one
                                      (341) months (and three hundred thirty-nine (339) months for loan group 1 and three hundred fifty-five (355) months for loan group 2);

         V.    LOAN-TO-VALUE RATIOS   Loan-to-value ratios, calculated as described in this
                                      prospectus supplement, range from 10.0% to 80.0% (and range from 11.3% to 80.0% for loan group 1 and from 10.0% to 79.3%
                                      for loan group 2), and a weighted average loan-to-value ratio, calculated as described in this prospectus supplement, of
                                      62.4% (and 63.0% for loan group 1 and 57.1% for loan group 2);

                                      For each of the mortgage loans, the loan-to-value ratio was calculated according to the methodology set forth in this
                                      prospectus supplement based on the estimate of value from a third-party appraisal, which was generally conducted in July
                                      2005 or after January 2006;

                                      For detailed methodologies, see "Description of the Mortgage
                                      Pool--Assessments of Property Value and Condition--Appraisals"
                                      in this prospectus supplement;

         VI.   DEBT SERVICE
               COVERAGE RATIOS        Debt service coverage ratios, determined according to the
                                      methodology presented in this prospectus supplement, ranging from 1.07x to 7.88x (and ranging from 1.07x to 7.88x for loan group 1 and from 1.13x to 7.59x for loan group 2), and a
                                      weighted average debt service coverage ratio, calculated as described in this prospectus supplement, of 1.79x (and 1.74x for loan group 1 and 2.26x for loan group 2). These
                                      calculations are based on underwritable cash flow and actual debt service of the related mortgage loans as described in this prospectus supplement; and

                                      With respect to three (3) mortgage loans (Mortgage Loan Nos.
                                      19, 23, 38), representing 2.5% of the initial outstanding pool balance, the mortgage loans are secured by residential
                                      cooperative properties that have debt service coverage ratios of 7.24x, 7.59x and 7.88x, respectively. Excluding these
                                      mortgage loans, the pool of mortgage loans has a weighted
                                      average debt service coverage ratio of 1.64x.

                                      S-28

         VII.  DEBT SERVICE COVERAGE
               RATIOS POST IO PERIOD  Debt Service Coverage Ratio Post IO Period, determined according to the methodology presented in this prospectus
                                      supplement, ranging from 1.07x to 7.88x (and ranging from
                                      1.07x to 7.88x for loan group 1 and from 1.13x to 7.59x for loan group 2), and a weighted average Debt Service Coverage
                                      Ratio Post IO Period, calculated as described in this
                                      prospectus supplement, of 1.72x (and 1.68x for loan group 1 and 2.18x for loan group 2). Excluding Mortgage Loan Nos. 19,
                                      23 and 38, which are secured by residential cooperative
                                      properties, and have Debt Service Coverage Ratios Post IO
                                      Period of 7.24x, 7.59x and 7.88x, respectively, the pool of mortgage loans has a weighted average Debt Service Coverage
                                      Ratio Post IO Period of 1.57x.

                                      "Debt Service Coverage Ratio Post IO Period" or "DSCR Post IO
                                      Period" means, with respect to the related mortgage loan that has an interest-only period that has not expired as of the cut-off date but will expire prior to maturity, a debt service coverage ratio calculated in the same manner as debt service coverage ratios except that the amount of the monthly debt service payment considered in the calculation is the amount of the monthly debt service payment that is due in the first
                                      month following the expiration of the applicable interest-only period. See "Description of the Mortgage Pool--Additional
                                      Mortgage Loan Information" in this prospectus supplement.

    K. NON-SERVICED MORTGAGE
         LOANS.....................   The 225 South Sixth Street Pari Passu Loan, which, as of the cut-off date, had an unpaid principal balance of $10,000,000 and represents 0.6% of the initial outstanding pool balance
                                      (and representing 0.7% of the initial outstanding loan group 1 balance), is secured by the related mortgaged property on a pari passu basis with, and pursuant to the same mortgage as, another note that is not included in the trust (the "225 South
                                      Sixth Companion Loan") and which had an outstanding principal balance as of the cut-off date of approximately $152,500,000
                                      (the 225 South Sixth Street Companion Loan and the 225 South
                                      Sixth Street Pari Passu Loan are referred to collectively in this prospectus supplement as the "225 South Sixth Street Loan
                                      Group").

                                      The 225 South Sixth Street Companion Loan has the same
                                      interest rate, maturity date and amortization terms as the 225
                                      South Sixth Street Pari Passu Loan.

                                      The 225 South Sixth Street Loan Group is currently being
                                      serviced and administered pursuant to the BSCMI 2006-TOP24
                                      Pooling and Servicing Agreement. The BSCMI 2006-TOP24 Pooling
                                      and Servicing Agreement provides for servicing arrangements that are generally consistent with the terms of other
                                      comparably rated commercial mortgage loan securitizations. See
                                      "Servicing of the Mortgage Loans--Servicing of the 225 South
                                      Sixth Street Loan Group" in this prospectus supplement.

                                      The terms of the BSCMI 2006-TOP24 Pooling and Servicing
                                      Agreement provide that:

                                      o   LaSalle Bank National Association, which is the trustee
                                          under the BSCMI 2006-TOP24 Pooling and Servicing
                                          Agreement, will, in

                                      S-29

                                          that capacity, be the mortgagee of record with respect to
                                          the mortgaged property securing the 225 South Sixth Street
                                          Pari Passu Loan;

                                      o   Wells Fargo Bank, National Association, which is the
                                          master servicer for the 225 South Sixth Street Loan Group
                                          under the BSCMI 2006-TOP24 Pooling and Servicing
                                          Agreement, will, in that capacity, be the master servicer
                                          for the 225 South Sixth Street Pari Passu Loan, subject to replacement pursuant to the terms of the BSCMI 2006-TOP24
                                          Pooling and Servicing Agreement;

                                      o   ARCap Servicing, Inc., which is the special servicer under the BSCMI 2006-TOP24 Pooling and Servicing Agreement,
                                          will, in that capacity, be the special servicer for the
                                          225 South Sixth Street Pari Passu Loan, subject to
                                          replacement pursuant to the terms of the BSCMI 2006-TOP24
                                          Pooling and Servicing Agreement.

                                      See "Servicing of the Mortgage Loans--Servicing of the 225
                                      South Sixth Street Loan Group" in this prospectus supplement.

                                      References in this prospectus supplement, however, to the
                                      trustee, master servicer and special servicer will mean the trustee, master servicer and special servicer, respectively, under the pooling and servicing agreement related to the
                                      offered certificates unless the context clearly indicates
                                      otherwise.

ADVANCES

    A. PRINCIPAL AND
         INTEREST ADVANCES.........   Subject to a recoverability determination described in this prospectus supplement, the master servicer (and the trustee, if applicable) will be required to advance delinquent monthly mortgage loan payments for the mortgage loans that are part of the trust. The master servicer and the trustee will not be required to advance any additional interest accrued as a
                                      result of the imposition of any default rate or any rate
                                      increase after an anticipated repayment date. The master
                                      servicer and the trustee also are not required to advance
                                      prepayment or yield maintenance premiums, excess interest or balloon payments. With respect to any balloon payment, the master servicer (and the trustee, if applicable) will instead be required to advance an amount equal to the scheduled
                                      payment that would have been due if the related balloon
                                      payment had not become due. If a principal and interest
                                      advance is made, the master servicer will defer rather than advance its master servicing fee, the excess servicing fee and the primary servicing fee, but will advance the trustee fee.

                                      For an REO Property, subject to a recoverability determination described in this prospectus supplement, the advance will
                                      equal the scheduled payment that would have been due if the predecessor mortgage loan had remained outstanding and
                                      continued to amortize in accordance with its amortization
                                      schedule in effect immediately before the REO Property was acquired.

    B. SERVICING ADVANCES..........   Subject to a recoverability determination described in this prospectus supplement, the master servicer, the special
                                      servicer and the trustee may also make servicing advances to pay delinquent real estate taxes, insurance premiums and
                                      similar expenses necessary to maintain and

                                      S-30

                                      protect the mortgaged property, to maintain the lien on the mortgaged property or to enforce the mortgage loan documents, and subject to a substantially similar recoverability
                                      determination set forth in the related non-serviced mortgage loan pooling and servicing agreement, if any, each of such parties under that agreement will be required to make
                                      servicing advances of such type with respect to any
                                      non-serviced mortgage loans.

    C. INTEREST ON ADVANCES........   All advances made by the master servicer, the special servicer or the trustee will accrue interest at a rate equal to the
                                      "prime rate" as reported in The Wall Street Journal.

    D. BACK-UP ADVANCES............   Pursuant to the requirements of the pooling and servicing
                                      agreement, if the master servicer fails to make a required advance, the trustee will be required to make the advance, subject to the same limitations, and with the same rights of the master servicer.

    E. RECOVERABILITY..............   None of the master servicer, the special servicer or the
                                      trustee will be required to make any advance if the master servicer, the special servicer (or another master servicer, special servicer, trustee or any fiscal agent with respect to a non-serviced pari passu companion mortgage loan) or the
                                      trustee, as the case may be, reasonably determines that the advance would not be recoverable in accordance with the
                                      servicing standard (in the case of the master servicer or
                                      special servicer) or in accordance with its business judgment
                                      (in the case of the trustee). The trustee may rely on any such determination made by the master servicer or the special
                                      servicer.

    F. ADVANCES DURING AN
         APPRAISAL REDUCTION EVENT    The occurrence of certain adverse events affecting a mortgage loan will require the special servicer to obtain a new
                                      appraisal or other valuation of the related mortgaged
                                      property. In general, if the principal amount of a mortgage loan plus all other amounts due under the mortgage loan and interest on advances made with respect to the mortgage loan exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in this prospectus supplement. If there exists an appraisal reduction for any mortgage loan, the interest portion of the amount
                                      required to be advanced on that mortgage loan will be
                                      proportionately reduced to the extent of the appraisal
                                      reduction. This will reduce the funds available to pay
                                      interest on the most subordinate class or classes of
                                      certificates then outstanding.

                                      See "Description of the Offered Certificates--Advances" in
                                      this prospectus supplement.

                                      S-31

                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS............................   The certificates offered to you will not be issued unless each of the classes of certificates being offered by this
                                      prospectus supplement receives the following ratings from
                                      Fitch, Inc., Moody's Investors Service, Inc. and Dominion Bond
                                      Rating Service, Inc.

                                      ----------------------------------------------------------
                                                                              Ratings
                                                 Class                   Fitch/Moody's/DBRS
                                      ----------------------------------------------------------

                                      Classes A-1, A-1A, A-2, A-AB          AAA/Aaa/AAA
                                      and A-3
                                      ----------------------------------------------------------
                                      Class A-M                             AAA/Aaa/AAA
                                      ----------------------------------------------------------
                                      Class A-J                             AAA/Aaa/AAA
                                      ----------------------------------------------------------

                                      A rating agency may lower or withdraw a security rating at any time. Each of the rating agencies identified above is expected to perform ratings surveillance with respect to its ratings for so long as the offered certificates remain outstanding, except that a rating agency may stop performing ratings
                                      surveillance at any time if, among other reasons, that rating agency does not have sufficient information to allow it to continue to perform ratings surveillance on the certificates.
                                      The depositor has no ability to ensure that the rating
                                      agencies perform ratings surveillance.

                                      See "Ratings" in this prospectus supplement and "Ratings" in the prospectus for a discussion of the basis upon which
                                      ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.

OPTIONAL TERMINATION...............   On any distribution date on which the aggregate principal
                                      balance of the mortgage loans is less than or equal to 1.0% of the initial outstanding pool balance, the holders of a
                                      majority of the controlling class, the special servicer, the master servicer and any holder of a majority interest in the
                                      Class R-I Certificates, in that order of priority, will have the option to purchase all of the remaining mortgage loans, and all property acquired through exercise of remedies in
                                      respect of any mortgage loan, at the price specified in this prospectus supplement. Exercise of this option would terminate the trust and retire the then outstanding certificates at par plus accrued interest.

REPURCHASE OR SUBSTITUTION.........   Each mortgage loan seller will make certain representations and warranties with respect to the mortgage loans sold by it, as described under "Description of the Mortgage
                                      Pool--Representations and Warranties" and "--Repurchases and
                                      Other Remedies." If a mortgage loan seller has been notified of a material breach of any of its representations and
                                      warranties or a material defect in the documentation of any mortgage loan as described under "Description of the Mortgage
                                      Pool--Repurchases and Other Remedies", then that mortgage loan seller will be required to either cure the breach, repurchase the affected mortgage loan from the trust fund or substitute the affected mortgage loan with another mortgage loan,
                                      provided, however, if a representation or warranty has been breached with respect to the 436 North Bedford Drive Mortgage
                                      Loan which was co-originated by Principal Commercial Funding
                                      II, LLC and Morgan Stanley Mortgage Capital Inc., each of
                                      Principal Commercial Funding II, LLC and Morgan Stanley
                                      Mortgage Capital Inc. will be obligated to take those remedial actions only with respect to its 50% interest in such mortgage loan that it sold to the trust. It is possible that under
                                      certain circumstances only one of Principal Commercial Funding

                                      S-32

                                      II, LLC and Morgan Stanley Mortgage Capital Inc. will
                                      repurchase or otherwise comply with any repurchase
                                      obligations. If the related mortgage loan seller decides to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a
                                      prepayment in full of such mortgage loan, except that the
                                      purchase will not be accompanied by any prepayment premium or yield maintenance charge. In addition, certain mortgage loans may be purchased from the trust fund by the holders of a B
                                      Note or mezzanine loan under certain circumstances. See
                                      "Description of the Mortgage Pool--Subordinate and Other
                                      Financing" and "Servicing of the Mortgage Loans--Servicing of
                                      the 225 South Sixth Street Loan Group" in this prospectus
                                      supplement.

SALE OF DEFAULTED LOANS............   Pursuant to the pooling and servicing agreement, (i) the
                                      holder of the certificates representing the greatest
                                      percentage interest in the controlling class of certificates,
                                      (ii) the special servicer, and (iii) any mortgage loan seller
                                      (other than Wells Fargo Bank, National Association), with
                                      respect to each mortgage loan it sold to the Depositor, in that order, has the option to purchase from the trust any
                                      defaulted mortgage loan that is at least sixty (60) days
                                      delinquent as to any monthly debt service payment (or is
                                      delinquent as to its balloon payment) at a price equal to the fair value of such mortgage loan as determined by the special servicer for such mortgage loan (provided, that if such
                                      mortgage loan is being purchased by the special servicer or by a holder of certificates of the controlling class, the trustee will be required to verify that such price is equal to fair value). In addition, certain of the mortgage loans are subject to a purchase option upon certain events of default in favor of a subordinate lender or mezzanine lender. For more
                                      information relating to the sale of defaulted mortgage loans, see "Servicing of the Mortgage Loans--Sale of Defaulted
                                      Mortgage Loans" in this prospectus supplement.

DENOMINATIONS......................   The Class A-1, Class A-1A, Class A-2, Class A-AB, Class A-3,
                                      Class A-M and Class A-J Certificates will be offered in
                                      minimum denominations of $25,000. Investments in excess of the minimum denominations may be made in multiples of $1.

REGISTRATION, CLEARANCE
    AND SETTLEMENT.................   Your certificates will be registered in the name of Cede &
                                      Co., as nominee of The Depository Trust Company, and will not be registered in your name. You will not receive a definitive certificate representing your ownership interest, except in very limited circumstances described in this prospectus
                                      supplement. As a result, you will hold your certificates only in book-entry form and will not be a certificateholder of
                                      record. You will receive distributions on your certificates and reports relating to distributions only through The
                                      Depository Trust Company, Clearstream Banking, societe anonyme or the Euroclear System or through participants in The
                                      Depository Trust Company, Clearstream Banking or Euroclear.

                                      You may hold your certificates through:

                                      S-33

                                      o   The Depository Trust Company in the United States; or

                                      o   Clearstream Banking or Euroclear in Europe.

                                      Transfers within The Depository Trust Company, Clearstream
                                      Banking or Euroclear will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly through The
                                      Depository Trust Company, Clearstream Banking or Euroclear
                                      will be effected in The Depository Trust Company through the relevant depositories of Clearstream Banking or Euroclear.

                                      All or any portion of the certificates offered to you may be converted to definitive certificates and reissued to
                                      beneficial owners or their nominees, rather than to The
                                      Depository Trust Company or its nominee, if we notify The
                                      Depository Trust Company of our intent to terminate the
                                      book-entry system and, upon receipt of notice of such intent from The Depository Trust Company, the participants holding beneficial interests in the certificates agree to initiate such termination.

                                      We expect that the certificates offered to you will be
                                      delivered in book-entry form through the facilities of The
                                      Depository Trust Company, Clearstream Banking or Euroclear on
                                      or about the closing date.

TAX STATUS.........................   Elections will be made to treat designated portions of the trust as three separate "real estate mortgage investment
                                      conduits"--REMIC I, REMIC II and REMIC III--for federal income tax purposes. In the opinion of counsel, each such designated portion of the trust will qualify for this treatment and each class of offered certificates will evidence "regular
                                      interests" in REMIC III. The portion of the trust consisting of the right to excess interest (interest on each mortgage loan with an anticipated repayment date accruing after such date at a rate in excess of the rate that applied prior to such date) and the related sub-accounts will be treated as a grantor trust for federal income tax purposes.

                                      Pertinent federal income tax consequences of an investment in the offered certificates include:

                                      o   The regular interests will be treated as newly originated
                                          debt instruments for federal income tax purposes.

                                      o   Beneficial owners of offered certificates will be required to report income on the certificates in accordance with
                                          the accrual method of accounting.

                                      o   One or more of the classes of offered certificates may be
                                          issued with more than a de minimis amount of original
                                          issue discount.

                                      See "Material Federal Income Tax Consequences" in this
                                      prospectus supplement.

                                      S-34

CONSIDERATIONS RELATED TO TITLE I
OF THE EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974........   Subject to the satisfaction of important conditions described under "Certain ERISA Considerations" in this prospectus
                                      supplement and in the accompanying prospectus, the offered certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts.

LEGAL INVESTMENT...................   The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                                      Enhancement Act of 1984, as amended. If your investment
                                      activities are subject to legal investment laws and
                                      regulations, regulatory capital requirements or review by
                                      regulatory authorities, then you may be subject to
                                      restrictions on investment in the offered certificates. You should consult your own legal advisers for assistance in
                                      determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See
                                      "Legal Investment" in this prospectus supplement.

                                      S-35

                           [Intentionally Left Blank]

                                      S-36

                                  RISK FACTORS

      You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

      The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors", summarize material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED OR
GUARANTEED AND YOUR SOURCE FOR
REPAYMENTS IS LIMITED TO PAYMENTS
UNDER THE MORTGAGE LOANS              Payments under the mortgage loans are not insured or
                                      guaranteed by any governmental entity or mortgage insurer.
                                      Accordingly, the sources for repayment of your certificates are limited to amounts due with respect to the mortgage loans.

                                      You should consider all of the mortgage loans to be
                                      nonrecourse loans. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan
                                      documents, we have not necessarily undertaken an evaluation of the financial condition of any of these persons. If a default occurs, the lender's remedies generally are limited to
                                      foreclosing against the specific properties and other assets that have been pledged to secure the loan. Such remedies may be insufficient to provide a full return on your investment.
                                      Payment of amounts due under a mortgage loan prior to its
                                      maturity or anticipated repayment date is dependent primarily on the sufficiency of the net operating income of the related mortgaged property. Payment of those mortgage loans that are balloon loans at maturity or on its anticipated repayment date is primarily dependent upon the borrower's ability to sell or refinance the property for an amount sufficient to repay the loan.

                                      In limited circumstances, the related mortgage loan seller may be obligated to repurchase or replace a mortgage loan that it sold to us if the applicable mortgage loan seller's
                                      representations and warranties concerning that mortgage loan are materially breached or if there are material defects in the documentation for that mortgage loan. However, there can be no assurance that any of these entities will be in a
                                      financial position to effect a repurchase or substitution. The representations and warranties address the characteristics of the mortgage loans and mortgaged properties as of the date of issuance of the certificates. They do not relieve you or the trust of the risk of defaults and losses on the mortgage
                                      loans.

                                      S-37

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON THE
CASH FLOW PRODUCED BY THE PROPERTY
WHICH CAN BE VOLATILE AND
INSUFFICIENT TO ALLOW TIMELY
PAYMENT ON YOUR CERTIFICATES          The mortgage loans are secured by various types of
                                      income-producing commercial, multifamily and manufactured
                                      housing community properties. Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

                                      Two hundred three (203) mortgage loans, representing 99.8% of the initial outstanding pool balance (which include one
                                      hundred seventy-one (171) mortgage loans in loan group 1,
                                      representing 99.8% of the initial outstanding loan group 1 balance, and thirty-two (32) mortgage loans in loan group 2, representing 100.0% of the initial outstanding loan group 2 balance), were originated within twelve (12) months prior to the cut-off date. Consequently, these mortgage loans do not have a long-standing payment history.

                                      The repayment of a commercial mortgage loan is typically
                                      dependent upon the ability of the applicable property to
                                      produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be
                                      volatile and may be insufficient to cover debt service on the loan at any given time.

                                      The net operating income, cash flow and property value of the mortgaged properties may be adversely affected, among other things, by any one or more of the following factors:

                                      o   the age, design and construction quality of the property;

                                      o   the lack of any operating history in the case of a newly
                                          built or renovated mortgaged property;

                                      o   perceptions regarding the safety, convenience and
                                          attractiveness of the property;

                                      o   the proximity and attractiveness of competing properties;

                                      o   the adequacy of the property's management and maintenance;

                                      o   increases in operating expenses (including common area
                                          maintenance charges) at the property and in relation to
                                          competing properties;

                                      o   an increase in the capital expenditures needed to maintain the property or make improvements;

                                      o   the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

                                      o   a decline in the financial condition of a major tenant;

                                      o   an increase in vacancy rates; and

                                      S-38

                                      o   a decline in rental rates as leases are renewed or entered into with new tenants.

                                      Other factors are more general in nature, such as:

                                      o   national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

                                      o   local real estate conditions (such as an oversupply of
                                          competing properties, rental space or multifamily
                                          housing);

                                      o   demographic factors;

                                      o   decreases in consumer confidence (caused by events such as threatened or continuing military action, recent
                                          disclosures of wrongdoing or financial misstatements by
                                          major corporations and financial institutions and other
                                          factors);

                                      o   changes in consumer tastes and preferences; and

                                      o   retroactive changes in building codes.

                                      The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

                                      o   the length of tenant leases;

                                      o   the creditworthiness of tenants;

                                      o   the level of tenant defaults;

                                      o   the ability to convert an unsuccessful property to an
                                          alternative use;

                                      o   new construction in the same market as the mortgaged
                                          property;

                                      o   rent control and stabilization laws or other laws
                                          impacting operating costs;

                                      o   the number and diversity of tenants;

                                      o   the rate at which new rentals occur;

                                      o   the property's operating leverage (which is the percentage of total property expenses in relation to revenue), the
                                          ratio of fixed operating expenses to those that vary with
                                          revenues, and the level of capital expenditures required
                                          to maintain the property and to retain or replace tenants;
                                          and

                                      o   in the case of residential cooperative properties, the
                                          payments received by the cooperative corporation from its
                                          tenants/shareholders, including any special assessments
                                          against the property.

                                      A decline in the real estate market or in the financial
                                      condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with
                                      short-term revenue sources (such as short-term or
                                      month-to-month leases) and may lead to higher rates of
                                      delinquency or defaults under mortgage loans secured by such properties.

                                      S-39

THE PROSPECTIVE PERFORMANCE OF THE
COMMERCIAL AND MULTIFAMILY MORTGAGE
LOANS INCLUDED IN THE TRUST FUND
SHOULD BE EVALUATED SEPARATELY FROM
THE PERFORMANCE OF THE MORTGAGE
LOANS IN ANY OF OUR OTHER TRUSTS      While there may be certain common factors affecting the
                                      performance and value of income-producing real properties in general, those factors do not apply equally to all
                                      income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related
                                      mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor's trusts requires a unique
                                      underwriting analysis. Furthermore, economic and other
                                      conditions affecting real properties, whether worldwide,
                                      national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool
                                      originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the
                                      mortgage loans underlying the offered certificates
                                      independently from the performance of mortgage loans
                                      underlying any other series of certificates.

                                      As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsors of commercial
                                      mortgage loans (known as "static pool information"). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool
                                      information for prior securitized pools, even those involving the same property types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool information showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should
                                      evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the
                                      mortgage loans, and not on the basis of any successful
                                      performance of other pools of securitized commercial mortgage loans.

CERTAIN MORTGAGE LOANS MAY
HAVE A LIMITED OPERATING HISTORY      The properties securing certain of the mortgage loans are
                                      newly constructed and/or recently opened and, as such, have a limited operating history. There can be no assurance that any of the properties, whether newly constructed and/or recently opened or otherwise, will perform as anticipated.

                                      S-40

CONVERTING COMMERCIAL PROPERTIES TO
ALTERNATIVE USES MAY REQUIRE
SIGNIFICANT EXPENSES WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                          Some of the mortgaged properties may not be readily
                                      convertible to alternative uses if those properties were to become unprofitable for any reason. This is because:

                                      o   converting commercial properties to alternate uses or
                                          converting single-tenant commercial properties to
                                          multi-tenant properties generally requires substantial
                                          capital expenditures; and

                                      o   zoning or other restrictions also may prevent alternative
                                          uses.

                                      The liquidation value of a mortgaged property not readily
                                      convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. In addition, certain properties that are legally permitted to be used in a non-conforming manner may be subject to restrictions that would require compliance with current zoning laws under certain circumstances such as non-operation for a period in excess of certain timeframes. If this type of mortgaged property was liquidated and a lower liquidation value was obtained, less funds would be available for distributions on your certificates. See "Mortgaged
                                      Properties Securing The Mortgage Loans That Are Not In
                                      Compliance With Zoning And Building Code Requirements And Use
                                      Restrictions Could Adversely Affect Payments On Your
                                      Certificates."

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO
CHANGE IN CURRENT OPERATING INCOME    Various factors may adversely affect the value of the
                                      mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

                                      o   changes in the local, regional or national economy;

                                      o   changes in governmental regulations, fiscal policy, zoning or tax laws;

                                      o   potential environmental legislation or liabilities or
                                          other legal liabilities;

                                      o   proximity and attractiveness of competing properties;

                                      o   new construction of competing properties in the same
                                          market;

                                      o   convertibility of a property to an alternative use;

                                      o   the availability of refinancing;

                                      o   changes in interest rate levels;

                                      o   the age, quality, functionality and design of the project;

                                      o   increases in operating costs;

                                      S-41

                                      o   an increase in the capital expenditures needed to maintain the properties or make improvements; and

                                      o   increase in vacancy rates.

TENANT CONCENTRATION INCREASES THE
RISK THAT CASH FLOW WILL BE
INTERRUPTED WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES         A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants, because rent payable by such tenants generally will represent all or a significant portion of the cash flow available to the borrower to pay its obligations to the lender. We cannot provide
                                      assurances that any major tenant will continue to perform its obligations under its lease. Forty-nine (49) of the mortgaged properties, securing 13.7% of the initial outstanding pool balance (securing mortgage loans representing 15.1% of the initial outstanding loan group 1 balance) are leased to single tenants, and with respect to two (2) of those mortgaged
                                      properties, securing 0.8% of the initial outstanding pool
                                      balance (securing 0.9% of the initial outstanding loan group 1 balance), the sole tenant is related to the borrower.

                                      Mortgaged properties leased to a single tenant or a small
                                      number of tenants are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

                                      o   the financial effect of the absence of rental income may
                                          be severe;

                                      o   more time may be required to re-lease the space; and

                                      o   substantial capital costs may be incurred to make the
                                          space appropriate for replacement tenants.

                                      Additionally, some of the tenants at the mortgaged properties
                                      (including sole tenants or other significant tenants) have lease termination option dates or lease expiration dates that are prior to or shortly after the related maturity date or anticipated repayment date. See Appendix II attached to this prospectus supplement for the lease expiration date for each of the top three (3) tenants at each mortgaged property. There are a number of other mortgaged properties that similarly have a significant amount of scheduled lease expirations or
                                      potential terminations before the maturity of the related
                                      mortgage loan, although those circumstances were generally addressed by escrow requirements or other mitigating
                                      provisions.

                                      Another factor that you should consider is that retail,
                                      industrial and office properties also may be adversely
                                      affected if there is a concentration of tenants or of tenants in the same or similar business or industry.

                                      In some cases, the sole or a significant tenant is related to the subject borrower or an affiliate of that borrower.

                                      For further information with respect to tenant concentrations, see Appendix II attached to this prospectus supplement.

                                      S-42

LEASING MORTGAGED PROPERTIES TO
MULTIPLE TENANTS MAY RESULT IN
HIGHER RE-LEASING COSTS WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                          If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its obligations to a lender which could reduce cash flow available for debt service payments. Multi-tenanted
                                      mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and
                                      expenses.

RE-LEASING RISKS                      Repayment of mortgage loans secured by retail, office and
                                      industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on
                                      comparable terms. Certain mortgaged properties may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations.

                                      In addition, certain properties may have tenants that are
                                      paying rent but are not in occupancy or may have vacant space that is not leased. Any "dark" space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will
                                      continue to fulfill their lease obligations or that the space will be relet.

                                      Certain tenants at the retail properties, including without limitation anchor tenants, may have the right to terminate their leases if certain other tenants are not operating, or if their sales at the property do not reach a specified level.
                                      Even if vacated space is successfully relet, the costs
                                      associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties. Thirty-seven
                                      (37) of the mortgaged properties, securing mortgage loans
                                      representing approximately 30.7% of the initial outstanding pool balance (excluding multifamily, manufactured housing
                                      community, self storage, hospitality and certain other
                                      property types) (and representing 30.7% of the initial
                                      outstanding loan group 1 balance), as of the cut-off date, have reserves for tenant improvements and leasing commissions which may serve to defray those costs. We cannot assure you, however, that the funds (if any) held in those reserves for tenant improvements and leasing commissions will be sufficient to cover the costs and expenses associated with tenant
                                      improvements or leasing commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience
                                      significant delays associated with enforcing rights and
                                      protecting its investment, including costs incurred in
                                      renovating or reletting the property.

                                      S-43

THE CONCENTRATION OF LOANS WITH THE
SAME OR RELATED BORROWERS INCREASES
THE POSSIBILITY OF LOSS ON THE
LOANS WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES                  The effect of mortgage pool loan losses will be more severe:

                                      o   if the pool is comprised of a small number of loans, each
                                          with a relatively large principal amount; or

                                      o   if the losses relate to loans that account for a
                                          disproportionately large percentage of the pool's
                                          aggregate principal balance of all mortgage loans.

                                      Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things, financial
                                      difficulty at one mortgaged real property could cause the
                                      owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the
                                      troubled mortgaged real property; and the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of
                                      interrupting monthly payments for an indefinite period on all of the related mortgage loans.

                                      Twenty (20) groups of mortgage loans were made to the same borrower or borrowers related through common ownership and where, in general, the related mortgaged properties are
                                      commonly managed. The related borrower concentrations of the three (3) largest groups represent 4.2%, 3.7% and 2.6%,
                                      respectively, of the initial outstanding pool balance. The related borrower concentrations of the three (3) largest
                                      groups in loan group 1 represent 4.7%, 2.9% and 1.9%,
                                      respectively, of the initial outstanding loan group 1 balance.
                                      The related borrower concentrations of the three (3) largest groups in loan group 2 represent 8.7%, 5.8% and 4.2%,
                                      respectively, of the initial outstanding loan group 2 balance, and two (2) groups that contain mortgage loans in loan group 1 and loan group 2, representing 3.7% and 2.0%, respectively, of the initial outstanding pool balance.

                                      The ten (10) largest mortgage loans in the aggregate represent
                                      36.3% of the initial outstanding pool balance. Each of the other mortgage loans represents no greater than 1.6% of the initial outstanding pool balance.

                                      The largest mortgage loan represents 6.1% of the initial
                                      outstanding pool balance. The second largest mortgage loan represents 4.6% of the initial outstanding pool balance. The third largest mortgage loan represents 4.6% of the initial outstanding pool balance. Each of the other mortgage loans represents no greater than 3.8% of the initial outstanding pool balance.

                                      The largest mortgage loan in loan group 1 represents 6.8% of the initial outstanding loan group 1 balance. The second
                                      largest mortgage loan in loan group 1 represents 5.1% of the initial outstanding loan group 1 balance. The third largest mortgage loan in loan group 1 represents 5.0% of the initial outstanding loan group 1 balance. Each of the other mortgage loans represents less than or equal to 4.2% of the initial outstanding loan group 1 balance.

                                      S-44

                                      The largest mortgage loan in loan group 2 represents 14.4% of the initial outstanding loan group 2 balance. The second
                                      largest mortgage loan in loan group 2 represents 9.6% of the initial outstanding loan group 2 balance. The next largest mortgage loan in loan group 2 represents 9.3% of the initial outstanding loan group 2 balance. Each of the other mortgage loans represents less than or equal to 6.2% of the initial outstanding loan group 2 balance.

                                      In some cases, the sole or significant tenant is related to the subject borrower. In the case of Mortgage Loan Nos. 41,
                                      100, 101, 103, 120 and 124, the tenant at all of the related mortgaged properties is the parent of the related borrower.
                                      For further information with respect to tenant concentrations, see Appendix II attached to this prospectus supplement.

A CONCENTRATION OF LOANS WITH THE
SAME PROPERTY TYPES INCREASES THE
POSSIBILITY OF LOSS ON THE LOANS
WHICH COULD REDUCE PAYMENTS ON YOUR
CERTIFICATES                          A concentration of mortgaged property types also can pose
                                      increased risks. A concentration of mortgage loans secured by the same property type can increase the risk that a decline in a particular industry will have a disproportionately large impact on the pool of mortgage loans or a particular loan
                                      group. The following property types represent the indicated
                                      percentage of the initial outstanding pool balance:

                                      o   retail properties represent 41.5%;

                                      o   office properties represent 14.6%;

                                      o   hospitality properties represent 13.9%;

                                      o   multifamily properties represent 13.6%;

                                      o   industrial properties represent 4.5%;

                                      o   other properties represent 3.4%;

                                      o   self storage properties represent 3.3%;

                                      o   manufactured housing community properties represent 2.8%;
                                          and

                                      o   mixed use properties represent 2.5%.

                                      For information regarding the types of properties securing the mortgage loans included in loan group 1 or loan group 2, see
                                      Appendix I to this prospectus supplement.

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER OF
LOCATIONS MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES         Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or a natural disaster or act of terrorism affecting a
                                      particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those
                                      properties. In the past, several regions of the United States have experienced significant real estate downturns at times when other regions have not. Regional economic declines or

                                      S-45

                                      adverse conditions in regional real estate markets could
                                      adversely affect the income from, and market value of, the mortgaged properties located in the region. Other regional
                                      factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies--also may adversely
                                      affect those mortgaged properties.

                                      The mortgaged properties are located in thirty-six (36)
                                      different states and the District of Columbia (which include
                                      32 states and the District of Columbia for loan group 1 and 15 states for loan group 2). In particular, investors should note that approximately 21.4% of the mortgaged properties, based on the initial outstanding pool balance (22.3% of the initial outstanding loan group 1 balance and 13.3% of the initial
                                      outstanding loan group 2 balance), are located in California.
                                      Mortgaged properties located in California may be more
                                      susceptible to some types of special hazards that may not be adequately covered by insurance (such as earthquakes and
                                      flooding) than properties located in other parts of the
                                      country. If a borrower does not have insurance against such risks and a severe casualty occurs at a mortgaged property, the borrower may be unable to generate income from the
                                      mortgaged property in order to make payments on the related mortgage loan. The mortgage loans generally do not require any borrowers to maintain earthquake insurance.

                                      In addition, 9.4%, 6.5%, 6.4%, 6.0% and 5.3% of the mortgaged properties, based on the initial outstanding pool balance, are located in New York, Texas, South Carolina, Florida and New
                                      Jersey, respectively, and concentrations of mortgaged
                                      properties, in each case, representing less than or equal to
                                      4.8% of the initial outstanding pool balance, also exist in several other states.

                                      For information regarding the location of the properties
                                      securing the mortgage loans included in loan group 1 and loan group 2, see Appendix I to this prospectus supplement.

A LARGE CONCENTRATION OF RETAIL
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO THE
SPECIAL RISKS OF RETAIL PROPERTIES    Ninety-five (95) of the mortgaged properties, securing
                                      mortgage loans representing 41.5% of the initial outstanding pool balance (and representing 45.8% of the initial
                                      outstanding loan group 1 balance), are retail properties. The quality and success of a retail property's tenants
                                      significantly affect the property's value. The success of
                                      retail properties can be adversely affected by local
                                      competitive conditions and changes in consumer spending
                                      patterns. A borrower's ability to make debt service payments can be adversely affected if rents are based on a percentage of the tenant's sales and sales decline or if the closure of one store gives rise to lease provisions permitting the
                                      closure of another store.

                                      An "anchor tenant" is proportionately larger in size than
                                      other tenants at a retail property and is considered to be vital in attracting customers to a retail property, whether or not the anchor tenant's premises are part of the mortgaged property. Seventy-two (72) of the mortgaged properties,
                                      securing 36.8% of the initial outstanding pool balance (and securing 40.6% of the initial outstanding loan group 1
                                      balance), are

                                      S-46

                                      properties considered by the applicable mortgage loan seller to be leased to or are adjacent to or are occupied by anchor tenants.

                                      The presence or absence of an anchor store in a shopping
                                      center also can be important because anchor stores play a key role in generating customer traffic and making a center
                                      desirable for other tenants. Consequently, the economic
                                      performance of an anchored retail property will be adversely affected by:

                                      o   an anchor store's failure to renew its lease;

                                      o   termination of an anchor store's lease;

                                      o   the bankruptcy or economic decline of an anchor store or
                                          self-owned anchor or its parent company; or

                                      o   the cessation of the business of an anchor store at the
                                          shopping center, even if, as a tenant, it continues to pay rent.

                                      There may be retail properties with anchor stores that are permitted to cease operating at any time if certain other
                                      stores are not operated at those locations. Furthermore, there may be non-anchor tenants that are permitted to offset all or a portion of their rent, pay rent based solely on a percentage of their sales or to terminate their leases if certain anchor stores and/or major tenants are either not operated or fail to meet certain business objectives.

                                      Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet web sites and telemarketing. Continued growth of these
                                      alternative retail outlets, which often have lower operating costs, could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged
                                      properties. Moreover, additional competing retail properties may be built in the areas where the retail properties are
                                      located, which could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged
                                      properties.

A LARGE CONCENTRATION OF OFFICE
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO THE
SPECIAL RISKS OF OFFICE PROPERTIES    Fifteen (15) of the mortgaged properties, securing mortgage loans representing 14.6% of the initial outstanding pool
                                      balance (and representing 16.1% of the initial outstanding loan group 1 balance), are office properties.

                                      A large number of factors may affect the value of these office properties, including:

                                      o   the quality of an office building's tenants;

                                      o   the diversity of an office building's tenants, reliance on a single or dominant tenant or tenants in a volatile
                                          industry (e.g., technology

                                      S-47

                                          and internet companies that have experienced or may in the future experience circumstances that make their businesses volatile);

                                      o   the physical attributes of the building in relation to
                                          competing buildings, e.g., age, condition, design,
                                          location, access to transportation and ability to offer
                                          certain amenities, such as sophisticated building systems;

                                      o   the desirability of the area as a business location;

                                      o   the strength and nature of the local economy (including
                                          labor costs and quality, tax environment and quality of
                                          life for employees); and

                                      o   the suitability of a space for re-leasing without
                                          significant build-out costs.

                                      Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of
                                      property.

                                      Some or all of the tenants in certain of the office properties referenced above are medical offices. The performance of a property with significant medical office tenants may depend on the proximity of such property to a hospital or other health care establishment and on reimbursements for patient fees from private or government-sponsored insurance companies. The
                                      sudden closure of a nearby hospital may adversely affect the value of a property with significant medical office tenants.
                                      In addition, the performance of a property with significant medical office tenants may depend on reimbursements for
                                      patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, properties with significant medical office tenants may appeal to a narrow market of tenants and the value of such a property may be
                                      adversely affected by the availability of competing office properties.

A LARGE CONCENTRATION OF
HOSPITALITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS OF
HOSPITALITY PROPERTIES                Sixteen (16) of the mortgaged properties, securing mortgage loans representing 13.9% of the initial outstanding pool
                                      balance (and representing 15.3% of the initial outstanding loan group 1 balance), are hospitality properties. Various factors may adversely affect the economic performance of a hospitality property, including:

                                      o   adverse economic and social conditions, either local,
                                          regional, national or international which may limit the
                                          amount that can be charged for a room and reduce occupancy levels;

                                      o   the construction of competing hotels or resorts;

                                      o   continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

                                      o   franchise affiliation (or lack thereof);

                                      S-48

                                      o   a deterioration in the financial strength or managerial
                                          capabilities of the owner and/or operator of a hotel; and

                                      o   changes in travel patterns, terrorist attacks, increases
                                          in energy prices, strikes, relocation of highways or the
                                          construction of additional highways.

                                      Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than are other types of commercial properties.

                                      Moreover, the hotel and lodging industry is generally seasonal in nature. This seasonality can be expected to cause periodic fluctuations in a hotel property's revenues, occupancy levels, room rates and operating expenses.

                                      The laws and regulations relating to liquor licenses generally prohibit the transfer of those liquor licenses to any other person. In the event of a foreclosure of a hotel property with a liquor license, the special servicer on behalf of the
                                      trustee or a purchaser in a foreclosure sale would likely have to apply for a new license. There can be no assurance that a new liquor license could be obtained promptly or at all. The lack of a liquor license in a full service hotel could have an adverse impact on the revenue generated by the hotel.

                                      A mortgage loan secured by hotel property may be affiliated with a franchise company through a franchise agreement or a hotel management company through a management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on the continued
                                      existence, reputation and financial strength of the franchisor or hotel management company and,

                                      o   the public perception of the franchise or management
                                          company or hotel chain service mark;

                                      o   the duration of the franchise licensing agreement or
                                          management agreement; and

                                      o   which in certain cases may have a term that expires prior
                                          to the loan maturity.

                                      Any provision in a franchise agreement providing for
                                      termination because of the bankruptcy of a franchisor
                                      generally will not be enforceable. Replacement franchises may require significantly higher fees. The transferability of
                                      franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent.

A LARGE CONCENTRATION OF
MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS OF
MULTIFAMILY PROPERTIES                Thirty-seven (37) of the mortgaged properties, securing
                                      mortgage loans representing 13.6% of the initial outstanding pool balance (which include seven (7) mortgaged properties securing mortgage loans in loan group 1, representing 5.4% of the initial outstanding loan group

                                      S-49

                                      1 balance, and thirty (30) mortgaged properties securing
                                      mortgage loans in loan group 2, representing 92.6% of the
                                      initial outstanding loan group 2 balance), are multifamily properties.

                                      A large number of factors may affect the value and successful operation of these multifamily properties, including:

                                      o   the physical attributes of the apartment building, such as its age, appearance and construction quality;

                                      o   the location of the property;

                                      o   the ability of management to provide adequate maintenance
                                          and insurance;

                                      o   the types of services and amenities provided at the
                                          property;

                                      o   the property's reputation;

                                      o   the level of mortgage interest rates and favorable income
                                          and economic conditions (which may encourage tenants to
                                          purchase rather than rent housing);

                                      o   the presence of competing properties;

                                      o   adverse local or national economic conditions which may
                                          limit the rent that may be charged and which may result in increased vacancies;

                                      o   the tenant mix (such as tenants being predominantly
                                          students or military personnel or employees of a
                                          particular business or industry) and requirements that
                                          tenants meet certain criteria (such as age restrictions
                                          for senior housing);

                                      o   in the case of any student housing facilities, which may
                                          be more susceptible to damage or wear and tear than other
                                          types of multifamily housing, the reliance on the
                                          financial well-being of the college or university to which it relates, competition from on-campus housing units
                                          (which may adversely affect occupancy), the physical
                                          layout of the housing (which may not be readily
                                          convertible to traditional multifamily use), and student
                                          tenants having a higher turnover rate than other types of
                                          multifamily tenants, which in certain cases is compounded
                                          by the fact that student leases are available for periods
                                          of less than 12 months;

                                      o   state and local regulations (which may limit the ability
                                          to increase rents); and

                                      o   government assistance/rent subsidy programs (which may
                                          influence tenant mobility).

                                      In addition to state regulation of the landlord tenant
                                      relationship, certain counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of
                                      increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or

                                      S-50

                                      the proceeds of a sale or refinancing of the related
                                      multifamily property.

                                      Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and
                                      restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. Generally, the related mortgaged property must satisfy certain requirements, the borrower must observe
                                      certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or mortgaged property must have certain other characteristics consistent with the government policy related to the applicable program.
                                      The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. In certain cases, housing
                                      assistance program contracts may not be assigned to the
                                      related borrower or purchaser of the property until after the origination date of the mortgage loan. We cannot assure you that these contracts will ultimately be assigned. These
                                      programs may include, among others:

                                      o   rent limitations that would adversely affect the ability
                                          of borrower to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense;
                                          and

                                      o   tenant income restrictions that may reduce the number of
                                          eligible tenants in those mortgaged properties and result
                                          in a reduction in occupancy rates.

                                      The difference in rents between subsidized or supported
                                      properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some
                                      eligible tenants to reside at a subsidized or supported
                                      property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

A LARGE CONCENTRATION OF INDUSTRIAL
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO THE
SPECIAL RISKS OF INDUSTRIAL
PROPERTIES                            Twenty (20) of the mortgaged properties, securing mortgage loans representing 4.5% of the initial outstanding pool
                                      balance (and representing 4.9% of the initial outstanding loan group 1 balance), are industrial properties. Various factors may adversely affect the economic performance of these
                                      industrial properties, which could adversely affect payments on your certificates, including:

                                      o   reduced demand for industrial space because of a decline
                                          in a particular industry segment;

                                      o   increased supply of competing industrial space because of
                                          relative ease in constructing buildings of this type;

                                      o   a property becoming functionally obsolete;

                                      S-51

                                      o   insufficient supply of labor to meet demand;

                                      o   changes in access to the property, energy prices, strikes, relocation of highways or the construction of additional
                                          highways;

                                      o   location of the property in relation to access to
                                          transportation;

                                      o   suitability for a particular tenant;

                                      o   building design and adaptability;

                                      o   a change in the proximity of supply sources; and

                                      o   environmental hazards.

A LARGE CONCENTRATION OF SELF
STORAGE FACILITIES IN THE MORTGAGE
POOL WILL SUBJECT YOUR INVESTMENT
TO THE SPECIAL RISKS OF SELF
STORAGE FACILITIES                    Fifteen (15) of the mortgaged properties, securing mortgage loans representing 3.3% of the initial outstanding pool
                                      balance (and representing 3.7% of the initial outstanding loan group 1 balance), are self storage facilities. Various factors may adversely affect the value and successful operation of a self storage facility including:

                                      o   competition, because both acquisition and development
                                          costs and break-even occupancy are relatively low;

                                      o   conversion of a self storage facility to an alternative
                                          use generally requires substantial capital expenditures;

                                      o   security concerns; and

                                      o   user privacy and ease of access to individual storage
                                          space may increase environmental risks (although lease
                                          agreements generally prohibit users from storing hazardous substances in the units).

                                      The environmental assessments discussed in this prospectus supplement did not include an inspection of the contents of the self storage units of the self storage properties.
                                      Accordingly, there is no assurance that all of the units
                                      included in the self storage properties are free from
                                      hazardous substances or will remain so in the future.

A LARGE CONCENTRATION OF
MANUFACTURED HOUSING COMMUNITY
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO THE
SPECIAL RISKS OF MANUFACTURED
HOUSING COMMUNITY PROPERTIES          Seven (7) mortgaged properties, securing mortgage loans
                                      representing 2.8% of the initial outstanding pool balance
                                      (which include four (4) mortgaged properties in loan group 1, representing 2.3% of the initial outstanding loan group 1
                                      balance, and three (3) mortgaged properties in loan group 2, representing 7.4% of the initial outstanding loan group 2
                                      balance), are manufactured housing community properties.
                                      Various factors may adversely affect the economic performance of manufactured housing community properties, which could
                                      adversely

                                      S-52

                                      affect payments on your certificates, including:

                                      o   the physical attributes of the community (e.g., age,
                                          condition and design);

                                      o   the location of the community;

                                      o   the services and amenities provided by the community and
                                          its management (including maintenance and insurance);

                                      o   the strength and nature of the local economy (which may
                                          limit the amount that may be charged, the timely payments
                                          of those amounts, and may reduce occupancy levels);

                                      o   state and local regulations (which may affect the property owner's ability to increase amounts charged or limit the
                                          owner's ability to convert the property to an alternate
                                          use);

                                      o   competing residential developments in the local market,
                                          such as other manufactured housing communities, apartment
                                          buildings and single family homes;

                                      o   the property's reputation;

                                      o   the availability of public water and sewer facilities, or
                                          the adequacy of any such privately-owned facilities; and

                                      o   the property may not be readily convertible to an
                                          alternate use.

THEATER PROPERTIES HAVE
PARTICULAR RISKS                      Certain of the mortgaged properties are megaplex movie
                                      theaters leased to a theater operator. Operators of these
                                      types of properties are exposed to certain unique risks.

                                      Significant factors determining the value of a theater
                                      property include:

                                      o   the ability to secure film license agreements for
                                          first-run movies;

                                      o   the ability to maintain high attendance levels;

                                      o   the ability to achieve sales of food and beverages to
                                          attendees; and

                                      o   the strength and experience of the operator.

                                      Certain physical attributes of the building may also impact property value. These physical attributes include:

                                      o   location, visibility and accessibility to transportation
                                          arteries;

                                      o   number of screens and seating capacity;

                                      o   adequacy of patron parking; and

                                      o   quality and modernity of sound and projection systems.

                                      S-53

                                      The performance of a theater property can also be impacted by the quality, size and proximity of competitive theater
                                      properties and the relative appeal of films being screened at other theater properties within the market. The theater
                                      industry is highly dependent on the quality and popularity of films being produced by film production companies both in the
                                      United States and overseas. A slowdown in movie production or decrease in the appeal of films being produced can negatively impact the value of a theater property.

                                      In recent years, the theater industry has experienced a high level of construction of new theaters and an increase in
                                      competition among theater operators.

                                      Movie theater properties are also subject to the risk that because they are "special purpose" properties they may not be immediately converted to a new use.

                                      All of these factors may increase the possibility that the related borrower will be unable to meet its obligations under the mortgage loan.

MORTGAGED PROPERTIES WITH
CONDOMINIUM OWNERSHIP COULD
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES                          One or more of the mortgaged properties securing the mortgage loans in the pool may be primarily secured by the related
                                      borrower's fee simple ownership in one or more condominium units.

                                      The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board. The condominium interests described above in some cases may constitute less than a majority of such voting rights and/or may not entail an ability to prevent adverse changes in the governing organizational document for the condominium entity. The condominium board is generally responsible for administration of the affairs of the
                                      condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. There can be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any
                                      control over decisions made by the related condominium board.
                                      There can be no assurance that the related condominium board will always act in the best interests of the borrower under those mortgage loans. Notwithstanding the insurance and
                                      casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board
                                      generally has the right to assess individual unit owners for their share of expenses related to the operation and
                                      maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay those assessments in order to properly maintain and operate the common elements of the property. Although the condominium board

                                      S-54

                                      generally may obtain a lien against any unit owner for common expenses that are not paid, the lien generally is extinguished if a mortgagee takes possession pursuant to a foreclosure.
                                      Each unit owner is responsible for maintenance of its
                                      respective unit and retains essential operational control over its unit.

                                      Due to the nature of condominiums and a borrower's ownership interest therein, a default on a loan secured by the
                                      borrower's interest in one or more condominium units may not allow the holder of the mortgage loan the same flexibility in realizing upon the underlying real property as is generally available with respect to properties that are not
                                      condominiums. The rights of any other unit owners, the
                                      governing documents of the owners' association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the trust to greater delay, expense and risk than servicing and realizing upon collateral for
                                      other loans that are not condominiums.

A TENANT BANKRUPTCY MAY ADVERSELY
AFFECT THE INCOME PRODUCED BY THE
PROPERTY AND MAY ADVERSELY AFFECT
THE PAYMENTS ON YOUR CERTIFICATES     Certain of the tenants at some of the mortgaged properties may have been, may currently be, or may in the future become a party in a bankruptcy proceeding. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the
                                      income produced by the property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the
                                      landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease and the actual amount of the recovery could be less than the amount of the claim.

ENVIRONMENTAL LAWS ENTAIL RISKS
THAT MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                  Various environmental laws may make a current or previous
                                      owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic
                                      substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or
                                      require the removal or containment of asbestos-containing
                                      materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third
                                      parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal
                                      injury associated with

                                      S-55

                                      releases of, or other exposure to hazardous substances related to the properties.

                                      The owner's liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances
                                      consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

                                      In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard. Any potential environmental liability could reduce or delay payments on the offered certificates.

ENVIRONMENTAL RISKS RELATING TO
SPECIFIC MORTGAGED PROPERTIES MAY
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES                          Except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property
                                      policy, all of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments, or in some cases an update of a previous assessment, in
                                      connection with the origination or securitization of the
                                      loans. In all cases, the environmental site assessment was a
                                      Phase I environmental assessment, although in some cases a
                                      Phase II site assessment was also performed. With respect to the mortgaged properties securing the mortgage loans that were not the subject of an environmental site assessment within eighteen months prior to the cut-off date, the applicable
                                      mortgage loan seller either (a) represented that with respect to each such mortgaged property (i) no hazardous material is present on the mortgaged property and (ii) the mortgaged
                                      property is in material compliance with all applicable
                                      federal, state and local laws pertaining to hazardous
                                      materials or environmental hazards, in each case subject to limitations of materiality and the other qualifications set forth in the representation, or (b) provided secured creditor impaired property policies providing coverage for certain
                                      losses that may arise from adverse environmental conditions that may exist at the related mortgaged property. These
                                      reports generally did not disclose the presence or risk of environmental contamination that is considered material and adverse to the interests of the holders of the certificates;
                                      however, in certain cases, these assessments did reveal
                                      conditions that resulted in requirements that the related
                                      borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or
                                      remediate the condition, and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

                                      Forty-three (43) of the mortgaged properties, securing
                                      mortgage loans representing 5.3% of the initial outstanding pool balance (which include thirty-four (34) mortgaged
                                      properties in loan group 1, representing 4.5% of the initial outstanding loan group 1 balance, and nine (9) mortgaged
                                      properties in loan group 2, representing 13.7% of

                                      S-56

                                      the initial outstanding loan group 2 balance), are the subject of a group secured creditor impaired property policy providing coverage for certain losses that may arise from adverse
                                      environmental conditions that may exist at the related
                                      mortgaged properties. We describe this policy under
                                      "Description of the Mortgage Pool--Environmental Insurance" in
                                      this prospectus supplement. Generally, environmental site
                                      assessments were not performed with respect to those mortgaged properties covered by the group secured creditor impaired
                                      property policy.

                                      We cannot assure you, however, that the environmental
                                      assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves,
                                      insurance or operations and maintenance plans will be
                                      sufficient to remediate the environmental conditions.
                                      Moreover, we cannot assure you that:

                                      o   future laws, ordinances or regulations will not impose any material environmental liability; or

                                      o   the current environmental condition of the mortgaged
                                          properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

                                      In addition, some borrowers under the mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters. There can be no assurance that
                                      recommended operations and maintenance plans have been
                                      implemented or will continue to be complied with.

                                      Portions of some of the mortgaged properties securing the
                                      mortgage loans may include tenants that operate as, were
                                      previously operated as, or are located near other properties currently or previously operated as on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under
                                      certain circumstances, a lender (such as the trust) under
                                      environmental laws. Dry-cleaners and gasoline station
                                      operators may be required to obtain various environmental
                                      permits or licenses in connection with their operations and activities and to comply with various environmental laws,
                                      including those governing the use and storage of hazardous materials. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from
                                      underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related mortgage loan. Certain of the mortgaged properties may have environmental contamination that has been remediated and for which no-further action letters have been issued or may be the subject of ongoing remediation.

                                      S-57

                                      In addition, problems associated with mold may pose risks to real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there are no
                                      generally accepted standards for the assessment of any
                                      existing mold. If left unchecked, problems associated with mold could result in the interruption of cash flow,
                                      remediation expenses and litigation which could adversely
                                      impact collections from a mortgaged property. In addition, many of the insurance policies presently covering the
                                      mortgaged properties may specifically exclude losses due to mold.

                                      Before the special servicer acquires title to a mortgaged
                                      property on behalf of the trust or assumes operation of the property, it must obtain an environmental assessment of the property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this
                                      requirement may effectively preclude foreclosure until a
                                      satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively
                                      insulate the trust from potential liability under
                                      environmental laws. Any such potential liability could reduce or delay payments to certificateholders.

IF A BORROWER IS UNABLE TO REPAY
ITS LOAN ON ITS MATURITY DATE, YOU
MAY EXPERIENCE A LOSS                 Two hundred one (201) mortgage loans, representing 99.3% of the initial outstanding pool balance (which include one
                                      hundred sixty-nine (169) mortgage loans in loan group 1,
                                      representing 99.3% of the initial outstanding loan group 1 balance, and thirty-two (32) mortgage loans in loan group 2, representing 100.0% of the initial outstanding loan group 2 balance), are balloon loans. Fifteen (15) of these mortgage loans, representing 9.4% of the initial outstanding pool
                                      balance (and representing 10.3% of the initial outstanding loan group 1 balance), are mortgage loans, which are also
                                      referred to in this prospectus supplement as "ARD Loans", that have an anticipated repayment date that provide for an
                                      increase in the mortgage rate and/or principal amortization at a specified date prior to stated maturity. These ARD Loans are structured to encourage the borrower to repay the mortgage loan in full by the specified date (which is prior to the
                                      mortgage loan's stated maturity date) upon which these
                                      increases occur. Also included in these balloon loans are
                                      forty-one (41) mortgage loans, representing 47.0% of the
                                      initial outstanding pool balance (which include thirty-seven
                                      (37) mortgage loans in loan group 1, representing 50.1% of the initial outstanding loan group 1 balance, and four (4)
                                      mortgage loans in loan group 2, representing 16.7% of the
                                      initial outstanding loan group 2 balance), that provide for monthly payments of interest only for their entire respective terms and thirty-nine (39) mortgage loans, representing 22.2%
                                      of the initial outstanding pool balance (which include
                                      thirty-three (33) mortgage loans in loan group 1, representing
                                      21.5% of the initial outstanding loan group 1 balance, and six
                                      (6) mortgage loans in loan group 2, representing 29.2% of the initial outstanding loan group 2 balance), that currently
                                      provide for monthly payments of interest only for a portion of their respective terms ranging

                                      S-58

                                      from 12 months to 60 months and then provide for the monthly payment of principal and interest over their respective
                                      remaining terms. For purposes of this prospectus supplement, we consider a mortgage loan to be a "balloon loan" if its
                                      principal balance is not scheduled to be fully or
                                      substantially amortized by the loan's respective anticipated repayment date (in the case of a loan having an anticipated repayment date) or maturity date. We cannot assure you that each borrower will have the ability to repay the principal balance outstanding on the pertinent date, especially under a scenario where interest rates have increased from the
                                      historically low interest rates in effect at the time that most of the mortgage loans were originated. Balloon loans
                                      involve greater risk than fully amortizing loans because a borrower's ability to repay the loan on its anticipated
                                      repayment date or stated maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment.
                                      A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

                                      o   the availability of, and competition for, credit for
                                          commercial real estate projects;

                                      o   prevailing interest rates;

                                      o   the fair market value of the related mortgaged property;

                                      o   the borrower's equity in the related mortgaged property;

                                      o   the borrower's financial condition;

                                      o   the operating history and occupancy level of the mortgaged property;

                                      o   tax laws; and

                                      o   prevailing general and regional economic conditions.

                                      The availability of funds in the credit markets fluctuates over time.

                                      No mortgage loan seller or any of its respective affiliates is under any obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY REDUCE
THE CASH FLOW AVAILABLE TO THE
MORTGAGED PROPERTY WHICH MAY
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES                          One (1) mortgage loan, representing 0.6% of the initial
                                      outstanding pool balance (and representing 0.7% of the initial outstanding loan group 1 balance), currently has additional financing in place that is secured by the mortgaged property related to such mortgage loan. Mortgage Loan No. 31 (the "225
                                      South Sixth Street Pari Passu Loan"), having an outstanding principal balance as of the cut-off date of $10,000,000,
                                      representing 0.6% of the initial outstanding pool balance, is secured by the same mortgaged property on a pari passu basis with another note (the "225 South Sixth Street Companion
                                      Loan") that had an outstanding principal balance as of the cut-off date of $152,500,000. In addition, the 225 South Sixth
                                      Street Loan Group has related mezzanine financing in the
                                      original principal amount of $25,000,000, which is secured by the equity ownership interests in the borrower but not by the related mortgaged property. See "Description of the

                                      S-59

                                      Mortgage Pool-- Subordinate and Other Financing" and
                                      "Servicing of the Mortgage Loans--Servicing of the 225 South
                                      Sixth Street Loan Group" in this prospectus supplement.

                                      Borrowers under two (2) mortgage loans, Mortgage Loan Nos. 19 and 38, representing 1.6% of the initial outstanding pool
                                      balance (and representing 1.8% of the initial outstanding loan group 1 balance), have incurred additional financing that is not secured by the related mortgaged property.

                                      In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may have also incurred additional financing that is not secured by the mortgaged property.

                                      Thirteen (13) of the mortgage loans, representing 22.5% of the initial outstanding pool balance (and representing 24.8% of the initial outstanding loan group 1 balance), permits the borrower to enter into additional financing that is secured by a pledge of equity interests in the borrower, provided that certain debt service coverage ratio and loan-to-value ratio tests are satisfied as further discussed in the footnotes of
                                      Appendix II to this prospectus supplement.

                                      Six (6) of the mortgage loans, representing 2.4% of the
                                      initial outstanding pool balance (which include five (5)
                                      mortgage loans in loan group 1, representing 2.2% of the
                                      initial outstanding loan group 1 balance, and one (1) mortgage loan in loan group 2, representing 3.7% of the initial
                                      outstanding loan group 2 balance), permit the borrower to
                                      enter into additional subordinate financing that is secured by the mortgaged property, provided that, in each case, certain debt service coverage ratio and loan-to-value ratio tests are satisfied as further discussed in the footnotes of Appendix II to this prospectus supplement.

                                      One (1) mortgage loan, representing 0.9% of the initial
                                      outstanding pool balance (and representing 9.6% of the initial outstanding loan group 2 balance), permits the borrower to either enter into additional subordinate financing that is secured by the related mortgaged property, provided that
                                      certain debt service coverage ratio and loan-to-value ratio tests are satisfied as further discussed in the footnotes to
                                      Appendix II to this prospectus supplement or permits the
                                      owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower.

                                      In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

                                      In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults
                                      occurring on the mortgage loan and/or the right to purchase the mortgage loan from the trust if certain defaults on the mortgage loan occur. The purchase price required to be paid in connection with such a purchase is generally

                                      S-60

                                      equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the
                                      mortgage loan. Such purchase price generally does not include a yield maintenance charge or prepayment premium. Accordingly, such purchase (if made prior to the maturity date or
                                      anticipated repayment date) will have the effect of a
                                      prepayment made without payment of a yield maintenance charge or prepayment premium.

                                      We make no representation as to whether any other secured
                                      subordinate financing currently encumbers any mortgaged
                                      property or whether a third-party holds debt secured by a
                                      pledge of equity ownership interests in a related borrower.
                                      Debt that is incurred by the owner of equity in one or more borrowers and is secured by a guaranty of the borrower or by a pledge of the equity ownership interests in such borrowers effectively reduces the equity owners' economic stake in the related mortgaged property. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the
                                      likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to
                                      suffer by not making capital infusions to support the
                                      mortgaged property.

                                      Generally, all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of
                                      business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

                                      When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the
                                      loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to certain risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thus jeopardize the borrower's ability to repay any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the
                                      mortgaged property.

                                      Additionally, if the borrower, or its constituent members, is obligated to another lender, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy
                                      petition to stay enforcement by a junior lender, the trust's ability to foreclose on the property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the
                                      trust.

                                      Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or

                                      S-61

                                      an involuntary repayment of the mortgage loan prior to
                                      maturity. The trust may also be subject to the costs and
                                      administrative burdens of involvement in foreclosure
                                      proceedings or related litigation.

                                      Even if a subordinate lender has agreed not to take any direct actions with respect to the related subordinate debt,
                                      including any actions relating to the bankruptcy of the
                                      borrower, and that the holder of the mortgage loan will have all rights to direct all such actions, there can be no
                                      assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinate lender. In its decision in In re 203 North LaSalle Street
                                      Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000),
                                      the United States Bankruptcy Court for the Northern District
                                      of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second
                                      mortgagee's claim with respect to a Chapter 11 reorganization plans on the grounds prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This
                                      holding, which at least one court has already followed,
                                      potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated
                                      lender's objections.

                                      For further information with respect to subordinate debt,
                                      mezzanine debt and other financing, see Appendix II attached to this prospectus supplement.

BANKRUPTCY PROCEEDINGS RELATING TO
A BORROWER CAN RESULT IN
DISSOLUTION OF THE BORROWER AND THE
ACCELERATION OF THE RELATED
MORTGAGE LOAN AND CAN OTHERWISE
ADVERSELY IMPACT REPAYMENT OF THE
RELATED MORTGAGE LOAN                 Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it
                                      secures, the court may reduce the amount of secured
                                      indebtedness to the then current value of the mortgaged
                                      property. Such an action would make the lender a general
                                      unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness.
                                      A bankruptcy court also may:

                                      o   grant a debtor a reasonable time to cure a payment default on a mortgage loan;

                                      o   reduce monthly payments due under a mortgage loan;

                                      o   change the rate of interest due on a mortgage loan; or

                                      o   otherwise alter the terms of the mortgage loan, including
                                          the repayment schedule.

                                      Additionally, the trustee of the borrower's bankruptcy or the borrower, as debtor-in-possession, has special powers to
                                      avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage

                                      S-62

                                      lender may be subordinated to financing obtained by a
                                      debtor-in-possession subsequent to its bankruptcy.

                                      The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases.
                                      The federal bankruptcy code also may interfere with the
                                      trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or
                                      reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                      As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly
                                      delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                      A number of the borrowers under the mortgage loans are limited or general partnerships. Under some circumstances, the
                                      bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

BANKRUPTCY OR OTHER PROCEEDINGS
RELATED TO THE SPONSOR OF A
BORROWER MAY ADVERSELY AFFECT THE
PERFORMANCE OF THE RELATED MORTGAGE
LOAN                                  Certain of the mortgage loans may have sponsors that have
                                      previously filed bankruptcy or have been subject to
                                      foreclosure actions, which in some cases may have involved the same property that currently secures the mortgage loan. In each case, the related entity or person has emerged from
                                      bankruptcy or, in the case of previous foreclosure actions, is not permitted to directly or indirectly manage the related borrower. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

CERTAIN OF THE MORTGAGE LOANS
LACK CUSTOMARY PROVISIONS             Certain of the mortgage loans lack many provisions that are customary in mortgage loans intended for securitization.
                                      Generally, the borrowers with respect to these mortgage loans are not required to make payments to lockboxes or to maintain reserves for certain expenses, such as taxes, insurance
                                      premiums, capital expenditures, tenant improvements and
                                      leasing commissions, and the lenders under these mortgage
                                      loans do not have the right to terminate the related property manager upon the occurrence of certain events or require
                                      lender approval of a replacement property manager.

                                      S-63

BORROWERS THAT ARE NOT SPECIAL
PURPOSE ENTITIES MAY BE MORE LIKELY
TO FILE BANKRUPTCY PETITIONS AND
THIS MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                  While many of the borrowers have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the property, some borrowers are not special purpose entities. The loan documents and organizational documents of these borrowers that are not special purpose entities generally do not limit the purpose of the borrowers to owning the mortgaged properties and do not contain the representations, warranties and covenants
                                      customarily employed to ensure that a borrower is a special purpose entity (such as limitations on indebtedness, affiliate transactions and the conduct of other businesses, restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge or sell all of its assets and restrictions upon amending its organizational documents). Consequently, these borrowers may have other monetary obligations, and certain of the loan documents provide that a default under any such other
                                      obligations constitutes a default under the related mortgage loan. In addition, many of the borrowers and their owners do not have an independent director whose consent would be
                                      required to file a bankruptcy petition on behalf of the
                                      borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower's affiliate and is not justified by the borrower's own economic circumstances. Therefore, the
                                      borrowers described above may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions which may adversely affect payments on your certificates.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT                 The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

                                      o   responding to changes in the local market;

                                      o   planning and implementing the rental structure;

                                      o   operating the property and providing building services;

                                      o   managing operating expenses; and

                                      o   assuring that maintenance and capital improvements are
                                          carried out in a timely fashion.

                                      Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

                                      A property manager, by controlling costs, providing
                                      appropriate service to tenants and seeing to property
                                      maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value.
                                      On the other hand, management errors can, in some cases,
                                      impair short-term cash flow and the long-term viability of an income producing property.

                                      S-64

                                      We make no representation or warranty as to the skills of any present or future managers of the mortgaged properties.
                                      Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective
                                      management agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR DEFEASANCE
PROVISIONS MAY NOT BE ENFORCEABLE     Provisions prohibiting prepayment during a lock-out period or requiring the payment of prepayment premiums or yield
                                      maintenance charges may not be enforceable in some states and under federal bankruptcy law. Provisions requiring the payment of prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any prepayment premium or yield maintenance charge will be enforceable either in whole or in part,
                                      regardless of whether the prepayment is voluntary or
                                      involuntary. Also, we cannot assure you that foreclosure
                                      proceeds will be sufficient to pay an enforceable prepayment premium or yield maintenance charge.

                                      Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the
                                      certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a
                                      yield maintenance charge. In certain jurisdictions, collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES ENTAILS
RISKS THAT COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES         The mortgage loans generally do not require the related
                                      borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the lender. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for purposes other than the payment of the mortgage loan and maintaining the mortgaged property.

ENFORCEABILITY OF
CROSS-COLLATERALIZATION PROVISIONS
MAY BE CHALLENGED AND THE BENEFITS
OF THESE PROVISIONS MAY OTHERWISE
BE LIMITED AND MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES         Certain groups of mortgage loans may be structured so that the aggregate amount of indebtedness is secured by multiple real properties, through cross-collateralization with other
                                      mortgage loans or otherwise. This arrangement attempts to
                                      reduce the risk that one mortgaged real property may not
                                      generate enough net operating income to pay debt service.
                                      However, arrangements of this type involving more than one borrower (i.e. in the case of cross-collateralized mortgage loans) could be challenged as fraudulent conveyances if:

                                      S-65

                                      o   one of the borrowers were to become a debtor in a
                                          bankruptcy case, or were to become subject to an action
                                          brought by one or more of its creditors outside a
                                          bankruptcy case;

                                      o   the related borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged
                                          real property or properties to be encumbered by a lien
                                          benefiting the other borrowers; and

                                      o   the borrower was insolvent when it granted the lien, was
                                          rendered insolvent by the granting of the lien or was left with inadequate capital, or was unable to pay its debts as they matured.

                                      Among other things, a legal challenge to the granting of the liens may focus on:

                                      o   the benefits realized by such borrower entity from the
                                          respective mortgage loan proceeds as compared to the value of its respective property; and

                                      o   the overall cross-collateralization.

                                      If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could
                                      subordinate all or part of the borrower's respective mortgage loan to existing or future indebtedness of that borrower. The court also could recover payments made under that mortgage loan or take other actions detrimental to the holders of the certificates, including, under certain circumstances,
                                      invalidating the loan or the related mortgages that are
                                      subject to cross-collateralization.

                                      Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the
                                      amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset
                                      declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

                                      Moreover, one (1) mortgage loan secured by multiple mortgaged properties, representing 1.3% of the initial outstanding pool balance (and representing 1.4% of the initial outstanding loan group 1 balance), is secured by mortgaged properties located in various states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under this
                                      mortgage loan, it may not be possible to foreclose on the
                                      related mortgaged real properties simultaneously.

                                      S-66

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE INSUFFICIENT
AND THIS MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES         Many of the mortgage loans do not require the borrowers to set aside funds for specific reserves controlled by the lender.
                                      Even to the extent that the mortgage loans require any
                                      reserves, we cannot assure you that any reserve amounts will be sufficient to cover the actual costs of items such as
                                      taxes, insurance premiums, capital expenditures, tenant
                                      improvements and leasing commissions (or other items for which the reserves were established) or that borrowers under the related mortgage loans will put aside sufficient funds to pay for those items. We also cannot assure you that cash flow from the properties will be sufficient to fully fund the ongoing monthly reserve requirements or to enable the borrowers under the related mortgage loans to fully pay for those items.

INADEQUACY OF TITLE INSURERS MAY
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES                          Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The
                                      protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that:

                                      o   a title insurer will have the ability to pay title
                                          insurance claims made upon it;

                                      o   the title insurer will maintain its present financial
                                          strength; or

                                      o   a title insurer will not contest claims made upon it.

MORTGAGED PROPERTIES SECURING THE
MORTGAGE LOANS THAT ARE NOT IN
COMPLIANCE WITH ZONING AND BUILDING
CODE REQUIREMENTS AND USE
RESTRICTIONS COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES         Noncompliance with zoning and building codes may cause the borrower to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. At origination of the
                                      mortgage loans, the mortgage loan sellers took steps to
                                      establish that the use and operation of the mortgaged
                                      properties securing the mortgage loans were in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions,
                                      confirmations from government officials, title policy
                                      endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower in the related
                                      mortgage loan documents. These steps may not have revealed all possible violations and certain mortgaged properties that were in compliance may not remain in compliance.

                                      Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to

                                      S-67

                                      be material or have obtained policy endorsements and/or law and ordinance insurance to mitigate the risk of loss
                                      associated with any material violation or noncompliance. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or
                                      structure as a result of changes in zoning laws after such mortgaged properties were constructed and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance
                                      proceeds may not be sufficient to pay the mortgage loan in full if a material casualty event were to occur, or the
                                      mortgaged property, as rebuilt for a conforming use, may not generate sufficient income to service the mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty.
                                      If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to
                                      building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and
                                      shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

                                      Certain mortgaged properties may be subject to use
                                      restrictions pursuant to reciprocal easement or operating
                                      agreements which could limit the borrower's right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING THE
MORTGAGE LOANS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                          From time to time, there may be condemnations pending or
                                      threatened against one or more of the mortgaged properties.
                                      There can be no assurance that the proceeds payable in
                                      connection with a total condemnation will be sufficient to restore the related mortgaged property or to satisfy the
                                      remaining indebtedness of the related mortgage loan. The
                                      occurrence of a partial condemnation may have a material
                                      adverse effect on the continued use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related mortgage loan. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your
                                      certificates.

IMPACT OF TERRORIST ATTACKS AND
MILITARY OPERATIONS ON THE
FINANCIAL MARKETS AND YOUR
INVESTMENT                            On September 11, 2001, the United States was subjected to
                                      multiple terrorist attacks, resulting in the loss of many
                                      lives and massive property damage and destruction in New York
                                      City, the Washington, D.C. area and Pennsylvania. In its
                                      aftermath, there was considerable uncertainty in the world financial markets. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the
                                      United States. According to publicly available reports, the financial markets have in the past responded to the
                                      uncertainty with regard to the scope, nature and timing of current and possible future military responses led by the
                                      United States, as well as to the disruptions in air

                                      S-68

                                      travel, substantial losses reported by various companies
                                      including airlines, insurance providers and aircraft makers, the need for heightened security across the country and
                                      decreases in consumer confidence that can cause a general
                                      slowdown in economic growth.

                                      It is impossible to predict the duration of the current
                                      military involvement of the United States in Iraq or
                                      Afghanistan and whether the United States will be involved in any other future military actions. The continued presence of
                                      United States military personnel in Iraq and Afghanistan may prompt further terrorist attacks against the United States.

                                      It is uncertain what effects the aftermath of such military operations of the United States in Iraq, any future terrorist activities in the United States or abroad and/or any
                                      consequent actions on the part of the United States Government and others, including military action, will have on: (a)
                                      United States and world financial markets, (b) local, regional and national economies, (c) real estate markets across the
                                      United States, (d) particular business segments, including those that are important to the performance of the mortgaged properties that secure the mortgage loans and/or (e) insurance costs and the availability of insurance coverage for terrorist acts, particularly for large mortgaged properties, which could adversely affect the cash flow at such mortgaged properties.
                                      In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including
                                      hospitality mortgaged properties and those mortgaged
                                      properties in tourist areas which could reduce the ability of such mortgaged properties to generate cash flow. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. These disruptions and uncertainties could materially and adversely affect the value of, and your ability to resell, your certificates.

IMPACT OF HURRICANE KATRINA,
HURRICANE RITA AND HURRICANE WILMA
ON THE MORTGAGE LOANS AND YOUR
INVESTMENT                            The damage caused by Hurricane Katrina, Hurricane Rita and
                                      Hurricane Wilma and related windstorms, floods and tornadoes in areas of Alabama, Louisiana, Mississippi, Texas and Florida in August, September and October 2005 may adversely affect certain of the mortgaged properties. As of the cut-off date, thirty-six (36) of the mortgaged properties, securing mortgage loans representing 12.8% of the initial outstanding pool
                                      balance (which include thirty-three (33) mortgage loans in loan group 1, representing 13.6% of the initial outstanding loan group 1 balance, and three (3) mortgage loans in loan group 2, representing 5.3% of the initial outstanding loan group 2 balance), were secured by mortgaged properties located in Alabama, Louisiana, Mississippi, Texas and Florida.
                                      Although it is too soon to assess the full impact of Hurricane
                                      Katrina, Hurricane Rita and Hurricane Wilma on the United
                                      States and local economies, in the short term the effects of the storms are expected to have a material adverse effect on the local economies and income producing real estate in the affected areas. Areas affected by Hurricane Katrina, Hurricane
                                      Rita and Hurricane Wilma suffered severe flooding, wind and water damage, forced evacuations, lawlessness, contamination, gas leaks and fire and environmental damage. The devastation caused by Hurricane

                                      S-69

                                      Katrina, Hurricane Rita and Hurricane Wilma could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the
                                      storms. Specifically, there can be no assurance that displaced residents of the affected areas will return, that the
                                      economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Additionally, the standard all-risk insurance policies that borrowers under the mortgage loans are required to maintain typically do not cover flood damage. Although certain mortgage loans may require borrowers to maintain additional flood insurance, there can be no
                                      assurance that such additional insurance will be sufficient to cover damage to a mortgaged property in a heavily flooded
                                      area.

THE ABSENCE OF OR INADEQUACY OF
INSURANCE COVERAGE ON THE PROPERTY
MAY ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                     The mortgaged properties may suffer casualty losses due to risks that are not covered by insurance (including acts of terrorism) or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of the mortgaged properties are located in California and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature,
                                      including earthquakes, fires, hurricanes and floods. The
                                      mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. If a borrower does not have
                                      insurance against such risks and a casualty occurs at a
                                      mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan.

                                      Moreover, if reconstruction or major repairs are required
                                      following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major
                                      repairs or may materially increase their cost.

                                      As a result of these factors, the amount available to make distributions on your certificates could be reduced.

                                      In light of the September 11, 2001 terrorist attacks in New
                                      York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage
                                      loans (which are generally subject to periodic renewals during the term of the related mortgage loans) have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002 the Terrorism Risk
                                      Insurance Act of 2002 was enacted, which established the
                                      Terrorism Insurance Program. Under the Terrorism Insurance
                                      Program, the federal government shares the risk of loss
                                      associated with certain future terrorist acts.

                                      S-70

                                      The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was
                                      enacted, which extended the duration of the Terrorism
                                      Insurance Program until December 31, 2007.

                                      The Terrorism Insurance Program is administered by the
                                      Secretary of the Treasury and through December 31, 2007 will provide some financial assistance from the United States
                                      Government to insurers in the event of another terrorist
                                      attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce
                                      United States civilians or the United States Government.

                                      In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation will be paid under the
                                      Terrorism Insurance Program unless the aggregate industry
                                      losses relating to such act of terror exceed $100 million. As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

                                      The Treasury Department has established procedures for the program under which the federal share of compensation will be equal to 85% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any
                                      program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

                                      Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic
                                      "all-risk" policies. Any commercial property and casualty
                                      terrorism insurance exclusion that was in force on November
                                      26, 2002 is automatically voided to the extent that it
                                      excludes losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on
                                      November 26, 2002 are also voided.

                                      To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on mortgage loans may result. In addition, the failure to
                                      maintain that type of insurance may constitute a default under a mortgage loan, which could result in the acceleration and foreclosure of that mortgage loan. Alternatively, the
                                      increased costs of maintaining that type of insurance could have an adverse effect on the financial condition of the
                                      mortgage loan borrowers.

                                      Certain of the mortgage loans are secured by mortgaged
                                      properties that are not insured for acts of terrorism. If
                                      those casualty losses are not covered by standard casualty insurance policies, then in the event of a casualty from an act of terrorism, the amount available to make distributions on your certificates could be reduced.

                                      S-71

CERTAIN OTHER RISKS RELATED TO
CASUALTY AND CASUALTY INSURANCE       The loan documents for each mortgage loan generally require that (A) "all risk" insurance policies be maintained in an amount equal to either (i) not less than the full replacement cost of the related mortgaged property or (ii) the lesser of the full replacement cost of each related mortgaged property and the outstanding principal balance of the mortgage loan or
                                      (B) the related borrower will maintain such insurance
                                      coverages in such amounts as the lender may reasonably
                                      require. Notwithstanding such requirement, however, under
                                      insurance law, if an insured property is not rebuilt,
                                      insurance companies are generally required to pay only the
                                      "actual cash value" of the property, which is defined under state law but is generally equal to the replacement cost of the property less depreciation. The determination of "actual cash value" is both inexact and heavily dependent on facts and circumstances. Notwithstanding the requirements of the loan documents, an insurer may refuse to insure a mortgaged
                                      property for the loan amount if it determines that the "actual cash value" of the mortgaged property would be a lower amount, and even if it does insure a mortgaged property for the full loan amount, if at the time of casualty the "actual cash
                                      value" is lower, and the mortgaged property is not restored, only the "actual cash value" will be paid. Accordingly, if a borrower does not meet the conditions to restore a mortgaged property and the mortgagee elects to require the borrower to apply the insurance proceeds to repay the mortgage loan,
                                      rather than toward restoration, there can be no assurance that such proceeds will be sufficient to repay the mortgage loan.

                                      Certain leases may provide that such leases are terminable in connection with a casualty or condemnation including in the event the leased premises are not repaired or restored within a specified time period.

CLAIMS UNDER BLANKET INSURANCE
POLICIES MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES         Some of the mortgaged properties are covered by blanket
                                      insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other
                                      properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY NOT REFLECT
ALL CONDITIONS THAT REQUIRE REPAIR
ON THE PROPERTY                       Licensed engineers or consultants generally inspected the
                                      mortgaged properties and prepared engineering reports in
                                      connection with the origination or securitization of the
                                      mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and
                                      electrical systems and general condition of the site,
                                      buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was
                                      disclosed, such condition has been or is required to be
                                      remedied to the mortgage loan seller's

                                      S-72

                                      satisfaction, or funds as deemed necessary by the mortgage loan seller, or the related engineer or consultant have been reserved to remedy the material condition. No additional
                                      property inspections were conducted by us in connection with the issuance of the certificates.

VALUATION ESTIMATES MAY
INACCURATELY REFLECT THE VALUE OF
THE MORTGAGED PROPERTIES              An appraisal certified by the applicable appraiser to be in compliance with FIRREA was conducted in respect of each
                                      mortgaged property in connection with the origination or
                                      securitization of the related mortgage loan. The resulting estimated property values represent the analysis and opinion of the person performing the appraisal and are not guarantees of present or future values. The person performing the
                                      appraisal may have reached a different conclusion of value than the conclusion that would be reached by a different
                                      appraiser appraising the same property. Moreover, the values of the mortgaged properties may have changed significantly since the appraisal was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be
                                      significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only in Appendix I and Appendix II to this prospectus
                                      supplement. In each case the estimate presented is the one set forth in the most recent appraisal available to us as of the cut-off date, although we generally have not obtained updates to the appraisals. There is no assurance that the appraisal values indicated accurately reflect past, present or future market values of the mortgaged properties.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY CAUSE INCREASED
POOL CONCENTRATION, WHICH MAY
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES                          As principal payments or prepayments are made on mortgage
                                      loans, the remaining mortgage pool may be subject to increased concentrations of property types, geographic locations and other pool characteristics of the mortgage loans and the
                                      mortgaged properties, some of which may be unfavorable.
                                      Classes of certificates that have a lower payment priority are more likely to be exposed to this concentration risk than are certificate classes with a higher payment priority. This
                                      occurs because realized losses are allocated to the class
                                      outstanding at any time with the lowest payment priority and principal on the certificates entitled to principal is
                                      generally payable in sequential order or alphabetical order
                                      (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates), with such classes
                                      generally not being entitled to receive principal until the preceding class or classes entitled to receive principal have been retired.

                                      S-73

SUBORDINATION OF SOME CERTIFICATES
MAY AFFECT THE TIMING OF PAYMENTS
AND THE APPLICATION OF LOSSES ON
YOUR CERTIFICATES                     As described in this prospectus supplement, the rights of the holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the
                                      holders of the more senior certificates having an earlier
                                      alphabetical class designation (provided that the Class A-M
                                      Certificates will be senior in right to the Class A-J
                                      Certificates). Losses on the mortgage loans will be allocated to the Class P, Class O, Class N, Class M, Class L, Class K,
                                      Class J, Class H, Class G, Class F, Class E, Class D, Class C,
                                      Class B, Class A-J and Class A-M Certificates, in that order, reducing amounts otherwise payable to each class. Any
                                      remaining losses would then be allocated or cause shortfalls to the Class A-1, Class A-1A, Class A-2, Class A-AB and Class
                                      A-3 Certificates, pro rata, and, solely with respect to losses of interest, to the Class X Certificates, in proportion to the amounts of interest or principal distributable on those
                                      certificates.

THE OPERATION OF THE MORTGAGED
PROPERTY FOLLOWING FORECLOSURE OF
THE MORTGAGE LOAN MAY AFFECT THE
TAX STATUS OF THE TRUST AND MAY
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES                          If the trust acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the special
                                      servicer will generally retain an independent contractor to operate the property. Any net income from operations other than qualifying "rents from real property", or any rental
                                      income based on the net profits derived by any person from such property or allocable to a non-customary service, will subject the trust to a federal tax on such income at the
                                      highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your
                                      certificates will be reduced. The special servicer may permit the trust to earn such above described "net income from
                                      foreclosure property" but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.
                                      In addition, if the trust were to acquire one or more
                                      mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged
                                      properties, the trust may in certain jurisdictions,
                                      particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such mortgaged properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT THE
TIMING OF PAYMENTS ON YOUR
CERTIFICATES                          Some states, including California, have laws prohibiting more than one "judicial action" to enforce a mortgage obligation.
                                      Some courts have construed the term "judicial action" broadly.
                                      In the case of any mortgage loan secured by mortgaged
                                      properties located in multiple states, the master servicer or special servicer may be required to

                                      S-74

                                      foreclose first on mortgaged properties located in states
                                      where these "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only
                                      permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be significantly delayed and otherwise limited by the application of state laws.

THE BANKRUPTCY OR INSOLVENCY OF ANY
AFFILIATED BORROWERS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                          Twenty (20) groups of mortgage loans (which include fourteen
                                      (14) groups of mortgage loans in loan group 1, representing
                                      19.3% of the initial loan group 1 balance, four (4) groups of mortgage loans in loan group 2, representing 20.9% of the
                                      initial loan group 2 balance and two (2) groups of mortgage loans that include mortgage loans in loan group 1 and loan group 2, representing 5.7% of the initial outstanding pool balance), the three (3) largest of which represent 4.2%, 3.7%
                                      and 2.6%, respectively, of the initial outstanding pool
                                      balance, were made to borrowers that are affiliated through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are
                                      commonly managed. The related borrower concentrations of the three (3) largest groups in loan group 1 represent 4.7%, 2.9%
                                      and 1.9%, respectively, of the initial outstanding loan group
                                      1 balance, the three (3) largest groups in loan group 2
                                      represent 8.7%, 5.8% and 4.2% of the initial outstanding loan group 2 balance, and the two (2) groups that contain mortgage loans in loan group 1 and loan group 2, represent 3.7% and
                                      2.0%, respectively, of the initial outstanding pool balance.

                                      The bankruptcy or insolvency of any such borrower or
                                      respective affiliate could have an adverse effect on the
                                      operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

TENANT LEASES MAY HAVE PROVISIONS
THAT COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES         In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain
                                      attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the
                                      property to a foreclosing lender or purchaser at foreclosure.
                                      Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is
                                      located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain

                                      S-75

                                      attornment provisions, such mortgaged property could
                                      experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

                                      Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a
                                      mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example,
                                      provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights, for example, an option to purchase the mortgaged property or a right of first refusal to purchase the mortgaged property, the provisions of the lease will take
                                      precedence over the provisions of the mortgage.

                                      Additionally, with respect to certain of the mortgage loans, the related borrower may have granted certain tenants a right of first refusal in the event a sale is contemplated or a
                                      purchase option to purchase all or a portion of the mortgaged property. Such provisions, if not waived or subordinated, may impede the lender's ability to sell the related mortgaged
                                      property at foreclosure or adversely affect the foreclosure bid price.

TENANCIES IN COMMON MAY
HINDER RECOVERY                       Borrowers under sixteen (16) mortgage loans, representing 3.7%
                                      of the initial outstanding pool balance (which include fifteen
                                      (15) mortgage loans in loan group 1, representing 3.8% of the initial outstanding loan group 1 balance, and one (1) mortgage loan in loan group 2, representing 2.9% of the initial
                                      outstanding loan group 2 balance, and which include Mortgage
                                      Loan Nos. 20, 71, 84, 89, 105, 115, 116, 119, 121, 125, 126,
                                      143, 158, 180, 199 and 202) own the related mortgaged property as tenants-in-common. In general, with respect to a
                                      tenant-in-common ownership structure, each tenant-in-common owns an undivided interest in the property and if such
                                      tenant-in-common desires to sell its interest in the property
                                      (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. In addition,
                                      Mortgage Loan No. 91, which had an outstanding principal
                                      balance as of the cut-off date of $4,092,654, representing
                                      0.3% of the initial outstanding pool balance (and representing
                                      0.3% of the initial outstanding loan group 1 balance), permits the existing borrower to prospectively sell its interest in the related mortgaged property to a tenant-in-common ownership structure.

                                      The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early
                                      repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common mortgagors, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. In some cases, the related mortgage loan documents

                                      S-76

                                      provide for full recourse to the related tenant-in-common
                                      borrower or the guarantor if a tenant-in-common files for
                                      partition or bankruptcy. In some cases, the related
                                      tenant-in-common borrower waived its right to partition,
                                      reducing the risk of partition. However, there can be no
                                      assurance that, if challenged, this waiver would be
                                      enforceable. In some cases, the related tenant-in-common
                                      borrower is a special purpose entity (in some cases
                                      bankruptcy-remote), reducing the risk of bankruptcy. The
                                      tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower
                                      files for bankruptcy, the bankruptcy court stay will be
                                      reinstated. There can be no assurance that a bankruptcy
                                      proceeding by a single tenant-in-common borrower will not
                                      delay enforcement of this mortgage loan.

INCREASES IN REAL ESTATE TAXES DUE
TO TERMINATION OF A PILOT PROGRAM
OR OTHER TAX ABATEMENT ARRANGEMENTS
MAY REDUCE PAYMENTS TO
CERTIFICATEHOLDERS                    Certain of the mortgaged properties securing the mortgage
                                      loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a PILOT program) or other tax abatement arrangements. Some of these programs or arrangements may be scheduled to terminate or have significant tax
                                      increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower. An
                                      increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans. There are no assurances that any such program will continue for the
                                      duration of the related mortgage loan.

LEGAL ACTION ARISING OUT OF
ORDINARY BUSINESS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                          There may be pending or threatened legal actions, suits or proceedings against the borrowers and managers of the
                                      mortgaged properties and their respective affiliates arising out of their ordinary business. We cannot assure you that any such actions, suits or proceedings would not have a material adverse effect on your certificates.

RISKS RELATING TO COMPLIANCE WITH
THE AMERICANS WITH DISABILITIES ACT
COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                     Under the Americans with Disabilities Act of 1990, public
                                      accommodations are required to meet certain federal
                                      requirements related to access and use by disabled persons.
                                      Borrowers may incur costs complying with the Americans with
                                      Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to pay debt service would be reduced.

                                      S-77

CONFLICTS OF INTEREST MAY HAVE AN
ADVERSE EFFECT ON YOUR CERTIFICATES   Conflicts between various certificateholders. The special
                                      servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. The operating adviser will have the right to replace the special servicer upon satisfaction of certain conditions set forth in the pooling and servicing agreement. At any given time, the operating adviser will be controlled generally by the holders of the most subordinate, or, if its certificate principal balance is less than 25% of its original certificate balance, the next most subordinate, class of certificates, that is, the controlling class, outstanding from time to time
                                      (or with respect to an A/B Mortgage Loan, the holder of the related B Note to the extent set forth in the related
                                      intercreditor agreement), and such holders may have interests in conflict with those of the holders of the other
                                      certificates. In addition, the operating adviser will have the right to approve the determination of customarily acceptable costs with respect to insurance coverage and the right to
                                      advise the special servicer with respect to certain actions of the special servicer and, in connection with such rights, may act solely in the interest of the holders of certificates of the controlling class, without any liability to any
                                      certificateholder. For instance, the holders of certificates of the controlling class might desire to mitigate the
                                      potential for loss to that class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future
                                      proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market
                                      downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken. In
                                      general, no servicer is required to act in a manner more
                                      favorable to the offered certificates than to the privately offered certificates.

                                      The master servicer, any primary servicer, the special
                                      servicer or an affiliate of any of them may hold subordinate mortgage notes or acquire certain of the most subordinated certificates, including those of the initial controlling
                                      class. Under such circumstances, the master servicer, a
                                      primary servicer and the special servicer may have interests that conflict with the interests of the other holders of the certificates. However, the pooling and servicing agreement and each primary servicing agreement will provide that the
                                      mortgage loans are to be serviced in accordance with the
                                      servicing standard and without regard to ownership of any
                                      certificates by the master servicer, the primary servicer or the special servicer, as applicable. The initial special
                                      servicer under the pooling and servicing agreement will be
                                      ARCap Servicing, Inc.; the initial operating adviser under the pooling and servicing agreement will be ARCap REIT, Inc.

                                      Conflicts between certificateholders and the Non-Serviced
                                      Mortgage Loan Master Servicer and/or the Non-Serviced Mortgage
                                      Loan Special Servicer. Any non-serviced mortgage loan will be serviced and administered pursuant to the related non-serviced mortgage loan pooling and servicing agreement, which provides for servicing arrangements that are generally consistent with the terms of other comparably rated commercial mortgage loan securitizations. Consequently, non-serviced mortgage loans will not be serviced and administered pursuant to the terms of the pooling and servicing

                                      S-78

                                      agreement. In addition, the legal and/or beneficial owners of the other mortgage loans secured by the mortgaged property securing non-serviced mortgage loans, directly or through
                                      representatives, have certain rights under the related
                                      non-serviced mortgage loan pooling and servicing agreement and the related intercreditor agreement that affect such mortgage loans, including with respect to the servicing of such
                                      mortgage loans and the appointment of a special servicer with respect to such mortgage loans. Those legal and/or beneficial owners may have interests that conflict with your interests.

                                      Conflicts between certificateholders and the holders of
                                      subordinate notes. Pursuant to the terms of the related
                                      intercreditor agreements, neither the master servicer nor
                                      special servicer may enter into material amendments,
                                      modifications or extensions of a mortgage loan in a material manner without the consent of the holder of the related
                                      subordinate note, subject to the expiration of the subordinate note holder's consent rights. The holders of the subordinate notes (or their respective designees) may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, approvals to proposed actions of the master servicer or special servicer, as
                                      applicable, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of offered certificates.

                                      Conflicts between certificateholders and primary servicer. The primary servicer for certain of the mortgage loans will be
                                      Principal Global Investors, LLC, an affiliate of a mortgage loan seller. The primary servicer for certain of the mortgage loans will be Wells Fargo Bank, National Association, a
                                      mortgage loan seller. It is anticipated that the master
                                      servicer will delegate many of its servicing obligations with respect to these mortgage loans to such primary servicers
                                      pursuant to primary servicing agreements. Under these
                                      circumstances, the primary servicers, because it is either a seller or an affiliate of a seller, may have interests that conflict with the interests of the holders of the
                                      certificates.

                                      Conflicts between borrowers and property managers. It is
                                      likely that many of the property managers of the mortgaged properties, or their affiliates, manage additional properties, including properties that may compete with the mortgaged
                                      properties. Affiliates of the managers, and managers
                                      themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may
                                      accordingly experience conflicts of interest in the management of such mortgaged properties.

                                      Conflicts between the trust and the mortgage loan sellers. The activities of the mortgage loan sellers, and their affiliates or subsidiaries, may involve properties that are in the same markets as the mortgaged properties underlying the
                                      certificates. In such case, the interests of each of the
                                      mortgage loan sellers, or their affiliates or subsidiaries, may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may arise between the trust and each of the mortgage loan sellers, or their
                                      affiliates or subsidiaries, that engage in the acquisition, development, operation, leasing, financing

                                      S-79

                                      and disposition of real estate if those mortgage loan sellers acquire any certificates. In particular, if certificates held by a mortgage loan seller are part of a class that is or
                                      becomes the controlling class the mortgage loan seller as part of the holders of the controlling class would have the ability to influence certain actions of the special servicer under circumstances where the interests of the trust conflict with the interests of the mortgage loan seller, or its affiliates or subsidiaries, as acquirors, developers, operators, tenants, financers or sellers of real estate related assets.

                                      The mortgage loan sellers, or their affiliates or
                                      subsidiaries, may acquire a portion of the certificates. Under those circumstances, they may become the controlling class, and as the controlling class, have interests that may conflict with their interests as a seller of the mortgage loans.

                                      In addition, any subordinate indebtedness secured by the
                                      related mortgaged property, any mezzanine loans and/or any future mezzanine loans related to certain of the mortgage
                                      loans may be held by the respective sellers of such mortgage loan or affiliates or subsidiaries thereof. The holders of such subordinate indebtedness or such mezzanine loans may have interests that conflict with the interests of the holders of the certificates.

                                      Additionally, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller, or an affiliate or subsidiary of a
                                      mortgage loan seller, and the mortgage loan sellers, or their affiliates or subsidiaries, may have or have had equity
                                      investments in the borrowers (or in the owners of the
                                      borrowers) or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers, and their affiliates or subsidiaries, have made and/or may make or have preferential rights to make loans to, or equity
                                      investments in, affiliates of the borrowers under the mortgage loans.

                                      Other Conflicts. The depositor is an affiliate of Morgan
                                      Stanley Mortgage Capital Inc., a mortgage loan seller and a sponsor, and Morgan Stanley & Co. Incorporated, one of the underwriters. Bear Stearns Commercial Mortgage, Inc., one of the mortgage loan sellers and a sponsor, is an affiliate of
                                      Bear Stearns & Co. Inc., one of the underwriters. Wells Fargo
                                      Bank, National Association is a mortgage loan seller, a
                                      sponsor, the master servicer, the paying agent, the
                                      certificate registrar and the authenticating agent. Principal
                                      Commercial Funding II, LLC, a mortgage loan seller and
                                      sponsor, is affiliated with Principal Global Investors, LLC, one of the primary servicers. LaSalle Bank National
                                      Association and Morgan Stanley Mortgage Capital Inc. are
                                      parties to a custodial agreement whereby LaSalle, for
                                      consideration, provides custodial services to Morgan Stanley
                                      Mortgage Capital Inc. for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial
                                      agreement, LaSalle Bank National Association is currently
                                      providing custodial services for most of the mortgage loans to be sold by Morgan Stanley Mortgage Capital Inc. to the
                                      depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial
                                      mortgage-backed securitization industry providing for the
                                      delivery, receipt, review and safekeeping of mortgage loan files. LaSalle Bank National

                                      S-80

                                      Association and Bear Stearns Commercial Mortgage Inc. are
                                      parties to a custodial agreement whereby LaSalle, for
                                      consideration, provides custodial services to Bear Stearns
                                      Commercial Mortgage Inc. for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial
                                      agreement, LaSalle Bank National Association is currently
                                      providing custodial services for most of the mortgage loans to be sold by Bear Stearns Commercial Mortgage Inc. to the
                                      depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial
                                      mortgage-backed securitization industry providing for the
                                      delivery, receipt, review and safekeeping of mortgage loan files.

PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR CERTIFICATES        The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal
                                      payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases as a result of a mortgage loan seller's material breach of representations and warranties or material defects in a mortgage loan's
                                      documentation. In addition, certain of the mortgage loans may require that, upon the occurrence of certain events, funds held in escrow or proceeds from letters of credit may be
                                      applied to the outstanding principal balance of such mortgage loans as further discussed in the footnotes to Appendix II attached to this prospectus supplement.

                                      The investment performance of your certificates may vary
                                      materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

                                      Voluntary prepayments under some of the mortgage loans are prohibited for specified lock-out periods or require payment of a prepayment premium or a yield maintenance charge or both, unless the prepayment occurs within a specified period prior to and including the anticipated repayment date or maturity date, as the case may be. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium or a yield maintenance charge or the amount of such premium or charge will be sufficient to compensate you for shortfalls in payments on your certificates on account of such prepayments.
                                      We also cannot assure you that involuntary prepayments will not occur or that borrowers will not default in order to avoid the application of lock-out periods. The rate at which
                                      voluntary prepayments occur on the mortgage loans will be
                                      affected by a variety of factors, including:

                                      o   the terms of the mortgage loans;

                                      o   the length of any prepayment lock-out period;

                                      o   the level of prevailing interest rates;

                                      o   the availability of mortgage credit;

                                      S-81

                                      o   the applicable yield maintenance charges or prepayment
                                          premiums and the ability of the master servicer, primary
                                          servicer or special servicer to enforce the related
                                          provisions;

                                      o   the failure to meet requirements for release of
                                          escrows/reserves that result in a prepayment;

                                      o   the occurrence of casualties or natural disasters; and

                                      o   economic, demographic, tax or legal factors.

                                      Generally, no yield maintenance charge or prepayment premium will be required for prepayments (i) in connection with a
                                      casualty or condemnation unless an event of default has
                                      occurred or (ii) in connection with the resolution of a
                                      specially serviced mortgage loan. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to the material breach of a representation or warranty or a material document defect or the mortgage loan is otherwise purchased from the trust (including certain purchases by the holder of a B Note or mezzanine loan), the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no yield maintenance charge or prepayment premium will be payable. Any such repurchase or purchase may, therefore, adversely affect the yield to
                                      maturity on your certificates.

                                      Although all of the mortgage loans have protection against voluntary prepayments in the form of lock-out periods,
                                      defeasance provisions, yield maintenance provisions and/or prepayment premium provisions, there can be no assurance that
                                      (i) borrowers will refrain from prepaying mortgage loans due to the existence of a yield maintenance charge or prepayment premium or (ii) involuntary prepayments or repurchases will not occur.

                                      In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have yield maintenance
                                      charges. This can lead to substantial variance from loan to loan with respect to the amount of yield maintenance charge that is due on the related prepayment. Also, the description in the mortgage notes of the method of calculation of
                                      prepayment premiums and yield maintenance charges is complex and subject to legal interpretation and it is possible that another person would interpret the methodology differently from the way we did in estimating an assumed yield to maturity on your certificates as described in this prospectus
                                      supplement. See Appendix II attached to this prospectus
                                      supplement for a description of the various prepayment
                                      provisions.

                                      S-82

RELEASE OF COLLATERAL                 Notwithstanding the prepayment restrictions described in this prospectus supplement, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the
                                      mortgaged property) subject to the satisfaction of certain conditions described in Appendix II attached to this
                                      prospectus supplement. In order to obtain such release (other than with respect to the release of certain non-material
                                      portions of the mortgaged properties which may not require payment of a release price), the borrower is required (among other things) to pay a release price, which may include a
                                      prepayment premium or yield maintenance charge on all or a portion of such payment.

                                      In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other
                                      portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. In addition, certain of the mortgage loans permit the related borrower to
                                      substitute collateral under certain circumstances.

                                      See Appendix II attached to this prospectus supplement for further details regarding the various release provisions.

THE YIELD ON YOUR CERTIFICATE WILL
BE AFFECTED BY THE PRICE AT WHICH
THE CERTIFICATE WAS PURCHASED AND
THE RATE, TIMING AND AMOUNT OF
DISTRIBUTIONS ON YOUR CERTIFICATE     The yield on any certificate will depend on (1) the price at which such certificate is purchased by you and (2) the rate, timing and amount of distributions on your certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

                                      o   the interest rate for such certificate;

                                      o   the rate and timing of principal payments (including
                                          principal prepayments) and other principal collections
                                          (including loan purchases in connection with breaches of
                                          representations and warranties) on or in respect of the
                                          mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the
                                          certificate balance of such certificate;

                                      o   the rate, timing and severity of losses on or in respect
                                          of the mortgage loans or unanticipated expenses of the
                                          trust;

                                      o   the rate and timing of any reimbursement of the master
                                          servicer, the special servicer or the trustee, as
                                          applicable, out of the Certificate Account of
                                          nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such
                                          modification;

                                      o   the timing and severity of any interest shortfalls
                                          resulting from prepayments to the extent not offset by a
                                          reduction in master servicer compensation as described in
                                          this prospectus supplement;

                                      o   the timing and severity of any reductions in the appraised value of any mortgaged property in a manner that has an
                                          effect on the amount of advancing required on the related
                                          mortgage loan; and

                                      S-83

                                      o   the method of calculation of prepayment premiums and yield maintenance charges and the extent to which prepayment
                                          premiums and yield maintenance charges are collected and,
                                          in turn, distributed on such certificate.

                                      In addition, any change in the weighted average life of a
                                      certificate may adversely affect yield. Prepayments resulting in a shortening of weighted average lives of certificates may be made at a time of lower interest rates when you may be
                                      unable to reinvest the resulting payment of principal at a rate comparable to the effective yield anticipated when making the initial investment in certificates. Delays and extensions resulting in a lengthening of the weighted average lives of the certificates may occur at a time of higher interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher
                                      rates.

YOU BEAR THE RISK OF
BORROWER DEFAULTS                     The rate and timing of delinquencies or defaults on the
                                      mortgage loans could affect the following aspects of the
                                      offered certificates:

                                      o   the aggregate amount of distributions on them;

                                      o   their yields to maturity;

                                      o   their rates of principal payments; and

                                      o   their weighted average lives.

                                      The rights of holders of each class of subordinate
                                      certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation (provided that the Class A-M Certificates will be senior in right to the
                                      Class A-J Certificates). Losses on the mortgage loans will be allocated to the Class P, Class O, Class N, Class M, Class L,
                                      Class K, Class J, Class H, Class G, Class F, Class E, Class D,
                                      Class C, Class B, Class A-J and Class A-M Certificates, in
                                      that order, reducing amounts otherwise payable to each class.
                                      Any remaining losses would then be allocated to the Class A-1
                                      Certificates, the Class A-1A Certificates, the Class A-2
                                      Certificates, the Class A-AB Certificates and the Class A-3
                                      Certificates, pro rata, and with respect to losses of interest only, the Class X Certificates based on their respective
                                      entitlements.

                                      If losses on the mortgage loans exceed the aggregate
                                      certificate balance of the classes of certificates
                                      subordinated to a particular class, that particular class will suffer a loss equal to the full amount of that excess up to the outstanding certificate balance of such class.

                                      If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under extreme scenarios, such yield could be negative. In general, the earlier a loss is borne by your certificates, the greater the effect on your yield to maturity.

                                      S-84

                                      Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover
                                      delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

                                      Also, if the related borrower does not repay a mortgage loan with an anticipated repayment date by its anticipated
                                      repayment date, the effect will be to increase the weighted average life of your certificates and may reduce your yield to maturity.

                                      Furthermore, if principal and interest advances and/or
                                      servicing advances are made with respect to a mortgage loan after default and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any
                                      reimbursements of those advances prior to the actual
                                      collection of the amount for which the advance was made may also result in reductions in distributions of principal to the holders of the offered certificates for the current month.

INTEREST ON ADVANCES AND
COMPENSATION TO THE MASTER
SERVICER, THE SPECIAL SERVICER, THE
TRUSTEE MAY HAVE AN ADVERSE EFFECT
ON THE PAYMENTS ON YOUR
CERTIFICATES                          To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, if
                                      applicable (and the related master servicer, the special
                                      servicer, the trustee or any fiscal agent in respect of any non-serviced mortgage loans), will be entitled to receive
                                      interest at the "prime rate" on unreimbursed advances they have made with respect to delinquent monthly payments or that are made with respect to the preservation and protection of the related mortgaged property or enforcement of the mortgage loan. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. No advance interest will accrue during the grace period, if any, for the related mortgage loan. This interest may be offset in part by default interest and late payment charges paid by the borrower in
                                      connection with the mortgage loan or by certain other amounts.
                                      In addition, under certain circumstances, including
                                      delinquencies in the payment of principal and interest, a
                                      mortgage loan will be serviced by the special servicer, and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on
                                      advances and special servicing compensation is senior to the rights of certificateholders to receive distributions. The payment of interest on advances and the payment of
                                      compensation to the special servicer may result in shortfalls in amounts otherwise distributable on the certificates.

LEASEHOLD INTERESTS ENTAIL CERTAIN
RISKS WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES         In addition, seven (7) of the mortgaged properties, securing mortgage loans representing 9.8% of the initial outstanding pool balance (and representing 10.8% of the initial
                                      outstanding loan group 1 balance), are

                                      S-85

                                      subject to a first mortgage lien on a leasehold interest under a ground lease.

                                      Five (5) of the mortgaged properties, securing mortgage loans representing 8.1% of the initial outstanding pool balance (and representing 9.0% of the initial outstanding loan group 1
                                      balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of the related mortgaged property and a leasehold interest in the remainder of the related
                                      mortgaged property.

                                      Leasehold mortgage loans are subject to certain risks not
                                      associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease requires the lessor to give the
                                      lender notice of the borrower's defaults under the ground
                                      lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions
                                      typically included in a "mortgageable" ground lease.

                                      In addition, certain of the mortgaged properties are subject to various use restrictions imposed by the related ground
                                      lease, and these limitations could adversely affect the
                                      ability of the related borrower to lease or sell the mortgaged property on favorable terms, thus adversely affecting the
                                      borrower's ability to fulfill its obligations under the
                                      related mortgage loan.

                                      Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor lessee/borrower
                                      rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in
                                      bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a
                                      ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated
                                      notwithstanding lender protection provisions contained therein or in the mortgage.

                                      In a decision by the United States Court of Appeals for the
                                      Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC,
                                      327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under
                                      Section 363(f) of the Bankruptcy Code (11 U.S.C. Section
                                      363(f)) upon the bankruptcy of a landlord, such sale
                                      terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the
                                      statutory sale of the property so as to

                                      S-86

                                      provide adequate protection of the leasehold interests;
                                      however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold
                                      interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale
                                      under Section 363(f) of the Bankruptcy Code would not be
                                      authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary
                                      satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy
                                      Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide
                                      assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot provide
                                      assurances that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.

                                      Some of the ground leases securing the mortgaged properties provide that the ground rent payable under the ground lease increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

THE MORTGAGE LOAN SELLERS ARE
SUBJECT TO BANKRUPTCY OR INSOLVENCY
LAWS THAT MAY AFFECT THE TRUST'S
OWNERSHIP OF THE MORTGAGE LOANS       In the event of the insolvency of any mortgage loan seller, it is possible the trust's right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your
                                      certificates could occur.

                                      Based upon opinions of counsel that the conveyance of the
                                      mortgage loans would generally be respected in the event of insolvency of the mortgage loan sellers, which opinions are subject to various assumptions and qualifications, the
                                      depositor believes that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to
                                      assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the
                                      certificates would be delayed while a court resolves the
                                      claim.

LIMITED LIQUIDITY AND MARKET VALUE
MAY ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                     Your certificates will not be listed on any securities
                                      exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for the certificates. While the underwriters currently intend to make a secondary market in the
                                      certificates, none of them is obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates, which could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including then-prevailing interest rates. Furthermore, you should be aware that the market for

                                      S-87

                                      securities of the same type as the certificates has in the past been volatile and offered very limited liquidity.

WEIGHTED AVERAGE COUPON RATE
ENTAILS RISKS WHICH MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                          The interest rates on one or more classes of certificates may be based on a weighted average of the mortgage loan interest rates net of the administrative cost rate, which is calculated based upon the respective principal balances of the mortgage loans. Alternatively, the interest rate on one or more classes of the certificates may be capped at such weighted average rate. This weighted average rate is further described in this prospectus supplement under the definition of "Weighted
                                      Average Net Mortgage Rate" in the "Glossary of Terms." Any
                                      class of certificates that is either fully or partially based upon the weighted average net mortgage rate may be adversely affected by disproportionate principal payments, prepayments, defaults and other unscheduled payments on the mortgage loans.
                                      Because some mortgage loans will amortize their principal more quickly than others, the rate may fluctuate over the life of those classes of your certificates.

                                      In general, mortgage loans with relatively high mortgage
                                      interest rates are more likely to prepay than mortgage loans with relatively low mortgage interest rates. For instance, varying rates of unscheduled principal payments on mortgage loans which have interest rates above the weighted average net mortgage rate may have the effect of reducing the interest rate of your certificates.

      This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors" section and elsewhere in this prospectus supplement.

                                      S-88

                               TRANSACTION PARTIES

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Bear Stearns Commercial Mortgage, Inc.

Overview

      Bear Stearns Commercial Mortgage, Inc., a New York corporation ("BSCMI"), is a sponsor of this transaction and is one of the mortgage loan sellers. BSCMI or an affiliate originated or acquired and underwrote all of the mortgage loans sold to the depositor by BSCMI. BSCMI originates, acquires and underwrites loans through its New York City and Los Angeles offices.

      BSCMI is a wholly-owned subsidiary of The Bear Stearns Companies Inc.
(NYSE: BSC) and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. The principal offices of BSCMI are located at 383 Madison Avenue,
New York, New York 10179, and its telephone number is (212) 272-2000.

      BSCMI's primary business is the underwriting, origination and sale of mortgage loans secured by commercial or multifamily properties. BSCMI sells the great majority of the mortgage loans that it originates through commercial mortgage backed securities ("CMBS") securitizations. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. In its fiscal year ended November 30, 2006, the total amount of commercial mortgage loans originated by BSCMI since 1995 was in excess of $39 billion, of which approximately $30 billion has been securitized. Of the approximately $30 billion of securitized commercial mortgage loans, approximately $18 billion has been securitized by an affiliate of BSCMI acting as depositor, and approximately $12 billion has been securitized by unaffiliated entities acting as depositor. In its fiscal year ended November 30, 2006, BSCMI originated approximately $10 billion of commercial mortgage loans, of which approximately $5 billion was securitized by an affiliate of BSCMI acting as depositor, and approximately $4 billion was securitized by unaffiliated entities acting as depositor.

      BSCMI's annual commercial mortgage loan originations have grown from approximately $65 million in 1995 to approximately $1 billion in 2000 and to approximately $10 billion in its fiscal year ended November 30, 2006. The commercial mortgage loans originated by BSCMI include both fixed and floating rate loans and both conduit loans and large loans. BSCMI primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. BSCMI originates loans in every state and in Puerto Rico and the
U.S. Virgin Islands.

      As a sponsor, BSCMI originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with Bear,
Stearns & Co. Inc. and other underwriters, BSCMI works with rating agencies, loan sellers and servicers in structuring the securitization transaction. BSCMI acts as sponsor, originator or mortgage loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which BSCMI has participated to date include each of the prior series of certificates issued under the "TOP" program, in which BSCMI,
Wells Fargo Bank, National Association, Morgan Stanley Mortgage Capital Inc.,
Principal Commercial Funding, LLC and/or Principal Commercial Funding II, LLC
generally are mortgage loan sellers and sponsors, and Bear Stearns Commercial
Mortgage Securities Inc., an affiliate of BSCMI (the "BSCMSI Depositor"), and
Morgan Stanley Capital I Inc., which is an affiliate of Morgan Stanley Mortgage
Capital Inc., have alternately acted as depositor and the "PWR" program, in which BSCMI, Prudential Mortgage Capital Funding, LLC, Wells Fargo Bank,
National Association, Nationwide Life Insurance Company, Principal Commercial
Funding, LLC and/or Principal Commercial Funding II, LLC generally are mortgage loan sellers, and the BSCMSI Depositor or Bear Stearns Commercial Mortgage
Securities II Inc. acts as depositor. As of January 1, 2007, BSCMI securitized approximately $7 billion of commercial mortgage loans through the TOP program and approximately $7 billion of commercial mortgage loans through the PWR program.

                                      S-89

      Neither BSCMI nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, BSCMI sells the right to be appointed servicer of its securitized mortgage loans to rating-agency approved servicers, including Wells Fargo Bank, National Association, the master servicer in this transaction, and Bank of America, N.A.

BSCMI's Underwriting Standards

      General. All of the BSCMI mortgage loans were originated or acquired by
BSCMI or an affiliate of BSCMI. In each case, the loans were underwritten generally in accordance with the underwriting criteria summarized below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, tenancy and location of the real estate collateral and the sponsorship of the borrower, will impact the extent to which the general criteria are applied to a specific mortgage loan. The underwriting criteria are general, and there is no assurance that every mortgage loan will comply in all respects with the criteria.

      Mortgage Loan Analysis. The BSCMI credit underwriting team for each mortgage loan is comprised of real estate professionals from BSCMI. The underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit and background of the borrower and certain key principals of the borrower are examined prior to approval of the mortgage loan. This analysis includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. A member of the BSCMI underwriting team visits and inspects each property to confirm occupancy rates and to analyze the property's market and utility within the market.

      Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from BSCMI and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms or reject a mortgage loan.

      Debt Service Coverage Ratio and LTV Ratio. BSCMI's underwriting criteria generally require the following minimum debt service coverage ratios and maximum loan-to-value ratios for each indicated property type:

     PROPERTY TYPE                      DSCR GUIDELINE      LTV RATIO GUIDELINE
     -------------                      --------------      -------------------
     Multifamily                            1.20x                   80%
     Office                                 1.25x                   75%
     Anchored Retail                        1.20x                   80%
     Unanchored Retail                      1.30x                   75%
     Self-storage                           1.30x                   75%
     Hotel                                  1.40x                   70%
     Industrial                             1.25x                   70%
     Manufactured Housing Community         1.25x                   75%

      Debt service coverage ratios are calculated based on anticipated
Underwritten Net Cash Flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination.

      Escrow Requirements. BSCMI generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses.
Generally, the required escrows for mortgage loans originated by BSCMI are as follows:

                                      S-90

      Taxes and Insurance-Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

      Replacement Reserves-Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for
BSCMI or the following minimum amounts:

     PROPERTY TYPE                      RESERVE GUIDELINE
     -------------                      -----------------
     Multifamily                        $250 per unit
     Office                             $0.20 per square foot
     Retail                             $0.15 per square foot
     Self-storage                       $0.15 per square foot
     Hotel                              5% of gross revenue
     Industrial                         $0.10 - $0.15 per square foot
     Manufactured Housing Community     $50 per pad

      Deferred Maintenance/Environmental Remediation-An initial deposit, upon funding of the mortgage loan, in an amount generally equal to 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

      Re-tenanting-In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

Morgan Stanley Mortgage Capital Inc.

      Morgan Stanley Mortgage Capital Inc., a New York corporation formed in
1984 ("MSMC") is a sponsor of this transaction and is one of the mortgage loan sellers. MSMC is an affiliate of the depositor and one of the underwriters and is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS). The executive offices of MSMC are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMC also has offices in Chicago, Illinois, Los
Angeles, California, Irvine, California, Herndon, Virginia and Alpharetta,
Georgia. MSMC originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMC also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMC nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations. MSMC originated all of the mortgage loans it is selling to us.

MSMC's Commercial Mortgage Securitization Program

      MSMC has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMC originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley
Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMC acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMC's "IQ," "HQ" and "TOP" securitization programs typically involve multiple mortgage loan sellers.

      Substantially all mortgage loans originated by MSMC are sold to securitizations as to which MSMC acts as either sponsor or mortgage loan seller.
Mortgage loans originated and securitized by MSMC include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and mortgage loans included in both public and private securitizations. MSMC also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with

                                      S-91

respect to originations and securitizations of commercial and multifamily mortgage loans by MSMC for the four years ending on December 31, 2006.

                                                                      TOTAL MSMC
                                                                    MORTGAGE LOANS        TOTAL MSMC
                                     TOTAL MSMC MORTGAGE LOANS     SECURITIZED WITH        MORTGAGE
                    TOTAL MSMC           SECURITIZED WITH           NON-AFFILIATED          LOANS
YEAR              MORTGAGE LOANS*      AFFILIATED DEPOSITOR           DEPOSITOR          SECURITIZED
----              ---------------    -------------------------     ----------------      -----------
                                        (APPROXIMATE AMOUNTS IN BILLIONS OF $)

2006                   16.9                     8.9                      1.9                 10.7
2005                   12.9                     8.2                      1.5                 9.6
2004                    7.6                     5.1                      1.3                 6.4
2003                    6.4                     3.5                      1.3                 4.8

      *Includes all mortgage loans originated or purchased by MSMC in the relevant year. Mortgage loans originated in a given year that were not securitized in that year generally were held for securitization in the following year.

      MSMC's large mortgage loan program typically originates mortgage loans larger than $75 million, although MSMC's conduit mortgage loan program also sometimes originates such large mortgage loans. MSMC originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. The largest property concentrations of MSMC securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

Underwriting Standards

      Conduit mortgage loans originated by MSMC will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      The MSMC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMC also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance." MSMC typically retains outside consultants to conduct its credit underwriting.

      Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and LTV Ratio. MSMC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV
Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual

                                      S-92

characteristics of a mortgage loan. For example, MSMC may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees,
MSMC's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus supplement and Appendix II may differ from the amount calculated at the time of origination. In addition, MSMC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage
Pool" in this prospectus supplement.

      Escrow Requirements. MSMC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMC.

Servicing

      MSMC currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, MSMC may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Wells Fargo Bank, National Association

      Wells Fargo Bank, National Association, a national banking association
("Wells Fargo Bank"), is a sponsor of this transaction and is one of the mortgage loan sellers. Wells Fargo Bank originated and underwrote all of the mortgage loans it is selling to us.

      Wells Fargo Bank is a wholly-owned subsidiary of Wells Fargo & Company
(NYSE: WFC). The principal office of Wells Fargo Bank's commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco,
California 94105, and its telephone number is (415) 396-7697.

      Wells Fargo Bank is engaged in a general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells
Fargo Bank is a national banking association chartered by the Office of the
Comptroller of the Currency (the "OCC") and is subject to the regulation, supervision and examination of the OCC.

Wells Fargo Bank's Commercial Mortgage Securitization Program

      Wells Fargo Bank has been active as a participant in securitizations of commercial and multifamily mortgage loans since 1995. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to an unaffiliated securitization depositor and participating in structuring decisions. Multiple mortgage loan seller transactions in which Wells Fargo Bank has participated include the "TOP"
program in which

                                      S-93

Morgan Stanley Capital I Inc. and Bear Stearns Commercial Mortgage Securities
Inc. have alternately acted as depositor, the "PWR" program in which the BSCMSI
Depositor or Bear Stearns Commercial Mortgage Securities II Inc. act as
depositor and the "HQ" and "LIFE" programs in which Morgan Stanley Capital I
Inc. acts as depositor.

      Between the inception of its commercial mortgage securitization program in
1995 and December 31, 2006, Wells Fargo Bank originated approximately 3,553 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $18.4 billion, which were included in approximately 50 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality, manufactured housing and self-storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans. In the year ended December 31, 2006, Wells Fargo Bank originated and securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $3.8 billion, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor.

Servicing

      Wells Fargo Bank services the mortgage loans that it originates, and is acting as master servicer in this transaction. See "Transaction Parties--Master
Servicer," in this prospectus supplement. Wells Fargo Bank is also acting as paying agent, certificate registrar, authenticating agent and tax administrator in this transaction.

Underwriting Standards

      Wells Fargo Bank generally underwrites commercial and multifamily mortgage loans originated for securitization in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved.
Accordingly, no representation is made that each mortgage loan originated by
Wells Fargo Bank will comply in all respects with the underwriting criteria.

      An underwriting team comprised of real estate professionals conducts a review of the mortgaged property related to each loan, generally including an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged property and other factors, the credit of key tenants also may also be reviewed. Each mortgaged property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. Wells Fargo Bank generally obtains the third party reports or other documents described in this prospectus supplement under
"Description of the Mortgage Pool-Assessments of Property Value and Condition,"
"--Appraisals," "--Environmental Assessments," "--Property Condition
Assessments," "--Seismic Review Process," and "--Zoning and Building Code
Compliance."

      A loan committee of senior real estate professionals reviews each proposed mortgage loan before a commitment is made. The loan committee may approve or reject a proposed loan, or may approve it subject to modifications or satisfaction with additional due diligence.

      Debt Service Coverage Ratio and LTV Ratio. Wells Fargo Bank's underwriting criteria generally require a minimum debt service coverage ratio of 1.20x and a maximum LTV Ratio of 80%. However, as noted above, these criteria are general guidelines, and exceptions to them may be approved based on the characteristics of a particular mortgage loan. For example, Wells Fargo Bank may originate a mortgage loan with a lower debt service coverage ratio or a higher LTV Ratio based on relevant factors such as the types of tenants and leases at the mortgaged property or additional credit support such as reserves, letters of credit or guarantees. In addition, with respect to certain mortgage loans originated by Wells Fargo Bank or its affiliates there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the

                                      S-94

borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

      For purposes of the underwriting criteria, Wells Fargo Bank calculates the debt service coverage ratio for each mortgage loan on the basis of Underwritten
Net Cash Flow at loan origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix II hereto may differ from the ratio for such loan calculated at the time of origination. In addition, Wells Fargo Bank's underwriting criteria generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See
"Description of the Mortgage Pool" in this prospectus supplement.

      Escrow Requirements. Wells Fargo Bank may require a borrower to fund escrows or reserves for taxes and insurance or, in some cases, requires such escrows or reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Wells Fargo Bank may also require a borrower to fund escrows or reserves for other purposes such as deferred maintenance, re-tenanting expenses and capital expenditures, in some cases only during periods when certain debt service coverage ratios are not satisfied. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. Wells Fargo Bank reviews the need for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves to be funded for each mortgage loan.

Principal Commercial Funding II, LLC

      Principal Commercial Funding II, LLC ("PCFII") a Delaware limited liability company formed in 2005, is a sponsor of this transaction and one of the mortgage loan sellers. PCFII is an entity owned jointly by U.S. Bank
National Association ("USB"), a subsidiary of U.S. Bancorp (NYSE:USB) and
Principal Commercial Funding, LLC ("PCF"), a subsidiary of Principal Global
Investors, LLC ("PGI") which is a wholly owned subsidiary of Principal Life
Insurance Company. Principal Life Insurance Company is a wholly-owned subsidiary of Principal Financial Services, Inc., which is wholly-owned by Principal
Financial Group (NYSE: PFG). The principal offices of PCFII are located at 801
Grand Avenue, Des Moines, Iowa 50392, telephone number (515) 248-3944.

      PCFII's principal business is the underwriting, origination and sale of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold into securitizations. PCF or USB have sourced all of the mortgage loans PCFII is selling in this transaction. Principal Global
Investors, LLC, an affiliate of PCFII and a primary servicer in this transaction, services the mortgage loans sold to the Trust by PCFII.

Principal Commercial Funding II, LLC's Commercial Real Estate Securitization
Program

      PCFII began participating in the securitization of mortgage loans in 2006.
PCFII sources mortgage loans through its owners, PCF and USB. PCF and its affiliates underwrite the mortgage loans for PCFII. PCFII, with the other mortgage loan sellers, participates in the securitization of such mortgage loans by transferring the mortgage loans to a securitization depositor or another entity that acts in a similar capacity. Multiple mortgage loan seller transactions in which PCF and PCFII have participated in include the "TOP"
program in which Bear Stearns Commercial Mortgage Securities Inc. and Morgan
Stanley Capital I Inc. have alternately acted as depositor, the "PWR" program in which the BSCMSI Depositor or Bear Stearns Commercial Mortgage Securities II
Inc. act as depositor and the "IQ" and "HQ" programs in which Morgan Stanley
Capital I Inc. has acted as depositor.

      Since the inception of PCF's mortgage loan securitization program in 1998, the total amount of commercial and multifamily mortgage loans originated by PCF and/or PCFII that have been included in securitizations as of December 31, 2006, was approximately $10.3 billion. As of such date, these securitized loans included approximately 1,468 mortgage loans, all of which were fixed rate and which have been included in approximately 40 securitizations. In connection with originating mortgage loans for securitization, certain of PCFII's affiliates also originate subordinate or mezzanine debt which is generally not securitized.
In its fiscal year ended December 31, 2006, PCF and/or PCFII originated and securitized approximately $2.9 billion of commercial and multifamily mortgage loans, all of which were included in securitizations in which an unaffiliated entity acted as depositor.

                                      S-95

PCF's and/or PCFII's total securitizations have grown from approximately $337.7 million in 1999 to approximately $2.9 billion in 2006.

      The mortgage loans originated for PCFII include fixed rate conduit loans.
PCFII's conduit loan program (which is the program under which PCFII's mortgage loans being securitized in this transaction were originated), will also sometimes originate large loans to be securitized within conduit issuances. The mortgage loans originated for PCFII are secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties.

Servicing

      Principal Global Investors, LLC, an affiliate of PCF and PCFII, services all of the commercial mortgage loans originated for PCF and PCFII for securitization. Additionally, PGI is the primary servicer for the mortgage loans sold by PCFII in this transaction. See "Transactions Parties--Primary Servicer"
in this prospectus supplement.

Underwriting Standards

      PCFII's mortgage loans originated for securitization are underwritten by
PCF and its affiliates, and, in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      The credit underwriting team for each mortgage loan is comprised of real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases.
The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches.
Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance" are generally obtained.

      All mortgage loans must be approved by a loan committee comprised of senior real estate professionals. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting standards for PCFII's mortgage loans generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, a mortgage loan originated for PCFII may have a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, real estate professional's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated for
PCFII, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the

                                      S-96

borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix B hereto may differ from the amount calculated at the time of origination. In addition, PCFII's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

      Escrow Requirements. PCFII borrowers are often required to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Additional reserves may be required for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. Case-by-case analysis is done to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated for PCFII.

      The information set forth in this prospectus supplement concerning the sponsors has been provided by them.

THE DEPOSITOR

      Morgan Stanley Capital I Inc., the depositor, is a direct wholly owned subsidiary of Morgan Stanley Inc. and was incorporated in the State of Delaware on January 28, 1985. Our principal executive offices are located at 1585
Broadway, 37th Floor, New York, New York 10036. Our telephone number is (212)
761-4000. We do not have, nor is it expected in the future that we will have, any significant assets and are not engaged in any activities except those related to the securitization of assets.

      The depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period commencing January 1, 2002 and terminating December 31, 2006, the depositor acted as depositor with respect to commercial and multifamily mortgage loan securitization transactions, in an aggregate amount of $49,447,086,987. MSMC has acted as a sponsor or co-sponsor of all of such transactions and contributes a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other mortgage loan sellers. The depositor has also acted as depositor with respect to numerous securitizations of residential mortgage loans. Morgan Stanley Capital I Inc. will have minimal ongoing duties with respect to the offered certificates and the mortgage loans. The depositor's duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the paying agent to the extent necessary to perform REMIC tax administration, (iii)
indemnifying the trustee, the paying agent and trust for any liability, assessment or costs arising from the depositor's bad faith, negligence or malfeasance in providing such information, (iv) indemnifying the trustee and the paying agent against certain securities laws liabilities, and (v) signing any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current
Reports on Form 8-K required to be filed by the trust. The depositor is also required under the Underwriting Agreement to indemnify the Underwriters for certain securities law liabilities.

                                      S-97

THE ISSUING ENTITY

      The issuing entity with respect to the offered certificates will be the
Morgan Stanley Capital I Trust 2007-TOP25 (the "Trust"). The Trust will be a New
York common law trust that will be formed on the Closing Date pursuant to the
Pooling and Servicing Agreement. The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus supplement. Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Certificate Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the Trust, but only to the extent it deems such Advances to be recoverable from the related mortgage loan; such
Advances are intended to provide liquidity, rather than credit support. The
Pooling and Servicing Agreement may be amended as described in this prospectus supplement under "Description of the Offered Certificates--Amendments to the
Pooling and Servicing Agreement." The Trust administers the mortgage loans through the trustee, the paying agent, the master servicer and the special servicer. A discussion of the duties of the trustee, the paying agent, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under
"--The Trustee," "--The Paying Agent, Certificate Registrar and Authenticating
Agent," "--The Master Servicer," and "--The Special Servicer" and "Servicing of
the Mortgage Loans."

      The only assets of the Trust other than the mortgage loans and any REO
Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the trustee, the paying agent, the master servicer and the special servicer. The fiscal year of the
Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the trustee, the paying agent, the master servicer and the special servicer.

      The Depositor is contributing the mortgage loans to the Trust. The
Depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this prospectus supplement under "Description of the Mortgage
Pool--Sale of the Mortgage Loans" and "--Representations and Warranties."

      Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Trust would be characterized as a
"business trust."

       The depositor has been formed as a bankruptcy remote special purpose entity. In connection with the sale of the mortgage loans from each mortgage loan seller to the depositor and from the depositor to the Trust, certain legal opinions are required. Those opinions to the extent relating to an entity subject to Title 11 of the United States Code (the "Bankruptcy Code") are
generally to the effect that:

      (1)   If such mortgage loan seller (other than Wells Fargo) were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court would determine that (i) (a) a transfer of the mortgage loans by the related mortgage loan seller to the depositor (including collection thereon) in the form and manner set forth in the related mortgage loan purchase agreement would constitute a true sale or absolute transfer of such mortgage loans (including the collections thereon), rather than a borrowing by the related mortgage loan seller from the depositor secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the related mortgage loan seller under Section 541(a)
of the Bankruptcy Code, and thus (b) the depositor's rights to the related mortgage loans (including the collections thereon) would not be impaired by the operation of Section 362(a) of the Bankruptcy Code;

                                      S-98

      (2)   With respect to the mortgage loans sold to the Trust by Wells Fargo, if in the event of the insolvency of Wells Fargo and the appointment of the
Federal Deposit Insurance Corporation (the "FDIC") as conservator or receiver for Wells Fargo, pursuant to Section 11(c) of the Federal Deposit Insurance Act
(the "FDIA"), a court, in a properly presented and decided case, would hold that the FDIC could not (i) in the exercise of its authority under 12 U.S.C. ss.
1821(e), reclaim, recover, or recharacterize as property of such mortgage loan seller (or its receivership) the underlying mortgage loans that have been transferred by such mortgage loan seller to the depositor and (ii) seek to avoid the sale of the underlying mortgage loans under 12 U.S.C. ss. 1823(e); and

      (3)   If the depositor were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court would determine (i)
(a) a transfer of the related mortgage loans by the depositor to the Trust
(including the collections thereon) in the form and manner set forth in the
Pooling and Servicing Agreement would constitute a true sale or absolute transfer of those mortgage loans (including the collections thereon), rather than a borrowing by the depositor from the Trust secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the depositor under Section 541(a) of the
Bankruptcy Code, and thus (b) the Trust's rights to the related mortgage loans
(including the collections thereon) would not be impaired by the operation of
Section 362(a) of the Bankruptcy Code.

      Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true.
Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the transfer of the underlying mortgage loans from each mortgage loan seller to the depositor and from the depositor to the Trust has been structured as a sale, there can be no assurance that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the depositor or Trust is deemed to be a creditor of the related mortgage loan seller rather than an owner of the mortgage loans. See "Risk Factors--The Mortgage Loan Sellers Are Subject
To Bankruptcy Or Insolvency Laws That May Affect The Trust's Ownership Of The
Mortgage Loans."

THE TRUSTEE AND THE CUSTODIAN

The Trustee

      LaSalle Bank National Association ("LaSalle") will act as the trustee under the Pooling and Servicing Agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO
Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994,
LaSalle has served as trustee or paying agent on approximately 665 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of September 30, 2006, LaSalle served as trustee or paying agent on over 450 commercial mortgage-backed security transactions. The depositor, the master servicer, the special servicer and the primary servicer may maintain banking relationships in the ordinary course of business with LaSalle. The trustee's corporate trust office is located at 135 South LaSalle Street, Suite
1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services
- Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2007-TOP25, or at such other address as the trustee may designate from time to time. The long-term unsecured debt of LaSalle is rated "A+" by S&P,
"Aa3" by Moody's and "AA-" by Fitch.

      The trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations or short-term deposits are at all times rated not less than
"Prime-1" by Moody's and not less than "R-1 (middle)" by DBRS, or if not rated by DBRS, an equivalent rating such as that listed above by at least one nationally recognized statistical rating organization, and whose long-term senior unsecured debt is rated not less than "AA-" by Fitch (or "A+" by Fitch if such institution's short-term debt obligations are rated at least "F-1" by
Fitch) and "AA(low)" by DBRS, or if not rated by DBRS, an equivalent rating such as that listed above by at least two nationally recognized statistically rating organization, and "Aa3" by Moody's or otherwise acceptable to the Rating
Agencies as evidenced by a

                                      S-99

confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any Class of certificates.

Duties of the Trustee

      The trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the certificates or any asset or related document and is not accountable for the use or application by the Depositor or the master servicer or the special servicer of any of the certificates or any of the proceeds of the certificates, or for the use or application by the Depositor or the master servicer or the special servicer of funds paid in consideration of the assignment of the mortgage loans to the Trust or deposited into any fund or account maintained with respect to the certificates or any account maintained pursuant to the Pooling and Servicing Agreement or for investment of any such amounts. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Pooling and Servicing Agreement. The trustee is required to notify certificateholders of any termination of a master servicer or special servicer or appointment of a successor to the master servicer or the special servicer. The trustee will be obligated to make any Advance required to be made, and not made, by the master servicer under the Pooling and Servicing Agreement, provided that the trustee will not be obligated to make any Advance that it deems to be a nonrecoverable advance. The trustee will be entitled, but not obligated, to rely conclusively on any determination by the master servicer or the special servicer, solely in the case of Servicing Advances, if made, would be a nonrecoverable advance. The trustee will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer. See "Description of the Offered Certificates--Advances"
in this prospectus supplement.

      In addition to having express duties under the Pooling and Servicing
Agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Pooling and Servicing Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Pooling and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York
common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the Trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Pooling and Servicing Agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

Matters Regarding the Trustee

      The trustee and its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall not have any liability to the Trust or the certificateholders arising out of or in connection with the Pooling and Servicing Agreement, except for their respective negligence or willful misconduct.

      The trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the Trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or performance of obligations or exercise of rights incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the
Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the
Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or

                                      S-100

duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the Trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the
Pooling and Servicing Agreement.

Resignation and Removal of the Trustee

      The trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, the Depositor is required promptly to appoint a successor trustee meeting the requirements set forth above. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the trustee (i) shall cease to be eligible to continue as trustee under the Pooling and Servicing Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the Trust or any REMIC by any state in which the trustee or the Trust held by the trustee is located solely because of the location of the trustee in such state; provided, that, if the trustee agrees to indemnify the Trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by any Rating Agency of any
Class of certificates with a rating as evidenced in writing by any Rating
Agency, then the Depositor may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth above. In the case of removal under clauses (i), (ii), (iii) and (iv) above, the trustee shall bear all such costs of transfer. Holders of the certificates entitled to more than
50% of the voting rights may at any time remove the trustee for cause and appoint a successor trustee.

      Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and
Servicing Agreement for services rendered and expenses incurred. The Pooling and
Servicing Agreement provides that expenses relating to resignation of the trustee or any removal of the trustee for cause will be required to be paid by the trustee, and expenses relating to the removal of the trustee without cause will be paid by the parties effecting such removal or if such parties refuse to pay, the Trust Fund.

Trustee Compensation

      As compensation for the performance of its duties as trustee, LaSalle Bank
National Association will be paid the monthly trustee fee. The trustee fee is an amount equal to, in any month, the product of the portion of a rate equal to
0.00165% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the scheduled principal balance of each mortgage loan. A portion of the trustee fee is payable to the paying agent. In addition, the trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its negligence or bad faith.

The Custodian

      LaSalle will also act as custodian under the Pooling and Servicing
Agreement. As custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the Trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine their validity. The custodian's duties regarding the mortgage loan files will be governed by the Pooling and Servicing Agreement. LaSalle provides custodial services on over 1000

                                      S-101

residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk
Grove, Illinois and Irvine, California. LaSalle's two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie
Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

      Certain information set forth in this prospectus supplement concerning the trustee and the custodian has been provided by them.

THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

      Wells Fargo Bank, National Association ("Wells Fargo Bank") will serve as the paying agent (in such capacity, the "paying agent"). In addition, Wells
Fargo Bank will serve as registrar (in such capacity, the "certificate registrar") for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, as authenticating agent of the certificates
(in such capacity, the "authenticating agent") and as tax administrator. Wells
Fargo Bank is a national banking association and a wholly-owned subsidiary of
Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.

      The Depositor, the mortgage loan sellers, any master servicer, any special servicer and any primary servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank's principal corporate trust offices are located at 9062 Old Annapolis Road,
Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota
55479-0113. Wells Fargo Bank is also the master servicer and a mortgage loan seller. As compensation for the performance of its duties as paying agent, certificate registrar and authenticating agent, Wells Fargo will be paid a portion of the monthly Trustee Fee. The paying agent and certificate registrar will be entitled to indemnification upon similar terms to the trustee.

Paying Agent

      Under the terms of the Pooling and Servicing Agreement, the paying agent is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. In addition, the paying agent is responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly distribution reports on Form 10-D, annual reports on Form
10-K and current reports on Form 8-K that are required to be filed with the
Securities and Exchange Commission on behalf of the Trust. Wells Fargo Bank has been engaged in the business of commercial mortgage-backed securities administration since 1997. It has acted as paying agent with respect to more than 350 series of commercial mortgage-backed securities and, as of September
30, 2006, was acting as paying agent with respect to more than $310 billion of outstanding commercial mortgage-backed securities.

      There have been no material changes to Wells Fargo's policies or procedures with respect to its securities administration function other than changes required by applicable laws.

                                      S-102

      In the past three years, Wells Fargo has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo with respect to commercial mortgage-backed securities.

      Certain information set forth in this prospectus supplement concerning the paying agent, certificate registrar and authenticating agent has been provided by them.

MASTER SERVICER

      Wells Fargo Bank, a national banking association, will be the master servicer under the Pooling and Servicing Agreement for all of the mortgage loans. Wells Fargo will acquire the right to master service the mortgage loans that are sold to the Trust by the other sponsors as a result of entering into servicing rights purchase agreements with such sponsors. The principal commercial mortgage servicing offices of Wells Fargo Bank are located at 45
Fremont Street, 2nd Floor, San Francisco, California 94105.

      Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since
1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a primary servicer and
ABOVE AVERAGE as a master servicer and special servicer. Fitch has assigned to
Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

      As of December 31, 2006, the commercial mortgage servicing group of Wells
Fargo Bank was responsible for servicing approximately 11,665 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $103.7 billion, including approximately 10,434 loans securitized in approximately 93 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately $99.4 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage
Bankers Association of America, as of June 30, 2006, Wells Fargo Bank was the
fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being serviced.

      Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a Servicing Transfer Event.

      A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro)
provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer.

      Certain of the duties of the master servicer and the provisions of the
Pooling and Servicing Agreement are set forth in this prospectus supplement under "Servicing of the Mortgage Loans." The manner in which collections on the mortgage loans are to be maintained is described under "Description of the
Agreements--Collection and Other Servicing Procedures" and "--Certificate
Account and Other Collection Accounts" in the accompanying prospectus. The master servicer's obligations to make Advances are described in this prospectus supplement under "Description of the Offered Certificates--Advances." Certain
terms of the Pooling and Servicing Agreement regarding the master servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under "--Events of Default" and in the prospectus under "Description of the Agreements--Matters Regarding a Master Servicer and the Depositor."
Certain limitations on the master servicer's liability under the Pooling and
Servicing Agreement are described under "Description of the Agreements--Matters
Regarding a

                                      S-103

Master Servicer and the Depositor" in the prospectus and under "Servicing of the
Mortgage Loans--General" in this prospectus supplement.

      The master servicer may appoint one or more sub-servicers to perform all or any portion of its duties under the Pooling and Servicing Agreement, as described under "Servicing of the Mortgage Loans--General" in this prospectus supplement and under "Description of the Agreements--Subservicers" in the accompanying prospectus; provided that the master servicer may not appoint a sub-servicer that is a proposed Servicing Function Participant if the master servicer has actual knowledge that such party has failed to comply with its
Securities Exchange Act of 1934 reporting obligations under the Trust or any other commercial mortgage loan securitization. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.

      Wells Fargo Bank has received an issuer rating of "Aaa" from Moody's.
Wells Fargo Bank's long term deposits are rated "Aaa" by Moody's, "AA" by S&P,
"AA+" by Fitch and "AA" by DBRS.

      Wells Fargo & Company is the holding company for Wells Fargo Bank. Wells
Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

      The information set forth in this prospectus supplement concerning the master servicer has been provided by it.

PRIMARY SERVICER

      Principal Global Investors, LLC ("PGI") will act as primary servicer with respect to the mortgage loans, including the 436 North Bedford Drive Mortgage
Loan, sold to the Depositor by Principal Commercial Funding II, LLC. PGI, a
Delaware limited liability company, is a wholly owned subsidiary of Principal
Life Insurance Company. PGI is the parent of Principal Commercial Funding, LLC, which owns a 49% interest in Principal Commercial Funding II, LLC. The principal servicing offices of PGI are located at 801 Grand Avenue, Des Moines, Iowa
50392.

      PGI is ranked "Above Average" as a primary servicer and a special servicer of commercial real estate loans by S&P. PGI has extensive experience in servicing commercial real estate mortgage loans. PGI has been engaged in the servicing of commercial mortgage loans since 1970 and commercial mortgage loans originated for securitization since 1998.

      As of December 31, 2006, PGI was responsible for servicing approximately
3,092 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $22.4 billion. The portfolio of loans serviced by PGI includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients. The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties. PGI services loans in most states throughout the United States.

      As of December 31, 2006, PGI was a primary servicer in approximately 43 commercial mortgage-backed securitization transactions, servicing approximately
1,489 loans with an aggregate outstanding principal balance of approximately
$10.2 billion.

      PGI will enter into a servicing agreement with the master servicer to service the commercial mortgage loans sold to the Depositor by Principal
Commercial Funding II, LLC and will agree, pursuant to such servicing agreement, to service such mortgage loans in accordance with the servicing standard. PGI's responsibilities will include, but are not limited to:

      o   collecting payments on the loans and remitting such amounts, net of certain fees to be retained by PGI as servicing compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

                                      S-104

      o   providing certain CMSA reports to the master servicer;

      o   processing certain borrower requests (and obtaining, when required, consent of the master servicer and/or special servicer, as applicable); and

      o   handling early stage delinquencies and collections; provided that servicing of defaulted loans is transferred from PGI to the special servicer, as required pursuant to the terms of the pooling and servicing agreement.

      PGI has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards.

      The information set forth in this prospectus supplement concerning PGI has been provided by PGI.

THE SPECIAL SERVICER

      ARCap Servicing, Inc. ("ASI") will be appointed as the special servicer of all of the mortgage loans, and as such, will be responsible for servicing the
Specially Serviced Mortgage Loans and REO Properties. ASI is a corporation organized under the laws of the state of Delaware and is a wholly-owned subsidiary of Charter Mac Corporation, a wholly-owned subsidiary of CharterMac, a publicly traded company. ARCap REIT, Inc., an affiliate of ASI, is anticipated to be the Operating Adviser with respect to the transaction described in this prospectus supplement. The principal offices of ASI are located at 5221 N.
O'Connor Blvd., Suite 600, Irving, Texas 75039, and its telephone number is
972-868-5300.

      Certain of the duties of the special servicer and the provisions of the
Pooling and Servicing Agreement regarding the special servicer, including without limitation information regarding the rights and obligations of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the mortgage loans are set forth in this prospectus supplement under
"Servicing of the Mortgage Loans--Mortgage Loan Modifications," "--Sale of
Defaulted Mortgage Loans" and "--Foreclosures." Certain terms of the Pooling and
Servicing Agreement regarding the special servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under
"--Termination of Special Servicer." Certain limitations on the special servicer's liability under the Pooling and Servicing Agreement are described in this prospectus supplement under "Servicing of the Mortgage Loan--General". ASI will service the specially serviced mortgage loans in this transaction in accordance with the procedures set forth in the Pooling and Servicing Agreement and in accordance with the mortgage loan documents and applicable laws.

      ASI has a special servicer rating of "CSS1" from Fitch. ASI is also on
S&P's Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked "STRONG" by S&P. As of December 31, 2006, ASI was the named special servicer in approximately 62 commercial mortgage-backed securities transactions representing approximately 9,519 loans, with an aggregate outstanding principal balance of approximately $71.83 billion. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States, Canada, Virgin Islands and Puerto
Rico. With respect to such transactions as of such date, the special servicer was administering approximately 44 assets with an outstanding principal balance of approximately $201.2 million. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs the asset. Since its inception in
2002 and through December 31, 2006, ASI has resolved 263 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of $1.465 billion.

      The special servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders (and the holder of the related B Note if in connection with an A/B Mortgage Loan and the holder of the related Serviced
Companion Mortgage Loan if in connection with a Loan Pair). This account or accounts shall be an Eligible Account. The funds in this account or accounts will not be commingled with the funds of the

                                      S-105

special servicer, or the funds of any of the special servicer's other serviced assets that are not serviced pursuant to the Pooling and Servicing Agreement.

      ASI has developed policies, procedures and controls for the performance of its special servicing obligations in compliance with the Pooling and Servicing
Agreement, applicable law and the applicable servicing standard.

      ASI has been special servicing assets for approximately 4 years and employs an asset management staff with an average of 13 years experience in this line of business. ASI was formed in 2002 for the purpose of supporting the related business of ARCap REIT, Inc., its former parent, of acquiring and managing investments in subordinated CMBS for its own account and those of its managed funds. Since December 31, 2002 the number of commercial mortgage-backed securities transactions with respect to which ASI is the named special servicer has grown from approximately 24 transactions representing approximately 4,004 loans with an aggregate outstanding principal balance of approximately $24.5 billion, to approximately 62 transactions consisting of approximately 9,519 loans with an approximate outstanding aggregate principal balance of $71.83 billion as of December 31, 2006.

      The information set forth in this prospectus supplement concerning the special servicer has been provided by it.

AFFILIATIONS AND CERTAIN RELATIONSHIPS

      The Depositor is an affiliate of Morgan Stanley Mortgage Capital Inc., a mortgage loan seller and sponsor, and Morgan Stanley & Co. Incorporated, one of the underwriters. Bear Stearns Commercial Mortgage, Inc., a mortgage loan seller and sponsor is an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. Principal Commercial Funding II, LLC, a sponsor and mortgage loan seller and Principal Global Investors, LLC, the primary servicer with respect to those mortgage loans sold to the Trust by Principal Commercial Funding II, LLC, are affiliates. Wells Fargo Bank, National Association is a mortgage loan seller, a sponsor, the master servicer and the paying agent with respect to the mortgage loans included in the Trust. LaSalle Bank National Association is a
party to custodial agreements with both Morgan Stanley Mortgage Capital Inc. and
Bear Stearns Commercial Mortgage Inc. whereby LaSalle, for consideration, provides custodial services for certain commercial mortgage loans originated or purchased by the respective party. Pursuant to these custodial agreements,
LaSalle Bank National Association is currently providing custodial services for most of the mortgage loans to be sold by Morgan Stanley Mortgage Capital Inc.
and Bear Stearns Commercial Mortgage Inc. For more information on these custodial agreements, see "Risk Factors--Conflicts of Interest May Have An
Adverse Effect On Your Certificates--Other Conflicts."

                                      S-106

                    DESCRIPTION OF THE OFFERED CERTIFICATES

      Capitalized terms are defined in the "Glossary of Terms" in this prospectus supplement.

GENERAL

      The Series 2007-TOP25 Commercial Mortgage Pass-Through Certificates will be issued on or about January  , 2007 pursuant to a Pooling and Servicing
Agreement to be dated as of the Cut-off Date, between the Depositor, the master servicer, the special servicer, the paying agent and the trustee.

      The certificates will represent in the aggregate the entire beneficial ownership interest in a trust consisting primarily of:

      o   the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of Principal
          Prepayments received prior to the Cut-off Date and Scheduled Payments of principal and interest due on or before the Cut-off Date;

      o   any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

      o   a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan; and

      o   certain rights of the Depositor under, or assigned to the Depositor pursuant to, each of the Mortgage Loan Purchase Agreements relating to, among other things, mortgage loan document delivery requirements and the representations and warranties of the related mortgage loan seller regarding its mortgage loans.

      The certificates will be issued on the Closing Date and will only be entitled to Scheduled Payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

      The certificates will consist of various Classes, to be designated as:

      o   the Class A-1 Certificates, the Class A-1A Certificates, the Class A-2
          Certificates, the Class A-AB Certificates and the Class A-3
          Certificates;

      o   the Class X Certificates;

      o   the Class A-M Certificates, the Class A-J Certificates, the Class B
          Certificates, the Class C Certificates, the Class D Certificates, the
          Class E Certificates, the Class F Certificates, the Class G
          Certificates, the Class H Certificates, the Class J Certificates, the
          Class K Certificates, the Class L Certificates, the Class M
          Certificates, the Class N Certificates, the Class O Certificates and
          the Class P Certificates; and

      o   the Class R-I Certificates, the Class R-II Certificates and the Class
          R-III Certificates.

      The Class A Senior, Class A-M and Class A-J Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount.

      Each Class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository
Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus

                                      S-107

under "Description Of The Certificates--Book-Entry Registration and Definitive
Certificates." Unless and until definitive certificates are issued in respect of any Class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

      All references in this prospectus supplement to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any Class of offered certificates, interests in such certificates will be transferred on the book-entry records of
DTC and its Participants. See "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the prospectus.

      Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking or Euroclear, in Europe. Transfers within DTC,
Clearstream Banking or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream
Banking or Euroclear, on the other, will be effected in DTC through Citibank,
N.A. or JPMorgan Chase, the relevant depositaries of Clearstream Banking and
Euroclear, respectively.

      Because of time-zone differences, credits of securities received in
Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or
Euroclear cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES

      Upon initial issuance, the Class A-1, Class A-1A, Class A-2, Class A-AB,
Class A-3, Class A-M and Class A-J Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance on the
Closing Date may vary by up to 5%. Mortgage loans may be removed from or added to the Mortgage Pool prior to the Closing Date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial Certificate
Balance of each Class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

                      APPROXIMATE INITIAL          APPROXIMATE                                  APPROXIMATE
                           AGGREGATE            PERCENT OF INITIAL           RATINGS               CREDIT
      CLASS           CERTIFICATE BALANCE          POOL BALANCE        (FITCH/MOODY'S/DBRS)       SUPPORT
      -----           -------------------       ------------------     --------------------     -----------

    Class A-1           $    65,000,000                4.18%               AAA/Aaa/AAA            27.000%

    Class A-1A          $   145,395,000                9.35%               AAA/Aaa/AAA            27.000%

    Class A-2           $    77,700,000                5.00%               AAA/Aaa/AAA            27.000%

    Class A-AB          $    62,300,000                4.01%               AAA/Aaa/AAA            27.000%

    Class A-3           $   784,400,000               50.46%               AAA/Aaa/AAA            27.000%

    Class A-M           $   155,451,000               10.00%               AAA/Aaa/AAA            17.000%

    Class A-J           $   110,760,000                7.13%               AAA/Aaa/AAA             9.875%

                                      S-108

      The percentages indicated under the columns "Approximate Credit Support"
with respect to the Class A-1, Class A-1A, Class A-2, Class A-AB and Class A-3
Certificates represent the approximate credit support for the Class A-1, Class
A-1A, Class A-2, Class A-AB and Class A-3 Certificates in the aggregate.

      The initial Certificate Balance of each Principal Balance Certificate will be presented on the face of the certificate. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to the Certificate Balance of those certificate on that Distribution Date. See
"--Distributions" and "--Distributions--Subordination; Allocation of Losses and
Certain Expenses" below.

      The Interest Only Certificates will not have a Certificate Balance and will represent the right to receive distributions of interest accrued as described in this prospectus supplement on a Notional Amount.

      The Notional Amount of the Class X Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance
Certificates outstanding from time to time.

      Accordingly, the Notional Amount of the Class X Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to the
Certificate Balance of any Class of Principal Balance Certificates. Upon initial issuance, the Notional Amount of the Class X Certificates will be
$1,554,514,355, subject to a permitted variance of plus or minus 5%. The
Notional Amount of the Class X Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

      The Residual Certificates will not have Certificate Balances or Notional
Amounts.

PASS-THROUGH RATES

      The offered certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the Weighted Average Net Mortgage Rate or (iii) a rate equal to the Weighted
Average Net Mortgage Rate less a specified percentage, which percentage may be zero.

      The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date will equal approximately % per annum. The Pass-Through
Rate applicable to the Class X Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X Certificates outstanding immediately prior to the related
Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will equal the Certificate Balance of one of the Classes of the
Principal Balance Certificates.

      The applicable Class X Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted
Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through
Rate for such Distribution Date for such Class of Principal Balance
Certificates. Under no circumstances will any Class X Strip Rate be less than zero.

      The Class B, Class C, Class D, Class E, Class F, Class G and Class H
Certificates will, at all times, accrue interest at a per annum rate equal to
(i) a fixed rate, (ii) a fixed rate subject to a cap equal to the Weighted
Average Net Mortgage Rate or (iii) a rate equal to the Weighted Average Net
Mortgage Rate less a specified percentage, which percentage may be zero. The
Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates
will, at all times, accrue interest at a per annum rate equal to the lesser of %
per annum and the Weighted Average Net Mortgage Rate.

      The Administrative Cost Rate for each mortgage loan is presented in
Appendix II attached to this prospectus supplement. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each

                                      S-109

mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

General

      Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each
Distribution Date, commencing in February 2007. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date.
Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related
Record Date, or otherwise by check mailed to such Certificateholder.

      The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense
Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of a certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense
Loss previously allocated to that certificate, which reimbursement is to occur after the date on which that certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered the certificate. The likelihood of any such distribution is remote.
All distributions made on or with respect to a Class of certificates will be allocated pro rata among those certificates based on their respective Percentage
Interests in such Class.

      Funds in the Distribution Account may be invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the paying agent. The investments are required to mature, unless payable by demand, not later than such time on the Distribution Date, which will allow the paying agent to make withdrawals from the Distribution Account to make distributions on or with respect to the certificates.

      Funds in the Certificate Account and Interest Reserve Account may be
invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the master servicer. The investments are required to mature, unless payable on demand, not later than the business day immediately preceding the next Master Servicer Remittance Date, and any such investment cannot be sold or disposed of prior to its maturity unless payable on demand.

The Available Distribution Amount

      With respect to any Distribution Date, distributions of interest on and principal of the certificates will be made from the Available Distribution
Amount for that Distribution Date.

      With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amount will be deposited into the Interest Reserve Account in respect of each Interest Reserve
Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such
Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made for such Due Date. For purposes of this calculation, the Net
Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the "Glossary of Terms."
With respect to the Distribution Date occurring in March of each year (or
January or February if the related Distribution Date is the final Distribution
Date), the paying agent will withdraw an amount from the Interest Reserve
Account in respect of each Interest Reserve Loan equal to the related Interest
Reserve Amount from the preceding January, if applicable, and February
(commencing in 2007), and the withdrawn amount is to be included as part of the
Available Distribution Amount for

                                      S-110

such Distribution Date. In addition, an amount equal to one day's interest for each Interest Reserve Loan will be deposited into the Interest Reserve Account on the closing date and this amount will also be included as part of the
Available Distribution Amount for the Distribution Date in March 2007.

      Fees and Expenses. The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

   TYPE/RECIPIENT                          AMOUNT                          FREQUENCY            SOURCE OF PAYMENT
   --------------                          ------                          ---------            -----------------

Fees

Servicing Fee /        The product of the portion of the per annum      Monthly.          Interest payment on the
Master Servicer        Master Servicing Fee Rate for the master                           related mortgage loan.
                       servicer applicable to such month, determined
                       in the same manner as the applicable mortgage
                       rate is determined for each mortgage loan for
                       such month, and the Scheduled Principal
                       Balance of each mortgage loan, reduced by any
                       Compensating Interest Payment. The Master
                       Servicing Fee Rate will range, on a
                       loan-by-loan basis, from 0.01% per annum to
                       0.02% per annum.

Additional Servicing   o   50% of assumption fees on non-Specially      Time to time.     The related fees or
Compensation /             Serviced Mortgage Loans;                                       investment income.
Master Servicer
                       o   all late payment fees and net default
                           interest (other than on Specially
                           Serviced Mortgage Loans) not used to pay
                           interest on Advances;

                       o   100% of application, loan modification,
                           forbearance and extension fees on
                           non-Specially Serviced Mortgage Loans;

                       o   all investment income earned on amounts
                           on deposit in the Collection Account and
                           (if not required to be paid to borrower)
                           escrow accounts;

                       o   any Prepayment Interest Excess not used
                           to offset Prepayment Interest Shortfalls
                           (other than on Specially Serviced
                           Mortgage Loans); and

                       o   the Primary Servicer is entitled to all
                           or a portion of the fees otherwise
                           payable to the master servicer set forth
                           in the five bullet points above that are
                           paid on the mortgage loans for which it
                           acts as the primary servicer.

                                      S-111

   TYPE/RECIPIENT                          AMOUNT                          FREQUENCY            SOURCE OF PAYMENT
   --------------                          ------                          ---------            -----------------

Special Servicing      The product of the portion of a rate equal to    Monthly.          Collections on the
Fee / Special          0.25% per annum applicable to such month,                          mortgage loans in the
Servicer               determined in the same manner as the                               mortgage pool.
                       applicable mortgage rate is determined for
                       each Specially Serviced Mortgage Loan for
                       such month, and the Scheduled Principal
                       Balance of each Specially Serviced Mortgage
                       Loan.

Workout Fee /          1.0% of each collection of principal and         Monthly.          The related collection
Special Servicer       interest on each Rehabilitated Mortgage Loan.                      of principal and/or interest.

Liquidation Fee /      1.0% of the Liquidation Proceeds received in     Upon receipt of   The related Liquidation
Special Servicer       connection with a full or partial liquidation    Liquidation       Proceeds, Condemnation
                       of a Specially Serviced Mortgage Loan or         Proceeds,         Proceeds or Insurance
                       related REO Property and/or any Condemnation     Condemnation      Proceeds
                       Proceeds or Insurance Proceeds received by       Proceeds and
                       the Trust (other than Liquidation Proceeds       Insurance
                       received in connection with a repurchase by a    Proceeds.
                       mortgage loan seller or purchase by a
                       mezzanine or subordinate lender within the
                       time periods specified in the definition of
                       Liquidation Fee in this prospectus
                       supplement).

Additional Special     o   all late payment fees and net default        Time to time.     The related fee or
Servicing                  interest (on Specially Serviced Mortgage                       investment income.
Compensation /             Loans) not used to pay interest on
Special Servicer           Advances;

                       o   50% of assumption fees on non-Specially
                           Serviced Mortgage Loans that require
                           special servicer consent and 100% of such
                           fees on Specially Serviced Mortgage
                           Loans;

                       o   100% of application, loan modification,
                           forbearance and extension fees on
                           Specially Serviced Mortgage Loans; and

                       o   all investment income received on funds
                           in any REO Account.

Trustee Fee /          The product of the portion of a rate equal to    Monthly.          Interest on each mortgage
Trustee & Paying       0.00165% per annum applicable to such month,                       loan.
Agent                  determined in the same manner as the
                       applicable mortgage rate is determined for
                       each mortgage loan for such month, and the
                       Scheduled Principal Balance of each mortgage
                       loan. A portion of the Trustee Fee is payable
                       to the paying agent.

                                      S-112

   TYPE/RECIPIENT                          AMOUNT                          FREQUENCY            SOURCE OF PAYMENT
   --------------                          ------                          ---------            -----------------

Primary Servicing      The product of the applicable Primary            Monthly.          Collections on the
Fees                   Servicing Fee Rate and the Scheduled                               related mortgage loan.
                       Principal Balance of the applicable mortgage
                       loan immediately before the related Due Date
                       (prorated for the number of days during the
                       calendar month for that mortgage loan for
                       which interest actually accrues on that
                       mortgage loan). The Primary Servicing Fee
                       Rate for Principal Global Investors, LLC is
                       0.01% per annum. The Primary Servicing Fee
                       Rate (including any subservicing fees) for
                       Wells Fargo Bank, National Association will
                       range, on a loan-by-loan basis, from 0.01%
                       per annum to 0.10% per annum.

Expenses

Servicing Advances /   To the extent of funds available, the amount     Time to time.     Recoveries on the
Master Servicer and    of any Servicing Advances.                                         related mortgage loan,
Trustee                                                                                   or to the extent that
                                                                                          the party making the
                                                                                          advance determines it
                                                                                          is nonrecoverable, from
                                                                                          collections in the
                                                                                          Certificate Account.

Interest on            At Advance Rate.                                 When Advance is   First from late payment
Servicing Advances /                                                    reimbursed.       charges and default
Master Servicer and                                                                       interest in excess of
Trustee                                                                                   the regular interest
                                                                                          rate, and then from
                                                                                          collections in the
                                                                                          Certificate Account.

P&I Advances /         To the extent of funds available, the            Time to time.     Recoveries on the
Master Servicer and    amount of any P&I Advances.                                        related mortgage loan,
Trustee                                                                                   or to the extent that
                                                                                          the party making the
                                                                                          advance determines it
                                                                                          is nonrecoverable, from
                                                                                          collections in the
                                                                                          Certificate Account.

Interest on P&I        At Advance Rate.                                 When Advance is   First from late payment
Advances / Master                                                       reimbursed.       charges and default
Servicer and Trustee                                                                      interest in excess of
                                                                                          the regular interest
                                                                                          rate, and then from all
                                                                                          collections in the
                                                                                          Certificate Account.

                                      S-113

   TYPE/RECIPIENT                          AMOUNT                          FREQUENCY            SOURCE OF PAYMENT
   --------------                          ------                          ---------            -----------------

Indemnification        Amounts for which the trustee, the paying        Time to time.     All collections in the
Expenses / Trustee,    agent, the master servicer and the special                         Certificate Account.
Paying Agent, Master   servicer are entitled to indemnification.
Servicer and Special
Servicer

Trust Expenses not     Based on third party charges.                    Time to time.     All collections in the
Advanced (may                                                                             Certificate Account.
include
environmental
remediation costs,
appraisals,
independent
contractor to
operate REO)

      The Pooling and Servicing Agreement does not provide for any successor master servicer or successor special servicer or successor trustee, as the case may be, to receive compensation in excess of that permitted to be received by its predecessor, except in the case where a successor cannot be found for existing compensation. Any change to the compensation of the master servicer, special servicer or trustee would require an amendment to the Pooling and
Servicing Agreement.

Application of the Available Distribution Amount

      On each Distribution Date, except as described under "--Optional
Termination" below, for so long as any Class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

(i)     to the holders of the Class A-1, Class A-1A, Class A-2, Class A-AB,
        Class A-3 and Class X Certificates, concurrently,

            o     to the holders of the Class A-1, Class A-2, Class A-AB and
                  Class A-3, the Distributable Certificate Interest Amount in
                  respect of each such Class for such Distribution Date (which shall be payable from amounts in the Available Distribution
                  Amount attributable to Loan Group 1), pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

            o     to the holders of the Class A-1A Certificates, the
                  Distributable Certificate Interest Amount in respect of such
                  Class for such Distribution Date (which shall be payable from amounts in the Available Distribution Amount attributable to
                  Loan Group 2); and

            o     to the holders of the Class X Certificates, the Distributable
                  Certificate Interest Amount in respect of that Class for such
                  Distribution Date;

      provided, however, that if the portion of Available Distribution Amount attributable to either Loan Group is insufficient to pay in full the total amount of interest to be distributed with respect to any of the Class A Senior
Certificates or Class X Certificates on such Distribution Date as described above, the Available Distribution Amount will be allocated among all those
Classes pro rata in proportion to the respective amounts of interest payable thereon for such Distribution Date, without regard to loan group;

(ii)    to the holders of the Class A-1, Class A-1A, Class A-2, Class A-AB and
        Class A-3 Certificates, the Principal Distribution Amount for such
        Distribution Date, concurrently:

                                      S-114

      (A)   to the holders of the Class A-1A Certificates in an amount equal to the lesser of --

            o     the portion of the Principal Distribution Amount for that
                  Distribution Date that is attributable to Loan Group 2 and, on or after the Distribution Date on which the aggregate
                  Certificate Balance of the Class A-1, Class A-2, Class A-AB
                  and Class A-3 Certificates has been reduced to zero, the
                  portion of the Principal Distribution Amount for that
                  Distribution Date that is attributable to Loan Group 1 (net of any portion thereof that is distributable on that Distribution
                  Date to the holders of the Class A-1, Class A-2, Class A-AB and/or Class A-3 Certificates), and

            o     the aggregate Certificate Balance of the Class A-1A
                  Certificates immediately prior to that Distribution Date;

      (B)   to the holders of the Class A-1, Class A-2, Class A-AB and Class A-3
            Certificates collectively in an aggregate amount equal to the lesser of --

            o     the portion of the Principal Distribution Amount for that
                  Distribution Date that is attributable to Loan Group 1 and, on or after the Distribution Date on which the aggregate
                  Certificate Balance of the Class A-1A Certificates has been reduced to zero, the portion of the Principal Distribution
                  Amount for that Distribution Date that is attributable to Loan
                  Group 2 (net of any portion thereof that is distributable on that Distribution Date to the holders of the Class A-1A
                  Certificates), and

            o     the aggregate Certificate Balance of the Class A-1, Class A-2,
                  Class A-AB and Class A-3 Certificates immediately prior to that Distribution Date;

                  which amount described in (B) above (the "Certificate Group 1
                  Principal Distribution Amount") will be further allocated
                  among those holders in the following amounts and order of
                  priority:

            o     first, to the holders of the Class A-AB Certificates in an amount equal to the lesser of --

                  (1)   the Certificate Group 1 Principal Distribution Amount
                        for that Distribution Date, and

                  (2)   an amount sufficient to reduce the aggregate Certificate
                        Balance of the Class A-AB Certificates to the Class A-AB
                        Planned Principal Balance for that Distribution Date;

            o     second, to the holders of the Class A-1 Certificates in an amount equal to the lesser of--

                  (1)   the Certificate Group 1 Principal Distribution Amount
                        for that Distribution Date, reduced by any portion of
                        that amount that is allocable to reduce the aggregate
                        Certificate Balance of the Class A-AB Certificates to
                        the Class A-AB Planned Principal Balance for that
                        Distribution Date as described in the preceding bullet
                        and paid to the holders of that Class on that
                        Distribution Date, and

                  (2)   the aggregate Certificate Balance of the Class A-1
                        Certificates immediately prior to that Distribution
                        Date;

            o     third, to the holders of the Class A-2 Certificates in an
                  amount equal to the lesser of --

                  (1)   the Certificate Group 1 Principal Distribution Amount
                        for that Distribution Date, reduced by any portion of
                        that amount that is allocable to reduce the aggregate
                        Certificate Balances of the Class A-AB Certificates (to
                        the Class A-AB Planned

                                      S-115

                        Principal Balance for that Distribution Date) or the
                        Class A-1 Certificates, in each case as described in the
                        preceding bullets and paid to the holders of those
                        Classes on that Distribution Date, and

                  (2)   the aggregate Certificate Balance of the Class A-2
                        Certificates immediately prior to that Distribution
                        Date;

            o     fourth, to the holders of the Class A-AB Certificates in an amount (in addition to the amount allocated to them as
                  described in the first bullet above) equal to the lesser of--

                  (1)   the Certificate Group 1 Principal Distribution Amount
                        for that Distribution Date, reduced by any portion of
                        that amount that is allocable to reduce the aggregate
                        Certificate Balances of the Class A-AB Certificates (to
                        the Class A-AB Planned Principal Balance for that
                        Distribution Date as described in the first bullet
                        above), or the Class A-1 or Class A-2 Certificates, in
                        each case as described in the preceding bullets and paid
                        to the holders of those Classes on that Distribution
                        Date, and

                  (2)   the aggregate Certificate Balance of the Class A-AB
                        Certificates immediately after the allocation made
                        pursuant to the first bullet above;

            o     finally, to the holders of the Class A-3 Certificates in an amount equal to the lesser of --

                  (1)   the Certificate Group 1 Principal Distribution Amount
                        for that Distribution Date, reduced by any portion of
                        that amount that is allocable to the Class A-1, Class
                        A-2 or Class A-AB Certificates, in each case as
                        described in the preceding bullets and paid to the
                        holders of those Classes on that Distribution Date, and

                  (2)   the aggregate Certificate Balance of the Class A-3
                        Certificates immediately prior to that Distribution
                        Date;

(iii)   to the holders of the Class A Senior Certificates and the Class X
        Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any
        Realized Losses or Expense Losses previously allocated to such certificates and for which reimbursement has not previously been fully paid (in the case of the Class X Certificates, insofar as Realized
        Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the
        Notional Amount), plus interest on such Realized Losses or Expense
        Losses, at one-twelfth the applicable Pass-Through Rate;

(iv)    to the holders of the Class A-M Certificates, the Distributable
        Certificate Interest Amount in respect of such Class of certificates for such Distribution Date;

(v)     upon payment in full of the aggregate Certificate Balance of the Class
        A-3 and Class A-1A Certificates, to the holders of the Class A-M
        Certificates, the Principal Distribution Amount for such Distribution
        Date until the aggregate Certificate Balance of the Class A-M
        Certificates has been reduced to zero; the portion of the Principal
        Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A Senior Certificates;

(vi)    to the holders of the Class A-M Certificates, to reimburse them for any
        Realized Losses or Expense Losses previously allocated to such Class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

(vii)   to the holders of the Class A-J Certificates, the Distributable
        Certificate Interest Amount in respect of such Class of certificates for such Distribution Date;

                                      S-116

(viii)  upon payment in full of the aggregate Certificate Balance of the Class
        A-M Certificates, to the holders of the Class A-J Certificates, the
        Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-J Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the
        Class A Senior and Class A-M Certificates;

(ix)    to the holders of the Class A-J Certificates, to reimburse them for any
        Realized Losses or Expense Losses previously allocated to such Class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate; and

(x)     to make payments to the holders of the private certificates (other than the Class X Certificates) as contemplated below.

      Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all
Classes of Subordinate Certificates has been reduced to zero, or the aggregate
Appraisal Reduction in effect is greater than or equal to the aggregate
Certificate Balance of all Classes of Subordinate Certificates, the Principal
Distribution Amount will be distributed:

      o   first, to the Class A-1, Class A-1A, Class A-2, Class A-AB and Class
          A-3 Certificates, in proportion to their respective Certificate
          Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and

      o   second, to the Class A-1, Class A-1A, Class A-2, Class A-AB and Class
          A-3 Certificates, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and
          Expense Losses previously allocated to such Classes, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable
          Pass-Through Rate.

      On each Distribution Date, following the above-described distributions on the offered certificates and the Class X Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective Classes of private certificates, other than the Class X Certificates and the Residual
Certificates, in alphabetical order of Class designation (provided that the
Class A-M Certificates will be senior in right to the Class A-J Certificates), in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class B Certificates, then payments under clauses (1), (2) and
(3) below, in that order, to the holders of the Class C, Class D, Class E, Class
F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and
Class P Certificates:

      (1)   to pay interest to the holders of the particular Class of
            certificates, up to an amount equal to the Distributable Certificate
            Interest Amount in respect of such Class of certificates for such
            Distribution Date;

      (2)   if the aggregate Certificate Balance of each other Class of
            Subordinate Certificates, if any, with an earlier alphabetical Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates) has been reduced to zero, to pay principal to the holders of the particular Class of
            certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such Class of certificates and (b) the remaining Principal Distribution Amount for such Distribution Date; and

      (3)   to reimburse the holders of the particular Class of certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at one-twelfth the Pass-Through Rate of such Classes.

      Any portion of the Available Distribution Amount for any Distribution Date
that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I

                                      S-117

Certificates, and any amount of Excess Interest on deposit in the Excess
Interest Sub-account for the related Collection Period will be paid to holders of the Class P Certificates (regardless of whether the Certificate Balance of such Class has been reduced to zero).

      Excess Liquidation Proceeds will be deposited into the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates -- in order of alphabetical Class designation (provided that the Class A-M
Certificates will be senior in right to the Class A-J Certificates) -- for any, and to the extent of, Unpaid Interest; second, Realized Losses and Expense
Losses, including interest on Advances, previously allocated to them; and third, upon the reduction of the aggregate Certificate Balance of the Principal Balance
Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional Special Servicer Compensation.

Class A-AB Planned Principal Balance

      On each Distribution Date, the Class A-AB Certificates have priority with respect to receiving distributions of principal from the Certificate Group 1
Principal Distribution Amount (including after the principal balance of the
Class A-1A Certificates has been reduced to zero, the portions of the Principal
Distribution Amount for that Distribution Date that is attributable to Loan
Group 2) in either case, to reduce its Certificate Balance to the Planned
Principal Balance for such Distribution Date as described in
"--Distributions--Application of the Available Distribution Amount" above. The
"Planned Principal Balance" for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Schedule A to this prospectus supplement. These balances were calculated using, among other things, the
Structuring Assumptions. Based on these assumptions, the Certificate Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the balance indicated for the related Distribution Date on Schedule A. There is no assurance, however, that the mortgage loans will perform in conformity with the
Structuring Assumptions. Therefore, there can be no assurance that the
Certificate Balance of the Class A-AB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date on Schedule
A. In general, once the Certificate Balances of the Class A-1 and Class A-2
Certificates have been reduced to zero, any remaining Certificate Group 1
Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero.

Distributions of Prepayment Premiums and Yield Maintenance Charges

      On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges
collected in respect of each mortgage loan included in Loan Group 1 during the related Collection Period will be distributed by the paying agent on the Classes of certificates as follows: to the holders of each of the Class A-1, Class A-2,
Class A-AB, Class A-3, Class A-M, Class A-J, Class B, Class C, Class D, Class E,
Class F, Class G and Class H Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all Classes of certificates, except the Class A-1A Certificates, on that Distribution Date, (b)
the Base Interest Fraction for the related Principal Prepayment and that Class and (c) the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such Principal Prepayment during the related Collection
Period. Any Prepayment Premiums or Yield Maintenance Charges relating to a mortgage loan in Loan Group 1 and collected during the related Collection Period remaining after those distributions described above will be distributed to the holders of the Class X Certificates.

      On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges
collected in respect of each mortgage loan included in Loan Group 2 during the related Collection Period will be distributed by the paying agent as follows: to the holders of the Class A-1A Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) the
Base Interest Fraction for the related principal prepayment and the Class A-1A
Certificates and (b) the amount of the Prepayment Premium or Yield Maintenance
Charge collected in respect of such principal prepayment during the related
Collection Period. Any Prepayment Premiums or Yield Maintenance Charges relating to a mortgage loan in Loan Group 2 and collected during the related Collection
Period remaining after those distributions described above will be distributed to the holders of the Class X Certificates.

                                      S-118

      No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class J, Class K, Class L, Class M, Class N, Class O and Class P
Certificates or the Residual Certificates. Any Prepayment Premiums or Yield
Maintenance Charges distributed to holders of a Class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related Principal Prepayments.

Treatment of REO Properties

      Notwithstanding that any mortgaged property may be acquired as part of the
Trust through foreclosure, deed in lieu of foreclosure or otherwise (or that a beneficial interest in a mortgaged property with respect to a Non-Serviced
Mortgage Loan may be acquired by the Trust under a Non-Serviced Mortgage Loan
Pooling and Servicing Agreement), the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the certificates, as well as the amount of Master Servicing Fees, Primary Servicing Fees, Excess Servicing
Fees, Trustee Fees and Special Servicing Fees payable under the Pooling and
Servicing Agreement, be treated as having remained outstanding until such REO
Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal
Reductions described under "--Appraisal Reductions" below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO
Property.

Appraisal Reductions

      Not later than the earliest Appraisal Event with respect to any mortgage loan, Loan Pair or A/B Mortgage Loan serviced under the Pooling and Servicing
Agreement, the special servicer is required to obtain an MAI appraisal, if the
Scheduled Principal Balance of the mortgage loan, Loan Pair or A/B Mortgage Loan is greater than $2,000,000, or at its option, if the Scheduled Principal Balance of the mortgage loan, Loan Pair or A/B Mortgage Loan is equal to or less than
$2,000,000, either obtain an MAI appraisal or perform an internal valuation of the related mortgaged property or REO Property, as the case may be. However, the special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months. Notwithstanding the foregoing, an updated appraisal will not be required so long as a debt service reserve, letter of credit, guaranty or surety bond is available and has the ability to pay off the then unpaid principal balance of the mortgage loan in full except to the extent that the Special Servicer, in accordance with the
Servicing Standard, determines that obtaining an appraisal is in the best interests of the Certificateholders.

      As a result of such appraisal or internal valuation, an Appraisal
Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan, Loan Pair or A/B Mortgage Loan is brought current under the then current terms of such mortgage loan, Loan Pair or A/B
Mortgage Loan for at least three consecutive months. No Appraisal Reduction will exist as to any mortgage loan, Loan Pair or A/B Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan, Loan Pair or A/B Mortgage Loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually for so long as an
Appraisal Reduction exists, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain, at the Operating Adviser's expense, an updated appraisal, with a corresponding adjustment to the amount of the
Appraisal Reduction (including, without limitation, any request of a B Note holder, at its expense as and to the extent provided for in the related intercreditor agreement, with respect to the related A/B Mortgage Loan (or
Operating Adviser on their behalf) if there shall have been a determination that such holder will no longer be the directing holder).

      The existence of an Appraisal Reduction will proportionately reduce the master servicer's or the trustee's, as the case may be, obligation to make the interest portion of P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates. See
"--Advances--P&I Advances" below.

                                      S-119

      Each Non-Serviced Mortgage Loan is subject to provisions in its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under such Non-Serviced Mortgage Loan
Pooling and Servicing Agreement in respect of a Non-Serviced Mortgage Loan will proportionately reduce the interest component of the amount of the P&I Advances
(including advances, if any, to be made on such Non-Serviced Mortgage Loan under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement) to be made in respect of the applicable mortgage loan. This will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates.

Subordination; Allocation of Losses and Certain Expenses

      As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior
Certificates, and to the rights of the holders of each other Class of
Subordinate Certificates with an earlier alphabetical Class designation
(provided that the Class A-M Certificates will be senior in right to the Class
A-J Certificates). This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution
Date, and the ultimate receipt by the holders of each Class of Class A Senior
Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Senior Certificates.

      Similarly, but to decreasing degrees and in alphabetical order of Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates), this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class P Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate
Balance of such Class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution
Date in accordance with the order of priority described above under
"--Application of the Available Distribution Amount" and by the allocation of
Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

      Allocation to the Class A Senior Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution
Date will generally have the effect of reducing the Certificate Balance of those
Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances.
Thus, as principal is distributed to the holders of the Class A Senior
Certificates, the Percentage Interest in the Trust evidenced by the Class A
Senior Certificates will be decreased, with a corresponding increase in the
Percentage Interest in the Trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Senior Certificates by the Subordinate
Certificates.

      Following retirement of the Class A Senior Certificates, the successive allocation to the Subordinate Certificates, in alphabetical order of Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates), in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such Class of certificates as regards the relative amount of subordination afforded by the other Classes of Subordinate
Certificates with later alphabetical Class designations (provided that the Class
A-M Certificates will be senior in right to the Class A-J Certificates).

      Realized Losses of principal and interest on the mortgage loans and
Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H,
Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M
Certificates, in that order, and then to the Class A-1, Class A-1A, Class A-2,
Class A-AB and Class A-3 Certificates, pro rata, and, solely with respect to losses of interest (other than as a reduction of the Notional Amount), to the
Class X Certificates, pro rata with the Class A Senior Certificates, in each case reducing principal and/or interest otherwise payable thereon.

                                      S-120

      Any reimbursements of Advances determined to be nonrecoverable (and interest on such Advances) that are made in any Collection Period from collections or advances of principal that (in the absence of the reductions that we describe under the definition of "Principal Distribution Amount" in the
"Glossary of Terms" in this prospectus supplement) would otherwise be included in the total amount of principal distributable to Certificateholders for the related Distribution Date, will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the Mortgage
Pool (net of advances of principal) and the total principal balance of the certificates. The related reimbursements and payments made during any Collection
Period will therefore result in the allocation of those amounts (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph) to reduce the principal balances of the Principal Balance
Certificates (without accompanying principal distributions) on the Distribution
Date for that Collection Period.

      Any shortfall in the amount of the Distributable Certificate Interest
Amount paid to the Certificateholders of any Class of certificates on any
Distribution Date will result in Unpaid Interest for such Class, which will be distributable in subsequent periods to the extent of funds available therefor.

      Realized Losses with respect to Non-Serviced Mortgage Loans will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such mortgage loans and the related Non-Serviced Companion
Mortgage Loans. Any additional Trust expenses under the related Non-Serviced
Mortgage Loan Pooling and Servicing Agreement that are similar to those expenses resulting in Expense Losses and that relate to any Non-Serviced Mortgage Loan
Group containing a Non-Serviced Mortgage Loan B Note are to be paid first out of collections on, and other proceeds of, any related Non-Serviced Mortgage Loan B
Note, to the extent permitted under the related intercreditor agreement, and then, pro rata, out of collections on, and other proceeds of, the Non-Serviced
Mortgage Loan and the Non-Serviced Companion Mortgage Loans.

      Realized Losses with respect to any Serviced Pari Passu Mortgage Loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such Serviced Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage Loans. Any additional Trust expenses under the Pooling and Servicing Agreement that are Expense Losses are to be paid, pro rata, out of collections on, and other proceeds of, any Serviced Pari
Passu Mortgage Loan and the one or more related Serviced Companion Mortgage
Loans.

      Realized Losses with respect to any A/B Mortgage Loan are to be allocated, and expenses are to be paid, first out of collections on, and other proceeds of, the related B Note and then out of collections on, and other proceeds of, the A
Note.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

      If the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment
Interest Excesses for such mortgage loans for the Collection Period related to a
Distribution Date, the Master Servicing Fee and certain other compensation payable to the master servicer will be reduced by the amount of any Compensating
Interest (as defined in this prospectus supplement), subject to certain limitations described in this prospectus supplement. See "Servicing of the
Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

      Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date
will be allocated to each Class of certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable to such Class on such
Distribution Date, in each case reducing interest otherwise payable thereon. The
Distributable Certificate Interest Amount in respect of any Class of certificates will be reduced to the extent any Net Aggregate Prepayment Interest
Shortfalls are allocated to such Class of certificates. See "Servicing of the
Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

      On any Distribution Date, to the extent that the aggregate Prepayment
Interest Excesses on all mortgage loans other than Specially Serviced Mortgage
Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially

                                      S-121

Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

      In the case of any mortgage loan that provides for a Due Date (including applicable grace periods) that occurs after the Determination Date occurring in the month of such Due Date, the master servicer will be required to remit to the trustee (for inclusion in the Available Distribution Amount for the distributions occurring in such month) any Principal Prepayments and Balloon
Payments that are received by the master servicer (from the borrower or the
Primary Servicer) after the Determination Date but on or before the third business day prior to the related Distribution Date.

OPTIONAL TERMINATION

      The holders of a majority of the Controlling Class, the special servicer, the master servicer and the holder of the majority interest in the Class R-I
Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the Trust on any
Distribution Date on or after the Distribution Date on which the aggregate principal balance of the mortgage loans is less than or equal to 1.0% of the balance as of the Cut-off Date of the mortgage loans.

      The Purchase Price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect to such mortgage loans have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing
Fee Rate if the master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the
Advance Rate, and the fair market value of any other property remaining in the
Trust. The optional termination of the Trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the
Code.

      Upon any such termination, the Purchase Price for the mortgage loans and the other property in the Trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered
Certificates--Distributions--Application of the Available Distribution Amount"
in this prospectus supplement. Notice of any optional termination must be mailed by the paying agent on behalf of trustee to the Certificateholders and the
Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

      ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY
OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT
AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

P&I Advances

      On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance in respect of each mortgage loan, subject to the following paragraph, but only to the extent that the master servicer or the special servicer has not determined, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until such mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on such a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

      o   the amount of interest required to be advanced by the master servicer without giving effect to this sentence; and

                                      S-122

      o   a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination
          Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of a Non-Serviced Mortgage Loan or
          Serviced Pari Passu Mortgage Loan, the portion of the Appraisal
          Reduction that is allocable to such Non-Serviced Mortgage Loan or
          Serviced Pari Passu Mortgage Loan, as applicable) and the denominator of which is the Scheduled Principal Balance of the mortgage loan as of such Determination Date.

      In addition, the master servicer will not in any event be required to (i)
advance prepayment or yield maintenance premiums, Excess Interest or default interest, if any, or (ii) make any P&I Advances on any B Note, any Non-Serviced
Companion Mortgage Loans or any Serviced Companion Mortgage Loan.

      With respect to any mortgage loan that is delinquent in respect of its
Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee, the Excess Servicing Fee, the Primary Servicing Fee and any other servicing fees payable from such Assumed Scheduled Payment, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled
Payments.

      The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate. This interest and any interest on other Advances, including interest on servicing advances made by the applicable
Non-Serviced Mortgage Loan Master Servicer in respect of the related
Non-Serviced Mortgage Loan, will result in a reduction in amounts payable on the certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement and any related Non-Serviced Mortgage
Loan Pooling and Servicing Agreement.

      P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer or the special servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from funds on deposit in the Certificate
Account and Distribution Account as described under "--Reimbursement of
Advances" below. P&I Advances made in respect of mortgage loans that have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period. In no event will the master servicer be required to make aggregate P&I
Advances with respect to any mortgage loan which, when including the amount of interest accrued on such advances at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts on such mortgage loan.

      Subject to certain exceptions, the right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the
Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, each subject to the same limitations, and with the same rights, including the right to receive interest on such P&I
Advance, as described above for the master servicer.

      Notwithstanding the foregoing, with respect to any Non-Serviced Mortgage
Loan, the master servicer and the trustee will be required to rely on the determination of any master servicer, trustee or fiscal agent for the securitization of any related Non-Serviced Companion Mortgage Loan that a particular advance with respect to principal or interest and relating to such other securitization is, or would if made be, ultimately nonrecoverable from collections on the related Non-Serviced Mortgage Loan Group. The securitization documents for a Non-Serviced Companion Mortgage Loan may provide for a nonrecoverability determination that differs from the basis for determining nonrecoverability of P&I Advances on the mortgage loans by the master servicer.
Because of the foregoing, the obligation to make P&I Advances with respect to any Non-Serviced Mortgage Loans as to which advancing is provided for under the
Pooling and Servicing Agreement could terminate earlier than would have been the case if such determination were made solely pursuant to the Pooling and
Servicing Agreement.

                                      S-123

Servicing Advances

      Servicing Advances, in all cases, will be reimbursable as described below.
The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or
Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

      With respect to the mortgaged properties securing the mortgage loans, the master servicer will be obligated to make, and the special servicer may make,
Servicing Advances for, among other things, real estate taxes and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower, on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

      o   insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

      o   items such as real estate taxes and assessments in respect of such REO
          Property that may result in the imposition of a lien;

      o   any ground rents in respect of such REO Property; and

      o   other costs and expenses necessary to maintain, manage or operate such
          REO Property.

      Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer or the special servicer has not determined, as described below, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation
Proceeds, Liquidation Proceeds or proceeds of mortgage loan repurchases (or from any other collections), in respect of such mortgage loan or REO Property.

      The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan, any Serviced
Companion Mortgage Loan, any B Note or the administration of REO Property.
Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan
(and, if applicable, the related Serviced Companion Mortgage Loan or B Note) or
REO Property. However, if the master servicer or the special servicer, as applicable, determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances will generally be reimbursable from amounts on deposit in the Certificate Account or
Distribution Account as described under "--Reimbursement of Advances" below. If the master servicer fails to make a required Servicing Advance, the trustee is required to make such Servicing Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

      In general, none of the master servicer, the special servicer or the trustee or any fiscal agent will be required to make any Servicing Advances with respect to any Non-Serviced Mortgage Loan under the Pooling and Servicing
Agreement. Those advances will be made by the applicable Non-Serviced Mortgage
Loan Master Servicer, the applicable Non-Serviced Mortgage Loan Special Servicer and/or another party under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. If any Servicing Advances are made with respect to any Non-Serviced Mortgage Loan Group under the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon.

                                      S-124

Reimbursement of Advances

      Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate
Account in the Collection Period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable Advances will be made first from amounts in the Certificate Account that are allocable to principal received with respect to the Mortgage Pool during the Collection Period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections). If interest on the mortgage loans is used to reimburse such nonrecoverable Advances, then the party entitled to such reimbursement has agreed to notify the Rating Agencies at least fifteen (15) days prior to such use, unless circumstances exist which are extraordinary in the sole discretion of such party. If the amount in the
Certificate Account allocable to principal received with respect to the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect at its sole option to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance). If a monthly P&I Advance or Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those Advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such Advance
(together with interest thereon), unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate Account that represent principal on the mortgage loans (net of any principal used to reimburse any nonrecoverable Advance (together with interest thereon)). To the extent that the reimbursement is made from principal, the Principal Distribution Amount otherwise payable on the certificates on the related Distribution Date will be reduced and, in the case of reimbursement of nonrecoverable Advances (or interest thereon), a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under
"--Distributions--Subordination; Allocation of Losses and Certain Expenses") to
reduce the total principal balance of the certificates on that Distribution
Date. Any provision in the Pooling and Servicing Agreement for any Servicing
Advance or P&I Advance by the master servicer, the special servicer or the trustee is intended solely to provide liquidity for the benefit of the
Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

Nonrecoverable Advances

      The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer or special servicer, as applicable (subject to the reliance on the determination of nonrecoverability in respect of
Non-Serviced Mortgage Loans described above), exercising good faith, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer or the master servicer (as applicable), the Operating
Adviser, the Rating Agencies, the paying agent and us (and the holders of the B
Note or the Serviced Companion Mortgage Loan if the Servicing Advance relates to an A/B Mortgage Loan or a Loan Pair) and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer's or special servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders and the trustee. The trustee will be entitled to rely conclusively on any determination by the master servicer or special servicer of nonrecoverability with respect to such Advance and will have no obligation, but will be entitled, to make a separate determination of recoverability.

      In addition, the master servicer or special servicer, in considering whether a P&I Advance or Servicing Advance is a nonrecoverable Advance, will be entitled to give due regard to the existence of any outstanding nonrecoverable advances with respect to other mortgage loans where reimbursement is, at the time of such consideration, being deferred or delayed by a master servicer, special servicer or the trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related mortgage loan are not only a source of reimbursement for the P&I Advance or Servicing Advance under consideration, but also a potential source of reimbursement for such deferred or delayed nonrecoverable Advance. In addition, the master servicer or special servicer may update or change its recoverability determinations at any time.

                                      S-125

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Paying Agent Reports

      Based on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each
Certificateholder on each Distribution Date (in the aggregate and by Loan Group as appropriate):

      (a)   A statement (in the form of Appendix V) setting forth, to the extent applicable:

            (i)     the date of such Distribution Date, and of the Record Date,
                    Interest Accrual Period, and Determination Date for such
                    Distribution Date;

            (ii)    the Available Distribution Amount for the Distribution Date,
                    and any other cash flows received on the mortgage loans and applied to pay fees and expenses (including the components of the Available Distribution Amount or such other cash
                    flows);

            (iii)   the aggregate amount of servicing fees, Special Servicing
                    Fees, other special servicing compensation and Trustee Fees paid to the master servicer, the Primary Servicer, the
                    special servicer, the holders of the rights to Excess
                    Servicing Fees, the trustee and the paying agent with
                    respect to the Mortgage Pool;

            (iv)    the amount of other fees and expenses accrued and paid from the Trust, including without limitation Advance
                    reimbursement and interest on Advances, and specifying the purpose of such fees or expenses and the party receiving
                    payment of those amounts, if applicable;

            (v)     the amount, if any, of such distributions to the holders of each Class of Principal Balance Certificates applied to
                    reduce the aggregate Certificate Balance of that Class;

            (vi)    the amount of such distribution to holders of each Class of certificates allocable to (A) interest and (B) Prepayment
                    Premiums or Yield Maintenance Charges;

            (vii)   the amount of any shortfall in principal distributions and any shortfall in interest distributions to each applicable
                    Class of certificates;

            (viii)  the amount of excess cash flow, if any distributed to the holder of the Residual Certificates;

            (ix)    the aggregate Certificate Balance or Notional Amount of each
                    Class of certificates before and after giving effect to the distribution made on such Distribution Date;

            (x)     the Pass-Through Rate applicable to each Class of
                    certificates for such Distribution Date;

            (xi)    the weighted average mortgage rate (and interest rates by
                    distributional groups or ranges) of the mortgage loans as of the related Determination Date;

            (xii)   the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the
                    mortgage loans and weighted average remaining term at the
                    close of business on the related Determination Date, with
                    respect to the Mortgage Pool and with respect to each Loan
                    Group;

            (xiii)  the number and aggregate Scheduled Principal Balance of mortgage loans, with respect to the Mortgage Pool:

            (A)     delinquent 30 to 59 days,

                                      S-126

            (B)     delinquent 60 to 89 days,

            (C)     delinquent 90 days or more,

            (D)     as to which foreclosure proceedings have been commenced, or

            (E)     as to which bankruptcy proceedings have been commenced;

            (xiv)   the aggregate amount and general purpose of Servicing
                    Advances and P&I Advances outstanding, separately stated,
                    that have been made by the master servicer, the special
                    servicer and the trustee with respect to the Mortgage Pool and the aggregate amount and general purpose of Servicing
                    Advances and P&I Advances made by the applicable
                    Non-Serviced Mortgage Loan Master Servicer in respect of the
                    Non-Serviced Mortgage Loans;

            (xv)    the number and related principal balances of any mortgage
                    loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a
                    description of any modifications, extensions or waivers to mortgage loan terms, fees, penalties or payments during the distribution period as provided to the Paying Agent);

            (xvi)   with respect to any REO Property included in the Trust, the principal balance of the related mortgage loan as of the
                    date of acquisition of the REO Property and the Scheduled
                    Principal Balance of the mortgage loan;

            (xvii)  as of the related Determination Date:

            (A)     as to any REO Property sold during the related Collection
                    Period, the date of the related determination by such
                    special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the
                    proceeds of such sale deposited into the applicable
                    Certificate Account, and

            (B)     the aggregate amount of other revenues collected by each
                    special servicer with respect to each REO Property during
                    the related Collection Period and credited to the applicable
                    Certificate Account, in each case identifying such REO
                    Property by the loan number of the related mortgage loan;

            (xviii) the aggregate amount of Principal Prepayments made during the related Collection Period, with respect to the Mortgage
                    Pool and with respect to each Loan Group;

            (xix)   the amount of Unpaid Interest, Realized Losses or Expense
                    Losses, if any, incurred with respect to the mortgage loans, including a break out by type of such Realized Losses or
                    Expense Losses, with respect to the Mortgage Pool and with respect to each Loan Group;

            (xx)    Material Breaches of mortgage loan representations and
                    warranties of which the trustee, the master servicer or the special servicer has received written notice; and

            (xxi)   the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the
                    total Appraisal Reductions in effect as of such Distribution
                    Date, with respect to the Mortgage Pool (and in the case of the Non-Serviced Mortgage Loans, the amount of any appraisal reductions effected under the related Non-Serviced Mortgage
                    Loan Pooling and Servicing Agreement).

      (b)   A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage

                                      S-127

            loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

      The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

      In the case of information furnished pursuant to subclauses (a)(v),
(a)(vi) and (a)(ix) above, the amounts shall be expressed as a dollar amount per
$1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

      The paying agent will make the foregoing reports and certain other information available each month to the general public via the paying agent's website, which shall initially be located at www.ctslink.com. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to the Depositor and its designees, including the Financial Market Publishers, the Rating Agencies, the parties to the Pooling and Servicing Agreement, the Underwriters, Certificateholders and
any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification in the form attached to the Pooling and Servicing Agreement (which form may be submitted electronically via the paying agent's website). In addition, the paying agent will make available on its website any reports on Forms 10-D, 10-K and 8-K that have been prepared and filed by the paying agent with respect to the Trust through the EDGAR system.
For assistance with the paying agent's website, investors may call 301-815-6600.
The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

      In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

      On an annual basis, the master servicer is required to deliver or make available electronically the Annual Report to the trustee and the paying agent, and the paying agent will make such report available as described above to the
Underwriters, the Certificateholders, the Depositor and its designees, the parties to the Pooling and Servicing Agreement, the Rating Agencies and any
prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent.

      The paying agent shall make available at its corporate trust offices
(either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any
Certificate Owner, any prospective investor, the Underwriters, each Rating
Agency, the special servicer, the Depositor and the holder of any Serviced
Companion Mortgage Loan, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO
Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the paying agent, (iii) any Phase I environmental report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency or the Operating Adviser) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Other Information

      The Pooling and Servicing Agreement generally requires that the paying agent or, with respect to the mortgage loan files, the trustee make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the holder of a B Note, the holder of any Serviced Companion Mortgage Loan, each Rating

                                      S-128

Agency or the Depositor, originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the mortgage loan documents:

      o   the Pooling and Servicing Agreement and any amendments to it;

      o   all reports or statements delivered to holders of the relevant Class of certificates since the Closing Date;

      o   all officer's certificates delivered to the paying agent since the
          Closing Date;

      o   all accountants' reports delivered to the paying agent since the
          Closing Date;

      o   the mortgage loan files;

      o   any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

      o   any and all officer's certificates and other evidence delivered to the paying agent to support the master servicer's determination that any
          Advance was not or, if made, would not be, recoverable.

      Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage loan files, the trustee) upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies (except that such items will be furnished to the Operating Adviser without charge if such request is not excessive in the judgment of the paying agent or the trustee, as applicable).
Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient and in accordance with applicable law.

      The Trust will file distribution reports on Form 10-D, annual reports on
Form 10-K and (if applicable) current reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the certificates, to the extent, and for such time, as it shall be required to do so under the Securities
Exchange Act of 1934, as amended. Such reports will be filed under the name
"Morgan Stanley Capital I Trust 2007-TOP25." Members of the public may read and copy any materials filed with the Commission at the Commission's Public
Reference Room at 100 F Street N.E., Washington, D.C. 20549. Additional
information regarding the Public Reference Room can be obtained by calling the
Commission at 1-800-SEC-0330. The Commission also maintains a site on the World
Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval
("EDGAR") system. The Depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Commission's
Web site. The Commission maintains computer terminals providing access to the
EDGAR system at each of the offices referred to above.

Book-Entry Certificates

      Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      The master servicer, the special servicer, the paying agent and the
Depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the certificate registrar as of the related Record Date; however, any Certificate Owner that has delivered to the certificate registrar a written certification, in the form prescribed by the
Pooling and Servicing Agreement, regarding such Certificate Owner's

                                      S-129

beneficial ownership of offered certificates will be recognized as a
Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

      The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in January 2007:

      The close of business on

      January 1 (except as described in this    (A)     Cut-off Date.
      prospectus supplement)

      January 31                                (B)     Record Date for all Classes of Certificates.

      January 2 - February 5                    (C)     The Collection Period. The master servicer
                                                        receives Scheduled Payments due after the
                                                        Cut-off Date and any Principal Prepayments
                                                        made after the Cut-off Date and on or prior
                                                        to February 5.

      February 5                                (D)     Determination Date.

      February 9                                (E)     Master Servicer Remittance Date.

      February 12                               (F)     Distribution Date.

      Succeeding monthly periods follow the pattern of (B) through (F) above
(except as described below).

      (A)   The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the Trust.

      (B)   Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent
Record Date will be the last business day of the month preceding the month in which the related Distribution Date occurs.

      (C)   Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to February 5, 2007 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs. In the case of certain mortgage loans identified in a schedule to the Pooling and Servicing Agreement as to which the
Scheduled Payment is due on a Due Date that may occur after, but in the same calendar month as, the last day of a given Collection Period, certain payments that are either received before the Distribution Date or advanced in respect of such Scheduled Payment (or, if applicable, Assumed Scheduled Payment) will, to the extent provided in the Pooling and Servicing Agreement, be deemed to be included in that Collection Period.

      (D)   As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

      (E)   The master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such
Distribution Date.

      (F)   The paying agent will make distributions to Certificateholders on the 12th day of each month or, if such day is not a business day, the next succeeding business day.

                                      S-130

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

      The Expected Final Distribution Date for each Class of certificates presented under "Summary of Prospectus Supplement--Expected Final Distribution
Dates" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments (other than payments with respect to ARD Loans on their Anticipated Repayment Dates)
will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions. The actual final distribution date for any
Class may be earlier or later (and could be substantially later) than the expected final distribution date.

      The Rated Final Distribution Date of each Class of certificates is the
Distribution Date in November 2049.

         The ratings assigned by the Rating Agencies to each Class of Principal
Balance Certificates reflects an assessment of the likelihood that the
Certificateholders of such Class will receive, on or before the Rated Final
Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

      The Pooling and Servicing Agreement may be amended from time to time by the parties to the Pooling and Servicing Agreement, without notice to or the consent of any of the Holders, to do the following:

      o   to cure any ambiguity;

      o   to cause the provisions in the Pooling and Servicing Agreement to conform to or be consistent with or in furtherance of the statements made with respect to the certificates, the Trust or the Pooling and
          Servicing Agreement in this prospectus supplement, the accompanying prospectus or the memorandum under which certain of the Subordinate
          Certificates are being offered, or to correct or supplement any provision which may be inconsistent with any other provisions;

      o   to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the status of each REMIC (or the grantor trust portion of the Trust) for the purposes of federal income tax law (or comparable provisions of state income tax law);

      o   to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

      o   to modify, add to or eliminate the provisions in the Pooling and
          Servicing Agreement relating to transfers of Residual Certificates;

      o   to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents;

      o   to modify the provisions relating to the timing of reimbursements of
          Servicing Advances or P&I Advances in order to conform them to the commercial mortgage-backed securities industry standard for such provisions; or

      o   any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such
          Certificateholder consents).

      No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any
Certificateholder not consenting to such amendment without the consent of 100%
of the Certificateholders (if adversely affected) or (B) adversely affect the status of any REMIC (or the grantor trust portion of the Trust). In addition, no amendment to the Pooling and Servicing Agreement that is materially adverse to the interests of the holder of any B Note may be effected unless the holder of the related B

                                      S-131

Note provides written consent to such amendment. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

      The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties to the Pooling and Servicing Agreement (without the consent of the Certificateholders) and with the written confirmation of the
Rating Agencies that such amendment would not cause the ratings on any Class of certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in the bullet points contained in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel, addressed to the parties to the
Pooling and Servicing Agreement and the Primary Servicer, that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing
Agreement.

      The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate Certificate Balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders or such holders; provided that no such amendment may:

      o   reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

      o   reduce the aforesaid percentages of aggregate certificate percentage or Certificate Balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each
          Class of certificates affected thereby;

      o   eliminate the master servicer's or the trustee's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury Regulations and rulings promulgated under the Code;
          or

      o   adversely affect the status of any REMIC created under the Pooling and
          Servicing Agreement for federal income tax purposes without the consent of 100% of the Certificateholders (including the Class R-I,
          Class R-II and Class R-III Certificateholders) or adversely affect the status of the grantor trust created from the related portion of the
          Trust, without the consent of 100% of the holders of the Class P
          Certificates. The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

EVIDENCE AS TO COMPLIANCE

      Each of the master servicer, the special servicer, the Primary Servicer and the paying agent will be required under the Pooling and Servicing Agreement, and we expect that each Additional Servicer and each sub-servicer will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the trustee, the paying agent, the Depositor, and the
Rating Agencies, on or before the date specified in the Pooling and Servicing
Agreement or the applicable primary servicing or sub-servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement in the case of an Additional Servicer or other sub-servicer, has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement in the case of an
Additional Servicer or other sub-servicer, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

         In addition, the master servicer, the special servicer, the Primary
Servicer, the paying agent and the trustee, each at its own expense, will be required under the Pooling and Servicing Agreement, and we expect that each
Servicing Function Participant will be required under the applicable primary servicing or sub-servicing agreement,

                                      S-132

to deliver annually, to the trustee, the paying agent, the Rating Agencies and the Depositor, a report (an "Assessment of Compliance") assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation
AB that contains the following:

      o   a statement of the party's responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

      o   a statement that the party used the criteria in Item 1122(d) of
          Regulation AB to assess compliance with the applicable servicing criteria;

      o   the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof;
          and

      o   a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

      The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

      o   the Pass-Through Rate for such certificate;

      o   the rate and timing of principal payments, including Principal
          Prepayments, and other principal collections on the mortgage loans
          (including payments of principal arising from purchases of mortgage loans in connection with Material Breaches of representations and warranties and Material Document Defects or the exercise of a purchase option by a holder of a subordinate note or a mezzanine loan) and the extent to which such amounts are to be applied in reduction of the
          Certificate Balance or Notional Amount of such certificate;

      o   the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon;

      o   the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the Certificate
          Account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification; and

      o   the timing and severity of any Net Aggregate Prepayment Interest
          Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

      In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable Pass-Through
Rate and purchase prices of such certificates because interest distributions

                                      S-133

will not be payable to such holders until at least the 12th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

      The Pass-Through Rates on one or more Classes of certificates may be based on, limited by, or equal to, a weighted average of the mortgage loan interest rates net of the Administrative Cost Rate, which is calculated based upon the respective principal balances of the mortgage loans as described in this prospectus supplement. In addition, the Pass-Through Rate on one or more Classes of certificates may be capped at such weighted average rate. Accordingly, the yield on those Classes of certificates may (and in the case of a Class with a
Pass-Through Rate equal to or based on the Weighted Average Net Mortgage Rate, will) be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized
Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

      The yield to maturity on the Class X Certificates will be extremely sensitive to, and the yield to maturity on any Class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or
Notional Amount of such Class of certificates. As described in this prospectus supplement, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Senior Certificates until their
Certificate Balance is reduced to zero, and will thereafter be distributable entirely in respect of each other Class of Principal Balance Certificates, in descending alphabetical order of Class designation (provided that the Class A-M
Certificates will be senior in right to the Class A-J Certificates), in each case until the aggregate Certificate Balance of such Class of certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate
Certificate Balance of each Class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules of such mortgage loans, the dates on which Balloon Payments are due, any extension of maturity dates by the master servicer or the special servicer, the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the Certificate Account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such advances), and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, repurchases as a result of a mortgage loan seller's breach of representations and warranties or material defects in a mortgage loan's documentation and other purchases of mortgage loans out of the trust. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-1A, Class A-2, Class A-AB and Class A-3 Certificates will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-AB and Class
A-3 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

      A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the Mortgage Pool. In particular, the mortgage loans in Loan Group 1 are secured primarily by mortgaged properties other than multifamily properties and the mortgage loans in
Loan Group 2 are secured primarily by multifamily properties. Because principal distributions on the Class A-1A Certificates are generally received from collections on the Mortgage Loans in Loan Group 2, an adverse event with respect to multifamily properties would have a substantially greater impact on the Class
A-1A Certificates than if such Class received principal distributions from other property types as well. However, on and after any Distribution Date on which the
Certificate Balances of the Class A-M through Class P Certificates have been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to Certificate Balances of such Certificates, the Class A-1A
Certificates will receive principal

                                      S-134

distributions from the collections on the Mortgage Pool, pro rata, with the
Class A-1, Class A-2, Class A-AB and Class A-3 Certificates without regard to
Loan Group.

      Although the borrower under an ARD Loan may have incentives to prepay the
ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will choose to or will be able to prepay an ARD Loan on its Anticipated
Repayment Date. The failure of the borrower to prepay an ARD Loan on its
Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan. However, the Pooling and Servicing Agreement will require action to be taken to enforce the Trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

      Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the Trust as described in this prospectus supplement under "Description of the Offered
Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the
Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan
Modifications" in this prospectus supplement.

      The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amount of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

      In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amount of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. With respect to the Class A Senior, Class A-M, Class A-J,
Class B, Class C, Class D, Class E, Class F, Class G, Class H, and Class X
Certificates, the allocation of a portion of collected Prepayment Premiums or
Yield Maintenance Charges to the certificates as described in this prospectus supplement is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

      Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

      If the portion of the Available Distribution Amount distributable in respect of interest on any Class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that
Class, the shortfall will be distributable to holders of the Class of certificates on subsequent Distribution Dates, to the extent of the Available
Distribution Amount. Any such shortfall (which would not include interest shortfalls in

                                      S-135

connection with a Principal Prepayment accompanied by less than a full month's interest) may adversely affect the yield to maturity of the Class of certificates for as long as it is outstanding.

LOSSES AND SHORTFALLS

      The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses will generally be applied in reverse sequential order, that is, first to the Class P
Certificates, and then to the other respective Classes of Principal Balance
Certificates, in ascending alphabetical order of Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J
Certificates) -- from the Class O Certificates to the Class B Certificates, then the Class A-J Certificates, then the Class A-M Certificates, then pro rata among the Class A-1, Class A-1A, Class A-2, Class A-AB and Class A-3 Certificates. As
to each of such Classes, Realized Losses and Expense Losses will reduce (i)
first, the Certificate Balance of such Class until such Certificate Balance is reduced to zero (in the case of the Principal Balance Certificates); (ii)
second, Unpaid Interest owing to such Class; and (iii) third, Distributable
Certificate Interest Amounts owing to such Class, provided, that such reductions shall be allocated among the Class A-1 Certificates, Class A-1A Certificates,
Class A-2 Certificates, Class A-AB Certificates and Class A-3 Certificates, and,
as to their interest entitlements only, the Class X Certificates, pro rata, based upon their outstanding Certificate Balances or accrued interest, as the case may be. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of each Class of certificates, as described in this prospectus supplement, in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions,
Expense Losses and Realized Losses generally will result in, among other things, a shortfall in current or ultimate distributions to the most subordinate Class of certificates outstanding.

RELEVANT FACTORS

      The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties and otherwise), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due-on-sale and due-on-encumbrance provisions, provisions requiring that upon occurrence of certain events, funds held in escrow or proceeds from letters of credit be applied to principal and amortization terms that require Balloon
Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See
"Risk Factors" in this prospectus supplement and "Risk Factors" in the prospectus.

      The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or
Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

      We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

                                      S-136

WEIGHTED AVERAGE LIFE

      Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance
Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class
A-2, Class A-AB, Class A-3, and Class A-1A Certificates will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be included, the weighted average life on the Class A-1, Class A-2, Class A-AB and Class A-3 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the weighted average life on the Class A-1A
Certificates will be particularly sensitive to prepayments on mortgage loans in
Loan Group 2.

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans, which are past their lock-out, defeasance and yield maintenance periods.
We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

      The following tables indicate the percent of the initial Certificate
Balance of each Class of offered certificates after each of the dates shown and the corresponding weighted average life of each such Class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

      The mortgage loans do not have all of the characteristics of the
Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the
Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring
Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

      For the purposes of each table, the weighted average life of a certificate is determined by:

      o   multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

      o   summing the results; and

      o   dividing the sum by the aggregate amount of the reductions in the
          Certificate Balance of such certificate.

      The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage
Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

                                      S-137

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                     0%       25%     50%       75%     100%
-----------------------------        ----     ----     ----     ----     ----
Closing Date                         100%     100%     100%     100%     100%
January 2008                          91%      91%      91%      91%      91%
January 2009                          81%      81%      81%      81%      81%
January 2010                          69%      69%      69%      69%      69%
January 2011                          56%      56%      56%      56%      56%
January 2012                           0%       0%       0%       0%       0%
Weighted average life (years)        3.57     3.57     3.56     3.55     3.46

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-1A CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                     0%       25%      50%      75%     100%
-----------------------------        ----     ----     ----     ----     ----
Closing Date                         100%     100%     100%     100%     100%
January 2008                          99%      99%      99%      99%      99%
January 2009                          99%      99%      99%      99%      99%
January 2010                          97%      97%      97%      97%      97%
January 2011                          96%      96%      96%      96%      96%
January 2012                          95%      95%      95%      95%      95%
January 2013                          94%      94%      94%      94%      94%
January 2014                          88%      88%      88%      88%      88%
January 2015                          87%      87%      87%      87%      87%
January 2016                          86%      86%      86%      86%      86%
January 2017                           0%       0%       0%       0%       0%
Weighted average life (years)        9.19     9.18     9.16     9.14     8.97

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                     0%       25%     50%       75%     100%
-----------------------------        ----     ----     ----     ----     ----
Closing Date                         100%     100%     100%     100%     100%
January 2008                         100%     100%     100%     100%     100%
January 2009                         100%     100%     100%     100%     100%
January 2010                         100%     100%     100%     100%     100%
January 2011                         100%     100%     100%     100%     100%
January 2012                         100%     100%     100%     100%     100%
January 2013                         100%     100%     100%     100%     100%
January 2014                           0%       0%       0%       0%       0%
Weighted average life (years)        6.76     6.75     6.74     6.73     6.66

                                      S-138

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-AB CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                     0%       25%     50%       75%     100%
-----------------------------        ----     ----     ----     ----     ----
Closing Date                         100%     100%     100%     100%     100%
January 2008                         100%     100%     100%     100%     100%
January 2009                         100%     100%     100%     100%     100%
January 2010                         100%     100%     100%     100%     100%
January 2011                         100%     100%     100%     100%     100%
January 2012                          99%      99%      99%      99%      99%
January 2013                          79%      79%      79%      79%      79%
January 2014                          59%      59%      59%      59%      59%
January 2015                          41%      41%      41%      41%      41%
January 2016                          17%      11%       3%       0%       0%
January 2017                           0%       0%       0%       0%       0%
Weighted average life (years)        7.37     7.35     7.34     7.32     7.29

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                     0%       25%     50%       75%     100%
-----------------------------        ----     ----     ----     ----     ----
Closing Date                         100%     100%     100%     100%     100%
January 2008                         100%     100%     100%     100%     100%
January 2009                         100%     100%     100%     100%     100%
January 2010                         100%     100%     100%     100%     100%
January 2011                         100%     100%     100%     100%     100%
January 2012                         100%     100%     100%     100%     100%
January 2013                         100%     100%     100%     100%     100%
January 2014                         100%     100%     100%     100%     100%
January 2015                         100%     100%     100%     100%     100%
January 2016                         100%     100%     100%      99%      95%
January 2017                           0%       0%       0%       0%       0%
Weighted average life (years)        9.79     9.77     9.74     9.70     9.49

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-M CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                     0%       25%     50%       75%     100%
-----------------------------        ----     ----     ----     ----     ----
Closing Date                         100%     100%     100%     100%     100%
January 2008                         100%     100%     100%     100%     100%
January 2009                         100%     100%     100%     100%     100%
January 2010                         100%     100%     100%     100%     100%
January 2011                         100%     100%     100%     100%     100%
January 2012                         100%     100%     100%     100%     100%
January 2013                         100%     100%     100%     100%     100%
January 2014                         100%     100%     100%     100%     100%
January 2015                         100%     100%     100%     100%     100%
January 2016                         100%     100%     100%     100%     100%
January 2017                           0%       0%       0%       0%       0%
Weighted average life (years)        9.90     9.89     9.88     9.87     9.78

                                      S-139

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                     0%       25%     50%       75%     100%
-----------------------------        ----     ----     ----     ----     ----
Closing Date                         100%     100%     100%     100%     100%
January 2008                         100%     100%     100%     100%     100%
January 2009                         100%     100%     100%     100%     100%
January 2010                         100%     100%     100%     100%     100%
January 2011                         100%     100%     100%     100%     100%
January 2012                         100%     100%     100%     100%     100%
January 2013                         100%     100%     100%     100%     100%
January 2014                         100%     100%     100%     100%     100%
January 2015                         100%     100%     100%     100%     100%
January 2016                         100%     100%     100%     100%     100%
January 2017                           0%       0%       0%       0%       0%
Weighted average life (years)        9.95     9.95     9.95     9.95     9.80

                                      S-140

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

      The Mortgage Pool will consist of two hundred four (204) fixed-rate, first mortgage loans with an aggregate Cut-off Date Balance of $1,554,514,355, subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $897,173 to $95,200,000, and the mortgage loans have an average Cut-off Date Balance of $7,620,168.

      For purposes of calculating distributions on certain Classes of certificates, the mortgage loans in the pool of mortgage loans backing the offered certificates will be divided into Loan Group 1 and Loan Group 2.

      Loan Group 1 will consist of all of the mortgage loans that are secured by property types other than twenty-nine (29) mortgage loans that are secured by multifamily properties and three (3) mortgage loans that are secured by manufactured housing community properties. Loan Group 1 will consist of one hundred seventy-two (172) mortgage loans, with an Initial Loan Group 1 Balance of $1,409,118,671, subject to a permitted variance of plus or minus 5%. Loan
Group 1 represents approximately 90.6% of the Initial Pool Balance.

      Loan Group 2 will consist of twenty-nine (29) of the mortgage loans that are secured by multifamily properties and three (3) mortgage loans that are secured by manufactured housing community properties and have an Initial Loan
Group 2 Balance of $145,395,685. Loan Group 2 represents approximately 9.4% of the initial outstanding pool balance and approximately 57.2% of the principal balance of all the mortgage loans secured by multifamily and manufactured housing community.

      The Cut-off Date Balances of the mortgage loans in Loan Group 1 range from
$897,173 to $95,200,000 and the mortgage loans in Loan Group 1 had an average
Cut-off Date Balance of $8,192,550. The Cut-off Date Balances of the mortgage loans in Loan Group 2 range from $1,258,886 to $21,000,000 and the mortgage loans in Loan Group 2 had an average Cut-off Date Balance of $4,543,615.

      Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation.
In addition, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, certain multiple mortgaged properties securing a single mortgage loan were treated as a single mortgaged property if, generally, such mortgaged properties were in close proximity to each other and economically dependent upon each other in order to provide sufficient income to pay debt service on the related mortgage loan. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

      A description of the underwriting standards for each of Bear Stearns
Commercial Mortgage, Inc., Morgan Stanley Mortgage Capital Inc., Wells Fargo
Bank, National Association and Principal Commercial Funding II, LLC are set
forth in this prospectus supplement under "The Sponsors, Mortgage Loan Sellers and Originators--Bear Stearns Commercial Mortgage, Inc.--Underwriting
Standards," "--Morgan Stanley Mortgage Capital Inc.--Underwriting Standards,"
"--Wells Fargo Bank, National Association--Underwriting Standards" and
"--Principal Commercial Funding II, LLC--Underwriting Standards," respectively.

      The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the sponsors taking into account Rating Agency criteria and feedback, subordinate investor feedback, property type and geographic location.

      The mortgage loans were originated between August 25, 2005 and December
20, 2006. As of the Cut-off Date, none of the mortgage loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool are contained in Appendix IV attached to this prospectus supplement.

                                      S-141

      Two hundred one (201) mortgaged properties, securing mortgage loans representing 82.0% of the Initial Pool Balance (which include one hundred sixty-eight (168) mortgaged properties in Loan Group 1, securing mortgage loans representing 80.2% of the Initial Loan Group 1 Balance, and thirty-three (33)
mortgaged properties in Loan Group 2, securing mortgage loans representing
100.0% of the Initial Loan Group 2 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged property. Seven (7) mortgaged properties, securing mortgage loans representing 9.8% of the Initial Pool Balance (securing mortgage loans representing 10.8% of the Initial Loan Group 1 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in those mortgaged properties.
Five (5) mortgaged properties, securing mortgage loans representing 8.1% of the
Initial Pool Balance (securing mortgage loans representing 9.0% of the Initial
Loan Group 1 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of the related mortgaged property and a leasehold interest in the remainder of the related mortgaged properties.

      On the Closing Date, we will acquire the mortgage loans from the mortgage loan sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the
Certificateholders. See "--The Sponsors, Mortgage Loan Sellers and Originators"
and "--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

      The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. Two hundred one (201) mortgage loans, representing 97.4% of the Initial Pool Balance (which include one hundred sixty-nine (169) mortgaged properties in Loan Group 1, securing mortgage loans representing 97.1% of the Initial Loan Group 1 Balance, and thirty-two (32)
mortgaged properties in Loan Group 2, securing mortgage loans representing
100.0% of the Initial Loan Group 2 Balance), accrue interest on the basis of the actual number of days elapsed each month in a 360-day year. Three (3) mortgage loans, representing 2.6% of the Initial Pool Balance (and representing 2.9% of the Initial Loan Group 1 Balance), accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

Property Types

      The mortgage loans consist of the following property types:

      o   Retail - Ninety-five (95) of the mortgaged properties, which secure
          41.5% of the Initial Pool Balance (securing mortgage loans representing 45.8% of the Initial Loan Group 1 Balance), are retail properties;

      o   Office - Fifteen (15) of the mortgaged properties, which secure 14.6%
          of the Initial Pool Balance (securing mortgage loans representing
          16.1% of the Initial Loan Group 1 Balance), are office properties;

      o   Hospitality - Sixteen (16) of the mortgaged properties, which secure
          13.9% of the Initial Pool Balance (securing mortgage loans representing 15.3% of the Initial Loan Group 1 Balance), are hospitality properties;

      o   Multifamily - Thirty-seven (37) of the mortgaged properties, which secure 13.6% of the Initial Pool Balance (which include seven (7)
          mortgaged properties in Loan Group 1, securing mortgage loans representing 5.4% of the Initial Loan Group 1 Balance, and thirty (30)
          mortgaged properties in Loan Group 2, securing mortgage loans representing 92.6% of the Initial Loan Group 2 Balance), are multifamily properties;

                                      S-142

      o   Industrial - Twenty (20) of the mortgaged properties, which secure
          4.5% of the Initial Pool Balance (securing mortgage loans representing
          4.9% of the Initial Loan Group 1 Balance), are industrial properties;

      o   Other - Four (4) of the mortgaged properties, which secure 3.4% of the
          Initial Pool Balance (securing mortgage loans representing 3.7% of the
          Initial Loan Group 1 Balance), are a type of property other than those set forth in this paragraph.

      o   Self Storage - Fifteen (15) of the mortgaged properties, which secure
          3.3% of the Initial Pool Balance (securing mortgage loans representing
          3.7% of the Initial Loan Group 1 Balance), are self storage properties.

      o   Manufactured Housing Community - Seven (7) of the mortgaged properties, which secure 2.8% of the Initial Pool Balance (which include four (4) mortgaged properties in Loan Group 1, securing mortgage loans representing 2.3% of the Initial Loan Group 1 Balance, and three (3) mortgaged properties in Loan Group 2, securing mortgage loans representing 7.4% of the Initial Loan Group 2 Balance), are manufactured housing community properties; and

      o   Mixed Use - Four (4) of the mortgaged properties, which secure 2.5% of the Initial Pool Balance (securing mortgage loans representing 2.8% of the Initial Loan Group 1 Balance), are mixed use properties.

      For information regarding the property types in Loan Group 1 or Loan Group
      2, see Appendix I to this prospectus supplement.

Property Location

      The following geographic areas contain the largest concentrations of mortgaged properties securing the mortgage loans: California, New York, Texas,
South Carolina, Florida, and New Jersey.

      o   Forty-one (41) mortgaged properties, representing security for 21.4%
          of the Initial Pool Balance, are located in California (which include thirty-seven (37) mortgaged properties in Loan Group 1, representing security for 22.3% of the Initial Loan Group 1 Balance, and four (4)
          mortgaged properties in Loan Group 2, representing security for 13.3%
          of the Initial Loan Group 2 Balance). Of the mortgaged properties located in California, twenty-eight (28) of such mortgaged properties, representing security for 15.4% of the Initial Pool Balance, are located in Southern California (which include twenty-five (25)
          mortgaged properties in Loan Group 1, representing security for 16.0%
          of the Initial Loan Group 1 Balance, and three (3) mortgaged properties in Loan Group 2, representing security for 10.4% of the
          Initial Loan Group 2 Balance), and thirteen (13) mortgaged properties, representing security for 6.0% of the Initial Pool Balance, are located in Northern California (which include twelve (12) mortgaged properties in Loan Group 1, representing security for 6.3% of the
          Initial Loan Group 1 Balance, and one (1) mortgaged property in Loan
          Group 2, representing security for 2.9% of the Initial Loan Group 2
          Balance). Northern California includes areas with zip codes above
          93600 and Southern California includes areas with zip codes of 93600 and below;

      o   Fifteen (15) mortgaged properties, representing security for 9.4% of the Initial Pool Balance, are located in New York (which include twelve (12) mortgaged properties in Loan Group 1, representing security for 8.9% of the Initial Loan Group 1 Balance, and three (3)
          mortgaged properties in Loan Group 2, representing security for 14.4%
          of the Initial Loan Group 2 Balance);

      o   Twenty-five (25) mortgaged properties, representing security for 6.5%
          of the Initial Pool Balance, are located in Texas (which include twenty-three (23) mortgaged properties in Loan Group 1, representing security for 6.8% of the Initial Loan Group 1 Balance, and two (2)
          mortgaged properties in Loan Group 2, representing security for 4.2%
          of the Initial Loan Group 2 Balance);

                                      S-143

      o   Two (2) mortgaged properties, representing security for 6.4% of the
          Initial Pool Balance, are located in South Carolina (and representing security for 7.0% of the Initial Loan Group 1 Balance);

      o   Nine (9) mortgaged properties, representing security for 6.0% of the
          Initial Pool Balance, are located in Florida (and representing security for 6.7% of the Initial Loan Group 1 Balance); and

      o   Five (5) mortgaged properties, representing security for 5.3% of the
          Initial Pool Balance, are located in New Jersey (and representing security for 5.8% of the Initial Loan Group 1 Balance).

      For information regarding the location of the properties securing the mortgage loans included in Loan Group 1 and Loan Group 2, see Appendix I to this prospectus supplement.

Due Dates

      Two hundred (200) of the mortgage loans, representing 91.4% of the Initial
Pool Balance (which include one hundred sixty-nine (169) mortgage loans in Loan
Group 1, representing 90.7% of the Initial Loan Group 1 Balance, and thirty-one
(31) mortgage loans in Loan Group 2 representing 98.1% of the Initial Loan Group
2 Balance), have Due Dates on the 1st day of each calendar month. Two (2) of the mortgage loans, representing 4.7% of the Initial Pool Balance (which include one
(1) mortgage loan in Loan Group 1, representing 5.0% of the Initial Loan Group 1
Balance, and one (1) mortgage loan in Loan Group 2 representing 1.9% of the
Initial Loan Group 2 Balance), have Due Dates on the 3rd day of each calendar month. One (1) mortgage loan, representing 3.2% of the Initial Pool Balance (and representing 3.5% of the Initial Loan Group 1 Balance), has a Due Date on the
8th day of each calendar month. One (1) mortgage loan, representing 0.6% of the
Initial Pool Balance (and representing 0.7% of the Initial Loan Group 1
Balance), has a Due Date on the 9th day of each calendar month. The mortgage loans have various grace periods prior to the imposition of late payment charges, including (i) two hundred one (201) mortgage loans, representing 98.5%
of the Initial Pool Balance (which include one hundred sixty-nine (169) mortgage loans in Loan Group 1, representing 98.3% of the Initial Loan Group 1 Balance, and thirty-two (32) mortgage loans in Loan Group 2 representing 100.0% of the
Initial Loan Group 2 Balance), with grace periods prior to the imposition of late payment charges of 0 to 5 calendar days or 5 business days; (ii) one (1)
mortgage loan, representing 1.3% of the Initial Pool Balance (and representing
1.4% of the Initial Loan Group 1 Balance), with a grace period prior to the imposition of late payment charges of 10 calendar days; (iii) one (1) mortgage loan, representing 0.1% of the Initial Pool Balance (and representing 0.1% of the Initial Loan Group 1 balance), with a grace period prior to the imposition of late payment charges of 15 calendar days; and (iv) one (1) mortgage loan, representing 0.1% of the Initial Pool Balance (and representing 0.1% if the
Initial Loan Group 1 Balance), with a grace period prior to the imposition of late payment charges of 16 calendar days. Certain states may have provisions under applicable law that permit longer grace periods than the grace periods shown in this prospectus supplement, which are based on the related mortgage loan documents.

Amortization

      The mortgage loans have the following amortization features:

      o   Two hundred one (201) mortgage loans, representing 99.3% of the
          Initial Pool Balance (which include one hundred sixty-nine (169)
          mortgage loans in Loan Group 1, representing 99.3% of the Initial Loan
          Group 1 Balance, and thirty-two (32) mortgage loans in Loan Group 2 representing 100.0% of the Initial Loan Group 2 Balance), are Balloon
          Loans. For purposes of this prospectus supplement, we consider a mortgage loan to be a Balloon Loan if its principal balance is not scheduled to be fully or substantially amortized by the loan's stated
          maturity date or Anticipated Repayment Date, as applicable. Fifteen
          (15) of these mortgage loans, representing 9.4% of the Initial Pool
          Balance (and representing 10.3% of the Initial Loan Group 1 Balance), are mortgage loans that have an Anticipated Repayment Date that provide for an increase in the mortgage rate and/or principal amortization at a specified date prior to stated maturity. These ARD
          Loans are structured to encourage the borrower to repay the mortgage loan in full by the specified date (which is prior to the mortgage loan's stated maturity date) upon which these increases occur.

                                      S-144

      o   Also included in these Balloon Loans are forty-one (41) mortgage loans, representing 47.0% of the Initial Pool Balance (which include thirty-seven (37) mortgage loans in Loan Group 1, representing 50.1%
          of the Initial Loan Group 1 Balance, and four (4) mortgage loans in
          Loan Group 2 representing 16.7% of the Initial Loan Group 2 Balance), that provide for monthly payments of interest only for their entire respective terms and thirty-nine (39) mortgage loans, representing
          22.2% of the Initial Pool Balance (which include thirty-three (33)
          mortgage loans in Loan Group 1, representing 21.5% of the Initial Loan
          Group 1 Balance, and six (6) mortgage loans in Loan Group 2 representing 29.2% of the Initial Loan Group 2 Balance), that currently provide for monthly payments of interest only for a portion of their respective terms ranging from 12 months to 60 months and then provide for the monthly payment of principal and interest over their respective remaining terms.

Prepayment Restrictions

      As of the Cut-off Date, each of the mortgage loans restricted voluntary
Principal Prepayments in one of the following ways:

      o   One hundred thirty-one (131) mortgage loans, representing 58.6% of the
          Initial Pool Balance (which include one hundred fourteen (114)
          mortgage loans in Loan Group 1, representing 57.5% of the Initial Loan
          Group 1 Balance, and seventeen (17) mortgage loans in Loan Group 2 representing 69.4% of the Initial Loan Group 2 Balance), prohibit voluntary Principal Prepayments during the Lock-out Period, but permit the related borrower, after an initial period of at least two years following the date of issuance of the certificates, to defease the mortgage loan by pledging "government securities" as defined in the
          Investment Company Act of 1940 that provide for payment on or prior to each due date through and including the maturity date (or such earlier due date on which the mortgage loan first becomes freely prepayable)
          of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage;

      o   Thirty-eight (38) mortgage loans, representing 14.1% of the Initial
          Pool Balance (which include thirty (30) mortgage loans in Loan Group
          1, representing 14.1% of the Initial Loan Group 1 Balance, and eight
          (8) mortgage loans in Loan Group 2, representing 14.3% of the Initial
          Loan Group 2 Balance), prohibit voluntary Principal Prepayments during a Lock-out Period, and following the Lock-out Period provide for a
          Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid;

      o   Thirty (30) mortgage loans, representing 11.8% of the Initial Pool
          Balance (which include twenty-four (24) mortgage loans in Loan Group
          1, representing 12.0% of the Initial Loan Group 1 Balance, and six (6)
          mortgage loans in Loan Group 2, representing 10.1% of the Initial Loan
          Group 2 Balance), prohibit voluntary Principal Prepayments during a
          Lock-out Period, and following the Lock-out Period provide for a
          Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the mortgage loan by pledging "government securities" as defined above;

      o   One (1) mortgage loan, representing 6.1% of the Initial Pool Balance
          (and representing 6.8% of the Initial Loan Group 1 Balance), has no
          Lock-out Period and permits voluntary Principal Prepayments if accompanied by a Yield Maintenance Charge calculated on the basis of a yield maintenance formula and also permits the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the mortgage loan by pledging
          "government securities" as defined above;

      o   One (1) mortgage loan, representing 4.6% of the Initial Pool Balance
          (and representing 5.1% of the Initial Loan Group 1 Balance), prohibits voluntary Principal Prepayments during a Lock-out Period, and following the Lock-out Period provides for a Prepayment Premium or
          Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid,

                                      S-145

          and then provides for a Prepayment Premium or Yield Maintenance Charge
          calculated on the basis of a yield maintenance formula;

      o   One (1) mortgage loan, representing 3.5% of the Initial Pool Balance
          (and representing 3.9% of the Initial Loan Group 1 Balance), has no
          Lock-out Period and permits voluntary Principal Prepayments if accompanied by a Prepayment Premium or Yield Maintenance Charge
          calculated on the basis of (i) the greater of a yield maintenance formula and 3.0% of the amount prepaid with respect to any prepayment made prior to October 1, 2009, and (ii) the greater of a yield maintenance formula and 1.0% of the amount prepaid with respect to any prepayment made on or after October 1, 2009; and

      o   Two (2) mortgage loans, representing 1.2% of the Initial Pool Balance
          (which include one (1) mortgage loan in Loan Group 1, representing
          0.7% of the Initial Loan Group 1 Balance, and one (1) mortgage loan in
          Loan Group 2, representing 6.2% of the Initial Loan Group 2 Balance), have no Lock-out Period and permit voluntary Principal Prepayments if accompanied by a Prepayment Premium or Yield Maintenance Charge
          calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid.

      Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a prepayment premium or yield maintenance charge and (ii)
provide for a specified period commencing prior to and including the maturity date or Anticipated Repayment Date during which the related borrower may prepay the mortgage loan without payment of a prepayment premium or yield maintenance charge. In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have Yield Maintenance Charges. See the footnotes to
Appendix II of this prospectus supplement for more details about the various yield maintenance formulas.

      With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

      o   One (1) mortgage loan, representing 4.6% of the Initial Pool Balance
          (and representing 5.0% of the Initial Loan Group 1 Balance), permits the release of one (1) or more parcels at any time upon prepayment of an amount equal to 110% of the allocated loan amount of the parcel being released, plus a Prepayment Premium, if, in each case, the debt service coverage ratio is at least 1.26x with respect to the remaining portion of the mortgaged property;

      o   One (1) mortgage loan, representing 1.3% of the Initial Pool Balance
          (and representing 1.4% of the Initial Loan Group 1 Balance), is secured by multiple mortgaged properties and permits the release of one of the mortgaged properties from the lien of the related mortgage loan after the applicable Lock-out Period if certain conditions are satisfied, including (i) the partial defeasance of the mortgage loan of an amount equal to 115% of the allocated loan amount of the parcel being released, (ii) the aggregate debt service coverage ratio with respect to the remaining mortgaged properties following the release being equal to or greater than the greater of (a) 1.70x (assuming a debt service constant of 6.26%) or (b) the aggregate debt service coverage ratio existing prior to the defeasance, as determined by the lender, and (iii) the outstanding balance of the undefeased note will not exceed 65% of the fair market value of the remaining mortgaged properties, as determined by the lender;

      o   One (1) mortgage loan, representing 0.6% of the Initial Pool Balance
          (and representing 0.7% of the Initial Loan Group 1 Balance), permits two releases of any one or more buildings of the mortgaged property
          (provided that certain buildings must be released together) at any time upon prepayment of an amount equal to 110% of the allocated loan amount of the portion of the mortgaged property being released plus a
          Prepayment Premium, if the loan-to-value ratio of the remaining portion of the mortgaged property following the release is not greater than 60% and the debt service coverage ratio with respect to the remaining portion of the mortgaged property following the release is not less than 1.30x;

      o   Two (2) mortgage loans, representing 0.4% of the Initial Pool Balance
          (and representing 0.4% of the Initial Loan Group 1 Balance), are secured by multiple mortgaged properties and permit the release of either of the mortgaged properties after the applicable Lock-out
          Period in conjunction with (i) a partial

                                      S-146

          defeasance, or (ii) a prepayment, if accompanied by a Prepayment
          Premium of an amount equal to 125% of the allocated loan amount of the property being released, and, in each case, with respect to the remaining mortgaged properties, (a) the debt service coverage ratio is at least 1.27x or 1.53x, as the case may be, (b) the loan-to-value ratio is not greater than 62.4% or 63%, as the case may be, and (c)
          confirmation of "no downgrade" from the applicable ratings agencies is received; and

      o   One (1) mortgage loan, representing 0.1% of the Initial Pool Balance
          (and representing 1.5% of Initial Loan Group 2 Balance), is secured by multiple mortgaged properties and permits the release of either of the mortgaged properties at any time upon a prepayment of an amount equal to 120% of the allocated loan amount of the property being released, plus a Prepayment Premium, if, in each case, the loan-to-value ratio is not greater than 70% with respect to the remaining mortgaged property.

      Notwithstanding the above, the mortgage loans generally provide that the related borrower may prepay the mortgage loan without Prepayment Premium or defeasance requirements commencing one (1) to thirteen (13) payment dates prior to and including the maturity date or the Anticipated Repayment Date.

      The method of calculation of any Prepayment Premium or Yield Maintenance
Charge will vary for any mortgage loan as presented in "Appendix II - Certain
Characteristics of the Mortgage Loans."

      In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. In addition, certain of the mortgage loans may permit the related borrower to substitute collateral under certain circumstances.

      See the footnotes to Appendix II attached to this prospectus supplement for more details concerning certain of the foregoing provisions including the method of calculation of any Prepayment Premium or Yield Maintenance Charge
which will vary for any mortgage loan.

Non-Recourse Obligations

      The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder of a non-recourse mortgage loan may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor for some or all of the amounts due under such mortgage loan, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

      The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan, any Serviced Companion Mortgage Loan or any B Note if the
borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans, any Serviced Companion
Mortgage Loan and any B Note generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

      In addition, some of the mortgage loans, any Serviced Companion Mortgage
Loans and any B Notes permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, or other unrelated parties, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan, Serviced Companion
Mortgage Loan or B Note documents and/or as determined by the master servicer.
The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right

                                      S-147

it may have under any such clause to accelerate payment of the related mortgage loan, Serviced Companion Mortgage Loan or B Note upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

Subordinate and Other Financing

      One (1) mortgage loan, representing 0.6% of the Initial Pool Balance (and representing 0.7% of the Initial Loan Group 1 Balance), currently has additional financing in place that is secured by the mortgaged property or properties related to such mortgage loan. Mortgage Loan No. 31 (the "225 South Sixth Street
Pari Passu Loan"), which had an outstanding principal balance as of the Cut-off
Date of $10,000,000, representing 0.6% of the Initial Pool Balance, is secured by the same mortgaged property on a pari passu basis with another note (the "225
South Sixth Street Companion Loan"), which had an outstanding principal balance as of the Cut-off Date of $152,500,000. In addition, the 225 South Sixth Street
Loan Group has related mezzanine financing in the original principal amount of
$25,000,000, which is secured by the equity ownership interests in the borrower but not by the related mortgaged property.

      Borrowers under two (2) mortgage loans, Mortgage Loan Nos. 19 and 38, representing 1.6% of the Initial Pool Balance (and representing 1.8% of the
Initial Loan Group 1 Balance), have incurred additional financing that is not secured by the related mortgaged property.

      In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may have also incurred additional financing that is not secured by the mortgaged property.

      Thirteen (13) of the mortgage loans, representing 22.5% of the Initial
Pool Balance (and representing 24.8% of the Initial Loan Group 1 Balance), permit the borrower to enter into additional financing that is secured by a pledge of equity interests in the borrower, provided that certain DSCR and LTV tests are satisfied as further discussed in the footnotes of Appendix II to this prospectus supplement.

      Six (6) of the mortgage loans, representing 2.4% of the Initial Pool
Balance (which include five (5) mortgage loans in Loan Group 1, representing
2.2% of the Initial Loan Group 1 Balance, and one (1) mortgage loans in Loan
Group 2, representing 3.7% of the Initial Loan Group 2 Balance), permit the related borrower to enter into additional subordinate financing that is secured by the mortgaged property, provided that, in each case, certain debt service coverage ratio ("DSCR") and loan-to-value ("LTV") tests are satisfied, as further discussed in the footnotes to Appendix II to this prospectus supplement.

      One (1) mortgage loan, representing 0.9% of the Initial Pool Balance (and representing 9.6% of the Initial Loan Group 2 Balance), permits the borrower to either enter into additional subordinate financing that is secured by the related mortgaged property, provided that certain debt service coverage ratio and loan-to-value ratio tests are satisfied as further discussed in the footnotes to Appendix II to this prospectus supplement or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower.

      In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

      In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring on the mortgage loan and/or the right to purchase the mortgage loan from the Trust if certain defaults on the mortgage loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and Advances relating to, the mortgage loan. Such purchase price generally does not include a Yield Maintenance Charge or Prepayment Premium.
Accordingly, such purchase (if made prior to the maturity date or Anticipated
Repayment Date) will have the effect of a prepayment made without payment of a
Yield Maintenance Charge or Prepayment Premium.

                                      S-148

      The specific rights of the related subordinate or mezzanine lender with respect to any future subordinate or mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.

      For further information with respect to subordinate debt, mezzanine debt and other financing, see Appendix II attached to this prospectus supplement.

      We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of an equity ownership interest in a related borrower. See "Legal Aspects of The Mortgage Loans--Subordinate Financing" in
the prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash
Flow Available To The Mortgaged Property Which May Adversely Affect Payment On
Your Certificates" in this prospectus supplement.

      Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

Loan Purpose

      Sixty-nine (69) of the mortgage loans, representing 31.2% of the Initial
Pool Balance (which include sixty-three (63) mortgage loans in Loan Group 1, representing 33.1% of the Initial Loan Group 1 Balance, and six (6) mortgage loans in Loan Group 2, representing 13.0% of the Initial Loan Group 2 Balance), were originated in connection with the borrower's acquisition of the mortgaged property that secures such mortgage loan, and one hundred thirty-five (135) of the mortgage loans, representing 68.8% of the Initial Pool Balance (which include one hundred nine (109) mortgage loans in Loan Group 1, representing
66.9% of the Initial Loan Group 1 Balance, and twenty-six (26) mortgage loans in
Loan Group 2, representing 87.0% of the Initial Loan Group 2 Balance), were originated in connection with the borrower's refinancing of a previous mortgage loan.

Additional Collateral

      Seven (7) of the mortgage loans, representing 5.9% of the Initial Pool
Balance (which include five (5) mortgage loans in Loan Group 1, representing
5.9% of the Initial Loan Group 1 Balance, and two (2) mortgage loans in Loan
Group 2, representing 5.5% of the Initial Loan Group 2 Balance), have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods and are to be released only upon the satisfaction of certain conditions by the borrower. If the applicable borrower does not satisfy the conditions for release of the monies or letters of credit by the applicable release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the applicable mortgage loan. Certain of these reserves are used for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see Appendix II attached to this prospectus supplement.

The ARD Loans

      Fifteen (15) mortgage loans, representing 9.4% of the Initial Pool Balance
(and representing 10.3% of the Initial Loan Group 1 Balance), provide that if the related borrower has not prepaid such mortgage loan in full on or before its
Anticipated Repayment Date, any principal outstanding on that date will thereafter amortize more rapidly and accrue interest at the revised rate for that mortgage loan rather than at the initial rate. In addition, funds on deposit in lockbox accounts relating to the ARD Loan in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization.

                                      S-149

Cash Management Agreements/Lockboxes

      Fifty-two (52) of the mortgage loans, representing 51.5% of the Initial
Pool Balance (which include fifty-one (51) mortgage loans in Loan Group 1, representing 56.5% of the Initial Loan Group 1 Balance, and one (1) mortgage loans in Loan Group 2, representing 2.9% of the Initial Loan Group 2 Balance), generally provided that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

      Appendix II to this prospectus supplement sets forth (among other things)
the type of provisions (if any) for the establishment of a lockbox under the terms of each mortgage loan. The following paragraphs describe each type of provision:

      o   Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the Trust. Such revenue generally is either (a)
          swept and remitted to the related borrower unless a default or other
          "trigger" event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the Trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related mortgage loan and, in certain transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

      o   Soft, Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the Trust. Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the Trust; the revenue is then applied by the applicable servicer on behalf of the Trust according to the related mortgage loan documents.

      o   Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the Trust.
          The funds are then either made available to the related borrower or are applied by the applicable servicer on behalf of the Trust according to the related mortgage loan documents.

      o   Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified
          "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable servicer on behalf of the Trust; the revenue is then applied by the lockbox bank, which in general is the applicable servicer on behalf of the Trust according to the related mortgage loan documents.

      o   None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the origination date, and no lockbox is contemplated to be established during the mortgage loan term.

      In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or "over-the-counter"

                                      S-150

receipts may be deposited into the lockbox account by the property manager.
Mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the Trust.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

      In connection with the origination or securitization of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser that, generally, was a Member of the Appraisal Institute. Each such appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act
of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented in this prospectus supplement for illustrative purposes only.

Environmental Assessments

      An environmental site assessment was performed with respect to each mortgaged property except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy that we describe below under "--Environmental Insurance" generally within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In some cases, a "Phase II" environmental site assessment was also performed. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the interests of the certificate holders.
However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies. See "Risk Factors--Environmental Risks Relating to Specific
Mortgaged Properties May Adversely Affect Payments On Your Certificates" in this prospectus supplement.

Property Condition Assessments

      In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination or securitization of the related mortgage loan, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems.
Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. See "Risk Factors--Property Inspections and Engineering Reports
May Not Reflect All Conditions That Require Repair On The Property" in this prospectus supplement. In certain cases where material deficiencies were noted
in such reports, the related borrower was required to establish reserves for replacement or repair or to remediate the deficiency.

Seismic Review Process

      In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain

                                      S-151

statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance

      Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

ENVIRONMENTAL INSURANCE

      In the case of forty-three (43) mortgaged properties, securing mortgage loans representing approximately 5.3% of the Initial Pool Balance (which include thirty-four (34) mortgaged properties in Loan Group 1, securing mortgage loans representing 4.5% of the Initial Loan Group 1 Balance, and nine (9) mortgaged properties in Loan Group 2, securing mortgage loans representing 13.7% of the
Initial Loan Group 2 Balance), the related mortgage loan seller has obtained, or has the benefit of, and there will be assigned to the Trust, a group secured creditor impaired property policy covering selected environmental matters with respect to all those mortgage loans as a group. None of the mortgage loans covered by this policy has a Cut-off Date Balance in excess of approximately
$3,815,567. The premium for the environmental group policy has been or, as of the date of initial issuance of the certificates, will be, paid in full.

      In general, the group secured creditor impaired property policy referred to above provides coverage for the following losses, subject to the coverage limits discussed below, and further subject to the policy's conditions and exclusions:

      o   if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid;

      o   if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay that claim; and

      o   if the insured enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

      The secured creditor impaired property policy does not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policy. If the report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower

                                      S-152

was required to remediate the condition before the closing of the loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan.
No individual claim under the group policy may exceed $4,787,500 and the total claims under the group policy is subject to a maximum of $29,067,000. There is no deductible under the policy.

      The secured creditor impaired property policy requires that the appropriate party associated with the Trust report a claim during the term of the policy, which extends five years beyond the terms of the respective mortgage loans.

      The secured creditor impaired property policy will be issued by Steadfast
Insurance Company, an affiliate of Zurich North America.

ADDITIONAL MORTGAGE LOAN INFORMATION

      Each of the tables presented in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the
Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see
Appendix II to this prospectus supplement, and for a brief summary of the ten
(10) largest mortgage loans (including crossed mortgage loans) in the Mortgage
Pool, see Appendix IV to this prospectus supplement. Additional information regarding the mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool"
section and (b) under "Legal Aspects Of Mortgage Loans" in the prospectus.

      For purposes of the tables in Appendix I and for the information presented in Appendix II, Appendix III and Appendix IV:

      (1)   References to "DSCR" are references to "Debt Service Coverage
            Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) Underwritable Cash Flow to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and Appendix IV, the "Debt Service Coverage Ratio" or "DSCR" for any mortgage loan is calculated pursuant to the definition of those terms under the
            "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt
            Service Coverage Ratio (unless otherwise indicated) reflects (i)
            with respect to any Serviced Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan, and (ii) with respect to any Non-Serviced Mortgage Loan, the aggregate indebtedness evidenced by the Non-Serviced Mortgage Loan and the related
            Non-Serviced Companion Mortgage Loan. The Debt Service Coverage
            Ratio information in this prospectus supplement with respect to any
            A/B Mortgage Loan, reflects the indebtedness under the related mortgage loan, but not the indebtedness on the related B Note. The
            Debt Service Coverage Ratio information in this prospectus supplement with respect to any mortgage loan that has subordinated, second lien indebtedness, reflects the indebtedness under the related mortgage loan, but not the subordinated, second lien indebtedness.

            In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware (e.g., new signed leases or end of
            "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves.

                                      S-153

            The applicable mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the mortgage loan seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information.
            In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was
            significantly higher than the market rent for similar properties.

            The Underwritable Cash Flow for residential cooperative mortgaged properties is based on projected net operating income at the mortgaged property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the related mortgaged property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

            Historical operating results may not be available or were deemed not relevant for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information such as estimates or budgets. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in determining the presented operating information.

            The Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.
            Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

      (2)   References to "DSCR Post IO Period" are references to "Debt Service
            Coverage Ratio Post IO Period." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and Appendix IV, the "Debt Service Coverage Ratio Post IO Period" or "DSCR Post IO
            Period" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio Post IO
            Period (unless otherwise indicated) reflects, for mortgage loans that require monthly payments of interest-only for a certain amount of time after origination followed by monthly payments of principal and interest for the remaining term of the mortgage loan, the annualized amount of debt service that will be payable under the mortgage loan after the beginning of the amortization term of the mortgage loan.

      (3)   References in the tables to "Cut-off Date LTV" are references to
            "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and Appendix
            IV, the "Cut-off Date LTV," "Cut-off Date Loan-to-Value," "Balloon
            LTV" or "Balloon Loan-to-Value" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of
            Terms" in this prospectus supplement. For

                                      S-154

            purposes of the information presented in this prospectus supplement, the loan-to-value ratio reflects (i) with respect to any Serviced
            Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the Serviced Pari Passu Mortgage Loan and the related Serviced
            Companion Mortgage Loan, and (ii) with respect to any Non-Serviced
            Mortgage Loan, the aggregate indebtedness evidenced by the
            Non-Serviced Mortgage Loan and the related Non-Serviced Companion
            Mortgage Loan. The loan-to-value information in this prospectus supplement with respect to any A/B Mortgage Loan reflects the indebtedness under the related mortgage loan, but not the
            indebtedness on the related B Note. The loan-to-value information in this prospectus supplement with respect to any mortgage loan that has subordinated, second lien indebtedness, reflects the
            indebtedness under the related mortgage loan, but not the
            subordinated, second lien indebtedness.

            The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property Value and Condition--Appraisals."

            When information with respect to mortgaged properties is expressed as a percentage of the Initial Pool Balance, the percentages are based upon the Cut-off Date principal balances of the related mortgage loans or with respect to an individual property securing a multi-property mortgage loan, the portions of those loan balances allocated to such properties. The allocated loan amount for each mortgaged property securing a multi-property mortgage loan is set forth on Appendix II to this prospectus supplement.

            No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

      (4)   References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

      The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

      Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

      The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the applicable loan documents. This includes a fire and hazard insurance policy with extended coverage that contains no exclusion for damages due to acts of terrorism (subject to the provisions set forth below). Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or its tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause. The master servicer will be deemed to have satisfied the
Servicing Standard in respect of such insurance requirement if the borrower maintains, or the master servicer has otherwise caused to be obtained, a standard hazard insurance policy that is in compliance with the related mortgage loan documents, and, if required by such mortgage loan documents, the borrower pays, or the master servicer has otherwise caused to be paid, the premium required by the related insurance provider that is necessary to avoid an exclusion in such policy against "acts of terrorism" as defined by the Terrorism
Risk Insurance Act of 2002.

                                      S-155

      If, on the date of origination of a mortgage loan, the portion of the improvements on a related mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency
Management Agency and has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance and Mitigation Administration in an
amount representing coverage of at least the lesser of:

      o   the outstanding principal balance of the related mortgage loan; and

      o   the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the
          Servicing Standard.

      If a borrower fails to maintain such fire and hazard insurance, the master servicer will be required to obtain such insurance and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability. The special servicer will be required to maintain fire and hazard insurance with extended coverage and, if applicable, flood insurance (and other insurance required under the related mortgage) on an
REO Property (other than with respect to a Non-Serviced Mortgage Loan) in an amount not less than the maximum amount obtainable with respect to such REO
Property and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability, provided that the special servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard; provided that the special servicer will be required to maintain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the special servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.

      In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including terrorist attacks, earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to
Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the Trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO
Property so long as such insurance is available at commercially reasonable rates. The master servicer will not be required in any event to cause the borrower to maintain or itself obtain insurance coverage beyond what is available on commercially reasonable terms at a cost customarily acceptable (as determined by the master servicer) and consistent with the Servicing Standard;
provided that the master servicer will be obligated to cause the borrower to maintain or itself obtain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the master servicer determines that
(i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Notwithstanding the limitation set forth in the preceding sentence, if the related mortgage loan documents and the related mortgage require the borrower to maintain insurance against property damage resulting from terrorism or similar acts, the master servicer will, prior to availing itself of any limitation described in that sentence with respect to any mortgage loan (or any component loan of an A/B Mortgage Loan) that has a principal balance in excess of $2,500,000, obtain the approval or disapproval of the special servicer and the Operating Adviser to the extent required by, and in accordance with the procedures set forth in, the Pooling and Servicing
Agreement. The master servicer will be entitled to rely on the determination of the special servicer made in connection with such approval or disapproval. The special servicer will decide whether to withhold or grant such approval in accordance with the Servicing Standard. If any such approval has not been expressly denied within seven (7) business days of receipt by the special servicer and Operating Adviser from the master servicer of the master servicer's determination and analysis and all information reasonably requested thereby and reasonably available to the master servicer in

                                      S-156

order to make an informed decision, such approval will be deemed to have been granted. See "Risk Factors--The Absence Of Or Inadequacy Of Insurance Coverage
On The Property May Adversely Affect Payments On Your Certificates" in this prospectus supplement.

SALE OF THE MORTGAGE LOANS

      On the Closing Date, each mortgage loan seller will sell its mortgage loans, without recourse, to the Depositor, and the Depositor, in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach of the representations and warranties to the trustee for the benefit of the Certificateholders. In connection with such assignments, each mortgage loan seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the trustee or its designee.

      The trustee will be required to review the documents delivered by each mortgage loan seller with respect to its mortgage loans within 75 days following the Closing Date, and the trustee will hold the related documents in trust.
Within 45 days following the Closing Date, pursuant to the Pooling and Servicing
Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term "Mortgage File," are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the applicable mortgage loan seller.

      The mortgagee of record with respect to any Non-Serviced Mortgage Loan will be the related Non-Serviced Mortgage Loan Trustee.

REPRESENTATIONS AND WARRANTIES

      In each Mortgage Loan Purchase Agreement, the related mortgage loan seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

      (1)   the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

      (2)   such mortgage loan seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

      (3)   no Scheduled Payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

      (4)   the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

      (5)   the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

      (6)   the related assignment of leases establishes and creates a valid and, subject to certain creditors' rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the mortgaged property;

                                      S-157

      (7)   the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

      (8)   except as set forth in a property inspection report prepared in connection with the origination or securitization of the mortgage loan, the related mortgaged property is, to the mortgage loan seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan;

      (9)   the mortgage loan seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

      (10)  the related mortgaged property is covered by an American Land Title
Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

      (11)  the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect to the mortgage loan;

      (12)  except in the case of the mortgage loans covered by the secured creditor impaired property policy that we describe above, an environmental site assessment or update of a previous assessment was performed with respect to the mortgaged property in connection with the origination or securitization of the related mortgage loan, a report of each such assessment (or the most recent assessment with respect to each mortgaged property) has been delivered to the
Depositor, and such seller has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report;

      (13)  each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

      (14)  the related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase
Agreement;

      (15)  there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related
Mortgage;

      (16)  the related borrower is not, to the mortgage loan seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

      (17)  no mortgage requires the holder of it to release all or any material portion of the related mortgaged property from the lien of the mortgage except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) except where the portion of the related mortgaged property permitted to be released was not considered by the mortgage loan seller to be material in underwriting the mortgage loan, the payment of a release price and prepayment consideration in connection therewith;

      (18)  to such seller's knowledge, there exists no material default, breach, violation or event of acceleration, and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

                                      S-158

      (19)  the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum of the ground lease has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee under the ground lease to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances;
(c) the borrower's interest in such ground lease is assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor under the ground lease (or if it is required it will have been obtained prior to the Closing Date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred under the ground lease; (e) such ground lease, or a related estoppel letter, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor under the ground lease may terminate such ground lease; and (g) such ground lease has an original term
(including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the related mortgage loan;
and

      (20)  the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan.

REPURCHASES AND OTHER REMEDIES

      If any mortgage loan document required to be delivered to the trustee by a mortgage loan seller with respect to its mortgage loans as described under
"--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach by a mortgage loan seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such mortgage loan seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period.
Notwithstanding the foregoing, in the event that the payments described under subparagraph 20 of the preceding paragraph above are insufficient to pay the expenses associated with such defeasance or assumption of the related mortgage loan, it shall be the sole obligation of the related mortgage loan seller to pay an amount sufficient to pay such expenses.

      If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure
Period, the related mortgage loan seller will be obligated, not later than the last day of such Permitted Cure Period, to:

      o   repurchase the affected mortgage loan from the Trust at the Purchase
          Price; or

      o   at its option, if within the two-year period commencing on the Closing
          Date, replace such mortgage loan with a Qualifying Substitute Mortgage
          Loan, and pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced
          (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute
          Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

      The related mortgage loan seller must cure any Material Document Defect or
Material Breach within the Permitted Cure Period, provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage", as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the mortgage loan seller was notified of the defect or breach.

                                      S-159

      The foregoing obligations of any mortgage loan seller to cure a Material
Document Defect or a Material Breach in respect of any of its mortgage loans or the obligation of any mortgage loan seller to repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material
Breach; and none of us, the other mortgage loan sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related mortgage loan seller defaults on its obligation to do so. Each mortgage loan seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other mortgage loan seller.

      If (x) a mortgage loan is to be repurchased or replaced as contemplated above (a "Defective Mortgage Loan"), (y) such Defective Mortgage Loan is cross-collateralized and cross-defaulted with one or more other mortgage loans
("Crossed Mortgage Loans") and (z) the applicable Document Defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such Crossed Mortgage Loans (without regard to this paragraph), then the applicable Document Defect or breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such Crossed Mortgage Loan, and the applicable mortgage loan seller shall be obligated to repurchase or replace each such Crossed Mortgage Loan in accordance with the provisions of the applicable Mortgage Loan Purchase
Agreement, unless, in the case of such breach or Document Defect, (A) the applicable mortgage loan seller provides a nondisqualification opinion to the trustee at the expense of that mortgage loan seller and (B) both of the following conditions would be satisfied if that mortgage loan seller were to repurchase or replace only those mortgage loans as to which a Material Breach or
Material Document Defect had occurred (without regard to this paragraph) (the
"Affected Loan(s)"): (i) the debt service coverage ratio for all those Crossed
Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (A) 0.10x below the debt service coverage ratio for all such Crossed Mortgage
Loans (including the Affected Loans(s)) set forth in Appendix II of this prospectus supplement and (B) the debt service coverage ratio for all such
Crossed Mortgage Loans (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement, and (ii) the loan-to-value ratio for all such Crossed Mortgage Loans (excluding the Affected
Loan(s)) is not greater than the greater of (A) the loan-to-value ratio, expressed as a whole number (taken to one decimal place), for all such Crossed
Mortgage Loans (including the Affected Loan(s)) set forth in Appendix II of this prospectus supplement plus 10% and (B) the loan-to-value ratio for all such
Crossed Mortgage Loans (including the Affected Loans(s)), at the time of repurchase or replacement. The determination of the master servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The master servicer will be entitled to cause to be delivered, or direct the applicable mortgage loan seller to (in which case that mortgage loan seller shall) cause to be delivered to the master servicer, an appraisal of any or all of the related mortgaged properties for purposes of determining whether the condition set forth in clause (ii) above has been satisfied, in each case at the expense of that mortgage loan seller if the scope and cost of the appraisal is approved by that mortgage loan seller
(such approval not to be unreasonably withheld).

      Notwithstanding anything to the contrary contained in this prospectus supplement, if a representation or warranty has been breached with respect to the 436 North Bedford Drive Mortgage Loan, which was co-originated by Principal
Commercial Funding II, LLC and Morgan Stanley Mortgage Capital Inc., each of
Principal Commercial Funding II, LLC and Morgan Stanley Mortgage Capital Inc.
will be obligated to take those remedial actions only with respect to its 50%
interest in such mortgage loan that it sold to the trust. It is possible that under certain circumstances only one of Principal Commercial Funding II, LLC and
Morgan Stanley Mortgage Capital Inc. will repurchase or otherwise comply with any repurchase obligations.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

      The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the
Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the
Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the
Mortgage Pool as described in this prospectus supplement. The information presented in this prospectus supplement is representative of the characteristics of the Mortgage Pool as it will be

                                      S-160

constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS

      With respect to any Mortgage Loan for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of Mortgage Electronic
Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered.
Instead, the related mortgage loan seller will be required to take all actions as are necessary to cause the trustee on behalf of the Trust to be shown as, and the trustee will be required to take all actions necessary to confirm that the trustee on behalf of the Trust is shown as, the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

      The master servicer and the special servicer, either directly or through the Primary Servicer or sub-servicers, will be required to service and administer the mortgage loans (other than any Non-Serviced Mortgage Loans) in accordance with the Servicing Standard. The applicable Non-Serviced Mortgage
Loan Pooling and Servicing Agreement will exclusively govern the servicing and administration of the related Non-Serviced Mortgage Loan Group (and all decisions, consents, waivers, approvals and other actions on the part of the holders of any loans in a Non-Serviced Mortgage Loan Group will be effected in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement). Consequently, the servicing provisions described herein, including, but not limited to those regarding the maintenance of insurance, the enforcement of due-on-encumbrance and due-on-sale provisions, and those regarding modification of the mortgage loans, appraisal reductions, defaulted mortgage loans and foreclosure procedures and the administration of accounts will not be applicable to any Non-Serviced Mortgage Loans, the servicing and administration of which will instead be governed by the related Non-Serviced Mortgage Loan
Pooling and Servicing Agreement. The servicing standard for any Non-Serviced
Mortgage Loan under its related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement is substantially similar to the Servicing Standard under the Pooling and Servicing Agreement.

      Each of the master servicer and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the
Classes of certificates. Each of the master servicer, the special servicer and the Primary Servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer, the special servicer or the Primary Servicer, as the case may be.

      Any such interest of the master servicer, the special servicer or the
Primary Servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer, the special servicer or the
Primary Servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of certificates owned by the master servicer, the special servicer or the Primary Servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on a secured or unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

      On the Closing Date, the master servicer will enter into an agreement with the Primary Servicer under which the Primary Servicer will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans (including the 436 North Bedford Drive Mortgage Loan which was co-originated by Principal Commercial Funding II, LLC and Morgan
Stanley Mortgage Capital Inc.) sold by it or its affiliates to the Trust. The
Primary Servicer is subject to the Servicing Standard. If an Event of Default occurs in respect of the master servicer and the master servicer is terminated, such termination will not necessarily cause the

                                      S-161

termination of the Primary Servicer. Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, the master servicer shall remain obligated and liable to the trustee, paying agent and the
Certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the Pooling and Servicing Agreement to the same extent as if the master servicer was alone servicing and administering the mortgage loans.

      Each of the master servicer, the Primary Servicer and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement;
provided that none of the master servicer, the Primary Servicer or the special servicer may appoint a sub-servicer after the Closing Date without the
Depositor's prior consent to the extent set forth in the Pooling and Servicing
Agreement, which consent may not be unreasonably withheld. However, any subservicing is subject to various conditions set forth in the Pooling and
Servicing Agreement including the requirement that the master servicer, the special servicer or the Primary Servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

      The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

      o   a successor master servicer or special servicer is available, has a net worth of at least $15,000,000 and is willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation and, in the case of the special servicer, is reasonably acceptable to the Operating Adviser, the Depositor and the trustee;

      o   the master servicer or special servicer bears all costs associated with its resignation and the transfer of servicing; and

      o   the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

      Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of the master servicer will not affect the rights and obligations of the Primary Servicer to continue to act as primary servicer. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the Pooling and
Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the special servicer. In the event the trustee or any agent of the trustee assumes the duties and obligations of the master servicer or special servicer under such circumstances, the trustee will be permitted to resign as master servicer or special servicer notwithstanding the first sentence of this paragraph if it has been replaced by a qualified successor pursuant to the terms of the Pooling and Servicing Agreement.

      The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

      The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

      The master servicer initially will be responsible for servicing and administering the entire pool of mortgage loans other than the Non-Serviced
Mortgage Loans. The special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans other than the Non-Serviced
Mortgage Loans.

                                      S-162

      Upon the occurrence of any of the events set forth under the definition of the term "Specially Serviced Mortgage Loan" in the "Glossary of Terms" in this prospectus supplement (generally regarded as "Servicing Transfer Events"), the master servicer will be required to transfer its principal servicing responsibilities with respect to a Specially Serviced Mortgage Loan to the special servicer in accordance with the procedures set forth in the Pooling and
Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan.
If title to the related mortgaged property is acquired by the Trust, whether through foreclosure, deed in lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management of the property and such loan will be considered a Specially Serviced Mortgage Loan. The special servicing transfer events for any Non-Serviced Mortgage Loan under its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement are substantially similar to the events set forth under the definition of the term "Specially
Serviced Mortgage Loan" in the "Glossary of Terms" to this prospectus supplement.

      A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage
Loan to which the master servicer will re-assume all servicing responsibilities.

      The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered
Certificates--Advances--Servicing Advances" in this prospectus supplement.

      The Primary Servicer, the master servicer and the special servicer and any director, officer, employee or agent of any of them will be entitled to indemnification from the Trust out of collections on, and other proceeds of, the mortgage loans (and, if and to the extent that the matter relates to a Serviced
Companion Mortgage Loan or B Note, out of collections on, and other proceeds of, the Serviced Companion Mortgage Loan or B Note) against any loss, liability, or expense incurred in connection with any legal action relating to the Pooling and
Servicing Agreement, the mortgage loans, any Serviced Companion Mortgage Loan, any B Note or the certificates other than any loss, liability or expense incurred by reason of the Primary Servicer's, master servicer's or special servicer's willful misfeasance, bad faith or negligence in the performance of their duties under the Pooling and Servicing Agreement.

      The Non-Serviced Mortgage Loan Pooling and Servicing Agreements generally require the consent of the trustee, as holder of the Non-Serviced Mortgage
Loans, to certain amendments to that agreement that would adversely affect the rights of the trustee in that capacity.

SERVICING OF THE 225 SOUTH SIXTH STREET LOAN GROUP

         Mortgage Loan No. 31 (referred to herein as the "225 South Sixth Street
Pari Passu Loan") is secured by the related mortgaged property (the "225 South
Sixth Street Mortgage"). The 225 South Sixth Street Pari Passu Loan had an
outstanding principal balance as of the Cut-off Date of $10,000,000, representing 0.6% of the Initial Pool Balance (and representing 0.7% of the initial Loan Group 1 balance), and is an asset of the trust. The 225 South Sixth
Street Pari Passu Loan is secured by the same mortgaged property on a pari passu basis with another note (the "225 South Sixth Street Companion Loan", and together with the 225 South Sixth Street Pari Passu Loan, the "225 South Sixth
Street Loan Group") that had an outstanding principal balance as of the Cut-Off
Date of $152,500,000. The interest rate and maturity date on the 225 South Sixth
Street Pari Passu Loan and the 225 South Sixth Street Companion Loan are
identical. The 225 Sixth Street Companion Loan is not an asset of the trust.

      The 225 South Sixth Street Companion Loan is included in a securitization known as the Bear Stearns Commercial Mortgage Securities Trust 2006-TOP24
("BSCMI 2006-TOP24"). The 225 South Sixth Street Loan Group is currently being serviced pursuant to the BSCMI 2006-TOP24 Pooling and Servicing Agreement. Terms
of the intercreditor agreement between the holders of the 225 South Sixth Street
Pari Passu Loan and the holder of the 225 South Sixth Street Companion Loan provides that for so long as the 225 South Sixth Street Pari Passu Loan is included in a securitization, the BSCMI 2006-TOP24 Master Servicer or BSCMI
2006-TOP24 Special Servicer, if applicable, will be obligated to administer the
225 South Sixth Street Pari Passu Loan and the 225 South Sixth Street

                                      S-163

Companion Loan consistently with the terms of the related intercreditor agreement and the BSCMI 2006-TOP24 Pooling and Servicing Agreement. The master servicer or the trustee, as applicable, will be required to make P&I Advances on the 225 South Sixth Street Pari Passu Loan unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the 225 South Sixth Street Pari
Passu Loan. The BSCMI 2006-TOP24 Master Servicer or the BSCMI 2006-TOP24
Trustee, as applicable, are required to make Servicing Advances on the 225 South
Sixth Street Loan Group unless the BSCMI 2006-TOP24 Master Servicer, the BSCMI
2006-TOP24 Special Servicer or the BSCMI 2006-TOP24 Trustee, as applicable, determines that such an Advance would not be recoverable from collections on the
225 South Sixth Street Loan Group.

      General. The holders of the 225 South Sixth Street Loan Group have entered into an intercreditor agreement, which generally provides (among other things)
for the following:

      o   the loans comprising the 225 South Sixth Street Loan Group are of equal priority with each other and no portion of any of them will have priority or preference over the other;

      o   the BSCMI 2006-TOP24 Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the 225 South Sixth Street Loan Group (and all
          decisions, consents, waivers, approvals and other actions on the part of the holders of the 225 South Sixth Street Loan Group will be effected in accordance with the BSCMI 2006-TOP24 Pooling and Servicing
          Agreement) and the BSCMI 2006-TOP24 Trustee (or the BSCMI 2006-TOP24
          Master Servicer or BSCMI 2006-TOP24 Special Servicer on its behalf)
          has the exclusive right to exercise remedies with respect to the 225
          South Sixth Street Loan Group, including, without limitation, seeking foreclosure;

      o   the controlling class representative appointed pursuant to the BSCMI
          2006-TOP24 Pooling and Servicing Agreement will act as controlling class representative with respect to the 225 South Sixth Street Loan
          Group and have all rights with respect to the 225 South Sixth Street
          Loan Group set forth in the BSCMI 2006-TOP24 Pooling and Servicing
          Agreement; and

      o   all payments, proceeds and other recoveries on or in respect of the
          225 South Sixth Street Pari Passu Loan and/or the 225 South Sixth
          Street Companion Loan (in each case, subject to the rights of the
          BSCMI 2006-TOP24 Master Servicer, the BSCMI 2006-TOP24 Special
          Servicer, the BSCMI 2006-TOP24 Depositor or the BSCMI 2006-TOP24
          Trustee to payments and reimbursements pursuant to and in accordance with the terms of the BSCMI 2006-TOP24 Pooling and Servicing
          Agreement) will be applied to the loans comprising the 225 South Sixth
          Street Loan Group on a pari passu basis according to their respective outstanding principal balances.

      Fair Value Purchase Option. Under the BSCMI 2006-TOP24 Pooling and
Servicing Agreement, if the 225 South Sixth Street Pari Passu Loan is subject to a fair value purchase option as described below under "--Sale of Defaulted
Mortgage Loans", then any holder of that option, in connection with the exercise of such option, will also be required to purchase the 225 South Sixth Street
Pari Passu Loan at the purchase price determined by the BSCMI 2006-TOP24 Special
Servicer.

      Consent Rights of the Holder of the 225 South Sixth Street Pari Passu
Loan. The holder of the 225 South Sixth Street Pari Passu Loan has certain consultation rights with respect to the 225 South Sixth Street Loan Group and the related mortgaged property under the BSCMI 2006-TOP24 Pooling and Servicing
Agreement and related intercreditor agreement. The holder of the 225 South Sixth
Street Pari Passu Loan has two periods, each consisting of 5 business days, to consult with the BSCMI 2006-TOP24 Special Servicer, after which, if no agreement is reached, the BSCMI 2006-TOP24 Special Servicer will be entitled to take such action as is consistent with the servicing standard under the BSCMI 2006-TOP24
Pooling and Servicing Agreement. The parent of the borrower under the 225 South
Sixth Street Loan Group also has additional subordinated mezzanine financing
(the "225 South Sixth Street Mezzanine Loan") in place with an original principal balance of $25,000,000 that is not secured by the 225 South Sixth
Street mortgaged property. The 225 South Sixth Street Mezzanine Loan is secured by a first

                                      S-164

priority perfected security interest in the ownership interests of the related borrower under the 225 South Sixth Street Loan Group. The 225 South Sixth Street
Mezzanine Loan is not an asset of the Trust.

      Rights of the Holder of 225 South Sixth Street Mezzanine Loan. Pursuant to
the terms of an intercreditor agreement, the holder of the 225 South Sixth
Street Mezzanine Loan has certain rights with respect to the 225 South Sixth
Street Loan Group, including, among others, the following:

      Option to Cure Defaults Under the 225 South Sixth Street Loan Group. The
holder of the 225 South Sixth Street Mezzanine Loan has the right to cure monetary events of default with respect to the 225 South Sixth Street Loan
Group, within 5 business days of receipt by the holder of the 225 South Sixth
Street Mezzanine Loan of notice of the monetary event of default. Generally, the holder of the 225 South Sixth Street Mezzanine Loan may not cure a monetary event of default with respect to monthly scheduled debt service payments on the
225 South Sixth Street Loan Group for more than six consecutive months. If the default is of a non-monetary nature, the holder of the 225 South Sixth Street
Mezzanine Loan shall have the same period of time as the 225 South Sixth Street
Loan Group borrower to cure such non-monetary default, provided, however that if such non-monetary default is susceptible to cure but cannot reasonably be cured within such period and if curative action was promptly commenced and is being diligently pursued by the holder of the 225 South Sixth Street Mezzanine Loan, then such holder shall be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default, so long as it meets certain conditions set forth in the related intercreditor agreement.

      Option to Purchase the 225 South Sixth Street Loan Group. If (a) the 225
South Sixth Street Loan Group has been accelerated or (b) any proceeding to foreclose or otherwise enforce the 225 South Sixth Street Mortgage or other security for the 225 South Sixth Street Loan Group has been commenced, upon ten business days prior written notice, the holder of the 225 South Sixth Street
Mezzanine Loan has the right to purchase, in whole but not in part, the 225
South Sixth Street Loan Group for a price equal to the outstanding principal balance of the 225 South Sixth Street Loan Group, plus accrued and unpaid interest on the 225 South Sixth Street Loan Group, plus any advances made by the holders of the 225 South Sixth Street Loan Group, plus any interest charged by the holders of the 225 South Sixth Street Loan Group on any advances for monthly payments of principal and/or interest on the 225 South Sixth Street Loan Group and/or on any advances, and any prepayment fees or premiums that would be due if the related borrower were prepaying the 225 South Sixth Street Loan Group at the time of such purchase and all other costs and expenses (including legal fees and expenses and special servicing fees) actually incurred by the holders of the 225
South Sixth Street Loan Group in enforcing the terms of the related 225 South
Sixth Street Loan Group documents and a liquidation fee if the 225 South Sixth
Street Loan Group is purchased 60 or more days after such 225 South Sixth Street
Loan Group becomes a specially serviced mortgage loan. The foregoing option to purchase the 225 South Sixth Street Loan Group automatically terminates upon a transfer of the mortgaged property by foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure.

      Consent Rights. Under the intercreditor agreement, the consent of the holder of the 225 South Sixth Street Mezzanine Loan is required for the holders of the 225 South Sixth Street Loan Group to take any of the following actions or make any modifications to the 225 South Sixth Street Loan Group documents permitting it to take any of the following actions:

      o   increase the interest rate or principal amount of the 225 South Sixth
          Street Loan Group except for increases in principal to cover workout costs (including closing costs in connection therewith) and protective advances made by the holders of the 225 South Sixth Street Loan Group;

      o   increase in any other material respect any monetary obligations of the borrower under the 225 South Sixth Street Loan Group documents;

      o   shorten the scheduled maturity date of the 225 South Sixth Street Loan
          Group (other than by acceleration of the 225 South Sixth Street Loan
          Group pursuant to the 225 South Sixth Street Loan Group documents);

                                      S-165

      o   convert or exchange the 225 South Sixth Street Loan Group into or for any other indebtedness or subordinate any of the 225 South Sixth
          Street Loan Group to any indebtedness of the borrower under the 225
          South Sixth Street Loan Group;

      o   permit the holders of the 225 South Sixth Street Loan Group to accept a grant of any lien on or security interest in any collateral or property of the borrower under the 225 South Sixth Street Loan Group or any other person not originally granted or contemplated to be granted a lien or security interest under the 225 South Sixth Street
          Loan Group documents;

      o   modify or amend the terms and provisions of the 225 South Sixth Street
          Loan Group cash management agreement with respect to the amount, manner, timing and method (including priority of payments) of the application of payments under the 225 South Sixth Street Loan Group documents or the 225 South Sixth Street Mezzanine Loan documents;

      o   cross-default the 225 South Sixth Street Loan Group with any other indebtedness;

      o   permit the holders of the 225 South Sixth Street Loan Group to obtain any equity interest in the borrower under the 225 South Sixth Street
          Loan Group or the borrower under 225 South Sixth Street Mezzanine
          Loan, or any contingent interest, additional interest or so-called
          "kicker" measured on the basis of the cash flow or appreciation of the
          225 South Sixth Street Mortgage;

      o   spread the lien of the 225 South Sixth Street Loan Group to encumber additional real property;

      o   extend the period during which voluntary prepayments are prohibited or impose any prepayment fee or premium or yield maintenance charge in connection with a prepayment of the 225 South Sixth Street Loan Group when none is now required under the 225 South Sixth Street Loan Group documents or after the current maturity date of the 225 South Sixth
          Street Loan Group or increase the amount of such prepayment fee, premium or yield maintenance charge;

      o   result in the termination of, or increase the required strike price with respect to any interest rate protection agreement required under the 225 South Sixth Street Loan Group documents or modify or amend the requirements of the 225 South Sixth Street Loan Group documents relating to any interest rate protection agreement;

      o   modify or amend the definition of "Event of Default" under the 225
          South Sixth Street Loan Group documents;

      o   modify or amend the provisions of the 225 South Sixth Street Loan
          Group documents limiting transfers of interests (direct or indirect)
          in the borrower under the 225 South Sixth Street Loan Group or the 225
          South Sixth Street Mortgage;

      o   modify the provisions of the 225 South Sixth Street Loan Group documents relating to the establishment of reserve accounts and the amounts to be deposited into such accounts; or

      o   release any collateral for the 225 South Sixth Street Loan Group;

      provided, however, in no event shall the holders of the 225 South Sixth
Street Loan Group be obligated to obtain consent from the holder of the 225
South Sixth Street Mezzanine Loan to any of the modifications listed above in the case of a work-out or other surrender, compromise, release, renewal, or indulgence relating to the 225 South Sixth Street Loan Group following the occurrence of an event of default under the 225 South Sixth Street Loan Group, except that under no condition shall the holders of the 225 South Sixth Street
Loan Group commit the following actions without written consent of the holder of the 225 South Sixth Street Mezzanine Loan:

                                      S-166

      o   increase the principal amount of the 225 South Sixth Street Loan Group except for increases in principal to cover workout costs (including closing costs in connection therewith) and protective advances made by such holders of the 225 South Sixth Street Loan Group; or

      o   extend the period during which voluntary prepayments are prohibited or impose any prepayment fee or premium or Yield Maintenance Charge in connection with a prepayment of the 225 South Sixth Street Loan Group when none is now required under the 225 South Sixth Street Loan Group documents or after the current maturity date of the 225 South Sixth
          Street Loan Group or increase the amount of such prepayment fee, premium or yield maintenance charge.

      Notwithstanding the foregoing, the holders of the 225 South Sixth Street
Loan Group shall not commit any of the other actions enumerated above if the holder of the 225 South Sixth Street Mezzanine Loan has cured or is in the process of curing any such event of default (and with respect to non-monetary events of default that it is not capable of curing, such events of defaults will not materially adversely affect the 225 South Sixth Street Mortgage or the cash flow and the holder of the 225 South Sixth Mezzanine Loan is diligently pursuing its remedies to acquire the equity in the borrower).

THE MASTER SERVICER

Master Servicer Compensation

      The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal
Balance of each mortgage loan, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on escrow accounts if permitted by the related loan documents, and--in each case to the extent not payable to the special servicer or any sub-servicer or Primary
Servicer as provided in the Pooling and Servicing Agreement or any primary or sub-servicing agreement--late payment charges, assumption fees, modification fees, extension fees, defeasance fees and default interest payable at a rate above the related mortgage rate, provided that late payment charges and default interest will only be payable to the extent that they are not required to be used to pay interest accrued on any Advances pursuant to the terms of the
Pooling and Servicing Agreement.

      The related Master Servicing Fee and certain other compensation payable to the Master Servicer will be reduced, on each Distribution Date by the amount, if any, of any Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest
Shortfall will be allocated as presented under "Description of the Offered
Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment
Interest Excesses" in this prospectus supplement. If Prepayment Interest
Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any
Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

      In addition, the master servicer will be entitled to 50% of all assumption fees received in connection with any mortgage loans which are not Specially
Serviced Mortgage Loans. The special servicer will generally be entitled to approve assumptions.

      In the event that Wells Fargo resigns or is no longer master servicer for any reason, Wells Fargo will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the Master
Servicing Fee as compensation.

EVENTS OF DEFAULT

      If an Event of Default described under the third, fourth, eighth, ninth or tenth bullet or the last paragraph under the definition of "Event of Default"
under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or the
Depositor gives written notice to the master servicer that the

                                      S-167

master servicer is terminated. If an event of default described under the first, second, fifth, sixth or seventh bullet under the definition of "Event of
Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing
Agreement will terminate immediately upon the date which the trustee or the
Depositor gives written notice to the master servicer that the master servicer is terminated. After any Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate Balance of all certificates so direct the trustee. Notwithstanding the foregoing, and in accordance with the Pooling and Servicing Agreement, if the Event of Default
occurs primarily by reason of the occurrence of a default of the Primary
Servicer under the primary servicing agreement, then the initial master servicer shall have the right to require that any successor master servicer enter into a primary servicing agreement with the initial master servicer with respect to all the mortgage loans as to which the primary servicing default occurred.

      The events of default under any Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, and the effect of such defaults in respect of the master servicer thereunder, are substantially similar to the Events of Default and termination provisions set forth above.

      Upon termination of the master servicer under the Pooling and Servicing
Agreement, all authority, power and rights of the master servicer under the
Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to indemnification, unpaid servicing compensation or unreimbursed Advances and related interest or its portion of the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the
Pooling and Servicing Agreement. However, if the master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms", the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions. Pursuant to the Pooling and Servicing Agreement, a successor master servicer must (i) be a servicer to which the Rating Agencies have confirmed in writing that the transfer of servicing will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates and (ii) if it is a master servicer, assume the obligations under the primary servicing agreements entered into by the predecessor master servicer. If any master servicer is terminated based upon an Event of Default related to a Rating Agency downgrade or its failure to remain on an approved servicer list of any Rating Agency, then such master servicer will have the right to enter into a sub-servicing agreement or primary servicing agreement with the applicable successor master servicer with respect to all applicable mortgage loans that are not then subject to a subservicing agreement or primary servicing agreement, so long as the Operating
Adviser has consented to such primary servicing or subservicing arrangement.

      However, if the master servicer is terminated solely due to an Event of
Default described in the eighth, ninth or tenth bullet or the last paragraph of the definition of Event of Default, and prior to being replaced as described in the previous paragraph the terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for the rights to master service the mortgage loans in accordance with the Pooling and Servicing
Agreement (which rights will be subject to the right of the Primary Servicer to continue as Primary Servicer in the absence of a primary servicer event of default by the Primary Servicer). The trustee will have thirty days to sell the rights and obligations of the master servicer under the Pooling and Servicing
Agreement to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement, provided that the Rating
Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of the master servicer will be effective when such servicer has succeeded the master servicer, as successor servicer and such successor servicer has assumed the master servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor master servicer is not appointed within thirty days, the master servicer will be replaced by the trustee as described in the previous paragraph.

                                      S-168

      The Pooling and Servicing Agreement does not provide for any successor master servicer to receive any compensation in excess of that paid to the predecessor master servicer. The predecessor master servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement if such termination is due to an Event of
Default or voluntary resignation.

THE SPECIAL SERVICER

Special Servicer Compensation

      The special servicer will be entitled to receive:

      o   a Special Servicing Fee;

      o   a Workout Fee; and

      o   a Liquidation Fee.

      The Special Servicing Fee will be payable monthly from general collections on all the mortgage loans in the Mortgage Pool and, to the extent of the Trust's interest in the mortgage loan, any foreclosure properties, prior to any distribution of such collections to certificateholders. The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until maturity. If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated
Mortgage Loans while it acted as special servicer and remained Rehabilitated
Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or until the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

      The special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on
Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement.
The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the Trust and will represent Expense Losses. The Special Servicer
Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer.

      In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The special servicer will be entitled to approve assumptions with respect to all mortgage loans. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

      As described in this prospectus supplement under "--The Operating
Adviser," the Operating Adviser will have the right to receive notification of, advise the special servicer regarding, and consent to, certain actions of the special servicer, subject to the limitations described in this prospectus supplement and further set forth in the Pooling and Servicing Agreement.

      If any Non-Serviced Mortgage Loan becomes specially serviced under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the
applicable Non-Serviced Mortgage Loan Special Servicer will be entitled to compensation substantially similar in nature, but not necessarily in amount, to that described above.

Termination of Special Servicer

      The trustee may terminate the special servicer upon a Special Servicer
Event of Default. The termination of the special servicer will be effective when such successor special servicer has succeeded the special servicer as successor special servicer and such successor special servicer has assumed the special servicer's obligations and

                                      S-169

responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor special servicer is not appointed within the time periods set forth in the Pooling and Servicing Agreement, the special servicer will be replaced by the trustee as described in the Pooling and Servicing Agreement. The Pooling and
Servicing Agreement does not provide for any successor special servicer to receive any compensation in excess of that paid to the predecessor special servicer. The predecessor special servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement, if such termination is due to a Special Servicer Event of Default or voluntary resignation.

      The special servicer events of default under any Non-Serviced Mortgage
Loan Pooling and Servicing Agreement, and the effect of such defaults in respect of the special servicer thereunder, are substantially similar to the Special
Servicer Events of Default and termination provisions set forth above.

      In addition to the termination of the special servicer upon a Special
Servicer Event of Default, the Operating Adviser may direct the trustee to remove the special servicer, subject to certain conditions, as described below.

THE OPERATING ADVISER

      An Operating Adviser appointed by the holders of a majority of the
Controlling Class will have the right to receive notification from the special servicer in regard to certain actions and to advise the special servicer with respect to the following actions, and the special servicer will not be permitted to take any of the following actions as to which the Operating Adviser has objected in writing (i) within five (5) business days of receiving notice in respect of actions relating to non-Specially Serviced Mortgage Loans and (ii)
within ten (10) business days of receiving notice in respect of actions relating to Specially Serviced Mortgage Loans. The special servicer will be required to notify the Operating Adviser of, among other things:

      o   any proposed modification, amendment or waiver, or consent to a modification, amendment or waiver, of a Money Term of a mortgage loan or A/B Mortgage Loan or an extension of the original maturity date;

      o   any foreclosure or comparable conversion of the ownership of a mortgaged property;

      o   any proposed sale of a defaulted mortgage loan or A/B Mortgage Loan, other than in connection with the termination of the Trust as described in this prospectus supplement under "Description of the
          Offered Certificates--Optional Termination";

      o   any determination to bring an REO Property into compliance with applicable environmental laws;

      o   any release of or acceptance of substitute or additional collateral for a mortgage loan or A/B Mortgage Loan;

      o   any acceptance of a discounted payoff;

      o   any waiver or consent to a waiver of a "due-on-sale" or
          "due-on-encumbrance" clause;

      o   any acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan or A/B
          Mortgage Loan;

      o   any release of collateral for a Specially Serviced Mortgage Loan or
          A/B Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan);

      o   any franchise changes or management company changes to which the special servicer is required to consent;

                                      S-170

      o   certain releases of any escrow accounts, reserve accounts or letters of credit; and

      o   any determination as to whether any type of property-level insurance is required under the terms of any mortgage loan or A/B Mortgage Loan, is available at commercially reasonable rates, is available for similar properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

      In addition, subject to the satisfaction of certain conditions, the
Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the
Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade, withdrawal or qualification in any rating then assigned to any Class of certificates. The
Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing
Agreement).

      At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

      The Operating Adviser shall be responsible for its own expenses.

      We anticipate that an affiliate of the initial special servicer will purchase certain non-offered Classes of certificates, including the Class P
Certificates (which will be the initial Controlling Class), and will be the initial Operating Adviser.

      Except as may be set forth in the Pooling and Servicing Agreement, the
Operating Adviser will not have any rights under the applicable Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (other than limited notification rights), but the Operating Adviser or controlling party under the Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (or any B Note thereunder) will generally have similar rights to receive notification from that special servicer in regard to certain actions and to advise the special servicer with respect to those actions.

MORTGAGE LOAN MODIFICATIONS

      Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement and any applicable intercreditor agreement, the master servicer may amend any term (other than a Money Term) of a mortgage loan, Serviced Companion Mortgage Loan or B Note that is not a
Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon
Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

      Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

      o   reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or
          Yield Maintenance Charge;

      o   reduce the amount of the Scheduled Payment on any Specially Serviced
          Mortgage Loan, including by way of a reduction in the related mortgage rate;

      o   forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

      o   extend the maturity date of any Specially Serviced Mortgage Loan;
          and/or

      o   accept a Principal Prepayment during any Lock-out Period;

                                      S-171

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would result in a recovery to Certificateholders equal to or exceeding the recovery to Certificateholders (or if the related mortgage loan relates to a
Serviced Companion Mortgage Loan or B Note, equal to or exceeding the recovery to Certificateholders and the holders of such Serviced Companion Mortgage Loan or B Note, as a collective whole) on a net present value basis, from liquidation as demonstrated in writing by the special servicer to the trustee and the paying agent.

      In no event, however, will the special servicer be permitted to:

      o   extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date or, in the case of an ARD Loan, three years prior to the Rated Final
          Distribution Date; or

      o   if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

      Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of certificates in the manner described under "Description of the Offered Certificates--Distributions--Subordination;
Allocation of Losses and Expenses" in this prospectus supplement.

      The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield,
Prepayment and Maturity Considerations" in this prospectus supplement.

      The provisions in any Non-Serviced Mortgage Loan Pooling and Servicing
Agreement regarding the modifications of the related Non-Serviced Mortgage Loan are generally consistent with the terms of other comparably rated commercial mortgage loan securitizations.

SALE OF DEFAULTED MORTGAGE LOANS

      The Pooling and Servicing Agreement grants to (a) the holder of the certificates representing the greatest Percentage Interest in the Controlling
Class, (b) the special servicer, and (c) any mortgage loan seller with respect to mortgage loans it originated (other than Wells Fargo Bank, National
Association), in that order, an option (the "Option") to purchase from the Trust any defaulted mortgage loan (other than a Non-Serviced Mortgage Loan that is subject to a comparable option under a related pooling and servicing agreement)
that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment). The "Option Purchase Price" for a
defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either the special servicer or the holder of certificates representing the greatest
Percentage Interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify that the Option Purchase Price equal to fair value.

      The Option is assignable to a third party by the holder of the Option, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a Rehabilitated
Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the related mortgage loan seller pursuant to the Pooling and Servicing Agreement or (v) been purchased by the holder of a related B Note pursuant to a purchase option set forth in the related intercreditor agreement.

                                      S-172

      Additionally, each holder of a B Note may have a purchase Option with respect to defaulted mortgage loans under the related intercreditor agreement and the holder of the 225 South Sixth Street Mezzanine Loan has a purchase
Option with respect to the 225 South Sixth Street Pari Passu Loan to the extent described in "Servicing of the Mortgage Loans--Servicing of the 225 South Sixth
Street Loan Group."

FORECLOSURES

      The special servicer may at any time, with notification to and consent of the Operating Adviser (or a B Note designee, if applicable) and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

      If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and with respect to any Serviced Companion Mortgage Loan or
B Note, for the holders of such loans) but in no event later than three years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the Trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as
"foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date or earlier to the extent required to comply with REMIC provisions.

      If the Trust acquires a mortgaged property by foreclosure or deed in lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing
Agreement provides that the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as
"foreclosure property" within the meaning of Code Section 860G(a)(8). The
Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section
856(c)(3)(A) and Treasury regulations under the Code. "Rents from real property"
do not include the portion of any rental based on the net profits derived by any person from such property. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property"
include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a Trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property allocated to REMIC I, such as a hotel, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property,"
which would be taxable to REMIC I at the highest marginal federal corporate rate
-- currently 35% -- and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the amount of the proceeds available for distribution to holders of certificates. Under the Pooling and Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to Certificateholders on a net after-tax basis than a different

                                      S-173

method of operation of such property. Prospective investors are advised to consult their own tax advisers regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following discussion, when read in conjunction with the discussion of
"Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates.
However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations.
Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

      For United States federal income tax purposes, portions of the Trust will be treated as "Tiered REMICs" as described in the prospectus. See "Federal
Income Tax Consequences--REMICS--Tiered REMIC Structures" in the prospectus.
Three separate REMIC elections will be made with respect to designated portions of the Trust other than that portion of the Trust consisting of the rights to
Excess Interest and the Excess Interest Sub-account (the "Excess Interest
Grantor Trust"). Upon the issuance of the offered certificates, Latham & Watkins
LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

      o   the making of proper elections;

      o   the accuracy of all representations made with respect to the mortgage loans;

      o   ongoing compliance with all provisions of the Pooling and Servicing
          Agreement and other related documents and no amendments to them;

      o   ongoing compliance with any Non-Serviced Mortgage Loan Pooling and
          Servicing Agreement and other related documents and any amendments to them, and the continued qualification of the REMICs formed under those agreements; and

      o   ongoing compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted under the Code;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III; (3)
the REMIC Regular Certificates (other than the beneficial interest of the Class
P Certificates in the Excess Interest) will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) the Excess Interest
Grantor Trust will be treated as a grantor trust for federal income tax purposes; and (5) each Class P Certificate will represent both a REMIC regular interest and a beneficial ownership of the assets of the Excess Interest Grantor
Trust.

      The offered certificates will be REMIC Regular Certificates issued by
REMIC III. See "Federal Income Tax Consequences--Taxation of Owners of REMIC
Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

      The offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust ("REIT") in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section
856(c)(3)(B) of the Code for a REIT to the extent that such certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section 856(c)(5)(B), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest

                                      S-174

described in Section 856(c)(3)(B). The offered certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S.
obligations.

      Moreover, the offered certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code.

      The offered certificates will be treated as assets described in Section
7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion that the REMIC's assets consist of loans secured by an interest in real property that is residential real property
(including multifamily properties and manufactured housing community properties or other loans described in Section 7701(a)(19)(C)). However, if 95% or more of the REMIC's assets are assets described in 7701(a)(19)(C)(i) through
7701(a)(19)(C)(x), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C). See "Description of the Mortgage Pool"
in this prospectus supplement and "Federal Income Tax Consequences--REMICs" in the prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

      One or more of the classes of offered certificates may be issued with more than a de minimis amount of original issue discount. Whether any holder of any
Class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.

      Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each Class of certificates issued with amortizable bond premium should consult their tax advisers regarding the possibility of making an election to amortize such premium. See "Federal Income
Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in
the prospectus.

      The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and amortizable bond premium for federal income tax purposes for all Classes of certificates issued by the Trust will be a 0% CPR applied to each mortgage loan until its maturity; provided, that any ARD Loan is assumed to prepay in full on such mortgage loan's
Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and
Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

      Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each Class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges as described under
"Description of the Offered Certificates--Distributions--Distributions of
Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a
Prepayment Premium or Yield Maintenance Charge should be taxed to the holders of a Class of certificates entitled to a Prepayment Premium or Yield Maintenance
Charge. For federal income tax information reporting purposes, Prepayment
Premiums or Yield Maintenance Charges will be treated as income to the holders of a Class of certificates entitled to Prepayment Premiums or Yield Maintenance
Charges only after the master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge to which the holders of such Class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums or Yield Maintenance Charges in the
determination of a Certificateholder's projected constant yield to maturity. It appears that Prepayment Premiums or Yield Maintenance Charges are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisers concerning the treatment of Prepayment
Premiums or Yield Maintenance Charges.

                                      S-175

ADDITIONAL CONSIDERATIONS

      The special servicer is authorized, when doing so is consistent with maximizing the Trust's net after-tax proceeds from an REO Property, to incur taxes on the Trust in connection with the operation of such REO Property. Any such taxes imposed on the Trust would reduce the amount distributable to the
Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

      Federal income tax information reporting duties with respect to the offered certificates, REMIC I, REMIC II, REMIC III and the Excess Interest
Grantor Trust will be the obligation of the paying agent, and not of any master servicer.

      For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" and "State and Local Tax Considerations" in the
prospectus.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (approximately 21.4% of the Initial
Pool Balance) that are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

CALIFORNIA

      Under California law, a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under
California law following a nonjudicial sale under a deed of trust. Other
California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess of the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

                          CERTAIN ERISA CONSIDERATIONS

      ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest with respect to such Plans. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. ERISA and Section 4975 of the Code also prohibit certain transactions between a Plan and Parties in Interest with respect to such
Plan. Governmental plans (as defined in Section 3(32) of ERISA) and most
non-U.S. plans as described by Section 4(b)(4) of ERISA are not subject to the restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS AND PROHIBITED TRANSACTIONS

      Under Section 3(42) of ERISA and the U.S. Department of Labor ("DOL")
regulation located at 29 C.F.R. Section 2510.3-101, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of
ERISA and Section 4975 of the Code, to be assets of the investing Plan

                                      S-176

unless certain exceptions apply. If the assets of the Trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such
Plan asset would include an undivided interest in the mortgage loans and any other assets of the Trust. If the mortgage loans or other Trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other Trust assets.

      Affiliates of the Depositor, the Underwriters, the master servicer, the special servicer, any party responsible for the servicing and administration of a Non-Serviced Mortgage Loan or any related REO property and certain of their respective affiliates might be considered or might become fiduciaries or other
Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the master servicer, the special servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the Trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption,
"prohibited transactions"-- within the meaning of ERISA and Section 4975 of the
Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

      In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v.
Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA,
as added by the Small Business Job Protection Act of 1996, Public Law No.
104-188, and subsequent DOL and judicial guidance. See "--Insurance Company
General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

      With respect to the acquisition and holding of the offered certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

      o   the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

      o   transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

      The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2002-41) set forth the following five general conditions which must be satisfied for exemptive relief:

      o   the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      o   the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Moody's or S&P;

      o   the trustee cannot be an affiliate of any member of the Restricted
          Group, other than an underwriter. The "Restricted Group" consists of the Underwriters, the Depositor, the master servicer, the special servicer, the Primary Servicer, any person responsible for servicing a
          Non-Serviced Mortgage Loan or any related REO property and any borrower with respect to mortgage loans constituting more than 5%

                                      S-177

          of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such Classes of certificates, or any affiliate of any of these parties;

      o   the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Depositor in consideration of the assignment of the mortgage loans to the Trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and
          Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

      o   the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
          Securities and Exchange Commission under the 1933 Act.

      A fiduciary of a Plan contemplating purchasing any such Class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such Class of certificates continues to satisfy the second general condition set forth above. The Depositor expects that the third general condition set forth above will be satisfied with respect to each of such Classes of certificates. A fiduciary of a Plan contemplating purchasing any such Class of certificates must make its own determination that at the time of purchase the general conditions set forth above will be satisfied with respect to any such Class of certificate.

      Before purchasing any such Class of certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "securities" for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

      Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

      o   the investing Plan fiduciary or its affiliates is an obligor with respect to 5% or less of the fair market value of the obligations contained in the Trust;

      o   the Plan's investment in each Class of certificates does not exceed
          25% of all of the certificates outstanding of that Class at the time of the acquisition; and

      o   immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      We believe that the Exemptions will apply to the acquisition and holding of the offered certificates by Plans or persons acting on behalf of or with
"plan assets" of Plans, and that all of the above conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the Trust.

INSURANCE COMPANY GENERAL ACCOUNTS

      Based on the reasoning of the United States Supreme Court in John Hancock
Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small
Business

                                      S-178

Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

      Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c).

      Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to the Depositor, the trustee, the paying agent and the master servicer that (1) such acquisition and holding is permissible under applicable law, including the Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Code, and will not subject the Depositor, the trustee, the paying agent or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in DOL Prohibited Transaction Class Exemption 95-60, and
the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

      Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the
Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates.
Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

      The offered certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

      No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisers to determine whether and to what extent the offered certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions. See "Legal Investment" in the prospectus.

                                      S-179

                                  LEGAL MATTERS

      The legality of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for the Depositor by Latham & Watkins LLP, New York, New York. Certain legal matters with respect to the offered certificates will be passed upon for the
Underwriters by Latham & Watkins LLP, New York, New York. Certain legal matters will be passed upon for Bear Stearns Commercial Mortgage, Inc. by Cadwalader,
Wickersham & Taft LLP, New York, New York, for Morgan Stanley Mortgage Capital
Inc. by Latham & Watkins LLP, New York, New York, for Wells Fargo Bank, National
Association, in its capacity as sponsor and mortgage loan seller, by Andrews &
Kurth LLP, for Wells Fargo Bank, National Association, in its capacity as master servicer, by Sidley Austin LLP, New York, New York, for Principal Commercial
Funding II, LLC, by Dechert LLP, New York, New York, for Wells Fargo Bank,
National Association, in its capacity as paying agent, certificate registrar and authenticating agent, by Kennedy Covington Lobdell & Hickman LLP, and for
LaSalle Bank National Association, by Kennedy Covington Lobdell & Hickman LLP.

                                     RATINGS

      It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Fitch, Moody's and DBRS.

      CLASS                               FITCH        MOODY'S        DBRS
      ------------------------------      -----        -------        -----
      Class A-1.....................       AAA           Aaa           AAA
      Class A-1A....................       AAA           Aaa           AAA
      Class A-2.....................       AAA           Aaa           AAA
      Class A-AB....................       AAA           Aaa           AAA
      Class A-3.....................       AAA           Aaa           AAA
      Class A-M.....................       AAA           Aaa           AAA
      Class A-J.....................       AAA           Aaa           AAA

      It is expected that each of the Rating Agencies identified above will perform ratings surveillance with respect to its ratings for so long as the offered certificates remain outstanding except that a Rating Agency may stop performing ratings surveillance at any time, if, among other reasons, that
Rating Agency does not have sufficient information to allow it to continue to perform ratings surveillance on the certificates. The Depositor has no ability to ensure that the Rating Agencies perform ratings surveillance. Fees for such ratings surveillance have been prepaid by the Depositor. The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows, by at least 36 months, the maturity date of the ARD Loan that, as of the Cut-off Date, has the latest final maturity date. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

      The ratings of the certificates do not represent any assessment of (1) the likelihood or frequency of Principal Prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment
Premiums, Yield Maintenance Charges, any Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest
Shortfalls or (5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

      There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any Class of the offered certificates and, if so, what such rating would be. A rating assigned to any Class of offered certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned to such Class at the request of the Depositor.

                                      S-180

                                GLOSSARY OF TERMS

      The certificates will be issued pursuant to the Pooling and Servicing
Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and
Servicing Agreement, without exhibits and schedules.

      Unless the context requires otherwise, the definitions contained in this
Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the Trust may issue.

      "225 South Sixth Street Companion Loan" means the loan that is secured by the 225 South Sixth Street Pari Passu Mortgage on a pari passu basis with the
225 South Sixth Street Pari Passu Loan.

      "225 South Sixth Street Loan Group" means, collectively, the 225 South
Sixth Street Pari Passu Loan and the 225 South Sixth Street Companion Loan.

      "225 South Sixth Street Mezzanine Loan" means, with respect to the 225
South Sixth Street Pari Passu Loan, the related mezzanine loan.

      "225 South Sixth Street Mortgage" means the mortgage securing the 225
South Sixth Street Pari Passu Loan and the 225 South Sixth Street Companion
Loan.

      "225 South Sixth Street Pari Passu Loan" means Mortgage Loan No. 31, which is secured on a pari passu basis with the 225 South Sixth Street Companion Loan pursuant to the 225 South Sixth Street Pari Passu Mortgage.

      "A Note" means, with respect to any A/B Mortgage Loan, the mortgage note
(or notes) included in the Trust.

      "A/B Mortgage Loan" means any mortgage loan serviced under the Pooling and
Servicing Agreement that is divided into a senior mortgage note(s) and a subordinated mortgage note, one or more of which senior mortgage note(s) is included in the Trust. References in this prospectus supplement to an A/B
Mortgage Loan shall be construed to refer to the aggregate indebtedness under the related A Note and the related B Note. There are no A/B Mortgage Loans included in the Trust.

      "Accrued Certificate Interest" means, in respect of each Class of
Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of certificates outstanding immediately prior to such Distribution
Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      "Additional Servicer" means each affiliate of the master servicer, the
Depositor, MSMC, BSCMI, PCFII, Wells Fargo Bank, or any Underwriter that services any of the mortgage loans and each person that is not an affiliate of the master servicer, the Depositor, MSMC, BSCMI, PCFII, Wells Fargo Bank or any
Underwriter other than the special servicer, and who services 10% or more of the mortgage loans based on the principal balance of the mortgage loans.

      "Administrative Cost Rate" will equal the sum of the related Master
Servicing Fee Rate, the Excess Servicing Fee Rate, the Primary Servicing Fee
Rate, and the Trustee Fee Rate set forth in the Pooling and Servicing Agreement
(and in the case of a Non-Serviced Mortgage Loan, the applicable Pari Passu Loan
Servicing Fee Rate, respectively) for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month, and is set forth in
Appendix II and Appendix III.

                                      S-181

      "Advance Rate" means a rate equal to the "Prime Rate" as reported in The
Wall Street Journal from time to time.

      "Advances" means Servicing Advances and P&I Advances, collectively.

      "Annual Report" means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation,
Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

      "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

      "Appraisal Event" means not later than the earliest of the following:

o   the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan, Loan Pair or A/B Mortgage Loan if such delinquency remains uncured;

o   the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

o   the effective date of any modification to a Money Term of a mortgage loan,
    Loan Pair or A/B Mortgage Loan, other than an extension of the date that a
    Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment; and

o   the date 30 days following the date a mortgaged property becomes an REO
    Property.

      "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO
Property, an amount that is equal to the excess, if any, of:

    the sum of:

o   the Scheduled Principal Balance of such mortgage loan, Loan Pair or A/B
    Mortgage Loan or in the case of an REO Property, the related REO mortgage loan, less the principal amount of certain guarantees and surety bonds and any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan or Loan Pair;

o   to the extent not previously advanced by the master servicer or the trustee, all accrued and unpaid interest on the mortgage loan, Loan Pair or A/B
    Mortgage Loan at a per annum rate equal to the applicable mortgage rate;

o   all related unreimbursed Advances and interest on such Advances at the
    Advance Rate, and, to the extent applicable, all Advances that were made on a mortgage loan, Loan Pair or A/B Mortgage Loan on or before the date such mortgage loan, Loan Pair or A/B Mortgage Loan became a Rehabilitated
    Mortgage Loan that have since been reimbursed to the advancing party by the
    Trust out of principal collections but not by the related mortgagor; and

o   to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer or the trustee, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be,

    over

                                      S-182

o   90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan, Loan Pair or A/B Mortgage Loan
    (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate).

In the case of any Serviced Pari Passu Mortgage Loan, any Appraisal Reduction
will be calculated in respect of the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan and then allocated pro rata between the
Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan
according to their respective principal balances. In the case of any A/B
Mortgage Loan, any Appraisal Reduction will be calculated in respect of such A/B
Mortgage Loan taken as a whole and any such Appraisal Reduction will be allocated first to the related B Note and then allocated to the related A Note.
In the case of any Non-Serviced Mortgage Loan, any Appraisal Reduction will be calculated in accordance with the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, and in the case of the 225 South Sixth Street Loan Group, will be calculated in respect of the 225 South Sixth Street Loan Group taken as a whole and any such Appraisal Reduction will be allocated to the 225 South
Sixth Street Pari Passu Loan and the 225 South Sixth Street Companion Loan, pro
rata based on their respective principal balances.

      "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

      "Assumed Scheduled Payment" means an amount deemed due in respect of:

o   any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date;
    or

o   any mortgage loan as to which the related mortgaged property has become an
    REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that such Balloon
Loan remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due
Date for so long as the REO Property remains part of the Trust, equals the
Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

      "Available Distribution Amount" means in general, for any Distribution
Date:

      (1)   all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any
            REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion that represents one or more of the following:

            o   Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

            o   Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

            o   amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the master servicer, the special servicer, the Primary Servicer, the trustee and the paying

                                      S-183

                agent as compensation or in reimbursement of outstanding
                Advances or as Excess Servicing Fees);

            o   amounts deposited in the Certificate Account in error;

            o   if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve Amounts of one day's interest with respect to the Interest Reserve Loans to be deposited into the Interest Reserve Account;

            o   in the case of the REO Property related to an A/B Mortgage Loan or Loan Pair, all amounts received with respect to such A/B
                Mortgage Loan or Loan Pair, as applicable, that are required to be paid to the holder of the related B Note or Serviced
                Companion Mortgage Loan pursuant to the terms of the related B
                Note or Serviced Companion Mortgage Loan and the related
                intercreditor agreement; and

            o   any portion of such amounts payable to the holders of any
                Serviced Companion Mortgage Loan or B Note;

      (2)   to the extent not already included in clause (1), any P&I Advances made and any Compensating Interest Payment paid with respect to such
            Distribution Date; and

      (3)   if such Distribution Date occurs during March of any year or on the final Distribution Date, the aggregate of the Interest Reserve
            Amounts then on deposit in the Interest Reserve Account.

      "B Note" means, with respect to any A/B Mortgage Loan, any related subordinated Mortgage Note not included in the Trust, which is subordinated in right of payment to the related A Note to the extent set forth in the related intercreditor agreement. There are no B Notes associated with any A/B Mortgage
Loan in the Trust.

      "Balloon Loans" means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the outstanding principal balance as of the Cut-Off Date of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment
Dates, as the case may be, unless previously prepaid.

      "Balloon LTV" - See "Balloon LTV Ratio."

      "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of (a) (i) the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, (ii) in the case of an ARD Loan, the principal balance on its related
Anticipated Repayment Date to (b) the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

      "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

      "Bankruptcy Code" means, the federal Bankruptcy Code, Title 11 of the
United States Code, as amended.

      "Base Interest Fraction" means, with respect to any Principal Prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield
Maintenance Charge, and with respect to any Class of certificates, a fraction
(A) whose numerator is the greater of (x) zero and (y) the difference between
(i) the Pass-Through Rate on that Class of certificates, and (ii) the Discount
Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to the Principal Prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to that Principal Prepayment (or the current Discount Rate if not used in such calculation), provided, however, that

                                      S-184

under no circumstances will the Base Interest Fraction be greater than one. If the Discount Rate referred to above is greater than or equal to the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided, however, that if the Discount Rate referred to above is greater than or equal to the mortgage rate on the related mortgage loan, but is less than the Pass-Through Rate on that Class of certificates, then the Base Interest
Fraction shall be equal to 1.0.

      "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

      "BSCMI 2006-TOP24" means the securitization known as the Bear Stearns
Commercial Mortgage Securities Trust Series 2006-TOP24.

      "BSCMI 2006-TOP24 Depositor" means the "depositor" under the BSCMI
2006-TOP24 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Bear Stearns Commercial Mortgage, Inc.

      "BSCMI 2006-TOP24 Master Servicer" means the "master servicer" under the
BSCMI 2006-TOP24 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wells Fargo Bank, National Association.

      "BSCMI 2006-TOP24 Operating Adviser" means the operating adviser appointed under the BSCMI 2006-TOP24 Pooling and Servicing Agreement.

      "BSCMI 2006-TOP24 Paying Agent" means the "paying agent" under the BSCMI
2006-TOP24 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wells Fargo Bank, National Association.

      "BSCMI 2006-TOP24 Pooling and Servicing Agreement" means the Pooling and
Servicing Agreement entered into between the BSCMI 2006-TOP24 Depositor, the
BSCMI 2006-TOP24 Master Servicer, the BSCMI 2006-TOP24 Special Servicer, the
BSCMI 2006-TOP24 Paying Agent and the BSCMI 2006-TOP24 Trustee.

      "BSCMI 2006-TOP24 Special Servicer" means the "special servicer" under the
BSCMI 2006-TOP24 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is ARCap Servicing, Inc.

      "BSCMI 2006-TOP24 Trustee" means the "trustee" under the BSCMI 2006-TOP24
Pooling and Servicing Agreement, which as of the date of this prospectus supplement is LaSalle Bank National Association, a national banking association.

      "BSCMI Loans" means the mortgage loans that were originated or purchased by BSCMI or an affiliate of BSCMI.

      "Certificate Account" means one or more separate accounts established and maintained by the master servicer, the Primary Servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing Agreement.

      "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the Trust.

      "Certificateholder" or "Holder" means an entity in whose name a certificate is registered in the certificate registrar.

      "Certificate Group 1 Principal Distribution Amount" means, for any
Distribution Date, an amount equal to the lesser of (A) the sum of (i) the portion of the Principal Distribution Amount for such Distribution Date attributable to Loan Group 1, and (ii) on or after the Distribution Date on which the aggregate Certificate Balance of the Class A-1A Certificates has been reduced to zero, the portion of the Principal Distribution Amount attributable to Loan Group 2 (net of any portion thereof that is distributable on that
Distribution Date to the holders of the Class

                                      S-185

A-1A Certificates), and (B) the Aggregate Certificate Balance of the Class A-1,
Class A-2, Class A-AB and Class A-3 Certificates outstanding immediately before such Distribution Date.

      "Certificate Owner" means an entity acquiring an interest in an offered certificate.

      "Class" means the designation applied to the offered certificates and the private certificates, pursuant to this prospectus supplement.

      "Class A Senior Certificates" means the Class A-1 Certificates, the Class
A-1A Certificates, the Class A-2 Certificates, the Class A-AB Certificates, and
the Class A-3 Certificates.

      "Clearstream Bank" means Clearstream Bank, societe anonyme.

      "Closing Date" means on or about January , 2007.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution
Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

      "Compensating Interest" means with respect to any Distribution Date, an amount equal to the lesser of (A) the excess of (i) Prepayment Interest
Shortfalls incurred in respect of the mortgage loans other than Specially
Serviced Mortgage Loans resulting from (x) voluntary Principal Prepayments on such mortgage loans (but not including any B Note, Non-Serviced Companion
Mortgage Loan or Serviced Companion Mortgage Loan) or (y) to the extent that the master servicer did not apply the proceeds from involuntary Principal
Prepayments in accordance with the terms of the related mortgage loan documents, involuntary Principal Prepayments during the related Collection Period over (ii)
the aggregate of Prepayment Interest Excesses incurred in respect of the mortgage loans resulting from Principal Prepayments on the mortgage loans (but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced
Companion Mortgage Loan) during the same Collection Period, and (B) the aggregate of the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans including REO Properties (but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced Companion Mortgage
Loan), plus any investment income earned on the amount prepaid prior to such
Distribution Date.

      "Compensating Interest Payment" means any payment of Compensating
Interest.

      "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation of such proceedings with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan and (if applicable)
its related B Note or Serviced Companion Mortgage Loan. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan or
Non-Serviced Companion Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in
Condemnation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such
Condemnation Proceeds will be distributable to the Certificateholders.

      "Constant Default Rate" or "CDR" means a rate that represents an assumed constant rate of default each month, which is expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CDR does not purport to be either an historical description of the default experience of any pool of mortgage loans or a prediction of the anticipated rate of default of any mortgage loans, including the mortgage loans underlying the certificates.

                                      S-186

      "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

      "Controlling Class" means the most subordinate Class of Subordinate
Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such Class of certificates is less than
25% of the initial aggregate Certificate Balance of such Class as of the Closing
Date, the Controlling Class will be the next most subordinate Class of
Subordinate Certificates.

      "CPR" - See "Constant Prepayment Rate" above.

      "Cut-off Date" means January 1, 2007. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), Scheduled Payments due in January 2007 with respect to mortgage loans not having Due Dates on the first of each month have been deemed received on January 1, 2007, not the actual day which such Scheduled Payments were due.

      "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a Due Date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date
Balances.

      "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information"
in this prospectus supplement.

      "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

      "DBRS" means Dominion Bond Rating Service, Inc.

      "Debt Service Coverage Ratio" or "DSCR" means the ratio of Underwritable
Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of current debt service payable under that mortgage loan, whether or not the mortgage loan has an interest-only period that has not expired as of the Cut-Off Date. See "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement.

      "Debt Service Coverage Ratio Post IO Period" or "DSCR Post IO Period"
means, with respect to the related mortgage loan that has an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity, a debt service coverage ratio calculated in the same manner as DSCR except that the amount of the monthly debt service payment considered in the calculation is the amount of the monthly debt service payment that is due in the first month following the expiration of the applicable interest-only period. See
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

      "Depositor" means Morgan Stanley Capital I Inc.

      "Determination Date" means, with respect to any Distribution Date, the earlier of (i) the 7th day of the month in which such Distribution Date occurs, or, if such day is not a business day, the next preceding business day, and (ii)
the 5th business day prior to the related Distribution Date.

                                      S-187

      "Discount Rate" means, for the purposes of the distribution of Prepayment
Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

      "Distributable Certificate Interest Amount" means, in respect of any Class of certificates for any Distribution Date, the sum of:

o   Accrued Certificate Interest in respect of such Class or Classes of certificates for such Distribution Date, reduced (to not less than zero) by:

            o   any Net Aggregate Prepayment Interest Shortfalls allocated to such Class or Classes for such Distribution Date; and

            o   Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the
                Distributable Certificate Interest Amount payable in respect of such Class or Classes in accordance with the terms of the
                Pooling and Servicing Agreement; plus

o   the portion of the Distributable Certificate Interest Amount for such Class or Classes remaining unpaid as of the close of business on the preceding
    Distribution Date; plus

o   if the aggregate Certificate Balance is reduced because of a diversion of principal as a result of the reimbursement of non-recoverable Advances out of principal in accordance with the terms of the Pooling and Servicing
    Agreement, and there is a subsequent recovery of amounts applied by the master servicer as recoveries of principal, then an amount generally equal to interest at the applicable Pass-Through Rate that would have accrued and been distributable with respect to the amount that the aggregate Certificate
    Balance was so reduced, which interest will accrue from the date that the related Realized Loss is allocated through the end of the Interest Accrual
    Period related to the Distribution Date on which such amounts are subsequently recovered.

      "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

      "Distribution Date" means the 12th day of each month, or if any such 12th day is not a business day, on the next succeeding business day.

      "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

      "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section 2510.3-101).

      "DSCR" - See "Debt Service Coverage Ratio."

      "DTC" means The Depository Trust Company.

      "Due Dates" means dates upon which the related Scheduled Payments are due under the terms of the related mortgage loans or any B Note or Serviced
Companion Mortgage Loan.

      "Eligible Account" means an account (or accounts) that is any of the following: (i) maintained with a depository institution or trust company whose
(A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least "P-1" by Moody's, "F-1" by Fitch, and "R-1(middle)"
by DBRS or, if not rated by DBRS, an equivalent rating such as those listed above by at least two nationally recognized statistical rating organizations
(which may include S&P, Fitch and/or Moody's), in the case of accounts in which funds are held for

                                      S-188

30 days or less or (B) long-term unsecured debt obligations are rated at least
"A2" by Moody's, at least "AA-" by Fitch (or "A-" by Fitch so long as the short-term deposit unsecured debt obligations are rated not less than "F-1" by
Fitch), and at least "AA(low)" by DBRS (or if not rated by DBRS, an equivalent rating (such as those listed above for Fitch and Moody's) by at least two nationally recognized statistical rating organizations (which may include S&P,
Fitch and/or Moody's)) if the deposits are to be held in the account more than
30 days, or (ii) a segregated trust account or accounts maintained in the trust department of the trustee or the paying agent or other financial institution having a combined capital and surplus of at least $50,000,000 and subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b) and whose long-term senior unsecured debt obligations or other long-term deposits, or, in the case of the trustee, the trustee's parent's long-term senior unsecured debt obligations or other long-term deposits, are rated at least "Baa3" by Moody's, or (iii) an account or accounts of a depository institution acceptable to each Rating Agency, as evidenced by confirmation that the use of any such account as the Certificate
Account or the Distribution Account will not cause a downgrade, withdrawal or qualification of the then current ratings of any Class of certificates.
Notwithstanding anything in the foregoing to the contrary, an account shall not fail to be an Eligible Account solely because it is maintained with Wells Fargo
Bank, National Association, each a wholly-owned subsidiary of Wells Fargo & Co., provided that such subsidiary's or its parent's (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are at least "P-1" in the case of Moody's, "F-1" in the case of Fitch and "R-1(middle)" in the case of
DBRS (or, if not rated by DBRS, an equivalent rating (such as those listed above for Fitch and Moody's) by at least two nationally recognized statistical rating organizations (which may include S&P, Fitch and/or Moody's)), if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "Aa2" in the case of Moody's, at least "A+"
in the case of Fitch, and at least "AA(low)" in the case of DBRS (or, if not rated by DBRS, an equivalent rating (such as those listed above for Fitch and
Moody's) by at least two nationally recognized statistical rating organizations
(which may include S&P, Fitch and/or Moody's)), if the deposits are to be held in the account for more than 30 days.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

      "Escrow Account" means one or more custodial accounts established and maintained by the master servicer (or the Primary Servicer on its behalf)
pursuant to the Pooling and Servicing Agreement.

      "Euroclear Bank" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear system.

      "Event of Default" means, with respect to the master servicer under the
Pooling and Servicing Agreement, any one of the following events:

o   any failure by the master servicer to remit to the paying agent any payment required to be remitted by the master servicer under the terms of the
    Pooling and Servicing Agreement, including any required Advances;

o   any failure by the master servicer to make a required deposit to the
    Certificate Account which continues unremedied for one business day following the date on which such deposit was first required to be made;

o   any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing Agreement
    (other than with respect to the duties described under "Description of the
    Offered Certificates - Evidence as to Compliance" in this prospectus supplement or certain other reporting duties imposed on it for purposes of compliance with Regulation AB and the Securities Exchange Act of 1934, which the failure to perform may be an Event of Default in accordance with the last paragraph of this definition of Event of Default), which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the Depositor or the trustee; provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure; provided, further that such cure period may not exceed 90 days;

                                      S-189

o   any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any Class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by the Depositor or the trustee, provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

o   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o   the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

o   the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o   the master servicer receives actual knowledge that Moody's has (i)
    qualified, downgraded or withdrawn its rating or ratings of one or more
    Classes of certificates, or (ii) placed one or more Classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that the master servicer obtained such actual knowledge), and, in the case of either clauses (i) or (ii), citing servicing concerns with the master servicer as the sole or material factor in such rating;

o   the trustee shall receive notice from Fitch or DBRS to the effect that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch or DBRS, as applicable, to any Class of certificates; or

o   the master servicer has been downgraded to a servicer rating level below
    CMS3, or its then equivalent, by Fitch.

      Under certain circumstances, the failure by a party to the Pooling and
Servicing Agreement or a primary servicing agreement or sub-servicing agreement to perform its duties described under "Description of the Offered Certificates
-- Evidence as to Compliance" in this prospectus supplement, or to perform certain other reporting duties imposed on it for purposes of compliance with
Regulation AB and the Securities Exchange Act of 1934 or the failure of the
Master Servicer to terminate certain of those parties for such failures, will constitute an event of default that entitles the Depositor or another party to terminate that defaulting party. In some circumstances, such an event of default may be waived by the Depositor in its sole discretion.

      "Excess Interest" means, in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of interest accrued on such mortgage loan at the Revised Rate over interest accrued on such mortgage loan at the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

      "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC Pool.

      "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses over (ii) the amount that would have been received if a prepayment in

                                      S-190

full had been made with respect to such mortgage loan (or, in the case of an REO
Property related to an A/B Mortgage Loan, a prepayment in full had been made with respect to both the related A Note and B Note or, in the case of an REO
Property related to a Loan Pair, a prepayment in full had been made with respect to both the Serviced Pari Passu Mortgage Loan and the Serviced Companion
Mortgage Loan) on the date such proceeds were received plus accrued and unpaid interest with respect to that mortgage loan and any and all expenses with respect to that mortgage loan. In the case of a Serviced Pari Passu Mortgage
Loan, Excess Liquidation Proceeds means only the pro rata share of such proceeds that are allocable to the Trust.

      "Excess Servicing Fee" means an additional fee payable to Wells Fargo that accrues at the Excess Servicing Fee Rate, which is assignable and non-terminable.

      "Excess Servicing Fee Rate" means an amount per annum which is payable each month with respect to certain mortgage loans in connection with the Excess
Servicing Fee. The Excess Servicing Fee Rate will range, on a loan-by-loan basis, from 0.00% per annum to 0.12% per annum.

      "Exemptions" means the individual prohibited transaction exemptions relating to pass-through certificates and the operation of asset pool investment trusts granted by the DOL to the Underwriters, as amended.

      "Expense Losses" means, among other things:

      o   any interest paid to the master servicer, special servicer or the trustee in respect of unreimbursed Advances on the mortgage loans;

      o   all Special Servicer Compensation payable to the special servicer from amounts that are part of the Trust;

      o   other expenses of the Trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the paying agent and certain related persons, specified reimbursements and indemnification payments to the Depositor, the master servicer, the special servicer, the Primary Servicer and certain related persons, specified taxes payable from the assets of the Trust, the costs and expenses of any tax audits with respect to the Trust and other tax-related expenses, rating agency fees not recovered from the borrower, amounts expended on behalf of the Trust to remediate an adverse environmental condition and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the Trust; and

      o   any other expense of the Trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

      "Financial Market Publishers" means TREPP, LLC and Intex Solutions, Inc., or any successor entities thereof.

      "Fitch" means Fitch, Inc.

      "401(c) Regulations" means the final regulations issued by the DOL under
Section 401(c) of ERISA clarifying the application of ERISA to Insurance Company
General Accounts.

      "Initial Loan Group 1 Balance" means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 1, or $1,409,118,671.

      "Initial Loan Group 2 Balance" means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 2, or $145,395,685.

      "Initial Pool Balance" means the aggregate Cut-off Date Balance of
$1,554,514,355.

                                      S-191

      "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

      "Insurance Proceeds" means all amounts paid by an insurer under an insurance policy in connection with a mortgage loan, Serviced Companion Mortgage
Loan or B Note, other than amounts required to be paid to the related borrower pursuant to law. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Insurance
Proceeds, and with respect to the mortgaged property or properties securing any
Loan Pair or A/B Mortgage Loan, only an allocable portion of such Insurance
Proceeds will be distributable to the Certificateholders.

      "Interest Accrual Period" means, for each class of REMIC Regular
Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

      "Interest Only Certificates" means the Class X Certificates.

      "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

      "Interest Reserve Amount" means (a) all amounts deposited in the Interest
Reserve Account with respect to Scheduled Payments due in any applicable January and February, plus (b) for the Distribution Date in February 2007, an initial deposit equal to one day's interest for each Interest Reserve Loan (which additional deposit is equal to $243,280.57 in the aggregate).

      "Interest Reserve Loan" - See "Non-30/360 Loan" below.

      "Liquidation Fee" means 1.00% of the related Liquidation Proceeds and/or any Condemnation Proceeds and Insurance Proceeds received by the Trust in connection with a Specially Serviced Mortgage Loan or related REO Property (net of any expenses). For the avoidance of doubt, a Liquidation Fee will be payable in connection with a repurchase of an A Note by the holder of the related B Note only to the extent set forth in the related intercreditor agreement.

      "Liquidation Proceeds" means proceeds from the sale or liquidation
(provided that for the purposes of calculating Liquidation Fees, Liquidation
Proceeds shall not include any proceeds from a repurchase of a mortgage loan by a mortgage loan seller due to a Material Breach of a representation or warranty or Material Document Defect) of a mortgage loan, Serviced Companion Mortgage
Loan or B Note or related REO Property, net of liquidation expenses. With respect to the mortgaged property or properties securing any Non-Serviced
Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Liquidation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or
A/B Mortgage Loan, only an allocable portion of such Liquidation Proceeds will be distributable to the Certificateholders.

      "Loan Group" means Loan Group 1 or Loan Group 2, as applicable.

      "Loan Group 1" means that distinct loan group consisting of one hundred seventy-two (172) mortgage loans, representing 90.6% of the Initial Pool
Balance, comprised of all of the mortgage loans other than twenty-nine (29)
mortgage loans that are secured by multifamily properties and three (3) mortgage loans that are secured by manufactured housing community properties.

      "Loan Group 2" means that distinct loan group consisting of thirty-two
(32) mortgage loans, representing 9.4% of the Initial Pool Balance (and representing approximately 57.2% of the Initial Pool Balance of all the mortgage loans secured by multifamily and manufactured housing community properties), comprised of twenty-nine (29) mortgage loans that are secured by multifamily properties and three (3) mortgage loans that are secured by manufactured housing community properties.

                                      S-192

      "Loan Pair" means a Serviced Pari Passu Mortgage Loan and the related
Serviced Companion Mortgage Loan, collectively.

      "Lock-out Period" means the period during which voluntary Principal
Prepayments are prohibited.

      "MAI" means Member of the Appraisal Institute.

      "Master Servicer Remittance Date" means, in each month, the business day preceding the Distribution Date.

      "Master Servicing Fee" means the monthly amount, based on the Master
Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans, any Serviced Companion Mortgage Loan and any B
Note.

      "Master Servicing Fee Rate" means the rate per annum payable each month with respect to a mortgage loan (other than, in certain cases, the Non-Serviced
Mortgage Loans), any Serviced Companion Mortgage Loan and any B Note in
connection with the Master Servicing Fee as set forth in the Pooling and
Servicing Agreement. The Master Servicing Fee Rate for Wells Fargo Bank,
National Association will range, on a loan-by-loan basis, from 0.01% per annum to 0.02% per annum.

      "Material Breach" means a breach of any of the representations and warranties that (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the breach materially and adversely affects the value of the mortgage loan and (ii)
the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated
Mortgage Loan.

      "Material Document Defect" means a Document Defect that either (a)
materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the Document Defect materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage
Loan.

      "Money Term" means, with respect to any mortgage loan, Serviced Companion
Mortgage Loan or B Note, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency or any provision of the mortgage loan requiring the payment of a Prepayment Premium or Yield Maintenance Charge
(but does not include late fee or default interest provisions).

      "Moody's" means Moody's Investors Service, Inc.

      "Mortgage File" means the following documents, among others:

      o   the original mortgage note (or lost note affidavit), endorsed (without recourse) in blank or to the order of the trustee;

      o   the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

      o   the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon
          (unless such document(s) have not been returned by the applicable recorder's office);

      o   an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

      o   an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

                                      S-193

      o   an original or copy of the related lender's title insurance policy
          (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report); and

      o   when relevant, the related ground lease or a copy of it.

      "Mortgage Loan Purchase Agreement" means each of the agreements entered into between the Depositor and the respective mortgage loan seller, as the case may be.

      "Mortgage Pool" means the two hundred four (204) mortgage loans with an aggregate principal balance, as of the Cut-off Date, of approximately
$1,554,514,355, which may vary on the Closing Date by up to 5%.

      "MSMC" means Morgan Stanley Mortgage Capital Inc.

      "MSMC Loans" means the mortgage loans that were originated or purchased by
MSMC.

      "Net Aggregate Prepayment Interest Shortfall" means, for the related
Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest
Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by the master servicer.

      "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date)
minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve
30-day months, when calculating the Pass-Through Rate for each Class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360
Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest or Excess Interest). However, with respect to each
Non-30/360 Loan:

o   the Net Mortgage Rate that would otherwise be in effect for purposes of the
    Scheduled Payment due in January of each year (other than a leap year) and
    February of each year will be adjusted to take into account the applicable one day's interest included in the Interest Reserve Amount; and

o   the Net Mortgage Rate that would otherwise be in effect for purposes of the
    Scheduled Payment due in March of each year (or January or February if the related Distribution Date is the final Distribution Date) will be adjusted to take into account the related withdrawal from the Interest Reserve
    Account for the preceding January, if applicable, and February (commencing in 2007).

      "Net Operating Income" or "NOI" means historical net operating income for a mortgaged property for the annual or other period specified (or ending on the
"NOI Date" specified), and generally consists of revenue derived from the use and operation of the mortgaged property, consisting primarily of rental income
(and in the case of residential cooperative mortgage loans, assuming that the property was operated as a rental property), less the sum of (a) operating expenses (such as utilities, administrative expenses, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes
(except in the case of certain mortgage loans included in the Trust, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments. Net operating income generally does not reflect (i.e. it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

                                      S-194

      "Non-Serviced Companion Mortgage Loan" means a loan not included in the
Trust that is generally payable on a pari passu basis with the related
Non-Serviced Mortgage Loan. The only Non-Serviced Companion Mortgage Loan related to the trust is the 225 South Sixth Street Companion Loan.

      "Non-Serviced Mortgage Loan" means a mortgage loan included in the Trust but serviced under another agreement. The only Non-Serviced Mortgage Loan in the
Trust is the 225 South Sixth Street Pari Passu Loan.

      "Non-Serviced Mortgage Loan B Note" means any related note subordinate in right of payment to a Non-Serviced Mortgage Loan. There are no Non-Serviced
Mortgage Loan B Notes related to the Trust.

      "Non-Serviced Mortgage Loan Group" means a loan group comprised of
Non-Serviced Mortgage Loans, Non-Serviced Companion Mortgage Loans, and/or
Non-Serviced Mortgage Loan B Notes. The only Non-Serviced Mortgage Loan Group related to the Trust is the 225 South Sixth Street Loan Group.

      "Non-Serviced Mortgage Loan Master Servicer" means the applicable "master servicer" under the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement.

      "Non-Serviced Mortgage Loan Mortgage" means the mortgage securing a
Non-Serviced Mortgage Loan. The only Non-Serviced Mortgage Loan Mortgage related to the Trust is the 225 South Sixth Street Mortgage.

      "Non-Serviced Mortgage Loan Pooling and Servicing Agreement" means a pooling and servicing agreement under which a Non-Serviced Mortgage Loan is serviced. The only Non-Serviced Mortgage Loan Pooling and Servicing Agreement
related to the Trust is the BSCMI 2006-TOP24 Pooling and Servicing Agreement.

      "Non-Serviced Mortgage Loan Special Servicer" means the applicable
"special servicer" under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement.

      "Non-Serviced Mortgage Loan Trustee" means the applicable "trustee" under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

      "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of twelve
30-day months.

      "Notional Amount" means the notional principal amount of the Class X
Certificates, which will be based upon the outstanding principal balance of the
Principal Balance Certificates outstanding from time to time.

      "OID" means original issue discount.

      "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions; provided, that, with respect to an A/B Mortgage
Loan, a holder of the related B Note, will, to the extent set forth in the related intercreditor agreement, instead be entitled to the rights and powers granted to the Operating Adviser under the Pooling and Servicing Agreement to the extent such rights and powers relate to the related A/B Mortgage Loan (but only so long as the holder of the related B Note is the directing holder or controlling holder, as defined in the related Intercreditor Agreement). The initial Operating Adviser will be ARCap REIT, Inc., an affiliate of the special servicer.

      "Option" means the option to purchase from the Trust any defaulted mortgage loan, as described under "Servicing of the Mortgage Loans--Sale of
Defaulted Mortgage Loans," in this prospectus supplement.

      "P&I Advance" means the amount of any Scheduled Payments or Assumed
Scheduled Payment (net of the related Master Servicing Fees, Excess Servicing
Fees, Primary Servicing Fees and other servicing fees payable from such
Scheduled Payments or Assumed Scheduled Payments), other than any Balloon
Payment, advanced on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

                                      S-195

      "Pari Passu Loan Servicing Fee" means the monthly amount, based on the
Pari Passu Loan Servicing Fee Rate, paid as compensation for the servicing of the applicable Non-Serviced Mortgage Loan.

      "Pari Passu Loan Servicing Fee Rate" means the servicing fee rate applicable to any Non-Serviced Mortgage Loan pursuant to its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

      "Participants" means DTC's participating organizations.

      "Parties in Interest" means persons who have specified relationships to
Plans ("parties in interest" under ERISA or "disqualified persons" under Section
4975 of the Code).

      "Pass-Through Rate" means the rate per annum at which any Class of certificates (other than the Residual Certificates) accrues interest.

      "PCFII" means Principal Commercial Funding II, LLC.

      "PCFII Loans" means the mortgage loans that were originated for PCFII by its affiliates.

      "Percentage Interest" will equal, as evidenced by any certificate in the
Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face of the certificate, and the denominator of which is equal to the initial aggregate Certificate
Balance or Notional Amount, as the case may be, of such Class.

      "Percent Leased" means the percentage of square feet or units, as the case may be, of a mortgaged property that was occupied or leased or, in the case of hospitality properties, average units so occupied over a specified period, as of a specified date (identified on Appendix II to this prospectus supplement as the
"Percent Leased as of Date"), as specified by the borrower or as derived from the mortgaged property's rent rolls, operating statements or appraisals or as determined by a site inspection of such mortgaged property. Such percentage includes tenants which have executed a lease to occupy such mortgaged property even though the applicable tenant has not taken physical occupancy.

      "Permitted Cure Period" means, for the purposes of any Material Document
Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the earlier of the discovery by the related mortgage loan seller or receipt by the related mortgage loan seller of notice of such Material
Document Defect or Material Breach, as the case may be. However, if such
Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such
Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage", but the related mortgage loan seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure
Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced
Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Document Defect was
identified in a certification delivered to the related mortgage loan seller by the trustee in accordance with the Pooling and Servicing Agreement.

      "Planned Principal Balance" means, for any Distribution Date, the balance shown for such Distribution Date in the table set forth in Schedule A to this prospectus supplement.

      "Plans" means (a) employee benefit plans as defined in Section 3(3) of
ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of
ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

      "Pooling and Servicing Agreement" means the Pooling and Servicing
Agreement, dated as of January 1, 2007, between Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as master

                                      S-196

servicer, ARCap Servicing, Inc., as special servicer, LaSalle Bank National
Association, as trustee and Wells Fargo Bank, National Association, as paying agent, certificate registrar and authenticating agent.

      "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon
Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due
Date to the date such payment was made, net of the Trustee Fee, the Master
Servicing Fee, the Primary Servicing Fee, the Pari Passu Loan Servicing Fee (in
the case of any Non-Serviced Mortgage Loan), the Excess Servicing Fee and, if
the related mortgage loan is a Specially Serviced Mortgage Loan, net of the
Special Servicing Fee.

      "Prepayment Interest Shortfall" means, a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal
Prepayment (or a Balloon Payment) during the related Collection Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). Such a shortfall arises because the amount of interest (net of the Master Servicing Fee, the Primary
Servicing Fee, the Excess Servicing Fee, the Pari Passu Loan Servicing Fee (in
the case of any Non-Serviced Mortgage Loan) and the Trustee Fee that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

o   the aggregate amount of interest that would have accrued at the Net Mortgage
    Rate (less the Special Servicing Fee, if the related mortgage loan is a
    Specially Serviced Mortgage Loan) on the Scheduled Principal Balance of such mortgage loan if the mortgage loan had paid on its Due Date and such
    Principal Prepayment or Balloon Payment had not been made, over

o   the aggregate interest that did so accrue through the date such payment was made (net of the Master Servicing Fee, the Primary Servicing Fee, the Excess
    Servicing Fee, the Pari Passu Loan Servicing Fee payable in connection with any Non-Serviced Mortgage Loan, the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan, and the Trustee Fee).

      "Prepayment Premium" means, with respect to any mortgage loan, Serviced
Companion Mortgage Loan or B Note for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, Serviced Companion Mortgage
Loan or B Note.

      "Primary Servicer" means Principal Global Investors, LLC.

      "Primary Servicing Fee" means the monthly amount, based on the Primary
Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

      "Primary Servicing Fee Rate" means an amount per annum set forth in the
Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee. The primary servicing fee rate for Principal Global Investors, LLC is 0.01% per annum. The primary servicing fee rate (including any subservicing fees) for Wells Fargo
Bank, National Association will range, on a loan-by-loan basis, from 0.01% per annum to 0.10% per annum.

      "Principal Balance Certificates" means, upon initial issuance, the Class
A-1, Class A-1A, Class A-2, Class A-AB, Class A-3, Class A-M, Class A-J, Class
B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class O and Class P Certificates.

      "Principal Distribution Amount" equals, in general, for any Distribution
Date, the aggregate of the following:

                                      S-197

o   the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of any
    Serviced Companion Mortgage Loan or B Note or, in either case, its respective successor REO mortgage loan) for their respective Due Dates occurring during the related Collection Period; and

o   all payments (including Principal Prepayments and the principal portion of
    Balloon Payments (but not in respect of any Serviced Companion Mortgage Loan or B Note or, in either case, its respective successor REO mortgage loan))
    and other collections (including Liquidation Proceeds (other than the portion, if any, constituting Excess Liquidation Proceeds), Condemnation
    Proceeds, Insurance Proceeds and REO Income (each as defined in this prospectus supplement) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans (but not in respect of any
    Serviced Companion Mortgage Loan or B Note) during the related Collection
    Period and that were identified and applied by the master servicer as recoveries of principal.

      The following amounts shall generally reduce the Principal Distribution
Amount (and, in each case, will be allocated first to reduce the Principal
Distribution Amount attributable to the Loan Group to which the applicable mortgage loan relates, and then to reduce the Principal Distribution Amount attributable to the other Loan Group) to the extent applicable:

o   if any Advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those Advances (and advance interest thereon) are reimbursable from amounts allocable to principal received with respect to the Mortgage Pool during the Collection Period for the related Distribution Date, and the
    Principal Distribution Amount will be reduced (to not less than zero) by any of those Advances (and advance interest thereon) that are reimbursed from such principal collections during that Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal Distribution Amount (and will be allocated first to increase the Principal Distribution Amount attributable to such other
    Loan Group, and then to increase the Principal Distribution Amount attributable to the Loan Group to which the applicable mortgage loan relates) for the distribution date following the Collection Period in which the subsequent recovery occurs); and

o   if any advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described in this prospectus supplement) will be reimbursable (with advance interest thereon) first from amounts allocable to principal received with respect to the Mortgage Pool during the Collection
    Period for the related Distribution Date (prior to reimbursement from other collections) and the Principal Distribution Amount will be reduced (to not less than zero) by any of those Advances (and advance interest thereon) that are reimbursed from such principal collections on the Mortgage Pool during that Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered
    (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal Distribution Amount
    (and will be allocated first to increase the Principal Distribution Amount attributable to such other Loan Group, and then to increase the Principal
    Distribution Amount attributable to the Loan Group to which the applicable mortgage loan relates) for the distribution date following the Collection
    Period in which the subsequent recovery occurs).

      So long as both the Class A-3 and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis. On each Distribution Date after the Certificate Balance of either the Class A-3 or Class A-1A Certificates has been reduced to zero, a single Principal Distribution Amount will effectively be calculated in the aggregate for both Loan Groups.

      "Principal Prepayments" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan, Serviced Companion Mortgage Loan or
B Note which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan, Serviced Companion
Mortgage Loan or B Note in advance of its scheduled Due Date.

                                      S-198

      "PTCE" means a DOL Prohibited Transaction Class Exemption.

      "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and any related B Note, Serviced Companion Mortgage Loan or REO Property
(including any unreimbursed Servicing Advances, Advance Interest related to such mortgage loan and any related B Note or Serviced Companion Mortgage Loan, and also includes the amount of any Servicing Advances (and interest thereon) that were reimbursed from principal collections on the Mortgage Pool and not subsequently recovered from the related mortgagor), and any Special Servicing
Fees and Liquidation Fees paid with respect to the mortgage loan and/or (if applicable) its related B Note or any related Serviced Companion Mortgage Loan that are reimbursable to the master servicer, the special servicer or the trustee, plus if such mortgage loan is being repurchased or substituted for by a seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the Primary Servicer, the master servicer, the special servicer, the Depositor or the trustee in respect of the
Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above).

      "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

      "Rated Final Distribution Date" as to each Class of certificates, means the Distribution Date in November 2049, which is the first Distribution Date that follows, by at least 36 months, the maturity date of the ARD Loan that, as of the Cut-off Date, has the latest final maturity date.

      "Rating Agencies" means Fitch, Moody's and DBRS.

      "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

o   the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

o   the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense
    Losses.

      If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss. Any reimbursements of Advances determined to be nonrecoverable (and interest on such
Advances) that are made in any Collection Period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related Distribution Date, will generally create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the
Mortgage Pool and the total principal balance of the certificates on the succeeding Distribution Date. The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described in this prospectus supplement) to reduce principal balances of the Principal Balance Certificates on the Distribution
Date for that Collection Period.

      "Record Date" means, with respect to each Class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

                                      S-199

      "Regulation AB" means Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities,
Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

      "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan, Serviced Companion Mortgage Loan or B Note that was modified, based on the modified terms, or a complete defeasance shall have occurred, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the Trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven. An A Note will not constitute a Rehabilitated
Mortgage Loan unless its related B Note would also constitute a Rehabilitated
Mortgage Loan. A B Note will not constitute a Rehabilitated Mortgage Loan unless its related A Note also would constitute a Rehabilitated Mortgage Loan. A
Serviced Pari Passu Mortgage Loan will not constitute a Rehabilitated Mortgage
Loan unless the related Serviced Companion Mortgage Loan would also constitute a
Rehabilitated Mortgage Loan. A Serviced Companion Mortgage Loan will not constitute a Rehabilitated Mortgage Loan unless the related Serviced Pari Passu
Mortgage Loan would also constitute a Rehabilitated Mortgage Loan.

      "REMIC" means a "real estate mortgage investment conduit," within the meaning of Section 860D(a) of the Code.

      "REMIC Regular Certificates" means the Senior Certificates and the
Subordinate Certificates.

      "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing
Agreement. With respect to any Non-Serviced Mortgage Loan (if the applicable
Non-Serviced Mortgage Loan Special Servicer has foreclosed upon the mortgaged property or properties securing such Non-Serviced Mortgage Loan Mortgage), the
REO Income shall include only the portion of such net income that is payable to the holder of such Non-Serviced Mortgage Loan, and with respect to any Loan Pair or A/B Mortgage Loan, only an allocable portion of such REO Income will be distributable to the Certificateholders.

      "REO Property" means any mortgaged property acquired on behalf of the
Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

      "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

      "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

      "Residual Certificates" means the Class R-I Certificates, the Class R-II
Certificates and the Class R-III Certificates.

      "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

      "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

      "Scheduled Payment" means, in general, for any mortgage loan, Serviced
Companion Mortgage Loan or B Note on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan, Serviced Companion Mortgage Loan or B Note subsequent to the
Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

                                      S-200

      "Scheduled Principal Balance" means, in respect of any mortgage loan,
Serviced Companion Mortgage Loan, Loan Pair, B Note or REO mortgage loan on any
Distribution Date will generally equal its Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off
Date), reduced, to not less than zero, by:

o   any payments or other collections of principal, or Advances in lieu of such payments or collections, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled
    Payments due in any subsequent Collection Period; and

o   the principal portion of any Realized Loss and Expense Loss incurred in respect of such mortgage loan during any preceding Collection Period.

      "Senior Certificates" means the Class A Senior Certificates and the Class
X Certificates.

      "Serviced Companion Mortgage Loan" means a loan not included in the Trust but serviced pursuant to the Pooling and Servicing Agreement and secured on a pari passu basis with the related Serviced Pari Passu Mortgage Loan. There are no Serviced Companion Mortgage Loans related to the Trust.

      "Serviced Pari Passu Mortgage Loan" means a mortgage loan included in the
Trust that is serviced under the Pooling and Servicing Agreement and secured by a mortgaged property that secures one or more other loans on a pari passu basis that are not included in the Trust. There are no Serviced Pari Passu Mortgage
Loans related to the Trust.

      "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

      "Servicing Function Participant" means any person, other than the master servicer and the special servicer, that, within the meaning of Item 1122 of
Regulation AB, is performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person's activities relate only to 5% or less of the mortgage loans based on the principal balance of the mortgage loans.

      "Servicing Standard" means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and any Serviced Companion Mortgage Loan and any B Note, but not any
Non-Serviced Mortgage Loan) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of any Serviced Companion Mortgage Loan or any B Note, the related holder of such Serviced Companion Mortgage Loan or B Note, as applicable) as a collective whole (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans, any Serviced Companion Mortgage Loan and any B Note and any related intercreditor or co-lender agreement and, to the extent consistent with the foregoing, further as follows:

o   with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

o   with a view to the timely collection of all Scheduled Payments of principal and interest under the mortgage loans, any Serviced Companion Mortgage Loan and any B Note or, if a mortgage loan, any Serviced Companion Mortgage Loan or B Note comes into and continues in default and if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on such mortgage loan to the
    Certificateholders (as a collective whole) (or in the case of any A/B
    Mortgage Loan and its related B Note or a

                                      S-201

    Loan Pair, the maximization of recovery thereon of principal and interest to the Certificateholders and the holder of the related B Note or the Serviced
    Companion Mortgage Loan, as applicable, all taken as a collective whole) on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the rate determined by the special servicer but in any event not less than (i) the related Net Mortgage Rate, in the case of the mortgage loans
    (other than any A Note or Serviced Pari Passu Mortgage Loan), or (ii) the
    weighted average of the mortgage rates on the related A Note and B Note, in the case of any A/B Mortgage Loan, and on the Serviced Pari Passu Mortgage
    Loan and the related Serviced Companion Mortgage Loan, in the case of a Loan
    Pair); and without regard to:

      o   any other relationship that the master servicer or the special servicer, as the case may be, or any of their affiliates may have with the related borrower;

      o   the ownership of any certificate or any interest in any Serviced
          Companion Mortgage Loan, any Non-Serviced Companion Mortgage Loan, any
          B Note or any mezzanine loan related to a mortgage loan by the master servicer or the special servicer, as the case may be, or any of their affiliates;

      o   the master servicer's obligation to make Advances;

      o   the right of the master servicer (or any of their affiliates) or the special servicer, as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the
          Pooling and Servicing Agreement or with respect to any particular transaction; and

      o   any obligation of the master servicer (or any of its affiliates) to repurchase any mortgage loan from the Trust.

      "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan (other than a Non-Serviced Mortgage Loan), a
Serviced Companion Mortgage Loan or a B Note to become a Specially Serviced
Mortgage Loan. If a Servicing Transfer Event occurs with respect to any A Note, it will be deemed to have occurred also with respect to the related B Note;
provided, however, that if a Servicing Transfer Event would otherwise have occurred with respect to an A Note, but has not so occurred solely because the holder of the related B Note has exercised its cure rights under the related intercreditor agreement, a Servicing Transfer Event will not occur with respect to the related A/B Mortgage Loan. If a Servicing Transfer Event occurs with respect to any B Note, it will be deemed to have occurred also with respect to the related A Note. If a Servicing Transfer Event occurs with respect to a
Serviced Pari Passu Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Companion Mortgage Loan. If a Servicing Transfer
Event occurs with respect to a Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Pari Passu
Mortgage Loan. Under any applicable Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, if a Servicing Transfer Event occurs with respect to a
Non-Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Non-Serviced Mortgage Loan.

      "Specially Serviced Mortgage Loan" means the following:

o   any mortgage loan (other than an A/B Mortgage Loan), Serviced Companion
    Mortgage Loan or B Note as to which a Balloon Payment is past due, and the master servicer has determined that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

o   any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which, to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days;

o   any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

                                      S-202

o   any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer, materially and adversely affects the interests of the
    Certificateholders or the holder of the related B Note or Serviced Companion
    Mortgage Loan and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

o   any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

o   any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which, in the judgment of the master servicer, (a) (other than with respect to any
    A/B Mortgage Loan), a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer is reasonably likely to materially and adversely affect the interests of the
    Certificateholders or the holder of the related B Note or Serviced Companion
    Mortgage Loan (as the case may be).

      "Special Servicer Compensation" means such fees payable to the special servicer, collectively, including the Special Servicing Fee, the Workout Fee, the Liquidation Fee and any other fees payable to the special servicer pursuant to the Pooling and Servicing Agreement.

      "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

o   any failure by the special servicer to remit to the paying agent or the master servicer within one business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing
    Agreement;

o   any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and
    Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

o   any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee;
    provided, however, that to the extent that the special servicer certifies to the trustee and the Depositor that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o   any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any Class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency,

                                      S-203

    readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o   the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

o   the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o   the trustee shall have received notice from Fitch or DBRS, as applicable, that the continuation of the special servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by
    Fitch or DBRS, as applicable, to any Class of certificates;

o   the special servicer has been downgraded to a servicer rating level below
    CSS3, or its then equivalent, by Fitch;

o   the servicing officer of the special servicer receives actual knowledge that
    Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of certificates, or (ii) placed one or more Classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that a servicing officer of the special servicer obtained such actual knowledge), and, in the case of either
    (i) or (ii), citing servicing concerns with the special servicer as the sole or material factor in such rating action; or

o   the special servicer, or any primary servicer or sub-servicer appointed by the special servicer after the Closing Date, shall fail to deliver the items required to be delivered by such servicer to enable the Depositor to comply with the Trust's reporting obligations under the Securities Exchange Act of
    1934, as amended, and the Trust's disclosure obligations under Regulation AB by the time provided for in the Pooling and Servicing Agreement.

      "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each
Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled
Principal Balance of each Specially Serviced Mortgage Loan.

      "Structuring Assumptions" means the following assumptions:

o   the mortgage rate as of the Closing Date on each mortgage loan remains in effect until maturity or its Anticipated Repayment Date;

o   the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented in this prospectus supplement;

o   the Closing Date for the sale of the certificates is January 31, 2007;

o   distributions on the certificates are made on the 12th day of each month, commencing in February 2007;

o   there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

o   Scheduled Payments on the mortgage loans are timely received on the first day of each month;

o   the Trust does not experience any Expense Losses;

                                      S-204

o   no Principal Prepayment on any mortgage loan is made during its Lock-out
    Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance Charge,
    Prepayment Premium or a defeasance requirement, and otherwise Principal
    Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

o   no Prepayment Interest Shortfalls occur;

o   no mortgage loan exercises its partial release option;

o   no amounts that would otherwise be payable to Certificateholders as principal are paid to the master servicer, the special servicer or the trustee as reimbursements of any nonrecoverable Advances, unreimbursed
    Advances outstanding as of the date of modification of any mortgage loan and any related interest on those Advances;

o   no mortgage loan is the subject of a repurchase or substitution by any party and no optional termination of the Trust occurs;

o   each ARD Loan pays in full on its Anticipated Repayment Date; and

o   any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance.

      "Subordinate Certificates" means the Class A-M, Class A-J, Class B, Class
C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class
M, Class N, Class O and Class P Certificates.

      "Treasury Rate" unless a different term methodology or source is otherwise specified in the related mortgage loan document, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical
Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant Principal Prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

      "Trust" means Morgan Stanley Capital I Trust 2007-TOP25.

      "Trustee Fee" means a monthly fee in an amount equal to, in any month, the product of the portion of a rate equal to 0.00165% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the scheduled principal balance of each mortgage loan, which fee is to be paid from the Distribution
Account to the trustee and the paying agent as compensation for the performance of their duties.

      "UCF" - See "Underwritable Cash Flow."

      "Underwritable Cash Flow" or "UCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

      "Underwriters" means Morgan Stanley & Co. Incorporated and Bear, Stearns &
Co. Inc.

      "Underwriting Agreement" means that agreement, dated as of the date of this prospectus supplement, entered into by the Depositor and the Underwriters.

                                      S-205

      "Unpaid Interest" means, on any Distribution Date with respect to any
Class of interests or certificates (other than the Residual Certificates), the portion of Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date.

      "WAC" - See "Weighted Average Net Mortgage Rate."

      "Weighted Average Net Mortgage Rate" or "WAC" means, for any Distribution
Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Loan, adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Scheduled Principal Balances, as of the close of business on the preceding Distribution Date.

      "Wells Fargo" means Wells Fargo Bank, National Association.

      "Workout Fee" means that fee, payable with respect to any Rehabilitated
Mortgage Loan, Serviced Companion Mortgage Loan or B Note, equal to 1.00% of the amount of each collection of interest (other than default interest and any
Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan, Serviced Companion Mortgage Loan or B Note for so long as it remains a Rehabilitated Mortgage Loan.

      "Yield Maintenance Charge" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments. The method of calculation of any Prepayment Premium or Yield Maintenance Charge will vary for any mortgage loan as presented in "Appendix II - Certain Characteristics of the Mortgage Loans" and "Appendix III - Certain Characteristics of the Mortgage
Loans in Loan Group 2."

                                      S-206

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

MORTGAGE LOAN SELLERS

------------------------------------------------------------------------------------------------
                                                                        PERCENT BY     WEIGHTED
                                                          AGGREGATE      AGGREGATE      AVERAGE
                                        NUMBER OF      CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
LOAN SELLER                          MORTGAGE LOANS     BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------

Wells Fargo Bank, National
 Association                               97           469,400,837         30.2         5.850
Bear Stearns Commercial
 Mortgage, Inc.                            27           387,647,782         24.9         5.728
Principal Commercial
 Funding II, LLC                           38           329,133,538         21.2         5.830
Morgan Stanley Mortgage
 Capital Inc.                              41           321,582,198         20.7         5.823
Principal Commercial
 Funding II, LLC / Morgan
 Stanley Mortgage Capital Inc.              1            46,750,000          3.0         6.210
------------------------------------------------------------------------------------------------
TOTAL:                                    204       $ 1,554,514,355        100.0%        5.821%
================================================================================================

--------------------------------------------------------------------------------------------------------
                                         WEIGHTED                    WEIGHTED       WEIGHTED   WEIGHTED
                                          AVERAGE     WEIGHTED        AVERAGE        AVERAGE    AVERAGE
                                        REMAINING      AVERAGE           DSCR   CUT-OFF DATE    BALLOON
LOAN SELLER                           TERM (MOS.)     DSCR (X)   AFTER IO (X)        LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------

Wells Fargo Bank, National
 Association                                 117         1.60           1.51          66.3        57.7
Bear Stearns Commercial
 Mortgage, Inc.                              122         1.91           1.89          58.0        56.6
Principal Commercial
 Funding II, LLC                             121         1.41           1.37          69.1        64.8
Morgan Stanley Mortgage
 Capital Inc.                                108         2.35           2.25          54.7        50.0
Principal Commercial
 Funding II, LLC / Morgan
 Stanley Mortgage Capital Inc.               118         1.34           1.34          66.5        66.5
--------------------------------------------------------------------------------------------------------
TOTAL:                                       117         1.79X          1.72X         62.4%       57.6%
========================================================================================================

CUT-OFF DATE BALANCES

------------------------------------------------------------------------------------------------
                                                                        PERCENT BY     WEIGHTED
                                                          AGGREGATE      AGGREGATE      AVERAGE
                                        NUMBER OF      CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
CUT-OFF DATE BALANCE ($)             MORTGAGE LOANS     BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------

1 - 1,000,000                               5             4,843,649          0.3         6.361
1,000,001 - 2,000,000                      41            67,089,815          4.3         6.185
2,000,001 - 3,000,000                      44           112,372,370          7.2         5.993
3,000,001 - 4,000,000                      22            76,249,919          4.9         5.883
4,000,001 - 5,000,000                      20            88,646,122          5.7         5.974
5,000,001 - 6,000,000                      11            60,389,106          3.9         5.816
6,000,001 - 7,000,000                       6            40,474,372          2.6         5.843
7,000,001 - 8,000,000                       9            67,179,964          4.3         5.862
8,000,001 - 9,000,000                       7            60,542,251          3.9         5.797
9,000,001 - 10,000,000                      9            87,695,289          5.6         5.932
10,000,001 - 15,000,000                    11           142,153,030          9.1         5.724
15,000,001 - 20,000,000                     4            72,288,469          4.7         5.616
20,000,001 - 30,000,000                     6           136,815,000          8.8         5.747
30,000,001 <=                               9           537,775,000         34.6         5.750
------------------------------------------------------------------------------------------------
TOTAL:                                    204       $ 1,554,514,355        100.0%        5.821%
================================================================================================

--------------------------------------------------------------------------------------------------------
                                         WEIGHTED                    WEIGHTED       WEIGHTED   WEIGHTED
                                          AVERAGE     WEIGHTED        AVERAGE        AVERAGE    AVERAGE
                                        REMAINING      AVERAGE           DSCR   CUT-OFF DATE    BALLOON
CUT-OFF DATE BALANCE ($)              TERM (MOS.)     DSCR (X)   AFTER IO (X)        LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------

1 - 1,000,000                             118            1.51           1.51          51.6        40.7
1,000,001 - 2,000,000                     119            1.58           1.54          58.2        49.9
2,000,001 - 3,000,000                     115            1.61           1.54          61.6        54.1
3,000,001 - 4,000,000                     115            1.77           1.71          57.5        48.4
4,000,001 - 5,000,000                     127            1.70           1.66          57.3        45.5
5,000,001 - 6,000,000                     129            1.61           1.59          64.2        54.7
6,000,001 - 7,000,000                     128            1.60           1.51          59.9        51.6
7,000,001 - 8,000,000                     117            1.55           1.52          65.1        57.8
8,000,001 - 9,000,000                     118            1.73           1.73          61.8        51.2
9,000,001 - 10,000,000                    118            2.38           2.29          56.6        52.9
10,000,001 - 15,000,000                   106            2.18           2.13          60.0        56.0
15,000,001 - 20,000,000                   118            2.85           2.78          54.9        51.3
20,000,001 - 30,000,000                   119            1.80           1.71          61.4        59.0
30,000,001 <=                             116            1.59           1.51          67.4        66.0
--------------------------------------------------------------------------------------------------------
TOTAL:                                    117            1.79X          1.72X         62.4%       57.6%
========================================================================================================

Minimum: $897,173
Maximum: $95,200,000
Weighted Average: $7,620,168

                                      I-1

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

STATES

------------------------------------------------------------------------------------------------
                                                                        PERCENT BY     WEIGHTED
                                        NUMBER OF         AGGREGATE      AGGREGATE      AVERAGE
                                        MORTGAGED      CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
STATE                                  PROPERTIES       BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------

California - Southern                      28           239,951,442         15.4         5.739
California - Northern                      13            93,094,152          6.0         6.136
New York                                   15           146,450,881          9.4         5.733
Texas                                      25           101,527,039          6.5         5.974
South Carolina                              2            99,238,579          6.4         5.654
Florida                                     9            93,988,141          6.0         5.907
New Jersey                                  5            81,664,205          5.3         5.673
Nevada                                      5            74,176,249          4.8         5.732
Washington                                 12            64,669,756          4.2         5.933
Illinois                                    5            64,180,409          4.1         5.611
District of Columbia                        1            55,000,000          3.5         5.927
Michigan                                    7            46,237,259          3.0         5.579
Arizona                                     9            35,051,752          2.3         6.028
Georgia                                     7            34,664,959          2.2         5.941
North Carolina                              4            33,073,829          2.1         5.694
Ohio                                        8            30,001,230          1.9         5.996
Minnesota                                   6            27,089,077          1.7         5.935
Indiana                                     2            24,389,135          1.6         5.746
Pennsylvania                                6            23,998,805          1.5         5.951
Virginia                                    4            21,129,935          1.4         5.799
Alaska                                      3            19,016,610          1.2         5.465
Maryland                                    4            18,641,208          1.2         5.909
Kentucky                                    2            17,925,000          1.2         5.890
Kansas                                      2            16,950,000          1.1         5.947
Missouri                                    2            15,298,408          1.0         5.944
Tennessee                                   3            13,408,760          0.9         5.835
Oregon                                      3            12,187,952          0.8         5.826
Nebraska                                    6             8,801,844          0.6         5.791
Wisconsin                                   2             8,788,235          0.6         5.994
New Mexico                                  3             6,671,306          0.4         6.398
Connecticut                                 2             6,638,570          0.4         6.160
Colorado                                    1             4,985,867          0.3         5.750
Idaho                                       2             4,614,811          0.3         6.175
Utah                                        1             3,200,000          0.2         5.750
Iowa                                        1             3,027,320          0.2         5.750
Louisiana                                   1             1,696,713          0.1         5.750
Mississippi                                 1             1,677,705          0.1         6.270
West Virginia                               1             1,407,211          0.1         5.930
------------------------------------------------------------------------------------------------
TOTAL:                                    213       $ 1,554,514,355        100.0%        5.821%
================================================================================================

--------------------------------------------------------------------------------------------------------
                                         WEIGHTED                    WEIGHTED       WEIGHTED   WEIGHTED
                                          AVERAGE     WEIGHTED        AVERAGE        AVERAGE    AVERAGE
                                        REMAINING      AVERAGE           DSCR   CUT-OFF DATE    BALLOON
STATE                                 TERM (MOS.)     DSCR (X)   AFTER IO (X)        LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------

California - Southern                        117         1.76           1.75          61.2        58.9
California - Northern                        105         1.59           1.41          62.9        55.4
New York                                     122         3.40           3.39          43.0        39.5
Texas                                        117         1.77           1.66          63.2        57.9
South Carolina                               119         1.24           1.24          69.2        68.8
Florida                                      119         1.35           1.35          73.9        71.8
New Jersey                                   119         1.81           1.80          63.5        61.4
Nevada                                       120         1.42           1.23          75.8        70.1
Washington                                   118         1.83           1.66          55.3        48.6
Illinois                                     119         1.53           1.30          70.3        64.4
District of Columbia                         116         1.34           1.34          55.0        55.0
Michigan                                     118         1.84           1.79          59.7        50.3
Arizona                                      112         1.57           1.51          58.6        51.2
Georgia                                      117         1.60           1.60          66.9        56.6
North Carolina                               119         1.57           1.57          69.6        64.8
Ohio                                         118         1.66           1.63          64.2        57.4
Minnesota                                     96         1.34           1.28          68.5        62.5
Indiana                                      118         1.39           1.18          77.4        68.9
Pennsylvania                                 118         1.77           1.69          61.8        58.5
Virginia                                     118         1.62           1.62          67.6        58.6
Alaska                                        72         2.07           2.07          57.1        55.8
Maryland                                     138         1.84           1.84          49.2        38.2
Kentucky                                     120         2.03           1.76          57.6        49.1
Kansas                                       117         1.66           1.47          64.1        61.2
Missouri                                     118         1.51           1.30          73.5        65.5
Tennessee                                    119         1.56           1.56          74.9        61.9
Oregon                                       119         2.06           2.06          55.0        47.9
Nebraska                                     119         1.55           1.55          66.0        55.3
Wisconsin                                    118         1.23           1.23          73.4        62.4
New Mexico                                   133         1.81           1.62          51.7        45.1
Connecticut                                  200         1.54           1.54          56.8        11.8
Colorado                                      81         1.74           1.74          49.3        44.5
Idaho                                        116         1.50           1.33          56.6        50.4
Utah                                         118         2.64           2.64          39.4        39.4
Iowa                                         119         1.70           1.70          65.1        55.0
Louisiana                                    118         1.75           1.75          70.7        59.7
Mississippi                                  119         1.28           1.28          74.2        63.6
West Virginia                                119         1.36           1.36          70.0        59.4
--------------------------------------------------------------------------------------------------------
TOTAL:                                       117         1.79X          1.72X         62.4%       57.6%
========================================================================================================

                                      I-2

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

PROPERTY TYPES

------------------------------------------------------------------------------------------------
                                                                        PERCENT BY     WEIGHTED
                                        NUMBER OF         AGGREGATE      AGGREGATE      AVERAGE
                                        MORTGAGED      CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
PROPERTY TYPE                          PROPERTIES       BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------

Retail
    Anchored                               26           436,193,290         28.1         5.721
    Free Standing                          27            81,917,785          5.3         6.045
    Unanchored                             23            72,513,195          4.7         6.056
    Shadow Anchored                        18            48,833,921          3.1         6.020
    Big Box                                 1             5,240,000          0.3         5.950
------------------------------------------------------------------------------------------------
         SUBTOTAL:                         95       $   644,698,191         41.5%        5.824%
                                       ---------------------------------------------------------
Office
    Urban                                   4           122,223,278          7.9         6.084
    Suburban                                9            56,284,726          3.6         5.923
    Medical                                 2            48,253,388          3.1         6.220
------------------------------------------------------------------------------------------------
         SUBTOTAL:                         15       $   226,761,392         14.6%        6.073%
                                       ---------------------------------------------------------
Hospitality
    Full Service                            5           146,419,939          9.4         5.477
    Limited Service                        10            57,777,575          3.7         5.925
    Extended Stay                           1            11,600,000          0.7         5.927
------------------------------------------------------------------------------------------------
         SUBTOTAL:                         16       $   215,797,513         13.9%        5.621%
                                       ---------------------------------------------------------
Multifamily
     Garden                                29           139,383,277          9.0         5.738
     High Rise                              2            25,000,000          1.6         5.254
     Senior Housing                         1            21,000,000          1.4         5.695
     Mid Rise                               2            18,260,202          1.2         5.635
     Low Rise                               3             7,464,200          0.5         5.960
------------------------------------------------------------------------------------------------
         SUBTOTAL:                         37       $   211,107,679         13.6%        5.675%
                                       ---------------------------------------------------------
Industrial/Warehouse
    Warehouse                               8            29,530,112          1.9         6.001
    Flex Industrial                         5            22,575,199          1.5         6.151
    Light Industrial                        7            17,466,484          1.1         6.012
------------------------------------------------------------------------------------------------
         SUBTOTAL:                         20       $    69,571,794          4.5%        6.052%
                                       ---------------------------------------------------------
Other
    Leased Fee                              3            41,192,265          2.6         5.986
    Parking Garage                          1            11,000,000          0.7         5.837
------------------------------------------------------------------------------------------------
         SUBTOTAL:                          4       $    52,192,265          3.4%        5.954%
                                       ---------------------------------------------------------
Self Storage
    Self Storage                           15            51,679,264          3.3         6.013
------------------------------------------------------------------------------------------------
         SUBTOTAL:                         15       $    51,679,264          3.3%        6.013%
                                       ---------------------------------------------------------
Manufactured Housing
    Manufactured Housing Community          7            43,068,081          2.8         5.402
------------------------------------------------------------------------------------------------
         SUBTOTAL:                          7       $    43,068,081          2.8%        5.402%
                                       ---------------------------------------------------------
Mixed Use
    Retail/Multifamily                      1            25,000,000          1.6         5.745
    Office/Industrial                       2            12,819,704          0.8         5.867
    Retail/Office                           1             1,818,472          0.1         5.950
------------------------------------------------------------------------------------------------
         SUBTOTAL:                          4       $    39,638,175          2.5%        5.794%
------------------------------------------------------------------------------------------------
TOTAL                                     213       $ 1,554,514,355        100.0%        5.821%
================================================================================================

--------------------------------------------------------------------------------------------------------
                                         WEIGHTED                    WEIGHTED       WEIGHTED   WEIGHTED
                                          AVERAGE     WEIGHTED        AVERAGE        AVERAGE    AVERAGE
                                        REMAINING      AVERAGE           DSCR   CUT-OFF DATE    BALLOON
PROPERTY TYPE                         TERM (MOS.)     DSCR (X)   AFTER IO (X)        LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------

Retail
    Anchored                                 118         1.46           1.37          70.7        67.6
    Free Standing                            126         1.50           1.47          63.7        55.1
    Unanchored                               124         1.63           1.51          59.5        50.7
    Shadow Anchored                          126         1.60           1.47          61.0        53.3
    Big Box                                  119         1.24           1.24          80.0        80.0
--------------------------------------------------------------------------------------------------------
         SUBTOTAL:                           120         1.50X          1.40X         67.9%       63.1%
                                      ------------------------------------------------------------------
Office
    Urban                                     97         1.50           1.37          61.0        58.4
    Suburban                                 119         1.87           1.79          54.4        48.7
    Medical                                  120         1.38           1.38          65.1        64.4
--------------------------------------------------------------------------------------------------------
         SUBTOTAL:                           107         1.57X          1.48X         60.2%       57.3%
                                      ------------------------------------------------------------------
Hospitality
    Full Service                             119         2.21           2.21          59.3        57.3
    Limited Service                          119         1.71           1.71          69.5        57.2
    Extended Stay                            120         1.71           1.71          75.8        64.3
--------------------------------------------------------------------------------------------------------
         SUBTOTAL:                           119         2.05X          2.05X         62.9%       57.6%
                                      ------------------------------------------------------------------
Multifamily
    Garden                                   119         1.48           1.44          65.8        61.1
    High Rise                                119         7.48           7.48          14.0        14.0
    Senior Housing                           119         1.96           1.63          63.8        56.3
    Mid Rise                                 118         6.20           6.20          17.2        14.6
    Low Rise                                 118         1.48           1.43          67.1        57.5
--------------------------------------------------------------------------------------------------------
         SUBTOTAL:                           119         2.64X          2.59X         55.3%       50.9%
                                      ------------------------------------------------------------------
Industrial/Warehouse
    Warehouse                                113         1.71           1.69          61.1        53.3
    Flex Industrial                          117         1.55           1.51          60.9        50.8
    Light Industrial                         118         1.56           1.56          63.8        57.4
--------------------------------------------------------------------------------------------------------
         SUBTOTAL:                           115         1.62X          1.60X         61.7%       53.5%
                                      ------------------------------------------------------------------
Other
    Leased Fee                               132         2.03           2.03          48.2        47.3
    Parking Garage                            81         1.79           1.79          55.6        55.6
--------------------------------------------------------------------------------------------------------
         SUBTOTAL:                           121         1.98X          1.98X         49.8%       49.0%
                                      ------------------------------------------------------------------
Self Storage
    Self Storage                             103         1.59           1.58          56.3        44.5
--------------------------------------------------------------------------------------------------------
         SUBTOTAL:                           103         1.59X          1.58X         56.3%       44.5%
                                      ------------------------------------------------------------------
Manufactured Housing
    Manufactured Housing Community           114         2.04           2.03          52.9        45.2
--------------------------------------------------------------------------------------------------------
         SUBTOTAL:                           114         2.04X          2.03X         52.9%       45.2%
                                      ------------------------------------------------------------------
Mixed Use
    Retail/Multifamily                       120         1.54           1.54          63.5        63.5
    Office/Industrial                        120         2.08           1.70          48.6        41.6
    Retail/Office                            119         2.69           2.69          39.6        33.7
--------------------------------------------------------------------------------------------------------
         SUBTOTAL:                           120         1.77X          1.65X         57.6%       55.1%
--------------------------------------------------------------------------------------------------------
TOTAL                                        117         1.79X          1.72X         62.4%       57.6%
========================================================================================================

                                      I-3

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

MORTGAGE RATES

------------------------------------------------------------------------------------------------
                                                                        PERCENT BY     WEIGHTED
                                                          AGGREGATE      AGGREGATE      AVERAGE
                                        NUMBER OF      CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
MORTGAGE RATE (%)                    MORTGAGE LOANS     BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------

5.001 - 5.500                              13           221,711,916         14.3         5.349
5.501 - 6.000                             114           984,587,722         63.3         5.779
6.001 - 6.500                              68           331,593,049         21.3         6.217
6.501 - 7.000                               8            15,023,733          1.0         6.601
7.001 - 7.500                               1             1,597,935          0.1         7.470
------------------------------------------------------------------------------------------------
TOTAL:                                    204       $ 1,554,514,355        100.0%        5.821%
================================================================================================

--------------------------------------------------------------------------------------------------------
                                         WEIGHTED                    WEIGHTED       WEIGHTED   WEIGHTED
                                          AVERAGE     WEIGHTED        AVERAGE        AVERAGE    AVERAGE
                                        REMAINING      AVERAGE           DSCR   CUT-OFF DATE    BALLOON
MORTGAGE RATE (%)                     TERM (MOS.)     DSCR (X)   AFTER IO (X)        LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------

5.001 - 5.500                                115         3.09           3.03          50.7        48.2
5.501 - 6.000                                117         1.59           1.52          64.7        60.5
6.001 - 6.500                                118         1.52           1.45          63.8        56.1
6.501 - 7.000                                117         1.46           1.46          56.1        45.7
7.001 - 7.500                                178         1.73           1.73          43.7        34.2
--------------------------------------------------------------------------------------------------------
TOTAL:                                       117         1.79X          1.72X         62.4%       57.6%
========================================================================================================

Minimum: 5.190%
Maximum: 7.470%
Weighted Average: 5.821%

ORIGINAL TERMS TO STATED MATURITY

------------------------------------------------------------------------------------------------
                                                                        PERCENT BY     WEIGHTED
                                                          AGGREGATE      AGGREGATE      AVERAGE
ORIGINAL TERM TO                       NUMBER OF      CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
STATED MATURITY (MOS.)               MORTGAGE LOANS     BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------

1 - 60                                      3            27,543,200          1.8         5.590
61 - 120                                  193         1,487,069,577         95.7         5.813
121 - 180                                   6            30,928,039          2.0         6.234
181 - 240                                   2             8,973,540          0.6         6.337
------------------------------------------------------------------------------------------------
TOTAL:                                    204       $ 1,554,514,355        100.0%        5.821%
================================================================================================

--------------------------------------------------------------------------------------------------------
                                         WEIGHTED                    WEIGHTED       WEIGHTED   WEIGHTED
                                          AVERAGE     WEIGHTED        AVERAGE        AVERAGE    AVERAGE
ORIGINAL TERM TO                        REMAINING      AVERAGE           DSCR   CUT-OFF DATE    BALLOON
STATED MATURITY (MOS.)                TERM (MOS.)     DSCR (X)   AFTER IO (X)        LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------

1 - 60                                        58         1.64           1.64          64.5        64.1
61 - 120                                     116         1.79           1.72          62.7        58.1
121 - 180                                    176         1.97           1.97          50.9        42.9
181 - 240                                    239         1.13           1.13          57.0         1.1
--------------------------------------------------------------------------------------------------------
TOTAL:                                       117         1.79X          1.72X         62.4%       57.6%
========================================================================================================

Minimum: 60 mos.
Maximum: 240 mos.
Weighted Average: 119 mos.

REMAINING TERMS TO STATED MATURITY

------------------------------------------------------------------------------------------------
                                                                        PERCENT BY     WEIGHTED
                                                          AGGREGATE      AGGREGATE      AVERAGE
REMAINING TERM TO                      NUMBER OF      CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
STATED MATURITY (MOS.)               MORTGAGE LOANS     BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------

1 - 60                                      3            27,543,200          1.8         5.590
61 - 120                                  193         1,487,069,577         95.7         5.813
121 - 180                                   6            30,928,039          2.0         6.234
181 - 240                                   2             8,973,540          0.6         6.337
------------------------------------------------------------------------------------------------
TOTAL:                                    204       $ 1,554,514,355        100.0%        5.821%
================================================================================================

--------------------------------------------------------------------------------------------------------
                                         WEIGHTED                    WEIGHTED       WEIGHTED   WEIGHTED
                                          AVERAGE     WEIGHTED        AVERAGE        AVERAGE    AVERAGE
REMAINING TERM TO                       REMAINING      AVERAGE           DSCR   CUT-OFF DATE    BALLOON
STATED MATURITY (MOS.)                TERM (MOS.)     DSCR (X)   AFTER IO (X)        LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------

1 - 60                                        58         1.64           1.64          64.5        64.1
61 - 120                                     116         1.79           1.72          62.7        58.1
121 - 180                                    176         1.97           1.97          50.9        42.9
181 - 240                                    239         1.13           1.13          57.0         1.1
--------------------------------------------------------------------------------------------------------
TOTAL:                                       117         1.79X          1.72X         62.4%       57.6%
========================================================================================================

Minimum: 56 mos.
Maximum: 239 mos.
Weighted Average: 117 mos.

                                      I-4

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

ORIGINAL AMORTIZATION TERMS

------------------------------------------------------------------------------------------------
                                                                        PERCENT BY     WEIGHTED
                                                          AGGREGATE      AGGREGATE      AVERAGE
                                       NUMBER OF      CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
ORIGINAL AMORTIZATION TERM (MOS.)    MORTGAGE LOANS     BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------

BALLOON LOANS
       Interest Only                      41            729,957,000         47.0         5.734
       121 - 180                           3             17,353,247          1.1         5.916
       181 - 240                           2              5,456,639          0.4         5.822
       241 - 300                          21            142,950,479          9.2         6.178
       301 - 360                         134            648,320,062         41.7         5.828
------------------------------------------------------------------------------------------------
SUBTOTAL:                                201        $ 1,544,037,428         99.3%        5.817%

FULLY AMORTIZING LOANS
       121 - 180                           1              1,503,388          0.1         6.540
       181 - 240                           2              8,973,540          0.6         6.337
------------------------------------------------------------------------------------------------
SUBTOTAL:                                  3        $    10,476,928          0.7%        6.366%
------------------------------------------------------------------------------------------------
TOTAL:                                   204        $ 1,554,514,355        100.0%        5.821%
================================================================================================

--------------------------------------------------------------------------------------------------------
                                         WEIGHTED                    WEIGHTED       WEIGHTED   WEIGHTED
                                          AVERAGE     WEIGHTED        AVERAGE        AVERAGE    AVERAGE
                                        REMAINING      AVERAGE           DSCR   CUT-OFF DATE    BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)     TERM (MOS.)     DSCR (X)   AFTER IO (X)        LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------

BALLOON LOANS
       Interest Only                         117         1.88           1.88          60.9        60.9
       121 - 180                              91         1.52           1.52          52.2        32.0
       181 - 240                             116         1.56           1.56          62.1        41.0
       241 - 300                             105         1.61           1.46          63.6        53.5
       301 - 360                             118         1.73           1.62          64.3        56.6
--------------------------------------------------------------------------------------------------------
SUBTOTAL:                                    116         1.79X          1.72X         62.5%       58.0%

FULLY AMORTIZING LOANS
       121 - 180                             176         2.65           2.65          20.6         0.5
       181 - 240                             239         1.13           1.13          57.0         1.1
--------------------------------------------------------------------------------------------------------
SUBTOTAL:                                    230         1.34X          1.34X         51.8%      100.0%
--------------------------------------------------------------------------------------------------------
TOTAL:                                       117         1.79X          1.72X         62.4%       57.6%
========================================================================================================

Minimum: 180 mos.
Maximum: 360 mos.
Weighted Average: 342 mos.

REMAINING AMORTIZATION TERMS

------------------------------------------------------------------------------------------------
                                                                        PERCENT BY     WEIGHTED
                                                          AGGREGATE      AGGREGATE      AVERAGE
                                       NUMBER OF      CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
REMAINING AMORTIZATION TERM (MOS.)   MORTGAGE LOANS     BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------

BALLOON
       Interest Only                       41           729,957,000         47.0         5.734
       121 - 180                            3            17,353,247          1.1         5.916
       181 - 240                            2             5,456,639          0.4         5.822
       241 - 300                           21           142,950,479          9.2         6.178
       301 - 360                          134           648,320,062         41.7         5.828
------------------------------------------------------------------------------------------------
SUBTOTAL:                                 201       $ 1,544,037,428         99.3%        5.817%

FULLY AMORTIZING LOANS
       121 - 180                            1             1,503,388          0.1         6.540
       181 - 240                            2             8,973,540          0.6         6.337
------------------------------------------------------------------------------------------------
SUBTOTAL:                                   3       $    10,476,928          0.7%        6.366%
------------------------------------------------------------------------------------------------
TOTAL:                                    204       $ 1,554,514,355        100.0%        5.821%
================================================================================================

--------------------------------------------------------------------------------------------------------
                                         WEIGHTED                    WEIGHTED       WEIGHTED   WEIGHTED
                                          AVERAGE     WEIGHTED        AVERAGE        AVERAGE    AVERAGE
                                        REMAINING      AVERAGE           DSCR   CUT-OFF DATE    BALLOON
REMAINING AMORTIZATION TERM (MOS.)    TERM (MOS.)     DSCR (X)   AFTER IO (X)        LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------

BALLOON
       Interest Only                         117         1.88           1.88          60.9        60.9
       121 - 180                              91         1.52           1.52          52.2        32.0
       181 - 240                             116         1.56           1.56          62.1        41.0
       241 - 300                             105         1.61           1.46          63.6        53.5
       301 - 360                             118         1.73           1.62          64.3        56.6
--------------------------------------------------------------------------------------------------------
SUBTOTAL:                                    116         1.79X          1.72X         62.5%       58.0%

FULLY AMORTIZING LOANS
       121 - 180                             176         2.65           2.65          20.6         0.5
       181 - 240                             239         1.13           1.13          57.0         1.1
--------------------------------------------------------------------------------------------------------
SUBTOTAL:                                    230         1.34X          1.34X         51.8%      100.0%
--------------------------------------------------------------------------------------------------------
TOTAL:                                       117         1.79X          1.72X         62.4%       57.6%
========================================================================================================

Minimum: 176 mos.
Maximum: 360 mos.
Weighted Average: 341 mos.

                                      I-5

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------
                                                                        PERCENT BY     WEIGHTED
                                                          AGGREGATE      AGGREGATE      AVERAGE
                                       NUMBER OF      CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
DEBT SERVICE COVERAGE RATIO (X)      MORTGAGE LOANS     BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------

<= 1.20                                     9            40,404,678          2.6         5.966
1.21 - 1.30                                33           288,431,191         18.6         5.843
1.31 - 1.40                                30           294,083,821         18.9         5.923
1.41 - 1.50                                19            82,396,962          5.3         5.929
1.51 - 1.60                                29           183,602,026         11.8         5.830
1.61 - 1.70                                 9           101,808,554          6.5         6.012
1.71 - 1.80                                18            91,843,061          5.9         5.944
1.81 <=                                    57           471,944,063         30.4         5.643
------------------------------------------------------------------------------------------------
TOTAL:                                    204       $ 1,554,514,355        100.0%        5.821%
================================================================================================

--------------------------------------------------------------------------------------------------------
                                         WEIGHTED                    WEIGHTED       WEIGHTED   WEIGHTED
                                          AVERAGE     WEIGHTED        AVERAGE        AVERAGE    AVERAGE
                                        REMAINING      AVERAGE           DSCR   CUT-OFF DATE    BALLOON
DEBT SERVICE COVERAGE RATIO (X)       TERM (MOS.)     DSCR (X)   AFTER IO (X)        LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------

<= 1.20                                      146         1.15           1.15          70.1        48.0
1.21 - 1.30                                  118         1.25           1.25          71.6        68.6
1.31 - 1.40                                  116         1.36           1.29          67.8        63.4
1.41 - 1.50                                  118         1.46           1.31          71.0        63.9
1.51 - 1.60                                  116         1.56           1.49          65.2        57.2
1.61 - 1.70                                  101         1.64           1.44          65.9        61.3
1.71 - 1.80                                  113         1.75           1.70          60.3        54.7
1.81 <=                                      119         2.62           2.56          49.9        47.0
--------------------------------------------------------------------------------------------------------
TOTAL:                                       117         1.79X          1.72X         62.4%       57.6%
========================================================================================================

Minimum: 1.07x
Maximum: 7.88x
Weighted Average: 1.79x

DEBT SERVICE COVERAGE RATIOS POST IO

------------------------------------------------------------------------------------------------
                                                                        PERCENT BY     WEIGHTED
                                                          AGGREGATE      AGGREGATE      AVERAGE
DEBT SERVICE COVERAGE                  NUMBER OF      CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
RATIOS POST IO                       MORTGAGE LOANS     BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------

<= 1.20                                    13           132,414,678          8.5         5.790
1.21 - 1.30                                43           377,256,191         24.3         5.812
1.31 - 1.40                                32           261,773,821         16.8         6.076
1.41 - 1.50                                17            56,616,962          3.6         5.926
1.51 - 1.60                                26           154,157,026          9.9         5.909
1.61 - 1.70                                10            74,558,554          4.8         5.703
1.71 - 1.80                                14            85,793,061          5.5         5.975
1.81 <=                                    49           411,944,063         26.5         5.617
------------------------------------------------------------------------------------------------
TOTAL:                                    204       $ 1,554,514,355        100.0%        5.821%
================================================================================================

--------------------------------------------------------------------------------------------------------
                                         WEIGHTED                    WEIGHTED       WEIGHTED   WEIGHTED
                                          AVERAGE     WEIGHTED        AVERAGE        AVERAGE    AVERAGE
DEBT SERVICE COVERAGE                   REMAINING      AVERAGE           DSCR   CUT-OFF DATE    BALLOON
RATIOS POST IO                        TERM (MOS.)     DSCR (X)   AFTER IO (X)        LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------

<= 1.20                                      127         1.32           1.15          76.0        64.9
1.21 - 1.30                                  118         1.31           1.25          71.6        68.0
1.31 - 1.40                                  108         1.41           1.34          63.9        59.9
1.41 - 1.50                                  118         1.59           1.46          64.5        57.9
1.51 - 1.60                                  115         1.58           1.55          63.5        55.1
1.61 - 1.70                                  119         1.83           1.64          61.4        56.1
1.71 - 1.80                                  112         1.78           1.74          59.0        53.6
1.81 <=                                      120         2.71           2.69          48.9        46.4
--------------------------------------------------------------------------------------------------------
TOTAL:                                       117         1.79X          1.72X         62.4%       57.6%
========================================================================================================

Minimum: 1.07x
Maximum: 7.88x
Weighted Average: 1.72x

                                      I-6

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------
                                                                        PERCENT BY     WEIGHTED
                                                          AGGREGATE      AGGREGATE      AVERAGE
                                       NUMBER OF      CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
LOAN-TO-VALUE RATIO (%)              MORTGAGE LOANS     BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------

<=20.0                                      3            38,971,295          2.5         5.335
20.1 - 30.0                                 5            12,375,120          0.8         5.879
30.1 - 40.0                                 6            16,845,481          1.1         5.878
40.1 - 50.0                                29           138,037,276          8.9         5.961
50.1 - 60.0                                42           323,763,947         20.8         5.724
60.1 - 70.0                                71           599,574,439         38.6         5.878
70.1 - 80.0                                48           424,946,797         27.3         5.808
------------------------------------------------------------------------------------------------
TOTAL:                                    204       $ 1,554,514,355        100.0%        5.821%
================================================================================================

--------------------------------------------------------------------------------------------------------
                                         WEIGHTED                    WEIGHTED       WEIGHTED   WEIGHTED
                                          AVERAGE     WEIGHTED        AVERAGE        AVERAGE    AVERAGE
                                        REMAINING      AVERAGE           DSCR   CUT-OFF DATE    BALLOON
LOAN-TO-VALUE RATIO (%)               TERM (MOS.)     DSCR (X)   AFTER IO (X)        LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------

<=20.0                                       119         7.52           7.52          12.5        12.0
20.1 - 30.0                                  126         3.35           3.35          25.7        21.6
30.1 - 40.0                                  109         2.33           2.33          38.3        34.2
40.1 - 50.0                                  126         1.93           1.87          45.6        38.9
50.1 - 60.0                                  117         1.96           1.92          54.6        51.0
60.1 - 70.0                                  114         1.52           1.46          65.9        61.6
70.1 - 80.0                                  119         1.38           1.28          75.5        69.3
--------------------------------------------------------------------------------------------------------
TOTAL:                                       117         1.79X          1.72X         62.4%       57.6%
========================================================================================================

Minimum: 10.0%
Maximum: 80.0%
Weighted Average: 62.4%

BALLOON LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------
                                                                        PERCENT BY     WEIGHTED
                                                          AGGREGATE      AGGREGATE      AVERAGE
                                       NUMBER OF      CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
BALLOON LOAN-TO-VALUE RATIO (%)      MORTGAGE LOANS     BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------

0.0 - 10.0                                  4            24,448,223          1.6         5.860
10.1 - 20.0                                 3            25,976,794          1.7         5.282
20.1 - 30.0                                 5            19,816,434          1.3         5.911
30.1 - 40.0                                20            68,934,509          4.4         6.005
40.1 - 50.0                                40           194,309,299         12.5         5.782
50.1 - 60.0                                72           429,616,941         27.6         5.858
60.1 - 70.0                                49           577,048,955         37.1         5.826
70.1 - 80.0                                11           214,363,200         13.8         5.758
------------------------------------------------------------------------------------------------
TOTAL:                                    204       $ 1,554,514,355        100.0%        5.821%
================================================================================================

--------------------------------------------------------------------------------------------------------
                                         WEIGHTED                    WEIGHTED       WEIGHTED   WEIGHTED
                                          AVERAGE     WEIGHTED        AVERAGE        AVERAGE    AVERAGE
                                        REMAINING      AVERAGE           DSCR   CUT-OFF DATE    BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)       TERM (MOS.)     DSCR (X)   AFTER IO (X)        LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------

0.0 - 10.0                                   166         4.91           4.91          27.9         5.2
10.1 - 20.0                                  119         7.28           7.28          14.4        13.9
20.1 - 30.0                                  137         2.68           2.68          35.3        25.1
30.1 - 40.0                                  110         1.82           1.81          44.9        35.7
40.1 - 50.0                                  120         1.96           1.87          51.8        45.4
50.1 - 60.0                                  118         1.77           1.73          60.2        54.9
60.1 - 70.0                                  113         1.49           1.42          68.8        65.3
70.1 - 80.0                                  119         1.32           1.23          77.4        74.8
--------------------------------------------------------------------------------------------------------
TOTAL:                                       117         1.79X          1.72X         62.4%       57.6%
========================================================================================================

Minimum: 0.0%
Maximum: 80.0%
Weighted Average: 57.6%

                                      I-7

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)(3)

-------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                   JAN-07            JAN-08            JAN-09            JAN-10            JAN-11
-------------------------------------------------------------------------------------------------------------------------

Locked Out                                89.12%            89.07%            65.24%            58.41%            58.31%
Yield Maintenance Total                   10.88%            10.93%            34.77%            41.59%            41.69%
Open                                       0.00%             0.00%             0.00%             0.00%             0.00%
-------------------------------------------------------------------------------------------------------------------------
TOTALS                                   100.00%           100.00%           100.00%           100.00%           100.00%
-------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $1,554,514,355    $1,547,550,089    $1,540,163,655    $1,531,032,506    $1,520,332,740
% Initial Pool Balance                   100.00%            99.55%            99.08%            98.49%            97.80%
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                   JAN-12            JAN-13            JAN-14            JAN-15            JAN-16
-------------------------------------------------------------------------------------------------------------------------

Locked Out                                58.10%            57.97%            57.64%            57.46%            56.70%
Yield Maintenance Total                   41.90%            42.03%            42.36%            42.54%            39.34%
Open                                       0.00%             0.00%             0.00%             0.00%             3.96%
-------------------------------------------------------------------------------------------------------------------------
TOTALS                                   100.00%           100.00%           100.00%           100.00%           100.00%
-------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $1,481,428,245    $1,467,397,139    $1,369,580,302    $1,355,959,877    $1,338,969,880
% Initial Pool Balance                    95.30%            94.40%            88.10%            87.23%            86.13%
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                   JAN-17            JAN-18            JAN-19            JAN-20            JAN-21
-------------------------------------------------------------------------------------------------------------------------

Locked Out                                57.84%            58.08%            58.34%            58.64%            58.99%
Yield Maintenance Total                   42.16%            41.92%            41.66%            41.35%            41.01%
Open                                       0.00%             0.00%             0.00%             0.00%             0.00%
-------------------------------------------------------------------------------------------------------------------------
TOTALS                                   100.00%           100.00%           100.00%           100.00%           100.00%
-------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding            $33,438,592       $32,533,242       $31,567,921       $30,538,651       $29,443,996
% Initial Pool Balance                     2.15%             2.09%             2.03%             1.96%             1.89%
-------------------------------------------------------------------------------------------------------------------------

Notes:

(1)   The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus Supplement.

(2)   See Appendix II of the Free Writing Prospectus Supplement for a
      description of the Yield Maintenance.

(3)   YM3, YM1, YM, DEF/YM1 and DEF/YM loans have been modeled as Yield
      Maintenance.

                                       I-8

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

MORTGAGE LOAN SELLERS

------------------------------------------------------------------------------------------------
                                                                        PERCENT BY     WEIGHTED
                                                          AGGREGATE      AGGREGATE      AVERAGE
                                        NUMBER OF      CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
LOAN SELLER                          MORTGAGE LOANS     BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------

Wells Fargo Bank, National
 Association                               79           396,343,986         28.1         5.854
Bear Stearns Commercial
 Mortgage, Inc.                            26           382,247,782         27.1         5.729
Principal Commercial
 Funding II, LLC                           28           296,366,000         21.0         5.842
Morgan Stanley Mortgage
 Capital Inc.                              38           287,410,903         20.4         5.840
Principal Commercial Funding II,
 LLC / Morgan Stanley
 Mortgage Capital Inc.                      1            46,750,000          3.3         6.210
------------------------------------------------------------------------------------------------
TOTAL:                                    172       $ 1,409,118,671        100.0%        5.827%
================================================================================================

--------------------------------------------------------------------------------------------------------
                                         WEIGHTED                    WEIGHTED       WEIGHTED   WEIGHTED
                                          AVERAGE     WEIGHTED        AVERAGE        AVERAGE    AVERAGE
                                        REMAINING      AVERAGE           DSCR   CUT-OFF DATE    BALLOON
LOAN SELLER                           TERM (MOS.)     DSCR (X)   AFTER IO (X)        LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------

Wells Fargo Bank, National
 Association                                 117         1.58           1.49          67.5        58.9
Bear Stearns Commercial
 Mortgage, Inc.                              121         1.90           1.88          58.2        56.8
Principal Commercial
 Funding II, LLC                             121         1.39           1.35          69.6        65.8
Morgan Stanley Mortgage
 Capital Inc.                                107         2.16           2.05          55.7        50.9
Principal Commercial Funding II,
 LLC / Morgan Stanley
 Mortgage Capital Inc.                       118         1.34           1.34          66.5        66.5
-------------------------------------------------------------------------------------------------------
TOTAL:                                       117         1.74X          1.68X         63.0%       58.4%
=======================================================================================================

CUT-OFF DATE BALANCES

------------------------------------------------------------------------------------------------
                                                                        PERCENT BY     WEIGHTED
                                                          AGGREGATE      AGGREGATE      AVERAGE
                                        NUMBER OF      CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
CUT-OFF DATE BALANCE ($)             MORTGAGE LOANS     BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------

1 - 1,000,000                               5             4,843,649          0.3         6.361
1,000,001 - 2,000,000                      31            50,047,249          3.6         6.218
2,000,001 - 3,000,000                      39           100,079,136          7.1         6.002
3,000,001 - 4,000,000                      18            63,083,736          4.5         5.897
4,000,001 - 5,000,000                      15            67,605,599          4.8         6.014
5,000,001 - 6,000,000                       9            49,501,101          3.5         5.905
6,000,001 - 7,000,000                       4            26,980,494          1.9         5.963
7,000,001 - 8,000,000                       9            67,179,964          4.8         5.862
8,000,001 - 9,000,000                       6            51,542,251          3.7         5.831
9,000,001 - 10,000,000                      9            87,695,289          6.2         5.932
10,000,001 - 15,000,000                     9           114,681,734          8.1         5.724
15,000,001 - 20,000,000                     4            72,288,469          5.1         5.616
20,000,001 - 30,000,000                     5           115,815,000          8.2         5.756
30,000,001 <=                               9           537,775,000         38.2         5.750
------------------------------------------------------------------------------------------------
TOTAL:                                    172       $ 1,409,118,671        100.0%        5.827%
================================================================================================

--------------------------------------------------------------------------------------------------------
                                         WEIGHTED                    WEIGHTED       WEIGHTED   WEIGHTED
                                          AVERAGE     WEIGHTED        AVERAGE        AVERAGE    AVERAGE
                                        REMAINING      AVERAGE           DSCR   CUT-OFF DATE    BALLOON
CUT-OFF DATE BALANCE ($)              TERM (MOS.)     DSCR (X)   AFTER IO (X)        LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------

1 - 1,000,000                                118         1.51           1.51          51.6        40.7
1,000,001 - 2,000,000                        121         1.59           1.55          58.4        50.0
2,000,001 - 3,000,000                        115         1.63           1.56          60.1        52.8
3,000,001 - 4,000,000                        115         1.77           1.69          56.5        47.9
4,000,001 - 5,000,000                        132         1.76           1.70          57.5        44.6
5,000,001 - 6,000,000                        125         1.44           1.42          67.7        57.0
6,000,001 - 7,000,000                        132         1.73           1.60          55.0        45.6
7,000,001 - 8,000,000                        117         1.55           1.52          65.1        57.8
8,000,001 - 9,000,000                        118         1.70           1.70          64.2        51.8
9,000,001 - 10,000,000                       118         2.38           2.29          56.6        52.9
10,000,001 - 15,000,000                      103         1.60           1.57          64.3        60.5
15,000,001 - 20,000,000                      118         2.85           2.78          54.9        51.3
20,000,001 - 30,000,000                      119         1.78           1.73          61.0        59.4
30,000,001 <=                                116         1.59           1.51          67.4        66.0
--------------------------------------------------------------------------------------------------------
TOTAL:                                       117         1.74X          1.68X         63.0%       58.4%
========================================================================================================

Minimum: $897,173
Maximum: $95,200,000
Weighted Average: $8,192,550

                                       I-9

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

STATES

------------------------------------------------------------------------------------------------
                                                                        PERCENT BY     WEIGHTED
                                        NUMBER OF         AGGREGATE      AGGREGATE      AVERAGE
                                        MORTGAGED      CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
STATE                                  PROPERTIES       BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------

California - Southern                      25           224,858,985         16.0         5.748
California - Northern                      12            88,805,245          6.3         6.136
New York                                   12           125,482,358          8.9         5.759
South Carolina                              2            99,238,579          7.0         5.654
Texas                                      23            95,459,535          6.8         5.974
Florida                                     9            93,988,141          6.7         5.907
New Jersey                                  5            81,664,205          5.8         5.673
Nevada                                      5            74,176,249          5.3         5.732
Illinois                                    5            64,180,409          4.6         5.611
District of Columbia                        1            55,000,000          3.9         5.927
Michigan                                    6            43,937,259          3.1         5.548
North Carolina                              4            33,073,829          2.3         5.694
Washington                                  7            29,369,756          2.1         6.183
Arizona                                     7            28,912,771          2.1         6.013
Georgia                                     6            27,871,080          2.0         6.005
Minnesota                                   6            27,089,077          1.9         5.935
Indiana                                     2            24,389,135          1.7         5.746
Pennsylvania                                6            23,998,805          1.7         5.951
Ohio                                        6            23,036,645          1.6         6.047
Alaska                                      3            19,016,610          1.3         5.465
Maryland                                    4            18,641,208          1.3         5.909
Kentucky                                    2            17,925,000          1.3         5.890
Kansas                                      2            16,950,000          1.2         5.947
Tennessee                                   3            13,408,760          1.0         5.835
Virginia                                    2            12,470,571          0.9         6.037
Oregon                                      2            10,392,000          0.7         5.675
Wisconsin                                   2             8,788,235          0.6         5.994
New Mexico                                  3             6,671,306          0.5         6.398
Connecticut                                 2             6,638,570          0.5         6.160
Colorado                                    1             4,985,867          0.4         5.750
Idaho                                       2             4,614,811          0.3         6.175
Mississippi                                 1             1,677,705          0.1         6.270
West Virginia                               1             1,407,211          0.1         5.930
Nebraska                                    1               998,751          0.1         6.110
------------------------------------------------------------------------------------------------
TOTAL:                                    180       $ 1,409,118,671        100.0%        5.827%
================================================================================================

--------------------------------------------------------------------------------------------------------
                                         WEIGHTED                    WEIGHTED       WEIGHTED   WEIGHTED
                                          AVERAGE     WEIGHTED        AVERAGE        AVERAGE    AVERAGE
                                        REMAINING      AVERAGE           DSCR   CUT-OFF DATE    BALLOON
STATE                                 TERM (MOS.)     DSCR (X)   AFTER IO (X)        LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------

California - Southern                        117         1.80           1.79          60.9        58.9
California - Northern                        104         1.58           1.40          64.0        56.4
New York                                     120         3.00           2.99          46.2        42.5
South Carolina                               119         1.24           1.24          69.2        68.8
Texas                                        117         1.78           1.68          62.7        58.1
Florida                                      119         1.35           1.35          73.9        71.8
New Jersey                                   119         1.81           1.80          63.5        61.4
Nevada                                       120         1.42           1.23          75.8        70.1
Illinois                                     119         1.53           1.30          70.3        64.4
District of Columbia                         116         1.34           1.34          55.0        55.0
Michigan                                     118         1.86           1.82          58.8        49.2
North Carolina                               119         1.57           1.57          69.6        64.8
Washington                                   117         1.74           1.63          51.8        43.5
Arizona                                      119         1.50           1.44          62.4        54.2
Georgia                                      117         1.66           1.66          64.8        54.9
Minnesota                                     96         1.34           1.28          68.5        62.5
Indiana                                      118         1.39           1.18          77.4        68.9
Pennsylvania                                 118         1.77           1.69          61.8        58.5
Ohio                                         118         1.73           1.69          61.4        56.0
Alaska                                        72         2.07           2.07          57.1        55.8
Maryland                                     138         1.84           1.84          49.2        38.2
Kentucky                                     120         2.03           1.76          57.6        49.1
Kansas                                       117         1.66           1.47          64.1        61.2
Tennessee                                    119         1.56           1.56          74.9        61.9
Virginia                                     118         1.43           1.43          72.1        63.6
Oregon                                       120         2.17           2.17          56.6        49.3
Wisconsin                                    118         1.23           1.23          73.4        62.4
New Mexico                                   133         1.81           1.62          51.7        45.1
Connecticut                                  200         1.54           1.54          56.8        11.8
Colorado                                      81         1.74           1.74          49.3        44.5
Idaho                                        116         1.50           1.33          56.6        50.4
Mississippi                                  119         1.28           1.28          74.2        63.6
West Virginia                                119         1.36           1.36          70.0        59.4
Nebraska                                     119         1.40           1.40          57.4        44.8
--------------------------------------------------------------------------------------------------------
TOTAL:                                       117         1.74X          1.68X         63.0%       58.4%
========================================================================================================

                                      I-10

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

PROPERTY TYPES

------------------------------------------------------------------------------------------------
                                                                        PERCENT BY     WEIGHTED
                                        NUMBER OF         AGGREGATE      AGGREGATE      AVERAGE
                                        MORTGAGED      CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
PROPERTY TYPE                          PROPERTIES       BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------

Retail
     Anchored                              26           436,193,290         31.0         5.721
     Free Standing                         27            81,917,785          5.8         6.045
     Unanchored                            23            72,513,195          5.1         6.056
     Shadow Anchored                       18            48,833,921          3.5         6.020
     Big Box                                1             5,240,000          0.4         5.950
------------------------------------------------------------------------------------------------
          SUBTOTAL:                        95       $   644,698,191         45.8%        5.824%
                                       ---------------------------------------------------------
Office
     Urban                                  4           122,223,278          8.7         6.084
     Suburban                               9            56,284,726          4.0         5.923
     Medical                                2            48,253,388          3.4         6.220
------------------------------------------------------------------------------------------------
          SUBTOTAL:                        15       $   226,761,392         16.1%        6.073%
                                       ---------------------------------------------------------
Hospitality
     Full Service                           5           146,419,939         10.4         5.477
     Limited Service                       10            57,777,575          4.1         5.925
     Extended Stay                          1            11,600,000          0.8         5.927
------------------------------------------------------------------------------------------------
          SUBTOTAL:                        16       $   215,797,513         15.3%        5.621%
                                       ---------------------------------------------------------
Multifamily
     Garden                                 5            51,400,000          3.6         5.604
     High Rise                              2            25,000,000          1.8         5.254
------------------------------------------------------------------------------------------------
          SUBTOTAL:                         7       $    76,400,000          5.4%        5.489%
                                       ---------------------------------------------------------
Industrial/Warehouse
     Warehouse                              8            29,530,112          2.1         6.001
     Flex Industrial                        5            22,575,199          1.6         6.151
     Light Industrial                       7            17,466,484          1.2         6.012
------------------------------------------------------------------------------------------------
          SUBTOTAL:                        20       $    69,571,794          4.9%        6.052%
                                       ---------------------------------------------------------
Other
     Leased Fee                             3            41,192,265          2.9         5.986
     Parking Garage                         1            11,000,000          0.8         5.837
------------------------------------------------------------------------------------------------
          SUBTOTAL:                         4       $    52,192,265          3.7%        5.954%
                                       ---------------------------------------------------------
Self Storage
     Self Storage                          15            51,679,264          3.7         6.013
------------------------------------------------------------------------------------------------
          SUBTOTAL:                        15       $    51,679,264          3.7%        6.013%
                                       ---------------------------------------------------------
Mixed Use
     Retail/Multifamily                     1            25,000,000          1.8         5.745
     Office/Industrial                      2            12,819,704          0.9         5.867
     Retail/Office                          1             1,818,472          0.1         5.950
------------------------------------------------------------------------------------------------
          SUBTOTAL:                         4       $    39,638,175          2.8%        5.794%
                                       ---------------------------------------------------------
Manufactured Housing
     Manufactured Housing Community         4            32,380,076          2.3         5.359
------------------------------------------------------------------------------------------------
          SUBTOTAL:                         4       $    32,380,076          2.3%        5.359%
------------------------------------------------------------------------------------------------
TOTAL                                     180       $ 1,409,118,671        100.0%        5.827%
================================================================================================

--------------------------------------------------------------------------------------------------------
                                         WEIGHTED                    WEIGHTED       WEIGHTED   WEIGHTED
                                          AVERAGE     WEIGHTED        AVERAGE        AVERAGE    AVERAGE
                                        REMAINING      AVERAGE           DSCR   CUT-OFF DATE    BALLOON
PROPERTY TYPE                         TERM (MOS.)     DSCR (X)   AFTER IO (X)        LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------

Retail
     Anchored                                118         1.46           1.37          70.7        67.6
     Free Standing                           126         1.50           1.47          63.7        55.1
     Unanchored                              124         1.63           1.51          59.5        50.7
     Shadow Anchored                         126         1.60           1.47          61.0        53.3
     Big Box                                 119         1.24           1.24          80.0        80.0
--------------------------------------------------------------------------------------------------------
          SUBTOTAL:                          120         1.50X          1.40X         67.9%       63.1%
                                      ------------------------------------------------------------------
Office
     Urban                                    97         1.50           1.37          61.0        58.4
     Suburban                                119         1.87           1.79          54.4        48.7
     Medical                                 120         1.38           1.38          65.1        64.4
--------------------------------------------------------------------------------------------------------
          SUBTOTAL:                          107         1.57X          1.48X         60.2%       57.3%
                                      ------------------------------------------------------------------
Hospitality
     Full Service                            119         2.21           2.21          59.3        57.3
     Limited Service                         119         1.71           1.71          69.5        57.2
     Extended Stay                           120         1.71           1.71          75.8        64.3
--------------------------------------------------------------------------------------------------------
          SUBTOTAL:                          119         2.05X          2.05X         62.9%       57.6%
                                      ------------------------------------------------------------------
Multifamily
     Garden                                  119         1.32           1.32          68.7        68.7
     High Rise                               119         7.48           7.48          14.0        14.0
--------------------------------------------------------------------------------------------------------
          SUBTOTAL:                          119         3.34X          3.34X         50.8%       50.8%
                                      ------------------------------------------------------------------
Industrial/Warehouse
     Warehouse                               113         1.71           1.69          61.1        53.3
     Flex Industrial                         117         1.55           1.51          60.9        50.8
     Light Industrial                        118         1.56           1.56          63.8        57.4
--------------------------------------------------------------------------------------------------------
          SUBTOTAL:                          115         1.62X          1.60X         61.7%       53.5%
                                      ------------------------------------------------------------------
Other
     Leased Fee                              132         2.03           2.03          48.2        47.3
     Parking Garage                           81         1.79           1.79          55.6        55.6
--------------------------------------------------------------------------------------------------------
          SUBTOTAL:                          121         1.98X          1.98X         49.8%       49.0%
                                      ------------------------------------------------------------------
Self Storage
     Self Storage                            103         1.59           1.58          56.3        44.5
--------------------------------------------------------------------------------------------------------
          SUBTOTAL:                          103         1.59X          1.58X         56.3%       44.5%
                                      ------------------------------------------------------------------
Mixed Use
     Retail/Multifamily                      120         1.54           1.54          63.5        63.5
     Office/Industrial                       120         2.08           1.70          48.6        41.6
     Retail/Office                           119         2.69           2.69          39.6        33.7
--------------------------------------------------------------------------------------------------------
          SUBTOTAL:                          120         1.77X          1.65X         57.6%       55.1%
                                      ------------------------------------------------------------------
Manufactured Housing
     Manufactured Housing Community          112         1.95           1.94          55.0        46.6
--------------------------------------------------------------------------------------------------------
          SUBTOTAL:                          112         1.95X          1.94X         55.0%       46.6%
--------------------------------------------------------------------------------------------------------
TOTAL                                        117         1.74X          1.68X         63.0%       58.4%
========================================================================================================

                                      I-11

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

MORTGAGE RATES

------------------------------------------------------------------------------------------------
                                                                        PERCENT BY     WEIGHTED
                                                          AGGREGATE      AGGREGATE      AVERAGE
                                        NUMBER OF      CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
MORTGAGE RATE (%)                    MORTGAGE LOANS     BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------

5.001 - 5.500                              11           202,252,616         14.4         5.344
5.501 - 6.000                              93           878,230,219         62.3         5.783
6.001 - 6.500                              61           315,806,915         22.4         6.221
6.501 - 7.000                               6            11,230,986          0.8         6.588
7.001 - 7.500                               1             1,597,935          0.1         7.470
------------------------------------------------------------------------------------------------
TOTAL:                                    172       $ 1,409,118,671        100.0%        5.827%
================================================================================================

--------------------------------------------------------------------------------------------------------
                                         WEIGHTED                    WEIGHTED       WEIGHTED   WEIGHTED
                                          AVERAGE     WEIGHTED        AVERAGE        AVERAGE    AVERAGE
                                        REMAINING      AVERAGE           DSCR   CUT-OFF DATE    BALLOON
MORTGAGE RATE (%)                     TERM (MOS.)     DSCR (X)   AFTER IO (X)        LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------

5.001 - 5.500                                114         2.80           2.74          53.5        51.1
5.501 - 6.000                                117         1.58           1.51          64.8        61.0
6.001 - 6.500                                118         1.51           1.45          64.1        56.3
6.501 - 7.000                                124         1.51           1.51          59.7        47.4
7.001 - 7.500                                178         1.73           1.73          43.7        34.2
--------------------------------------------------------------------------------------------------------
TOTAL:                                       117         1.74X          1.68X         63.0%       58.4%
========================================================================================================

Minimum: 5.200%
Maximum: 7.470%
Weighted Average: 5.827%

ORIGINAL TERMS TO STATED MATURITY

------------------------------------------------------------------------------------------------
                                                                        PERCENT BY     WEIGHTED
                                                          AGGREGATE      AGGREGATE      AVERAGE
ORIGINAL TERM TO                       NUMBER OF      CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
STATED MATURITY (MOS.)               MORTGAGE LOANS     BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------

1 - 60                                      3            27,543,200          2.0         5.590
61 - 120                                  162         1,347,073,892         95.6         5.818
121 - 180                                   5            25,528,039          1.8         6.362
181 - 240                                   2             8,973,540          0.6         6.337
------------------------------------------------------------------------------------------------
TOTAL:                                    172       $ 1,409,118,671        100.0%        5.827%
================================================================================================

--------------------------------------------------------------------------------------------------------
                                         WEIGHTED                    WEIGHTED       WEIGHTED   WEIGHTED
                                          AVERAGE     WEIGHTED        AVERAGE        AVERAGE    AVERAGE
ORIGINAL TERM TO                        REMAINING      AVERAGE           DSCR   CUT-OFF DATE    BALLOON
STATED MATURITY (MOS.)                TERM (MOS.)     DSCR (X)   AFTER IO (X)        LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------

1 - 60                                        58         1.64           1.64          64.5        64.1
61 - 120                                     116         1.74           1.68          63.2        58.9
121 - 180                                    175         1.86           1.86          52.2        42.4
181 - 240                                    239         1.13           1.13          57.0         1.1
--------------------------------------------------------------------------------------------------------
TOTAL:                                       117         1.74X          1.68X         63.0%       58.4%
========================================================================================================

Minimum: 60 mos.
Maximum: 240 mos.
Weighted Average: 118 mos.

REMAINING TERMS TO STATED MATURITY

------------------------------------------------------------------------------------------------
                                                                        PERCENT BY     WEIGHTED
                                                          AGGREGATE      AGGREGATE      AVERAGE
REMAINING TERM TO                      NUMBER OF      CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
STATED MATURITY (MOS.)               MORTGAGE LOANS     BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------

1 - 60                                      3            27,543,200          2.0         5.590
61 - 120                                  162         1,347,073,892         95.6         5.818
121 - 180                                   5            25,528,039          1.8         6.362
181 - 240                                   2             8,973,540          0.6         6.337
------------------------------------------------------------------------------------------------
TOTAL:                                    172       $ 1,409,118,671        100.0%        5.827%
================================================================================================

--------------------------------------------------------------------------------------------------------
                                         WEIGHTED                    WEIGHTED       WEIGHTED   WEIGHTED
                                          AVERAGE     WEIGHTED        AVERAGE        AVERAGE    AVERAGE
REMAINING TERM TO                       REMAINING      AVERAGE           DSCR   CUT-OFF DATE    BALLOON
STATED MATURITY (MOS.)                TERM (MOS.)     DSCR (X)   AFTER IO (X)        LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------

1 - 60                                        58         1.64           1.64          64.5        64.1
61 - 120                                     116         1.74           1.68          63.2        58.9
121 - 180                                    175         1.86           1.86          52.2        42.4
181 - 240                                    239         1.13           1.13          57.0         1.1
--------------------------------------------------------------------------------------------------------
TOTAL:                                       117         1.74X          1.68X         63.0%       58.4%
========================================================================================================

Minimum: 56 mos.
Maximum: 239 mos.
Weighted Average: 117 mos.

                                      I-12

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

ORIGINAL AMORTIZATION TERMS

------------------------------------------------------------------------------------------------
                                                                        PERCENT BY     WEIGHTED
                                                          AGGREGATE      AGGREGATE      AVERAGE
                                       NUMBER OF      CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
ORIGINAL AMORTIZATION TERM (MOS.)    MORTGAGE LOANS     BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------

BALLOON LOANS
       Interest Only                       37           705,657,000         50.1         5.738
       121 - 180                            3            17,353,247          1.2         5.916
       181 - 240                            1             1,689,135          0.1         5.760
       241 - 300                           21           142,950,479         10.1         6.178
       301 - 360                          107           530,991,881         37.7         5.836
------------------------------------------------------------------------------------------------
SUBTOTAL:                                 169       $ 1,398,641,743         99.3%        5.823%

FULLY AMORTIZING LOANS
       121 - 180                            1             1,503,388          0.1         6.540
       181 - 240                            2             8,973,540          0.6         6.337
------------------------------------------------------------------------------------------------
SUBTOTAL:                                   3       $    10,476,928          0.7%        6.366%
------------------------------------------------------------------------------------------------
TOTAL:                                    172       $ 1,409,118,671        100.0%        5.827%
================================================================================================

--------------------------------------------------------------------------------------------------------
                                         WEIGHTED                    WEIGHTED       WEIGHTED   WEIGHTED
                                          AVERAGE     WEIGHTED        AVERAGE        AVERAGE    AVERAGE
                                        REMAINING      AVERAGE           DSCR   CUT-OFF DATE    BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)     TERM (MOS.)     DSCR (X)   AFTER IO (X)        LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------

BALLOON LOANS
       Interest Only                         117         1.88           1.88          61.3        61.3
       121 - 180                              91         1.52           1.52          52.2        32.0
       181 - 240                             117         1.57           1.57          51.2        33.7
       241 - 300                             105         1.61           1.46          63.6        53.5
       301 - 360                             119         1.60           1.48          65.7        58.0
--------------------------------------------------------------------------------------------------------
SUBTOTAL:                                    116         1.74X          1.68X         63.1%       58.8%

FULLY AMORTIZING LOANS
       121 - 180                             176         2.65           2.65          20.6         0.5
       181 - 240                             239         1.13           1.13          57.0         1.1
--------------------------------------------------------------------------------------------------------
SUBTOTAL:                                    230         1.34X          1.34X         51.8%      100.0%
--------------------------------------------------------------------------------------------------------
TOTAL:                                       117         1.74X          1.68X         63.0%       58.4%
========================================================================================================

Minimum: 180 mos.
Maximum: 360 mos.
Weighted Average: 340 mos.

REMAINING AMORTIZATION TERMS

------------------------------------------------------------------------------------------------
                                                                        PERCENT BY     WEIGHTED
                                                          AGGREGATE      AGGREGATE      AVERAGE
                                       NUMBER OF      CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
REMAINING AMORTIZATION TERM (MOS.)   MORTGAGE LOANS     BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------

BALLOON
       Interest Only                       37           705,657,000         50.1         5.738
       121 - 180                            3            17,353,247          1.2         5.916
       181 - 240                            1             1,689,135          0.1         5.760
       241 - 300                           21           142,950,479         10.1         6.178
       301 - 360                          107           530,991,881         37.7         5.836
------------------------------------------------------------------------------------------------
SUBTOTAL:                                 169       $ 1,398,641,743         99.3%        5.823%

FULLY AMORTIZING LOANS
       121 - 180                            1             1,503,388          0.1         6.540
       181 - 240                            2             8,973,540          0.6         6.337
------------------------------------------------------------------------------------------------
SUBTOTAL:                                   3       $    10,476,928          0.7%        6.366%
------------------------------------------------------------------------------------------------
TOTAL:                                    172       $ 1,409,118,671        100.0%        5.827%
================================================================================================

--------------------------------------------------------------------------------------------------------
                                         WEIGHTED                    WEIGHTED       WEIGHTED   WEIGHTED
                                          AVERAGE     WEIGHTED        AVERAGE        AVERAGE    AVERAGE
                                        REMAINING      AVERAGE           DSCR   CUT-OFF DATE    BALLOON
REMAINING AMORTIZATION TERM (MOS.)    TERM (MOS.)     DSCR (X)   AFTER IO (X)        LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------

BALLOON
       Interest Only                         117         1.88           1.88          61.3        61.3
       121 - 180                              91         1.52           1.52          52.2        32.0
       181 - 240                             117         1.57           1.57          51.2        33.7
       241 - 300                             105         1.61           1.46          63.6        53.5
       301 - 360                             119         1.60           1.48          65.7        58.0
--------------------------------------------------------------------------------------------------------
SUBTOTAL:                                    116         1.74X          1.68X         63.1%       58.8%

FULLY AMORTIZING LOANS
       121 - 180                             176         2.65           2.65          20.6         0.5
       181 - 240                             239         1.13           1.13          57.0         1.1
--------------------------------------------------------------------------------------------------------
SUBTOTAL:                                    230         1.34X          1.34X         51.8%      100.0%
--------------------------------------------------------------------------------------------------------
TOTAL:                                       117         1.74X          1.68X         63.0%       58.4%
========================================================================================================

Minimum: 176 mos
Maximum: 360 mos.
Weighted Average: 339 mos.

                                      I-13

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------
                                                                        PERCENT BY     WEIGHTED
                                                          AGGREGATE      AGGREGATE      AVERAGE
                                       NUMBER OF      CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
DEBT SERVICE COVERAGE RATIO (X)      MORTGAGE LOANS     BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------

<= 1.20                                     5            27,667,382          2.0         6.048
1.21 - 1.30                                31           283,263,037         20.1         5.836
1.31 - 1.40                                27           278,793,991         19.8         5.933
1.41 - 1.50                                15            63,038,076          4.5         5.906
1.51 - 1.60                                23           167,371,926         11.9         5.828
1.61 - 1.70                                 5            91,095,333          6.5         6.025
1.71 - 1.80                                17            90,146,348          6.4         5.947
1.81 <=                                    49           407,742,577         28.9         5.648
------------------------------------------------------------------------------------------------
TOTAL:                                    172       $ 1,409,118,671        100.0%        5.827%
================================================================================================

--------------------------------------------------------------------------------------------------------
                                         WEIGHTED                    WEIGHTED       WEIGHTED   WEIGHTED
                                          AVERAGE     WEIGHTED        AVERAGE        AVERAGE    AVERAGE
                                        REMAINING      AVERAGE           DSCR   CUT-OFF DATE    BALLOON
DEBT SERVICE COVERAGE RATIO (X)       TERM (MOS.)     DSCR (X)   AFTER IO (X)        LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------

<= 1.20                                      158         1.15           1.15          70.4        43.1
1.21 - 1.30                                  119         1.25           1.25          71.7        68.8
1.31 - 1.40                                  115         1.36           1.28          67.8        63.5
1.41 - 1.50                                  118         1.46           1.33          69.7        62.9
1.51 - 1.60                                  116         1.56           1.49          65.0        57.6
1.61 - 1.70                                   98         1.63           1.41          67.3        63.1
1.71 - 1.80                                  112         1.74           1.69          60.1        54.6
1.81 <=                                      119         2.51           2.46          50.9        48.1
--------------------------------------------------------------------------------------------------------
TOTAL:                                       117         1.74X          1.68X         63.0%       58.4%
========================================================================================================

Minimum: 1.07x
Maximum: 7.88x
Weighted Average: 1.74x

DEBT SERVICE COVERAGE RATIOS POST IO

------------------------------------------------------------------------------------------------
                                                                        PERCENT BY     WEIGHTED
                                                          AGGREGATE      AGGREGATE      AVERAGE
DEBT SERVICE COVERAGE                  NUMBER OF      CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
RATIOS POST IO (X)                   MORTGAGE LOANS     BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------

<= 1.20                                     9           119,677,382          8.5         5.790
1.21 - 1.30                                38           353,988,037         25.1         5.796
1.31 - 1.40                                27           243,183,991         17.3         6.098
1.41 - 1.50                                16            55,358,076          3.9         5.930
1.51 - 1.60                                22           141,226,926         10.0         5.919
1.61 - 1.70                                 5            42,845,333          3.0         5.656
1.71 - 1.80                                13            84,096,348          6.0         5.980
1.81 <=                                    42           368,742,577         26.2         5.622
------------------------------------------------------------------------------------------------
TOTAL:                                    172       $ 1,409,118,671        100.0%        5.827%
================================================================================================

--------------------------------------------------------------------------------------------------------
                                         WEIGHTED                    WEIGHTED       WEIGHTED   WEIGHTED
                                          AVERAGE     WEIGHTED        AVERAGE        AVERAGE    AVERAGE
DEBT SERVICE COVERAGE                   REMAINING      AVERAGE           DSCR   CUT-OFF DATE    BALLOON
RATIOS POST IO (X)                     TERM (MOS.)     DSCR (X)   AFTER IO (X)        LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------

<= 1.20                                      128         1.34           1.15          76.7        65.5
1.21 - 1.30                                  119         1.30           1.25          71.5        68.1
1.31 - 1.40                                  107         1.41           1.34          63.8        60.0
1.41 - 1.50                                  118         1.59           1.45          64.5        58.0
1.51 - 1.60                                  115         1.58           1.55          63.1        55.1
1.61 - 1.70                                  119         1.80           1.64          61.9        58.4
1.71 - 1.80                                  112         1.78           1.74          58.7        53.5
1.81 <=                                      119         2.57           2.55          50.6        48.1
--------------------------------------------------------------------------------------------------------
TOTAL:                                       117         1.74X          1.68X         63.0%       58.4%
========================================================================================================

Minimum: 1.07x
Maximum: 7.88x
Weighted Average: 1.68x

                                      I-14

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------
                                                                        PERCENT BY     WEIGHTED
                                                          AGGREGATE      AGGREGATE      AVERAGE
                                       NUMBER OF      CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
LOAN-TO-VALUE RATIO (%)              MORTGAGE LOANS     BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------

<=20.0                                      2            25,000,000          1.8         5.254
20.1 - 30.0                                 5            12,375,120          0.9         5.879
30.1 - 40.0                                 4             9,503,296          0.7         5.924
40.1 - 50.0                                23           113,555,622          8.1         5.973
50.1 - 60.0                                39           314,975,942         22.4         5.730
60.1 - 70.0                                60           548,186,041         38.9         5.894
70.1 - 80.0                                39           385,522,650         27.4         5.800
------------------------------------------------------------------------------------------------
TOTAL:                                    172       $ 1,409,118,671        100.0%        5.827%
================================================================================================

--------------------------------------------------------------------------------------------------------
                                         WEIGHTED                    WEIGHTED       WEIGHTED   WEIGHTED
                                          AVERAGE     WEIGHTED        AVERAGE        AVERAGE    AVERAGE
                                        REMAINING      AVERAGE           DSCR   CUT-OFF DATE    BALLOON
LOAN-TO-VALUE RATIO (%)               TERM (MOS.)     DSCR (X)   AFTER IO (X)        LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------

<=20.0                                       119         7.48           7.48          14.0        14.0
20.1 - 30.0                                  126         3.35           3.35          25.7        21.6
30.1 - 40.0                                  118         2.30           2.30          37.7        32.0
40.1 - 50.0                                  125         1.94           1.87          45.6        37.9
50.1 - 60.0                                  117         1.96           1.92          54.6        51.1
60.1 - 70.0                                  113         1.51           1.46          66.0        62.1
70.1 - 80.0                                  119         1.38           1.28          75.6        69.7
--------------------------------------------------------------------------------------------------------
TOTAL:                                       117         1.74X          1.68X         63.0%       58.4%
========================================================================================================

Minimum: 11.3%
Maximum: 80.0%
Weighted Average: 63.0%

BALLOON LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------
                                                                        PERCENT BY     WEIGHTED
                                                          AGGREGATE      AGGREGATE      AVERAGE
                                       NUMBER OF      CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
BALLOON LOAN-TO-VALUE RATIO (%)      MORTGAGE LOANS     BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------

0.0 - 10.0                                  3            10,476,928          0.7         6.366
10.1 - 20.0                                 3            25,976,794          1.8         5.282
20.1 - 30.0                                 5            19,816,434          1.4         5.911
30.1 - 40.0                                15            53,507,465          3.8         5.992
40.1 - 50.0                                35           168,656,995         12.0         5.805
50.1 - 60.0                                58           376,784,748         26.7         5.872
60.1 - 70.0                                43           541,836,106         38.5         5.826
70.1 - 80.0                                10           212,063,200         15.0         5.754
------------------------------------------------------------------------------------------------
TOTAL:                                    172       $ 1,409,118,671        100.0%        5.827%
================================================================================================

--------------------------------------------------------------------------------------------------------
                                         WEIGHTED                    WEIGHTED       WEIGHTED   WEIGHTED
                                          AVERAGE     WEIGHTED        AVERAGE        AVERAGE    AVERAGE
                                        REMAINING      AVERAGE           DSCR   CUT-OFF DATE    BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)       TERM (MOS.)     DSCR (X)   AFTER IO (X)        LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------

0.0 - 10.0                                   230         1.34           1.34          51.8         1.0
10.1 - 20.0                                  119         7.28           7.28          14.4        13.9
20.1 - 30.0                                  137         2.68           2.68          35.3        25.1
30.1 - 40.0                                  111         1.77           1.76          46.0        35.3
40.1 - 50.0                                  119         1.95           1.85          51.9        45.4
50.1 - 60.0                                  118         1.79           1.76          59.5        54.7
60.1 - 70.0                                  112         1.50           1.43          68.5        65.3
70.1 - 80.0                                  119         1.32           1.23          77.3        74.9
--------------------------------------------------------------------------------------------------------
TOTAL:                                       117         1.74X          1.68X         63.0%       58.4%
========================================================================================================

Minimum: 0.0%
Maximum: 80.0%
Weighted Average: 58.4%

                                      I-15

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)(3)

---------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                   JAN-07            JAN-08             JAN-09            JAN-10             JAN-11
---------------------------------------------------------------------------------------------------------------------------

Locked Out                                88.63%            88.58%             63.89%            57.30%             57.21%
Yield Maintenance Total                   11.37%            11.42%             36.11%            42.70%             42.79%
Open                                       0.00%             0.00%              0.00%             0.00%              0.00%
---------------------------------------------------------------------------------------------------------------------------
TOTALS                                   100.00%           100.00%            100.00%           100.00%            100.00%
---------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $1,409,118,671    $1,403,168,917     $1,396,867,861    $1,389,285,142     $1,380,318,339
% Initial Pool Balance                   100.00%            99.58%             99.13%            98.59%             97.96%
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                   JAN-12            JAN-13             JAN-14            JAN-15             JAN-16
---------------------------------------------------------------------------------------------------------------------------

Locked Out                                56.98%            56.85%             56.18%            56.00%             55.20%
Yield Maintenance Total                   43.02%            43.15%             43.83%            44.00%             40.43%
Open                                       0.00%             0.00%              0.00%             0.00%              4.37%
---------------------------------------------------------------------------------------------------------------------------
TOTALS                                   100.00%           100.00%            100.00%           100.00%            100.00%
---------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $1,343,251,138    $1,331,148,715     $1,240,946,660    $1,229,407,626     $1,214,624,042
% Initial Pool Balance                    95.33%            94.47%             88.07%            87.25%             86.20%
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                   JAN-17            JAN-18             JAN-19            JAN-20             JAN-21
---------------------------------------------------------------------------------------------------------------------------

Locked Out                                68.98%            69.64%             70.38%            71.24%             72.23%
Yield Maintenance Total                   31.02%            30.36%             29.62%            28.76%             27.77%
Open                                       0.00%             0.00%              0.00%             0.00%              0.00%
---------------------------------------------------------------------------------------------------------------------------
TOTALS                                   100.00%           100.00%            100.00%           100.00%            100.00%
---------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding            $28,038,592       $27,133,242        $26,167,921       $25,138,651        $24,043,996
% Initial Pool Balance                     1.99%             1.93%              1.86%             1.78%              1.71%
---------------------------------------------------------------------------------------------------------------------------

Notes:

(1)   The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus Supplement.

(2)   See Appendix II of the Free Writing Prospectus Supplement for a
      description of the Yield Maintenance.

(3)   YM3, YM1, YM, DEF/YM1 and DEF/YM loans have been modeled as Yield
      Maintenance.

                                      I-16

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

MORTGAGE LOAN SELLERS

------------------------------------------------------------------------------------------------
                                                                        PERCENT BY     WEIGHTED
                                                          AGGREGATE      AGGREGATE      AVERAGE
                                        NUMBER OF      CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
LOAN SELLER                          MORTGAGE LOANS     BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------

Wells Fargo Bank, National
 Association                               18            73,056,850         50.2         5.827
Morgan Stanley Mortgage Capital Inc.        3            34,171,295         23.5         5.683
Principal Commercial Funding II, LLC       10            32,767,539         22.5         5.724
Bear Stearns Commercial
 Mortgage, Inc.                             1             5,400,000          3.7         5.629
------------------------------------------------------------------------------------------------
TOTAL:                                     32       $   145,395,685        100.0%        5.763%
================================================================================================

--------------------------------------------------------------------------------------------------------
                                         WEIGHTED                    WEIGHTED       WEIGHTED   WEIGHTED
                                          AVERAGE     WEIGHTED        AVERAGE        AVERAGE    AVERAGE
                                        REMAINING      AVERAGE           DSCR   CUT-OFF DATE    BALLOON
LOAN SELLER                           TERM (MOS.)     DSCR (X)   AFTER IO (X)        LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------

Wells Fargo Bank, National
 Association                                 115         1.75           1.63          59.9        51.6
Morgan Stanley Mortgage Capital Inc.         118         3.95           3.86          46.3        42.5
Principal Commercial Funding II, LLC         119         1.59           1.59          64.1        56.2
Bear Stearns Commercial
 Mortgage, Inc.                              179         2.51           2.51          45.0        45.0
--------------------------------------------------------------------------------------------------------
TOTAL:                                       119         2.26X          2.18X         57.1%       50.3%
========================================================================================================

CUT-OFF DATE BALANCES

------------------------------------------------------------------------------------------------
                                                                        PERCENT BY     WEIGHTED
                                                          AGGREGATE      AGGREGATE      AVERAGE
                                        NUMBER OF      CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
CUT-OFF DATE BALANCE ($)             MORTGAGE LOANS     BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------

1,000,001 - 2,000,000                      10            17,042,566         11.7         6.090
2,000,001 - 3,000,000                       5            12,293,234          8.5         5.923
3,000,001 - 4,000,000                       4            13,166,183          9.1         5.820
4,000,001 - 5,000,000                       5            21,040,522         14.5         5.845
5,000,001 - 6,000,000                       2            10,888,005          7.5         5.408
6,000,001 - 7,000,000                       2            13,493,878          9.3         5.604
8,000,001 - 9,000,000                       1             9,000,000          6.2         5.600
10,000,001 - 15,000,000                     2            27,471,295         18.9         5.721
20,000,001 - 30,000,000                     1            21,000,000         14.4         5.695
------------------------------------------------------------------------------------------------
TOTAL:                                     32       $   145,395,685        100.0%        5.763%
================================================================================================

--------------------------------------------------------------------------------------------------------
                                         WEIGHTED                    WEIGHTED       WEIGHTED   WEIGHTED
                                          AVERAGE     WEIGHTED        AVERAGE        AVERAGE    AVERAGE
                                        REMAINING      AVERAGE           DSCR   CUT-OFF DATE    BALLOON
CUT-OFF DATE BALANCE ($)              TERM (MOS.)     DSCR (X)   AFTER IO (X)        LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------

1,000,001 - 2,000,000                        114         1.56           1.51          57.4        49.6
2,000,001 - 3,000,000                        118         1.43           1.35          74.4        64.7
3,000,001 - 4,000,000                        117         1.78           1.78          62.4        50.7
4,000,001 - 5,000,000                        111         1.53           1.53          56.8        48.5
5,000,001 - 6,000,000                        148         2.39           2.39          48.4        44.0
6,000,001 - 7,000,000                        119         1.35           1.35          69.7        63.7
8,000,001 - 9,000,000                        119         1.89           1.89          48.0        48.0
10,000,001 - 15,000,000                      118         4.59           4.47          42.0        37.3
20,000,001 - 30,000,000                      119         1.96           1.63          63.8        56.3
--------------------------------------------------------------------------------------------------------
TOTAL:                                       119         2.26X          2.18X         57.1%       50.3%
========================================================================================================

Minimum: $1,258,886
Maximum: $21,000,000
Weighted Average: $4,543,615

                                      I-17

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

STATES

------------------------------------------------------------------------------------------------
                                                                        PERCENT BY     WEIGHTED
                                        NUMBER OF         AGGREGATE      AGGREGATE      AVERAGE
                                        MORTGAGED      CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
STATE                                  PROPERTIES       BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------

Washington                                  5            35,300,000         24.3         5.726
New York                                    3            20,968,522         14.4         5.576
California - Southern                       3            15,092,457         10.4         5.618
California - Northern                       1             4,288,907          2.9         6.140
Missouri                                    2            15,298,408         10.5         5.944
Virginia                                    2             8,659,364          6.0         5.457
Nebraska                                    5             7,803,093          5.4         5.750
Ohio                                        2             6,964,584          4.8         5.826
Georgia                                     1             6,793,878          4.7         5.680
Arizona                                     2             6,138,980          4.2         6.101
Texas                                       2             6,067,504          4.2         5.975
Utah                                        1             3,200,000          2.2         5.750
Iowa                                        1             3,027,320          2.1         5.750
Michigan                                    1             2,300,000          1.6         6.160
Oregon                                      1             1,795,952          1.2         6.700
Louisiana                                   1             1,696,713          1.2         5.750
------------------------------------------------------------------------------------------------
TOTAL:                                     33       $   145,395,685        100.0%        5.763%
================================================================================================

--------------------------------------------------------------------------------------------------------
                                         WEIGHTED                    WEIGHTED       WEIGHTED   WEIGHTED
                                          AVERAGE     WEIGHTED        AVERAGE        AVERAGE    AVERAGE
                                        REMAINING      AVERAGE           DSCR   CUT-OFF DATE    BALLOON
STATE                                 TERM (MOS.)     DSCR (X)   AFTER IO (X)        LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------

Washington                                   119         1.91           1.69          58.3        52.8
New York                                     134         5.80           5.80          23.3        21.5
California - Southern                        119         1.22           1.22          65.6        59.7
California - Northern                        117         1.67           1.67          40.8        34.9
Missouri                                     118         1.51           1.30          73.5        65.5
Virginia                                     118         1.90           1.90          61.1        51.4
Nebraska                                     119         1.57           1.57          67.1        56.7
Ohio                                         118         1.41           1.41          73.5        62.2
Georgia                                      119         1.37           1.37          75.5        63.6
Arizona                                       82         1.85           1.85          40.9        37.1
Texas                                        116         1.52           1.44          71.7        54.8
Utah                                         118         2.64           2.64          39.4        39.4
Iowa                                         119         1.70           1.70          65.1        55.0
Michigan                                     117         1.42           1.22          76.7        69.6
Oregon                                       117         1.38           1.38          45.8        39.8
Louisiana                                    118         1.75           1.75          70.7        59.7
--------------------------------------------------------------------------------------------------------
TOTAL:                                       119         2.26X          2.18X         57.1%       50.3%
========================================================================================================

PROPERTY TYPES

------------------------------------------------------------------------------------------------
                                                                        PERCENT BY     WEIGHTED
                                        NUMBER OF         AGGREGATE      AGGREGATE      AVERAGE
                                        MORTGAGED      CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
PROPERTY TYPE                          PROPERTIES       BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------

Multifamily
    Garden                                 24            87,983,277         60.5         5.817
    Senior Housing                          1            21,000,000         14.4         5.695
    Mid Rise                                2            18,260,202         12.6         5.635
    Low Rise                                3             7,464,200          5.1         5.960
------------------------------------------------------------------------------------------------
        SUBTOTAL:                          30       $   134,707,679         92.6%        5.781%
                                      ----------------------------------------------------------
Manufactured Housing
    Manufactured Housing Community          3            10,688,005          7.4         5.532
------------------------------------------------------------------------------------------------
        SUBTOTAL:                           3       $    10,688,005          7.4%        5.532%
------------------------------------------------------------------------------------------------
TOTAL:                                     33       $   145,395,685        100.0%        5.763%
================================================================================================

--------------------------------------------------------------------------------------------------------
                                         WEIGHTED                    WEIGHTED       WEIGHTED   WEIGHTED
                                          AVERAGE     WEIGHTED        AVERAGE        AVERAGE    AVERAGE
                                        REMAINING      AVERAGE           DSCR   CUT-OFF DATE    BALLOON
PROPERTY TYPE                         TERM (MOS.)     DSCR (X)   AFTER IO (X)        LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------

Multifamily
    Garden                                   120         1.57           1.52          64.2        56.7
    Senior Housing                           119         1.96           1.63          63.8        56.3
    Mid Rise                                 118         6.20           6.20          17.2        14.6
    Low Rise                                 118         1.48           1.43          67.1        57.5
--------------------------------------------------------------------------------------------------------
        SUBTOTAL:                            119         2.25X          2.16X         57.9%       51.0%
                                     -------------------------------------------------------------------
Manufactured Housing
    Manufactured Housing Community           118         2.32           2.32          46.7        41.0
--------------------------------------------------------------------------------------------------------
        SUBTOTAL:                            118         2.32X          2.32X         46.7%       41.0%
--------------------------------------------------------------------------------------------------------
TOTAL:                                       119         2.26X          2.18X         57.1%       50.3%
========================================================================================================

                                      I-18

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

MORTGAGE RATES

------------------------------------------------------------------------------------------------
                                                                        PERCENT BY     WEIGHTED
                                                          AGGREGATE      AGGREGATE      AVERAGE
                                        NUMBER OF      CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
MORTGAGE RATE (%)                    MORTGAGE LOANS     BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------

5.001 - 5.500                               2            19,459,301         13.4         5.398
5.501 - 6.000                              21           106,357,503         73.2         5.743
6.001 - 6.500                               7            15,786,134         10.9         6.132
6.501 - 7.000                               2             3,792,747          2.6         6.637
------------------------------------------------------------------------------------------------
TOTAL:                                     32       $   145,395,685        100.0%        5.763%
================================================================================================

--------------------------------------------------------------------------------------------------------
                                         WEIGHTED                    WEIGHTED       WEIGHTED   WEIGHTED
                                          AVERAGE     WEIGHTED        AVERAGE        AVERAGE    AVERAGE
                                        REMAINING      AVERAGE           DSCR   CUT-OFF DATE    BALLOON
MORTGAGE RATE (%)                     TERM (MOS.)     DSCR (X)   AFTER IO (X)        LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------

5.001 - 5.500                                118         6.09           6.09          21.8        18.2
5.501 - 6.000                                120         1.69           1.60          63.7        56.3
6.001 - 6.500                                118         1.57           1.46          58.6        51.7
6.501 - 7.000                                 99         1.31           1.31          45.6        40.7
--------------------------------------------------------------------------------------------------------
TOTAL:                                       119         2.26X          2.18X         57.1%       50.3%
========================================================================================================

Minimum: 5.190%
Maximum: 6.700%
Weighted Average: 5.763%

ORIGINAL TERMS TO STATED MATURITY

------------------------------------------------------------------------------------------------
                                                                        PERCENT BY     WEIGHTED
                                                          AGGREGATE      AGGREGATE      AVERAGE
ORIGINAL TERM TO                       NUMBER OF      CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
STATED MATURITY (MOS.)               MORTGAGE LOANS     BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------

61 - 120                                   31           139,995,685         96.3         5.768
121 - 180                                   1             5,400,000          3.7         5.629
------------------------------------------------------------------------------------------------
TOTAL:                                     32       $   145,395,685        100.0%        5.763%
================================================================================================

--------------------------------------------------------------------------------------------------------
                                         WEIGHTED                    WEIGHTED       WEIGHTED   WEIGHTED
                                          AVERAGE     WEIGHTED        AVERAGE        AVERAGE    AVERAGE
ORIGINAL TERM TO                        REMAINING      AVERAGE           DSCR   CUT-OFF DATE    BALLOON
STATED MATURITY (MOS.)                TERM (MOS.)     DSCR (X)   AFTER IO (X)        LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------

61 - 120                                     117         2.25           2.16          57.6        50.5
121 - 180                                    179         2.51           2.51          45.0        45.0
--------------------------------------------------------------------------------------------------------
TOTAL:                                       119         2.26X          2.18X         57.1%       50.3%
========================================================================================================

Minimum: 84 mos.
Maximum: 180 mos.
Weighted Average: 121 mos.

REMAINING TERMS TO STATED MATURITY

------------------------------------------------------------------------------------------------
                                                                        PERCENT BY     WEIGHTED
                                                          AGGREGATE      AGGREGATE      AVERAGE
REMAINING TERM TO                      NUMBER OF       CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
STATED MATURITY (MOS.)               MORTGAGE LOANS     BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------

61 - 120                                   31           139,995,685         96.3         5.768
121 - 180                                   1             5,400,000          3.7         5.629
------------------------------------------------------------------------------------------------
TOTAL:                                     32       $   145,395,685        100.0%        5.763%
================================================================================================

--------------------------------------------------------------------------------------------------------
                                         WEIGHTED                    WEIGHTED       WEIGHTED   WEIGHTED
                                          AVERAGE     WEIGHTED        AVERAGE        AVERAGE    AVERAGE
REMAINING TERM TO                       REMAINING      AVERAGE           DSCR   CUT-OFF DATE    BALLOON
STATED MATURITY (MOS.)                TERM (MOS.)     DSCR (X)   AFTER IO (X)        LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------

61 - 120                                     117         2.25           2.16          57.6        50.5
121 - 180                                    179         2.51           2.51          45.0        45.0
--------------------------------------------------------------------------------------------------------
TOTAL:                                       119         2.26X          2.18X         57.1%       50.3%
========================================================================================================

Minimum: 82 mos.
Maximum: 179 mos.
Weighted Average: 119 mos.

                                      I-19

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

ORIGINAL AMORTIZATION TERMS

------------------------------------------------------------------------------------------------
                                                                        PERCENT BY     WEIGHTED
                                                          AGGREGATE      AGGREGATE      AVERAGE
                                       NUMBER OF       CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
ORIGINAL AMORTIZATION TERM (MOS.)    MORTGAGE LOANS     BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------

BALLOON LOANS
    Interest Only                           4            24,300,000         16.7         5.606
    181 - 240                               1             3,767,504          2.6         5.850
    301 - 360                              27           117,328,181         80.7         5.792
------------------------------------------------------------------------------------------------
TOTAL:                                     32       $   145,395,685        100.0%        5.763%
================================================================================================

--------------------------------------------------------------------------------------------------------
                                         WEIGHTED                    WEIGHTED       WEIGHTED   WEIGHTED
                                          AVERAGE     WEIGHTED        AVERAGE        AVERAGE    AVERAGE
                                        REMAINING      AVERAGE           DSCR   CUT-OFF DATE    BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)     TERM (MOS.)     DSCR (X)   AFTER IO (X)        LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------

BALLOON LOANS
    Interest Only                            132         1.97           1.97          50.6        50.6
    181 - 240                                116         1.56           1.56          67.0        44.3
    301 - 360                                116         2.34           2.24          58.1        50.4
--------------------------------------------------------------------------------------------------------
TOTAL:                                       119         2.26X          2.18X         57.1%       50.3%
========================================================================================================

Minimum: 0 mos.
Maximum: 360 mos.
Weighted Average: 356 mos.

REMAINING AMORTIZATION TERMS

------------------------------------------------------------------------------------------------
                                                                        PERCENT BY     WEIGHTED
                                                          AGGREGATE      AGGREGATE      AVERAGE
                                       NUMBER OF       CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
REMAINING AMORTIZATION TERM (MOS.)   MORTGAGE LOANS     BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------

BALLOON
    Interest Only                           4            24,300,000         16.7         5.606
    181 - 240                               1             3,767,504          2.6         5.850
    241 - 360                              27           117,328,181         80.7         5.792
------------------------------------------------------------------------------------------------
TOTAL:                                     32       $   145,395,685        100.0%        5.763%
================================================================================================

--------------------------------------------------------------------------------------------------------
                                         WEIGHTED                    WEIGHTED       WEIGHTED   WEIGHTED
                                          AVERAGE     WEIGHTED        AVERAGE        AVERAGE    AVERAGE
                                        REMAINING      AVERAGE           DSCR   CUT-OFF DATE    BALLOON
REMAINING AMORTIZATION TERM (MOS.)    TERM (MOS.)     DSCR (X)   AFTER IO (X)        LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------

BALLOON
    Interest Only                            132         1.97           1.97          50.6        50.6
    181 - 240                                116         1.56           1.56          67.0        44.3
    241 - 360                                116         2.34           2.24          58.1        50.4
--------------------------------------------------------------------------------------------------------
TOTAL:                                       119         2.26X          2.18X         57.1%       50.3%
========================================================================================================

Minimum: 236 mos.
Maximum: 360 mos.
Weighted Average: 355 mos.

                                      I-20

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------
                                                                        PERCENT BY     WEIGHTED
                                                          AGGREGATE      AGGREGATE      AVERAGE
                                       NUMBER OF       CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
DEBT SERVICE COVERAGE RATIO (X)      MORTGAGE LOANS     BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------

<= 1.20                                     4            12,737,296          8.8         5.787
1.21 - 1.30                                 2             5,168,154          3.6         6.175
1.31 - 1.40                                 3            15,289,830         10.5         5.733
1.41 - 1.50                                 4            19,358,886         13.3         6.003
1.51 - 1.60                                 6            16,230,099         11.2         5.850
1.61 - 1.70                                 4            10,713,221          7.4         5.906
1.71 - 1.80                                 1             1,696,713          1.2         5.750
1.81 <=                                     8            64,201,486         44.2         5.613
------------------------------------------------------------------------------------------------
TOTAL:                                     32       $   145,395,685        100.0%        5.763%
================================================================================================

--------------------------------------------------------------------------------------------------------
                                         WEIGHTED                    WEIGHTED       WEIGHTED   WEIGHTED
                                          AVERAGE     WEIGHTED        AVERAGE        AVERAGE    AVERAGE
                                        REMAINING      AVERAGE           DSCR   CUT-OFF DATE    BALLOON
DEBT SERVICE COVERAGE RATIO           TERM (MOS.)     DSCR (X)   AFTER IO (X)        LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------

<= 1.20                                      119         1.15           1.15          69.5        58.7
1.21 - 1.30                                  103         1.23           1.23          65.0        56.4
1.31 - 1.40                                  119         1.35           1.35          66.9        60.9
1.41 - 1.50                                  118         1.48           1.26          75.1        67.3
1.51 - 1.60                                  118         1.56           1.51          66.8        54.1
1.61 - 1.70                                  118         1.68           1.68          54.6        46.3
1.71 - 1.80                                  118         1.75           1.75          70.7        59.7
1.81 <=                                      121         3.29           3.19          43.8        39.8
--------------------------------------------------------------------------------------------------------
TOTAL:                                       119         2.26X          2.18X         57.1%       50.3%
========================================================================================================

Minimum: 1.13x
Maximum: 7.59x
Weighted Average: 2.26x

DEBT SERVICE COVERAGE RATIOS POST IO

------------------------------------------------------------------------------------------------
                                                                        PERCENT BY     WEIGHTED
                                                          AGGREGATE      AGGREGATE      AVERAGE
DEBT SERVICE COVERAGE                  NUMBER OF       CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
RATIOS POST IO (X)                   MORTGAGE LOANS     BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------

<= 1.20                                     4            12,737,296          8.8         5.787
1.21 - 1.30                                 5            23,268,154         16.0         6.055
1.31 - 1.40                                 5            18,589,830         12.8         5.785
1.41 - 1.50                                 1             1,258,886          0.9         5.750
1.51 - 1.60                                 4            12,930,099          8.9         5.805
1.61 - 1.70                                 5            31,713,221         21.8         5.766
1.71 - 1.80                                 1             1,696,713          1.2         5.750
1.81 <=                                     7            43,201,486         29.7         5.574
------------------------------------------------------------------------------------------------
TOTAL:                                     32       $   145,395,685        100.0%        5.763%
================================================================================================

--------------------------------------------------------------------------------------------------------
                                         WEIGHTED                    WEIGHTED       WEIGHTED   WEIGHTED
                                          AVERAGE     WEIGHTED        AVERAGE        AVERAGE    AVERAGE
DEBT SERVICE COVERAGE                   REMAINING      AVERAGE           DSCR   CUT-OFF DATE    BALLOON
RATIOS POST IO (X)                    TERM (MOS.)     DSCR (X)   AFTER IO (X)        LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------

<= 1.20                                      119         1.15           1.15          69.5        58.7
1.21 - 1.30                                  114         1.42           1.24          73.4        65.6
1.31 - 1.40                                  119         1.40           1.35          65.5        59.4
1.41 - 1.50                                  119         1.50           1.50          64.6        54.5
1.51 - 1.60                                  118         1.55           1.55          68.8        54.5
1.61 - 1.70                                  119         1.87           1.65          60.7        52.9
1.71 - 1.80                                  118         1.75           1.75          70.7        59.7
1.81 <=                                      122         3.94           3.94          34.1        31.9
--------------------------------------------------------------------------------------------------------
TOTAL:                                       119         2.26X          2.18X         57.1%       50.3%
========================================================================================================

Minimum: 1.13x
Maximum: 7.59x
Weighted Average: 2.18x

                                      I-21

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------
                                                                        PERCENT BY     WEIGHTED
                                                          AGGREGATE      AGGREGATE      AVERAGE
                                        NUMBER OF      CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
LOAN-TO-VALUE RATIO (%)              MORTGAGE LOANS     BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------

<= 20.0                                     1            13,971,295          9.6         5.480
30.1 - 40.0                                 2             7,342,185          5.0         5.818
40.1 - 50.0                                 6            24,481,654         16.8         5.904
50.1 - 60.0                                 3             8,788,005          6.0         5.504
60.1 - 70.0                                11            51,388,398         35.3         5.711
70.1 - 80.0                                 9            39,424,147         27.1         5.889
------------------------------------------------------------------------------------------------
TOTAL:                                     32       $   145,395,685        100.0%        5.763%
================================================================================================

--------------------------------------------------------------------------------------------------------
                                         WEIGHTED                    WEIGHTED       WEIGHTED   WEIGHTED
                                          AVERAGE     WEIGHTED        AVERAGE        AVERAGE    AVERAGE
                                        REMAINING      AVERAGE           DSCR   CUT-OFF DATE    BALLOON
LOAN-TO-VALUE RATIO (%)               TERM (MOS.)     DSCR (X)   AFTER IO (X)        LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------

<= 20.0                                      118         7.59           7.59          10.0         8.4
30.1 - 40.0                                   98         2.36           2.36          39.0        36.9
40.1 - 50.0                                  129         1.90           1.90          45.5        43.1
50.1 - 60.0                                  118         2.02           1.93          54.5        46.6
60.1 - 70.0                                  119         1.63           1.49          64.8        56.1
70.1 - 80.0                                  118         1.45           1.34          74.9        65.2
--------------------------------------------------------------------------------------------------------
TOTAL:                                       119         2.26X          2.18X         57.1%       50.3%
========================================================================================================

Minimum: 10.0%
Maximum: 79.3%
Weighted Average: 57.1%

BALLOON LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------
                                                                        PERCENT BY     WEIGHTED
                                                          AGGREGATE      AGGREGATE      AVERAGE
                                        NUMBER OF      CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
BALLOON LOAN-TO-VALUE RATIO (%)      MORTGAGE LOANS     BALANCE ($)    BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------

0.0 - 10.0                                  1            13,971,295          9.6         5.480
30.1 - 40.0                                 5            15,427,044         10.6         6.049
40.1 - 50.0                                 5            25,652,304         17.6         5.631
50.1 - 60.0                                14            52,832,192         36.3         5.757
60.1 - 70.0                                 6            35,212,849         24.2         5.826
70.1 - 80.0                                 1             2,300,000          1.6         6.180
------------------------------------------------------------------------------------------------
TOTAL:                                     32       $   145,395,685        100.0%        5.763%
================================================================================================

--------------------------------------------------------------------------------------------------------
                                         WEIGHTED                    WEIGHTED       WEIGHTED   WEIGHTED
                                          AVERAGE     WEIGHTED        AVERAGE        AVERAGE    AVERAGE
                                        REMAINING      AVERAGE           DSCR   CUT-OFF DATE    BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)       TERM (MOS.)     DSCR (X)   AFTER IO (X)        LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------

0.0 - 10.0                                   118         7.59           7.59          10.0         8.4
30.1 - 40.0                                  108         2.00           2.00          41.1        36.9
40.1 - 50.0                                  128         2.00           2.00          50.7        45.3
50.1 - 60.0                                  119         1.66           1.51          65.4        56.3
60.1 - 70.0                                  118         1.39           1.28          73.6        65.9
70.1 - 80.0                                  115         1.46           1.24          79.3        72.0
--------------------------------------------------------------------------------------------------------
TOTAL:                                       119         2.26X          2.18X         57.1%       50.3%
========================================================================================================

Minimum: 8.4%
Maximum: 72.0%
Weighted Average: 50.3%

                                      I-22

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)(3)

------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                  JAN-07          JAN-08           JAN-09           JAN-10          JAN-11
------------------------------------------------------------------------------------------------------------------

Locked Out                               93.81%          93.77%           78.40%           69.30%          69.19%
Yield Maintenance Total                   6.19%           6.23%           21.61%           30.70%          30.81%
Open                                      0.00%           0.00%            0.00%            0.00%           0.00%
------------------------------------------------------------------------------------------------------------------
TOTALS                                  100.00%         100.00%          100.00%          100.00%         100.00%
------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding          $145,395,685    $144,381,172     $143,295,794     $141,747,364    $140,014,400
% Initial Pool Balance                  100.00%          99.30%           98.56%           97.49%          96.30%
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                  JAN-12          JAN-13           JAN-14           JAN-15          JAN-16
------------------------------------------------------------------------------------------------------------------

Locked Out                               69.07%          68.94%           71.76%           71.59%          71.40%
Yield Maintenance Total                  30.93%          31.06%           28.24%           28.41%          28.60%
Open                                      0.00%           0.00%            0.00%            0.00%           0.00%
------------------------------------------------------------------------------------------------------------------
TOTALS                                  100.00%         100.00%          100.00%          100.00%         100.00%
------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding          $138,177,107    $136,248,423     $128,633,642     $126,552,251    $124,345,838
% Initial Pool Balance                   95.04%          93.71%           88.47%           87.04%          85.52%
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                  JAN-17          JAN-18           JAN-19           JAN-20          JAN-21
------------------------------------------------------------------------------------------------------------------

Locked Out                                0.00%           0.00%            0.00%            0.00%           0.00%
Yield Maintenance Total                 100.00%         100.00%          100.00%          100.00%         100.00%
Open                                      0.00%           0.00%            0.00%            0.00%           0.00%
------------------------------------------------------------------------------------------------------------------
TOTALS                                  100.00%         100.00%          100.00%          100.00%         100.00%
------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding            $5,400,000      $5,400,000       $5,400,000       $5,400,000      $5,400,000
% Initial Pool Balance                    3.71%           3.71%            3.71%            3.71%           3.71%
------------------------------------------------------------------------------------------------------------------

Notes:

(1)   The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus Supplement.

(2)   See Appendix II of the Free Writing Prospectus Supplement for a
      description of the Yield Maintenance.

(3)   YM3, YM1, YM, DEF/YM1 and DEF/YM loans have been modeled as Yield
      Maintenance.

                                      I-23

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     LOAN PURPOSE
MORTGAGE     CMSA         CMSA       LOAN       MORTGAGE                                                             (ACQUISITION/
LOAN NO.   LOAN NO.   PROPERTY NO.   GROUP   LOAN SELLER(1)   PROPERTY NAME(2)                                        REFINANCE)
----------------------------------------------------------------------------------------------------------------------------------

   1          1           1-001        1          PCFII       Mount Pleasant Towne Centre                             Acquisition
   2          2           2-001        1          BSCMI       Four Seasons Hotel                                       Refinance
   3          3           3-001        1          PCFII       Shoppes at Park Place                                    Refinance
   4          4           4-001        1           WFB        Village Square                                           Refinance
   5          5           5-001        1          BSCMI       One Thomas Circle                                       Acquisition
   6          6           6-001        1          BSCMI       Sheraton Suites on the Hudson                            Refinance
   7          7           7-001        1          MSMC        360 Spear Street                                         Refinance
   8          8           8-001        1       PCFII/MSCI     436 North Bedford Drive                                  Refinance
   9          9           9-001        1           WFB        Shops at Kildeer                                        Acquisition
   10         10         10-001        1          MSMC        The London NYC Hotel Land Interest                       Refinance
   11         11         11-001        1          BSCMI       33 Union Square                                          Refinance
   12         12         12-001        1           WFB        Town Square Shopping Center - Schererville               Refinance
   13         13         13-001        2           WFB        Brighton Court                                           Refinance
   14         14         14-001        1          BSCMI       Wakefield Commons I & II                                Acquisition
   15         15         15-001        1          BSCMI       Providian Bancorp Office / Data Center                  Acquisition
   16         16         16-001        1          PCFII       Romeoville Towne Center                                  Refinance
              17                                              Cole Portfolio Roll-Up
   17                    17-001        1          BSCMI       Cole Portfolio - Lowe's Lubbock                         Acquisition
   17                    17-002        1          BSCMI       Cole Portfolio - Lowe's Midland                         Acquisition
   17                    17-003        1          BSCMI       Cole Portfolio - Kohl's Wichita                         Acquisition
   18         18         18-001        1           WFB        Huron Estates                                            Refinance
   19         19         19-001        1          MSMC        24 Fifth Avenue Coop                                     Refinance
   20         20         20-001        1          MSMC        Aurora Center - Fairbanks                               Acquisition
   21         21         21-001        1          MSMC        Beachwood Village Apartments                             Refinance
   22         22         22-001        1          MSMC        Sun Harbour Apartments                                   Refinance
   23         23         23-001        2          MSMC        Gracie Gardens Coop                                      Refinance
   24         24         24-001        2          MSMC        Avion Ridge Apartments                                   Refinance
   25         25         25-001        1          MSMC        Fortress Building                                        Refinance
   26         26         26-001        1          BSCMI       Stateline Center                                        Acquisition
   27         27         27-001        1           WFB        Staybridge - San Antonio                                 Refinance
   28         28         28-001        1          MSMC        Prairie Garden Apartments                                Refinance
   29         29         29-001        1          BSCMI       Hilliard Market                                         Acquisition
   30         30         30-001        1          BSCMI       1450 Harbor Blvd.                                        Refinance
   31         31         31-001        1          MSMC        225 South Sixth Street                                  Acquisition
   32         32         32-001        1          PCFII       Pomeroy IT Solutions                                     Refinance
   33         33         33-001        1          BSCMI       Franklin Center                                          Refinance
              34                                              Brown Trust Portfolio Roll-Up
   34                    34-001        1          PCFII       Brown Trust St Petersburg                                Refinance
   34                    34-002        1          PCFII       Brown Trust Largo                                        Refinance
   34                    34-003        1          PCFII       Brown Trust Bradenton                                    Refinance
   35         35         35-001        1           WFB        CalNational Bank Building                               Acquisition
   36         36         36-001        1          MSMC        Blake Office Building                                    Refinance
   37         37         37-001        1           WFB        MidTown Crossing - Rome, GA                              Refinance
   38         38         38-001        1          MSMC        York Towers Coop                                         Refinance
   39         39         39-001        1          BSCMI       Buckhorn Plaza                                          Acquisition
   40         40         40-001        2          PCFII       Pasa Fino Apartments                                     Refinance
   41         41         41-001        1           WFB        McKinstry Building                                       Refinance
   42         42         42-001        1           WFB        Clarion Hotel Nags Head Beach                            Refinance
   43         43         43-001        1           WFB        Novi Meadows                                             Refinance
   44         44         44-001        1           WFB        Hampton Inn Rochester                                   Acquisition
   45         45         45-001        1           WFB        Plaza Inn and Suites at Ashland Creek                    Refinance
   46         46         46-001        1           WFB        Security Public Storage - San Mateo                      Refinance
   47         47         47-001        1          PCFII       3260 Buskirk Avenue                                      Refinance
   48         48         48-001        1           WFB        Drury Inn & Suites - Paducah                             Refinance
   49         49         49-001        1          MSMC        Ridge Road Towne Center                                 Acquisition
   50         50         50-001        1          MSMC        Newport Villa Apartments                                 Refinance
   51         51         51-001        1          MSMC        Shops at Sossaman                                       Acquisition
   52         52         52-001        1           WFB        Howard Johnson Oceanfront South                          Refinance
   53         53         53-001        1           WFB        The Fickling Building                                    Refinance
   54         54         54-001        1          PCFII       Hampton Inn Pennsville                                   Refinance
   55         55         55-001        1          PCFII       The Stadium Business Park I & II                         Refinance
              56                                              MCA Self Storage Portfolio Roll-Up
   56                    56-001        1          MSMC        MCA Self Storage Portfolio - Kent East Hill              Refinance
   56                    56-002        1          MSMC        MCA Self Storage Portfolio - Century Square              Refinance
   56                    56-003        1          MSMC        MCA Self Storage Portfolio - Sunset Highway              Refinance
   57         57         57-001        1          PCFII       Timber Crest                                             Refinance
   58         58         58-001        2          PCFII       Greenbriar and Hawthorne Apartments                      Refinance
   59         59         59-001        1          BSCMI       Hebron Parkway Plaza                                    Acquisition
   60         60         60-001        2          MSMC        Castle Heights Apartments                                Refinance
   61         61         61-001        1          BSCMI       Cherryvale Plaza                                         Refinance
   62         62         62-001        1          BSCMI       Office Depot - Paramus                                   Refinance
   63         63         63-001        1          MSMC        Safeway Plaza - Kingman                                 Acquisition
   64         64         64-001        1          PCFII       2323 North Telegraph Road                                Refinance
   65         65         65-001        1          BSCMI       Fed Ex Kalamazoo                                        Acquisition
   66         66         66-001        2           WFB        Sedgefield Manufactured Home Community                   Refinance
   67         67         67-001        1          BSCMI       Patapsco Village                                         Refinance
   68         68         68-001        2          BSCMI       Village One Apartments                                   Refinance
   69         69         69-001        1           WFB        Country Inn & Suites Chattanooga                        Acquisition
   70         70         70-001        1           WFB        Security Public Storage - Martinez                       Refinance
   71         71         71-001        1           WFB        K-Mart 6364 Springfield Plaza                            Refinance
   72         72         72-001        1           WFB        Country Inn & Suites Tiftonia                           Acquisition
   73         73         73-001        1          PCFII       Durango Springs Retail Shopping Center                   Refinance
   74         74         74-001        1           WFB        River Valley MHP                                         Refinance
   75         75         75-001        1          MSMC        Food 4 Less Center Shops                                Acquisition
   76         76         76-001        1           WFB        Lockheed Martin Building                                 Refinance
   77         77         77-001        1           WFB        Country Inn & Suites Dalton                             Acquisition
   78         78         78-001        1           WFB        Crosswind Corners Shopping Center                        Refinance
   79         79         79-001        1          PCFII       1750 Boston Post Road                                    Refinance
   80         80         80-001        1          MSMC        Pleasant Grove Marketplace                               Refinance
   81         81         81-001        1          BSCMI       New Paltz Plaza                                          Refinance
   82         82         82-001        1          PCFII       Gilbert Industrial Building                              Refinance
   83         83         83-001        2           WFB        Palm Terrace Apartments                                 Acquisition
   84         84         84-001        2           WFB        Gardenside Apartments                                    Refinance
   85         85         85-001        2           WFB        Wyndham Ridge Townhomes                                 Acquisition
   86         86         86-001        1          PCFII       Woodfield Restaurant Court                               Refinance
   87         87         87-001        2           WFB        Ridgeway Village Apartments                              Refinance
   88         88         88-001        1          BSCMI       Rite Aid - Hanover                                      Acquisition
   89         89         89-001        1          MSMC        Sportsman's Warehouse - Las Cruces                      Acquisition
   90         90         90-001        2           WFB        Fallbrook Manor Apartments                              Acquisition
   91         91         91-001        1          BSCMI       Seaway Plaza                                             Refinance
   92         92         92-001        1           WFB        SuperPetz Shopping Center                                Refinance
   93         93         93-001        1          BSCMI       Giant Eagle Plaza                                        Refinance
   94         94         94-001        1          MSMC        Key West Plaza                                           Refinance
   95         95         95-001        1           WFB        A-American Bakersfield Central                           Refinance
   96         96         96-001        1           WFB        Comfort Inn Mentor                                       Refinance
   97         97         97-001        1           WFB        3180 University Avenue                                   Refinance
   98         98         98-001        2           WFB        Willows Apartments                                       Refinance
   99         99         99-001        1           WFB        Country Inn & Suites Sycamore                            Refinance
  100        100         100-001       1          PCFII       Palmyrita Industrial                                     Refinance
  101        101         101-001       1           WFB        Lamps Plus Retail                                        Refinance
  102        102         102-001       1          BSCMI       Honey Creek Village                                     Acquisition
  103        103         103-001       1          MSMC        Hole Montes Building                                     Refinance
  104        104         104-001       1           WFB        Heritage Center                                         Acquisition
             105                                              750 Link Road & 7790-7820 Bell Road Porfolio Roll-Up
  105                    105-001       1           WFB        750 Link Road & 7790-7820 Bell Road                     Acquisition
  105                    105-002       1           WFB        750 Link Road & 7790-7820 Bell Road                     Acquisition
  106        106         106-001       1          PCFII       Union Cattle Company Restaurant                         Acquisition
  107        107         107-001       1          MSMC        Best Western - Orlando                                   Refinance
  108        108         108-001       1           WFB        810 Lawrence Drive Flex                                  Refinance
  109        109         109-001       2           WFB        Cottonwood Coves                                         Refinance
  110        110         110-001       2           WFB        Trillium Townhomes                                       Refinance
  111        111         111-001       1          MSMC        El Dorado Marketplace                                   Acquisition
  112        112         112-001       1          BSCMI       Walgreens Queens Village Shopping Center                 Refinance
  113        113         113-001       1           WFB        Country Inn & Suites Freeport                            Refinance
  114        114         114-001       2          PCFII       Country Club Apartments                                  Refinance
  115        115         115-001       1           WFB        Walgreens - Las Vegas                                   Acquisition
  116        116         116-001       1          MSMC        Shops at Wal-Mart                                       Acquisition
  117        117         117-001       1          PCFII       2601 Airport Freeway                                    Acquisition
  118        118         118-001       1          BSCMI       Office Depot - State College                             Refinance
  119        119         119-001       1          PCFII       Xylon Commerce Center I & II                             Refinance
  120        120         120-001       1          PCFII       1400 N. H Street                                         Refinance
  121        121         121-001       1          PCFII       2701 University Avenue Northeast                         Refinance
  122        122         122-001       1          PCFII       1705 Old Fort Parkway                                   Acquisition
  123        123         123-001       1          MSMC        DuVal Enterprises Building                               Refinance
  124        124         124-001       1           WFB        Tapia Brothers Industrial                               Acquisition
  125        125         125-001       1          PCFII       Executive Center Valencia                               Acquisition
  126        126         126-001       1          MSMC        CVS - Greenacres                                        Acquisition
  127        127         127-001       2          PCFII       Slate Hill Apartments                                    Refinance
  128        128         128-001       1          MSMC        Gold's Gym - San Antonio                                Acquisition
  129        129         129-001       1           WFB        Layton's Village Shopping Center                         Refinance
  130        130         130-001       1          MSMC        McKinney Retail Center                                  Acquisition
  131        131         131-001       1          MSMC        Alcott Apartments                                        Refinance
  132        132         132-001       2          PCFII       Lakeview Apartments                                      Refinance
  133        133         133-001       1           WFB        Ware Road Industrial                                     Refinance
  134        134         134-001       1           WFB        Steeplechase Crossing                                   Acquisition
  135        135         135-001       1           WFB        A-American Foxborough                                    Refinance
  136        136         136-001       1          MSMC        Mason Place Shopping Center                              Refinance
  137        137         137-001       1          MSMC        2819-27 John F. Kennedy Boulevard                        Refinance
  138        138         138-001       1           WFB        Hub Parkway Industrial Building                          Refinance
  139        139         139-001       1          BSCMI       CVS- Ithaca                                             Acquisition
  140        140         140-001       1          PCFII       Lincoln Square                                           Refinance
  141        141         141-001       1          PCFII       Vine Street Business Park                                Refinance
  142        142         142-001       1           WFB        A-American Borrego                                       Refinance
  143        143         143-001       1           WFB        The Tile Shop Industrial                                 Refinance
  144        144         144-001       1           WFB        Walgreens - West Chester                                 Refinance
  145        145         145-001       1          BSCMI       Rite Aid - Glassport                                    Acquisition
  146        146         146-001       2           WFB        Western Hills Apartments                                Acquisition
  147        147         147-001       2           WFB        Timbergrove Manor Apartments                            Acquisition
             148                                              The Boat Barn/A&B Dry Storage Porfolio Roll-Up
  148                    148-001       1           WFB        The Boat Barn/A&B Dry Storage                            Refinance
  148                    148-002       1           WFB        The Boat Barn/A&B Dry Storage                            Refinance
  149        149         149-001       1           WFB        Centennial Self Storage I                                Refinance
             150                                              Prairie View Apartments & River Road Apartments
                                                              Porfolio Roll-Up
  150                    150-001       2          PCFII       Prairie View Apartments                                  Refinance
  150                    150-002       2          PCFII       River Road Apartments                                    Refinance
  151        151         151-001       1          MSMC        Park Place Shopping Center                               Refinance
  152        152         152-001       1           WFB        Eagle Financial Center                                   Refinance
  153        153         153-001       1           WFB        Staples - Grosse Pointe, MI                              Refinance
  154        154         154-001       1          PCFII       The Southport Station Office Center                      Refinance
  155        155         155-001       1          MSMC        Walgreens - Lincoln City                                Acquisition
  156        156         156-001       1          PCFII       10936 State Road 54                                      Refinance
  157        157         157-001       1           WFB        Union Hills I Retail                                     Refinance
  158        158         158-001       1           WFB        Holiday Plaza Shopping Center                           Acquisition
  159        159         159-001       1          MSMC        Blockbuster Video - Santa Monica, CA                     Refinance
  160        160         160-001       2           WFB        Laurelwood Valley Mobile Home Park                       Refinance
  161        161         161-001       2           WFB        Parkside Apartments                                      Refinance
  162        162         162-001       1           WFB        K&G Fashion Superstore - Houston                        Acquisition
  163        163         163-001       1           WFB        All American Self Storage Roseville                      Refinance
  164        164         164-001       1           WFB        830- 846 Watson Avenue Industrial Park                   Refinance
  165        165         165-001       1          MSMC        Eckerd - Rolesville                                     Acquisition
  166        166         166-001       1           WFB        Huffman Plaza                                            Refinance
  167        167         167-001       1           WFB        Tanger Furniture Outlets                                Acquisition
  168        168         168-001       1          PCFII       Lakeside Shopping Center                                Acquisition
  169        169         169-001       2          PCFII       Somerset Apartments                                      Refinance
  170        170         170-001       2           WFB        Tamra Colonial Estates                                   Refinance
  171        171         171-001       1           WFB        Arnold Magnetic Technologies                            Acquisition
  172        172         172-001       1           WFB        Liberty Plaza - Gun Barrel                              Acquisition
  173        173         173-001       2           WFB        Welch Estate Apartments                                 Acquisition
  174        174         174-001       1           WFB        Piggly Wiggly - Omro, WI                                Acquisition
  175        175         175-001       1           WFB        Access Self Storage - Indianapolis                       Refinance
  176        176         176-001       1           WFB        East County Line Center                                 Acquisition
  177        177         177-001       2           WFB        Perrine Court Apartment                                  Refinance
  178        178         178-001       2           WFB        32 Pines Apartments                                      Refinance
  179        179         179-001       1          PCFII       9150 South Dairy Ashford                                Acquisition
  180        180         180-001       1           WFB        Pine Springs Mobile Home Park                           Acquisition
  181        181         181-001       1           WFB        Bridgestone-Firestone, Austin                           Acquisition
  182        182         182-001       1           WFB        Chase Professional Building                              Refinance
  183        183         183-001       2          PCFII       Northside Square Apartments                              Refinance
  184        184         184-001       1           WFB        Giant Oil - Las Ventanas                                 Refinance
  185        185         185-001       2          PCFII       503 West 150th Street                                    Refinance
  186        186         186-001       1           WFB        Plum Tree Plaza                                          Refinance
  187        187         187-001       1           WFB        Advance Auto - Philadelphia                             Acquisition
  188        188         188-001       1           WFB        2976 E. State Street Retail                             Acquisition
  189        189         189-001       1           WFB        40th Street Medical Plaza                                Refinance
  190        190         190-001       1          MSMC        Shawnee Ridge II                                        Acquisition
  191        191         191-001       1           WFB        Rite Aid - Steubenville                                 Acquisition
  192        192         192-001       1           WFB        Rite Aid - Wellsburg, WV                                Acquisition
  193        193         193-001       1           WFB        Nipomo Westside                                          Refinance
  194        194         194-001       1          MSMC        Pacific State Bank                                       Refinance
  195        195         195-001       1           WFB        Pensacola Self Storage                                  Acquisition
  196        196         196-001       1           WFB        Moyock Commons                                           Refinance
  197        197         197-001       2          PCFII       The Apartment Company                                    Refinance
  198        198         198-001       1           WFB        Elgin Retail                                             Refinance
  199        199         199-001       1           WFB        The Shops at Aldi                                        Refinance
  200        200         200-001       1          MSMC        Advance Auto Parts - Scottsbluff, NE                    Acquisition
  201        201         201-001       1           WFB        Spring Valley Shopping Mall                              Refinance
  202        202         202-001       1           WFB        Aldige' & Noack Associates                               Refinance
  203        203         203-001       1           WFB        Checker Auto Parts Albuquerque                          Acquisition
  204        204         204-001       1           WFB        Edinger Retail Center                                   Acquisition

TOTALS AND WEIGHTED AVERAGES:

----------------------------------------------------------------------------------------------------------------------------------
MORTGAGE
LOAN NO.   STREET ADDRESS                                               CITY               STATE   ZIP CODE   PROPERTY TYPE
----------------------------------------------------------------------------------------------------------------------------------

    1      1600 Palmetto Grande Drive                                   Mount Pleasant      SC      29464     Retail
    2      300 South Doheny Drive                                       Los Angeles         CA      90048     Hospitality
    3      7200 US Hwy 19 North                                         Pinellas Park       FL      33781     Retail
    4      9326-9440 West Sahara Avenue                                 Las Vegas           NV      89117     Retail
    5      One Thomas Circle                                            Washington          DC      20005     Office
    6      500 Harbor Boulevard                                         Weehawken           NJ      07086     Hospitality
    7      360 Spear Street                                             San Francisco       CA      94105     Office
    8      436 North Bedford Drive                                      Beverly Hills       CA      90210     Office
    9      20505 Rand Road                                              Kildeer             IL      60047     Retail
   10      143-147 West 54th Street                                     New York            NY      10019     Other
   11      33 Union Square                                              New York            NY      10003     Mixed Use
   12      110 - 144 Indianapolis Blvd                                  Schererville        IN      46321     Retail
   13      6520-196th Street SW                                         Lynnwood            WA      98036     Multifamily
   14      14460 New Falls of Neuse Road                                Raleigh             NC      27614     Retail
   15      3801 South Collins Street                                    Arlington           TX      76018     Office
   16      405 - 495 North Weber Road                                   Romeoville          IL      60446     Retail
   17      5022 W. Loop 289                                             Lubbock             TX      79424     Retail
   17      3315 North Loop 250                                          Midland             TX      79707     Retail
   17      6900 West Kellogg Drive                                      Wichita             KS      67209     Retail
   18      22000 Inkster Road                                           Romulus             MI      48174     Manufactured Housing
                                                                                                              Community
   19      24 Fifth Avenue                                              New York            NY      10011     Multifamily
   20      413-423 Johansen Expressway                                  Fairbanks           AK      99701     Retail
   21      19132 Magnolia Street                                        Huntington Beach    CA      92646     Multifamily
   22      2929 West 190th Street                                       Redondo Beach       CA      90278     Multifamily
   23      515 E. 89th Street                                           New York            NY      10128     Multifamily
   24      1778 Richardson Road                                         Arnold              MO      63010     Multifamily
   25      49-20 5th Street                                             Long Island City    NY      11101     Self Storage
   26      7620 State Line Road                                         Prairie Village     KS      66208     Retail
   27      66 NE Loop 410                                               San Antonio         TX      78216     Hospitality
   28      18156 Prairie Avenue                                         Torrance            CA      90504     Multifamily
   29      1786-1892 Hilliard Rome Road                                 Hilliard            OH      43026     Retail
   30      1450 Harbor Blvd.                                            Weehawken           NJ      07086     Other
   31      225 South Sixth Street                                       Minneapolis         MN      55402     Office
   32      1180 Elijah Creek Drive                                      Hebron              KY      41048     Mixed Use
   33      142-27 Franklin Avenue                                       Flushing            NY      11355     Other
   34      3451-9355 4th Street North; 5100 - 5180 66th Street North;   St Petersburg       FL     Various    Retail
           5000 - 5050 34th Street South
   34      10451 Ulmerton Road                                          Largo               FL      33778     Retail
   34      4951 Cortez Road                                             Bradenton           FL      34210     Retail
   35      2566 Overland Avenue                                         Los Angeles         CA      90064     Office
   36      4450 & 4500 10th Avenue SE                                   Lacey               WA      98503     Office
   37      144-246 Shorter Ave                                          Rome                GA      30165     Retail
   38      501 East 79th Street                                         New York            NY      10021     Multifamily
   39      60-76 Lunger Drive                                           Bloomsburg          PA      17815     Retail
   40      12110 SE 312th Street                                        Auburn              WA      98092     Multifamily
   41      5005 Third Avenue S                                          Seattle             WA      98134     Industrial
   42      1601 S. Virginia Dare Trail                                  Kill Devil Hills    NC      27948     Hospitality
   43      26500 Napier Road                                            Novi                MI      48374     Manufactured Housing
                                                                                                              Community
   44      500 Center Place Drive                                       Rochester           NY      14615     Hospitality
   45      98 Central Ave.                                              Ashland             OR      97520     Hospitality
   46      110 East 25th Avenue                                         San Mateo           CA      94403     Self Storage
   47      3260 Buskirk Avenue                                          Pleasant Hill       CA      94523     Retail
   48      2930 James Sanders Blvd.                                     Paducah             KY      42001     Hospitality
   49      2355-2455 Ridge Road                                         Rockwall            TX      75087     Retail
   50      1549 Placentia Avenue                                        Newport Beach       CA      92663     Multifamily
   51      7641 E. Guadalupe Road                                       Mesa                AZ      85208     Retail
   52      1801 Atlantic Avenue                                         Virginia Beach      VA      23451     Hospitality
   53      577 Mulberry Street                                          Macon               GA      31201     Office
   54      429 North Broadway                                           Pennsville          NJ      08070     Hospitality
           3930-3942 West Burnham Street & 4111
   55      West Mitchell Street                                         Milwaukee           WI      53215     Industrial
   56      10625 SE 240th Street                                        Kent                WA      98031     Self Storage
   56      11200 S. 324th Street                                        Federal Way         WA      98003     Self Storage
   56      4546 NE Sunset Blvd.                                         Renton              WA      98059     Self Storage
   57      18307 Kenrick Ave                                            Lakeville           MN      55044     Retail
   58      21 Greenbriar                                                Statesboro          GA      30458     Multifamily
   59      1025 East Hebron Parkway Road                                Carrollton          TX      75010     Retail
   60      3325 Castle Heights Avenue                                   Los Angeles         CA      90034     Multifamily
   61      11706 Reisterstown Road                                      Reisterstown        MD      21136     Retail
   62      404 State Route 17 North                                     Paramus             NJ      07652     Retail
   63      3930-3990 Stockton Hill Road                                 Kingman             AZ      86401     Retail
   64      2323 North Telegraph Road                                    Monroe              MI      48162     Retail
   65      2612 Kersten Court                                           Kalamazoo           MI      49048     Industrial
   66      102 Water Oak Ln                                             Ashland             VA      23005     Manufactured Housing
                                                                                                              Community
   67      3450 Old Annapolis Road                                      Baltimore           MD      21227     Retail
   68      593 Broadway                                                 Menands             NY      12204     Multifamily
   69      7051 McCutcheon Rd.                                          Chattanooga         TN      37421     Hospitality
   70      111 Muir Station Road                                        Martinez            CA      94533     Self Storage
   71      6364 Springfield Plaza                                       Springfield         VA      22150     Retail
   72      3725 Modern Industries Parkway                               Chattanooga         TN      37419     Hospitality
   73      8520 - 8550 West Warm Springs Road                           Las Vegas           NV      89113     Retail
   74      10910 Turner Boulevard                                       Longmont            CO      80504     Manufactured Housing
                                                                                                              Community
   75      24430 Alessandro Boulevard                                   Moreno Valley       CA      92553     Retail
   76      9807 E. Valley Road                                          Prescott Valley     AZ      86314     Industrial
   77      903 West Bridge Road                                         Dalton              GA      30720     Hospitality
   78      15353 - 15477 Hall Road                                      Macomb Township     MI      48044     Retail
   79      1750 Boston Post Road                                        Milford             CT      06460     Retail
   80      920 & 928 Pleasant Grove Boulevard                           Roseville           CA      95678     Retail
   81      245 Main Street                                              New Paltz           NY      12561     Retail
   82      2120 W. Guadalupe Road                                       Gilbert             AZ      85233     Industrial
   83      1420 Alturas Road                                            Fallbrook           CA      92028     Multifamily
   84      30, 38, 44, 50 Gardenside Dr.                                San Francisco       CA      94131     Multifamily
   85      1112 Ashberry Village Drive                                  Columbus            OH      43228     Multifamily
   86      1140-1180 Plaza Drive                                        Schaumburg          IL      60173     Other
   87      6033 W. Bethany Home Road                                    Glendale            AZ      85301     Multifamily
   88      SEC Eisenhower Dr. & Wilson Avenue                           Hanover Borough     PA      17331     Retail
   89      200 North Telshor Boulevard                                  Las Cruces          NM      88011     Retail
   90      525 Alturas Road                                             Fallbrook           CA      92028     Multifamily
   91      26493-26499 US Route 11                                      Watertown           NY      13601     Retail
   92      1604 & 1610 Sam Rittenberg Boulevard                         Charleston          SC      29407     Retail
   93      4500 Buffalo Road                                            Harborcreek         PA      16510     Retail
   94      9900-9920 Key West Avenue                                    Gaithersburg        MD      20850     Retail
   95      3301 Truxton Avenue                                          Bakersfield         CA      93301     Self Storage
   96      7701 Reynolds Road                                           Mentor              OH      44060     Hospitality
   97      3180 University Avenue                                       San Diego           CA      92104     Office
   98      1100 Willow Springs Road                                     Killeen             TX      76549     Multifamily
   99      1450 South Peace Rd.                                         Sycamore            IL      60178     Hospitality
   100     797-799 Palmyrita Avenue                                     Riverside           CA      92507     Industrial
   101     30 North Stephanie St.                                       Henderson           NV      89074     Retail
   102     3520 Georgia Highway 20, SE                                  Conyers             GA      30013     Retail
   103     950 Encore Way                                               Naples              FL      34108     Office
   104     1515 Heritage Drive                                          McKinney            TX      75069     Office
   105     750 Link Road                                                Fairfield           CA      94534     Industrial
   105     7790-7820 Bell Road                                          Windsor             CA      95492     Industrial
   106     42 South De Lacey Avenue                                     Pasadena            CA      91105     Retail
   107     8750 East Colonial Drive                                     Orlando             FL      32817     Hospitality
   108     810 Lawrence Drive                                           Newbury Park        CA      91320     Industrial
   109     300 East Gordon Lane                                         Murray              UT      84107     Manufactured Housing
                                                                                                              Community
   110     12 & 22 Stratford Drive                                      Fishersville        VA      22939     Multifamily
   111     2951 E. Overland Road                                        Meridian            ID      83642     Retail
   112     109-62 Francis Lewis Boulevard                               Queens Village      NY      11429     Retail
   113     1730 Dirck Dr.                                               Freeport            IL      61032     Hospitality
   114     4201 Denice Court                                            Sioux City          IA      51104     Multifamily
   115     900 North Rancho Drive                                       Las Vegas           NV      89106     Retail
   116     490 East Silverado Ranch Boulevard                           Las Vegas           NV      89123     Retail
   117     2601 Airport Freeway                                         Bedford             TX      76021     Retail
   118     387 Benner Pike                                              College Township    PA      16801     Retail
   119     8300 & 8340 89th Avenue North                                Brooklyn Park       MN      55445     Industrial
   120     1400 N. H Street                                             San Bernardino      CA      92405     Industrial
   121     2701 University Avenue Northeast                             Minneapolis         MN      55418     Industrial
   122     1705 Old Fort Parkway                                        Murfreesboro        TN      37129     Retail
   123     8-03 43rd Avenue                                             Long Island City    NY      11101     Industrial
   124     211 South 49th Avenue                                        Phoenix             AZ      85043     Industrial
   125     25600 Rye Canyon Road                                        Santa Clarita       CA      91355     Mixed Use
   126     2998 South Jog Road                                          Greenacres          FL      33467     Retail
   127     7560-7596 & 521-656 Slate Hill Drive                         Columbus            OH      43085     Multifamily
   128     12481 West IH-10                                             San Antonio         TX      78230     Retail
   129     6820-6860 Olney-Laytonsville Road                            Laytonsville        MD      20882     Retail
   130     2775 S. Central Expressway                                   McKinney            TX      75069     Retail
   131     9025 & 9031 Alcott Avenue                                    Los Angeles         CA      90035     Multifamily
   132     201 - 329 East 22nd Street                                   Columbus            NE      68601     Multifamily
   133     5701 South Ware Road                                         McAllen             TX      78503     Industrial
   134     10511 and 10521 Jones Road                                   Houston             TX      77065     Retail
   135     12474 Industrial Boulevard                                   Victorville         CA      92392     Self Storage
   136     430 South Mason Road                                         Katy                TX      77450     Retail
   137     2819-27 John F. Kennedy Boulevard                            Jersey City         NJ      07306     Retail
   138     7620-7640 Hub Parkway                                        Valley View         OH      44125     Industrial
   139     625 West Clinton Street                                      Ithaca              NY      14850     Retail
   140     3124-3156 Century Ave. N                                     Mahtomedi           MN      55110     Retail
   141     1059 & 1099 Vine Street                                      Sacramento          CA      95814     Industrial
   142     14421 Borrego Road                                           Victorville         CA      92392     Self Storage
   143     16216 Raymer Street                                          Van Nuys            CA      91406     Industrial
   144     7776 Cox Lane                                                West Chester        OH      45069     Retail
   145     634 Monongahela Avenue                                       Glassport           PA      15045     Retail
   146     370 Hickory Lane                                             Westland            MI      48185     Multifamily
   147     1600 West T.C. Jester Blvd.                                  Houston             TX      77008     Multifamily
   148     15450 Highway 3                                              Webster             TX      77598     Self Storage
   148     8750 Old Galveston Road                                      Houston             TX      77034     Self Storage
   149     21905 State Route 410 East                                   Bonney Lake         WA      98391     Self Storage
   150     404 - 544 East 30th Street                                   Fremont             NE      68025     Multifamily
   150     902 - 906 Riverfront Road                                    Norfolk             NE      68701     Multifamily
   151     4500 State Highway 6 North                                   Houston             TX      77084     Retail
   152     10928 Eagle River Road                                       Eagle River         AK      99577     Office
   153     17410 Mack Avenue                                            Grosse Pointe       MI      48230     Retail
   154     107 John Street                                              Southport           CT      06890     Office
   155     4048 US Highway 101                                          Lincoln City        OR      97367     Retail
   156     10936 State Road 54                                          New Port Richey     FL      34655     Retail
   157     3414 W. Union Hills Drive                                    Phoenix             AZ      85027     Retail
   158     707 East March Lane                                          Stockton            CA      95207     Retail
   159     SWC Lincoln Blvd & Ocean Park Blvd                           Santa Monica        CA      90405     Retail
   160     29401 Military Road South                                    Federal Way         WA      98003     Manufactured Housing
                                                                                                              Community
   161     325 W. 5th Street                                            Mesa                AZ      85201     Multifamily
   162     13902 Northwest Freeway                                      Houston             TX      77040     Retail
   163     3050 Taylor Road                                             Roseville           CA      95678     Self Storage
   164     830- 846 Watson Avenue & 831- 845 Mahar Avenue               Wilmington          CA      90744     Industrial
   165     402 South Main Street                                        Rolesville          NC      27571     Retail
   166     12350 Industry Way                                           Anchorage           AK      99515     Mixed Use
   167     38404 and 38384 Tanger Drive                                 North Branch        MN      55056     Retail
   168     1100 Wilcrest                                                Houston             TX      77042     Retail
   169     2001 Connecticut Avenue                                      Joplin              MO      64804     Multifamily
   170     324-464 SE 194th Avenue                                      Portland            OR      97233     Multifamily
   171     107 Industry Rd                                              Marietta            OH      45750     Industrial
   172     1307 West Main Street                                        Gun Barrel City     TX      75156     Retail
   173     310 Elvira Drive                                             Natchitoches        LA      71457     Multifamily
   174     142 Alder Avenue                                             Omro                WI      54963     Retail
   175     8501 Rockville Road                                          Indianapolis        IN      46234     Self Storage
   176     920-940 East County Line Road                                Ridgeland           MS      39157     Retail
   177     11911 East Mansfield Avenue                                  Spokane Valley      WA      99206     Multifamily
   178     3010 South Pines Road                                        Spokane Valley      WA      99206     Multifamily
   179     9150 South Dairy Ashford                                     Houston             TX      77099     Retail
   180     6920 Clark Road                                              Paradise            CA      95969     Manufactured Housing
                                                                                                              Community
   181     13300 FM 620 North                                           Austin              TX      78717     Retail
   182     8444-8448 Reseda Boulevard                                   Northridge          CA      91324     Office
   183     3805 27th Street                                             Columbus            NE      68601     Multifamily
   184     6570 Paradise Blvd.                                          Albuquerque         NM      87114     Retail
   185     503 West 150th Street                                        New York            NY      10031     Multifamily
   186     22315 Highway 99 SE                                          Edmonds             WA      98026     Retail
   187     312-320 East Chelten Avenue                                  Philadelphia        PA      19144     Retail
   188     2976 E. State Street                                         Eagle               ID      83616     Retail
   189     16601 N. 40th Street                                         Phoenix             AZ      85032     Office
   190     45 Satellite Boulevard                                       Suwanee             GA      30024     Retail
   191     138 North 5th Street                                         Steubenville        OH      43952     Retail
   192     126 12th Street                                              Wellsburg           WV      26070     Retail
   193     537-551 W. Tefft St.                                         Nipomo              CA      93444     Retail
   194     501 West Kettleman Lane                                      Lodi                CA      95240     Retail
   195     4096 Highway 297 A                                           Cantonment          FL      32533     Self Storage
   196     102 Moyock Commons Drive                                     Moyock              NC      27958     Retail
   197     901 Syracuse Avenue                                          Norfolk             NE      68701     Multifamily
   198     3003 50th Street                                             Lubbock             TX      79413     Retail
   199     2361 DeKalb Medical Parkway                                  Lithonia            GA      30058     Retail
   200     805 West 27th Street                                         Scottsbluff         NE      69361     Retail
   201     7798-7810 Spring Valley Road                                 Dallas              TX      75254     Retail
   202     12033 Ventura Place                                          Studio City         CA      91604     Retail
   203     3721 Highway 528 Northwest                                   Albuquerque         NM      87114     Retail
   204     2330 W. Edinger Avenue                                       Santa Ana           CA      92704     Retail

TOTALS AND WEIGHTED AVERAGES:

------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                                                                                         PERCENT
LOAN NO.   PROPERTY SUB-TYPE                UNITS/SF(3)          YEAR BUILT                YEAR RENOVATED      LEASED(4)
------------------------------------------------------------------------------------------------------------------------

   1       Anchored                             443,251             1999                         NAP               96.1%
   2       Full Service                             285             1987                  1998 / 2000 - 2006       78.5%
   3       Anchored                             325,270             2006                         NAP               93.5%
   4       Anchored                             237,834          1998 / 2005                     NAP               94.5%
   5       Urban                                225,440             1982                         2003             100.0%
   6       Full Service                             347             1991                         1999              77.6%
   7       Urban                                153,993             1924                         2000             100.0%
   8       Medical                               76,451             1990                         NAP               99.9%
   9       Anchored                             167,477             2001                         NAP              100.0%
   10      Leased Fee                           334,125             1987                         NAP              100.0%
   11      Retail/Multifamily                        19             1900                     1960 / 1996          100.0%
   12      Anchored                             144,556             2001                         NAP              100.0%
   13      Senior Housing                           182          1989 / 1991                     NAP               97.8%
   14      Anchored                             160,949             1999                         2004              99.1%
   15      Suburban                             239,905             1984                     1998 - 2001          100.0%
   16      Anchored                             108,242             1998                         NAP               97.4%
   17      Free Standing                        130,497             1996                         NAP              100.0%
   17      Free Standing                        130,497             1996                         NAP              100.0%
   17      Anchored                              86,584             1996                         NAP              100.0%
   18      Manufactured Housing Community           806   1974 - 1979 / 2002 - 2003              NAP               96.8%
   19      High Rise                                419             1926                         NAP               99.3%
   20      Anchored                             119,406             2005                         NAP              100.0%
   21      Garden                                   120             1970                         NAP               99.2%
   22      Garden                                   107             1971                         NAP               99.0%
   23      Mid Rise                                 274             1910                     1981 / 2001          100.0%
   24      Garden                                   168             2006                         NAP               95.8%
   25      Self Storage                          38,375             1931                         1987              88.9%
   26      Anchored                             101,990             1993                         NAP               91.2%
   27      Extended Stay                            136             2000                         NAP               78.8%
   28      Garden                                    82             1971                         NAP               98.6%
   29      Anchored                             104,656          2003 - 2006                     NAP              100.0%
   30      Parking Garage                       140,893             2006                         NAP              100.0%
   31      Urban                              1,390,894             1992                         NAP               75.8%
   32      Office/Industrial                    296,081      1995 / 1999 / 2006                  NAP               93.2%
   33      Leased Fee                               320             1973                         NAP              100.0%
   34      Unanchored                            65,699      1988 - 1990 / 2000                  NAP               89.0%
   34      Shadow Anchored                        7,800             1988                         NAP              100.0%
   34      Free Standing                          7,000             1989                         NAP              100.0%
   35      Suburban                              50,193             1985                         NAP               91.1%
   36      Suburban                             109,576             1999                         NAP              100.0%
   37      Anchored                             129,765          1993 / 2003                     NAP               99.3%
   38      High Rise                                112             1960                         NAP              100.0%
   39      Anchored                              79,427          2005 - 2006                     NAP               93.3%
   40      Garden                                   147             2000                         NAP              100.0%
   41      Flex Industrial                       99,678             1950              1988 / 1996 / 2000 / 2004   100.0%
   42      Full Service                             105             1974                     2003 - 2004           59.9%
   43      Manufactured Housing Community           401             1981                         NAP               94.5%
   44      Limited Service                          118             1995                         NAP               67.5%
   45      Limited Service                           91             2002                         NAP               60.7%
   46      Self Storage                          84,653             1985                         NAP               90.1%
   47      Free Standing                         43,691             1999                         NAP              100.0%
   48      Limited Service                          142             1996                     2004 / 2006           57.7%
   49      Unanchored                            54,464             2006                         NAP               95.0%
   50      Garden                                    56             1973                         NAP               98.2%
   51      Unanchored                            39,698             2002                         NAP               78.1%
   52      Full Service                             107             1983                     1999 / 2003           54.5%
   53      Urban                                163,374             1969                         2002              78.1%
   54      Limited Service                          103             1999                         NAP               80.1%
   55      Warehouse                            107,607          2004 - 2005                     NAP              100.0%
   56      Self Storage                          70,950             1989                         NAP               95.4%
   56      Self Storage                          70,142             1990                         NAP               99.2%
   56      Self Storage                          63,750             1990                         NAP               75.3%
   57      Anchored                              59,595             2004                         NAP               89.0%
   58      Garden                                   144             1990                         NAP              100.0%
   59      Shadow Anchored                       46,800             1998                         NAP               94.6%
   60      Garden                                    56             1988                         NAP              100.0%
   61      Shadow Anchored                       81,426             1981                         NAP               97.5%
   62      Anchored                              42,245             1996                         NAP              100.0%
   63      Shadow Anchored                       36,526          2004 - 2005                     NAP               96.5%
   64      Free Standing                         68,727             2005                         NAP              100.0%
   65      Warehouse                            101,068             2001                     2002 / 2005          100.0%
   66      Manufactured Housing Community           262             1986                         NAP              100.0%
   67      Anchored                             154,229             1983                         NAP               97.5%
   68      Garden                                   320             1974                         NAP               94.7%
   69      Limited Service                           82             1994                         NAP               78.6%
   70      Self Storage                          59,588             1985                         NAP               94.2%
   71      Big Box                               72,897             1981                         NAP              100.0%
   72      Limited Service                           76             1998                         NAP               74.3%
   73      Unanchored                            13,400             2006                         NAP              100.0%
   74      Manufactured Housing Community           210             1974                         NAP               91.0%
   75      Shadow Anchored                       20,490             2006                         NAP              100.0%
   76      Flex Industrial                       50,332             2002                         2006             100.0%
   77      Limited Service                           69             1997                         NAP               75.8%
   78      Unanchored                            66,765             1987                         NAP               93.0%
   79      Free Standing                         20,706             2006                         NAP              100.0%
   80      Unanchored                            15,643             2006                         NAP               87.9%
   81      Anchored                             144,539             1966                     1996 / 2006           95.9%
   82      Light Industrial                      90,000             1995                         NAP              100.0%
   83      Garden                                    60             1978                         NAP               96.7%
   84      Mid Rise                                  54          1966 - 1967                     1998             100.0%
   85      Low Rise                                 172             1987                     2005 - 2006           98.8%
   86      Leased Fee                            19,536             1995                         NAP              100.0%
   87      Garden                                   200             1975                         NAP               94.0%
   88      Free Standing                         14,564             2006                         NAP              100.0%
   89      Shadow Anchored                       45,860             2006                         NAP              100.0%
   90      Garden                                    52             1978                         NAP               96.2%
   91      Anchored                             135,395             1957                     1984 / 1990           90.5%
   92      Anchored                             105,158      1967 / 1983 / 1987                  1989              95.5%
   93      Anchored                              90,861             1987                         NAP               93.5%
   94      Anchored                              20,251             2000                         NAP              100.0%
   95      Self Storage                          70,430             1971                         NAP               98.7%
   96      Limited Service                          133             1973                         2005              51.1%
   97      Suburban                              39,435             1975                         2005              82.0%
   98      Garden                                   232             1983                         NAP               90.1%
   99      Limited Service                           73             2000                         NAP               71.4%
  100      Warehouse                            210,000             1995                         NAP              100.0%
  101      Free Standing                         16,254             2006                         NAP              100.0%
  102      Anchored                              75,864             1987                         NAP               92.5%
  103      Suburban                              23,759             2000                         NAP              100.0%
  104      Suburban                              41,751             2004                         NAP              100.0%
  105      Light Industrial                      24,100             2003                         NAP              100.0%
  105      Light Industrial                      19,640             1991                         NAP               92.9%
  106      Free Standing                          9,670             1927                  1995 / 2000 / 2003      100.0%
  107      Full Service                             118             1990                         2005              53.3%
  108      Flex Industrial                       47,716             1961                         2000              68.1%
  109      Manufactured Housing Community           176             1962                         NAP               99.4%
  110      Garden                                    30          2005 - 2006                     NAP              100.0%
  111      Unanchored                            18,256             2005                         NAP               92.0%
  112      Anchored                              16,150             1990                         NAP              100.0%
  113      Limited Service                           66             1995                         2006              77.2%
  114      Garden                                    88             1998                         NAP               94.3%
  115      Free Standing                         15,120             2001                         NAP              100.0%
  116      Shadow Anchored                        7,683             2006                         NAP              100.0%
  117      Free Standing                         25,436             2006                         NAP              100.0%
  118      Anchored                              32,150             1997                         NAP              100.0%
  119      Light Industrial                      71,142             2002                         NAP              100.0%
  120      Light Industrial                      80,080          1959 / 1965                     2002             100.0%
  121      Warehouse                            112,877             1946                         1993             100.0%
  122      Free Standing                         25,984             2006                         NAP              100.0%
  123      Flex Industrial                       56,766             1915                         2002              98.1%
  124      Warehouse                             87,236             1989                         NAP              100.0%
  125      Office/Industrial                     50,893          1979 - 1983                     NAP               92.6%
  126      Free Standing                         10,908             2005                         NAP              100.0%
  127      Garden                                    64             1992                         NAP              100.0%
  128      Unanchored                            40,000             2005                         NAP              100.0%
  129      Unanchored                            25,205             1987                         NAP              100.0%
  130      Unanchored                            15,127             2005                         NAP              100.0%
  131      Garden                                    21             1988                         NAP              100.0%
  132      Garden                                   100          1991 - 1993                     NAP               97.0%
  133      Warehouse                             46,465             2006                         NAP              100.0%
  134      Unanchored                            19,043             2002                         NAP              100.0%
  135      Self Storage                          53,817             1990                         NAP               93.1%
  136      Unanchored                            23,464             1994                         NAP               93.3%
  137      Unanchored                            10,005             1952                         NAP              100.0%
  138      Flex Industrial                      134,628             1975                         NAP              100.0%
  139      Free Standing                         10,125             2000                         NAP              100.0%
  140      Unanchored                            19,768             1973                         2005              90.1%
  141      Warehouse                            121,279             1988                         NAP               79.4%
  142      Self Storage                          53,760             1990                         NAP               90.2%
  143      Warehouse                             26,977             1970                         NAP              100.0%
  144      Free Standing                         14,820             2005                         NAP              100.0%
  145      Anchored                              14,564             2006                         NAP              100.0%
  146      Garden                                   144             1971                         NAP               82.6%
  147      Garden                                    96             1968                         NAP               89.6%
  148      Self Storage                          70,368             1978                         NAP               95.4%
  148      Self Storage                          55,746             1970                         2006              96.4%
  149      Self Storage                          56,465             1997                         NAP               99.1%
  150      Garden                                    52             1995                         NAP               98.1%
  150      Garden                                    32             1995                         NAP               96.9%
  151      Unanchored                            40,285             1984                         NAP               80.3%
  152      Suburban                              45,485             1984                         NAP               91.9%
  153      Free Standing                         20,360             1951                         1997             100.0%
  154      Suburban                              21,772             1986                  1997 / 1998 / 2003       95.4%
  155      Free Standing                         14,550             2006                         NAP              100.0%
  156      Free Standing                          5,925             2006                         NAP              100.0%
  157      Unanchored                            17,210             1983                         NAP              100.0%
  158      Unanchored                            17,244             1984                         NAP              100.0%
  159      Free Standing                          6,492             1997                         NAP              100.0%
  160      Manufactured Housing Community            64             1988                         NAP              100.0%
  161      Garden                                    87             1962                         NAP               96.6%
  162      Shadow Anchored                       20,000             2006                         NAP              100.0%
  163      Self Storage                          76,996             1984                         2005              93.0%
  164      Light Industrial                      31,912          1987 / 1990                     NAP              100.0%
  165      Free Standing                         13,824             2005                         NAP              100.0%
  166      Retail/Office                         26,604             1985                         NAP              100.0%
  167      Shadow Anchored                      102,000             1999                         NAP              100.0%
  168      Unanchored                            28,594             1986                         NAP               93.3%
  169      Garden                                    67             1973                         1997              95.5%
  170      Garden                                    70          1974 / 1977                     NAP              100.0%
  171      Light Industrial                      81,063             1982                         1997             100.0%
  172      Shadow Anchored                       15,550             2003                         NAP              100.0%
  173      Garden                                    48             1999                         NAP               95.8%
  174      Free Standing                         22,506             2002                         NAP              100.0%
  175      Self Storage                          71,900             1998                         2004              85.2%
  176      Shadow Anchored                        7,526             2005                         NAP              100.0%
  177      Garden                                    62             1981                         NAP              100.0%
  178      Low Rise                                  72             1979                         NAP               97.2%
  179      Free Standing                         13,500             1995                         NAP              100.0%
  180      Manufactured Housing Community            63             1958                         NAP               98.4%
  181      Shadow Anchored                        7,653             2006                         NAP              100.0%
  182      Suburban                              15,065             1961                         1996             100.0%
  183      Garden                                    72             1978                         1996              94.4%
  184      Free Standing                          3,500             2006                         NAP              100.0%
  185      Low Rise                                   8             1910                         2005             100.0%
  186      Unanchored                            18,932             1987                         NAP               79.4%
  187      Shadow Anchored                        9,263             2004                         NAP              100.0%
  188      Shadow Anchored                        7,289             2005                         NAP              100.0%
  189      Medical                               41,135             1986                         2004              98.3%
  190      Unanchored                             8,400             2005                         NAP              100.0%
  191      Free Standing                         11,335             1997                         NAP              100.0%
  192      Free Standing                         11,325             1997                         NAP              100.0%
  193      Shadow Anchored                       10,190             2002                         NAP              100.0%
  194      Free Standing                          5,039             2006                         NAP              100.0%
  195      Self Storage                          30,950             2003                         NAP               90.5%
  196      Shadow Anchored                       18,000             1999                         NAP              100.0%
  197      Garden                                    60             1989                         NAP               93.3%
  198      Unanchored                            10,010             2006                         NAP              100.0%
  199      Shadow Anchored                        8,560             2005                         NAP              100.0%
  200      Free Standing                          6,972             2006                         NAP              100.0%
  201      Unanchored                            11,549             1968                         2003             100.0%
  202      Anchored                              10,000             1986                         NAP              100.0%
  203      Shadow Anchored                        7,000             2000                         NAP              100.0%
  204      Unanchored                             4,179             1999                         NAP              100.0%

TOTALS AND WEIGHTED AVERAGES:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                              % BY
                                                                                                                             CUT-OFF
MORTGAGE   PERCENT LEASED   SECURITY                                  RELATED                 ORIGINAL      CUT-OFF DATE      DATE
LOAN NO.    AS OF DATE(4)   TYPE(5)         LIEN POSITION          BORROWER LIST               BALANCE        BALANCE(6)     BALANCE
------------------------------------------------------------------------------------------------------------------------------------

   1         11/15/2006     Fee/Leasehold       First                   NAP                $   95,200,000   $   95,200,000     6.1%
   2         10/31/2006     Leasehold           First                   NAP                $   72,000,000   $   72,000,000     4.6%
   3         12/20/2006     Fee                 First                   NAP                $   71,000,000   $   71,000,000     4.6%
   4         10/24/2006     Fee                 First                   NAP                $   59,680,000   $   59,680,000     3.8%
   5         08/11/2006     Fee                 First                   NAP                $   55,000,000   $   55,000,000     3.5%
   6         10/31/2006     Fee                 First                  6, 30               $   55,000,000   $   55,000,000     3.5%
   7         01/01/2006     Leasehold           First                   NAP                $   50,000,000   $   50,000,000     3.2%
   8         10/19/2006     Fee                 First                   NAP                $   46,750,000   $   46,750,000     3.0%
   9         11/03/2006     Fee                 First                   NAP                $   33,145,000   $   33,145,000     2.1%
   10        01/01/2007     Fee                 First                   NAP                $   27,000,000   $   27,000,000     1.7%
   11        11/29/2006     Fee                 First                   NAP                $   25,000,000   $   25,000,000     1.6%
   12        09/14/2006     Fee                 First                   NAP                $   22,700,000   $   22,700,000     1.5%
   13        09/15/2006     Fee                 First                   NAP                $   21,000,000   $   21,000,000     1.4%
   14        10/16/2006     Fee                 First                   NAP                $   21,000,000   $   21,000,000     1.4%
   15        09/30/2006     Fee                 First                15, 29, 39            $   20,115,000   $   20,115,000     1.3%
   16        12/04/2006     Fee                 First                   NAP                $   20,000,000   $   20,000,000     1.3%
                                                                                           $   19,825,000   $   19,825,000     1.3%
   17        01/01/2007     Fee                 First               17, 88, 145            $    7,475,000   $    7,475,000     0.5%
   17        01/01/2007     Fee                 First               17, 88, 145            $    7,150,000   $    7,150,000     0.5%
   17        01/01/2007     Fee                 First               17, 88, 145            $    5,200,000   $    5,200,000     0.3%
   18        07/31/2006     Fee                 First                18, 43, 66            $   17,000,000   $   16,963,469     1.1%
   19        06/28/2006     Leasehold           First                   NAP                $   15,500,000   $   15,500,000     1.0%
   20        10/18/2006     Fee                 First                   NAP                $   15,000,000   $   15,000,000     1.0%
   21        10/31/2006     Fee                 First         21, 22, 28, 50, 60, 131      $   15,000,000   $   15,000,000     1.0%
   22        10/31/2006     Fee                 First         21, 22, 28, 50, 60, 131      $   14,700,000   $   14,700,000     0.9%
   23        12/06/2006     Fee                 First                   NAP                $   14,000,000   $   13,971,295     0.9%
   24        09/06/2006     Fee                 First                   NAP                $   13,500,000   $   13,500,000     0.9%
   25        07/01/2006     Fee                 First                   NAP                $   13,000,000   $   12,911,734     0.8%
   26        11/01/2006     Fee/Leasehold       First                  26, 59              $   11,750,000   $   11,750,000     0.8%
   27        08/30/2006     Fee                 First                  27, 48              $   11,600,000   $   11,600,000     0.7%
   28        10/31/2006     Fee                 First         21, 22, 28, 50, 60, 131      $   11,500,000   $   11,500,000     0.7%
   29        08/01/2006     Fee                 First                15, 29, 39            $   11,220,000   $   11,220,000     0.7%
   30        01/01/2007     Fee                 First                  6, 30               $   11,000,000   $   11,000,000     0.7%
   31        09/11/2006     Fee                 First                   NAP                $   10,000,000   $   10,000,000     0.6%
   32        12/01/2006     Fee                 First                   NAP                $   10,000,000   $   10,000,000     0.6%
   33        01/01/2007     Fee                 First                   NAP                $   10,000,000   $   10,000,000     0.6%
                                                                                           $   10,000,000   $   10,000,000     0.6%
   34        10/26/2006     Fee                 First                   NAP                $    7,878,788   $    7,878,788     0.5%
   34        10/26/2006     Fee                 First                   NAP                $    1,090,909   $    1,090,909     0.1%
   34        10/26/2006     Fee                 First                   NAP                $    1,030,303   $    1,030,303     0.1%
   35        10/01/2006     Fee                 First                   NAP                $    9,975,000   $    9,975,000     0.6%
   36        09/21/2006     Fee                 First                   NAP                $    9,600,000   $    9,600,000     0.6%
   37        06/30/2006     Fee                 First                   NAP                $    9,630,000   $    9,595,289     0.6%
   38        08/18/2006     Fee                 First                   NAP                $    9,500,000   $    9,500,000     0.6%
   39        11/09/2006     Fee                 First                15, 29, 39            $    9,025,000   $    9,025,000     0.6%
   40        11/15/2006     Fee                 First                   NAP                $    9,000,000   $    9,000,000     0.6%
   41        07/01/2006     Fee/Leasehold       First                   NAP                $    9,000,000   $    8,953,662     0.6%
   42        07/31/2006     Fee                 First                  42, 52              $    8,900,000   $    8,875,962     0.6%
   43        07/31/2006     Fee                 First                18, 43, 66            $    8,850,000   $    8,830,740     0.6%
   44        08/31/2006     Fee                 First                   NAP                $    8,500,000   $    8,489,151     0.5%
   45        08/31/2006     Fee                 First                   NAP                $    8,250,000   $    8,250,000     0.5%
   46        10/19/2006     Fee                 First                  46, 70              $    8,150,000   $    8,142,737     0.5%
   47        11/03/2006     Fee                 First                   NAP                $    8,000,000   $    8,000,000     0.5%
   48        08/31/2006     Fee                 First                  27, 48              $    7,925,000   $    7,925,000     0.5%
   49        10/17/2006     Fee                 First                 49, 130              $    7,600,000   $    7,600,000     0.5%
   50        10/31/2006     Fee                 First         21, 22, 28, 50, 60, 131      $    7,500,000   $    7,500,000     0.5%
   51        11/06/2006     Fee                 First                   NAP                $    7,500,000   $    7,412,890     0.5%
   52        07/31/2006     Fee                 First                  42, 52              $    7,250,000   $    7,230,571     0.5%
   53        09/01/2006     Fee                 First                   NAP                $    7,250,000   $    7,223,278     0.5%
   54        07/23/2006     Fee                 First                   NAP                $    7,200,000   $    7,194,266     0.5%
   55        11/14/2006     Fee                 First                   NAP                $    7,100,000   $    7,093,959     0.5%
                                                                                           $    7,000,000   $    6,973,718     0.4%
   56        09/26/2006     Fee                 First                   NAP                $    3,150,000   $    3,138,173     0.2%
   56        09/26/2006     Fee                 First                   NAP                $    2,380,000   $    2,371,064     0.2%
   56        09/26/2006     Fee                 First                   NAP                $    1,470,000   $    1,464,481     0.1%
   57        11/30/2006     Fee                 First                   NAP                $    6,800,000   $    6,800,000     0.4%
   58        11/30/2006     Fee                 First                   NAP                $    6,800,000   $    6,793,878     0.4%
   59        06/12/2006     Fee                 First                  26, 59              $    6,750,000   $    6,750,000     0.4%
   60        10/31/2006     Fee                 First         21, 22, 28, 50, 60, 131      $    6,700,000   $    6,700,000     0.4%
   61        10/11/2006     Fee/Leasehold       First                  61, 67              $    6,500,000   $    6,456,776     0.4%
   62        01/01/2007     Leasehold           First                 62, 118              $    6,000,000   $    5,969,940     0.4%
   63        08/31/2006     Fee                 First                   NAP                $    5,800,000   $    5,800,000     0.4%
   64        11/10/2006     Fee                 First                   NAP                $    5,725,000   $    5,718,842     0.4%
   65        01/01/2007     Fee                 First                   NAP                $    5,650,000   $    5,628,378     0.4%
   66        09/05/2006     Fee                 First                18, 43, 66            $    5,500,000   $    5,488,005     0.4%
   67        07/18/2006     Fee                 First                  61, 67              $    5,500,000   $    5,484,432     0.4%
   68        10/05/2006     Fee                 First                   NAP                $    5,400,000   $    5,400,000     0.3%
   69        09/30/2006     Fee                 First           69, 72, 77, 99, 113        $    5,325,000   $    5,319,471     0.3%
   70        10/17/2006     Fee                 First                  46, 70              $    5,250,000   $    5,245,333     0.3%
   71        01/01/2007     Fee                 First                   NAP                $    5,240,000   $    5,240,000     0.3%
   72        09/30/2006     Fee                 First           69, 72, 77, 99, 113        $    5,100,000   $    5,094,704     0.3%
   73        11/09/2006     Fee                 First                   NAP                $    5,000,000   $    4,996,249     0.3%
   74        08/22/2006     Fee                 First                   NAP                $    5,000,000   $    4,985,867     0.3%
   75        08/31/2006     Fee                 First                   NAP                $    4,950,000   $    4,950,000     0.3%
   76        08/04/2006     Fee                 First                   NAP                $    4,900,000   $    4,891,508     0.3%
   77        09/30/2006     Fee                 First           69, 72, 77, 99, 113        $    4,875,000   $    4,869,938     0.3%
   78        09/30/2006     Fee                 First                   NAP                $    4,600,000   $    4,600,000     0.3%
   79        11/21/2006     Fee                 First                   NAP                $    4,500,000   $    4,491,352     0.3%
   80        09/28/2006     Fee                 First                   NAP                $    4,500,000   $    4,482,188     0.3%
   81        11/15/2006     Fee                 First                   NAP                $    4,400,000   $    4,400,000     0.3%
   82        11/01/2006     Fee                 First                   NAP                $    4,400,000   $    4,400,000     0.3%
   83        10/30/2006     Fee                 First                  83, 90              $    4,300,000   $    4,296,139     0.3%
   84        09/01/2006     Fee                 First                   NAP                $    4,300,000   $    4,288,907     0.3%
   85        09/28/2006     Fee                 First                   NAP                $    4,225,000   $    4,216,973     0.3%
   86        10/20/2006     Fee                 First                   NAP                $    4,200,000   $    4,192,265     0.3%
   87        09/13/2006     Fee                 First                 87, 161              $    4,150,000   $    4,142,185     0.3%
   88        10/16/2006     Fee                 First               17, 88, 145            $    4,115,000   $    4,115,000     0.3%
   89        08/01/2006     Fee                 First                   NAP                $    4,100,000   $    4,100,000     0.3%
   90        10/30/2006     Fee                 First                  83, 90              $    4,100,000   $    4,096,318     0.3%
   91        07/27/2006     Fee                 First                   NAP                $    4,100,000   $    4,092,654     0.3%
   92        09/13/2006     Fee                 First                   NAP                $    4,050,000   $    4,038,579     0.3%
   93        09/05/2006     Fee/Leasehold       First                   NAP                $    4,000,000   $    4,000,000     0.3%
   94        09/06/2006     Leasehold           First                   NAP                $    4,000,000   $    4,000,000     0.3%
   95        05/02/2006     Fee                 First               95, 135, 142           $    3,830,000   $    3,815,567     0.2%
   96        03/31/2006     Fee                 First                   NAP                $    3,825,000   $    3,791,900     0.2%
   97        08/17/2006     Fee                 First                   NAP                $    3,800,000   $    3,785,932     0.2%
   98        08/21/2006     Fee                 First                   NAP                $    3,800,000   $    3,767,504     0.2%
   99        09/30/2006     Fee                 First           69, 72, 77, 99, 113        $    3,750,000   $    3,746,247     0.2%
  100        11/09/2006     Fee                 First                   NAP                $    3,500,000   $    3,500,000     0.2%
  101        01/01/2007     Fee                 First                   NAP                $    3,500,000   $    3,500,000     0.2%
  102        09/15/2006     Fee                 First                   NAP                $    3,500,000   $    3,490,602     0.2%
  103        08/07/2006     Fee                 First                   NAP                $    3,500,000   $    3,464,720     0.2%
  104        10/30/2006     Fee                 First                   NAP                $    3,400,000   $    3,400,000     0.2%
                                                                                           $    3,400,000   $    3,400,000     0.2%
  105        09/18/2006     Fee                 First                   NAP                $    1,871,560   $    1,871,560     0.1%
  105        09/20/2006     Fee                 First                   NAP                $    1,528,440   $    1,528,440     0.1%
  106        11/08/2006     Fee                 First                   NAP                $    3,340,000   $    3,337,254     0.2%
  107        06/30/2006     Fee                 First                   NAP                $    3,400,000   $    3,313,407     0.2%
  108        09/07/2006     Fee                 First                   NAP                $    3,250,000   $    3,241,210     0.2%
  109        10/27/2006     Fee                 First                   NAP                $    3,200,000   $    3,200,000     0.2%
  110        07/27/2006     Fee                 First                   NAP                $    3,180,000   $    3,171,359     0.2%
  111        10/31/2006     Fee                 First                   NAP                $    3,100,000   $    3,100,000     0.2%
  112        09/01/2006     Fee                 First                   NAP                $    3,100,000   $    3,100,000     0.2%
  113        09/30/2006     Fee                 First           69, 72, 77, 99, 113        $    3,100,000   $    3,096,898     0.2%
  114        11/22/2006     Fee                 First       114, 132, 150, 169, 183, 197   $    3,030,000   $    3,027,320     0.2%
  115        01/01/2007     Fee                 First                   NAP                $    3,000,000   $    3,000,000     0.2%
  116        04/26/2006     Fee                 First                   NAP                $    3,000,000   $    3,000,000     0.2%
  117        10/25/2006     Fee                 First                   NAP                $    3,000,000   $    3,000,000     0.2%
  118        01/01/2007     Leasehold           First                 62, 118              $    3,000,000   $    3,000,000     0.2%
  119        11/03/2006     Fee                 First                 119, 121             $    3,000,000   $    2,997,507     0.2%
  120        11/13/2006     Fee                 First                   NAP                $    3,000,000   $    2,996,231     0.2%
  121        10/26/2006     Fee                 First                 119, 121             $    3,000,000   $    2,994,621     0.2%
  122        10/31/2006     Fee                 First                   NAP                $    3,000,000   $    2,994,585     0.2%
  123        07/10/2006     Fee                 First                   NAP                $    3,000,000   $    2,988,819     0.2%
  124        10/05/2006     Fee                 First                   NAP                $    2,830,000   $    2,830,000     0.2%
  125        10/27/2006     Fee                 First                   NAP                $    2,825,000   $    2,819,704     0.2%
  126        06/30/2006     Fee                 First                   NAP                $    2,790,000   $    2,782,525     0.2%
  127        11/10/2006     Fee                 First                   NAP                $    2,750,000   $    2,747,611     0.2%
  128        01/01/2007     Fee                 First                   NAP                $    2,700,000   $    2,700,000     0.2%
  129        09/20/2006     Fee                 First                   NAP                $    2,700,000   $    2,700,000     0.2%
  130        09/15/2006     Fee                 First                 49, 130              $    2,700,000   $    2,700,000     0.2%
  131        10/31/2006     Fee                 First         21, 22, 28, 50, 60, 131      $    2,700,000   $    2,700,000     0.2%
  132        11/28/2006     Fee                 First       114, 132, 150, 169, 183, 197   $    2,700,000   $    2,697,612     0.2%
  133        09/06/2006     Fee                 First                   NAP                $    2,550,000   $    2,543,200     0.2%
  134        08/03/2006     Fee                 First                   NAP                $    2,550,000   $    2,540,952     0.2%
  135        07/11/2006     Fee                 First               95, 135, 142           $    2,550,000   $    2,540,390     0.2%
  136        01/01/2007     Fee                 First                   NAP                $    2,500,000   $    2,500,000     0.2%
  137        05/01/2006     Fee                 First                   NAP                $    2,500,000   $    2,500,000     0.2%
  138        11/10/2006     Fee                 First                   NAP                $    2,500,000   $    2,500,000     0.2%
  139        09/01/2006     Fee                 First                   NAP                $    2,500,000   $    2,500,000     0.2%
  140        11/03/2006     Fee                 First                   NAP                $    2,500,000   $    2,498,009     0.2%
  141        11/03/2006     Fee                 First                   NAP                $    2,500,000   $    2,497,867     0.2%
  142        05/02/2006     Fee                 First               95, 135, 142           $    2,500,000   $    2,490,579     0.2%
  143        05/26/2006     Fee                 First                   NAP                $    2,450,000   $    2,442,086     0.2%
  144        01/01/2007     Leasehold           First                   NAP                $    2,350,000   $    2,348,001     0.2%
  145        09/20/2006     Fee                 First               17, 88, 145            $    2,325,000   $    2,325,000     0.1%
  146        08/16/2006     Fee                 First                   NAP                $    2,300,000   $    2,300,000     0.1%
  147        07/24/2006     Fee                 First                   NAP                $    2,300,000   $    2,300,000     0.1%
                                                                                           $    2,300,000   $    2,297,116     0.1%
  148        09/30/2006     Fee                 First                   NAP                $    1,291,546   $    1,289,926     0.1%
  148        09/30/2006     Fee                 First                   NAP                $    1,008,454   $    1,007,189     0.1%
  149        09/01/2006     Fee                 First                   NAP                $    2,250,000   $    2,248,015     0.1%
                                                                                           $    2,250,000   $    2,248,010     0.1%
  150        11/28/2006     Fee                 First       114, 132, 150, 169, 183, 197   $    1,400,000   $    1,398,762     0.1%
  150        11/28/2006     Fee                 First       114, 132, 150, 169, 183, 197   $      850,000   $      849,248     0.1%
  151        07/31/2006     Fee                 First                   NAP                $    2,200,000   $    2,200,000     0.1%
  152        10/31/2006     Fee                 First                 152, 166             $    2,200,000   $    2,198,138     0.1%
  153        07/25/2005     Fee                 First                   NAP                $    2,200,000   $    2,195,830     0.1%
  154        11/21/2006     Fee                 First                   NAP                $    2,150,000   $    2,147,218     0.1%
  155        01/01/2007     Fee                 First                   NAP                $    2,142,000   $    2,142,000     0.1%
  156        11/13/2006     Fee                 First                   NAP                $    2,100,000   $    2,097,490     0.1%
  157        08/31/2006     Fee                 First                   NAP                $    2,080,000   $    2,074,985     0.1%
  158        09/05/2006     Fee                 First                   NAP                $    2,050,000   $    2,048,269     0.1%
  159        01/01/2007     Fee                 First                   NAP                $    2,000,000   $    2,000,000     0.1%
  160        09/30/2006     Fee                 First                   NAP                $    2,000,000   $    2,000,000     0.1%
  161        07/20/2006     Fee                 First                 87, 161              $    2,000,000   $    1,996,795     0.1%
  162        01/01/2007     Fee                 First                   NAP                $    2,000,000   $    1,996,300     0.1%
  163        08/31/2006     Fee                 First                   NAP                $    2,000,000   $    1,994,938     0.1%
  164        08/11/2006     Fee                 First                   NAP                $    1,950,000   $    1,943,524     0.1%
  165        01/01/2007     Fee                 First                   NAP                $    1,900,000   $    1,900,000     0.1%
  166        10/31/2006     Fee                 First                 152, 166             $    1,820,000   $    1,818,472     0.1%
  167        06/01/2006     Fee                 First                   NAP                $    1,802,000   $    1,798,940     0.1%
  168        11/16/2006     Fee                 First                   NAP                $    1,800,000   $    1,798,582     0.1%
  169        11/22/2006     Fee                 First       114, 132, 150, 169, 183, 197   $    1,800,000   $    1,798,408     0.1%
  170        07/13/2006     Fee                 First                   NAP                $    1,800,000   $    1,795,952     0.1%
  171        01/01/2007     Fee                 First                   NAP                $    1,732,500   $    1,729,223     0.1%
  172        07/24/2006     Fee                 First                   NAP                $    1,700,000   $    1,700,000     0.1%
  173        08/25/2006     Fee                 First                   NAP                $    1,700,000   $    1,696,713     0.1%
  174        01/01/2007     Fee                 First                   NAP                $    1,700,000   $    1,694,275     0.1%
  175        06/12/2006     Fee                 First                   NAP                $    1,700,000   $    1,689,135     0.1%
  176        09/30/2006     Fee                 First                   NAP                $    1,679,000   $    1,677,705     0.1%
  177        10/16/2006     Fee                 First                 177, 178             $    1,650,000   $    1,650,000     0.1%
  178        10/16/2006     Fee                 First                 177, 178             $    1,650,000   $    1,650,000     0.1%
  179        10/24/2006     Fee                 First                   NAP                $    1,600,000   $    1,600,000     0.1%
  180        05/24/2006     Fee                 First                   NAP                $    1,600,000   $    1,600,000     0.1%
  181        01/01/2007     Fee                 First                   NAP                $    1,600,000   $    1,598,878     0.1%
  182        11/01/2006     Fee                 First                   NAP                $    1,600,000   $    1,598,719     0.1%
  183        11/22/2006     Fee                 First       114, 132, 150, 169, 183, 197   $    1,600,000   $    1,598,585     0.1%
  184        01/01/2007     Fee                 First                   NAP                $    1,600,000   $    1,597,935     0.1%
  185        10/26/2006     Fee                 First                   NAP                $    1,600,000   $    1,597,227     0.1%
  186        05/31/2006     Fee                 First                   NAP                $    1,600,000   $    1,594,361     0.1%
  187        07/26/2006     Fee                 First                   NAP                $    1,540,000   $    1,533,805     0.1%
  188        07/17/2006     Fee                 First                   NAP                $    1,520,000   $    1,514,811     0.1%
  189        08/04/2006     Fee                 First                   NAP                $    1,523,000   $    1,503,388     0.1%
  190        07/12/2006     Fee                 First                   NAP                $    1,500,000   $    1,496,240     0.1%
  191        01/01/2007     Fee                 First                   NAP                $    1,450,000   $    1,447,521     0.1%
  192        01/01/2007     Fee                 First                   NAP                $    1,408,400   $    1,407,211     0.1%
  193        09/01/2006     Fee                 First                   NAP                $    1,400,000   $    1,398,824     0.1%
  194        01/01/2007     Fee                 First                   NAP                $    1,400,000   $    1,393,911     0.1%
  195        07/25/2006     Fee                 First                   NAP                $    1,330,000   $    1,330,000     0.1%
  196        10/10/2006     Fee                 First                   NAP                $    1,300,000   $    1,297,868     0.1%
  197        11/28/2006     Fee                 First       114, 132, 150, 169, 183, 197   $    1,260,000   $    1,258,886     0.1%
  198        09/11/2006     Fee                 First                   NAP                $    1,200,000   $    1,196,948     0.1%
  199        03/21/2006     Fee                 First                   NAP                $    1,200,000   $    1,195,733     0.1%
  200        09/08/2006     Fee                 First                   NAP                $    1,000,000   $      998,751     0.1%
  201        08/29/2006     Fee                 First                   NAP                $    1,000,000   $      997,560     0.1%
  202        01/01/2007     Fee                 First                   NAP                $      980,000   $      976,794     0.1%
  203        07/05/2006     Fee                 First                   NAP                $      975,000   $      973,371     0.1%
  204        08/07/2006     Fee                 First                   NAP                $      900,000   $      897,173     0.1%

TOTALS AND WEIGHTED AVERAGES:                                                              $1,555,761,900   $1,554,514,355   100.0%

------------------------------------------------------------------------------------------------------------------------------
              % OF
           APPLICABLE          CUT-OFF
MORTGAGE   LOAN GROUP     DATE BALANCE                FIRST PAYMENT   FIRST PAYMENT    MATURITY           GRACE           ARD
LOAN NO.    BALANCE     PER UNIT OR SF   NOTE DATE      DATE (P&I)      DATE (IO)        DATE           PERIOD(7)         LOAN
------------------------------------------------------------------------------------------------------------------------------

   1          6.8%                $215   11/17/2006        NAP          01/01/2007    12/01/2016            5              No
   2          5.1%            $252,632   12/01/2006        NAP          01/01/2007    12/01/2016            5              No
   3          5.0%                $218   12/20/2006        NAP          02/03/2007    01/03/2017            0              No
   4          4.2%                $251   12/11/2006     02/01/2012      02/01/2007    01/01/2017            5              No
   5          3.9%                $244   08/18/2006        NAP          10/01/2006    09/01/2016            5              No
   6          3.9%            $158,501   12/06/2006        NAP          02/01/2007    01/01/2017            5              No
   7          3.5%                $325   11/22/2006     07/08/2009      01/08/2007    11/08/2013            0              No
   8          3.3%                $612   10/19/2006        NAP          12/01/2006    11/01/2016            0             Yes
   9          2.4%                $198   11/21/2006     01/01/2012      01/01/2007    12/01/2016            5              No
   10         1.9%                 $81   11/01/2006        NAP          12/01/2006    11/01/2016            0              No
   11         1.8%          $1,315,789   12/11/2006        NAP          02/01/2007    01/01/2017            5              No
   12         1.6%                $157   10/10/2006     12/01/2009      12/01/2006    11/01/2016            5              No
   13        14.4%            $115,385   11/28/2006     01/01/2009      01/01/2007    12/01/2016            5              No
   14         1.5%                $130   11/02/2006        NAP          01/01/2007    12/01/2016            0              No
   15         1.4%                 $84   11/21/2006        NAP          01/01/2007    12/01/2016            10             No
   16         1.4%                $185   12/04/2006     02/01/2012      02/01/2007    01/01/2017            0             Yes
              1.4%                 $57   08/31/2006        NAP          11/01/2006    09/01/2016
   17         0.5%                 $57   08/31/2006        NAP          11/01/2006    09/01/2016            0             Yes
   17         0.5%                 $57   08/31/2006        NAP          11/01/2006    09/01/2016            0             Yes
   17         0.4%                 $57   08/31/2006        NAP          11/01/2006    09/01/2016            0             Yes
   18         1.2%             $21,046   10/04/2006     12/01/2006         NAP        11/01/2016            5              No
   19         1.1%             $36,993   11/15/2006        NAP          01/01/2007    12/01/2016            5              No
   20         1.1%                $126   11/21/2006        NAP          01/01/2007    12/01/2011            5             Yes
   21         1.1%            $125,000   11/29/2006        NAP          01/01/2007    12/01/2016            5              No
   22         1.0%            $137,383   11/29/2006        NAP          01/01/2007    12/01/2016            5              No
   23         9.6%             $50,990   10/31/2006     12/01/2006         NAP        11/01/2016            5              No
   24         9.3%             $80,357   10/30/2006     06/01/2009      12/01/2006    11/01/2016            5              No
   25         0.9%                $336   10/04/2006     12/01/2006         NAP        11/01/2013            5              No
   26         0.8%                $115   10/05/2006     12/01/2011      12/01/2006    11/01/2016            5              No
   27         0.8%             $85,294   12/08/2006     02/01/2007         NAP        01/01/2017            5              No
   28         0.8%            $140,244   11/29/2006        NAP          01/01/2007    12/01/2016            5              No
   29         0.8%                $107   11/09/2006        NAP          01/01/2007    12/01/2016            5              No
   30         0.8%                 $78   09/29/2006        NAP          11/01/2006    10/01/2013            5              No
   31         0.7%                $117   08/16/2006        NAP          10/09/2006    09/09/2011            0              No
   32         0.7%                 $34   12/01/2006     02/01/2010      02/01/2007    01/01/2017            2              No
   33         0.7%             $31,250   08/31/2006        NAP          10/01/2006    09/01/2021            5              No
              0.7%                $124   10/26/2006        NAP          12/01/2006    11/01/2016
   34         0.6%                $124   10/26/2006        NAP          12/01/2006    11/01/2016            0              No
   34         0.1%                $124   10/26/2006        NAP          12/01/2006    11/01/2016            0              No
   34         0.1%                $124   10/26/2006        NAP          12/01/2006    11/01/2016            0              No
   35         0.7%                $199   12/04/2006     02/01/2007         NAP        01/01/2017            5              No
   36         0.7%                 $88   10/04/2006     12/01/2011      12/01/2006    11/01/2016            5              No
   37         0.7%                 $74   08/07/2006     10/01/2006         NAP        09/01/2016            5              No
   38         0.7%             $84,821   11/28/2006        NAP          01/01/2007    12/01/2016            5              No
   39         0.6%                $114   11/21/2006        NAP          01/01/2007    12/01/2016            5              No
   40         6.2%             $61,224   11/15/2006        NAP          01/01/2007    12/01/2016            0              No
   41         0.6%                 $90   08/14/2006     10/01/2006         NAP        09/01/2016            5              No
   42         0.6%             $84,533   10/11/2006     12/01/2006         NAP        11/01/2016            5              No
   43         0.6%             $22,022   10/12/2006     12/01/2006         NAP        11/01/2016            5              No
   44         0.6%             $71,942   11/08/2006     01/01/2007         NAP        12/01/2016            5             Yes
   45         0.6%             $90,659   12/11/2006     02/01/2007         NAP        01/01/2017            5              No
   46         0.6%                 $96   11/21/2006     01/01/2007         NAP        12/01/2016            5              No
   47         0.6%                $183   11/08/2006        NAP          01/01/2007    12/01/2016     5 days once per       No
                                                                                                   calendar year then 0
   48         0.6%             $55,810   12/08/2006     02/01/2007         NAP        01/01/2017            5              No
   49         0.5%                $140   10/18/2006     12/01/2011      12/01/2006    11/01/2016            5              No
   50         0.5%            $133,929   11/29/2006        NAP          01/01/2007    12/01/2016            5              No
   51         0.5%                $187   01/31/2006     03/01/2006         NAP        02/01/2016            5              No
   52         0.5%             $67,575   10/06/2006     12/01/2006         NAP        11/01/2016            5              No
   53         0.5%                 $44   08/24/2006     10/01/2006         NAP        09/01/2016            5              No
   54         0.5%             $69,847   11/17/2006     01/01/2007         NAP        12/01/2016            0              No
   55         0.5%                 $66   11/14/2006     01/01/2007         NAP        12/01/2016            0              No
              0.5%                 $34   09/29/2006     11/01/2006         NAP        10/01/2016
   56         0.2%                 $34   09/29/2006     11/01/2006         NAP        10/01/2016            5              No
   56         0.2%                 $34   09/29/2006     11/01/2006         NAP        10/01/2016            5              No
   56         0.1%                 $34   09/29/2006     11/01/2006         NAP        10/01/2016            5              No
   57         0.5%                $114   12/01/2006     02/01/2009      02/01/2007    01/01/2017            0              No
   58         4.7%             $47,180   11/30/2006     01/01/2007         NAP        12/01/2016            0              No
   59         0.5%                $144   11/09/2006     01/01/2012      01/01/2007    12/01/2016            5              No
   60         4.6%            $119,643   11/29/2006        NAP          01/01/2007    12/01/2016            5              No
   61         0.5%                 $79   07/19/2006     09/01/2006         NAP        08/01/2021            5              No
   62         0.4%                $141   06/29/2006     08/01/2006         NAP        07/01/2021            5             Yes
   63         0.4%                $159   10/11/2006     12/01/2008      12/01/2006    11/01/2016            5              No
   64         0.4%                 $83   11/20/2006     01/01/2007         NAP        12/01/2016            0             Yes
   65         0.4%                 $56   09/01/2006     10/01/2006         NAP        09/01/2016            5             Yes
   66         3.8%             $20,947   10/04/2006     12/01/2006         NAP        11/01/2016            5              No
   67         0.4%                 $36   10/13/2006     12/01/2006         NAP        11/01/2016            5              No
   68         3.7%             $16,875   11/29/2006        NAP          01/01/2007    12/01/2021            5              No
   69         0.4%             $64,872   11/30/2006     01/01/2007         NAP        12/01/2016            5              No
   70         0.4%                 $88   11/21/2006     01/01/2007         NAP        12/01/2016            5              No
   71         0.4%                 $72   11/10/2006        NAP          01/01/2007    12/01/2016            5              No
   72         0.4%             $67,036   11/30/2006     01/01/2007         NAP        12/01/2016            5              No
   73         0.4%                $373   11/09/2006     01/01/2007         NAP        12/01/2016            0              No
   74         0.4%             $23,742   09/19/2006     11/01/2006         NAP        10/01/2013            5              No
   75         0.4%                $242   11/02/2006     01/01/2010      01/01/2007    12/01/2016            5              No
   76         0.3%                 $97   10/03/2006     12/01/2006         NAP        11/01/2016            5              No
   77         0.3%             $70,579   11/30/2006     01/01/2007         NAP        12/01/2016            5              No
   78         0.3%                 $69   11/01/2006     12/01/2008      12/01/2006    11/01/2016            5              No
   79         0.3%                $217   11/21/2006     01/01/2007         NAP        12/01/2026            0              No
   80         0.3%                $287   10/12/2006     12/01/2006         NAP        11/01/2026            5              No
   81         0.3%                 $30   11/16/2006        NAP          01/01/2007    12/01/2016            5              No
   82         0.3%                 $49   11/01/2006        NAP          01/01/2007    12/01/2016            0              No
   83         3.0%             $71,602   11/20/2006     01/01/2007         NAP        12/01/2016            5              No
   84         2.9%             $79,424   08/29/2006     11/01/2006         NAP        10/01/2016            5              No
   85         2.9%             $24,517   10/10/2006     12/01/2006         NAP        11/01/2016            5              No
   86         0.3%                $215   10/20/2006     12/01/2006         NAP        11/01/2016            0              No
   87         2.8%             $20,711   10/19/2006     12/01/2006         NAP        11/01/2013            5              No
   88         0.3%                $283   10/17/2006        NAP          12/01/2006    11/01/2016            0              No
   89         0.3%                 $89   11/06/2006     01/01/2010      01/01/2007    12/01/2016            5              No
   90         2.8%             $78,775   11/20/2006     01/01/2007         NAP        12/01/2016            5              No
   91         0.3%                 $30   10/19/2006     12/01/2006         NAP        11/01/2016            5              No
   92         0.3%                 $38   09/27/2006     11/01/2006         NAP        10/01/2016            5              No
   93         0.3%                 $44   11/01/2006     12/01/2011      12/01/2006    11/01/2016            5              No
   94         0.3%                $198   12/06/2006     02/01/2007         NAP        01/01/2017            5              No
   95         0.3%                 $54   08/30/2006     11/01/2006         NAP        10/01/2013            5              No
   96         0.3%             $28,511   05/24/2006     07/01/2006         NAP        06/01/2016            5             Yes
   97         0.3%                 $96   08/25/2006     10/01/2006         NAP        09/01/2016            5              No
   98         2.6%             $16,239   08/31/2006     10/01/2006         NAP        09/01/2016            5              No
   99         0.3%             $51,318   11/21/2006     01/01/2007         NAP        12/01/2016            5              No
  100         0.2%                 $17   11/09/2006        NAP          01/01/2007    12/01/2016            0              No
  101         0.2%                $215   11/28/2006     02/01/2007         NAP        01/01/2017            5              No
  102         0.2%                 $46   09/29/2006     11/01/2006         NAP        10/01/2016            5              No
  103         0.2%                $146   09/19/2006     11/01/2006         NAP        10/01/2016            5              No
  104         0.2%                 $81   10/31/2006     01/01/2012      01/01/2007    12/01/2016            5              No
              0.2%                 $78   10/03/2006        NAP          12/01/2006    11/01/2016
  105         0.1%                 $78   10/03/2006        NAP          12/01/2006    11/01/2016            5              No
  105         0.1%                 $78   10/03/2006        NAP          12/01/2006    11/01/2016            5              No
  106         0.2%                $345   11/08/2006     01/01/2007         NAP        12/01/2016            0              No
  107         0.2%             $28,080   08/25/2005     10/01/2005         NAP        09/01/2015            5              No
  108         0.2%                 $68   09/21/2006     11/01/2006         NAP        10/01/2016            5              No
  109         2.2%             $18,182   10/25/2006        NAP          12/01/2006    11/01/2016            5              No
  110         2.2%            $105,712   09/18/2006     11/01/2006         NAP        10/01/2016            5              No
  111         0.2%                $170   08/15/2006     10/01/2009      10/01/2006    09/01/2016            5              No
  112         0.2%                $192   12/05/2006     02/01/2009      02/01/2007    01/01/2017            5              No
  113         0.2%             $46,923   11/21/2006     01/01/2007         NAP        12/01/2016            5              No
  114         2.1%             $34,401   11/22/2006     01/01/2007         NAP        12/01/2016            0              No
  115         0.2%                $198   12/01/2006     02/01/2007         NAP        01/01/2017            5              No
  116         0.2%                $390   09/19/2006        NAP          11/01/2006    10/01/2016            5              No
  117         0.2%                $118   10/25/2006     12/01/2010      12/01/2006    11/01/2016            0             Yes
  118         0.2%                 $93   12/07/2006     02/01/2007         NAP        01/01/2017            5              No
  119         0.2%                 $42   11/03/2006     01/01/2007         NAP        12/01/2016            0              No
  120         0.2%                 $37   11/13/2006     01/01/2007         NAP        12/01/2016            0              No
  121         0.2%                 $27   10/26/2006     12/01/2006         NAP        11/01/2016            0              No
  122         0.2%                $115   10/31/2006     12/01/2006         NAP        11/01/2016            0             Yes
  123         0.2%                 $53   08/30/2006     10/01/2006         NAP        09/01/2016            5              No
  124         0.2%                 $32   10/12/2006     12/01/2008      12/01/2006    11/01/2016            5              No
  125         0.2%                 $55   10/27/2006     12/01/2006         NAP        11/01/2016            0              No
  126         0.2%                $255   09/22/2006     11/01/2006         NAP        10/01/2016            5              No
  127         1.9%             $42,931   11/20/2006     01/03/2007         NAP        12/03/2016            0              No
  128         0.2%                 $68   08/24/2006     10/01/2011      10/01/2006    09/01/2016            5              No
  129         0.2%                $107   11/21/2006        NAP          01/01/2007    12/01/2016            5              No
  130         0.2%                $178   10/02/2006     12/01/2009      12/01/2006    11/01/2016            5              No
  131         0.2%            $128,571   11/29/2006        NAP          01/01/2007    12/01/2016            5              No
  132         1.9%             $26,976   11/28/2006     01/01/2007         NAP        12/01/2016            0              No
  133         0.2%                 $55   09/07/2006     11/01/2006         NAP        10/01/2011            5             Yes
  134         0.2%                $133   08/07/2006     10/01/2006         NAP        09/01/2016            5              No
  135         0.2%                 $47   08/30/2006     11/01/2006         NAP        10/01/2013            5              No
  136         0.2%                $107   11/06/2006     01/01/2009      01/01/2007    12/01/2016            5              No
  137         0.2%                $250   10/20/2006     12/01/2011      12/01/2006    11/01/2016            5              No
  138         0.2%                 $19   11/15/2006     01/01/2012      01/01/2007    12/01/2016            5              No
  139         0.2%                $247   11/15/2006     01/01/2012      01/01/2007    12/01/2016            5              No
  140         0.2%                $126   11/03/2006     01/01/2007         NAP        12/01/2016            0              No
  141         0.2%                 $21   11/01/2006     01/01/2007         NAP        12/01/2016            0              No
  142         0.2%                 $46   08/30/2006     11/01/2006         NAP        10/01/2013            5              No
  143         0.2%                 $91   08/04/2006     10/01/2006         NAP        09/01/2016            5              No
  144         0.2%                $158   11/02/2006     01/01/2007         NAP        12/01/2016            5             Yes
  145         0.2%                $160   10/04/2006        NAP          12/01/2006    11/01/2016            0              No
  146         1.6%             $15,972   09/20/2006     11/01/2009      11/01/2006    10/01/2016            5              No
  147         1.6%             $23,958   07/31/2006     09/01/2009      09/01/2006    08/01/2016            5              No
              0.2%                 $18   11/14/2006     01/01/2007         NAP        12/01/2016
  148         0.1%                 $18   11/14/2006     01/01/2007         NAP        12/01/2016            5              No
  148         0.1%                 $18   11/14/2006     01/01/2007         NAP        12/01/2016            5              No
  149         0.2%                 $40   11/02/2006     01/01/2007         NAP        12/01/2016            5              No
              1.5%             $26,762   11/28/2006     01/01/2007         NAP        12/01/2016
  150         1.0%             $26,762   11/28/2006     01/01/2007         NAP        12/01/2016            0              No
  150         0.6%             $26,762   11/28/2006     01/01/2007         NAP        12/01/2016            0              No
  151         0.2%                 $55   08/15/2006     10/01/2007      10/01/2006    09/01/2016            5              No
  152         0.2%                 $48   11/01/2006     01/01/2007         NAP        12/01/2016            5              No
  153         0.2%                $108   11/01/2006     12/01/2006         NAP        11/01/2016            5              No
  154         0.2%                 $99   11/21/2006     01/01/2007         NAP        12/01/2016            0              No
  155         0.2%                $147   10/31/2006        NAP          12/01/2006    11/01/2016            5              No
  156         0.1%                $354   11/13/2006     01/01/2007         NAP        12/01/2016            0             Yes
  157         0.1%                $121   09/11/2006     11/01/2006         NAP        10/01/2016            5              No
  158         0.1%                $119   11/08/2006     01/01/2007         NAP        12/01/2016            5              No
  159         0.1%                $308   10/12/2006     12/01/2008      12/01/2006    11/01/2016            5              No
  160         1.4%             $31,250   12/01/2006     02/01/2007         NAP        01/01/2017            5              No
  161         1.4%             $22,952   10/03/2006     12/01/2006         NAP        11/01/2013            5              No
  162         0.1%                $100   10/04/2006     12/01/2006         NAP        11/01/2016            5              No
  163         0.1%                 $26   08/21/2006     11/01/2006         NAP        10/01/2016            5              No
  164         0.1%                 $61   08/09/2006     10/01/2006         NAP        09/01/2016            5              No
  165         0.1%                $137   09/29/2006        NAP          11/01/2006    10/01/2016            15             No
  166         0.1%                 $68   11/01/2006     01/01/2007         NAP        12/01/2016            5              No
  167         0.1%                 $18   10/20/2006     12/01/2006         NAP        11/01/2016            5              No
  168         0.1%                 $63   11/16/2006     01/01/2007         NAP        12/01/2016            0              No
  169         1.2%             $26,842   11/22/2006     01/01/2007         NAP        12/01/2016            0              No
  170         1.2%             $25,656   08/25/2006     11/01/2006         NAP        10/01/2016            5              No
  171         0.1%                 $21   10/20/2006     12/01/2006         NAP        11/01/2016            5              No
  172         0.1%                $109   11/02/2006     01/01/2012      01/01/2007    12/01/2016            5              No
  173         1.2%             $35,348   10/06/2006     12/01/2006         NAP        11/01/2016            5              No
  174         0.1%                 $75   09/01/2006     10/01/2006         NAP        09/01/2016            5              No
  175         0.1%                 $23   09/27/2006     11/01/2006         NAP        10/01/2016            5              No
  176         0.1%                $223   11/07/2006     01/01/2007         NAP        12/01/2016            5              No
  177         1.1%             $26,613   10/27/2006     12/01/2008      12/01/2006    11/01/2016            5              No
  178         1.1%             $22,917   11/02/2006     01/01/2009      01/01/2007    12/01/2016            5              No
  179         0.1%                $119   10/24/2006     12/01/2011      12/01/2006    11/01/2016            0              No
  180         0.1%             $25,397   05/24/2006     08/01/2011      08/01/2006    07/01/2016            5              No
  181         0.1%                $209   11/22/2006     01/01/2007         NAP        12/01/2016            5              No
  182         0.1%                $106   11/02/2006     01/01/2007         NAP        12/01/2016            5              No
  183         1.1%             $22,203   11/22/2006     01/01/2007         NAP        12/01/2016            0              No
  184         0.1%                $457   10/31/2006     12/01/2006         NAP        11/01/2021            5              No
  185         1.1%            $199,653   10/26/2006     12/01/2006         NAP        11/01/2016            0              No
  186         0.1%                 $84   08/02/2006     10/01/2006         NAP        09/01/2016            5              No
  187         0.1%                $166   07/26/2006     09/01/2006         NAP        08/01/2016            5              No
  188         0.1%                $208   08/07/2006     10/01/2006         NAP        09/01/2016            5              No
  189         0.1%                 $37   08/02/2006     10/01/2006         NAP        09/01/2021            5              No
  190         0.1%                $178   09/25/2006     11/01/2006         NAP        10/01/2016            5              No
  191         0.1%                $128   10/26/2006     12/01/2006         NAP        11/01/2016            5              No
  192         0.1%                $124   11/15/2006     01/01/2007         NAP        12/01/2016            5             Yes
  193         0.1%                $137   11/08/2006     01/01/2007         NAP        12/01/2016            5              No
  194         0.1%                $277   07/31/2006     09/01/2006         NAP        08/01/2016            5              No
  195         0.1%                 $43   08/31/2006     10/01/2008      10/01/2006    09/01/2016            5              No
  196         0.1%                 $72   10/12/2006     12/01/2006         NAP        11/01/2016            16             No
  197         0.9%             $20,981   11/28/2006     01/01/2007         NAP        12/01/2016            0              No
  198         0.1%                $120   09/06/2006     11/01/2006         NAP        10/01/2016            5              No
  199         0.1%                $140   08/11/2006     10/01/2006         NAP        09/01/2016            5              No
  200         0.1%                $143   11/13/2006     01/01/2007         NAP        12/01/2016            5              No
  201         0.1%                 $86   10/13/2006     12/01/2006         NAP        11/01/2016            5              No
  202         0.1%                 $98   10/27/2006     01/01/2007         NAP        12/01/2016            5              No
  203         0.1%                $139   09/27/2006     12/01/2006         NAP        11/01/2016            5              No
  204         0.1%                $215   08/10/2006     10/01/2006         NAP        09/01/2016            5              No

TOTALS AND WEIGHTED AVERAGES:

----------------------------------------------------------------------------------------------------------------------------
                                              ORIGINAL   REMAINING   ORIGINAL                             MONTHLY    MONTHLY
MORTGAGE    LOCKBOX           LOCKBOX         TERM TO     TERM TO     AMORT.     REMAINING    MORTGAGE    PAYMENT    PAYMENT
LOAN NO.    STATUS             TYPE           MATURITY   MATURITY    TERM(8)    AMORT. TERM       RATE      (P&I)       (IO)
----------------------------------------------------------------------------------------------------------------------------

   1       In Place            Hard             120         119         IO           IO         5.650%        NAP   $454,459
   2       In Place            Hard             120         119         IO           IO         5.325%        NAP   $323,938
   3       In Place            Hard             120         120         IO           IO         5.883%        NAP   $352,912
   4       Springing           Hard             120         120        360          360         5.660%   $344,872   $285,400
   5       In Place            Hard             120         116         IO           IO         5.927%        NAP   $275,404
   6       In Place            Hard             120         120         IO           IO         5.512%        NAP   $256,142
   7       In Place            Hard              83         82         300          300         6.315%   $331,846   $266,780
   8       In Place            Hard             120         118         IO           IO         6.210%        NAP   $245,291
   9       Springing           Hard             120         119        360          360         5.440%   $186,948   $152,344
   10        None               NAP             120         118         IO           IO         5.850%        NAP   $133,453
   11      Springing           Hard             120         120         IO           IO         5.745%        NAP   $121,350
   12        None               NAP             120         118        360          360         5.745%   $132,399   $110,186
   13        None               NAP             120         119        360          360         5.695%   $121,818   $101,047
   14        None               NAP             120         119         IO           IO         5.481%        NAP    $97,250
   15      Springing           Hard             120         119         IO           IO         5.943%        NAP    $99,620
   16        None               NAP             120         120        360          360         5.710%   $116,207    $96,488
                                                119         116         IO           IO         6.111%        NAP   $102,361
   17      Springing           Hard             119         116         IO           IO         6.111%        NAP    $38,595
   17      Springing           Hard             119         116         IO           IO         6.111%        NAP    $36,917
   17      Springing           Hard             119         116         IO           IO         6.111%        NAP    $26,849
   18        None               NAP             120         118        360          358         5.260%    $93,980        NAP
   19        None               NAP             120         119         IO           IO         5.250%        NAP    $68,754
   20      Springing           Hard              60         59          IO           IO         5.340%        NAP    $67,804
   21        None               NAP             120         119         IO           IO         5.647%        NAP    $71,568
   22        None               NAP             120         119         IO           IO         5.647%        NAP    $70,137
   23        None               NAP             120         118        360          358         5.480%    $79,315        NAP
   24        None               NAP             120         118        360          360         5.970%    $80,679    $68,095
   25        None               NAP              84         82         180          178         5.900%   $109,000        NAP
   26      Springing           Hard             120         118        360          360         5.875%    $69,506    $58,325
   27      Springing           Hard             120         120        360          360         5.928%    $69,008        NAP
   28        None               NAP             120         119         IO           IO         5.527%        NAP    $53,703
   29        None               NAP             120         119         IO           IO         5.963%        NAP    $55,754
   30        None               NAP              84         81          IO           IO         5.837%        NAP    $54,249
   31      In Place            Hard              60         56          IO           IO         5.860%        NAP    $49,512
   32        None               NAP             120         120        300          300         5.860%    $63,577    $49,512
   33      Springing           Hard             180         176         IO           IO         6.359%        NAP    $53,728
                                                120         118         IO           IO         6.110%        NAP    $51,624
   34        None               NAP             120         118         IO           IO         6.110%        NAP    $40,673
   34        None               NAP             120         118         IO           IO         6.110%        NAP     $5,632
   34        None               NAP             120         118         IO           IO         6.110%        NAP     $5,319
   35        None               NAP             120         120        360          360         5.860%    $58,910        NAP
   36      Springing           Hard             120         118        360          360         5.980%    $57,433    $48,504
   37      Springing           Hard             120         116        360          356         6.090%    $58,295        NAP
   38        None               NAP             120         119         IO           IO         5.260%        NAP    $42,220
   39        None               NAP             120         119         IO           IO         5.993%        NAP    $45,072
   40        None               NAP             120         119         IO           IO         5.600%        NAP    $42,583
   41        None               NAP             120         116        300          296         6.360%    $59,984        NAP
   42      Springing           Hard             120         118        300          298         6.055%    $57,642        NAP
   43        None               NAP             120         118        360          358         5.200%    $48,596        NAP
   44      Springing           Hard             120         119        300          299         6.000%    $54,766        NAP
   45        None               NAP             120         120        360          360         5.630%    $47,518        NAP
   46        None               NAP             120         119        360          359         5.720%    $47,406        NAP
   47        None               NAP             120         119         IO           IO         5.790%        NAP    $39,136
   48      Springing           Hard             120         120        360          360         5.928%    $47,146        NAP
   49        None               NAP             120         118        360          360         5.860%    $44,884    $37,629
   50        None               NAP             120         119         IO           IO         5.527%        NAP    $35,024
   51        None               NAP             120         109        360          349         5.540%    $42,773        NAP
   52      Springing           Hard             120         118        300          298         6.100%    $47,156        NAP
   53        None               NAP             120         116        360          356         5.990%    $43,421        NAP
   54      Springing           Hard             120         119        360          359         6.150%    $43,864        NAP
   55        None               NAP             120         119        360          359         5.900%    $42,113        NAP
                                                120         117        300          297         6.370%    $46,697        NAP
   56        None               NAP             120         117        300          297         6.370%    $21,014        NAP
   56        None               NAP             120         117        300          297         6.370%    $15,877        NAP
   56        None               NAP             120         117        300          297         6.370%     $9,806        NAP
   57        None               NAP             120         120        360          360         5.770%    $39,769    $33,151
   58        None               NAP             120         119        360          359         5.680%    $39,381        NAP
   59        None               NAP             120         119        360          360         5.592%    $38,716    $31,892
   60        None               NAP             120         119         IO           IO         5.527%        NAP    $31,288
   61        None               NAP             180         175        300          295         6.113%    $42,330        NAP
   62      In Place    Soft, Springing Hard     180         174        360          354         6.295%    $37,119        NAP
   63      Springing           Hard             120         118        360          360         5.980%    $34,699    $29,305
   64        None               NAP             120         119        324          323         5.990%    $35,687        NAP
   65      Springing           Hard             120         116        360          356         5.820%    $33,224        NAP
   66        None               NAP             120         118        360          358         5.190%    $30,167        NAP
   67        None               NAP             120         118        300          298         5.783%    $34,711        NAP
   68        None               NAP             180         179         IO           IO         5.629%        NAP    $25,682
   69        None               NAP             120         119        336          335         5.770%    $31,987        NAP
   70        None               NAP             120         119        360          359         5.730%    $30,571        NAP
   71        None               NAP             120         119         IO           IO         5.950%        NAP    $26,343
   72        None               NAP             120         119        336          335         5.770%    $30,636        NAP
   73        None               NAP             120         119        360          359         6.370%    $31,177        NAP
   74        None               NAP              84         81         360          357         5.750%    $29,179        NAP
   75        None               NAP             120         119        360          360         5.700%    $28,730    $23,839
   76      Springing           Hard             120         118        360          358         6.240%    $30,138        NAP
   77        None               NAP             120         119        336          335         5.770%    $29,284        NAP
   78        None               NAP             120         118        360          360         6.260%    $28,353    $24,330
   79        None               NAP             240         239        240          239         6.270%    $32,944        NAP
   80        None               NAP             240         238        240          238         6.405%    $33,300        NAP
   81        None               NAP             120         119         IO           IO         5.565%        NAP    $20,688
   82        None               NAP             120         119         IO           IO         5.960%        NAP    $22,157
   83        None               NAP             120         119        360          359         5.690%    $24,930        NAP
   84        None               NAP             120         117        360          357         6.140%    $26,169        NAP
   85      Springing           Hard             120         118        360          358         5.830%    $24,871        NAP
   86        None               NAP             120         118        360          358         5.970%    $25,100        NAP
   87        None               NAP              84         82         360          358         5.870%    $24,536        NAP
   88        None               NAP             120         118         IO           IO         6.114%        NAP    $21,257
   89      Springing           Hard             120         119        360          360         5.980%    $24,529    $20,715
   90        None               NAP             120         119        360          359         5.690%    $23,770        NAP
   91      In Place            Hard             120         118        360          358         6.093%    $24,827        NAP
   92        None               NAP             120         117        360          357         5.760%    $23,660        NAP
   93        None               NAP             120         118        360          360         5.416%    $22,501    $18,304
   94        None               NAP             120         120        360          360         5.750%    $23,343        NAP
   95        None               NAP              84         81         300          297         6.350%    $25,503        NAP
   96      Springing           Hard             120         113        300          293         6.575%    $26,006        NAP
   97        None               NAP             120         116        360          356         5.970%    $22,710        NAP
   98        None               NAP             120         116        240          236         5.850%    $26,897        NAP
   99        None               NAP             120         119        336          335         5.930%    $22,902        NAP
  100        None               NAP             120         119         IO           IO         5.760%        NAP    $17,033
  101        None               NAP             120         120        360          360         6.020%    $21,029        NAP
  102      In Place            Hard             120         117        360          357         5.971%    $20,919        NAP
  103        None               NAP             120         117        180          177         5.950%    $29,441        NAP
  104        None               NAP             120         119        360          360         5.650%    $19,626    $16,231
                                                120         118         IO           IO         5.870%        NAP    $16,863
  105        None               NAP             120         118         IO           IO         5.870%        NAP     $9,282
  105        None               NAP             120         118         IO           IO         5.870%        NAP     $7,580
  106        None               NAP             120         119        360          359         6.030%    $20,089        NAP
  107        None               NAP             120         104        300          284         5.310%    $20,495        NAP
  108        None               NAP             120         117        360          357         5.940%    $19,360        NAP
  109        None               NAP             120         118         IO           IO         5.750%        NAP    $15,546
  110        None               NAP             120         117        360          357         5.920%    $18,902        NAP
  111        None               NAP             120         116        360          360         6.100%    $18,786    $15,977
  112        None               NAP             120         120        360          360         5.565%    $17,728    $14,576
  113        None               NAP             120         119        336          335         5.930%    $18,932        NAP
  114        None               NAP             120         119        360          359         5.750%    $17,682        NAP
  115      Springing           Hard             120         120        360          360         5.420%    $16,883        NAP
  116      Springing           Hard             120         117         IO           IO         6.090%        NAP    $15,436
  117        None               NAP             120         118        360          360         6.100%    $18,180    $15,462
  118      Springing           Hard             120         120        300          300         5.922%    $19,186        NAP
  119        None               NAP             120         119        360          359         5.990%    $17,967        NAP
  120        None               NAP             120         119        300          299         6.080%    $19,476        NAP
  121        None               NAP             120         118        360          358         6.090%    $18,160        NAP
  122        None               NAP             120         118        360          358         6.060%    $18,102        NAP
  123        None               NAP             120         116        360          356         5.940%    $17,871        NAP
  124        None               NAP             120         118        360          360         6.430%    $17,757    $15,375
  125        None               NAP             120         118        360          358         5.890%    $16,738        NAP
  126      Springing           Hard             120         117        360          357         5.980%    $16,692        NAP
  127        None               NAP             120         119        360          359         5.820%    $16,171        NAP
  128      Springing           Hard             120         116        360          360         5.950%    $16,101    $13,573
  129        None               NAP             120         119         IO           IO         5.910%        NAP    $13,482
  130        None               NAP             120         118        360          360         5.870%    $15,963    $13,391
  131        None               NAP             120         119         IO           IO         5.667%        NAP    $12,928
  132        None               NAP             120         119        360          359         5.750%    $15,756        NAP
  133      Springing           Hard              60         57         360          357         6.000%    $15,289        NAP
  134        None               NAP             120         116        360          356         6.160%    $15,552        NAP
  135        None               NAP              84         81         300          297         6.350%    $16,980        NAP
  136        None               NAP             120         119        360          360         5.900%    $14,828    $12,462
  137        None               NAP             120         118        360          360         5.620%    $14,384    $11,871
  138        None               NAP             120         119        360          360         5.750%    $14,589    $12,146
  139        None               NAP             120         119        360          360         5.825%    $14,709    $12,304
  140        None               NAP             120         119        360          359         6.150%    $15,231        NAP
  141        None               NAP             120         119        360          359         5.890%    $14,812        NAP
  142        None               NAP              84         81         300          297         6.350%    $16,647        NAP
  143        None               NAP             120         116        360          356         6.570%    $15,599        NAP
  144      Springing           Hard             120         119        360          359         5.900%    $13,939        NAP
  145        None               NAP             120         118         IO           IO         6.095%        NAP    $11,973
  146        None               NAP             120         117        360          360         6.160%    $14,027    $11,971
  147        None               NAP             120         115        360          360         6.180%    $14,057    $12,010
                                                120         119        300          299         6.090%    $14,946        NAP
  148        None               NAP             120         119        300          299         6.090%     $8,393        NAP
  148        None               NAP             120         119        300          299         6.090%     $6,553        NAP
  149        None               NAP             120         119        360          359         5.760%    $13,145        NAP
                                                120         119        360          359         5.750%    $13,130        NAP
  150        None               NAP             120         119        360          359         5.750%     $8,170        NAP
  150        None               NAP             120         119        360          359         5.750%     $4,960        NAP
  151        None               NAP             120         116        360          360         6.180%    $13,446    $11,487
  152        None               NAP             120         119        360          359         5.920%    $13,077        NAP
  153      Springing           Hard             120         118        360          358         5.840%    $12,965        NAP
  154        None               NAP             120         119        300          299         5.930%    $13,761        NAP
  155        None               NAP             120         118         IO           IO         5.850%        NAP    $10,587
  156        None               NAP             120         119        300          299         6.330%    $13,957        NAP
  157        None               NAP             120         117        360          357         6.420%    $13,038        NAP
  158        None               NAP             120         119        360          359         5.930%    $12,199        NAP
  159        None               NAP             120         118        360          360         6.130%    $12,159    $10,359
  160        None               NAP             120         120        360          360         6.120%    $12,146        NAP
  161        None               NAP              84         82         360          358         6.580%    $12,747        NAP
  162      Springing           Hard             120         118        360          358         5.950%    $11,927        NAP
  163        None               NAP             120         117        360          357         6.220%    $12,275        NAP
  164        None               NAP             120         116        360          356         6.450%    $12,261        NAP
  165        None               NAP             120         117         IO           IO         5.820%        NAP     $9,343
  166        None               NAP             120         119        360          359         5.950%    $10,853        NAP
  167      Springing           Hard             120         118        360          358         6.330%    $11,189        NAP
  168        None               NAP             120         119        360          359         6.190%    $11,013        NAP
  169        None               NAP             120         119        360          359         5.750%    $10,504        NAP
  170        None               NAP             120         117        360          357         6.700%    $11,615        NAP
  171      Springing           Hard             120         118        360          358         5.850%    $10,221        NAP
  172        None               NAP             120         119        360          360         6.000%    $10,192     $8,618
  173        None               NAP             120         118        360          358         5.750%     $9,921        NAP
  174        None               NAP             120         116        360          356         6.390%    $10,622        NAP
  175        None               NAP             120         117        240          237         5.760%    $11,945        NAP
  176        None               NAP             120         119        360          359         6.270%    $10,360        NAP
  177        None               NAP             120         118        360          360         6.030%     $9,924     $8,406
  178        None               NAP             120         119        360          360         6.020%     $9,914     $8,392
  179        None               NAP             120         118        360          360         6.140%     $9,737     $8,300
  180      Springing           Hard             120         114        360          360         6.060%     $9,655     $8,192
  181      Springing           Hard             120         119        360          359         6.610%    $10,229        NAP
  182        None               NAP             120         119        360          359         6.130%     $9,727        NAP
  183        None               NAP             120         119        360          359         5.750%     $9,337        NAP
  184      In Place    Soft, Springing Hard     180         178        360          358         7.470%    $11,155        NAP
  185        None               NAP             120         118        360          358         6.240%     $9,841        NAP
  186        None               NAP             120         116        360          356         6.190%     $9,789        NAP
  187      Springing           Hard             120         115        360          355         6.500%     $9,734        NAP
  188        None               NAP             120         116        360          356         6.330%     $9,438        NAP
  189        None               NAP             180         176        180          176         6.540%    $13,300        NAP
  190        None               NAP             120         117        360          357         6.260%     $9,246        NAP
  191      Springing           Hard             120         118        360          358         6.300%     $8,975        NAP
  192      Springing           Hard             120         119        360          359         5.930%     $8,381        NAP
  193        None               NAP             120         119        360          359         5.950%     $8,349        NAP
  194        None               NAP             120         115        360          355         6.170%     $8,547        NAP
  195        None               NAP             120         116        360          360         6.230%     $8,172     $7,001
  196        None               NAP             120         118        360          358         6.480%     $8,200        NAP
  197        None               NAP             120         119        360          359         5.750%     $7,353        NAP
  198        None               NAP             120         117        360          357         6.200%     $7,350        NAP
  199        None               NAP             120         116        360          356         6.150%     $7,311        NAP
  200      Springing           Hard             120         119        300          299         6.110%     $6,510        NAP
  201        None               NAP             120         118        300          298         6.630%     $6,834        NAP
  202        None               NAP             120         119        180          179         6.000%     $8,270        NAP
  203      Springing           Hard             120         118        360          358         6.400%     $6,099        NAP
  204        None               NAP             120         116        360          356         6.690%     $5,802        NAP

TOTALS AND WEIGHTED AVERAGES:                   119         117        342          341         5.821%

-------------------------------------------------------------------------------------------------------------------------------
MORTGAGE    THIRD MOST   THIRD MOST RECENT   SECOND MOST   SECOND MOST RECENT   MOST RECENT      MOST RECENT NOI       MORTGAGE
LOAN NO.    RECENT NOI       NOI DATE        RECENT NOI         NOI DATE                NOI            DATE            LOAN NO.
-------------------------------------------------------------------------------------------------------------------------------

   1        $5,888,713      12/31/2004        $5,938,087       12/31/2005        $6,458,640      Ann. 06/30/2006          1
   2        $7,666,500      12/31/2004       $10,324,500       12/31/2005       $11,565,100      T-12 10/31/2006          2
   3               NAP          NAP                  NAP           NAP                  NAP            NAP                3
   4               NAP          NAP                  NAP           NAP                  NAP            NAP                4
   5        $4,590,138      12/31/2003        $4,184,594       12/31/2004        $4,305,951         12/31/2005            5
   6        $5,218,728      12/31/2004        $6,470,658       12/31/2005        $6,310,231      T-12 08/31/2006          6
   7        $5,012,329      12/31/2003        $4,653,651       12/31/2004        $5,008,548         12/31/2005            7
   8        $3,414,598      12/31/2003        $3,648,715       12/31/2004        $3,593,702         12/31/2005            8
   9               NAP          NAP           $2,718,615       12/31/2004        $3,094,454         12/31/2005            9
   10              NAP          NAP                  NAP           NAP                  NAP            NAP                10
   11       $1,341,495      12/31/2003        $1,432,722       12/31/2004        $1,525,872         12/31/2005            11
   12       $1,862,501      12/31/2004        $1,956,165       12/31/2005        $1,948,208      T-12 07/01/2006          12
   13       $2,368,386      12/31/2004        $2,541,687       12/31/2005        $2,494,205      T-12 09/30/2006          13
   14              NAP          NAP                  NAP           NAP           $1,798,659         12/31/2005            14
   15       $2,502,623      12/31/2003        $2,284,437       12/31/2004        $2,412,155         12/31/2005            15
   16       $1,640,057      12/31/2003        $1,748,110       12/31/2004        $1,734,438         12/31/2005            16
   17              NAP          NAP                  NAP           NAP                  NAP            NAP                17
   17              NAP          NAP                  NAP           NAP                  NAP            NAP                17
   17         $572,661      12/31/2003          $565,986       12/31/2004          $560,077         12/31/2005            17
   18       $1,913,047      12/31/2004        $2,019,039       12/31/2005        $2,150,903      T-12 06/30/2006          18
   19              NAP          NAP             $192,867       12/31/2004          $338,134         12/31/2005            19
   20              NAP          NAP                  NAP           NAP                  NAP            NAP                20
   21       $1,099,447      12/31/2004        $1,125,142       12/31/2005        $1,200,199      T-12 09/30/2006          21
   22       $1,107,983      12/31/2004        $1,119,224       12/31/2005        $1,204,378      T-12 09/30/2006          22
   23         $812,855      12/31/2003          $912,197       12/31/2004          $990,390         12/31/2005            23
   24              NAP          NAP                  NAP           NAP             $279,823      T-12 07/31/2006          24
   25       $1,816,253      12/31/2004        $2,182,475       12/31/2005        $2,381,607      T-12 06/30/2006          25
   26       $1,063,939      12/31/2004        $1,253,968       12/31/2005        $1,300,316   Ann. 6 mos. 06/30/2006      26
   27       $1,255,284      12/31/2004        $1,363,291       12/31/2005        $1,548,979      T-12 08/30/2006          27
   28         $850,703      12/31/2004          $882,795       12/31/2005          $926,940      T-12 09/30/2006          28
   29              NAP          NAP             $134,949       12/31/2004          $823,563         12/31/2005            29
   30              NAP          NAP                  NAP           NAP                  NAP            NAP                30
   31      $13,267,369      12/31/2004       $13,506,490       12/31/2005       $13,216,613      T-12 05/31/2006          31
   32              NAP          NAP                  NAP           NAP                  NAP            NAP                32
   33              NAP          NAP                  NAP           NAP                  NAP            NAP                33
   34         $911,332      12/31/2003          $821,931       12/31/2004          $871,552         12/31/2005            34
   34         $140,718      12/31/2003          $133,618       12/31/2004          $125,076         12/31/2005            34
   34         $102,164      12/31/2003          $116,515       12/31/2004          $155,184         12/31/2005            34
   35         $900,390      12/31/2003        $1,058,955       12/31/2004          $706,820      T-12 08/31/2006          35
   36       $1,473,388      12/31/2004        $1,527,673       12/31/2005        $1,442,869      T-12 06/30/2006          36
   37       $1,041,774      12/31/2004        $1,119,756       12/31/2005        $1,140,379      T-12 05/31/2006          37
   38              NAP          NAP           $1,660,394       12/31/2004        $1,552,570         12/31/2005            38
   39              NAP          NAP                  NAP           NAP                  NAP            NAP                39
   40         $889,893      12/31/2003          $884,035       12/31/2004          $960,840         12/31/2005            40
   41         $851,079      12/31/2004          $922,145       12/31/2005        $1,208,625   Ann. 6 mos. 06/21/2006      41
   42         $929,741      12/31/2004        $1,029,521       12/31/2005        $1,142,582      T-12 07/31/2006          42
   43       $1,261,303      12/31/2004        $1,220,202       12/31/2005        $1,248,286      T-12 06/30/2006          43
   44         $973,320      12/31/2004        $1,060,443       12/31/2005        $1,075,773      T-12 08/31/2006          44
   45       $1,130,808      12/31/2004        $1,402,139       12/31/2005        $1,560,399      T-12 08/31/2006          45
   46         $836,350      12/31/2004          $962,145       12/31/2005          $938,136      T-12 08/31/2006          46
   47         $566,816      12/31/2003          $560,901       12/31/2004          $607,017         12/31/2005            47
   48       $1,077,813      12/31/2004        $1,153,373       12/31/2005        $1,024,940      T-12 08/31/2006          48
   49              NAP          NAP                  NAP           NAP              $12,510       T-8 08/31/2006          49
   50         $570,989      12/31/2004          $584,671       12/31/2005          $626,202      T-12 09/30/2006          50
   51              NAP          NAP             $338,743       12/31/2004          $534,300      T-12 10/31/2005          51
   52         $872,099      12/31/2004          $896,123       12/31/2005        $1,004,143      T-12 07/31/2006          52
   53         $925,221      12/31/2004          $996,543       12/31/2005        $1,009,923      T-12 04/30/2006          53
   54         $754,150      12/31/2003        $1,000,039       12/31/2004          $822,781         12/31/2005            54
   55              NAP          NAP                  NAP           NAP                  NAP            NAP                55
   56         $400,483      12/31/2004          $435,756       12/31/2005          $466,514      T-12 08/31/2006          56
   56         $393,757      12/31/2004          $406,475       12/31/2005          $481,945      T-12 08/31/2006          56
   56         $204,890      12/31/2004          $192,972       12/31/2005          $280,350      T-12 08/31/2006          56
   57              NAP          NAP                  NAP           NAP                  NAP            NAP                57
   58         $415,224      12/31/2003          $482,561       12/31/2004          $613,730         12/31/2005            58
   59         $640,143      12/31/2004          $646,533       12/31/2005          $684,132   Ann. 5 mos. 05/31/2006      59
   60         $488,776      12/31/2004          $515,798       12/31/2005          $550,758      T-12 09/30/2006          60
   61              NAP          NAP             $691,538       12/31/2004          $804,023         12/31/2005            61
   62         $567,930      12/31/2003          $565,319       12/31/2004          $567,070         12/31/2005            62
   63              NAP          NAP                  NAP           NAP                  NAP            NAP                63
   64              NAP          NAP                  NAP           NAP                  NAP            NAP                64
   65              NAP          NAP                  NAP           NAP                  NAP            NAP                65
   66         $829,607      12/31/2004          $844,658       12/31/2005          $850,426      T-12 06/30/2006          66
   67         $794,596      12/31/2004          $864,727       12/31/2005          $935,546   Ann. 10 mos. 10/31/2006     67
   68         $911,151      12/31/2003          $917,845       12/31/2004          $949,718         12/31/2005            68
   69         $697,475      12/31/2004          $701,326       12/31/2005          $724,988      T-12 09/30/2006          69
   70         $518,654      12/31/2004          $541,981       12/31/2005          $569,216      T-12 09/30/2006          70
   71              NAP          NAP                  NAP           NAP             $236,576       T-8 09/30/2006          71
   72         $606,108      12/31/2004          $638,396       12/31/2005          $628,606      T-12 09/30/2006          72
   73              NAP          NAP                  NAP           NAP                  NAP            NAP                73
   74         $549,992      12/31/2004          $608,983       12/31/2005          $644,856      T-12 07/31/2006          74
   75              NAP          NAP                  NAP           NAP                  NAP            NAP                75
   76              NAP          NAP                  NAP           NAP                  NAP            NAP                76
   77         $552,495      12/31/2004          $606,606       12/31/2005          $612,072      T-12 09/30/2006          77
   78         $711,475      12/31/2004          $827,952       12/31/2005          $842,200      T-12 08/31/2006          78
   79              NAP          NAP                  NAP           NAP                  NAP            NAP                79
   80              NAP          NAP                  NAP           NAP                  NAP            NAP                80
   81              NAP          NAP             $709,835       12/31/2004          $967,959         12/31/2005            81
   82         $546,604      12/31/2003          $602,494       12/31/2004          $536,033         12/31/2005            82
   83              NAP          NAP             $350,449       12/31/2005          $366,969      T-12 10/31/2006          83
   84         $558,139      12/31/2004          $571,940       12/31/2005          $612,664      T-12 06/30/2006          84
   85              NAP          NAP                  NAP           NAP                  NAP            NAP                85
   86         $361,555      12/31/2003          $375,117       12/31/2004          $398,533         12/31/2005            86
   87         $458,091      12/31/2004          $541,392       12/31/2005          $592,483      T-12 06/30/2006          87
   88              NAP          NAP                  NAP           NAP                  NAP            NAP                88
   89              NAP          NAP                  NAP           NAP                  NAP            NAP                89
   90              NAP          NAP             $346,568       12/31/2005          $352,079      T-12 10/31/2006          90
   91         $539,600      12/31/2003          $468,261       12/31/2004          $556,807         12/31/2005            91
   92         $661,069      12/31/2004          $591,147       12/31/2005          $604,089   Ann. 6 mos. 06/30/2006      92
   93         $693,116      12/31/2003          $679,916       12/31/2004          $606,993         12/31/2005            93
   94              NAP          NAP             $501,117       12/31/2004          $483,512         12/31/2005            94
   95         $381,233      12/31/2004          $397,768       12/31/2005          $424,597      T-12 06/30/2006          95
   96         $709,884      12/31/2004          $583,800       12/31/2005          $507,623      T-12 03/31/2006          96
   97         $439,427      12/31/2004          $363,821       12/31/2005          $360,519      T-12 06/30/2006          97
   98         $720,190      12/31/2004          $724,325       12/31/2005          $857,623      T-12 05/31/2006          98
   99         $356,764      12/31/2004          $431,776       12/31/2005          $497,120      T-12 09/30/2006          99
  100       $1,037,516      12/31/2003        $1,032,327       12/31/2004        $1,062,862         12/31/2005           100
  101              NAP          NAP                  NAP           NAP                  NAP            NAP               101
  102              NAP          NAP             $485,434       12/31/2004          $513,926         12/31/2005           102
  103              NAP          NAP             $393,376       12/31/2004          $365,843         12/31/2005           103
  104              NAP          NAP             $236,972       12/31/2005          $477,375   Ann. 8 mos. 08/31/2006     104
  105              NAP          NAP                  NAP           NAP                  NAP            NAP               105
  105              NAP          NAP                  NAP           NAP                  NAP            NAP               105
  106              NAP          NAP                  NAP           NAP                  NAP            NAP               106
  107         $594,575      12/31/2004          $145,415       12/31/2005          $681,642      T-12 08/31/2006         107
  108         $312,040      12/31/2004          $376,739       12/31/2005          $421,491      T-12 06/30/2006         108
  109         $493,937      12/31/2003          $527,165       12/31/2004          $529,765         12/31/2005           109
  110              NAP          NAP                  NAP           NAP                  NAP            NAP               110
  111              NAP          NAP             $113,380       12/31/2005          $278,658      T-12 06/30/2006         111
  112         $319,618      12/31/2003          $326,985       12/31/2004          $335,963         12/31/2005           112
  113         $354,794      12/31/2004          $414,436       12/31/2005          $404,990      T-12 09/30/2006         113
  114         $357,997      12/31/2003          $405,531       12/31/2004          $413,090         12/31/2005           114
  115              NAP          NAP             $418,817       12/31/2005          $420,851   Ann. 6 mos. 06/30/2006     115
  116              NAP          NAP                  NAP           NAP                  NAP            NAP               116
  117              NAP          NAP                  NAP           NAP                  NAP            NAP               117
  118              NAP          NAP             $252,946       12/31/2004          $252,364         12/31/2005           118
  119              NAP          NAP                  NAP           NAP             $361,750         12/31/2005           119
  120         $114,164      12/31/2003          $162,130       12/31/2004          $159,415         12/31/2005           120
  121              NAP          NAP                  NAP           NAP                  NAP            NAP               121
  122              NAP          NAP                  NAP           NAP                  NAP            NAP               122
  123         $343,364      12/31/2003          $306,474       12/31/2004          $277,251         12/31/2005           123
  124         $142,350      12/31/2003          $107,697       12/31/2004           $50,354         12/31/2005           124
  125         $348,405      12/31/2003          $380,005       12/31/2004          $416,792         12/31/2005           125
  126              NAP          NAP                  NAP           NAP                  NAP            NAP               126
  127         $255,038      12/31/2003          $224,690       12/31/2004          $250,854         12/31/2005           127
  128              NAP          NAP                  NAP           NAP             $572,179      Ann. 07/31/2006         128
  129         $351,466      12/31/2004          $393,312       12/31/2005          $398,777      T-12 07/31/2006         129
  130              NAP          NAP                  NAP           NAP              $91,597      T-12 08/31/2006         130
  131         $250,531      12/31/2004          $185,723       12/31/2005          $245,895      T-12 09/30/2006         131
  132         $288,350      12/31/2003          $329,521       12/31/2004          $338,968         12/31/2005           132
  133              NAP          NAP                  NAP           NAP                  NAP            NAP               133
  134              NAP          NAP             $191,498       12/31/2004          $222,758         12/31/2005           134
  135         $297,179      12/31/2004          $280,826       12/31/2005          $283,043      T-12 06/30/2006         135
  136         $358,542      12/31/2004          $353,659       12/31/2005          $361,869      T-12 06/30/2006         136
  137         $289,626      12/31/2004          $323,651       12/31/2005          $344,628      T-12 08/31/2006         137
  138         $422,558      12/31/2004          $407,511       12/31/2005          $413,255      T-12 09/30/2006         138
  139         $231,761      12/31/2004          $233,700       12/31/2005          $242,335   Ann. 9 mos. 09/30/2006     139
  140         $116,784      12/31/2003          $113,367       12/31/2004           $87,199         12/31/2005           140
  141         $529,095      12/31/2003          $515,675       12/31/2004          $519,338         12/31/2005           141
  142         $287,469      12/31/2004          $256,873       12/31/2005          $265,876      T-12 06/30/2006         142
  143              NAP          NAP             $241,221       12/31/2004          $259,476         12/31/2005           143
  144              NAP          NAP                  NAP           NAP                  NAP            NAP               144
  145              NAP          NAP                  NAP           NAP                  NAP            NAP               145
  146         $279,503      12/31/2004          $248,706       12/31/2005          $235,881         12/31/2006           146
  147         $206,878      12/31/2004          $294,781       12/31/2005          $304,333      T-12 04/30/2006         147
  148         $153,324      12/31/2004          $169,111       12/31/2005          $172,990      T-12 09/30/2006         148
  148         $145,228      12/31/2004          $137,807       12/31/2005          $139,018      T-12 09/30/2006         148
  149         $255,626      12/31/2004          $277,328       12/31/2005          $341,442   Ann. 9 mos. 09/30/2006     149
  150         $195,607      12/31/2003          $203,067       12/31/2004          $209,842         12/31/2005           150
  150         $103,266      12/31/2003          $106,770       12/31/2004          $106,258         12/31/2005           150
  151         $184,907      12/31/2004          $176,797       12/31/2005          $243,115    T-8 Ann. 06/30/2006       151
  152         $389,784      12/31/2003          $388,170       12/31/2004          $385,290         12/31/2005           152
  153              NAP          NAP             $323,440       12/31/2004          $315,542         12/31/2005           153
  154         $400,891      12/31/2003          $434,233       12/31/2004          $387,462         12/31/2005           154
  155              NAP          NAP                  NAP           NAP                  NAP            NAP               155
  156              NAP          NAP                  NAP           NAP                  NAP            NAP               156
  157              NAP          NAP                  NAP           NAP             $232,563   Ann. 6 mos. 06/30/2006     157
  158         $197,841      12/31/2004          $268,767       12/31/2005          $251,711   Ann. 8 mos. 08/31/2006     158
  159              NAP          NAP             $200,486       12/31/2004          $196,995         12/31/2005           159
  160         $301,342      12/31/2004          $307,361       12/31/2005          $273,190      T-12 09/21/2006         160
  161         $156,128      12/31/2004          $146,990       12/31/2005          $192,757      T-12 06/30/2006         161
  162              NAP          NAP                  NAP           NAP                  NAP            NAP               162
  163         $305,951      12/31/2004          $313,468       12/31/2005          $439,969      T-12 06/30/2006         163
  164         $191,925      12/31/2004          $220,123       12/31/2005          $224,569      T-12 06/30/2006         164
  165              NAP          NAP                  NAP           NAP                  NAP            NAP               165
  166         $373,004      12/31/2003          $384,866       12/31/2004          $398,298         12/31/2005           166
  167              NAP          NAP                  NAP           NAP                  NAP            NAP               167
  168         $168,419      12/31/2003          $162,647       12/31/2004          $193,470         12/31/2005           168
  169         $236,178      12/31/2003          $248,047       12/31/2004          $254,741         12/31/2005           169
  170         $143,957      12/31/2003          $124,648       12/31/2004          $208,332         12/31/2005           170
  171              NAP          NAP                  NAP           NAP                  NAP            NAP               171
  172              NAP          NAP                  NAP           NAP              $97,887         12/31/2005           172
  173         $255,366      12/31/2004          $259,804       12/31/2005          $251,451      T-12 08/31/2006         173
  174              NAP          NAP             $178,500       12/31/2004          $178,500         12/31/2005           174
  175         $211,399      12/31/2004          $219,212       12/31/2005          $220,973      T-12 04/30/2006         175
  176              NAP          NAP                  NAP           NAP                  NAP            NAP               176
  177         $166,503      12/31/2004          $189,072       12/31/2005          $186,704      T-12 07/31/2006         177
  178         $146,664      12/31/2004          $154,185       12/31/2005          $174,750      T-12 08/31/2006         178
  179              NAP          NAP                  NAP           NAP                  NAP            NAP               179
  180         $142,144      12/31/2003          $123,751       12/31/2004          $140,615         12/31/2005           180
  181              NAP          NAP                  NAP           NAP                  NAP            NAP               181
  182         $144,155      12/31/2003          $162,231       12/31/2004          $176,083         12/31/2005           182
  183         $222,361      12/31/2003          $222,609       12/31/2004          $244,505         12/31/2005           183
  184              NAP          NAP                  NAP           NAP                  NAP            NAP               184
  185              NAP          NAP                  NAP           NAP                  NAP            NAP               185
  186         $209,239      12/31/2004          $248,017       12/31/2005          $309,348      T-12 04/30/2006         186
  187              NAP          NAP                  NAP           NAP                  NAP            NAP               187
  188              NAP          NAP                  NAP           NAP                  NAP            NAP               188
  189         $500,007      12/31/2004          $550,606       12/31/2005          $569,240      T-12 03/31/2006         189
  190              NAP          NAP                  NAP           NAP              $75,398      T-12 07/31/2006         190
  191              NAP          NAP                  NAP           NAP                  NAP            NAP               191
  192              NAP          NAP                  NAP           NAP                  NAP            NAP               192
  193         $127,511      12/31/2004          $146,375       12/31/2005          $141,275      T-12 09/30/2006         193
  194              NAP          NAP                  NAP           NAP                  NAP            NAP               194
  195         $126,230      12/31/2004          $149,804       12/31/2005          $152,181      T-12 05/31/2006         195
  196         $161,097      12/31/2004          $160,083       12/31/2005          $175,737      T-12 07/31/2006         196
  197         $166,039      12/31/2003          $193,127       12/31/2004          $178,421         12/31/2005           197
  198              NAP          NAP                  NAP           NAP                  NAP            NAP               198
  199              NAP          NAP                  NAP           NAP                  NAP            NAP               199
  200              NAP          NAP                  NAP           NAP                  NAP            NAP               200
  201          $81,531      12/31/2004          $117,037       12/31/2005          $129,270      T-12 05/31/2006         201
  202              NAP          NAP                  NAP           NAP                  NAP            NAP               202
  203              NAP          NAP                  NAP           NAP                  NAP            NAP               203
  204          $95,936      12/31/2003           $99,005       12/31/2004          $106,334         12/31/2005           204

TOTALS AND WEIGHTED AVERAGES:

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

---------------------------------------------------------------------------------------------------------------------------
MORTGAGE     CMSA                                                            UNDERWRITABLE   UNDERWRITABLE   UNDERWRITABLE
LOAN NO.   LOAN NO.   PROPERTY NAME(2)                                                 EGI        EXPENSES             NOI
---------------------------------------------------------------------------------------------------------------------------

    1          1      Mount Pleasant Towne Centre                               $8,919,871      $2,269,737      $6,650,134
    2          2      Four Seasons Hotel                                       $62,096,277     $49,649,982     $12,446,296
    3          3      Shoppes at Park Place                                     $7,736,996      $2,273,075      $5,463,921
    4          4      Village Square                                            $6,681,082      $1,593,442      $5,087,640
    5          5      One Thomas Circle                                         $8,123,165      $3,477,537      $4,645,628
    6          6      Sheraton Suites on the Hudson                            $17,540,226     $10,990,764      $6,549,462
    7          7      360 Spear Street                                          $7,345,567      $1,968,727      $5,376,840
    8          8      436 North Bedford Drive                                   $5,411,651      $1,342,803      $4,068,848
    9          9      Shops at Kildeer                                          $3,981,435        $983,107      $2,998,327
   10         10      The London NYC Hotel Land Interest                        $3,493,750         $34,938      $3,458,813
   11         11      33 Union Square                                           $2,685,230        $445,896      $2,239,334
   12         12      Town Square Shopping Center - Schererville                $2,457,402        $534,976      $1,922,427
   13         13      Brighton Court                                            $5,598,462      $3,161,246      $2,437,216
   14         14      Wakefield Commons I & II                                  $2,565,237        $613,662      $1,951,575
   15         15      Providian Bancorp Office / Data Center                    $3,482,897        $655,485      $2,827,412
   16         16      Romeoville Towne Center                                   $2,461,308        $665,404      $1,795,904
              17      Cole Portfolio Roll-Up                                    $2,394,093        $298,921      $2,095,171
   17                 Cole Portfolio - Lowe's Lubbock                             $818,216         $24,546        $793,670
   17                 Cole Portfolio - Lowe's Midland                             $788,462         $23,654        $764,808
   17                 Cole Portfolio - Kohl's Wichita                             $787,414        $250,721        $536,694
   18         18      Huron Estates                                             $3,525,498      $1,298,640      $2,226,858
   19         19      24 Fifth Avenue Coop                                     $10,500,185      $4,421,903      $6,078,282
   20         20      Aurora Center - Fairbanks                                 $2,398,665        $735,334      $1,663,331
   21         21      Beachwood Village Apartments                              $1,774,678        $644,939      $1,129,739
   22         22      Sun Harbour Apartments                                    $1,687,441        $569,618      $1,117,823
   23         23      Gracie Gardens Coop                                      $11,502,335      $4,209,832      $7,292,502
   24         24      Avion Ridge Apartments                                    $1,806,016        $549,060      $1,256,956
   25         25      Fortress Building                                         $3,390,650      $1,359,456      $2,031,194
   26         26      Stateline Center                                          $1,911,955        $656,178      $1,255,777
   27         27      Staybridge - San Antonio                                  $3,787,303      $2,220,637      $1,566,666
   28         28      Prairie Garden Apartments                                 $1,289,575        $427,419        $862,156
   29         29      Hilliard Market                                           $2,186,154        $815,042      $1,371,112
   30         30      1450 Harbor Blvd.                                         $1,658,104        $406,153      $1,251,951
   31         31      225 South Sixth Street                                   $28,130,638     $13,406,956     $14,723,682
   32         32      Pomeroy IT Solutions                                      $2,408,250        $973,143      $1,435,107
   33         33      Franklin Center                                           $1,326,200         $39,786      $1,286,414
              34      Brown Trust Portfolio Roll-Up                             $1,678,002        $497,129      $1,180,873
   34                 Brown Trust St Petersburg                                 $1,355,980        $404,399        $951,581
   34                 Brown Trust Largo                                           $164,646         $48,802        $115,844
   34                 Brown Trust Bradenton                                       $157,376         $43,928        $113,448
   35         35      CalNational Bank Building                                 $1,505,994        $580,625        $925,370
   36         36      Blake Office Building                                     $1,719,960        $369,344      $1,350,616
   37         37      MidTown Crossing - Rome, GA                               $1,424,985        $315,951      $1,109,034
   38         38      York Towers Coop                                          $6,756,108      $2,717,682      $4,038,426
   39         39      Buckhorn Plaza                                            $1,198,453        $232,249        $966,204
   40         40      Pasa Fino Apartments                                      $1,632,458        $635,356        $997,103
   41         41      McKinstry Building                                        $1,468,922        $347,418      $1,121,504
   42         42      Clarion Hotel Nags Head Beach                             $2,633,581      $1,570,048      $1,063,533
   43         43      Novi Meadows                                              $2,033,053        $760,537      $1,272,516
   44         44      Hampton Inn Rochester                                     $2,738,017      $1,636,857      $1,101,160
   45         45      Plaza Inn and Suites at Ashland Creek                     $2,758,251      $1,368,954      $1,389,297
   46         46      Security Public Storage - San Mateo                       $1,309,711        $386,694        $923,017
   47         47      3260 Buskirk Avenue                                         $796,209        $168,368        $627,841
   48         48      Drury Inn & Suites - Paducah                              $2,670,155      $1,521,675      $1,148,480
   49         49      Ridge Road Towne Center                                   $1,225,952        $338,212        $887,740
   50         50      Newport Villa Apartments                                    $935,794        $343,783        $592,011
   51         51      Shops at Sossaman                                           $862,582        $169,781        $692,800
   52         52      Howard Johnson Oceanfront South                           $2,446,607      $1,440,407      $1,006,200
   53         53      The Fickling Building                                     $2,124,382      $1,048,975      $1,075,407
   54         54      Hampton Inn Pennsville                                    $2,959,508      $2,013,470        $946,038
   55         55      The Stadium Business Park I & II                          $1,045,685        $378,367        $667,318
              56      MCA Self Storage Portfolio Roll-Up                        $1,826,558        $812,125      $1,014,434
   56                 MCA Self Storage Portfolio - Kent East Hill                 $741,071        $284,197        $456,874
   56                 MCA Self Storage Portfolio - Century Square                 $613,051        $276,067        $336,985
   56                 MCA Self Storage Portfolio - Sunset Highway                 $472,436        $251,861        $220,575
   57         57      Timber Crest                                                $932,606        $364,636        $567,970
   58         58      Greenbriar and Hawthorne Apartments                       $1,315,175        $602,330        $712,845
   59         59      Hebron Parkway Plaza                                      $1,068,605        $335,166        $733,439
   60         60      Castle Heights Apartments                                   $830,851        $315,803        $515,048
   61         61      Cherryvale Plaza                                          $1,478,547        $392,309      $1,086,238
   62         62      Office Depot - Paramus                                    $1,179,557        $586,560        $592,997
   63         63      Safeway Plaza - Kingman                                     $691,693        $152,490        $539,204
   64         64      2323 North Telegraph Road                                   $773,931        $281,829        $492,102
   65         65      Fed Ex Kalamazoo                                            $643,152         $19,295        $623,858
   66         66      Sedgefield Manufactured Home Community                    $1,131,038        $293,564        $837,475
   67         67      Patapsco Village                                          $1,237,509        $467,225        $770,285
   68         68      Village One Apartments                                    $2,062,662      $1,209,757        $852,905
   69         69      Country Inn & Suites Chattanooga                          $2,009,777      $1,268,246        $741,532
   70         70      Security Public Storage - Martinez                          $888,281        $283,943        $604,338
   71         71      K-Mart 6364 Springfield Plaza                               $420,437         $12,613        $407,824
   72         72      Country Inn & Suites Tiftonia                             $1,692,735      $1,037,844        $654,892
   73         73      Durango Springs Retail Shopping Center                      $601,413        $102,816        $498,597
   74         74      River Valley MHP                                          $1,060,855        $440,282        $620,572
   75         75      Food 4 Less Center Shops                                    $624,222        $177,125        $447,097
   76         76      Lockheed Martin Building                                    $614,959        $108,773        $506,187
   77         77      Country Inn & Suites Dalton                               $1,600,016        $975,522        $624,494
   78         78      Crosswind Corners Shopping Center                         $1,053,936        $317,751        $736,185
   79         79      1750 Boston Post Road                                       $572,323         $99,103        $473,220
   80         80      Pleasant Grove Marketplace                                  $627,963        $180,098        $447,865
   81         81      New Paltz Plaza                                           $1,393,860        $398,162        $995,698
   82         82      Gilbert Industrial Building                                 $812,141        $205,702        $606,439
   83         83      Palm Terrace Apartments                                     $625,267        $264,583        $360,684
   84         84      Gardenside Apartments                                       $812,134        $272,931        $539,203
   85         85      Wyndham Ridge Townhomes                                   $1,039,034        $523,996        $515,038
   86         86      Woodfield Restaurant Court                                  $742,565        $356,630        $385,935
   87         87      Ridgeway Village Apartments                               $1,350,952        $677,831        $673,121
   88         88      Rite Aid - Hanover                                          $469,098         $15,073        $454,025
   89         89      Sportsman's Warehouse - Las Cruces                          $532,379         $15,971        $516,408
   90         90      Fallbrook Manor Apartments                                  $593,831        $247,522        $346,309
   91         91      Seaway Plaza                                                $972,112        $301,137        $670,975
   92         92      SuperPetz Shopping Center                                   $761,729        $178,306        $583,423
   93         93      Giant Eagle Plaza                                           $928,925        $294,741        $634,184
   94         94      Key West Plaza                                              $772,767        $237,663        $535,104
   95         95      A-American Bakersfield Central                              $614,096        $218,363        $395,734
   96         96      Comfort Inn Mentor                                        $2,210,434      $1,672,424        $538,010
   97         97      3180 University Avenue                                      $847,687        $431,539        $416,148
   98         98      Willows Apartments                                        $1,276,712        $704,446        $572,266
   99         99      Country Inn & Suites Sycamore                             $1,468,221        $939,994        $528,228
   100        100     Palmyrita Industrial                                      $1,100,205        $180,707        $919,498
   101        101     Lamps Plus Retail                                           $441,446         $87,827        $353,619
   102        102     Honey Creek Village                                         $724,721        $214,179        $510,542
   103        103     Hole Montes Building                                        $575,102         $96,747        $478,355
   104        104     Heritage Center                                             $809,511        $327,936        $481,574
              105     750 Link Road & 7790-7820 Bell Road Porfolio Roll-Up        $413,899         $82,310        $331,589
   105                750 Link Road & 7790-7820 Bell Road                         $228,858         $43,844        $185,014
   105                750 Link Road & 7790-7820 Bell Road                         $185,041         $38,466        $146,575
   106        106     Union Cattle Company Restaurant                             $435,807        $108,707        $327,100
   107        107     Best Western - Orlando                                    $1,810,438      $1,310,070        $500,368
   108        108     810 Lawrence Drive Flex                                     $443,181        $124,305        $318,875
   109        109     Cottonwood Coves                                            $838,481        $337,712        $500,769
   110        110     Trillium Townhomes                                          $374,587         $87,726        $286,861
   111        111     El Dorado Marketplace                                       $407,487         $74,724        $332,763
   112        112     Walgreens Queens Village Shopping Center                    $478,158        $152,096        $326,062
   113        113     Country Inn & Suites Freeport                             $1,225,978        $819,997        $405,982
   114        114     Country Club Apartments                                     $671,868        $287,037        $384,831
   115        115     Walgreens - Las Vegas                                       $425,700          $8,514        $417,186
   116        116     Shops at Wal-Mart                                           $361,260         $73,970        $287,290
   117        117     2601 Airport Freeway                                        $392,195        $110,077        $282,118
   118        118     Office Depot - State College                                $488,698        $202,986        $285,712
   119        119     Xylon Commerce Center I & II                                $575,184        $236,539        $338,645
   120        120     1400 N. H Street                                            $420,235         $99,399        $320,836
   121        121     2701 University Avenue Northeast                            $524,891        $204,651        $320,240
   122        122     1705 Old Fort Parkway                                       $325,571         $51,861        $273,710
   123        123     DuVal Enterprises Building                                  $895,751        $374,458        $521,293
   124        124     Tapia Brothers Industrial                                   $408,966        $123,882        $285,084
   125        125     Executive Center Valencia                                   $605,798        $219,958        $385,840
   126        126     CVS - Greenacres                                            $320,146          $9,604        $310,542
   127        127     Slate Hill Apartments                                       $445,125        $190,413        $254,712
   128        128     Gold's Gym - San Antonio                                    $663,377        $272,503        $390,874
   129        129     Layton's Village Shopping Center                            $539,722        $187,164        $352,558
   130        130     McKinney Retail Center                                      $435,441        $117,377        $318,065
   131        131     Alcott Apartments                                           $390,677        $153,409        $237,268
   132        132     Lakeview Apartments                                         $534,794        $213,668        $321,126
   133        133     Ware Road Industrial                                        $341,545         $83,964        $257,581
   134        134     Steeplechase Crossing                                       $350,819        $100,999        $249,820
   135        135     A-American Foxborough                                       $455,885        $178,631        $277,254
   136        136     Mason Place Shopping Center                                 $474,003        $164,922        $309,081
   137        137     2819-27 John F. Kennedy Boulevard                           $420,416        $115,298        $305,118
   138        138     Hub Parkway Industrial Building                             $505,605        $137,559        $368,047
   139        139     CVS- Ithaca                                                 $251,179         $17,206        $233,973
   140        140     Lincoln Square                                              $369,802        $127,904        $241,898
   141        141     Vine Street Business Park                                   $569,828        $177,635        $392,193
   142        142     A-American Borrego                                          $432,602        $174,056        $258,546
   143        143     The Tile Shop Industrial                                    $294,418         $51,351        $243,068
   144        144     Walgreens - West Chester                                    $389,070        $180,891        $208,179
   145        145     Rite Aid - Glassport                                        $280,729          $9,422        $271,307
   146        146     Western Hills Apartments                                    $754,519        $513,911        $240,609
   147        147     Timbergrove Manor Apartments                                $661,986        $428,015        $233,971
              148     The Boat Barn/A&B Dry Storage Porfolio Roll-Up              $526,524        $219,909        $306,615
   148                The Boat Barn/A&B Dry Storage                               $277,214        $105,104        $172,110
   148                The Boat Barn/A&B Dry Storage                               $249,310        $114,804        $134,505
   149        149     Centennial Self Storage I                                   $477,857        $180,032        $297,825
              150     Prairie View Apartments & River Road Apartments             $468,339        $202,851        $265,489
                      Porfolio Roll-Up
   150                Prairie View Apartments                                     $294,447        $121,735        $172,712
   150                River Road Apartments                                       $173,892         $81,116         $92,777
   151        151     Park Place Shopping Center                                  $425,030        $151,687        $273,343
   152        152     Eagle Financial Center                                      $824,100        $354,816        $469,284
   153        153     Staples - Grosse Pointe, MI                                 $384,764         $81,727        $303,037
   154        154     The Southport Station Office Center                         $561,231        $146,682        $414,549
   155        155     Walgreens - Lincoln City                                    $253,979          $7,619        $246,360
   156        156     10936 State Road 54                                         $321,087         $58,636        $262,451
   157        157     Union Hills I Retail                                        $279,933         $71,425        $208,508
   158        158     Holiday Plaza Shopping Center                               $363,354        $127,383        $235,971
   159        159     Blockbuster Video - Santa Monica, CA                        $287,560         $70,243        $217,318
   160        160     Laurelwood Valley Mobile Home Park                          $371,471         $85,411        $286,060
   161        161     Parkside Apartments                                         $542,699        $326,348        $216,351
   162        162     K&G Fashion Superstore - Houston                            $228,000          $6,840        $221,160
   163        163     All American Self Storage Roseville                         $696,674        $331,682        $364,992
   164        164     830- 846 Watson Avenue Industrial Park                      $268,747         $62,830        $205,917
   165        165     Eckerd - Rolesville                                         $281,522          $8,446        $273,076
   166        166     Huffman Plaza                                               $646,475        $260,698        $385,777
   167        167     Tanger Furniture Outlets                                    $620,767        $380,059        $240,708
   168        168     Lakeside Shopping Center                                    $334,996        $123,420        $211,576
   169        169     Somerset Apartments                                         $396,068        $163,055        $233,013
   170        170     Tamra Colonial Estates                                      $433,410        $220,308        $213,101
   171        171     Arnold Magnetic Technologies                                $299,752         $96,466        $203,286
   172        172     Liberty Plaza - Gun Barrel                                  $241,559         $69,262        $172,297
   173        173     Welch Estate Apartments                                     $340,896        $120,964        $219,932
   174        174     Piggly Wiggly - Omro, WI                                    $173,145          $5,694        $167,451
   175        175     Access Self Storage - Indianapolis                          $415,812        $180,234        $235,578
   176        176     East County Line Center                                     $191,484         $31,551        $159,933
   177        177     Perrine Court Apartment                                     $344,420        $167,064        $177,356
   178        178     32 Pines Apartments                                         $357,745        $180,713        $177,032
   179        179     9150 South Dairy Ashford                                    $240,082         $60,119        $179,963
   180        180     Pine Springs Mobile Home Park                               $279,075        $120,717        $158,358
   181        181     Bridgestone-Firestone, Austin                               $235,078         $73,046        $162,032
   182        182     Chase Professional Building                                 $209,864         $47,989        $161,875
   183        183     Northside Square Apartments                                 $383,257        $171,484        $211,773
   184        184     Giant Oil - Las Ventanas                                    $232,180              $0        $232,180
   185        185     503 West 150th Street                                       $170,715         $26,214        $144,501
   186        186     Plum Tree Plaza                                             $276,780         $92,161        $184,618
   187        187     Advance Auto - Philadelphia                                 $160,741          $3,215        $157,526
   188        188     2976 E. State Street Retail                                 $180,844         $29,234        $151,610
   189        189     40th Street Medical Plaza                                   $858,661        $357,223        $501,437
   190        190     Shawnee Ridge II                                            $211,461         $50,069        $161,392
   191        191     Rite Aid - Steubenville                                     $147,016          $2,940        $144,076
   192        192     Rite Aid - Wellsburg, WV                                    $148,124          $2,962        $145,161
   193        193     Nipomo Westside                                             $226,165         $82,969        $143,197
   194        194     Pacific State Bank                                          $171,274          $6,851        $164,423
   195        195     Pensacola Self Storage                                      $229,510        $102,443        $127,067
   196        196     Moyock Commons                                              $181,495         $39,799        $141,696
   197        197     The Apartment Company                                       $299,297        $143,129        $156,168
   198        198     Elgin Retail                                                $171,790         $40,450        $131,340
   199        199     The Shops at Aldi                                           $176,352         $40,406        $135,946
   200        200     Advance Auto Parts - Scottsbluff, NE                        $115,516          $3,465        $112,051
   201        201     Spring Valley Shopping Mall                                 $172,288         $51,634        $120,655
   202        202     Aldige' & Noack Associates                                  $257,350         $56,209        $201,141
   203        203     Checker Auto Parts Albuquerque                              $103,729          $2,075        $101,654
   204        204     Edinger Retail Center                                       $139,040         $36,240        $102,800

TOTALS AND WEIGHTED AVERAGES:

-------------------------------------------------------------------------------------------------------------------
MORTGAGE   UNDERWRITABLE   UNDERWRITABLE       NOI           NCF           NCF POST IO       CUT-OFF DATE   BALLOON
LOAN NO.   CAPITAL ITEMS       CASH FLOW   DSCR (X)(9)   DSCR (X)(9)   PERIOD DSCR (X)(10)            LTV       LTV
-------------------------------------------------------------------------------------------------------------------

   1             $53,754      $6,596,380      1.22          1.21              1.21                  69.5%     69.5%
   2          $2,173,370     $10,272,926      3.20          2.64              2.64                  52.6%     52.6%
   3            $113,921      $5,350,000      1.29          1.26              1.26                  78.9%     78.9%
   4            $297,735      $4,789,905      1.49          1.40              1.16                  80.0%     74.6%
   5            $207,931      $4,437,697      1.41          1.34              1.34                  55.0%     55.0%
   6            $701,609      $5,847,853      2.13          1.90              1.90                  64.7%     64.7%
   7            $174,013      $5,202,827      1.68          1.63              1.31                  68.5%     63.2%
   8            $136,891      $3,931,957      1.38          1.34              1.34                  66.5%     66.5%
   9            $126,408      $2,871,920      1.64          1.57              1.28                  70.1%     65.2%
   10                 $0      $3,458,813      2.16          2.16              2.16                  42.7%     42.7%
   11               $841      $2,238,493      1.54          1.54              1.54                  63.5%     63.5%
   12            $95,815      $1,826,612      1.45          1.38              1.15                  79.4%     71.5%
   13            $54,600      $2,382,616      2.01          1.96              1.63                  63.8%     56.3%
   14            $75,972      $1,875,603      1.67          1.61              1.61                  70.0%     70.0%
   15           $236,906      $2,590,506      2.37          2.17              2.17                  52.2%     52.2%
   16            $77,286      $1,718,618      1.55          1.48              1.23                  73.5%     68.6%
                $164,086      $1,931,085      1.71          1.57              1.57                  64.6%     64.6%
   17            $62,051        $731,618      1.71          1.57              1.57                  64.6%     64.6%
   17            $60,258        $704,550      1.71          1.57              1.57                  64.6%     64.6%
   17            $41,777        $494,917      1.71          1.57              1.57                  64.6%     64.6%
   18            $40,300      $2,186,558      1.97          1.94              1.94                  57.5%     47.9%
   19           $104,750      $5,973,532      7.37          7.24              7.24                  15.6%     15.6%
   20           $108,740      $1,554,591      2.04          1.91              1.91                  61.9%     61.9%
   21            $30,000      $1,099,739      1.32          1.28              1.28                  70.1%     70.1%
   22            $26,750      $1,091,073      1.33          1.30              1.30                  70.1%     70.1%
   23            $68,000      $7,224,502      7.66          7.59              7.59                  10.0%      8.4%
   24            $42,000      $1,214,956      1.54          1.49              1.25                  75.1%     67.3%
   25             $5,756      $2,025,438      1.55          1.55              1.55                  55.7%     36.5%
   26            $66,079      $1,189,698      1.79          1.70              1.43                  63.9%     59.7%
   27           $151,492      $1,415,174      1.89          1.71              1.71                  75.8%     64.3%
   28            $20,500        $841,656      1.34          1.31              1.31                  70.1%     70.1%
   29            $64,692      $1,306,420      2.05          1.95              1.95                  53.0%     53.0%
   30            $88,310      $1,163,641      1.92          1.79              1.79                  55.6%     55.6%
   31         $1,861,312     $12,862,370      1.53          1.33              1.33                  65.0%     65.0%
   32           $138,600      $1,296,507      2.42          2.18              1.70                  51.0%     43.7%
   33                 $0      $1,286,414      2.00          2.00              2.00                  57.8%     57.8%
                 $69,931      $1,110,942      1.91          1.79              1.79                  60.6%     60.6%
   34            $55,223        $896,358      1.91          1.79              1.79                  60.6%     60.6%
   34             $8,129        $107,715      1.91          1.79              1.79                  60.6%     60.6%
   34             $6,579        $106,869      1.91          1.79              1.79                  60.6%     60.6%
   35            $95,899        $829,471      1.31          1.17              1.17                  76.7%     64.9%
   36           $121,629      $1,228,987      2.32          2.11              1.78                  47.8%     44.7%
   37            $99,103      $1,009,931      1.59          1.44              1.44                  75.0%     64.1%
   38            $43,792      $3,994,634      7.97          7.88              7.88                  11.3%     11.3%
   39            $43,036        $923,168      1.79          1.71              1.71                  62.6%     62.6%
   40            $32,781        $964,322      1.95          1.89              1.89                  48.0%     48.0%
   41           $121,975        $999,529      1.56          1.39              1.39                  65.8%     52.0%
   42           $131,679        $931,854      1.54          1.35              1.35                  74.6%     58.2%
   43            $20,050      $1,252,466      2.18          2.15              2.15                  51.9%     43.2%
   44           $109,521        $991,639      1.68          1.51              1.51                  74.7%     58.1%
   45           $110,330      $1,278,967      2.44          2.24              2.24                  58.1%     48.8%
   46            $12,698        $910,319      1.62          1.60              1.60                  59.7%     50.4%
   47            $15,290        $612,551      1.34          1.30              1.30                  72.7%     72.7%
   48           $106,806      $1,041,674      2.03          1.84              1.84                  66.0%     56.0%
   49            $60,454        $827,286      1.97          1.83              1.54                  60.1%     56.2%
   50            $14,000        $578,011      1.41          1.38              1.38                  64.1%     64.1%
   51            $51,211        $641,590      1.35          1.25              1.25                  64.2%     54.4%
   52           $122,330        $883,870      1.78          1.56              1.56                  66.3%     51.8%
   53            $32,675      $1,042,732      2.06          2.00              2.00                  49.1%     41.9%
   54           $118,380        $827,658      1.80          1.57              1.57                  69.2%     59.1%
   55            $49,863        $617,455      1.32          1.22              1.22                  73.9%     62.7%
                 $46,067        $968,367      1.81          1.73              1.73                  41.3%     32.6%
   56            $16,318        $440,556      1.81          1.73              1.73                  41.3%     32.6%
   56            $14,449        $322,536      1.81          1.73              1.73                  41.3%     32.6%
   56            $15,300        $205,275      1.81          1.73              1.73                  41.3%     32.6%
   57            $24,527        $543,443      1.43          1.37              1.14                  70.8%     62.5%
   58            $63,648        $649,197      1.51          1.37              1.37                  75.5%     63.6%
   59            $46,874        $686,564      1.92          1.79              1.48                  65.2%     60.8%
   60            $14,000        $501,048      1.37          1.33              1.33                  63.8%     63.8%
   61            $46,749      $1,039,489      2.14          2.05              2.05                  42.5%     25.9%
   62            $33,845        $559,153      1.33          1.26              1.26                  63.5%     47.4%
   63            $36,892        $502,312      1.53          1.43              1.21                  68.2%     60.5%
   64            $13,744        $478,358      1.15          1.12              1.12                  77.8%     63.1%
   65            $23,758        $600,100      1.56          1.51              1.51                  61.9%     52.5%
   66            $13,100        $824,375      2.31          2.28              2.28                  51.7%     43.0%
   67           $134,748        $635,537      1.85          1.53              1.53                  48.8%     37.7%
   68            $80,000        $772,905      2.77          2.51              2.51                  45.0%     45.0%
   69            $80,391        $661,141      1.93          1.72              1.72                  74.9%     61.4%
   70             $8,938        $595,400      1.65          1.62              1.62                  60.2%     50.8%
   71            $14,579        $393,244      1.29          1.24              1.24                  80.0%     80.0%
   72            $67,709        $587,182      1.78          1.60              1.60                  74.9%     61.4%
   73             $5,174        $493,423      1.33          1.32              1.32                  65.7%     56.5%
   74            $10,500        $610,072      1.77          1.74              1.74                  49.3%     44.5%
   75            $23,769        $423,328      1.56          1.48              1.23                  66.9%     60.2%
   76            $29,658        $476,529      1.40          1.32              1.32                  68.9%     59.0%
   77            $64,001        $560,493      1.78          1.59              1.59                  74.9%     61.4%
   78            $50,029        $686,155      2.52          2.35              2.02                  48.9%     43.7%
   79             $8,487        $464,733      1.20          1.18              1.18                  64.2%      2.1%
   80            $22,213        $425,652      1.12          1.07              1.07                  49.8%      0.0%
   81            $86,142        $909,556      4.01          3.66              3.66                  28.0%     28.0%
   82            $61,199        $545,240      2.28          2.05              2.05                  55.0%     55.0%
   83            $24,060        $336,624      1.21          1.13              1.13                  69.0%     58.1%
   84            $16,200        $523,003      1.72          1.67              1.67                  40.8%     34.9%
   85            $52,792        $462,246      1.73          1.55              1.55                  70.3%     59.5%
   86                 $0        $385,935      1.28          1.28              1.28                  60.8%     51.7%
   87            $41,200        $631,921      2.29          2.15              2.15                  38.7%     35.0%
   88            $15,182        $438,843      1.78          1.72              1.72                  62.3%     62.3%
   89            $31,185        $485,223      2.08          1.95              1.65                  52.6%     47.6%
   90            $23,214        $323,095      1.21          1.13              1.13                  65.0%     54.8%
   91            $80,808        $590,167      2.25          1.98              1.98                  49.9%     42.6%
   92            $63,990        $519,433      2.05          1.83              1.83                  61.2%     51.8%
   93            $70,747        $563,437      2.89          2.57              2.09                  48.2%     44.8%
   94            $27,062        $508,043      1.91          1.81              1.81                  57.1%     48.2%
   95            $10,565        $385,169      1.29          1.26              1.26                  70.0%     60.8%
   96           $110,522        $427,489      1.72          1.37              1.37                  71.5%     57.1%
   97            $38,488        $377,660      1.53          1.39              1.39                  46.2%     39.4%
   98            $67,744        $504,522      1.77          1.56              1.56                  67.0%     44.3%
   99            $58,729        $469,499      1.92          1.71              1.71                  65.7%     54.1%
  100            $63,000        $856,498      4.50          4.19              4.19                  24.3%     24.3%
  101            $14,544        $339,075      1.40          1.34              1.34                  60.3%     51.3%
  102            $50,568        $459,975      2.03          1.83              1.83                  55.0%     46.8%
  103            $30,060        $448,295      1.35          1.27              1.27                  46.8%     21.3%
  104            $52,569        $429,005      2.47          2.20              1.82                  53.1%     49.5%
                 $24,951        $306,637      1.64          1.52              1.52                  62.4%     62.4%
  105            $13,871        $171,143      1.64          1.52              1.52                  62.4%     62.4%
  105            $11,080        $135,494      1.64          1.52              1.52                  62.4%     62.4%
  106            $10,345        $316,755      1.36          1.31              1.31                  58.4%     49.8%
  107            $72,418        $427,950      2.03          1.74              1.74                  60.2%     46.9%
  108            $24,229        $294,646      1.37          1.27              1.27                  58.8%     50.0%
  109             $9,008        $491,762      2.68          2.64              2.64                  39.4%     39.4%
  110             $7,500        $279,361      1.26          1.23              1.23                  77.4%     65.8%
  111            $25,010        $307,753      1.74          1.61              1.37                  53.4%     48.5%
  112            $12,250        $313,813      1.86          1.79              1.48                  55.4%     48.6%
  113            $49,039        $356,942      1.79          1.57              1.57                  70.4%     58.0%
  114            $24,904        $359,927      1.81          1.70              1.70                  65.1%     55.0%
  115             $1,814        $415,372      2.06          2.05              2.05                  44.8%     37.4%
  116            $20,818        $266,471      1.55          1.44              1.44                  57.1%     57.1%
  117            $10,682        $271,436      1.52          1.46              1.24                  72.3%     66.7%
  118            $16,135        $269,577      1.24          1.17              1.17                  75.0%     58.1%
  119            $33,370        $305,275      1.57          1.42              1.42                  69.7%     59.3%
  120            $24,024        $296,812      1.37          1.27              1.27                  68.1%     53.1%
  121            $50,794        $269,446      1.47          1.24              1.24                  74.9%     63.9%
  122             $9,094        $264,616      1.26          1.22              1.22                  74.9%     63.8%
  123            $65,281        $456,012      2.43          2.13              2.13                  36.4%     31.0%
  124            $30,430        $254,654      1.55          1.38              1.20                  60.2%     53.9%
  125            $43,269        $342,571      1.92          1.71              1.71                  40.3%     34.2%
  126             $1,636        $308,906      1.55          1.54              1.54                  56.4%     48.1%
  127            $20,928        $233,784      1.31          1.20              1.20                  78.5%     66.4%
  128            $19,264        $371,610      2.40          2.28              1.92                  43.7%     40.9%
  129            $25,144        $327,414      2.18          2.02              2.02                  54.0%     54.0%
  130            $19,665        $298,400      1.98          1.86              1.56                  60.0%     54.2%
  131             $5,250        $232,018      1.53          1.50              1.50                  60.0%     60.0%
  132            $25,000        $296,126      1.70          1.57              1.57                  70.1%     59.2%
  133            $20,482        $237,099      1.40          1.29              1.29                  78.3%     73.5%
  134            $14,646        $235,174      1.34          1.26              1.26                  70.6%     60.5%
  135             $8,072        $269,181      1.36          1.32              1.32                  65.1%     56.6%
  136            $24,637        $284,444      2.07          1.90              1.60                  53.8%     47.6%
  137            $15,508        $289,610      2.14          2.03              1.68                  56.8%     53.0%
  138            $43,895        $324,152      2.53          2.22              1.85                  59.5%     55.6%
  139             $8,100        $225,873      1.58          1.53              1.28                  69.4%     64.9%
  140            $18,778        $223,120      1.32          1.22              1.22                  79.3%     67.7%
  141            $51,166        $341,027      2.21          1.92              1.92                  37.3%     31.6%
  142             $8,064        $250,482      1.29          1.25              1.25                  67.3%     58.5%
  143            $11,613        $231,455      1.30          1.24              1.24                  65.6%     56.8%
  144                 $0        $208,179      1.24          1.24              1.24                  73.4%     62.2%
  145            $11,023        $260,283      1.89          1.81              1.81                  59.6%     59.6%
  146            $36,000        $204,609      1.67          1.42              1.22                  76.7%     69.6%
  147            $24,000        $209,971      1.62          1.46              1.24                  79.3%     72.0%
                 $18,917        $287,698      1.71          1.60              1.60                  62.9%     49.1%
  148            $10,555        $161,554      1.71          1.60              1.60                  62.9%     49.1%
  148             $8,362        $126,143      1.71          1.60              1.60                  62.9%     49.1%
  149             $8,470        $289,355      1.89          1.83              1.83                  50.0%     42.2%
                 $24,780        $240,709      1.68          1.53              1.53                  67.3%     56.8%
  150            $15,340        $157,372      1.68          1.53              1.53                  67.3%     56.8%
  150             $9,440         $83,337      1.68          1.53              1.53                  67.3%     56.8%
  151            $31,463        $241,880      1.98          1.75              1.50                  66.2%     57.8%
  152            $56,870        $412,414      2.99          2.63              2.63                  38.4%     32.6%
  153            $16,098        $286,939      1.95          1.84              1.84                  60.3%     51.1%
  154            $37,012        $377,537      2.51          2.29              2.29                  41.3%     32.1%
  155             $2,183        $244,177      1.94          1.92              1.92                  51.0%     51.0%
  156             $5,584        $256,867      1.57          1.53              1.53                  55.2%     43.4%
  157            $14,752        $193,756      1.33          1.24              1.24                  72.8%     62.8%
  158            $18,671        $217,300      1.61          1.48              1.48                  53.2%     45.2%
  159               $974        $216,344      1.75          1.74              1.48                  44.4%     39.6%
  160             $3,200        $282,860      1.96          1.94              1.94                  44.9%     38.3%
  161            $27,405        $188,946      1.41          1.24              1.24                  45.4%     41.6%
  162            $18,808        $202,352      1.55          1.41              1.41                  68.6%     58.3%
  163            $11,549        $353,443      2.48          2.40              2.40                  27.7%     23.8%
  164            $23,097        $182,820      1.40          1.24              1.24                  64.8%     55.9%
  165             $5,530        $267,546      2.44          2.39              2.39                  44.4%     44.4%
  166            $35,738        $350,039      2.96          2.69              2.69                  39.6%     33.7%
  167            $38,623        $202,085      1.79          1.51              1.51                  51.4%     44.2%
  168            $18,235        $193,341      1.60          1.46              1.46                  67.9%     58.0%
  169            $22,177        $210,836      1.85          1.67              1.67                  61.8%     52.2%
  170            $21,000        $192,101      1.53          1.38              1.38                  45.8%     39.8%
  171            $21,737        $181,550      1.66          1.48              1.48                  69.7%     59.1%
  172            $12,209        $160,087      1.67          1.55              1.31                  78.9%     73.9%
  173            $12,000        $207,932      1.85          1.75              1.75                  70.7%     59.7%
  174             $8,582        $158,869      1.31          1.25              1.25                  71.2%     61.4%
  175            $10,785        $224,793      1.64          1.57              1.57                  51.2%     33.7%
  176             $1,124        $158,809      1.29          1.28              1.28                  74.2%     63.6%
  177            $15,500        $161,856      1.76          1.60              1.36                  58.9%     52.3%
  178            $18,035        $158,997      1.76          1.58              1.34                  59.5%     52.8%
  179             $8,772        $171,191      1.81          1.72              1.47                  57.1%     53.6%
  180             $3,150        $155,208      1.61          1.58              1.34                  62.7%     58.8%
  181             $4,930        $157,102      1.32          1.28              1.28                  61.7%     53.4%
  182            $19,153        $142,722      1.39          1.22              1.22                  62.1%     53.0%
  183            $20,952        $190,821      1.89          1.70              1.70                  63.9%     54.0%
  184                 $0        $232,180      1.73          1.73              1.73                  43.7%     34.2%
  185             $2,224        $142,277      1.22          1.20              1.20                  66.6%     57.0%
  186            $20,297        $164,322      1.57          1.40              1.40                  45.0%     38.6%
  187             $5,734        $151,792      1.35          1.30              1.30                  68.2%     59.0%
  188             $8,674        $142,936      1.34          1.26              1.26                  63.1%     54.3%
  189            $78,957        $422,480      3.14          2.65              2.65                  20.6%      0.5%
  190             $7,224        $154,168      1.45          1.39              1.39                  61.1%     52.4%
  191             $5,039        $139,037      1.34          1.29              1.29                  73.9%     63.4%
  192             $8,574        $136,588      1.44          1.36              1.36                  70.0%     59.4%
  193             $8,791        $134,405      1.43          1.34              1.34                  50.0%     42.4%
  194             $6,903        $157,519      1.60          1.54              1.54                  55.8%     47.8%
  195             $3,095        $123,972      1.51          1.48              1.26                  74.7%     66.7%
  196            $12,832        $128,864      1.44          1.31              1.31                  64.9%     56.0%
  197            $23,400        $132,768      1.77          1.50              1.50                  64.6%     54.5%
  198            $11,511        $119,829      1.49          1.36              1.36                  70.4%     60.3%
  199             $8,360        $127,585      1.55          1.45              1.45                  70.3%     60.2%
  200             $2,789        $109,262      1.43          1.40              1.40                  57.4%     44.8%
  201             $5,592        $115,062      1.47          1.40              1.40                  62.3%     49.6%
  202             $5,030        $196,111      2.03          1.98              1.98                  24.4%     11.1%
  203             $4,811         $96,843      1.39          1.32              1.32                  60.8%     52.4%
  204             $2,755        $100,046      1.48          1.44              1.44                  52.8%     45.9%

TOTALS AND WEIGHTED AVERAGES:                 1.90X         1.79X             1.72X                 62.4%     57.6%

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE       BALLOON      APPRAISED   VALUATION                                                                       LEASE
LOAN NO.       BALANCE          VALUE    DATE(11)    LARGEST TENANT(12)                                            EXPIRATION DATE
------------------------------------------------------------------------------------------------------------------------------------

    1      $95,200,000   $137,000,000   11/08/2006   Belk #74                                                        04/30/2019
    2      $72,000,000   $136,800,000   07/24/2006   NAP                                                                 NAP
    3      $71,000,000    $90,040,000   10/02/2006   Parkside 16                                                     10/31/2021
    4      $55,650,728    $74,600,000   06/18/2007   Regal Cinema                                                    12/01/2022
    5      $55,000,000   $100,000,000   08/05/2006   Hanley Wood                                                     07/31/2012
    6      $55,000,000    $85,000,000   11/01/2006   NAP                                                                 NAP
    7      $46,125,330    $73,000,000   01/02/2009   Verizon (as MCI)                                                09/30/2015
    8      $46,750,000    $70,300,000   08/21/2006   Norman Leaf, M.D.                                               02/14/2007
    9      $30,818,752    $47,300,000   10/07/2006   Bed Bath & Beyond                                               01/31/2012
   10      $27,000,000    $63,200,000   06/01/2006   Thi III New York, L.L.C.                                        09/30/2136
   11      $25,000,000    $39,400,000   10/01/2006   Puma                                                            05/31/2018
   12      $20,440,984    $28,600,000   09/08/2006   Linens & Things                                                 08/31/2016
   13      $18,513,860    $32,900,000   10/19/2006   NAP                                                                 NAP
   14      $21,000,000    $30,000,000   09/08/2006   Kroger                                                          11/30/2019
   15      $20,115,000    $38,500,000   09/15/2006   Providian Bancorp.                                              08/31/2013
   16      $18,662,428    $27,200,000   11/01/2006   Dominick's Finer Foods, LLC                                     02/28/2019
           $19,825,000    $30,685,000
   17       $7,475,000    $11,510,000   07/26/2006   Lowe's Companies, Inc.                                          04/30/2016
   17       $7,150,000    $11,175,000   08/01/2006   Lowe's Companies, Inc.                                          04/30/2016
   17       $5,200,000     $8,000,000   07/28/2006   Kohl's                                                          01/28/2017
   18      $14,124,458    $29,500,000   09/07/2006   NAP                                                                 NAP
   19      $15,500,000    $99,300,000   06/30/2006   NAP                                                                 NAP
   20      $15,000,000    $24,250,000   07/24/2006   Sportsman's Warehouse                                           11/30/2020
   21      $15,000,000    $21,400,000   10/27/2006   NAP                                                                 NAP
   22      $14,700,000    $20,960,000   11/01/2006   NAP                                                                 NAP
   23      $11,711,818   $140,000,000   09/05/2006   NAP                                                                 NAP
   24      $12,098,883    $17,980,000   08/29/2006   NAP                                                                 NAP
   25       $8,472,801    $23,200,000   08/23/2006   NAP                                                                 NAP
   26      $10,988,619    $18,400,000   07/25/2006   HyVee Supermarket                                               07/02/2010
   27       $9,835,250    $15,300,000   10/17/2006   NAP                                                                 NAP
   28      $11,500,000    $16,400,000   11/01/2006   NAP                                                                 NAP
   29      $11,220,000    $21,160,000   10/10/2006   Mchls St. In.                                                   08/31/2014
   30      $11,000,000    $19,800,000   08/17/2006   UBS Financial Services, Inc.                                    12/31/2013
   31      $10,000,000   $250,000,000   06/22/2006   Ameriprise Financial                                            06/30/2008
   32       $8,562,402    $19,600,000   11/01/2006   Pomeroy IT                                                      07/31/2015
   33      $10,000,000    $17,300,000   03/31/2006   NAP                                                                 NAP
           $10,000,000    $16,500,000
   34       $7,878,788    $13,000,000   10/11/2006   Discount Auto Parts, Inc.                                       05/31/2010
   34       $1,090,909     $1,800,000   08/28/2006   Blockbuster, Inc.                                               10/31/2008
   34       $1,030,303     $1,700,000   10/12/2006   Key Entertainment                                               05/31/2010
   35       $8,440,670    $13,000,000   01/27/2006   Wai & Conner, LLP                                               03/14/2010
   36       $8,990,409    $20,100,000   08/30/2006   Department of Social & Health Services                          03/31/2009
   37       $8,204,042    $12,800,000   06/21/2006   Bi-Lo                                                           10/31/2012
   38       $9,500,000    $84,000,000   09/06/2006   NAP                                                                 NAP
   39       $9,025,000    $14,425,000   09/26/2006   Office Depot                                                    09/01/2015
   40       $9,000,000    $18,750,000   10/13/2006   NAP                                                                 NAP
   41       $7,074,803    $13,600,000   06/12/2006   McKinstry Co., LLC                                              06/30/2021
   42       $6,926,288    $11,900,000   08/14/2006   NAP                                                                 NAP
   43       $7,339,108    $17,000,000   09/06/2006   NAP                                                                 NAP
   44       $6,604,642    $11,360,000   09/04/2006   NAP                                                                 NAP
   45       $6,933,134    $14,200,000   09/01/2006   NAP                                                                 NAP
   46       $6,869,466    $13,640,000   11/01/2006   NAP                                                                 NAP
   47       $8,000,000    $11,000,000   10/17/2006   Best Buy Stores, L.P.                                           01/31/2015
   48       $6,719,341    $12,000,000   10/05/2006   NAP                                                                 NAP
   49       $7,106,112    $12,650,000   08/25/2006   China Buffet                                                    03/31/2011
   50       $7,500,000    $11,700,000   10/27/2006   NAP                                                                 NAP
   51       $6,283,762    $11,550,000   11/22/2005   Autozone, Inc                                                   06/01/2023
   52       $5,650,629    $10,900,000   08/14/2006   NAP                                                                 NAP
   53       $6,158,564    $14,700,000   05/25/2006   Sell & Melton LLP                                               10/31/2010
   54       $6,145,898    $10,400,000   10/01/2006   NAP                                                                 NAP
   55       $6,016,598     $9,600,000   10/23/2006   WESCO Distribution, Inc.                                        12/31/2010
            $5,505,984    $16,900,000
   56       $2,477,694     $6,600,000   07/27/2006   NAP                                                                 NAP
   56       $1,872,034     $5,200,000   07/27/2006   NAP                                                                 NAP
   56       $1,156,256     $5,100,000   07/27/2006   NAP                                                                 NAP
   57       $6,003,941     $9,600,000   10/16/2006   Marshalls of Richfield, MN. Inc                                 11/30/2016
   58       $5,724,678     $9,000,000   10/18/2006   NAP                                                                 NAP
   59       $6,289,599    $10,350,000   06/25/2006   The Little Gym                                                  08/31/2010
   60       $6,700,000    $10,500,000   11/06/2006   NAP                                                                 NAP
   61       $3,937,788    $15,200,000   06/16/2006   Office Depot                                                    01/31/2016
   62       $4,456,889     $9,400,000   05/05/2006   Office Depot                                                    09/29/2016
   63       $5,145,490     $8,500,000   09/12/2006   Dollar Tree                                                     04/14/2011
   64       $4,636,372     $7,350,000   10/06/2006   Kohl's Michigan, L.P.                                           01/31/2026
   65       $4,775,481     $9,100,000   08/10/2006   FedEx Ground Package System, Inc.                               06/30/2011
   66       $4,559,582    $10,610,000   08/29/2006   NAP                                                                 NAP
   67       $4,241,368    $11,250,000   07/11/2006   Variety Wholesalers                                             01/31/2008
   68       $5,400,000    $12,000,000   10/16/2006   NAP                                                                 NAP
   69       $4,359,288     $7,100,000   10/02/2006   NAP                                                                 NAP
   70       $4,426,445     $8,720,000   10/17/2006   NAP                                                                 NAP
   71       $5,240,000     $6,550,000   09/18/2006   K-Mart                                                          11/30/2011
   72       $4,175,092     $6,800,000   10/02/2006   NAP                                                                 NAP
   73       $4,294,729     $7,600,000   09/21/2006   Mantra Masala                                                   08/01/2011
   74       $4,503,981    $10,120,000   08/11/2006   NAP                                                                 NAP
   75       $4,454,338     $7,400,000   12/01/2006   W.W. Fashion                                                    09/30/2011
   76       $4,192,299     $7,100,000   08/16/2006   Lockheed Martin Corp.                                           10/31/2010
   77       $3,990,897     $6,500,000   10/02/2006   NAP                                                                 NAP
   78       $4,106,121     $9,400,000   05/08/2006   ABC Appliance, Inc                                              12/31/2017
   79         $148,097     $7,000,000   09/22/2006   LZB Furniture Galleries of Paramus, Inc.                        11/30/2021
   80         $152,237     $9,000,000   11/01/2006   Pleasant Dental                                                 05/31/2013
   81       $4,400,000    $15,700,000   09/04/2006   Stop & Shop                                                     12/31/2029
   82       $4,400,000     $8,000,000   09/06/2006   Metron Technology                                               08/31/2010
   83       $3,621,109     $6,230,000   10/10/2006   NAP                                                                 NAP
   84       $3,669,501    $10,500,000   08/02/2006   NAP                                                                 NAP
   85       $3,572,027     $6,000,000   09/05/2006   NAP                                                                 NAP
   86       $3,565,556     $6,900,000   10/04/2006   Chevys                                                          08/31/2015
   87       $3,746,275    $10,700,000   08/03/2006   NAP                                                                 NAP
   88       $4,115,000     $6,600,000   11/01/2006   Rite Aid                                                        10/31/2026
   89       $3,709,685     $7,800,000   08/27/2006   Sportsman's Warehouse                                           07/31/2021
   90       $3,452,686     $6,300,000   10/10/2006   NAP                                                                 NAP
   91       $3,493,114     $8,200,000   08/11/2006   P&C Foods                                                       10/31/2019
   92       $3,417,831     $6,600,000   08/01/2006   Superpetz                                                       11/30/2009
   93       $3,717,343     $8,300,000   09/18/2006   Giant Eagle, Inc.                                               10/31/2012
   94       $3,373,680     $7,000,000   09/15/2006   CVS                                                             01/31/2021
   95       $3,315,563     $5,450,000   07/12/2006   NAP                                                                 NAP
   96       $3,028,195     $5,300,000   01/12/2006   NAP                                                                 NAP
   97       $3,226,053     $8,195,000   07/11/2006   Global Crossing                                                 03/31/2009
   98       $2,491,295     $5,620,000   06/16/2006   NAP                                                                 NAP
   99       $3,085,317     $5,700,000   10/13/2006   NAP                                                                 NAP
   100      $3,500,000    $14,400,000   10/05/2006   Worldwide Dreams LLC                                            05/10/2014
   101      $2,975,558     $5,800,000   08/08/2006   Lamps Plus                                                      05/31/2022
   102      $2,972,190     $6,350,000   08/17/2006   Ingles                                                          07/31/2012
   103      $1,578,710     $7,400,000   08/07/2006   Hole Montes, Inc.                                               10/31/2016
   104      $3,170,628     $6,400,000   10/12/2006   i3 Solutions, Inc                                               02/28/2010
            $3,400,000     $5,450,000
   105      $1,871,560     $3,000,000   09/12/2006   PT Tile Holdings                                                01/31/2011
   105      $1,528,440     $2,450,000   09/12/2006   Windsor Gymnastics                                              06/30/2009
   106      $2,841,142     $5,710,000   10/04/2006   Union Old Town Pasadena, LLC                                    06/30/2014
   107      $2,578,955     $5,500,000   07/20/2005   NAP                                                                 NAP
   108      $2,757,384     $5,510,000   08/11/2006   Kanner Corporation                                              11/30/2006
   109      $3,200,000     $8,130,000   09/20/2006   NAP                                                                 NAP
   110      $2,696,407     $4,100,000   08/21/2006   NAP                                                                 NAP
   111      $2,810,734     $5,800,000   06/05/2006   Ideal Image                                                     07/31/2010
   112      $2,724,121     $5,600,000   10/17/2006   Walgreen Co.                                                    03/31/2026
   113      $2,550,529     $4,400,000   10/12/2006   NAP                                                                 NAP
   114      $2,556,224     $4,650,000   10/24/2006   NAP                                                                 NAP
   115      $2,504,983     $6,700,000   09/20/2006   Walgreen Co.                                                    08/30/2020
   116      $3,000,000     $5,250,000   08/10/2006   Wells Fargo Bank                                                03/31/2016
   117      $2,768,410     $4,150,000   09/27/2006   Northern Tool & Equipment Company, Inc.                         06/30/2021
   118      $2,324,292     $4,000,000   10/23/2006   Office Depot                                                    03/30/2016
   119      $2,548,950     $4,300,000   09/06/2006   AAA Movers, Inc.                                                07/31/2009
   120      $2,337,273     $4,400,000   10/04/2006   B.A.S. Recycling, Inc.                                          09/30/2021
   121      $2,555,716     $4,000,000   09/08/2006   The Bemis Company, Inc.                                         12/31/2013
   122      $2,553,501     $4,000,000   09/25/2006   Northern Tool & Equipment Company, Inc.                         09/30/2021
   123      $2,544,649     $8,200,000   07/06/2006   New York Wine Warehouse                                         12/31/2011
   124      $2,535,379     $4,700,000   08/14/2006   Tapia Brothers                                                  10/31/2019
   125      $2,392,638     $7,000,000   10/03/2006   Land Design Consultant                                          05/31/2007
   126      $2,369,885     $4,930,000   08/17/2006   CVS                                                             04/30/2025
   127      $2,324,858     $3,500,000   10/05/2006   NAP                                                                 NAP
   128      $2,527,574     $6,180,000   07/12/2006   Gold's Gym                                                      12/25/2020
   129      $2,700,000     $5,000,000   09/18/2006   7-Eleven Southland Corp.                                        07/31/2007
   130      $2,437,261     $4,500,000   08/17/2006   Coker Flooring                                                  06/30/2011
   131      $2,700,000     $4,500,000   11/06/2006   NAP                                                                 NAP
   132      $2,277,823     $3,850,000   10/24/2006   NAP                                                                 NAP
   133      $2,388,744     $3,250,000   08/08/2006   Unomedical (Office & Warehouse)                                 12/31/2010
   134      $2,176,787     $3,600,000   06/30/2006   Signature Cleaners                                              12/31/2009
   135      $2,207,490     $3,900,000   07/18/2006   NAP                                                                 NAP
   136      $2,214,392     $4,650,000   04/02/2006   Advanced Dermatology                                            01/31/2012
   137      $2,329,951     $4,400,000   09/17/2006   La Mira Fruit & Grocery                                         12/31/2012
   138      $2,334,529     $4,200,000   10/03/2006   Copperfield Chimney Supply, Inc.                                05/31/2013
   139      $2,336,893     $3,600,000   09/18/2006   CVS                                                             01/31/2022
   140      $2,133,993     $3,150,000   10/04/2006   Jethro's Enterprises                                            03/31/2009
   141      $2,117,895     $6,700,000   10/04/2006   State of California                                             01/31/2009
   142      $2,164,205     $3,700,000   07/18/2006   NAP                                                                 NAP
   143      $2,115,601     $3,725,000   06/23/2006   The Tile Shop                                                   04/30/2010
   144      $1,991,409     $3,200,000   09/27/2006   Walgreen Co.                                                    09/30/2080
   145      $2,325,000     $3,900,000   08/22/2006   Rite Aid                                                        07/31/2026
   146      $2,088,206     $3,000,000   07/28/2006   NAP                                                                 NAP
   147      $2,088,665     $2,900,000   06/23/2006   NAP                                                                 NAP
            $1,792,504     $3,650,000
   148      $1,006,565     $2,000,000   09/15/2006   NAP                                                                 NAP
   148        $785,939     $1,650,000   08/23/2006   NAP                                                                 NAP
   149      $1,898,754     $4,500,000   10/11/2006   NAP                                                                 NAP
            $1,898,186     $3,340,000
   150      $1,181,094     $2,200,000   10/24/2006   NAP                                                                 NAP
   150        $717,092     $1,140,000   10/25/2006   NAP                                                                 NAP
   151      $1,921,356     $3,325,000   05/16/2006   Lisas Dancesations                                              07/31/2008
   152      $1,865,397     $5,720,000   10/03/2006   UAA A/P Travel                                                  08/31/2009
   153      $1,860,542     $3,640,000   10/05/2006   Staples                                                         05/31/2011
   154      $1,666,671     $5,200,000   10/13/2006   Smith Hanley Assoc                                              02/28/2008
   155      $2,142,000     $4,200,000   08/30/2006   Walgreen Co.                                                    04/30/2031
   156      $1,649,598     $3,800,000   11/01/2006   Buffalo Wild Wings                                              09/30/2027
   157      $1,789,158     $2,850,000   04/14/2006   Bailey's Pub (Stephen Helland)                                  07/31/2007
   158      $1,738,722     $3,850,000   09/20/2006   One Stop                                                        01/31/2014
   159      $1,780,216     $4,500,000   07/12/2006   Blockbuster Video                                               03/31/2012
   160      $1,705,243     $4,450,000   09/14/2006   NAP                                                                 NAP
   161      $1,829,467     $4,400,000   08/03/2006   NAP                                                                 NAP
   162      $1,696,891     $2,910,000   08/31/2006   K&G Men's Company Inc.                                          02/28/2017
   163      $1,710,660     $7,200,000   08/03/2006   NAP                                                                 NAP
   164      $1,678,277     $3,000,000   04/21/2006   Tuan Ta & Dung Nguyen                                           03/31/2007
   165      $1,900,000     $4,280,000   08/30/2006   Eckerd                                                          07/31/2026
   166      $1,544,553     $4,590,000   10/04/2006   Blockbuster                                                     04/30/2012
   167      $1,545,667     $3,500,000   10/06/2006   Furniture Outlets USA                                           08/31/2016
   168      $1,538,238     $2,650,000   10/20/2006   Children's Conservatory                                         01/31/2007
   169      $1,518,549     $2,910,000   10/20/2006   NAP                                                                 NAP
   170      $1,560,285     $3,925,000   08/15/2006   NAP                                                                 NAP
   171      $1,465,610     $2,480,000   08/24/2006   Flexmag Industries, Inc.(Arnold Magnetic Technologies Corp.     04/30/2019
   172      $1,592,786     $2,155,000   08/25/2006   CATO                                                            01/31/2009
   173      $1,433,845     $2,400,000   09/12/2006   NAP                                                                 NAP
   174      $1,460,669     $2,380,000   08/08/2006   Piggly Wiggly                                                   03/31/2023
   175      $1,110,985     $3,300,000   08/04/2006   NAP                                                                 NAP
   176      $1,438,107     $2,260,000   09/13/2006   Verizon Wireless                                                12/31/2015
   177      $1,465,436     $2,800,000   09/22/2006   NAP                                                                 NAP
   178      $1,465,442     $2,775,000   09/22/2006   NAP                                                                 NAP
   179      $1,501,522     $2,800,000   09/26/2006   Walgreen Co.                                                    05/31/2055
   180      $1,500,355     $2,550,000   04/15/2006   NAP                                                                 NAP
   181      $1,383,485     $2,590,000   09/02/2006   BFS Retail and Commercial Operations, LLC                       10/31/2021
   182      $1,364,970     $2,575,000   10/02/2006   Iglesias De Restauracion                                        02/28/2007
   183      $1,349,821     $2,500,000   10/24/2006   NAP                                                                 NAP
   184      $1,252,942     $3,660,000   10/15/2006   Giant Industries of Arizona                                     08/31/2026
   185      $1,368,914     $2,400,000   08/28/2006   NAP                                                                 NAP
   186      $1,367,000     $3,540,000   06/05/2006   Edmonds Family Dentistry                                        07/31/2010
   187      $1,327,411     $2,250,000   06/28/2006   Advance Auto Stores Company, Incorporated                       08/31/2019
   188      $1,303,814     $2,400,000   07/21/2006   Taco Del Mar                                                    08/31/2010
   189         $37,443     $7,300,000   07/10/2006   Cardiovascular Consultants                                      12/31/2007
   190      $1,284,456     $2,450,000   08/12/2006   Korean Restaurant                                               05/31/2011
   191      $1,242,686     $1,960,000   09/20/2006   Rite Aid - Steubenville                                         04/17/2017
   192      $1,194,544     $2,010,000   10/13/2006   Rite Aid - Wellsburg, WV                                        10/24/2017
   193      $1,188,117     $2,800,000   10/14/2006   Ace Hardware                                                    03/31/2012
   194      $1,195,576     $2,500,000   07/03/2006   Pacific State Bank                                              04/30/2016
   195      $1,186,455     $1,780,000   07/26/2006   NAP                                                                 NAP
   196      $1,119,754     $2,000,000   03/21/2006   Dollar Tree Stores, Inc.                                        06/30/2009
   197      $1,062,984     $1,950,000   10/25/2006   NAP                                                                 NAP
   198      $1,025,810     $1,700,000   07/08/2006   Guardian Home Care Services                                     06/30/2012
   199      $1,024,076     $1,700,000   07/07/2006   Beauty Max                                                      12/31/2015
   200        $779,867     $1,740,000   09/11/2006   Advance Auto Parts                                              08/31/2021
   201        $792,905     $1,600,000   01/09/2006   Leaders Property Management                                     08/30/2009
   202        $442,980     $4,000,000   09/18/2006   United Merchandising Corp. d/b/a Big 5 Sporting Goods           05/31/2011
   203        $837,949     $1,600,000   08/01/2006   CSK Auto, Inc. dba Checker Auto Parts                           11/28/2015
   204        $779,706     $1,700,000   07/26/2006   Tacos y Birna-Audan Lucafero                                    03/31/2011

TOTALS AND WEIGHTED AVERAGES:

-----------------------------------------------------------------------------------------
MORTGAGE                                                               LEASE
LOAN NO.    % NSF   SECOND LARGEST TENANT(12)                     EXPIRATION DATE   % NSF
-----------------------------------------------------------------------------------------

   1        18.4%   Consolidated Theaters                            08/31/2019     13.9%
   2          NAP   NAP                                                 NAP           NAP
   3        22.4%   American Signature                               01/31/2021     15.4%
   4        29.4%   Triple Five                                      02/01/2011     10.7%
   5        30.3%   Caplin & Drysdale                                12/31/2013     19.1%
   6          NAP   NAP                                                 NAP           NAP
   7        48.6%   Verizon (as MFS)                                 07/30/2015     25.3%
   8         8.9%   Soram Singh Khalsa, M.D.                         01/31/2007      6.3%
   9        20.9%   Circuit City                                     01/31/2017     18.9%
   10      100.0%   NAP                                                 NAP           NAP
   11        9.8%   NAP                                                 NAP           NAP
   12       23.7%   TJ Maxx                                          08/31/2011     21.3%
   13         NAP   NAP                                                 NAP           NAP
   14       34.6%   Marquee Cinemas                                  12/31/2019     25.9%
   15      100.0%   NAP                                                 NAP           NAP
   16       60.5%   Hollywood Video                                  07/08/2009      5.0%

   17      100.0%   NAP                                                 NAP           NAP
   17      100.0%   NAP                                                 NAP           NAP
   17      100.0%   NAP                                                 NAP           NAP
   18         NAP   NAP                                                 NAP           NAP
   19         NAP   NAP                                                 NAP           NAP
   20       39.4%   Barnes & Noble                                   03/31/2016     22.1%
   21         NAP   NAP                                                 NAP           NAP
   22         NAP   NAP                                                 NAP           NAP
   23         NAP   NAP                                                 NAP           NAP
   24         NAP   NAP                                                 NAP           NAP
   25         NAP   NAP                                                 NAP           NAP
   26       58.6%   Reece and Nichols Realtors                       09/30/2008     13.1%
   27         NAP   NAP                                                 NAP           NAP
   28         NAP   NAP                                                 NAP           NAP
   29       20.6%   Bd Bt & B, I.                                    01/31/2014     19.1%
   30      100.0%   NAP                                                 NAP           NAP
   31       15.9%   Capella University                               10/31/2010     14.6%
   32      100.0%   NAP                                                 NAP           NAP
   33         NAP   NAP                                                 NAP           NAP

   34       12.2%   Blockbuster Inc.                                 01/31/2008     12.0%
   34       89.7%   Sonus-USA, Inc.                                  10/31/2009     10.3%
   34      100.0%   NAP                                                 NAP           NAP
   35       25.1%   Korda Construction                               06/30/2011     11.9%
   36       50.0%   Department of Social & Health Services           04/30/2009     50.0%
   37       24.9%   Goody's                                          01/31/2014     23.3%
   38         NAP   NAP                                                 NAP           NAP
   39       25.1%   Dollar Tree                                      03/01/2010     12.9%
   40         NAP   NAP                                                 NAP           NAP
   41       92.0%   McKinstry-essation                               12/31/2007      8.0%
   42         NAP   NAP                                                 NAP           NAP
   43         NAP   NAP                                                 NAP           NAP
   44         NAP   NAP                                                 NAP           NAP
   45         NAP   NAP                                                 NAP           NAP
   46         NAP   NAP                                                 NAP           NAP
   47      100.0%   NAP                                                 NAP           NAP
   48         NAP   NAP                                                 NAP           NAP
   49       11.1%   Coldwell Banker-Apex                             03/31/2011      9.8%
   50         NAP   NAP                                                 NAP           NAP
   51       13.6%   R & M Realty                                     11/30/2010     10.5%
   52         NAP   NAP                                                 NAP           NAP
   53        8.0%   Hall, Bloch, Garland & Meyer                     08/31/2008      5.7%
   54         NAP   NAP                                                 NAP           NAP
   55       22.7%   Lennox Industries Inc.                           02/28/2010     18.3%

   56         NAP   NAP                                                 NAP           NAP
   56         NAP   NAP                                                 NAP           NAP
   56         NAP   NAP                                                 NAP           NAP
   57       55.4%   OfficeMax Incorporated                           03/31/2016     33.6%
   58         NAP   NAP                                                 NAP           NAP
   59        9.6%   Blockbuster Video                                08/31/2009      9.4%
   60         NAP   NAP                                                 NAP           NAP
   61       25.3%   Aldi                                             01/31/2016     19.2%
   62      100.0%   NAP                                                 NAP           NAP
   63       27.4%   Maurices                                         03/31/2010     12.0%
   64      100.0%   NAP                                                 NAP           NAP
   65      100.0%   NAP                                                 NAP           NAP
   66         NAP   NAP                                                 NAP           NAP
   67       42.1%   Food King Supermarkets                           12/31/2007     24.2%
   68         NAP   NAP                                                 NAP           NAP
   69         NAP   NAP                                                 NAP           NAP
   70         NAP   NAP                                                 NAP           NAP
   71      100.0%   NAP                                                 NAP           NAP
   72         NAP   NAP                                                 NAP           NAP
   73       22.4%   Check City                                       02/01/2017     18.7%
   74         NAP   NAP                                                 NAP           NAP
   75       16.1%   Kwang Hwan Lee                                   04/30/2016     14.7%
   76      100.0%   NAP                                                 NAP           NAP
   77         NAP   NAP                                                 NAP           NAP
   78       38.8%   Fitness Thing                                    02/01/2012      7.5%
   79      100.0%   NAP                                                 NAP           NAP
   80       19.2%   Extreme Soccer                                   06/30/2011     18.2%
   81       44.6%   Peter Harris Clothes                             04/22/2015      8.3%
   82       50.0%   SV Probe                                         12/11/2011     50.0%
   83         NAP   NAP                                                 NAP           NAP
   84         NAP   NAP                                                 NAP           NAP
   85         NAP   NAP                                                 NAP           NAP
   86       42.0%   Uno of Schaumburg                                07/31/2015     40.3%
   87         NAP   NAP                                                 NAP           NAP
   88      100.0%   NAP                                                 NAP           NAP
   89      100.0%   NAP                                                 NAP           NAP
   90         NAP   NAP                                                 NAP           NAP
   91       28.3%   AMF Bowling Centers Inc.                         06/30/2007     20.5%
   92       25.5%   Concessions Corp                                 03/31/2007     14.7%
   93       77.5%   PNC Bank, NA                                     07/31/2012      5.5%
   94       55.2%   7-Eleven                                         02/28/2017     17.3%
   95         NAP   NAP                                                 NAP           NAP
   96         NAP   NAP                                                 NAP           NAP
   97       29.1%   Chicano Federation                               08/31/2008     23.5%
   98         NAP   NAP                                                 NAP           NAP
   99         NAP   NAP                                                 NAP           NAP
  100       69.0%   Erlanger Distrubtion Co                          05/10/2014     31.0%
  101      100.0%   NAP                                                 NAP           NAP
  102       55.7%   Los Charros Restaurant                           03/31/2008     11.9%
  103       90.3%   Schultz Chaipal & Co., LLP                       11/30/2008      9.7%
  104       10.0%   Charles B. McKissick dba RES                     02/28/2011      8.3%

  105       82.6%   Fastenal Company                                 02/28/2010     17.4%
  105       28.5%   ARS Roofing                                      04/30/2011     21.4%
  106      100.0%   NAP                                                 NAP           NAP
  107         NAP   NAP                                                 NAP           NAP
  108       31.9%   BCI/ GE Capital Corp                             06/30/2009     13.7%
  109         NAP   NAP                                                 NAP           NAP
  110         NAP   NAP                                                 NAP           NAP
  111       21.1%   Kovit dba Siam Thai Restaurant                   11/30/2010     14.8%
  112       56.0%   Rent-a-Center                                    06/30/2011     24.8%
  113         NAP   NAP                                                 NAP           NAP
  114         NAP   NAP                                                 NAP           NAP
  115      100.0%   NAP                                                 NAP           NAP
  116       48.5%   El Pollo Loco                                    03/31/2026     34.8%
  117      100.0%   NAP                                                 NAP           NAP
  118      100.0%   NAP                                                 NAP           NAP
  119       32.5%   Post Press Xpress, LLC                           04/30/2008     27.7%
  120       66.7%   Environmental Molding Concepts, LLC              09/30/2021     33.3%
  121      100.0%   NAP                                                 NAP           NAP
  122      100.0%   NAP                                                 NAP           NAP
  123       19.7%   Du Val Enterprises                               06/30/2021     12.4%
  124       50.0%   Dial Manufacturing, Inc.                         12/31/2008     50.0%
  125        9.8%   Ford Graphics                                    01/31/2007      4.9%
  126      100.0%   NAP                                                 NAP           NAP
  127         NAP   NAP                                                 NAP           NAP
  128      100.0%   NAP                                                 NAP           NAP
  129       15.9%   United States Post Office                        05/31/2011     14.3%
  130       40.9%   Mattress Firm                                    06/01/2010     37.5%
  131         NAP   NAP                                                 NAP           NAP
  132         NAP   NAP                                                 NAP           NAP
  133       53.3%   Kuehne & Nagel (Office & Warehouse)              02/28/2009     46.7%
  134       17.0%   Osaka Restaurant                                 02/29/2008     11.8%
  135         NAP   NAP                                                 NAP           NAP
  136       27.5%   Fed Ex Kinko's Office & Print Services, Inc      12/31/2012     25.6%
  137       18.0%   New York Fried Chicken                           12/31/2010     17.0%
  138       66.6%   Ohio Valley Floor Covering                       12/31/2009     18.6%
  139      100.0%   NAP                                                 NAP           NAP
  140       25.9%   Liquor Barrel                                    05/31/2011     21.3%
  141       18.7%   Xpedx Paper                                      12/31/2010     15.8%
  142         NAP   NAP                                                 NAP           NAP
  143      100.0%   NAP                                                 NAP           NAP
  144      100.0%   NAP                                                 NAP           NAP
  145      100.0%   NAP                                                 NAP           NAP
  146         NAP   NAP                                                 NAP           NAP
  147         NAP   NAP                                                 NAP           NAP

  148         NAP   NAP                                                 NAP           NAP
  148         NAP   NAP                                                 NAP           NAP
  149         NAP   NAP                                                 NAP           NAP

  150         NAP   NAP                                                 NAP           NAP
  150         NAP   NAP                                                 NAP           NAP
  151       10.6%   Dominic J Jordan Dominics Ditalia                01/31/2011      9.9%
  152       21.0%   Keycorp-Ealge River Branch                       05/31/2008      9.6%
  153      100.0%   NAP                                                 NAP           NAP
  154       34.4%   Interscope                                       12/31/2008     20.3%
  155      100.0%   NAP                                                 NAP           NAP
  156      100.0%   NAP                                                 NAP           NAP
  157       17.7%   Ray's Pizza Inc.                                 04/30/2009     14.2%
  158       18.8%   Thrifty Wash                                     12/31/2016     13.0%
  159      100.0%   NAP                                                 NAP           NAP
  160         NAP   NAP                                                 NAP           NAP
  161         NAP   NAP                                                 NAP           NAP
  162      100.0%   NAP                                                 NAP           NAP
  163         NAP   NAP                                                 NAP           NAP
  164       16.2%   Dave's Custom Cabinets                           04/14/2007     15.5%
  165      100.0%   NAP                                                 NAP           NAP
  166       19.4%   Huffman Family Dentistry                         06/30/2009     14.0%
  167       55.9%   Ashley                                           08/31/2016     30.2%
  168       19.2%   Zin Restaurant and Bar                           07/31/2012     18.4%
  169         NAP   NAP                                                 NAP           NAP
  170         NAP   NAP                                                 NAP           NAP
  171      100.0%   NAP                                                 NAP           NAP
  172       26.8%   Sherwin Williams                                 09/30/2016     21.6%
  173         NAP   NAP                                                 NAP           NAP
  174      100.0%   NAP                                                 NAP           NAP
  175         NAP   NAP                                                 NAP           NAP
  176       58.5%   Honey Baked Ham                                  11/30/2015     41.5%
  177         NAP   NAP                                                 NAP           NAP
  178         NAP   NAP                                                 NAP           NAP
  179      100.0%   NAP                                                 NAP           NAP
  180         NAP   NAP                                                 NAP           NAP
  181      100.0%   NAP                                                 NAP           NAP
  182       11.2%   Golden Road Credit Services                      01/31/2009      8.0%
  183         NAP   NAP                                                 NAP           NAP
  184      100.0%   NAP                                                 NAP           NAP
  185         NAP   NAP                                                 NAP           NAP
  186       12.9%   State Farm Mutual Auto Ins.                      07/31/2007      7.0%
  187      100.0%   NAP                                                 NAP           NAP
  188       20.8%   Postal Annex                                     07/31/2010     17.0%
  189       29.7%   Desert Canyon Pediatrics                         09/30/2006     13.8%
  190       28.6%   Quizno's                                         03/31/2010     17.9%
  191      100.0%   NAP                                                 NAP           NAP
  192      100.0%   NAP                                                 NAP           NAP
  193       55.0%   Sushi and Teriyaki Restaurant                    08/31/2011     18.5%
  194      100.0%   NAP                                                 NAP           NAP
  195         NAP   NAP                                                 NAP           NAP
  196       28.0%   El Potrillo, Inc. (Mexican Rest)                 06/30/2009     22.0%
  197         NAP   NAP                                                 NAP           NAP
  198       46.1%   Riptank Boards                                   05/31/2009     25.0%
  199       48.3%   Wing Zone                                        12/31/2010     14.2%
  200      100.0%   NAP                                                 NAP           NAP
  201       26.3%   Rahma Funeral Home                               07/31/2007     18.8%
  202      100.0%   NAP                                                 NAP           NAP
  203      100.0%   NAP                                                 NAP           NAP
  204       27.4%   OK Nails-Xuan Hoong Nguyen                       01/31/2010     23.1%

TOTALS AND WEIGHTED AVERAGES:

--------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                                                  LEASE                   INSURANCE            TAX
LOAN NO.   THIRD LARGEST TENANT(12)                                  EXPIRATION DATE   % NSF   ESCROW IN PLACE   ESCROW IN PLACE
--------------------------------------------------------------------------------------------------------------------------------

    1      Bed Bath & Beyond                                            01/31/2010      7.8%         No                 No
    2      NAP                                                             NAP           NAP         No                 No
    3      Marshalls of MA                                              03/31/2016      9.2%         No                 No
    4      Euphoria Salon                                               09/01/2015      7.3%         Yes               Yes
    5      The Futures Group                                            09/30/2014     16.5%         No                Yes
    6      NAP                                                             NAP           NAP         Yes               Yes
    7      ServePath                                                    05/31/2009     11.9%         Yes               Yes
    8      Unilab Corporation                                           09/30/2011      5.9%         No                 No
    9      Old Navy                                                     10/31/2011     13.7%         No                 No
   10      NAP                                                             NAP           NAP         No                 No
   11      NAP                                                             NAP           NAP         No                 No
   12      Old Navy                                                     09/13/2011     16.9%         No                 No
   13      NAP                                                             NAP           NAP         No                Yes
   14      Ristorante Cinelli                                           05/31/2015      3.8%         No                 No
   15      NAP                                                             NAP           NAP         No                 No
   16      Hallmark                                                     02/28/2008      4.1%         Yes               Yes

   17      NAP                                                             NAP           NAP         No                 No
   17      NAP                                                             NAP           NAP         No                 No
   17      NAP                                                             NAP           NAP         No                 No
   18      NAP                                                             NAP           NAP         No                Yes
   19      NAP                                                             NAP           NAP         No                 No
   20      Old Navy                                                     11/30/2015     15.8%         Yes               Yes
   21      NAP                                                             NAP           NAP         Yes               Yes
   22      NAP                                                             NAP           NAP         Yes               Yes
   23      NAP                                                             NAP           NAP         No                 No
   24      NAP                                                             NAP           NAP         Yes                No
   25      NAP                                                             NAP           NAP         No                Yes
   26      Blockbuster Video                                            10/31/2009      5.5%         Yes               Yes
   27      NAP                                                             NAP           NAP         No                 No
   28      NAP                                                             NAP           NAP         Yes               Yes
   29      Of Mx NA, I.                                                 03/31/2016     19.1%         No                 No
   30      NAP                                                             NAP           NAP         No                 No
   31      Winthrop & Weinstine                                         02/28/2017      5.7%         No                 No
   32      NAP                                                             NAP           NAP         No                 No
   33      NAP                                                             NAP           NAP         No                 No

   34      Blockbuster Inc.                                             01/31/2010     10.7%         No                 No
   34      NAP                                                             NAP           NAP         No                 No
   34      NAP                                                             NAP           NAP         No                 No
   35      California National Bank                                     05/31/2014     10.0%         Yes               Yes
   36      NAP                                                             NAP           NAP         Yes               Yes
   37      Staples                                                      02/28/2015     19.2%         Yes               Yes
   38      NAP                                                             NAP           NAP         No                 No
   39      Fashion Bug                                                  10/01/2009      9.1%         No                 No
   40      NAP                                                             NAP           NAP         Yes               Yes
   41      NAP                                                             NAP           NAP         Yes               Yes
   42      NAP                                                             NAP           NAP         No                Yes
   43      NAP                                                             NAP           NAP         No                Yes
   44      NAP                                                             NAP           NAP         Yes               Yes
   45      NAP                                                             NAP           NAP         Yes               Yes
   46      NAP                                                             NAP           NAP         No                 No
   47      NAP                                                             NAP           NAP         No                Yes
   48      NAP                                                             NAP           NAP         No                 No
   49      Lady of America                                              11/01/2011      9.6%         No                 No
   50      NAP                                                             NAP           NAP         Yes               Yes
   51      HealthSouth Corp                                             10/31/2010      6.5%         Yes               Yes
   52      NAP                                                             NAP           NAP         No                Yes
   53      Fickling & Company                                           08/31/2010      5.2%         Yes               Yes
   54      NAP                                                             NAP           NAP         No                Yes
   55      Advanced Distribution Services                               07/11/2011     18.3%         Yes               Yes

   56      NAP                                                             NAP           NAP         Yes               Yes
   56      NAP                                                             NAP           NAP         Yes               Yes
   56      NAP                                                             NAP           NAP         Yes               Yes
   57      NAP                                                             NAP           NAP         No                 No
   58      NAP                                                             NAP           NAP         Yes               Yes
   59      Buy Consignment                                              05/31/2011      9.0%         Yes               Yes
   60      NAP                                                             NAP           NAP         Yes               Yes
   61      Maria's                                                      12/31/2010      6.6%         No                 No
   62      NAP                                                             NAP           NAP         No                 No
   63      Frazee                                                       11/30/2009     10.5%         Yes               Yes
   64      NAP                                                             NAP           NAP         No                 No
   65      NAP                                                             NAP           NAP         No                 No
   66      NAP                                                             NAP           NAP         No                Yes
   67      Rite Aid Corp. (Dark)                                        10/31/2008      4.7%         No                 No
   68      NAP                                                             NAP           NAP         No                 No
   69      NAP                                                             NAP           NAP         Yes               Yes
   70      NAP                                                             NAP           NAP         No                 No
   71      NAP                                                             NAP           NAP         No                 No
   72      NAP                                                             NAP           NAP         Yes               Yes
   73      Continential Cleaners                                        08/01/2011     14.9%         Yes               Yes
   74      NAP                                                             NAP           NAP         No                Yes
   75      R & K Beauty Supply Inc., Kendrick Shin and Ronald Shin      04/30/2011     11.2%         Yes               Yes
   76      NAP                                                             NAP           NAP         Yes               Yes
   77      NAP                                                             NAP           NAP         Yes               Yes
   78      F & N Floorcovering Connection                               10/14/2014      7.5%         Yes               Yes
   79      NAP                                                             NAP           NAP         No                 No
   80      Radio Shack                                                  01/01/2012     15.3%         No                 No
   81      New Paltz Cinema                                             03/31/2010      5.8%         No                 No
   82      NAP                                                             NAP           NAP         No                 No
   83      NAP                                                             NAP           NAP         No                Yes
   84      NAP                                                             NAP           NAP         No                 No
   85      NAP                                                             NAP           NAP         Yes               Yes
   86      Panera Bread                                                 08/31/2010     17.8%         No                 No
   87      NAP                                                             NAP           NAP         Yes               Yes
   88      NAP                                                             NAP           NAP         No                 No
   89      NAP                                                             NAP           NAP         No                 No
   90      NAP                                                             NAP           NAP         No                Yes
   91      Kinney Drugs Inc                                             04/30/2009      7.1%         Yes               Yes
   92      CEC Corp                                                     12/31/2007     14.3%         Yes               Yes
   93      Wei Buffet                                                   12/31/2010      3.2%         No                 No
   94      Tricon Global Restaurants                                    08/31/2021     15.8%         No                 No
   95      NAP                                                             NAP           NAP         Yes               Yes
   96      NAP                                                             NAP           NAP         No                 No
   97      San Diego National Bank (branch)                             01/31/2010     12.7%         No                 No
   98      NAP                                                             NAP           NAP         Yes               Yes
   99      NAP                                                             NAP           NAP         Yes               Yes
   100     NAP                                                             NAP           NAP         Yes               Yes
   101     NAP                                                             NAP           NAP         No                 No
   102     Tattersall's Books                                           06/30/2008      4.0%         Yes               Yes
   103     NAP                                                             NAP           NAP         No                Yes
   104     Pogue Engineering & Development Company, Inc                 05/31/2008      8.2%         Yes               Yes

   105     NAP                                                             NAP           NAP         Yes               Yes
   105     Pane in the Glass                                            06/30/2009     12.2%         Yes               Yes
   106     NAP                                                             NAP           NAP         No                 No
   107     NAP                                                             NAP           NAP         No                Yes
   108     Interior Office Systems                                      10/31/2010     12.1%         No                Yes
   109     NAP                                                             NAP           NAP         Yes               Yes
   110     NAP                                                             NAP           NAP         Yes               Yes
   111     Durangos                                                     06/30/2010     13.2%         No                 No
   112     Dunkin Donuts                                                08/31/2012     11.0%         Yes               Yes
   113     NAP                                                             NAP           NAP         Yes               Yes
   114     NAP                                                             NAP           NAP         No                 No
   115     NAP                                                             NAP           NAP         No                 No
   116     Red Persimmon Salon                                          03/31/2016     16.7%         No                 No
   117     NAP                                                             NAP           NAP         No                 No
   118     NAP                                                             NAP           NAP         No                 No
   119     Quantronic Corporation, Inc                                  04/30/2017     25.3%         Yes               Yes
   120     NAP                                                             NAP           NAP         Yes               Yes
   121     NAP                                                             NAP           NAP         Yes               Yes
   122     NAP                                                             NAP           NAP         No                 No
   123     The Foundry                                                  12/31/2008     11.2%         No                 No
   124     NAP                                                             NAP           NAP         Yes               Yes
   125     Motran Industries                                            07/31/2007      4.9%         No                 No
   126     NAP                                                             NAP           NAP         No                 No
   127     NAP                                                             NAP           NAP         Yes               Yes
   128     NAP                                                             NAP           NAP         No                 No
   129     Sheila L. Brush, D.D.S.                                      09/30/2013     10.6%         Yes               Yes
   130     Red Brick Pizza                                              06/30/2016     13.2%         No                 No
   131     NAP                                                             NAP           NAP         Yes               Yes
   132     NAP                                                             NAP           NAP         No                 No
   133     NAP                                                             NAP           NAP         Yes               Yes
   134     Kwik Kopy                                                    01/31/2008     10.7%         Yes               Yes
   135     NAP                                                             NAP           NAP         Yes               Yes
   136     Leslie's Poolmart, Inc.                                      10/31/2010     17.0%         Yes               Yes
   137     Delgado Travel                                               02/28/2010     17.0%         No                Yes
   138     Vertex Fasteners                                             05/31/2009     11.1%         No                 No
   139     NAP                                                             NAP           NAP         No                 No
   140     IMSD #832                                                    08/31/2011     19.1%         No                 No
   141     ATC Distribution Group, Inc.                                 01/31/2010     11.5%         No                 No
   142     NAP                                                             NAP           NAP         Yes               Yes
   143     NAP                                                             NAP           NAP         No                 No
   144     NAP                                                             NAP           NAP         No                 No
   145     NAP                                                             NAP           NAP         No                 No
   146     NAP                                                             NAP           NAP         Yes               Yes
   147     NAP                                                             NAP           NAP         Yes               Yes

   148     NAP                                                             NAP           NAP         Yes               Yes
   148     NAP                                                             NAP           NAP         Yes               Yes
   149     NAP                                                             NAP           NAP         Yes               Yes

   150     NAP                                                             NAP           NAP         No                 No
   150     NAP                                                             NAP           NAP         No                 No
   151     Margoth G Tamayo                                             02/28/2012      9.6%         No                Yes
   152     U.S. Healthworks, Inc                                        11/30/2008      8.1%         No                 No
   153     NAP                                                             NAP           NAP         No                 No
   154     Daly & Pavlis                                                06/30/2009     13.0%         Yes               Yes
   155     NAP                                                             NAP           NAP         No                 No
   156     NAP                                                             NAP           NAP         No                 No
   157     Baryla PLC (Alicia Baryla DDS PC)                            07/31/2009      8.6%         Yes               Yes
   158     NuSmile Dental                                               01/31/2007      8.7%         Yes               Yes
   159     NAP                                                             NAP           NAP         No                 No
   160     NAP                                                             NAP           NAP         Yes               Yes
   161     NAP                                                             NAP           NAP         Yes               Yes
   162     NAP                                                             NAP           NAP         Yes               Yes
   163     NAP                                                             NAP           NAP         No                 No
   164     Farlight                                                        MTM         15.0%         Yes               Yes
   165     NAP                                                             NAP           NAP         No                 No
   166     US Healthworks                                               12/31/2009     10.5%         No                 No
   167     Karl's Appliances                                            06/01/2014     13.9%         No                 No
   168     SwimJim                                                      12/31/2016     16.2%         Yes               Yes
   169     NAP                                                             NAP           NAP         No                 No
   170     NAP                                                             NAP           NAP         Yes               Yes
   171     NAP                                                             NAP           NAP         No                 No
   172     Radio Shack                                                  08/31/2008     15.1%         Yes               Yes
   173     NAP                                                             NAP           NAP         Yes               Yes
   174     NAP                                                             NAP           NAP         No                 No
   175     NAP                                                             NAP           NAP         No                 No
   176     NAP                                                             NAP           NAP         Yes               Yes
   177     NAP                                                             NAP           NAP         Yes               Yes
   178     NAP                                                             NAP           NAP         Yes               Yes
   179     NAP                                                             NAP           NAP         No                 No
   180     NAP                                                             NAP           NAP         Yes               Yes
   181     NAP                                                             NAP           NAP         No                 No
   182     Hawks Protection Services                                    05/31/2011      8.0%         Yes               Yes
   183     NAP                                                             NAP           NAP         No                 No
   184     NAP                                                             NAP           NAP         No                 No
   185     NAP                                                             NAP           NAP         Yes               Yes
   186     Sarang Medical Center, Inc.                                  02/28/2007      6.7%         Yes               Yes
   187     NAP                                                             NAP           NAP         No                Yes
   188     Fatastic Sams                                                07/31/2012     17.0%         Yes               Yes
   189     Thoracic Cardiovascular Assoc.                               03/31/2011      7.8%         No                 No
   190     Chase Staffing                                               01/31/2010     14.3%         Yes               Yes
   191     NAP                                                             NAP           NAP         No                 No
   192     NAP                                                             NAP           NAP         No                 No
   193     Winsor Properties                                            05/31/2007      8.8%         Yes               Yes
   194     NAP                                                             NAP           NAP         No                 No
   195     NAP                                                             NAP           NAP         Yes               Yes
   196     All N.C. Real Estate                                         03/31/2007      8.3%         Yes               Yes
   197     NAP                                                             NAP           NAP         No                 No
   198     Pro Spa Nails                                                04/14/2011     15.0%         Yes               Yes
   199     Metro PCS                                                    04/30/2011     14.2%         Yes               Yes
   200     NAP                                                             NAP           NAP         Yes                No
   201     Poblanita Mexican Bakery                                     11/30/2007     15.6%         Yes               Yes
   202     NAP                                                             NAP           NAP         No                 No
   203     NAP                                                             NAP           NAP         No                 No
   204     Video 2000-Antonio Agular                                    01/31/2008     17.4%         Yes               Yes

TOTALS AND WEIGHTED AVERAGES:                                                                       36.5%             47.2%

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                CAPITAL EXPENDITURE          TI/LC                                       OTHER
LOAN NO.                ESCROW IN PLACE(13)   ESCROW IN PLACE(14)                       ESCROW DESCRIPTION(15)
------------------------------------------------------------------------------------------------------------------------------------

    1                            No                    No                                         NAP
    2                            No                    No                                         NAP
    3                            No                    No                      Tenant Reserve and Debt Service Coverage
    4                           Yes                   Yes                                         NAP
    5                            No                   Yes                                   Tenant Reserve
    6                           Yes                    No                                         NAP
    7                           Yes                   Yes                                 Ground Rent Reserve
    8                            No                    No                                         NAP
    9                            No                    No                                         NAP
   10                            No                    No                                         NAP
   11                            No                    No                                         NAP
   12                           Yes                   Yes                                         NAP
   13                           Yes                    No                                         NAP
   14                            No                    No                                         NAP
   15                            No                    No                                         NAP
   16                            No                    No                                         NAP

   17                            No                    No                                         NAP
   17                            No                    No                                         NAP
   17                            No                    No                                         NAP
   18                            No                    No                                         NAP
   19                            No                    No                                         NAP
   20                            No                    No                                         NAP
   21                            No                    No                                         NAP
   22                            No                    No                                         NAP
   23                            No                    No                                         NAP
   24                            No                    No                                         NAP
   25                            No                    No                                         NAP
   26                           Yes                   Yes                                         NAP
   27                            No                    No                                         NAP
   28                            No                    No                                         NAP
   29                            No                    No                                         NAP
   30                            No                    No                                         NAP
   31                            No                    No                                         NAP
   32                            No                    No                                         NAP
   33                            No                    No                                         NAP

   34                            No                    No                                         NAP
   34                            No                    No                                         NAP
   34                            No                    No                                         NAP
   35                           Yes                   Yes                                         NAP
   36                            No                    No                                         NAP
   37                           Yes                    No                                         NAP
   38                            No                    No                                         NAP
   39                            No                    No                                         NAP
   40                            No                    No                                         NAP
   41                           Yes                    No                                         NAP
   42                           Yes                    No                                 Seasonality Reserve
   43                            No                    No                                         NAP
   44                           Yes                    No                                         NAP
   45                           Yes                    No                                 Seasonality Reserve
   46                            No                    No                                         NAP
   47                            No                    No                                         NAP
   48                            No                    No                                         NAP
   49                            No                   Yes                    New Tenant Reserve, Master Lease/Rent Reserve
   50                            No                    No                                         NAP
   51                           Yes                   Yes                                TI/LC Credit Reserve
   52                           Yes                    No                                 Seasonality Reserve
   53                            No                    No                                         NAP
   54                            No                    No                                         NAP
   55                            No                   Yes                                   Tenant Reserve

   56                            No                    No                                         NAP
   56                            No                    No                                         NAP
   56                            No                    No                                         NAP
   57                            No                    No                                   Tenant Reserve
   58                           Yes                    No                                         NAP
   59                           Yes                   Yes                                         NAP
   60                            No                    No                                         NAP
   61                            No                    No                                         NAP
   62                           Yes                    No          Casualty and Condemnation Insurance Reserve, Ground Lease Reserve
   63                           Yes                    No                                         NAP
   64                            No                    No                                         NAP
   65                           Yes                    No                                         NAP
   66                            No                    No                                         NAP
   67                            No                    No                                         NAP
   68                            No                    No                                         NAP
   69                           Yes                    No                                         NAP
   70                            No                    No                                         NAP
   71                            No                    No                                         NAP
   72                           Yes                    No                                         NAP
   73                            No                   Yes                                   Rent abatement
   74                            No                    No                                         NAP
   75                           Yes                   Yes                                   Tenant Reserves
   76                           Yes                   Yes                                         NAP
   77                           Yes                    No                                         NAP
   78                            No                    No                                         NAP
   79                            No                    No                                         NAP
   80                            No                    No                                         NAP
   81                            No                    No                                         NAP
   82                            No                    No                                         NAP
   83                            No                    No                                         NAP
   84                            No                    No                                         NAP
   85                           Yes                    No                                         NAP
   86                            No                    No                                         NAP
   87                           Yes                    No                                         NAP
   88                            No                    No                                         NAP
   89                            No                    No                                         NAP
   90                            No                    No                                         NAP
   91                           Yes                   Yes                                         NAP
   92                           Yes                    No                                         NAP
   93                            No                    No                                         NAP
   94                            No                    No                                         NAP
   95                            No                    No                                         NAP
   96                           Yes                    No                                         NAP
   97                            No                   Yes                                         NAP
   98                            No                    No                                         NAP
   99                           Yes                    No                                         NAP
   100                           No                    No                                         NAP
   101                           No                    No                                         NAP
   102                           No                    No                                         NAP
   103                          Yes                    No                                         NAP
   104                           No                   Yes                                         NAP

   105                           No                   Yes                                         NAP
   105                           No                   Yes                                         NAP
   106                           No                    No                                         NAP
   107                          Yes                    No                                         NAP
   108                           No                    No                                         NAP
   109                           No                    No                                         NAP
   110                          Yes                    No                                         NAP
   111                           No                    No                                2010 Rollover Reserve
   112                          Yes                    No                                   Tenant Reserve
   113                          Yes                    No                                         NAP
   114                           No                    No                                         NAP
   115                           No                    No                                         NAP
   116                           No                    No                                   Tenant Reserve
   117                           No                    No                                         NAP
   118                           No                    No                                 Special Tax Escrow
   119                           No                   Yes                                         NAP
   120                           No                    No                                         NAP
   121                           No                    No                                         NAP
   122                           No                    No                                         NAP
   123                           No                    No                                         NAP
   124                           No                    No                                         NAP
   125                           No                    No                                         NAP
   126                           No                    No                                         NAP
   127                           No                    No                                         NAP
   128                           No                    No                                         NAP
   129                           No                    No                                         NAP
   130                           No                    No                                         NAP
   131                           No                    No                                         NAP
   132                           No                    No                                         NAP
   133                          Yes                    No                                         NAP
   134                          Yes                   Yes                                         NAP
   135                           No                    No                                         NAP
   136                          Yes                    No                Vacant Space TI/LC, Severino Reserve, Earnout Reserve
   137                          Yes                    No                                         NAP
   138                           No                    No                                         NAP
   139                           No                    No                                         NAP
   140                           No                   Yes                                         NAP
   141                           No                   Yes                                    Lease renewal
   142                           No                    No                                         NAP
   143                           No                    No                                         NAP
   144                           No                    No                                         NAP
   145                           No                    No                                         NAP
   146                          Yes                    No                                         NAP
   147                          Yes                   Yes                                         NAP

   148                          Yes                    No                                         NAP
   148                          Yes                    No                                         NAP
   149                           No                    No                                         NAP

   150                           No                    No                                         NAP
   150                           No                    No                                         NAP
   151                          Yes                   Yes                                         NAP
   152                           No                    No                                         NAP
   153                           No                    No                                         NAP
   154                           No                    No                                         NAP
   155                           No                    No                                         NAP
   156                           No                    No                                         NAP
   157                           No                    No                                         NAP
   158                           No                   Yes                                         NAP
   159                           No                    No                                         NAP
   160                           No                    No                                         NAP
   161                          Yes                    No                                         NAP
   162                          Yes                    No                                         NAP
   163                           No                    No                                         NAP
   164                           No                    No                                         NAP
   165                           No                    No                                         NAP
   166                           No                    No                                         NAP
   167                           No                   Yes                                         NAP
   168                           No                   Yes                                         NAP
   169                           No                    No                                         NAP
   170                           No                    No                                         NAP
   171                           No                    No                                         NAP
   172                          Yes                   Yes                                         NAP
   173                           No                    No                                         NAP
   174                           No                    No                                         NAP
   175                           No                    No                                         NAP
   176                          Yes                   Yes                                         NAP
   177                           No                    No                                         NAP
   178                           No                    No                                         NAP
   179                           No                    No                                         NAP
   180                          Yes                    No                                         NAP
   181                           No                    No                                         NAP
   182                           No                    No                                         NAP
   183                           No                    No                                         NAP
   184                           No                    No                                         NAP
   185                           No                    No                                         NAP
   186                          Yes                   Yes                                         NAP
   187                          Yes                   Yes                        DSCR/Minimum Account Balance Reserve
   188                          Yes                   Yes                                         NAP
   189                           No                    No                                         NAP
   190                          Yes                   Yes                                         NAP
   191                          Yes                    No                                         NAP
   192                          Yes                    No                                         NAP
   193                           No                    No                                         NAP
   194                           No                    No                                         NAP
   195                          Yes                    No                                         NAP
   196                          Yes                   Yes                                         NAP
   197                           No                    No                                         NAP
   198                           No                   Yes                                         NAP
   199                           No                   Yes                                         NAP
   200                           No                    No                                         NAP
   201                          Yes                   Yes                                         NAP
   202                           No                    No                                         NAP
   203                           No                    No                                         NAP
   204                           No                   Yes                                         NAP

TOTALS AND WEIGHTED AVERAGES:  27.4%                 30.7%

------------------------------------------------------------------------------------------------------------
MORTGAGE              SPRINGING              INITIAL CAPITAL EXPENDITURE         MONTHLY CAPITAL EXPENDITURE
LOAN NO.        ESCROW DESCRIPTION(16)            ESCROW REQUIREMENT(17)              ESCROW REQUIREMENT(18)
------------------------------------------------------------------------------------------------------------

    1             RE Tax, Insurance                                   $0                                  $0
    2      RE Tax, Insurance, CapEx, Other                            $0                                  $0
    3         RE Tax, Insurance, TI/LC                                $0                                  $0
    4                    NAP                                          $0                              $2,973
    5             Insurance, CapEx                                    $0                                  $0
    6                    NAP                                     $58,308                             $58,308
    7                   TI/LC                                         $0                              $6,416
    8             RE Tax, Insurance                                   $0                                  $0
    9      RE Tax, Insurance, CapEx, TI/LC                            $0                                  $0
   10             RE Tax, Insurance                                   $0                                  $0
   11         RE Tax, Insurance, CapEx                                $0                                  $0
   12         RE Tax, Insurance, TI/LC                                $0                              $1,807
   13                 Insurance                                       $0                              $4,550
   14         RE Tax, Insurance, CapEx                                $0                                  $0
   15         RE Tax, Insurance, CapEx                                $0                                  $0
   16                    NAP                                          $0                                  $0

   17      RE Tax, Insurance, CapEx, Other                            $0                                  $0
   17      RE Tax, Insurance, CapEx, Other                            $0                                  $0
   17      RE Tax, Insurance, CapEx, Other                            $0                                  $0
   18             Insurance, CapEx                                    $0                                  $0
   19         RE Tax, Insurance, CapEx                                $0                                  $0
   20               CapEx, TI/LC                                      $0                                  $0
   21                   CapEx                                         $0                                  $0
   22                   CapEx                                         $0                                  $0
   23         RE Tax, Insurance, CapEx                                $0                                  $0
   24                    NAP                                          $0                                  $0
   25                    NAP                                          $0                                  $0
   26                    NAP                                        $527                                $527
   27         RE Tax, Insurance, CapEx                                $0                                  $0
   28                   CapEx                                         $0                                  $0
   29         RE Tax, Insurance, CapEx                                $0                                  $0
   30         RE Tax, Insurance, CapEx                                $0                                  $0
   31      RE Tax, Insurance, CapEx, TI/LC                            $0                                  $0
   32                   TI/LC                                         $0                                  $0
   33             RE Tax, Insurance                                   $0                                  $0

   34                    NAP                                          $0                                  $0
   34                    NAP                                          $0                                  $0
   34                    NAP                                          $0                                  $0
   35                    NAP                                          $0                              $1,046
   36               TI/LC, Other                                      $0                                  $0
   37                   TI/LC                                         $0                              $1,619
   38             RE Tax, Insurance                                   $0                                  $0
   39         RE Tax, Insurance, CapEx                                $0                                  $0
   40                    NAP                                          $0                                  $0
   41                   TI/LC                                         $0                              $1,246
   42             Insurance, CapEx                              $132,000                                  $0
   43             Insurance, CapEx                                    $0                                  $0
   44                    NAP                                    $860,000        4% of Monthly Gross Revenues
   45                    NAP                                          $0                              $9,194
   46             RE Tax, Insurance                                   $0                                  $0
   47                   TI/LC                                         $0                                  $0
   48         RE Tax, Insurance, CapEx                                $0                                  $0
   49      RE Tax, Insurance, CapEx, TI/LC                            $0                                  $0
   50                   CapEx                                         $0                                  $0
   51               CapEx, TI/LC                                 $10,335                                  $0
   52          Insurance, CapEx, Other                          $123,000                                  $0
   53                    NAP                                          $0                                  $0
   54                   CapEx                                         $0                                  $0
   55                    NAP                                          $0                                  $0

   56             Insurance, CapEx                                    $0                                  $0
   56             Insurance, CapEx                                    $0                                  $0
   56             Insurance, CapEx                                    $0                                  $0
   57                   TI/LC                                         $0                                  $0
   58                    NAP                                          $0                              $5,917
   59                    NAP                                        $585                                $585
   60                   CapEx                                         $0                                  $0
   61      RE Tax, Insurance, CapEx, Other                            $0                                  $0
   62      RE Tax, Insurance, CapEx, Other                            $0                                $704
   63                   TI/LC                                         $0                                $457
   64                    NAP                                          $0                                  $0
   65         RE Tax, Insurance, TI/LC                              $842                                $842
   66             Insurance, CapEx                                    $0                                  $0
   67         RE Tax, Insurance, CapEx                                $0                                  $0
   68         RE Tax, Insurance, CapEx                                $0                                  $0
   69                    NAP                                          $0                              $6,699
   70             RE Tax, Insurance                                   $0                                  $0
   71             RE Tax, Insurance                                   $0                                  $0
   72                    NAP                                          $0                              $5,642
   73                    NAP                                          $0                                  $0
   74             Insurance, CapEx                                    $0                                  $0
   75                   TI/LC                                         $0                                $256
   76                   TI/LC                                         $0                                $840
   77                    NAP                                          $0                              $5,333
   78               CapEx, TI/LC                                      $0                                  $0
   79               TI/LC, Other                                      $0                                  $0
   80               CapEx, TI/LC                                      $0                                  $0
   81         RE Tax, Insurance, CapEx                                $0                                  $0
   82                   TI/LC                                         $0                                  $0
   83                    NAP                                          $0                                  $0
   84                    NAP                                          $0                                  $0
   85                   Other                                         $0                              $3,583
   86                   TI/LC                                         $0                                  $0
   87                    NAP                                          $0                              $3,333
   88         RE Tax, Insurance, CapEx                                $0                                  $0
   89      RE Tax, Insurance, TI/LC, Other                            $0                                  $0
   90                    NAP                                          $0                                  $0
   91                    NAP                                      $1,692                              $1,692
   92                   TI/LC                                         $0                              $2,103
   93         RE Tax, Insurance, CapEx                                $0                                  $0
   94      RE Tax, Insurance, CapEx, TI/LC                            $0                                  $0
   95                    NAP                                          $0                                  $0
   96         RE Tax, Insurance, CapEx                           $85,000                                  $0
   97                   TI/LC                                         $0                                  $0
   98                   CapEx                                         $0                                  $0
   99                    NAP                                          $0                              $4,984
   100                  TI/LC                                         $0                                  $0
   101        RE Tax, Insurance, TI/LC                                $0                                  $0
   102                  CapEx                                         $0                                  $0
   103                Insurance                                       $0                                $416
   104                   NAP                                          $0                                  $0

   105                   NAP                                          $0                                  $0
   105                   NAP                                          $0                                  $0
   106                  TI/LC                                         $0                                  $0
   107                Insurance                                       $0                              $6,140
   108                   NAP                                          $0                                  $0
   109                   NAP                                          $0                                  $0
   110                   NAP                                          $0                                $625
   111     RE Tax, Insurance, CapEx, TI/LC                            $0                                  $0
   112                   NAP                                        $269                                $269
   113                   NAP                                          $0                              $4,087
   114                   NAP                                          $0                                  $0
   115            RE Tax, Insurance                                   $0                                  $0
   116        RE Tax, Insurance, TI/LC                                $0                                  $0
   117                   NAP                                          $0                                  $0
   118        RE Tax, Insurance, CapEx                                $0                                  $0
   119                   NAP                                          $0                                  $0
   120                   NAP                                          $0                                  $0
   121                  TI/LC                                         $0                                  $0
   122                   NAP                                          $0                                  $0
   123        RE Tax, Insurance, TI/LC                                $0                                  $0
   124                  TI/LC                                         $0                                  $0
   125                   NAP                                          $0                                  $0
   126        RE Tax, Insurance, Other                                $0                                  $0
   127                   NAP                                          $0                                  $0
   128     RE Tax, Insurance, TI/LC, Other                            $0                                  $0
   129              CapEx, TI/LC                                      $0                                  $0
   130     RE Tax, Insurance, CapEx, TI/LC                            $0                                  $0
   131                  CapEx                                         $0                                  $0
   132                   NAP                                          $0                                  $0
   133                  TI/LC                                         $0                                $387
   134                   NAP                                          $0                                $270
   135                   NAP                                          $0                                  $0
   136                  TI/LC                                         $0                                $430
   137         Insurance, CapEx, TI/LC                            $6,012                                  $0
   138     RE Tax, Insurance, CapEx, TI/LC                            $0                                  $0
   139        RE Tax, Insurance, TI/LC                                $0                                  $0
   140                   NAP                                          $0                                  $0
   141                   NAP                                          $0                                  $0
   142                   NAP                                          $0                                  $0
   143                   NAP                                          $0                                  $0
   144     RE Tax, Insurance, CapEx, TI/LC                            $0                                  $0
   145        RE Tax, Insurance, CapEx                                $0                                  $0
   146                  CapEx                                         $0                             $10,000
   147                   NAP                                     $31,563                              $2,000

   148                   NAP                                          $0                                $886
   148                   NAP                                          $0                                $692
   149                   NAP                                          $0                                  $0

   150                   NAP                                          $0                                  $0
   150                   NAP                                          $0                                  $0
   151            Insurance, TI/LC                                    $0                                $571
   152                  TI/LC                                         $0                                  $0
   153     RE Tax, Insurance, CapEx, TI/LC                            $0                                  $0
   154                   NAP                                          $0                                  $0
   155            RE Tax, Insurance                                   $0                                  $0
   156                   NAP                                          $0                                  $0
   157                   NAP                                          $0                                  $0
   158                   NAP                                          $0                                  $0
   159            RE Tax, Insurance                                   $0                                  $0
   160                   NAP                                          $0                                  $0
   161                   NAP                                    $200,000                              $2,284
   162                  TI/LC                                         $0                                $250
   163            RE Tax, Insurance                                   $0                                  $0
   164                  TI/LC                                         $0                                  $0
   165        RE Tax, Insurance, TI/LC                                $0                                  $0
   166                  TI/LC                                         $0                                  $0
   167     RE Tax, Insurance, CapEx, TI/LC                            $0                                  $0
   168                   NAP                                          $0                                  $0
   169                   NAP                                          $0                                  $0
   170                   NAP                                          $0                                  $0
   171     RE Tax, Insurance, CapEx, TI/LC                            $0                                  $0
   172                   NAP                                          $0                                $195
   173                   NAP                                          $0                                  $0
   174     RE Tax, Insurance, CapEx, TI/LC                            $0                                  $0
   175        RE Tax, Insurance, CapEx                                $0                                  $0
   176                   NAP                                          $0                                 $94
   177                   NAP                                          $0                                  $0
   178                   NAP                                          $0                                  $0
   179                  TI/LC                                         $0                                  $0
   180                   NAP                                          $0                                $263
   181     RE Tax, Insurance, TI/LC, Other                            $0                                  $0
   182                   NAP                                          $0                                  $0
   183                   NAP                                          $0                                  $0
   184        RE Tax, Insurance, CapEx                                $0                                  $0
   185                  Other                                         $0                                  $0
   186                   NAP                                          $0                                $528
   187            Insurance, TI/LC                                    $0                                $116
   188                   NAP                                          $0                                 $91
   189            RE Tax, Insurance                                   $0                                  $0
   190                  TI/LC                                         $0                                $105
   191        RE Tax, Insurance, TI/LC                                $0                                $142
   192        RE Tax, Insurance, TI/LC                                $0                                $160
   193                  TI/LC                                         $0                                  $0
   194     RE Tax, Insurance, CapEx, TI/LC                            $0                                  $0
   195                   NAP                                          $0                                $258
   196                   NAP                                          $0                                $225
   197                   NAP                                          $0                                  $0
   198                  CapEx                                         $0                                  $0
   199              CapEx, TI/LC                                      $0                                  $0
   200              RE Tax, Other                                     $0                                  $0
   201                   NAP                                          $0                                $260
   202            RE Tax, Insurance                                   $0                                  $0
   203        RE Tax, Insurance, TI/LC                                $0                                  $0
   204                   NAP                                          $0                                  $0

TOTALS AND WEIGHTED AVERAGES:                                 $1,510,133                            $162,402

---------------------------------------------------------------------------------------------------------------------------------
MORTGAGE       CURRENT CAPITAL EXPENDITURE            INITIAL TI/LC            MONTHLY TI/LC        CURRENT TI/LC   ENVIRONMENTAL
LOAN NO.                ESCROW BALANCE(19)   ESCROW REQUIREMENT(20)   ESCROW REQUIREMENT(21)   ESCROW BALANCE(22)     INSURANCE
---------------------------------------------------------------------------------------------------------------------------------

    1                                   $0                       $0                       $0                   $0         No
    2                                   $0                       $0                       $0                   $0         No
    3                                   $0                       $0                       $0                   $0         No
    4                                   $0                       $0                  $21,838                   $0         No
    5                                   $0                  $10,417                  $10,417              $41,709         No
    6                                   $0                       $0                       $0                   $0         No
    7                                   $0                       $0                   $8,085                   $0         No
    8                                   $0                       $0                       $0                   $0         No
    9                                   $0                       $0                       $0                   $0         No
   10                                   $0                       $0                       $0                   $0         No
   11                                   $0                       $0                       $0                   $0         No
   12                               $1,807                       $0                   $6,153               $6,153         No
   13                                   $0                       $0                       $0                   $0         No
   14                                   $0                       $0                       $0                   $0         No
   15                                   $0                       $0                       $0                   $0         No
   16                                   $0                       $0                       $0                   $0         No

   17                                   $0                       $0                       $0                   $0         No
   17                                   $0                       $0                       $0                   $0         No
   17                                   $0                       $0                       $0                   $0         No
   18                                   $0                       $0                       $0                   $0         No
   19                                   $0                       $0                       $0                   $0         No
   20                                   $0                       $0                       $0                   $0         No
   21                                   $0                       $0                       $0                   $0         No
   22                                   $0                       $0                       $0                   $0         No
   23                                   $0                       $0                       $0                   $0         No
   24                                   $0                       $0                       $0                   $0         No
   25                                   $0                       $0                       $0                   $0         No
   26                               $1,053                   $4,583                   $4,583               $9,170         No
   27                                   $0                       $0                       $0                   $0         No
   28                                   $0                       $0                       $0                   $0         No
   29                                   $0                       $0                       $0                   $0         No
   30                                   $0                       $0                       $0                   $0         No
   31                                   $0                       $0                       $0                   $0         No
   32                                   $0                       $0                       $0                   $0         No
   33                                   $0                       $0                       $0                   $0         No

   34                                   $0                       $0                       $0                   $0         No
   34                                   $0                       $0                       $0                   $0         No
   34                                   $0                       $0                       $0                   $0         No
   35                                   $0                       $0                   $7,078                   $0         No
   36                                   $0                       $0                       $0                   $0         No
   37                               $4,857                       $0                       $0                   $0         No
   38                                   $0                       $0                       $0                   $0         No
   39                                   $0                       $0                       $0                   $0         No
   40                                   $0                       $0                       $0                   $0         No
   41                               $3,738                       $0                       $0                   $0         No
   42                             $132,149                       $0                       $0                   $0         No
   43                                   $0                       $0                       $0                   $0         No
   44                             $862,487                       $0                       $0                   $0         No
   45                                   $0                       $0                       $0                   $0         No
   46                                   $0                       $0                       $0                   $0         No
   47                                   $0                       $0                       $0                   $0         No
   48                                   $0                       $0                       $0                   $0         No
   49                                   $0                       $0                   $4,313                   $0         No
   50                                   $0                       $0                       $0                   $0         No
   51                              $10,678                  $60,000                       $0              $61,989         No
   52                             $123,148                       $0                       $0                   $0         No
   53                                   $0                       $0                       $0                   $0         No
   54                                   $0                       $0                       $0                   $0         No
   55                                   $0                       $0                   $3,150                   $0         No

   56                                   $0                       $0                       $0                   $0         No
   56                                   $0                       $0                       $0                   $0         No
   56                                   $0                       $0                       $0                   $0         No
   57                                   $0                       $0                       $0                   $0         No
   58                                   $0                       $0                       $0                   $0         No
   59                                 $585                   $3,333                   $3,333               $3,333         No
   60                                   $0                       $0                       $0                   $0         No
   61                                   $0                       $0                       $0                   $0         No
   62                                   $0                       $0                       $0                   $0         No
   63                                   $0                       $0                       $0                   $0         No
   64                                   $0                       $0                       $0                   $0         No
   65                                   $0                       $0                       $0                   $0         No
   66                                   $0                       $0                       $0                   $0         No
   67                                   $0                       $0                       $0                   $0         No
   68                                   $0                       $0                       $0                   $0         No
   69                                   $0                       $0                       $0                   $0         No
   70                                   $0                       $0                       $0                   $0         No
   71                                   $0                       $0                       $0                   $0         No
   72                                   $0                       $0                       $0                   $0         No
   73                                   $0             $100,000 LOC                       $0         $100,000 LOC         No
   74                                   $0                       $0                       $0                   $0         No
   75                                   $0                       $0                   $1,838                   $0         No
   76                                 $840                 $340,000                   $3,667             $344,052         No
   77                                   $0                       $0                       $0                   $0         No
   78                                   $0                       $0                       $0                   $0         No
   79                                   $0                       $0                       $0                   $0         No
   80                                   $0                       $0                       $0                   $0         No
   81                                   $0                       $0                       $0                   $0         No
   82                                   $0                       $0                       $0                   $0         No
   83                                   $0                       $0                       $0                   $0         No
   84                                   $0                       $0                       $0                   $0         No
   85                               $3,583                       $0                       $0                   $0         No
   86                                   $0                       $0                       $0                   $0         No
   87                               $3,333                       $0                       $0                   $0         No
   88                                   $0                       $0                       $0                   $0         No
   89                                   $0                       $0                       $0                   $0         No
   90                                   $0                       $0                       $0                   $0         No
   91                               $3,385                   $4,583                   $4,583               $9,167         No
   92                               $4,206                       $0                       $0                   $0         No
   93                                   $0                       $0                       $0                   $0         No
   94                                   $0                       $0                       $0                   $0         No
   95                                   $0                       $0                       $0                   $0    Yes - Group
   96                              $85,362                       $0                       $0                   $0         No
   97                                   $0                       $0                   $2,564               $7,692         No
   98                                   $0                       $0                       $0                   $0         No
   99                                   $0                       $0                       $0                   $0         No
   100                                  $0                       $0                       $0                   $0         No
   101                                  $0                       $0                       $0                   $0    Yes - Group
   102                                  $0                       $0                       $0                   $0         No
   103                                $416                       $0                       $0                   $0         No
   104                                  $0                       $0                   $3,825                   $0    Yes - Group

   105                                  $0                       $0                     $784                   $0         No
   105                                  $0                       $0                     $641                   $0         No
   106                                  $0                       $0                       $0                   $0         No
   107                             $85,960                       $0                       $0                   $0         No
   108                                  $0                       $0                       $0                   $0         No
   109                                  $0                       $0                       $0                   $0    Yes - Group
   110                              $1,250                       $0                       $0                   $0    Yes - Group
   111                                  $0                       $0                       $0                   $0         No
   112                                $269                       $0                       $0                   $0         No
   113                                  $0                       $0                       $0                   $0         No
   114                                  $0                       $0                       $0                   $0         No
   115                                  $0                       $0                       $0                   $0         No
   116                                  $0                       $0                       $0                   $0         No
   117                                  $0                       $0                       $0                   $0         No
   118                                  $0                       $0                       $0                   $0         No
   119                                  $0                   $2,521                   $2,521               $2,521         No
   120                                  $0                       $0                       $0                   $0         No
   121                                  $0                       $0                       $0                   $0         No
   122                                  $0                       $0                       $0                   $0         No
   123                                  $0                       $0                       $0                   $0         No
   124                                  $0                       $0                       $0                   $0         No
   125                                  $0                       $0                       $0                   $0         No
   126                                  $0                       $0                       $0                   $0         No
   127                                  $0                       $0                       $0                   $0         No
   128                                  $0                       $0                       $0                   $0         No
   129                                  $0                       $0                       $0                   $0    Yes - Group
   130                                  $0                       $0                       $0                   $0         No
   131                                  $0                       $0                       $0                   $0         No
   132                                  $0                       $0                       $0                   $0         No
   133                                $774                       $0                       $0                   $0    Yes - Group
   134                                $810                       $0                     $951               $2,853         No
   135                                  $0                       $0                       $0                   $0    Yes - Group
   136                                  $0                       $0                       $0                   $0         No
   137                              $6,012                       $0                       $0                   $0         No
   138                                  $0                       $0                       $0                   $0         No
   139                                  $0                       $0                       $0                   $0         No
   140                                  $0                       $0                     $825                   $0         No
   141                                  $0                 $150,000                       $0             $150,260         No
   142                                  $0                       $0                       $0                   $0    Yes - Group
   143                                  $0                       $0                       $0                   $0         No
   144                                  $0                       $0                       $0                   $0    Yes - Group
   145                                  $0                       $0                       $0                   $0         No
   146                             $20,000                       $0                       $0                   $0    Yes - Group
   147                             $39,563                  $25,000                       $0              $25,000    Yes - Group

   148                                  $0                       $0                       $0                   $0    Yes - Group
   148                                  $0                       $0                       $0                   $0    Yes - Group
   149                                  $0                       $0                       $0                   $0    Yes - Group

   150                                  $0                       $0                       $0                   $0         No
   150                                  $0                       $0                       $0                   $0         No
   151                              $1,142                  $50,000                   $1,667              $53,334         No
   152                                  $0                       $0                       $0                   $0         No
   153                                  $0                       $0                       $0                   $0    Yes - Group
   154                                  $0                       $0                       $0                   $0         No
   155                                  $0                       $0                       $0                   $0         No
   156                                  $0                       $0                       $0                   $0         No
   157                                  $0                       $0                       $0                   $0         No
   158                                  $0                       $0                   $1,211                   $0         No
   159                                  $0                       $0                       $0                   $0         No
   160                                  $0                       $0                       $0                   $0    Yes - Group
   161                            $202,432                       $0                       $0                   $0    Yes - Group
   162                                $250                       $0                       $0                   $0    Yes - Group
   163                                  $0                       $0                       $0                   $0    Yes - Group
   164                                  $0                       $0                       $0                   $0         No
   165                                  $0                       $0                       $0                   $0         No
   166                                  $0                       $0                       $0                   $0         No
   167                                  $0                       $0                   $7,000                   $0    Yes - Group
   168                                  $0                  $50,000                       $0              $50,151         No
   169                                  $0                       $0                       $0                   $0         No
   170                                  $0                       $0                       $0                   $0         No
   171                                  $0                       $0                       $0                   $0    Yes - Group
   172                                  $0                  $40,000                     $823              $40,000         No
   173                                  $0                       $0                       $0                   $0    Yes - Group
   174                                  $0                       $0                       $0                   $0    Yes - Group
   175                                  $0                       $0                       $0                   $0    Yes - Group
   176                                  $0                 $115,000                     $410             $115,000    Yes - Group
   177                                  $0                       $0                       $0                   $0    Yes - Group
   178                                  $0                       $0                       $0                   $0    Yes - Group
   179                                  $0                       $0                       $0                   $0         No
   180                              $1,315                       $0                       $0                   $0    Yes - Group
   181                                  $0                       $0                       $0                   $0    Yes - Group
   182                                  $0                       $0                       $0                   $0    Yes - Group
   183                                  $0                       $0                       $0                   $0         No
   184                                  $0                       $0                       $0                   $0    Yes - Group
   185                                  $0                       $0                       $0                   $0         No
   186                              $1,584                       $0                   $1,171               $3,513         No
   187                                $464                  $11,943                       $0                   $0    Yes - Group
   188                                $273                       $0                     $632               $1,895    Yes - Group
   189                                  $0                       $0                       $0                   $0    Yes - Group
   190                                $105                       $0                     $350                 $350         No
   191                                $142                       $0                       $0                   $0         No
   192                                  $0                       $0                       $0                   $0    Yes - Group
   193                                  $0                       $0                       $0                   $0    Yes - Group
   194                                  $0                       $0                       $0                   $0         No
   195                                $774                       $0                       $0                   $0    Yes - Group
   196                                $225                       $0                   $2,000               $2,000    Yes - Group
   197                                  $0                       $0                       $0                   $0         No
   198                                  $0                       $0                     $834               $1,669         No
   199                                  $0                       $0                     $933               $2,800    Yes - Group
   200                                  $0                       $0                       $0                   $0         No
   201                                $260                  $50,000                     $206              $50,206         No
   202                                  $0                       $0                       $0                   $0    Yes - Group
   203                                  $0                       $0                       $0                   $0    Yes - Group
   204                                  $0                  $20,000                     $177              $20,531    Yes - Group

TOTALS AND WEIGHTED AVERAGES:   $1,605,232               $1,037,381                 $208,564           $1,105,348

-----------------------------------------------------------------------------------------------------------------
                                                                     PREPAYMENT CODE(24)
MORTGAGE      INTEREST                     ----------------------------------------------------------------------
LOAN NO.   ACCRUAL METHOD   SEASONING(23)   LO   DEF   DEF/YM1.00   DEF/YM   YM3.00   YM2.00   YM1.00   YM   OPEN
-----------------------------------------------------------------------------------------------------------------

    1        Actual/360           1                                   88                                25     7
    2        Actual/360           1         23                                                   90     5      2
    3        Actual/360           0         24    94                                                           2
    4        Actual/360           0         24    92                                                           4
    5        Actual/360           4                                            36                83            1
    6        Actual/360           0         24    95                                                           1
    7        Actual/360           1         25    57                                                           1
    8        Actual/360           2         26             81                                                 13
    9        Actual/360           1         25             91                                                  4
   10        Actual/360           2         24                                                   92            4
   11        Actual/360           0         24    93                                                           3
   12        Actual/360           2         35    81                                                           4
   13        Actual/360           1         35    81                                                           4
   14        Actual/360           1         25             88                                                  7
   15          30/360             1         35                                                   83            2
   16        Actual/360           0         24    93                                                           3
             Actual/360           3         27    88                                                           4
   17        Actual/360           3         27    88                                                           4
   17        Actual/360           3         27    88                                                           4
   17        Actual/360           3         27    88                                                           4
   18        Actual/360           2         26    90                                                           4
   19        Actual/360           1         25                                                   91            4
   20        Actual/360           1         25    31                                                           4
   21        Actual/360           1         25    90                                                           5
   22        Actual/360           1         25    90                                                           5
   23        Actual/360           2         26    90                                                           4
   24        Actual/360           2         26    87                                                           7
   25        Actual/360           2         26             51                                                  7
   26        Actual/360           2         26    92                                                           2
   27        Actual/360           0         35    81                                                           4
   28        Actual/360           1         25    90                                                           5
   29          30/360             1         35                                                   83            2
   30        Actual/360           3         23                                                   60            1
   31        Actual/360           4         28                                                   28            4
   32        Actual/360           0                                                             117            3
   33        Actual/360           4         28   151                                                           1
             Actual/360           2         26                                                   92            2
   34        Actual/360           2         26                                                   92            2
   34        Actual/360           2         26                                                   92            2
   34        Actual/360           2         26                                                   92            2
   35        Actual/360           0         35    81                                                           4
   36        Actual/360           2         26    90                                                           4
   37        Actual/360           4         35    83                                                           2
   38        Actual/360           1         25                                                   91            4
   39          30/360             1         35                                                   83            2
   40        Actual/360           1                                                             118            2
   41        Actual/360           4         35             81                                                  4
   42        Actual/360           2         26    90                                                           4
   43        Actual/360           2         26    90                                                           4
   44        Actual/360           1         25    91                                                           4
   45        Actual/360           0         35                                                   81            4
   46        Actual/360           1         35    81                                                           4
   47        Actual/360           1         25    92                                                           3
   48        Actual/360           0         35    81                                                           4
   49        Actual/360           2         26                                                   90            4
   50        Actual/360           1         25    90                                                           5
   51        Actual/360          11         35    80                                                           5
   52        Actual/360           2         26    90                                                           4
   53        Actual/360           4         35    83                                                           2
   54        Actual/360           1         25    93                                                           2
   55        Actual/360           1         25    92                                                           3
             Actual/360           3         27    89                                                           4
   56        Actual/360           3         27    89                                                           4
   56        Actual/360           3         27    89                                                           4
   56        Actual/360           3         27    89                                                           4
   57        Actual/360           0         24    94                                                           2
   58        Actual/360           1         25    93                                                           2
   59        Actual/360           1         25    93                                                           2
   60        Actual/360           1         25    90                                                           5
   61        Actual/360           5         29   147                                                           4
   62        Actual/360           6         23                                                  155            2
   63        Actual/360           2         26    90                                                           4
   64        Actual/360           1         25    93                                                           2
   65        Actual/360           4         28    91                                                           1
   66        Actual/360           2         26    90                                                           4
   67        Actual/360           2         26    90                                                           4
   68        Actual/360           1         23                                                  153            4
   69        Actual/360           1         35    81                                                           4
   70        Actual/360           1         35    81                                                           4
   71        Actual/360           1         25    91                                                           4
   72        Actual/360           1         35    81                                                           4
   73        Actual/360           1         25    93                                                           2
   74        Actual/360           3         35    45                                                           4
   75        Actual/360           1         25    91                                                           4
   76        Actual/360           2         35             81                                                  4
   77        Actual/360           1         35    81                                                           4
   78        Actual/360           2         35    81                                                           4
   79        Actual/360           1         25                                                  213            2
   80        Actual/360           2         26   210                                                           4
   81        Actual/360           1         25    90                                                           5
   82        Actual/360           1         25                                                   93            2
   83        Actual/360           1         35    81                                                           4
   84        Actual/360           3         35    81                                                           4
   85        Actual/360           2         35    81                                                           4
   86        Actual/360           2         26    92                                                           2
   87        Actual/360           2         35             45                                                  4
   88        Actual/360           2         26    90                                                           4
   89        Actual/360           1         25    91                                                           4
   90        Actual/360           1         35    81                                                           4
   91        Actual/360           2         26    92                                                           2
   92        Actual/360           3         35    83                                                           2
   93        Actual/360           2         26    91                                                           3
   94        Actual/360           0         24                                                   92            4
   95        Actual/360           3         35             45                                                  4
   96        Actual/360           7         31    85                                                           4
   97        Actual/360           4         35    81                                                           4
   98        Actual/360           4         35    81                                                           4
   99        Actual/360           1         35    81                                                           4
   100       Actual/360           1         25                                                   93            2
   101       Actual/360           0         35    81                                                           4
   102       Actual/360           3         27    92                                                           1
   103       Actual/360           3         27    89                                                           4
   104       Actual/360           1         35             81                                                  4
             Actual/360           2         35             81                                                  4
   105       Actual/360           2         35             81                                                  4
   105       Actual/360           2         35             81                                                  4
   106       Actual/360           1         25                                                   93            2
   107       Actual/360          16         40    73                                                           7
   108       Actual/360           3         35             81                                                  4
   109       Actual/360           2         35             81                                                  4
   110       Actual/360           3         35    83                                                           2
   111       Actual/360           4         28    88                                                           4
   112       Actual/360           0         24    95                                                           1
   113       Actual/360           1         35    81                                                           4
   114       Actual/360           1         25                                                   93            2
   115       Actual/360           0         35    81                                                           4
   116       Actual/360           3         27    89                                                           4
   117       Actual/360           2         26                                                   92            2
   118       Actual/360           0         24    94                                                           2
   119       Actual/360           1         25                                                   93            2
   120       Actual/360           1         25                                                   93            2
   121       Actual/360           2         26                                                   92            2
   122       Actual/360           2         26                                                   91            3
   123       Actual/360           4         28    88                                                           4
   124       Actual/360           2         35    81                                                           4
   125       Actual/360           2         26                                                   92            2
   126       Actual/360           3         27    89                                                           4
   127       Actual/360           1         25                                                   91            4
   128       Actual/360           4         28    88                                                           4
   129       Actual/360           1         35    83                                                           2
   130       Actual/360           2         26                                                   90            4
   131       Actual/360           1         25    90                                                           5
   132       Actual/360           1         25                                                   93            2
   133       Actual/360           3         27    26                                                           7
   134       Actual/360           4         35             81                                                  4
   135       Actual/360           3         35             45                                                  4
   136       Actual/360           1         25    91                                                           4
   137       Actual/360           2         26    89                                                           5
   138       Actual/360           1         25             91                                                  4
   139       Actual/360           1         25             90                                                  5
   140       Actual/360           1         25                                                   92            3
   141       Actual/360           1         25                                                   93            2
   142       Actual/360           3         35             45                                                  4
   143       Actual/360           4         35             81                                                  4
   144       Actual/360           1         35    81                                                           4
   145       Actual/360           2         26    90                                                           4
   146       Actual/360           3         35    81                                                           4
   147       Actual/360           5         35    81                                                           4
             Actual/360           1         25             91                                                  4
   148       Actual/360           1         25             91                                                  4
   148       Actual/360           1         25             91                                                  4
   149       Actual/360           1         35    81                                                           4
             Actual/360           1         25                                                   93            2
   150       Actual/360           1         25                                                   93            2
   150       Actual/360           1         25                                                   93            2
   151       Actual/360           4         28             88                                                  4
   152       Actual/360           1         35    81                                                           4
   153       Actual/360           2         35    81                                                           4
   154       Actual/360           1         25                                                   93            2
   155       Actual/360           2         26    90                                                           4
   156       Actual/360           1         25                                                   93            2
   157       Actual/360           3         35    81                                                           4
   158       Actual/360           1         35    81                                                           4
   159       Actual/360           2         26             87                                                  7
   160       Actual/360           0         35             81                                                  4
   161       Actual/360           2         35             45                                                  4
   162       Actual/360           2         35    81                                                           4
   163       Actual/360           3         35    81                                                           4
   164       Actual/360           4         35    81                                                           4
   165       Actual/360           3         27    89                                                           4
   166       Actual/360           1         35    81                                                           4
   167       Actual/360           2         35    83                                                           2
   168       Actual/360           1         25                                                   93            2
   169       Actual/360           1         25                                                   93            2
   170       Actual/360           3         35             81                                                  4
   171       Actual/360           2         35    81                                                           4
   172       Actual/360           1         35    81                                                           4
   173       Actual/360           2         35    81                                                           4
   174       Actual/360           4         35    81                                                           4
   175       Actual/360           3         35    81                                                           4
   176       Actual/360           1         25    91                                                           4
   177       Actual/360           2         35    81                                                           4
   178       Actual/360           1         35    81                                                           4
   179       Actual/360           2         26                                                   92            2
   180       Actual/360           6         35    81                                                           4
   181       Actual/360           1         35    81                                                           4
   182       Actual/360           1         35             81                                                  4
   183       Actual/360           1         25                                                   93            2
   184       Actual/360           2         36   140                                                           4
   185       Actual/360           2         26             92                                                  2
   186       Actual/360           4         35    81                                                           4
   187       Actual/360           5         35    81                                                           4
   188       Actual/360           4         35    81                                                           4
   189       Actual/360           4         35             141                                                 4
   190       Actual/360           3         27    89                                                           4
   191       Actual/360           2         26    90                                                           4
   192       Actual/360           1         25    91                                                           4
   193       Actual/360           1         35    81                                                           4
   194       Actual/360           5         29    87                                                           4
   195       Actual/360           4         35    81                                                           4
   196       Actual/360           2         35    83                                                           2
   197       Actual/360           1         25                                                   93            2
   198       Actual/360           3         35    81                                                           4
   199       Actual/360           4         35    83                                                           2
   200       Actual/360           1         25    91                                                           4
   201       Actual/360           2         35    81                                                           4
   202       Actual/360           1         35             81                                                  4
   203       Actual/360           2         35             81                                                  4
   204       Actual/360           4         35             81                                                  4

TOTALS AND WEIGHTED AVERAGES:     2

-------------------------------------------------------
MORTGAGE       YM           ADMINISTRATIVE     MORTGAGE
LOAN NO.   FORMULA(25)   COST RATE (BPS)(26)   LOAN NO.
-------------------------------------------------------

    1           A               3.165              1
    2           B               3.165              2
    3                           3.165              3
    4                           3.165              4
    5           C               3.165              5
    6                           3.165              6
    7                           2.165              7
    8           D               3.165              8
    9           E               3.165              9
   10           F               2.165             10
   11                           3.165             11
   12                           3.165             12
   13                           3.165             13
   14           G               3.165             14
   15           H               3.165             15
   16                           3.165             16
                                3.165
   17                           3.165             17
   17                           3.165             17
   17                           3.165             17
   18                           3.165             18
   19           I               2.165             19
   20                           2.165             20
   21                           2.165             21
   22                           2.165             22
   23                           2.165             23
   24                           2.165             24
   25           J               2.165             25
   26                           3.165             26
   27                           3.165             27
   28                           2.165             28
   29           H               3.165             29
   30           K               3.165             30
   31           L               2.165             31
   32           M               3.165             32
   33                           3.165             33
                M               3.165
   34           M               3.165             34
   34           M               3.165             34
   34           M               3.165             34
   35                           3.165             35
   36                           8.165             36
   37                           3.165             37
   38           I               2.165             38
   39           H               3.165             39
   40           M               3.165             40
   41           E               3.165             41
   42                           3.165             42
   43                           3.165             43
   44                           3.165             44
   45           E               3.165             45
   46                           3.165             46
   47                           3.165             47
   48                           3.165             48
   49           N              10.165             49
   50                           2.165             50
   51                           2.165             51
   52                           3.165             52
   53                           3.165             53
   54                           3.165             54
   55                           3.165             55
                                2.165
   56                           2.165             56
   56                           2.165             56
   56                           2.165             56
   57                           3.165             57
   58                           3.165             58
   59                           3.165             59
   60                           2.165             60
   61                           3.165             61
   62           O               3.165             62
   63                           2.165             63
   64                           3.165             64
   65                           3.165             65
   66                           3.165             66
   67                           3.165             67
   68           P              12.165             68
   69                           3.165             69
   70                           3.165             70
   71                           3.165             71
   72                           3.165             72
   73                           3.165             73
   74                           3.165             74
   75                           2.165             75
   76           E               3.165             76
   77                           3.165             77
   78                           3.165             78
   79           Q               3.165             79
   80                           2.165             80
   81                           3.165             81
   82           Q               3.165             82
   83                           3.165             83
   84                           3.165             84
   85                           3.165             85
   86                           3.165             86
   87           E               7.165             87
   88                           3.165             88
   89                           2.165             89
   90                           3.165             90
   91                           3.165             91
   92                           3.165             92
   93                           3.165             93
   94           R               2.165             94
   95           E               3.165             95
   96                           3.165             96
   97                           3.165             97
   98                           3.165             98
   99                           3.165             99
   100          Q               3.165            100
   101                          3.165            101
   102                          3.165            102
   103                          2.165            103
   104          E               3.165            104
                E               3.165
   105          E               3.165            105
   105          E               3.165            105
   106          Q               3.165            106
   107                          2.165            107
   108          E               3.165            108
   109          E               3.165            109
   110                          3.165            110
   111                          2.165            111
   112                          3.165            112
   113                          3.165            113
   114          Q               3.165            114
   115                          3.165            115
   116                          9.165            116
   117          Q               3.165            117
   118                          3.165            118
   119          Q               3.165            119
   120          Q               3.165            120
   121          Q               3.165            121
   122          Q               3.165            122
   123                          7.165            123
   124                          3.165            124
   125          Q               3.165            125
   126                          2.165            126
   127          Q               3.165            127
   128                          2.165            128
   129                          3.165            129
   130          N              10.165            130
   131                          2.165            131
   132          Q               3.165            132
   133                          3.165            133
   134          E               3.165            134
   135          E               6.165            135
   136                          2.165            136
   137                          2.165            137
   138          E               6.165            138
   139          S               3.165            139
   140          Q               3.165            140
   141          Q               3.165            141
   142          E               6.165            142
   143          E               7.165            143
   144                          6.165            144
   145                          3.165            145
   146                          3.165            146
   147                          3.165            147
                E               3.165
   148          E               3.165            148
   148          E               3.165            148
   149                          3.165            149
                Q               3.165
   150          Q               3.165            150
   150          Q               3.165            150
   151          T               2.165            151
   152                          6.165            152
   153                          6.165            153
   154          Q               3.165            154
   155                          2.165            155
   156          Q               3.165            156
   157                          3.165            157
   158                          3.165            158
   159          U               2.165            159
   160          E               6.165            160
   161          E               7.165            161
   162                          3.165            162
   163                          6.165            163
   164                          3.165            164
   165                          2.165            165
   166                          9.165            166
   167                          3.165            167
   168          Q               3.165            168
   169          Q               3.165            169
   170          E               3.165            170
   171                         13.165            171
   172                          3.165            172
   173                          3.165            173
   174                          9.165            174
   175                          9.165            175
   176                          3.165            176
   177                          3.165            177
   178                          6.165            178
   179          Q               3.165            179
   180                          3.165            180
   181                          9.165            181
   182          E              13.165            182
   183          Q               3.165            183
   184                          9.165            184
   185          Q               3.165            185
   186                          3.165            186
   187                          6.165            187
   188                          3.165            188
   189          E              15.165            189
   190                          2.165            190
   191                          9.165            191
   192                          9.165            192
   193                          6.165            193
   194                          2.165            194
   195                          3.165            195
   196                          3.165            196
   197          Q               3.165            197
   198                          6.165            198
   199                          3.165            199
   200                          2.165            200
   201                          3.165            201
   202          E              15.165            202
   203          E              19.165            203
   204          E              15.165            204

TOTALS AND WEIGHTED AVERAGES:   3.272

APPENDIX III

CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING COMMUNITY
LOANS

--------------------------------------------------------------------------------------------------------------------------------
MORTGAGE      MORTGAGE                                                          % BY CUT-OFF    LOAN GROUP     % OF APPLICABLE
LOAN NO.   LOAN SELLER(1)   PROPERTY NAME(2)                                    DATE BALANCE   (ONE OR TWO)   LOAN GROUP BALANCE
--------------------------------------------------------------------------------------------------------------------------------

   13          WFB          Brighton Court                                          1.4%            2               14.4%
   23          MSMC         Gracie Gardens Coop                                     0.9%            2                9.6%
   24          MSMC         Avion Ridge Apartments                                  0.9%            2                9.3%
   40         PCF II        Pasa Fino Apartments                                    0.6%            2                6.2%
   58         PCF II        Greenbriar and Hawthorne Apartments                     0.4%            2                4.7%
   60          MSMC         Castle Heights Apartments                               0.4%            2                4.6%
   66          WFB          Sedgefield Manufactured Home Community                  0.4%            2                3.8%
   68         BSCMI         Village One Apartments                                  0.3%            2                3.7%
   83          WFB          Palm Terrace Apartments                                 0.3%            2                3.0%
   84          WFB          Gardenside Apartments                                   0.3%            2                2.9%
   85          WFB          Wyndham Ridge Townhomes                                 0.3%            2                2.9%
   87          WFB          Ridgeway Village Apartments                             0.3%            2                2.8%
   90          WFB          Fallbrook Manor Apartments                              0.3%            2                2.8%
   98          WFB          Willows Apartments                                      0.2%            2                2.6%
  109          WFB          Cottonwood Coves                                        0.2%            2                2.2%
  110          WFB          Trillium Townhomes                                      0.2%            2                2.2%
  114         PCF II        Country Club Apartments                                 0.2%            2                2.1%
  127         PCF II        Slate Hill Apartments                                   0.2%            2                1.9%
  132         PCF II        Lakeview Apartments                                     0.2%            2                1.9%
  146          WFB          Western Hills Apartments                                0.1%            2                1.6%
  147          WFB          Timbergrove Manor Apartments                            0.1%            2                1.6%
                            Prairie View Apartments & River Road Apartments
                            Porfolio Roll-U                                         0.1%            2                1.5%

  150         PCF II        Prairie View Apartments                                 0.1%            2                1.0%
  150         PCF II        River Road Apartments                                   0.1%            2                0.6%
  160          WFB          Laurelwood Valley Mobile Home Park                      0.1%            2                1.4%
  161          WFB          Parkside Apartments                                     0.1%            2                1.4%
  169         PCF II        Somerset Apartments                                     0.1%            2                1.2%
  170          WFB          Tamra Colonial Estates                                  0.1%            2                1.2%
  173          WFB          Welch Estate Apartments                                 0.1%            2                1.2%
  177          WFB          Perrine Court Apartment                                 0.1%            2                1.1%
  178          WFB          32 Pines Apartments                                     0.1%            2                1.1%
  183         PCF II        Northside Square Apartments                             0.1%            2                1.1%
  185         PCF II        503 West 150th Street                                   0.1%            2                1.1%
  197         PCF II        The Apartment Company                                   0.1%            2                0.9%

                            TOTALS AND WEIGHTED AVERAGES:

--------------------------------------------------------------------------------------------------------------------------------
MORTGAGE      # OF
LOAN NO.   PROPERTIES   PROPERTY TYPE                      PROPERTY SUB-TYPE                 STREET ADDRESS
--------------------------------------------------------------------------------------------------------------------------------

   13          1        Multifamily                        Senior Housing                    6520-196th Street SW
   23          1        Multifamily                        Mid Rise                          515 E. 89th Street
   24          1        Multifamily                        Garden                            1778 Richardson Road
   40          1        Multifamily                        Garden                            12110 SE 312th Street
   58          1        Multifamily                        Garden                            21 Greenbriar
   60          1        Multifamily                        Garden                            3325 Castle Heights Avenue
   66          1        Manufactured Housing Community     Manufactured Housing Community    102 Water Oak Ln
   68          1        Multifamily                        Garden                            593 Broadway
   83          1        Multifamily                        Garden                            1420 Alturas Road
   84          1        Multifamily                        Mid Rise                          30, 38, 44, 50 Gardenside Dr.
   85          1        Multifamily                        Low Rise                          1112 Ashberry Village Drive
   87          1        Multifamily                        Garden                            6033 W. Bethany Home Road
   90          1        Multifamily                        Garden                            525 Alturas Road
   98          1        Multifamily                        Garden                            1100 Willow Springs Road
  109          1        Manufactured Housing Community     Manufactured Housing Community    300 East Gordon Lane
  110          1        Multifamily                        Garden                            12 & 22 Stratford Drive
  114          1        Multifamily                        Garden                            4201 Denice Court
  127          1        Multifamily                        Garden                            7560-7596 & 521-656 Slate Hill Drive
  132          1        Multifamily                        Garden                            201 - 329 East 22nd Street
  146          1        Multifamily                        Garden                            370 Hickory Lane
  147          1        Multifamily                        Garden                            1600 West T.C. Jester Blvd.

  150          2        Multifamily                        Garden                            404 - 544 East 30th Street
  150          2        Multifamily                        Garden                            902 - 906 Riverfront Road
  160          1        Manufactured Housing Community     Manufactured Housing Community    29401 Military Road South
  161          1        Multifamily                        Garden                            325 W. 5th Street
  169          1        Multifamily                        Garden                            2001 Connecticut Avenue
  170          1        Multifamily                        Garden                            324-464 SE 194th Avenue
  173          1        Multifamily                        Garden                            310 Elvira Drive
  177          1        Multifamily                        Garden                            11911 East Mansfield Avenue
  178          1        Multifamily                        Low Rise                          3010 South Pines Road
  183          1        Multifamily                        Garden                            3805 27th Street
  185          1        Multifamily                        Low Rise                          503 West 150th Street
  197          1        Multifamily                        Garden                            901 Syracuse Avenue

--------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                                              CUT-OFF DATE    CUT-OFF DATE BALANCE   ORIGINAL TERM
LOAN NO.   CITY             COUNTY                STATE    ZIP CODE     BALANCE(6)          PER UNIT OR SF    TO MATURITY
--------------------------------------------------------------------------------------------------------------------------

   13      Lynnwood         Snohomish               WA       98036     $21,000,000                $115,385        120
   23      New York         New York                NY       10128     $13,971,295                 $50,990        120
   24      Arnold           Jefferson               MO       63010     $13,500,000                 $80,357        120
   40      Auburn           King                    WA       98092      $9,000,000                 $61,224        120
   58      Statesboro       Bulloch                 GA       30458      $6,793,878                 $47,180        120
   60      Los Angeles      Los Angeles             CA       90034      $6,700,000                $119,643        120
   66      Ashland          Hanover                 VA       23005      $5,488,005                 $20,947        120
   68      Menands          Albany                  NY       12204      $5,400,000                 $16,875        180
   83      Fallbrook        San Diego               CA       92028      $4,296,139                 $71,602        120
   84      San Francisco    San Francisco           CA       94131      $4,288,907                 $79,424        120
   85      Columbus         Franklin                OH       43228      $4,216,973                 $24,517        120
   87      Glendale         Maricopa                AZ       85301      $4,142,185                 $20,711         84
   90      Fallbrook        San Diego               CA       92028      $4,096,318                 $78,775        120
   98      Killeen          Bell                    TX       76549      $3,767,504                 $16,239        120
  109      Murray           Salt Lake               UT       84107      $3,200,000                 $18,182        120
  110      Fishersville     Augusta                 VA       22939      $3,171,359                $105,712        120
  114      Sioux City       Woodbury                IA       51104      $3,027,320                 $34,401        120
  127      Columbus         Franklin                OH       43085      $2,747,611                 $42,931        120
  132      Columbus         Platte                  NE       68601      $2,697,612                 $26,976        120
  146      Westland         Wayne                   MI       48185      $2,300,000                 $15,972        120
  147      Houston          Harris                  TX       77008      $2,300,000                 $23,958        120
                                                                        $2,248,010                 $26,762        120
  150      Fremont          Dodge                   NE       68025      $1,398,762                 $26,762        120
  150      Norfolk          Madison                 NE       68701        $849,248                 $26,762        120
  160      Federal Way      King                    WA       98003      $2,000,000                 $31,250        120
  161      Mesa             Maricopa                AZ       85201      $1,996,795                 $22,952         84
  169      Joplin           Jasper                  MO       64804      $1,798,408                 $26,842        120
  170      Portland         Multnomah               OR       97233      $1,795,952                 $25,656        120
  173      Natchitoches     Natchitoches Parish     LA       71457      $1,696,713                 $35,348        120
  177      Spokane Valley   Spokane                 WA       99206      $1,650,000                 $26,613        120
  178      Spokane Valley   Spokane                 WA       99206      $1,650,000                 $22,917        120
  183      Columbus         Platte                  NE       68601      $1,598,585                 $22,203        120
  185      New York         New York                NY       10031      $1,597,227                $199,653        120
  197      Norfolk          Madison                 NE       68701      $1,258,886                 $20,981        120

                                                                      $145,395,685                                121

----------------------------------------------------------------------------------------------------------------------------
                                                               FIRST                    NCF POST IO
MORTGAGE   REMAINING TERM      ORIGINAL       REMAINING    INTEREST ONLY      NCF         PERIOD      CUT-OFF DATE   BALLOON
LOAN NO.     TO MATURITY    AMORT. TERM(8)   AMORT. TERM      PERIOD       DSCR(X)(9)   DSCR(X)(10)            LTV       LTV
----------------------------------------------------------------------------------------------------------------------------

   13            119              360            360            24            1.96         1.63          63.8%        56.3%
   23            118              360            358             0            7.59         7.59          10.0%         8.4%
   24            118              360            360            30            1.49         1.25          75.1%        67.3%
   40            119               IO             IO            120           1.89         1.89          48.0%        48.0%
   58            119              360            359             0            1.37         1.37          75.5%        63.6%
   60            119               IO             IO            120           1.33         1.33          63.8%        63.8%
   66            118              360            358             0            2.28         2.28          51.7%        43.0%
   68            179               IO             IO            180           2.51         2.51          45.0%        45.0%
   83            119              360            359             0            1.13         1.13          69.0%        58.1%
   84            117              360            357             0            1.67         1.67          40.8%        34.9%
   85            118              360            358             0            1.55         1.55          70.3%        59.5%
   87             82              360            358             0            2.15         2.15          38.7%        35.0%
   90            119              360            359             0            1.13         1.13          65.0%        54.8%
   98            116              240            236             0            1.56         1.56          67.0%        44.3%
  109            118               IO             IO            120           2.64         2.64          39.4%        39.4%
  110            117              360            357             0            1.23         1.23          77.4%        65.8%
  114            119              360            359             0            1.70         1.70          65.1%        55.0%
  127            119              360            359             0            1.20         1.20          78.5%        66.4%
  132            119              360            359             0            1.57         1.57          70.1%        59.2%
  146            117              360            360            36            1.42         1.22          76.7%        69.6%
  147            115              360            360            36            1.46         1.24          79.3%        72.0%
                 119              360            359             0            1.53         1.53          67.3%        56.8%
  150            119              360            359             0            1.53         1.53          67.3%        56.8%
  150            119              360            359             0            1.53         1.53          67.3%        56.8%
  160            120              360            360             0            1.94         1.94          44.9%        38.3%
  161             82              360            358             0            1.24         1.24          45.4%        41.6%
  169            119              360            359             0            1.67         1.67          61.8%        52.2%
  170            117              360            357             0            1.38         1.38          45.8%        39.8%
  173            118              360            358             0            1.75         1.75          70.7%        59.7%
  177            118              360            360            24            1.60         1.36          58.9%        52.3%
  178            119              360            360            24            1.58         1.34          59.5%        52.8%
  183            119              360            359             0            1.70         1.70          63.9%        54.0%
  185            118              360            358             0            1.20         1.20          66.6%        57.0%
  197            119              360            359             0            1.50         1.50          64.6%        54.5%

                 119              356            355                         2.26X         2.18X         57.1%        50.3%

----------------------------------------------------------------------------------------------------------------------------
                                             STUDIOS                    1 BEDROOM                   2 BEDROOM
MORTGAGE   UTILITIES                         NO. OF       AVG RENT       NO. OF       AVG RENT       NO. OF        AVG RENT
LOAN NO.   PAID BY TENANT                  UNITS/ROOMS   PER MO. ($)   UNITS/ROOMS   PER MO. ($)   UNITS/ROOMS   PER MO. ($)
----------------------------------------------------------------------------------------------------------------------------

   13      Electric, Gas, Water, Sewer         43           2,100          102          2,784          37           3,312
   23      Electric, Gas                        0            NAP           124          3,355          99           4,500
   24      Electric, Water, Sewer, Trash        0            NAP           24            755           120           862
   40      Electricity, Water                   0            NAP           30            810           117           947
   58      Electricity, Water                   0            NAP            0            NAP           102           650
   60      Electric                            16           1,117          14           1,314          26           1,595
   66      Electric, Gas, Water, Sewer          0            NAP            0            NAP            0            NAP
   68      Electricity                          0            NAP           200           550           84            656
   83      None                                 0            NAP            0            NAP           60            955
   84      Electric, Gas                       12           1,150          26           1,450          16           1,900
   85      Electric, Water                      0            NAP            0            NAP           172           515
   87      Electric, Water, Gas, Sewer         24            500           136           590           40            750
   90      None                                 0            NAP           12            895           31           1,050
   98      Electric, Gas, Water, Sewer          0            NAP           112           455           112           495
  109      Electric, Gas, Water, Sewer          0            NAP            0            NAP            0            NAP
  110      Electric, Gas, Water, Sewer          0            NAP            0            NAP           30            880
  114      Electricity, Gas                     0            NAP           36            595           36            675
  127      Electricity, Water                   0            NAP           24            549           40            629
  132      Electricity, Gas                     0            NAP           32            402           60            450
  146      None                                 0            NAP           48            530           96            600
  147      Electric, Gas, Water, Sewer          0            NAP           68            646           28            750

  150      Electricity, Gas                     0            NAP           24            445           25            510
  150      Electricity, Gas                     0            NAP            8            398           21            465
  160      Electric                             0            NAP            0            NAP            0            NAP
  161      None                                24            525           36            615           27            700
  169      Electricity, Gas                     0            NAP           12            413           46            488
  170      Electric, Water, Sewer               0            NAP            4            490           66            608
  173      Electric, Water, Sewer               0            NAP            0            NAP           48            650
  177      Electric, Water, Sewer               0            NAP           20            465           41            525
  178      Electric, Water, Sewer               0            NAP           48            410           24            495
  183      Electricity, Gas                     0            NAP           24            399           42            460
  185      Electricity, Gas, Water              0            NAP            6           1,800           2           2,800
  197      Electricity, Gas                     0            NAP           20            382           40            450

--------------------------------------------------------------------------------------------
            3 BEDROOM                  4 BEDROOM                    5 BEDROOM
MORTGAGE     NO. OF        AVG RENT      NO. OF        AVG RENT      NO. OF       AVG RENT
LOAN NO.   UNITS/ROOMS   PER MO. ($)   UNITS/ROOMS   PER MO. ($)   UNITS/ROOMS   PER MO. ($)
--------------------------------------------------------------------------------------------

   13           0            NAP           0             NAP            0            NAP
   23          44           5,500          4            6,500           1           7,000
   24          24            978           0             NAP            0            NAP
   40           0            NAP           0             NAP            0            NAP
   58          10            975          30            1,100           0            NAP
   60           0            NAP           0             NAP            0            NAP
   66           0            NAP           0             NAP            0            NAP
   68           0            NAP           0             NAP            0            NAP
   83           0            NAP           0             NAP            0            NAP
   84           0            NAP           0             NAP            0            NAP
   85           0            NAP           0             NAP            0            NAP
   87           0            NAP           0             NAP            0            NAP
   90          10           1,225          0             NAP            0            NAP
   98           8            670           0             NAP            0            NAP
  109           0            NAP           0             NAP            0            NAP
  110           0            NAP           0             NAP            0            NAP
  114          16            785           0             NAP            0            NAP
  127           0            NAP           0             NAP            0            NAP
  132           8            520           0             NAP            0            NAP
  146           0            NAP           0             NAP            0            NAP
  147           0            NAP           0             NAP            0            NAP

  150           3            590           0             NAP            0            NAP
  150           3            520           0             NAP            0            NAP
  160           0            NAP           0             NAP            0            NAP
  161           0            NAP           0             NAP            0            NAP
  169           9            597           0             NAP            0            NAP
  170           0            NAP           0             NAP            0            NAP
  173           0            NAP           0             NAP            0            NAP
  177           1            625           0             NAP            0            NAP
  178           0            NAP           0             NAP            0            NAP
  183           6            535           0             NAP            0            NAP
  185           0            NAP           0             NAP            0            NAP
  197           0            NAP           0             NAP            0            NAP

----------------------------------------------------------------------------------------------------------------------------
            6 BEDROOM                  7 BEDROOM                       OTHER UNITS
MORTGAGE     NO. OF        AVG RENT      NO. OF         AVG RENT         NO. OF         AVG RENT       NO. OF      MORTGAGE
LOAN NO.   UNITS/ROOMS   PER MO. ($)   UNITS/ROOMS    PER MO. ($)      UNITS/ROOMS     PER MO. ($)   ELEVATORS     LOAN NO.
----------------------------------------------------------------------------------------------------------------------------

   13           0            NAP           0              NAP               0              NAP           3            13
   23           0            NAP           0              NAP               0              NAP           8            23
   24           0            NAP           0              NAP               0              NAP           0            24
   40           0            NAP           0              NAP               0              NAP           0            40
   58           0            NAP           0              NAP               0              NAP           0            58
   60           0            NAP           0              NAP               0              NAP           1            60
   66           0            NAP           0              NAP              262             380           0            66
   68           0            NAP           0              NAP              36              505           0            68
   83           0            NAP           0              NAP               0              NAP           0            83
   84           0            NAP           0              NAP               0              NAP           0            84
   85           0            NAP           0              NAP               0              NAP           0            85
   87           0            NAP           0              NAP               0              NAP           0            87
   90           0            NAP           0              NAP               0              NAP           0            90
   98           0            NAP           0              NAP               0              NAP           0            98
  109           0            NAP           0              NAP              176             417           0           109
  110           0            NAP           0              NAP               0              NAP           0           110
  114           0            NAP           0              NAP               0              NAP           0           114
  127           0            NAP           0              NAP               0              NAP           0           127
  132           0            NAP           0              NAP               0              NAP           0           132
  146           0            NAP           0              NAP               0              NAP           0           146
  147           0            NAP           0              NAP               0              NAP           0           147

  150           0            NAP           0              NAP               0              NAP           0           150
  150           0            NAP           0              NAP               0              NAP           0           150
  160           0            NAP           0              NAP              64              507           0           160
  161           0            NAP           0              NAP               0              NAP           1           161
  169           0            NAP           0              NAP               0              NAP           0           169
  170           0            NAP           0              NAP               0              NAP           0           170
  173           0            NAP           0              NAP               0              NAP           0           173
  177           0            NAP           0              NAP               0              NAP           0           177
  178           0            NAP           0              NAP               0              NAP           0           178
  183           0            NAP           0              NAP               0              NAP           0           183
  185           0            NAP           0              NAP               0              NAP           0           185
  197           0            NAP           0              NAP               0              NAP           0           197

FOOTNOTES TO APPENDIX II AND III

1     "WFB," "BSCMI," "PCFII", and "MSMC," denote Wells Fargo Bank, National
      Association, Bear Stearns Commercial Mortgage, Inc., Principal Commercial
      Funding II, LLC, and Morgan Stanley Mortgage Capital Inc., respectively, as Sellers.

      With respect to Mortgage Loan No. 8, 436 North Bedford Drive, the loan was co-originated by PCFII and MSCI

2     The following loan pools represent multiple properties securing a single mortgage loan, and are designated by Roman Numeral coding: Mortgage Loan
      Nos. 17, 34, 56, 105, 148 and 150. For the purpose of the statistical information set forth in this Prospectus Supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on the respective appraised values and/or
      Underwritable Cash Flows. For the purpose of the statistical information set forth in this Prospectus Supplement as to such single-loan/
      multiple-property loan pools, certain credit statistics, including NOI
      DSCR, NCF DSCR, NCF Post IO Period DSCR, Cut-off Date LTV, Balloon LTV and
      Cut-off Date Balance per Unit or SF, are calculated on an aggregate basis.

3     Certain of the mortgage loans that are secured by retail properties include in-line and/or anchor tenant ground lease parcels in the calculation of the total square footage of the property.

4     In general for each mortgaged property, "Percent Leased" was determined based on a rent roll or lease verification letter provided by the borrower. "Percent Leased as of Date" indicates the date as of which
      "Percent Leased" was determined based on such information.

5     Certain mortgage loans are subject to a ground lease. If for any mortgage loan, the ground lessor has encumbered/subordinated its interest in the respective mortgaged property to the lien of the leasehold mortgage such that upon foreclosure, the lease is extinguished, the mortgage loan may be disclosed as a fee loan.

      With respect to Mortgage Loan No. 7, 360 Spear Street, the property is subject to a ground lease, under which terms the borrower has a fee estate purchase option. The borrower has given notice to the ground lessor of its intended exercise of the option to purchase the fee estate and has made a deposit accordingly, which has been placed into escrow. In addition, the
      360 Spear Street Borrower has purchased securities, in which the lender has a security interest, the face amount of which, upon maturity (shortly prior to the anticipated closing of the purchase), together with the security deposit, is anticipated to be sufficient to pay the remainder of the purchase price for the acquisition of the fee interest. Upon acquisition of the fee interest, the borrower is required to execute security documentation to spread the lien of the mortgage to include the fee estate.

6     The Cut-off Date is January 1, 2007 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Free Writing Prospectus, we present the loans as if scheduled payments due in January 2007 were due on January 1, 2007, not the actual day on which such scheduled payments were due. The mortgage loans generally have a due date on the 1st of the month, except for
      Mortgage Loan No. 3, Shoppes at Park Place, and Mortgage Loan No. 127,
      Slate Hill Apartments, which are due on the 3rd of the month, Mortgage
      Loan No. 7, 360 Spear Street, which is due on the 8th of the month, and
      Mortgage Loan No. 31, 225 South Sixth Street, which is due on the 9th of the month.

      With respect to Mortgage Loan No. 7, 360 Spear Street, the loan is interest only until the borrower has acquired the fee interest in the property, which they may do from and after January 8, 2009. Following the acquisition, the loan will amortize on a 300 month term through the maturity date, with principal and interest payments of $331,846.49 per month to begin not later than July 8, 2009. The loan has been assumed to be interest only until July 8, 2009.

      With respect to Mortgage Loan No. 31, 225 South Sixth Street, such mortgage loan is comprised of one note with an aggregate outstanding principal balance as of the Cut-off Date of $10,000,000 that is secured by the mortgaged property on a pari passu basis with one other note (the "225
      South Sixth Street Pari Passu Loan") that is not included in the Trust.
      The 225 South Sixth Street Pari Passu Loan had an outstanding principal balance as of the Cut-off Date of $152,500,000. The 225 South Sixth Street
      Pari Passu Loan has the same interest rate, maturity date and amortization term as 225 South Sixth Street. For the purposes of the information presented in this prospectus supplement with respect to the 225 South
      Sixth Street Loan, the Underwritten NOI, Underwritten Cash Flow, NOI DSCR,
      NCF DSCR, NCF DSCR Post IO Period, Cut-off Date LTV, Balloon LTV and
      Cut-off Date Balance per Unit or SF reflect the aggregate indebtedness evidenced by the 225 South Sixth Street Pari Passu Loan.

                                      II-1

      With respect to Mortgage Loan No. 19, 24 Fifth Avenue Coop, the borrower has a $3,000,000 unsecured line of credit from Sovereign Bank subject to various conditions including that the aggregate LTV does not exceed 25%, and the line of credit has a maturity date that is either co-terminous or beyond the loan term.

      With respect to Mortgage Loan No. 31, 225 South Sixth Street, the immediate parent company of the 225 South Sixth Street Borrower,
      Minneapolis 225 Member, LLC, has obtained a mezzanine financing commitment in the amount of $25,000,000, from Morgan Stanley Mortgage Capital Inc.
      (which commitment may be transferred at any time). The commitment is for five years, including a three-year draw period. Any funds drawn pursuant to this commitment must be used for building tenanting costs. If the funding commitment is not fully utilized by the end of the third year, the borrower may request any remaining funds and place them into the property
      TI/LC reserve account.

      With respect to Mortgage Loan No. 38, York Towers Coop, the borrower has a
      $4,000,000 unsecured line of credit from Sovereign Bank subject to various conditions including that the aggregate LTV does not exceed 25%, and the line of credit has a maturity date that is either co-terminous or beyond the loan term.

      With respect to Mortgage Loan No. 14, Wakefield Commons I & II, the
      borrower may incur future additional secured debt subject to restrictions and subordination as detailed in the loan documents including but not limited to: (i) there is no event of default, (ii) the combined LTV ratio is not greater than 75%, (iii) the combined DSCR is not less than 1.55x and (iv) the additional debt will be subject to a subordination and standstill agreement.

      With respect to Mortgage Loan No. 68, Village One Apartments, the borrower may incur future additional secured debt in the form of a second mortgage, subject to restrictions and subordination as detailed in the loan documents including but not limited to: (i) there is no event of default,
      (ii) the combined LTV ratio is not greater than 65%, (iii) the combined
      DSCR is not less than 1.25x (based on a 8.90% constant) and (iv) the additional debt will be subject to a subordination and standstill agreement.

      With respect to Mortgage Loan No. 95, A-American Bakersfield Central,
      future secured subordinate debt is permitted subject to various conditions, including, but not limited to, (i) a combined DSCR, including the junior loan, greater than or equal to 1.26x (based on actual mortgage constant); (ii) a combined LTV, including the junior loan, of 70% or less;
      (iii) the junior loan shall have a fixed interest rate, be fully amortizing and have a maturity date of September 1, 2013; (iv)
      intercreditor documentation satisfactory to lender and applicable rating agencies; and (v) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from such subordinate financing.

      With respect to Mortgage Loan No. 135, A-American Foxborough, future secured subordinate debt is permitted subject to various conditions, including, but not limited to, (i) a combined DSCR, including the junior loan, greater than or equal to 1.32x (based on actual mortgage constant);
      (ii) a combined LTV, including the junior loan, of 66% or less; (iii) the junior loan shall have a fixed interest rate, be fully amortizing and have a maturity date of October 1, 2013; (iv) intercreditor documentation satisfactory to lender and applicable rating agencies; and (v)
      confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from such subordinate financing.

      With respect to Mortgage Loan No. 142, A-American Borrego, future secured subordinate debt is permitted subject to various conditions, including, but not limited to, (i) a combined DSCR, including the junior loan, greater than or equal to 1.25x (based on actual mortgage constant); (ii) a combined LTV, including the junior loan, of 68% or less; (iii) the junior loan shall have a fixed interest rate, be fully amortizing and have a maturity date of October 1, 2013; (iv) intercreditor documentation satisfactory to lender and applicable rating agencies; and (v)
      confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from such subordinate financing.

      With respect to Mortgage Loan No. 167, Tanger Furniture Outlets, future junior debt up to $150,000 is permitted subject to various conditions, including, but not limited to, (i) a combined DSCR, including the junior loan, greater than or equal to 1.51x (based on actual mortgage constant);
      (ii) a combined LTV, including the junior loan, of 52% or less; (iii) the junior loan shall have a fixed interest rate, be fully amortizing and have maturity date the same as or within 60 days after the maturity date of the subject first priority mortgage loan; (iv) intercreditor documentation satisfactory to lender and applicable rating agencies; and (v)
      confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from such subordinate financing.

      With respect to Mortgage Loan No. 1, Mount Pleasant Towne Centre, future mezzanine debt is permitted subject to various conditions including; (i)
      the amount will not result in an aggregate LTV greater than 80% and DSCR less than 1.10x; and (ii) the lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender.

                                      II-2

      With respect to Mortgage Loan No. 2, Four Seasons Hotel, the direct or indirect owners of the borrower are permitted to obtain future mezzanine financing, subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including but not limited to: (i) the aggregate LTV may not exceed 60%; (ii) the DSCR on the aggregate debt must be equal to or greater than 1.65x; (iii) the future mezzanine debt will be subject to a subordination and standstill agreement; and (iv) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from such mezzanine financing.

      With respect to Mortgage Loan No. 3, Shoppes at Park Place, future mezzanine debt is permitted subject to various conditions including; (i)
      the amount will not result in an aggregate LTV greater than 80% and DSCR less than 1.20x; and (ii) the lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender.

      With respect to Mortgage Loan No. 8, 436 North Bedford Drive, future mezzanine debt is permitted subject to various conditions including; (i)
      the amount will not result in an aggregate LTV greater than 80% and DSCR less than 1.10x; and (ii) the lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender.

      With respect to Mortgage Loan No. 12, Town Square Shopping Center -
      Schererville, future mezzanine debt or preferred equity is permitted subject to various conditions, including but not limited to, (i) a combined DSCR greater than or equal to 1.20x (based on actual mortgage constant); (ii) a combined LTV of 80% or less; (iii) intercreditor documentation satisfactory to lender; (iv) mezzanine lender shall satisfy rating agency criteria; (v) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from such mezzanine financing; and (vi) if requested by lender, lockbox agreement approved by lender.

      With respect to Mortgage Loan No. 23, Gracie Gardens Coop, the borrower may obtain a second mortgage or unsecured line of credit subject to various conditions including the amount will not result in an aggregate
      LTV greater than 30% and DSCR less than 1.50x.

      With respect to Mortgage Loan No. 25, Fortress Building, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 80% and DSCR less than 1.10x.

      With respect to Mortgage Loan No. 73, Durango Springs Retail Shopping
      Center, future mezzanine debt is permitted subject to various conditions including; (i) the amount will not result in an aggregate LTV greater than
      75% and DSCR less than 1.22x; and (ii) the lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender.

      With respect to Mortgage Loan No. 103, Hole Montes Building, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 75% and DSCR less than 1.15x.

      With respect to Mortgage Loan No. 107, Best Western - Orlando, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 70% and DSCR less than 1.50x.

      With respect to Mortgage Loan No. 123, DuVal Enterprises Building,
      additional unsecured financing is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 50%
      and DSCR less than 2.00x.

      With respect to Mortgage Loan No. 37, MidTown Crossing - Rome, GA, future mezzanine debt is permitted subject to various conditions, including but not limited to, (i) a combined DSCR greater than or equal to 1.07x (based on actual mortgage constant); (ii) a combined LTV of 85% or less; (iii)
      intercreditor documentation satisfactory to lender; (iv) mezzanine lender shall be "qualified transferee" (institutional party that owns / manages
      $750 million in total assets and, except for pension advisory firm or like fiduciary, $500 million in shareholder equity and regularly engaged in business of commercial real estate lending or operations); (v)
      confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from such mezzanine financing; and (vi) if requested by lender, lockbox agreement approved by lender.

      With respect to Mortgage Loan No. 138, Hub Parkway Industrial Building,
      future mezzanine debt is permitted subject to various conditions, including but not limited to, (i) a combined DSCR greater than or equal to
      1.50x (based on actual mortgage constant); (ii) a combined LTV of 70% or less; (iii) intercreditor documentation satisfactory to lender; (iv)
      mezzanine lender shall satisfy rating agency criteria; (v) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from such mezzanine financing;
      and (vi) a lockbox agreement approved by lender.

                                      II-3

      With respect to Mortgage Loan No. 154, The Southport Station Office
      Center, future mezzanine debt is permitted subject to various conditions including; (i) the amount will not result in an aggregate LTV greater than
      60% and DSCR less than 1.50x; and (ii) the lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender.

      With respect to Mortgage Loan No. 1, Mount Pleasant Towne Centre, upon compliance with certain conditions in the loan documents, the borrower is entitled to have the lender release a certain outparcel of vacant land.

      With respect to Mortgage Loan No. 3, Shoppes at Park Place, the borrower may request the release of one or more of the parcels at any time subject to a paydown of 110% of the allocated loan amount as defined in the loan documents at the time of the release plus a make whole premium. They must also meet the specific other requirements in the Mortgage document including in part that the remaining properties have a DSCR of at least
      1.26x.

      With respect to Mortgage Loan No. 17, the Cole Portfolio, any property may be released through partial defeasance subject to the satisfaction of certain requirements and conditions set forth in the loan documents including, but not limited to the following: (i) defeasance of an amount equal to 115% of the allocated loan amount for the released property, (ii)
      the LTV immediately following the release is not greater than 65%, and
      (iii) the DSCR immediately following the release is at least equal to or greater than 1.70x (based on a 6.26% constant).

      With respect to Mortgage Loan No. 32, Pomeroy IT Solutions, the borrower may request two releases of any one or more of buildings A and C (must be released together), Building B or Building D. The release price is 110% of the amortized loan amount associated with the released the building(s)
      plus a make whole premium. The remaining LTV must be equal to 60% or less and DSCR must equal or exceed 1.30x.

      With respect to Mortgage Loan Nos. 105, 750 Link Road & 7790-7820 Bell
      Road, after the defeasance lockout period, the borrower has the option of obtaining the release of an individual property in conjunction with partial defeasance or by paying a yield maintenance premium, subject to certain conditions, including, but not limited to, (i) payment of 125% of the allocated principal amount; (ii) payment of any applicable prepayment charges; (iii) the LTV of the remaining collateral must not exceed 62.39%;
      (iv) the DSCR of the remaining collateral must be at least 1.27x based on the actual loan constant; (v) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from such partial release; (vi) the borrower will pay all costs associated with the partial release; and (vii) the interest-only payments will be re-set. For the purposes of LTV and DSCR calculations, the outstanding loan balance after release is assumed to be the loan balance less the allocated loan balance of the released property (rather than the loan balance less the release price).

      With respect to Mortgage Loan Nos. 148, A&B Dry Storage/The Boat Barn,
      after the defeasance lockout period, the borrower has the option of obtaining the release of an individual property in conjunction with partial defeasance or by paying a yield maintenance premium, subject to certain conditions, including, but not limited to, (i) payment of 125% of the allocated principal amount; (ii) payment of any applicable prepayment charges; (iii) the LTV of the remaining collateral must not exceed 63%;
      (iv) the DSCR of the remaining collateral must be at least 1.53x based on the actual loan constant; (v) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from such partial release; (vi) the borrower will pay all costs associated with the partial release; and (vii) the principal and interest payments will be re-set. For the purposes of LTV and DSCR calculations, the outstanding loan balance after release is assumed to be the loan balance less the allocated loan balance of the released property (rather than the loan balance less the release price).

      With respect to Mortgage Loan No. 150, Prairie View Apartments and River
      Road Apartments Portfolio Loan, the borrower may request the release of one of the two properties at any time subject to a prepayment of 120% of the allocated loan amount at the time of the release plus a make whole premium. They must also meet the specific other requirements in the
      Mortgage document including in part that the remaining properties have an
      LTV that does not exceed 70%.

      With respect to Mortgage Loan No. 17, the Cole Portfolio, the loan allows the Cole Portfolio Borrower to substitute individual properties a maximum of one time during the loan term. Any proposed substitution would be subject to satisfying numerous requirements and conditions including, but not limited to the following: (i) the aggregate DSCR immediately after the substitution is not less than the greater of the aggregate DSCR at closing or the aggregate DSCR immediately prior to the substitution, (ii) the fair market value of the substitute property is not less than the greater of
      (a) the fair market value of the substituted property as of the closing date and (b) the fair market value of the substituted property immediately preceding the substitution, (iii) the payment of a fee equal to 0.5% of the substituted property's allocated loan amount and (iv) lender has received confirmation from the rating agencies that such substitution will not result in a downgrade of the certificates.

                                      II-4

      With respect to Mortgage Loan Nos. 34, Brown Trust Portfolio Loan, the
      borrower may substitute properties provided that (i) the substitute property(ies) must be retail, like quality, and of equal or greater value than the value of property being substituted and (ii) annual net cash flow shall be equal to the greater of the debt service coverage either at note date or immediately prior to the proposed substitution.

7     The "Grace Period" shown is grace period to charge late interest.

8     The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note.
      Due to the Actual/360 interest calculation methodology applied to most mortgage loans, the actual amortization to a zero balance for such loans will be longer.

9     The indicated NOI DSCR and NCF DSCR reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

10    The indicated NCF Post IO Period DSCR reflects scheduled payments after any applicable partial interest only periods.

11    "Valuation Date" refers to the date as of which the related appraised value applies (also known as the "value as-of date").

      With respect to Mortgage Loan No. 7, 360 Spear Street, the appraised value represents a fee simple interest in the 360 Spear Property, with a
      Valuation Date of January 2, 2009. For this valuation, the appraiser assumed a consolidation on January 1, 2009 of the fee and leasehold interests in the 360 Spear Street Property. The appraiser also provided a valuation as of April 20, 2006 of the leasehold interest only in the amount of $53,500,000. The borrower has given notice to the ground lessor of its intended exercise of the option to purchase and has made a deposit accordingly, which has been placed into escrow. In addition, the 360 Spear
      Street Borrower has purchased securities, in which the lender has a security interest, the face amount of which, upon maturity (shortly prior to the anticipated closing of the purchase), together with the security deposit, is anticipated to be sufficient to pay the remainder of the purchase price for the acquisition of the fee interest. With respect to
      Mortgage Loan No. 75, Food 4 Less Center Shops, the appraised value represents the stabilized value as of December 1, 2006 and is based on several tenants taking occupancy at the subject property. A total of
      $104,875 in reserves is in place until all tenants are in occupancy, open for business, and paying rent. The "as-is" value is $7,350,000 as of
      August 23, 2006.

12    "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, "Second
      Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

      With respect to Mortgage Loan No. 144, Walgreens - West Chester, Walgreen
      Co. has a 75-year lease, but has an option to terminate the lease at the end of year 25 and every 5 years thereafter with 6 months notice.

      With respect to Mortgage Loan No. 179, 9150 South Dairy Ashford, Walgreen
      Co. has a 60 year lease, but has an option to terminate lease at the end of years 20, 25, 30, 35, 40, 45, 50 and 55 with 6 months notice.

13    For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

14    For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit balances in place considers only mortgage loans on commercial-type properties, excluding hospitality, multifamily, manufactured housing community, self storage and certain other mortgaged properties.

15    "Other Escrow Description" indicates any other types of escrow required, or in certain cases letters of credit required, other than Insurance, Tax,
      Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

16    "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

                                      II-5

17    "Initial Capital Expenditure Escrow Requirement" indicates the amount designated for Capital Expenditure Escrow, or in certain cases the letter of credit, that was deposited at loan closing.

18    "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for Capital Expenditure Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

19    "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the November, 2006 due dates for the MSMC-originated mortgage loans, and as of the December, 2006 due dates for the WFB, BSCMI and PCF- originated loans.

20    "Initial TI/LC Escrow Requirement" indicates the amount designated for
      Tenant Improvements and Leasing Commissions Escrow or in certain cases the letter of credit that was deposited at loan closing.

21    "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for Tenant Improvements and Leasing Commissions Escrow in the loan documents for such mortgage loan. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

22    "Current TI/LC Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the November, 2006 due dates for the
      MSMC- originated mortgage loans, and as of the December, 2006 due dates for the WFB, BSCMI and PCF- originated loans.

23    "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off
      Date.

24    The "Prepayment Code" includes the number of loan payments from the first
      Due Date to the stated maturity or in the case of and ARD Loan, the
      Anticipated Repayment Date. "LO" represents the lockout period. "DEF"
      represents defeasance. "DEF/YM1.00" represents either defeasance or the greater of yield maintenance and 1.00%, generally at the option of the borrower. "YM3.00" represents the greater of yield maintenance and 3.00%.
      "YM1.00" represents the greater of yield maintenance and 1.00%. "YM"
      represents yield maintenance. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of "Prepayment Code" represents the number of payments in the Original Term to Maturity or ARD for which such provision applies. See Footnotes 25 and 27 for additional prepayment information.

25    Mortgage loans with associated Yield Maintenance prepayment premiums are categorized according to unique Yield Maintenance formulas. There are 21 different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A", "B", "C", "D", "E", "F", "G", "H", "I", "J", "K", "L", "M",
      "N", "O", "P", "Q", "R", "S", "T" and "U". Any exceptions to these formulas are shown below such formulas. Summaries of the 21 formulas are listed beginning on page II-9.

26    The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

                                      II-6

27    Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1-7, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all such loans, but rather only those loans which permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

                                                              Escrowed
                                                Escrow or     Holdback or
Mtg.                                            LOC           Letter of        Outside
Loan                                            Release       Credit Initial   Date          Prepayment Premium
No.   Property Name                             Conditions    Amount           for Release   Provisions
--------------------------------------------------------------------------------------------------------------------

3     Shoppes at Park Place                     1             $3,842,633       12/20/2008    Greater of 1% or YM

58    Greenbriar and Hawthorne Apartments       2             $26,125          06/01/2007    Greater of 1% or YM

73    Durango Springs Retail Shopping Center    3             $100,000 LOC     NAP           Greater of 1% or YM

120   1400 N. H Street                          4             $17,450          11/10/2007    Greater of 1% or YM

125   Executive Center Valencia                 5             $1,250           03/01/2007    Greater of 1% or YM

168   Lakeside Shopping Center                  6             $103,250         11/16/2007    Greater of 1% or YM

197   The Apartment Company                     7             $21,000          12/01/2007    Greater of 1% or YM

      All yield maintenance premiums indicated above are to be paid by the borrower.

                                      II-7

RELEASE CONDITIONS

1.    Borrower furnishes to Lender written disbursement request; information that will support that the annual net cashflow is equal to or exceeds
      1.26x the annual debt service of the note; fully executed lease(s) with terms acceptable to Lender; lessee's estoppel certificate, including among other things, the lessee's occupancy, unconditional acceptance of the improvements, the expiration of all rental deferrals and the commencement of consecutive monthly rental payments; and a certificate of occupancy.

2.    Borrower furnishes to Lender written disbursement request; lien waivers;
      title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders. In addition, the lender has inspected or waived right to inspection.

3.    Borrower furnishes to Lender written disbursement request; lien waivers;
      title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders; fully executed lease(s) with terms acceptable to
      Lender; lessee's estoppel certificate, including among other things, the lessee's occupancy, unconditional acceptance of the improvements, the expiration of all rental deferrals and the commencement of consecutive monthly rental payments and a certificate of occupancy. In addition, the lender has inspected or waived right to inspection and the borrower will furnish the agreement with the broker/agent and an estoppel certificate(s)
      for Leasing Commissions.

4.    Borrower furnishes to Lender written disbursement request; lien waivers;
      invoices, photographs or other satisfactory evidence that the work has been completed; all permits, bonds, licenses, approvals required by law whether for commencement, performance, completion, occupancy, use or otherwise; a copy of the construction contract and any change orders. In addition, the lender has inspected or waived right to inspection.

5.    Borrower furnishes to Lender written disbursement request; lien waivers;
      photographs or other satisfactory evidence that the work has been completed; title endorsements; all permits, bonds, licenses, approvals required by law whether for commencement, performance, completion, occupancy, use or otherwise; a copy of the construction contract and any change orders. In addition, the lender has inspected or waived right to inspection.

6.    Borrower furnishes to Lender written disbursement request; lien waivers;
      title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; and/or a copy of the construction contract and any change orders; fully executed lease(s) with terms acceptable to Lender; lessee's estoppel certificate, including among other things, the lessee's occupancy, unconditional acceptance of the improvements, and the commencement of consecutive monthly rental payments, all rental concessions and deferments having expired. In addition, the lender has inspected or waived right to inspection and the borrower will furnish the agreement with the broker/agent and an estoppel certificate(s) for Leasing Commissions.

7.    Borrower furnishes to Lender written disbursement request; lien waivers;
      title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; copy of the construction contract and any change orders. In addition, the lender has inspected or waived right to inspection.

                                      II-8

YIELD MAINTENANCE FORMULAS

A     Borrower shall not have the right to prepay the Loan in whole or in part except in accordance with this Agreement.

      From and after the Open Period, provided no Event of Default has occurred and is continuing, the outstanding principal balance of the Note may be prepaid, at par, in whole but not in part, upon not less than 30 days prior written notice to Lender specifying the date on which prepayment is to be made; provided, however, Borrower shall have the right to: (i)
      cancel such notice by providing Lender with notice of cancellation five
      (5) days prior to the date specified in such notice, or (ii) extend the date of prepayment to a later date, upon reasonable notice to Lender, provided that in each case Borrower pays all reasonable costs and expenses actually incurred by Lender as a result of such cancellation or extension and provided, further, if such prepayment shall be made on a date other than a Payment Date, Borrower shall pay to Lender, simultaneously with such prepayment, the interest that would have accrued at the Regular
      Interest Rate on the amount of the Note then prepaid through but excluding the next succeeding Payment Date. Upon prepayment of the entire outstanding principal amount of the Note, all accrued and unpaid interest thereon and all other amounts due and payable to lender the loan shall be discharged as the date of such prepayment and Lender shall concurrently deliver to Borrower a release of the Lien of the Mortgage and the other
      Loan Documents from the Premises.

      Notwithstanding the foregoing, provided that no Event of Default shall have occurred and be continuing, Borrower shall have the right to prepay the unpaid principal balance of the Loan at any time in accordance with the terms and conditions of the Note and upon payment of the Make Whole
      Premium.

      No privilege is reserved by borrower to prepay the outstanding principal balance of this Note, in whole or in part, prior to the Maturity Date, except in strict accordance with the applicable provisions of the Loan
      Agreement. Notwithstanding the foregoing, on or after the date hereof, privilege is reserved, after giving thirty (30) days' prior written notice to Lender (provided, however, Borrower shall have the right to (a) cancel such notice by providing Lender with notice of cancellation five (5) days prior to such date, or (b) extend such date until a later date, upon reasonable notice to Lender in accordance with this paragraph 2, provided that in each case Borrower pays all reasonable costs and expenses actually incurred by Lender as a result of such cancellation or extension), to prepay in full, but not in part, the entire outstanding principal amount of the Loan Amount, all accrued and unpaid interest thereon and all other amounts due and payable to Lender under Mt. Pleasant the Loan Documents together with payment of an additional amount (the "Make Whole Premium")
      equal to a premium calculated as provided in subparagraphs (a) through (c)
      below:

      First, determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the applicable U.S. Treasury Issue which Mt.
      Pleasant has the closest maturity to the Maturity Date ("Primary Issue")
      published one week prior to the date of prepayment as set forth on the PX pages of Bloomberg (PX1-PX8) or a comparable source mutually agreeable to
      Borrower and Lender if the PX pages of Bloomberg are not available. In the event there is no market activity involving the Primary Issue at the time of prepayment, Lender shall choose a comparable Treasury Bond, Note or
      Bill ("Secondary Issue") which Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

      Calculate the "Present Value of the Loan." The Present Value of the Loan
      is the present value of the payments to be made in accordance with this
      Note (all installment payments and any remaining payment due on the
      Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Open Period.

      Subtract the amount of the prepaid proceeds from the Present Value of the
      Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

      Notwithstanding the foregoing, commencing with the Payment Date occurring in June, 2016 ("Open Period"), Borrower may prepay in whole, but not in part, the outstanding principal balance of the Loan Amount without payment of the Make Whole Premium or any other prepayment premium but upon payment of all accrued and unpaid interest thereon and all other amounts due and payable to Lender under the Loan Documents.

                                      II-9

B     Borrower shall not have the right to prepay the Loan in whole or in part prior to the Maturity Date.

      Borrower shall have no right to prepay the Loan in whole or in part prior to the Permitted Prepayment Date. On the Permitted Prepayment Date and
      thereafter, Borrower may, provided it has given Lender prior written notice in accordance with the terms of this Agreement, prepay the unpaid principal balance of the Loan in whole, but not in part, by paying, together with the amount to be prepaid, (i) interest accrued and unpaid on
      Loan to and including the date of prepayment, (ii) unless prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (iii) all other sums (except principal and interest) then due under the Note, this
      Agreement or any of the other Loan Documents, and (iv) a prepayment consideration equal to the greater of (A) one percent (1%) of the outstanding principal of the Loan to be prepaid or satisfied and (B) the
      Yield Maintenance Premium. Lender agrees that for payments made under subsection (ii) above, Servicer shall hold such prepaid sums in Permitted
      Investments until the next Payment Date, with interest thereon credited to
      Borrower.

      Upon request from Borrower in connection with a contemplated prepayment,
      Lender shall provide Borrower with the amount and the basis of determination of the required Yield Maintenance Premium. If the publication of the Prepayment Rate in The Wall Street Journal is
      discontinued, Lender shall determine the Prepayment Rate on the basis of
      "Statistical Release H.15 (519), Selected Interest Rates," or any
      successor publication, published by the Board of Governors of the Federal
      Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

      Borrower's right to prepay any portion of the principal balance of the
      Loan shall be subject to (i) Borrower's submission of a notice to Lender
      (following Borrower's receipt of information described in (c) above)
      setting forth the amount to be prepaid and the projected date of prepayment, which date shall be no less than thirty (30) or more than one hundred twenty (120) days from the date of such notice, and (ii)
      Borrower's actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same calendar month as such projected date.

      Notwithstanding the provisions of subsection (b)(iv) above, (i) for any prepayment of the Loan made on or after June 1, 2016 and on or before
      October 31, 2016, the prepayment consideration shall be the Yield
      Maintenance Premium (without the minimum 1% floor described in subsection
      (b)(iv)(A)), (ii) for any prepayment of the Loan made on or after November
      1, 2016, no prepayment consideration shall be due, and (iii) no prepayment consideration shall be due for any prepayment required as a condition to obtaining any waiver or approval of Lender under the Loan Documents.

      "Prepayment Rate" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment
      Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall
      Street Journal as of such Prepayment Rate Determination Date. If more than one issue of United States Treasury Securities has the same remaining term to the Maturity Date, the "Prepayment Rate" shall be the yield on such
      United States Treasury Security most recently issued as of the Prepayment
      Rate Determination Date. The rate so published shall control absent manifest error. If the publication of the Prepayment Rate in The Wall
      Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15 (519), Selected Interest Rates,"
      or any successor publication, published by the Board of Governors of the
      Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

      "Prepayment Rate Determination Date" shall mean the date which is five (5)
      Business Days prior to the date that such prepayment shall be applied in accordance with the terms and provisions of Section 2.4.1 of the Loan
      Agreement.

      "Yield Maintenance Premium" shall mean an amount equal to the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note assuming that all outstanding principal (and interest for the final month) on the Loan is paid on the
      Payment Date immediately preceding the Maturity Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

                                      II-10

C     Borrower may at any time, provided it has given Lender prior written notice in accordance with the terms of this Agreement, prepay the unpaid principal balance of the Note in whole, but not in part, by paying, together with the amount to be prepaid, (i) interest accrued and unpaid on the outstanding principal balance of the Note to and including the date of prepayment, (ii) unless such prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which such prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (iii) all other sums then due under the Note, the Mortgage and the other Loan Documents, and (iv) the Yield Maintenance Premium.

      Borrower's right to prepay any portion of the principal balance of the
      Loan shall be subject to (i) Borrower's submission of a notice to Lender setting forth the amount to be prepaid and the projected date of prepayment, which date shall be no less than thirty (30) or more than one hundred twenty (120) days from the date of such notice, and (ii)
      Borrower's actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same calendar month as such projected date.

      Notwithstanding anything to the contrary contained in this Section 2.4.1,
      Borrower may send a written notice to Lender revoking its notice of prepayment at least ten (10) days prior to the Payment Date occurring in the calendar month of the proposed prepayment date set forth in the original prepayment notice, provided Borrower pays to Lender at the time of its notice of revocation, all out-of-pocket costs and expenses incurred by Lender in anticipation of the repayment including, but not limited to, reasonable attorney's fees and expenses and any fees and expenses of any
      Servicer.

      "Yield Maintenance Premium" shall mean (i) prior to October 1, 2009, an amount equal to the greater of (a) three percent (3%) of the outstanding principal balance of the Loan to be prepaid or satisfied and (b) the excess, if any, of (1) the sum of the present values of all then-scheduled payments of principal and interest under the Note assuming that all outstanding principal and interest on the Loan is paid on the Maturity
      Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment
      Date), over (2) the principal amount of the Note being prepaid and (ii) on or following October 1, 2009, an amount equal to the greater of (a) one percent (1%) of the outstanding principal balance of the Loan to be prepaid or satisfied and (b) the excess, if any, of (1) the sum of the present values of all then-scheduled payments of principal and interest under the Note assuming that all outstanding principal and interest on the
      Loan is paid on the Maturity Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a
      Payment Date), over (2) the principal amount of the Note being prepaid.

                                      II-11

D     Provided no Event of Default shall have occurred and remain uncured,
      Borrower shall have the right at any time after the Release Date and prior to the Open Date, in lieu of defeasance, to prepay the principal balance of the Note in whole, but not in part, upon not less than thirty (30) days prior written notice to Lender and upon payment of:

      (i)   all accrued interest to and including the Prepayment Date;

      (ii)  all other sums due under the Note, the Mortgage, this Agreement and all Loan Documents; and

      (iii) the Prepayment Consideration shall equal an amount equal to the greater of (i) one percent (1%) of the principal balance of the Note being prepaid, or (ii) the product of (A) the ratio of the amount of the principal balance of the Note being prepaid over the outstanding principal balance of the Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by (B)
      the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the
      Open Date (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined) less the amount of the outstanding principal balance of the Note on the Prepayment Date
      (after subtracting the scheduled principal payment on such Prepayment
      Date).

               "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest
               Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the Prepayment
               Date, of U.S. Treasury constant maturities with maturity dates
               (one longer and one shorter) most nearly approximating the
               Maturity Date. (In the event Release H.15 is no longer published,
               Lender shall select a comparable publication to determine the
               Treasury Rate.) Lender shall notify Borrower of the amount and the basis of determination of the required prepayment
               consideration.

      If any notice of prepayment is given under this Section 2.6, the principal balance of the Note and the other sums required under this prepayment section shall be due and payable on the Prepayment Date. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith. Any prepayment received by Lender on a date other than a Monthly Payment Date shall include interest which would have accrued thereon to the next
      Monthly Payment Date.

                                      II-12

E     BASIC CHARGE.

      Except as provided below, if this Note is prepaid prior to the Open Period
      Start Date, whether such prepayment is voluntary, involuntary or upon acceleration of the principal amount of this Note by Lender following a
      Default, Borrower shall pay to Lender on the prepayment date (in addition to all other sums then due and owing to Lender under the Loan Documents) a prepayment charge equal to the greater of the following two amounts:

               (1)  an amount equal to 1% of the amount prepaid; or

               (2)  an amount equal to (a) the amount, if any, by which the sum of the present values as of the prepayment date of all
                    unpaid principal and interest payments required under this
                    Note, calculated by discounting such payments from their
                    respective Due Dates (or, with respect to the payment
                    required on the Maturity Date, from Maturity Date) back to the prepayment date at a discount rate equal to the Periodic
                    Treasury Yield (defined below) exceeds the outstanding
                    principal balance of the Loan as of the prepayment date,
                    multiplied by (b) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date.

      For purposes of the foregoing, "Periodic Treasury Yield" means (x) the annual yield to maturity of the actively traded non-callable United States
      Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the
      Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (y) 12, if the Due Dates are monthly, or
      4, if Due Dates are quarterly.

      ADDITIONAL CHARGE.

      If this Note is prepaid on any day other than a Due Date, whether such prepayment is voluntary, involuntary or upon full acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to the basic prepayment charge described in the section above and all other sums then due and owing to Lender under this Note and the other Loan Documents) an additional prepayment charge equal to the interest which would otherwise have accrued on the amount prepaid (had such prepayment not occurred during the period from and including the prepayment date to and including the last day of the month in which the prepayment occurred.

      EXCLUSION.

      Notwithstanding the foregoing, no prepayment charge of any kind shall apply in respect to any prepayment resulting from Lender's application of any insurance proceeds or condemnation awards to the outstanding principal balance of the Loan.

                                      II-13

F     "Yield Maintenance Premium" shall mean an amount equal to the greater of:
      (i) one percent (1.00%) of the principal amount of the Loan being prepaid in connection with a Voluntary Prepayment or two percent (2.00%) of the principal amount of the Loan being prepaid in connection with a Default
      Prepayment, or (ii) the present value as of the Prepayment Date of the
      Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated
      Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the
      Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the
      Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield
      Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve
      Statistical Release H.15-Selected Interest Rates under the heading U.S.
      Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the
      Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance
      Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-14

G     Provided no Event of Default shall then exist, Borrower shall have the right on any date from and after the Prepayment Lockout Expiration Date and prior to the Optional Prepayment Date to prepay the Debt in whole (or a portion thereof as permitted by Section 2.6.2 of the Loan Agreement)
      upon not less than fifteen (15) days' prior written notice to Lender specifying the Payment Date on which prepayment is to be made (a
      "Prepayment Date") upon payment of an amount equal to the Yield
      Maintenance Premium. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If any notice of prepayment is given, the Debt shall be due and payable on the
      Prepayment Date. Lender shall not be obligated to accept any prepayment of the Debt unless it is accompanied by the prepayment consideration due in connection therewith. If for any reason Borrower prepays the Loan on a date other than a Payment Date, Borrower shall pay Lender, in addition to the Debt, all interest which would have accrued on the amount of the Loan through and including the Payment Date next occurring following the date of such prepayment.

      On any date from and after the Optional Prepayment Date, provided no Event of Default shall then exist, Borrower may, at its option and upon thirty
      (30) days' prior written notice to Lender, prepay the Debt in whole but not in part without payment of the Yield Maintenance Premium or any other prepayment premium. If for any reason Borrower prepays the Loan on a date other than a Payment Date, Borrower shall pay Lender, in addition to the
      Debt, all interest which would have accrued on the amount of the Loan through and including the Payment Date next occurring following the date of such prepayment.

      "Yield Maintenance Premium" shall mean an amount equal to the greater of
      (a) one percent (1%) of the outstanding principal of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note assuming that all outstanding principal and interest on the
      Loan is paid on the Optional Prepayment Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the
      Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

      "Prepayment Rate" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment
      Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall
      Street Journal as of such Prepayment Rate Determination Date. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date, the "Prepayment Rate" shall be the yield on such United
      States Treasury Security most recently issued as of the Prepayment Rate
      Determination Date. The rate so published shall control absent manifest error. If the publication of the Prepayment Rate in The Wall Street
      Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15 (519), Selected Interest Rates," or any
      successor publication, published by the Board of Governors of the Federal
      Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

      "Prepayment Rate Determination Date" shall mean the date which is five (5)
      Business Days prior to the date that such prepayment shall be applied in accordance with the terms and provisions of Section 2.4.1 of the Loan
      Agreement.

                                      II-15

H     Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Permitted Prepayment
      Date. On or after the Permitted Prepayment Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of this
      Agreement, prepay the unpaid principal balance of the Loan in whole, but not in part, by paying, together with the amount to be prepaid, (i)
      interest accrued and unpaid on the outstanding principal balance of the
      Loan being prepaid to and including the date of prepayment, (ii) unless prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the next Payment Date had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (iii) all other sums then due under this Agreement, the
      Note, the Mortgage and the other Loan Documents, and (iv) if prepayment occurs prior to the Payment Date which is one month prior to the Maturity
      Date, a prepayment consideration (the "Prepayment Consideration") equal to the greater of (A) one percent (1%) of the outstanding principal balance of the Loan being prepaid or (B) the excess, if any, of (1) the sum of the present values of all then-scheduled payments of principal and interest under this Agreement including, but not limited to, principal and interest on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate), over (2) the outstanding principal amount of the Loan. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

      "Prepayment Rate" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment
      Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term of the Note to its Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of the date of the related tender of the payment. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment
      Rate" shall be the yield on the United States Treasury Security most recently issued as of such date. If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the
      Prepayment Rate on the basis of "Statistical Release H.15(519), Selected
      Interest Rates," or any successor publication, published by the Board of
      Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

      "Prepayment Rate Determination Date" shall mean the date which is five (5)
      Business Days prior to the prepayment date.

                                      II-16

I     (c) Borrower may upon not less than thirty (30) days prior written notice, prepay the principal balance of this Note in while (but not in part) on any Payment Date from and after the Lockout Expiration Date (defined below) subject to payment of a premium equal to the greater of (i) one percent (1%) of the original principal amount of this Note or (ii) the
      Yield Maintenance Premium.

      The term "Yield Maintenance Premium" shall mean an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term
      "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield
      Maintenance Treasury Rate. As used in this definition, the term "Discount
      Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release
      H.15-Selected Interest Rates under the heading U.S. Government
      Securities/Treasury Constant Maturities for the week ending prior to the
      Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates
      (one longer or one shorter) most nearly approximating the Maturity Date.
      In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate.
      In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-17

J     (iii) the greater of (A) one percent (1%) of the principal balance of the
      Note being prepaid and (B) the Yield Maintenance Premium (hereinafter defined). "Yield Maintenance Premium" shall mean an amount equal to the present value as of the Prepayment Date (hereinafter defined) of the
      Calculated Payments (hereinafter defined) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount
      Rate (hereinafter defined). As used in this definition, the term
      "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield
      Maintenance Treasury Rate. As used in this definition, the term "Discount
      Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate (hereinafter defined), when compounded semi-annually. As used in this definition, the term "Yield Maintenance
      Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve
      Statistical Release H. 15-Selected Interest Rates under the heading U.S.
      Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the
      Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance
      Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-18

K     Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until after the second
      (2nd) anniversary of the Month-End Date,

      After the second (2nd) anniversary of the Month-End Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of the Note, prepay the unpaid principal balance of the Note in whole, but not in part, by paying, together with the amount to be prepaid,
      (a) interest accrued and unpaid on the portion of the principal balance of the Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under the Note, the Security
      Instrument and the Other Security Documents, and (d) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (i)
      one percent (1%) of the principal balance of the Note being prepaid and
      (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under the Note including, but not limited to, principal and interest on the Maturity Date
      (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate (defined in the Note)), over (B) the principal amount of the Note being prepaid.

      The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the
      Prepayment Rate Determination Date (defined in the Note) has a remaining term to maturity closest to, but not exceeding, the remaining term to the
      Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of such Prepayment Rate
      Determination Date. If more than one issue of United States Treasury
      Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury
      Security most recently issued as of the Prepayment Rate Determination
      Date. The rate so published shall control absent manifest error. The term
      "Prepayment Rate Determination Date" shall mean the date which is five (5)
      Business Days prior to the scheduled prepayment date. As used herein,
      "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New
      York.

      Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If the publication of the
      Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15
      (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

                                      II-19

L     "Yield Maintenance Premium" shall mean an amount equal to the greater of:
      (i) one percent (1%) of the principal amount of the Loan being prepaid or
      (ii) the present value as of the Prepayment Date of the Calculated
      Payments from the Prepayment Date through the Permitted Prepayment Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated
      Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the
      Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the
      Initial Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury
      Rate, when compounded semi-annually. As used in this definition, the term
      "Yield Maintenance Treasury Rate" shall mean the yield calculated by
      Lender by the linear interpolation of the yields, as reported in the
      Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the
      week ending prior to the Prepayment Date, of U.S. Treasury Constant
      Maturities with maturity dates (one longer or one shorter) most nearly approximating the Permitted Prepayment Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall
      Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-20

M     "Make Whole Premium" means the greater of one percent (1%) of the outstanding principal amount of the Loan or a premium calculated as provided in subparagraphs (1)-(3) below:

            (1) Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the * U.S. Treasury Issue ("Primary Issue")
      published one week prior to the date of prepayment(1) and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the
      Lender shall choose a comparable Treasury Bond, Note or Bill ("Secondary
      Issue") which the Lender reasonably deems to be similar to the Primary
      Issue's characteristics (i.e., rate, remaining time to maturity, yield).

      *At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note.

            (2) Calculate the "Present Value of the Loan." The Present Value of
      the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

      Subtract the amount of the prepaid proceeds from the Present Value of the
      Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

      "Open Period" means the period beginning with the payment date in that month which is one month prior(2) to the Maturity Date.

      Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the Open Period.
      From and after such date, provided there is no Event of Default, the principal balance of the Note may be prepaid, at par, in whole but not in part, upon: (a) not less than 30 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith;

      In addition, Borrower shall have the right to prepay the unpaid principal balance after the Lockout Date(3) in accordance with the terms above provided, however that such prepayment which is prior to the Open Period will require the payment of the Make Whole Premium.

                                      II-21

      Notes:

      (1)  With respect to Mortgage Loan No. 32, Pomeroy IT Solutions, insert:
           "plus twenty-five (25) basis points"

      (2)  With respect to Mortgage Loan No. 32, Pomeroy IT Solutions delete:
           "one (1) month" and insert "two (2) months"

      (3)  With respect to Mortgage Loan No. 32, Pomeroy IT Solutions and
           Mortgage Loan No. 40, Pasa Fino Apartments delete "after the
           Lockout Date"

                                      II-22

N     "Yield Maintenance Premium" which shall be equal to the greater of (i) one percent (1.0%) of the outstanding principal balance of the Note or (ii) an amount equal to (X) the present value as of the Prepayment Date of the
      Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate, over (Y) the outstanding principal balance of the Note. As used herein, the defined terms used herein shall have the following meanings: (a) "Prepayment Date"
      shall mean the date on which prepayment is made, or with respect to subsection (c) below, the date on which a Default Prepayment is due; (b)
      "Calculated Payments" shall mean the monthly payments of interest-only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the
      Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate; (c)
      "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually; (d) "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest
      Rates under the heading U.S. Government Securities/Treasury Constant
      Maturities for the week ending prior to the Prepayment Date, of U.S.
      Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the term of the Loan. In the event
      Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate, In no event, however, shall Lender be required to reinvest any prepayment proceeds in
      U.S. Treasury obligations or otherwise; and (e) "Lockout Period Expiration
      Date" shall mean the date which is the earlier of (A) the second anniversary of the date that is the "startup day," within the meaning of
      Section 860G(a)(9) of the IRS Code, of a REMIC that holds this Note or (B)
      the fifth anniversary of the first day of the first fill calendar month following the date of this Note.

                                      II-23

O     Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until after the second anniversary of the Month-End Date.

      After the second anniversary of the Month-End Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of the Note, prepay the unpaid principal balance of the Note, by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the portion of the principal balance of the Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under the Note, the Security Instrument and the Other
      Security Documents, and (d) if the prepayment occurs prior to the Optional
      Prepayment Date, a prepayment consideration (the "Prepayment
      Consideration") equal to the greater of (i) one percent (1%) of the principal balance of the Note being prepaid and (ii) the excess, if any, of (A) the sum of the present values of (1) all then-scheduled Monthly
      Payments and (2) the amount of interest and principal scheduled to be outstanding on the Optional Prepayment Date (without giving effect to any payment required to be made on such date, and with each such payment or amount discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate
      (defined in the Note)) over (B) the principal amount of the Note being prepaid. Notwithstanding anything to the contrary in the Note, upon not less than thirty (30) and not more than sixty (60) days' prior written notice, Borrower shall have the right to prepay, during the one (1) month preceding the Optional Prepayment Date, the principal balance of the Note, in whole but not in part, together with (i) any accrued interest or other sums due under the Note or under the Security Instrument or Other Security
      Documents, and (ii) unless prepayment is tendered on the first (1st) day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of such prepayment through and including the last day of the calendar month in which such prepayment occurs had such prepayment not been made (which amount shall constitute additional consideration for such prepayment), but without prepayment penalty or other consideration.

      Except for prepayments made by application of Excess Cash Flow in accordance with the terms of the Note, prepayments of the principal amount of the Note may be made in whole only, and not in part.

      Following an Event of Default and acceleration of the Note, if Borrower or anyone on Borrower's behalf makes a tender of payment of the amount necessary to satisfy the indebtedness evidenced by the Note and secured by the Security Instrument at any time prior to foreclosure sale (including, but not limited to, sale under power of sale under the Security
      Instrument), or during any redemption period after foreclosure, (i) the tender of payment shall constitute an evasion of Borrower's obligation to pay any Prepayment Consideration due under the Note and such payment shall, therefore, to the maximum extent permitted by law, include a premium equal to the Prepayment Consideration that would have been payable on the date of such tender had the Note not been so accelerated, or (ii)
      if at the time of such tender a prepayment of the principal amount of the
      Note would have been prohibited under the Note had the principal amount of the Note not been so accelerated, the tender of payment shall constitute an evasion of such prepayment prohibition and shall, therefore, to the maximum extent permitted by law, include an amount equal to the greater of
      (i) three percent (3%) of the then principal amount of the Note and (ii)
      an amount equal to the excess of (A) the sum of the present values of a series of payments payable at the times and in the amounts equal to the payments of principal and interest (including, but not limited to the principal and interest payable on the Maturity Date) which would have been scheduled to be payable after the date of such tender under the Note had the Note not been accelerated, with each such payment discounted to its present value at the date of such tender at the rate which when compounded monthly is equivalent to the Prepayment Rate, over (B) the then principal amount of the Note.

                                      II-24

P     After the second (2nd) anniversary of the Month-End Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of the Note, prepay the unpaid principal balance of the Note in whole, but not in part, by paying, together with the amount to be prepaid,
      (a) interest accrued and unpaid on the portion of the principal balance of the Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under the Note, the Security
      Instrument and the Other Security Documents, and (d) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (i)
      one percent (1%) of the principal balance of the Note being prepaid and
      (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under the Note including, but not limited to, principal and interest on the commencement of the Window Period (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate (defined in the Loan
      Agreement)), over (B) the principal amount of the Note being prepaid.

      The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the
      Prepayment Rate Determination Date (defined in the Loan Agreement) has a remaining term to maturity closest to, but not exceeding, the remaining term to the Window Period, as most recently published in the "Treasury
      Bonds, Notes and Bills" section in The Wall Street Journal as of such
      Prepayment Rate Determination Date. If more than one issue of United
      States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United
      States Treasury Security most recently issued as of the Prepayment Rate
      Determination Date. The rate so published shall control absent manifest error. The term "Prepayment Rate Determination Date" shall mean the date which is five (5) Business Days prior to the scheduled prepayment date. As used herein, "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New
      York, New York.

      Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If the publication of the
      Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15
      (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

                                      II-25

Q     (i)   Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of this Note until the Open
            Period. From and after such date, provided there is no Event of
            Default, the principal balance of this Note may be prepaid, at par, in whole but not in part, upon: (a) not less than 30 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which this Note is prepaid absent such prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of this Note to and including the date on which prepayment is to be made; and (c)
            payment of all other Indebtedness then due under the Loan Documents.
            Lender shall not be obligated to accept any prepayment of the principal balance of this Note unless it is accompanied by all sums due in connection therewith.

      (ii)  "Securitization Transaction" shall mean: the sale, transfer or assignment of this Note, the other Loan Documents and the
            Environmental Indemnity, or the granting of participations or issuance of mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, each, as designated by Lender, a
            Securitization Transaction. (1)

      (iii) In addition to the Loan Prepayment rights set forth hereinabove, after the Lockout Date (which is the earlier of the date which is two (2) years after the date of the Securitization Transaction (as hereinafter defined) or the date which is four (4) years after the date of the first full debt service payment hereunder) but prior to the Open Period, Borrower may prepay the principal balance of this
            Note, as set forth in the immediately preceding paragraph, provided however, that such prepayment will require the payment of the Make
            Whole Premium.

      3.    Borrower agrees that to the extent of any prepayment permitted herein, or if Lender accelerates the whole or any part of the principal sum evidenced hereby after the occurrence of an Event of
            Default, Borrower waives any right to prepay said principal sum in whole or in part without premium and agrees to pay, as yield maintenance protection and not as a penalty, (2) the "Make Whole
            Premium".

            The Make Whole Premium shall be the (2) greater of one percent (1%)
            of the outstanding principal amount of the Loan or a premium calculated as provided in subparagraphs (1)-(3) below:

                  (1)   Determine the "Reinvestment Yield." The Reinvestment
            Yield will be equal to the yield on a U.S. Treasury Issue with similar remaining time to the Maturity Date as reasonably selected by Lender within one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield, or in the event there is no market activity involving the U.S. Treasury
            Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill which the Lender reasonably deems to be similar to the U.S. Treasury Issue's characteristics
            (i.e., rate, remaining time to maturity, yield).

                  (2)   Calculate the "Present Value of the Loan." The Present
            Value of the Loan is the present value of the payments to be made hereunder (all installment payments and any remaining payment due on the (3) Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the (3)
            Maturity Date.

                  (3)   Subtract the outstanding principal amount of the Note
            from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

            Notwithstanding anything in this section to the contrary, during the
            "Open Period" which is the period beginning on the payment date in the month which is (4)(5) one month prior to the(3) Maturity Date, no Make Whole Premium shall be payable.

                                      II-26

      Notes:

      (1)   With respect to Mortgage Loan No. 117, 2601 Airport Freeway,
            Mortgage Loan No. 122, 1705 Old Fort Parkway, and Mortgage Loan No.
            156, 10936 State Road 54, insert the following:

              "Following the Anticipated Repayment Date, Borrower shall have the right to prepay the principal balance of the Note, at par, in whole but not in part, upon (a) not less than 30 days prior written notice to the Lender specifying the date on which
              prepayment is to be made. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is to be made, (c)
              payment of all other Indebtedness then due under the Loan
              Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith. Notwithstanding anything hereinabove in this paragraph (iii) to the contrary, following the
              Anticipated Repayment Date, payments, and prepayments, if any, derived solely from Rents, and from no other funds, shall be made and applied in accordance with paragraph 11 of the Note."

      (2)   With respect to Mortgage Loan No. 117, 2601 Airport Freeway,
            Mortgage Loan No. 168, Lakeside Shopping Center, and Mortgage Loan
            No. 179, 9150 South Dairy Ashford, insert the following:

              "lesser of: (a) the maximum amount which is allowed under Texas law limiting the amount of the interest which may be contracted for, charged or received after considering all other amounts constituting or deemed to constitute interest and (b)"

      (3)   With respect to Mortgage Loan No. 117, 2601 Airport Freeway,
            Mortgage Loan No. 122, 1705 Old Fort Parkway, and Mortgage Loan No.
            156, 10936 State Road 54, delete "Maturity Date and insert
            "Anticipated Repayment Date"

      (4)   With respect to Mortgage Loan No. 122, 1705 Old Fort Parkway,
            Mortgage Loan No. 140, Lincoln Square delete "one month" and insert
            "two months"

      (5)   With respect to Mortgage Loan No. 127, Slate Hill Apartments delete
            "one month" and insert "three months"

                                      II-27

R     (iii) the greater of (a) 1% of the principal balance of this Note, or (b)
      the Yield Maintenance Premium (hereinafter defined). "Yield Maintenance
      Premium" shall mean an amount equal to the present value as of the
      Prepayment Date (hereinafter defined) of the Calculated Payments
      (hereinafter defined) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate (hereinafter defined). As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between
      (y) the Applicable Interest Rate and (z) the Yield Maintenance Treasury
      Rate. As used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield
      Maintenance Treasury Rate (hereinafter defined), when compounded semi-annually. As used in this definition, the term "Yield Maintenance
      Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve
      Statistical Release H.15-Selected Interest Rates under the heading U.S.
      Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the
      Maturity Date. In the event Release H. 15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance
      Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-28

S     After the Defeasance Lockout Date (as defined in the Loan Agreement),
      Borrower may, provided it has given Lender prior written notice in accordance with the terms of the Note, prepay the unpaid principal balance of the Note in whole, but not in part, by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the portion of the principal balance of the Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under the Note, the Security Instrument and the Other Security Documents,
      and (d) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (i) one percent (1%) of the principal balance of the
      Note being prepaid and (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under the Note through and including the Open Prepayment Date (defined in the Loan Agreement) (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate (defined in the Loan
      Agreement)), over (B) the principal amount of the Note being prepaid.

      The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the
      Prepayment Rate Determination Date (defined in the Loan Agreement) has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury
      Bonds, Notes and Bills" section in The Wall Street Journal as of such
      Prepayment Rate Determination Date. If more than one issue of United
      States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United
      States Treasury Security most recently issued as of the Prepayment Rate
      Determination Date. The rate so published shall control absent manifest error. The term "Prepayment Rate Determination Date" shall mean the date which is five (5) Business Days prior to the scheduled prepayment date. As used herein, "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New
      York, New York.

      If the publication of the Prepayment Rate in The Wall Street Journal is
      discontinued, Lender shall determine the Prepayment Rate on the basis of
      "Statistical Release H.15 (519), Selected Interest Rates," or any
      successor publication, published by the Board of Governors of the Federal
      Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

                                      II-29

T     Borrower shall pay to Lender the entire Debt plus a prepayment premium
      (the "Yield Maintenance Premium") which shall be equal to the greater of
      (i) one percent (1.0%) of the outstanding principal balance of the Note or
      (ii) an amount equal to (X) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate, over (Y) the outstanding principal balance of the Note. As used herein, the defined terms used herein shall have the following meanings: (a) "Prepayment Date"
      shall mean the date on which prepayment is made or with respect to subsection (h) below, the date on which a Default Prepayment is due; (b)
      "Calculated Payments" shall mean the monthly payments of interest-only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the
      Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate; (c)
      "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semiannually; (d) "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H. 15-Selected
      Interest Rates under the heading U.S. Government Securities/Treasury
      Constant Maturities for the week ending prior to the Prepayment Date, of
      U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the term of the Loan. In the event
      Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate, In no event, however, shall Lender be required to reinvest any prepayment proceeds in
      U.S. Treasury obligations or otherwise.

                                      II-30

U     The Prepayment Consideration shall equal an amount equal to the greater of
      (A) one percent (1%) of the principal balance of this Note being prepaid or (B) the product of (1) the ratio of the amount of the principal balance of this Note being prepaid over the outstanding principal balance of this
      Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by (2) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the
      Discount Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date). The "Discount
      Rate" is the rate which, when compounded monthly, is equivalent to the
      Treasury Rate (as hereinafter defined), when compounded semi-annually. The
      "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected
      Interest Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of
      U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event
      Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

                                      II-31

APPENDIX IV
SIGNIFICANT LOAN SUMMARIES

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 1 - MOUNT PLEASANT TOWNE CENTRE
--------------------------------------------------------------------------------

            [PHOTOS OF MOUNT PLEASANT TOWNE CENTRE HAVE BEEN OMITTED]

                                      IV-1

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 1 - MOUNT PLEASANT TOWNE CENTRE
--------------------------------------------------------------------------------

              [MAP OF MOUNT PLEASANT TOWNE CENTRE HAS BEEN OMITTED]

                                      IV-2

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 1 - MOUNT PLEASANT TOWNE CENTRE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                         $95,200,000
CUT-OFF DATE BALANCE:                     $95,200,000
LOAN PURPOSE:                             Acquisition
SHADOW RATING (MOODY'S/FITCH/DBRS):       NAP
FIRST PAYMENT DATE:                       January 1, 2007
INTEREST RATE:                            5.650%
AMORTIZATION:                             Interest only
ARD:                                      NAP
HYPERAMORTIZATION:                        NAP
MATURITY DATE:                            December 1, 2016
EXPECTED MATURITY BALANCE:                $95,200,000
SPONSOR:                                  Institutional Mall Investors, LLC
INTEREST CALCULATION:                     Actual/360
CALL PROTECTION:                          Yield maintenance for the
                                          first 25 payments, with U.S.
                                          Treasury defeasance or the
                                          payment of yield maintenance
                                          of the principal balance
                                          thereafter.  Prepayable
                                          without penalty from and
                                          after June 1, 2016.

LOAN PER SF:                              $214.78

UP-FRONT RESERVES:                        Deferred
                                          Maintenance:   $105,450

ONGOING RESERVES:                         RE Tax:             Springing
                                          Insurance:          Springing

LOCKBOX:                                  Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Single Asset
PROPERTY TYPE:                            Retail
PROPERTY SUB-TYPE:                        Anchored
LOCATION:                                 Mount Pleasant, SC
YEAR BUILT/RENOVATED:                     1999 / NAP
PERCENT LEASED(1):                        96.1%
SQUARE FOOTAGE:                           443,251
THE COLLATERAL:                           Anchored retail center

OWNERSHIP INTEREST:                       Fee and Leasehold

PROPERTY MANAGEMENT:                      Madison Marquette Realty
                                          Services, L.P.

3RD MOST RECENT NOI (AS OF):              $5,888,713 (TTM 12/31/2004)
2ND MOST RECENT NOI (AS OF):              $5,938,087 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):                  $6,458,640 (Annualized 06/30/2006)
U/W NET OP. INCOME:                       $6,650,134
U/W NET CASH FLOW:                        $6,596,380
U/W OCCUPANCY:                            92.8%
APPRAISED VALUE:                          $137,000,000
CUT-OFF DATE LTV:                         69.5%
MATURITY DATE LTV:                        69.5%
DSCR:                                     1.21x
POST IO DSCR:                             NAP
--------------------------------------------------------------------------------

(1)   Percent leased is based on the rent roll dated November 15, 2006.

THE MOUNT PLEASANT TOWNE CENTRE

      THE LOAN. The largest loan (the "Mount Pleasant Towne Centre Loan") as evidenced by the Secured Promissory Note (the "Mount Pleasant Towne Centre
Note") is secured by a first priority fee and leasehold Mortgage and Security
Agreement, Assignment of Deed of Trust and Assignment of Leases and Rents (the
"Mount Pleasant Towne Centre Mortgage") encumbering the 443,251 square foot anchored retail center located in Mount Pleasant, South Carolina (the "Mount
Pleasant Towne Centre Property"). The subject and its neighborhood are located approximately three miles east/northeast of the Charleston Central Business
District. The Mount Pleasant Town Centre Loan was originated on November 17,
2006 by or on behalf of Principal Commercial Funding II, LLC.

      THE BORROWER. The borrower is IMI Mount Pleasant LLC, a Delaware limited liability company (the "Mount Pleasant Towne Centre Borrower"). The borrower consists of Institutional Mall Investors, LLC ("IMI"), a joint venture between
California Public Employees' Retirement System ("CalPERS"), with 99% ownership, and MCA Mall Investors LLC (an affiliate of Miller Capital Advisory, Inc.), with
1% ownership. IMI was formed in 2003 for the purpose of acquiring, owning, developing, and managing dominant malls and lifestyle centers as part of
CalPERS' core real estate program. The advisor to IMI, Miller Capital Advisory,
Inc. was founded in 1996. Andrew Miller and Michael Goldberg, two senior executives of Miller Capital Advisory, Inc. have been involved in the acquisition, disposition, development, management and financing of various types of commercial real estate assets in excess of 30 years.

                                      IV-3

      THE PROPERTY. The Mount Pleasant Towne Centre Property consists of a
443,251 square foot open-air, regional lifestyle center that was built in 1999.
The total square footage includes two additional pads that are currently being developed which total approximately 14,000 square feet. In addition, the property includes a 1.4 acre parcel owned by a third party and leased by the
Mount Pleasant Towne Center Borrower. The Mount Pleasant Town Centre Borrower
leases the building on the parcel to Chili's. The property consists of 20 buildings connected by a series of pedestrian pathways. The property is served by surface parking lots that contain approximately 1,795 spaces (4.06/1,000 square feet). The property is located along U.S. Highway 17, between the intersections with Interstate 526 and the Isle of Palms Connector, also known as
Highway 517. Mount Pleasant Towne Centre Property has 1.4 acre parcel owned by a third party and leased by the Mount Pleasant Towne Centre Borrower (the borrower owns the building on the property). This ground lease expires on June 9, 2015 and has four (4) five (5) year renewal option.

      The following table presents certain information relating to the lease rollover at Mount Pleasant Towne Centre Property:

-----------------------------------------------------------------------------------------------------------------
                                             LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------------
                             AVERAGE                                      % OF TOTAL
                 # OF     UNDERWRITTEN                    CUMULATIVE     UNDERWRITTEN      CUMULATIVE % OF TOTAL
                LEASES    BASE RENT PER   % OF TOTAL SF    % OF SF       BASE RENTAL         UNDERWRITTEN BASE
    YEAR        ROLLING    SF ROLLING        ROLLING       ROLLING     REVENUES ROLLING   RENTAL REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------------

   Vacant          3         $ 0.00             4%             4%             0%                     0%
-----------------------------------------------------------------------------------------------------------------
    2007           2         $21.29             1%             5%             1%                     1%
-----------------------------------------------------------------------------------------------------------------
    2008           5         $20.98             2%             6%             2%                     3%
-----------------------------------------------------------------------------------------------------------------
    2009          18         $22.63             9%            16%            14%                    17%
-----------------------------------------------------------------------------------------------------------------
    2010          12         $14.73            15%            31%            15%                    33%
-----------------------------------------------------------------------------------------------------------------
    2011          12         $19.14            17%            48%            22%                    54%
-----------------------------------------------------------------------------------------------------------------
    2012           1         $28.00             1%            49%             3%                    57%
-----------------------------------------------------------------------------------------------------------------
    2013           2         $25.73             2%            52%             4%                    61%
-----------------------------------------------------------------------------------------------------------------
    2014           1         $15.00             5%            56%             5%                    66%
-----------------------------------------------------------------------------------------------------------------
    2015           1         $23.50             3%            59%             4%                    70%
-----------------------------------------------------------------------------------------------------------------
    2016           0         $ 0.00             0%            59%             0%                    70%
-----------------------------------------------------------------------------------------------------------------
2017 & Beyond      8         $10.94            41%           100%            30%                   100%
-----------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the Mount Pleasant Towne Centre Property:

---------------------------------------------------------------------------------------------------------------------------
                                                                                    % OF TOTAL     ANNUALIZED
                            CREDIT RATING                            ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                               (FITCH/        TENANT                UNDERWRITTEN   UNDERWRITTEN    BASE RENT       LEASE
      TENANT NAME          MOODY'S/S&P)(1)     NRSF     % OF NRSF     RENT ($)      BASE RENT     ($ PER NRSF)   EXPIRATION
---------------------------------------------------------------------------------------------------------------------------

Consolidated Theaters         --/--/--        61,396       14%       $1,206,432         18%          $19.65      08/31/2019
---------------------------------------------------------------------------------------------------------------------------
Bed Bath & Beyond             --/--/BBB       34,560        8%       $  406,080          6%          $11.75      01/31/2010
---------------------------------------------------------------------------------------------------------------------------
Barnes & Noble                --/--/--        21,000        5%       $  315,000          5%          $15.00      08/31/2014
---------------------------------------------------------------------------------------------------------------------------
Old Navy                    BBB-/Baa3/BB+     21,450        5%       $  310,308          5%          $14.47      06/30/2011
---------------------------------------------------------------------------------------------------------------------------
Ulta Salon                    --/--/--        12,304        3%       $  289,144          4%          $23.50      11/30/2015
---------------------------------------------------------------------------------------------------------------------------
Earth Fare                    --/--/--        15,600        4%       $  224,952          3%          $14.42      07/31/2018
---------------------------------------------------------------------------------------------------------------------------
Tweeter                       --/--/--        12,979        3%       $  200,000          3%          $15.41      01/31/2018
---------------------------------------------------------------------------------------------------------------------------
Rack Room Shoes               --/--/--         9,108        2%       $  182,160          3%          $20.00      01/31/2011
---------------------------------------------------------------------------------------------------------------------------
Gap & Gap Kids              BBB-/Baa3/BB+      9,977        2%       $  170,607          3%          $17.10      06/30/2011
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       198,374       45%       $3,304,683         50%          $16.66
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Other Tenants                    NAP         227,373       51%       $3,312,269         50%          $14.57       Various
---------------------------------------------------------------------------------------------------------------------------
Vacant Space                     NAP          17,504        4%       $        0          0%          $ 0.00         NAP
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       443,251      100%       $6,616,952        100%          $15.54
---------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease

      ESCROWS AND RESERVES. Upon the occurrence of an event of default, the
Mount Pleasant Towne Centre Borrower is required to deposit monthly 1/12 of the estimated annual taxes and insurance premium costs.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to
Mount Pleasant Towne Centre.

      PROPERTY MANAGEMENT. The Mount Pleasant Towne Centre Property is managed by Madison Marquette Realty Services, L.P. Madison Marquette Realty Services,
L.P. provides specialized property management services for more than 25 institutional clients. Madison Marquette Realty Services, L.P. manages community shopping centers, lifestyle villages, mixed-use developments, neighborhood centers, regional shopping centers and urban street retail.

                                      IV-4

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Future mezzanine financing is permitted subject to various conditions including: (i) the amount will not result in an aggregate LTV greater than 80% and DSCR less than 1.10x; (ii)
lender must approve the mezzanine lender and financing documents and lender shall enter into an intercreditor agreement with mezzanine lender; and (iii) the ability to obtain mezzanine debt is personal to the current Mount Pleasant Town
Centre Borrower and any successor or assignee of the Mount Pleasant Town Centre
Borrower under the Loan.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. The Mount Pleasant Towne Centre Borrower may request release of a non-income producing parcels of land provided several conditions are met in accordance with the loan documents.

      Certain additional information regarding the Mount Pleasant Towne Centre
Loan and the Mount Pleasant Towne Centre Property is set forth on Appendix II hereto.

                                      IV-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      IV-6

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 2 - FOUR SEASONS HOTEL
--------------------------------------------------------------------------------

                [PHOTOS OF FOUR SEASONS HOTEL HAVE BEEN OMITTED]

                                      IV-7

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 2 - FOUR SEASONS HOTEL
--------------------------------------------------------------------------------

                  [MAP OF FOUR SEASONS HOTEL HAS BEEN OMITTED]

                                      IV-8

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 2 - FOUR SEASONS HOTEL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                         $72,000,000
CUT-OFF DATE BALANCE:                     $72,000,000
LOAN PURPOSE:                             Refinance
SHADOW RATING (MOODY'S/FITCH/DBRS):       NAP
FIRST PAYMENT DATE:                       January 1, 2007
INTEREST RATE:                            5.325%
AMORTIZATION:                             Interest Only
ARD:                                      NAP
HYPERAMORTIZATION:                        NAP
MATURITY DATE:                            December 1, 2016
EXPECTED MATURITY BALANCE:                $72,000,000
SPONSORS:                                 Joseph Cohen and Robert Cohen
INTEREST CALCULATION:                     Actual/360
CALL PROTECTION:                          Locked out until December 1,
                                          2008, with the payment of
                                          the greater of a yield
                                          maintenance premium and 1%
                                          of the principal balance
                                          until June 1, 2016.
                                          Thereafter, the borrower
                                          must pay a premium equal to
                                          a yield maintenance premium
                                          through October 31, 2016.
                                          Prepayable without penalty
                                          from and after November 1,
                                          2016.

LOAN PER ROOM:                            $252,632

UP-FRONT RESERVES:                        None

ONGOING RESERVES:                         RE Tax:             Springing
                                          Insurance:          Springing
                                          FF&E:               Springing
                                          Ground Rent:        Springing

LOCKBOX:                                  Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Single Asset
PROPERTY TYPE:                            Hospitality
PROPERTY SUB-TYPE:                        Full Service
LOCATION:                                 Los Angeles, CA
YEAR BUILT/RENOVATED:                     1987 / 1998, 2000-2006
OCCUPANCY(1):                             78.5%
ROOMS:                                    285
THE COLLATERAL:                           285-room, full service hotel

OWNERSHIP INTEREST:                       Leasehold

PROPERTY MANAGEMENT:                      Four Seasons Hotels Limited

3RD MOST RECENT NOI (AS OF):              $7,666,500 (TTM 12/31/2004)
2ND MOST RECENT NOI (AS OF):              $10,324,500 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):                  $11,565,100 (TTM 10/31/2006)
U/W NET OP. INCOME:                       $12,446,296
U/W NET CASH FLOW:                        $10,272,926
U/W OCCUPANCY:                            78.5%
APPRAISED VALUE:                          $136,800,000
CUT-OFF DATE LTV:                         52.6%
MATURITY DATE LTV:                        52.6%
DSCR:                                     2.64x
POST IO DSCR:                             NAP
--------------------------------------------------------------------------------

(1)   Occupancy is based on the trailing twelve months financials dated October
      31, 2006.

THE FOUR SEASONS HOTEL LOAN

      THE LOAN. The second largest loan (the "Four Seasons Hotel Loan") is evidenced by a promissory note and is secured by a first priority leasehold deed of trust on the Four Seasons Hotel located in Los Angeles, California (the "Four
Seasons Hotel Property"). The Four Seasons Hotel Loan was originated on December
1, 2006 by Bear Stearns Commercial Mortgage, Inc.

      THE BORROWER. The borrower is Burton Way Hotels, LLC, a Delaware limited liability company (the "Four Seasons Hotel Borrower") that owns no material assets other than the Four Seasons Hotel Property. The sponsors, Joseph Cohen and Robert Cohen, are the original developers of the Four Seasons Hotel, which opened for business in 1987. The Cohens are experienced in the California real estate industry. Robert Cohen founded American Realcorp in 1963, originally a developer of apartment complexes in the Los Angeles area during the 1960s. In the 1970's and continuing in the 1980's, the company embarked on larger developments, expanding its portfolio to include high-rise condominium projects, office parks and multi-use complexes, as well as developments outside the Los
Angeles area and California. Today, the company has developed in excess of 10 million square feet of commercial real estate.

      THE PROPERTY. The Four Seasons Hotel Property is a 285-room full service luxury hotel located in Los Angeles, California. The property is located in the
West Los Angeles submarket of Los Angeles, situated at the intersection of
Burton Way and South Doheny Drive. The Four Seasons Hotel Property features approximately 12,800 square feet of meeting space in ten meeting rooms and one ballroom, two restaurants and a lounge. Each floor of the hotel offers views of
Beverly Hills, Bel Air, the San Gabriel Mountains, the Pacific Ocean and

                                      IV-9

downtown Los Angeles. The property also features a swimming pool and whirlpool, a full service spa with eight treatment rooms, a fitness facility, 24-hour business services, and a 520-space underground parking garage. Room amenities typically include a king-size bed, cable TV, a CD/DVD player, a writing desk, internet access, a bathroom with marble countertops, and a balcony. The Four
Seasons Hotel Property has been the recipient of the AAA Five Diamond Award for six consecutive years. The Four Seasons Hotel Property was originally constructed in 1987, and has been continuously renovated since 1998 at a total cost of approximately $21.7 million ($76,140/key) including guestroom refurbishments, installation of high-speed internet-access lines, construction of the spa, bathroom upgrades and elevator modernization. The sponsors have additional planned renovations to the Four Seasons Hotel Property over the next three years, which include upgrades to guestroom and common areas totaling approximately $22.4 million ($78,600/key). The Four Seasons Hotel Borrower owns a leasehold interest in the Four Seasons Hotel Property pursuant to a ground lease. The ground lease expires on March 31, 2074 with a current annual rent of
$3,701,663.

-----------------------------------------------------------------------------------------------------------
                           SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR
-----------------------------------------------------------------------------------------------------------
                    COMPETITIVE SET (1)             FOUR SEASONS HOTEL (2)           PENETRATION FACTOR

    YEAR       OCCUPANCY     ADR      REVPAR    OCCUPANCY      ADR     REVPAR    OCCUPANCY    ADR    REVPAR
-----------------------------------------------------------------------------------------------------------

    2004         70.0%     $368.63   $258.13      73.6%      $364.87   $268.65    105.1%     99.0%   104.1%
-----------------------------------------------------------------------------------------------------------
    2005         75.4%     $407.12   $307.15      78.2%      $390.60   $305.45    103.7%     95.9%    99.4%
-----------------------------------------------------------------------------------------------------------
T-12 10/2006     75.1%     $456.07   $342.51      78.5%      $429.23   $336.81    104.5%     94.1%    98.3%
-----------------------------------------------------------------------------------------------------------

(1)   Data provided by Smith Travel Research based on the competitive set provided in the appraisal.

(2)   Based on operating statements provided by the Four Seasons Hotel Borrower.

      PROPERTY MANAGEMENT. The Four Seasons Hotel Property is managed by Four
Seasons Hotels Limited ("Four Seasons"). Four Seasons (NYSE: FS) manages luxury hotels and resorts with properties located in various cities and resort destinations in 31 countries in North America, the Caribbean, Europe, Asia,
Australia, the Middle East, and South America. As of December 31, 2005, the
company had a portfolio of 70 luxury hotel and resort properties, primarily under the brand name `Four Seasons', containing approximately 17,300 guest rooms. Four Seasons, Four Seasons Hotel Borrower and lender are parties to (i) a tri-party agreement (the "Tri-Party Agreement") that provides, among other things, the Four Seasons will operate a cash management system and maintain reserves at the Four Seasons Hotel Property, and (ii) an assignment of management agreement, security agreement and subordination, nondisturbance and recognition agreement, which provides, among other things, in the event of a foreclosure by lender, Four Seasons and lender will each recognize each other as manager and owner, respectively, under the management agreement.

      ESCROWS AND RESERVES. Tax, insurance, FF&E, and ground rent reserves spring in the event that the property manager is not collecting sufficient reserves in an account subject to the conditions of the Tri-Party Agreement between the lender, property manager and the Four Seasons Hotel Borrower.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Four Seasons Hotel Loan. Four Seasons operates the cash management system in connection with its management of the Four Seasons Hotel Property.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The direct or indirect owners of the Four Seasons Hotel Borrower are permitted to obtain mezzanine financing, subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including but not limited to: (i) the aggregate LTV may not exceed 60%; (ii) the DSCR on the aggregate debt must be equal to or greater than 1.65x; (iii) the future mezzanine debt will be subject to a subordination and standstill agreement; and (iv) the Four Seasons Hotel Borrower must deliver rating agency confirmation of no downgrade of the ratings on the series
2007-TOP25 certificates.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not Allowed.

      RELEASE OF PARCELS.  Not allowed.

      Certain additional information regarding the Four Seasons Hotel Loan and the Four Seasons Hotel Property is set forth on Appendix II hereto.

                                      IV-10

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 3 - SHOPPES AT PARK PLACE
--------------------------------------------------------------------------------

               [PHOTOS OF SHOPPES AT PARK PLACE HAVE BEEN OMITTED]

                                      IV-11

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 3 - SHOPPES AT PARK PLACE
--------------------------------------------------------------------------------

                 [MAP OF SHOPPES AT PARK PLACE HAS BEEN OMITTED]

                                      IV-12

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 3 - SHOPPES AT PARK PLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                         $71,000,000
CUT-OFF DATE BALANCE:                     $71,000,000
LOAN PURPOSE:                             Refinance
SHADOW RATING (MOODY'S/FITCH/DBRS):       NAP
FIRST PAYMENT DATE:                       February 3, 2007
INTEREST RATE:                            5.883%
AMORTIZATION:                             Interest Only
ARD:                                      NAP
HYPERAMORTIZATION:                        NAP
MATURITY DATE:                            January 3, 2017
EXPECTED MATURITY BALANCE:                $71,000,000
SPONSOR:                                  Robert Schmidt, Jr.
INTEREST CALCULATION:                     Actual/360
CALL PROTECTION:                          Locked out until the earlier of
                                          December 20, 2010 or 2 years after the
                                          REMIC "start-up" day, with U.S.
                                          Treasury defeasance thereafter.
                                          Prepayable without penalty from and
                                          after December 3, 2016.

LOAN PER SF:                              $218.28

UP-FRONT RESERVES:                        Other:              $4,146,232

ONGOING RESERVES:                         RE Tax:             Springing
                                          Insurance:          Springing
                                          TI/LC:              Springing

LOCKBOX:                                  Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Single Asset
PROPERTY TYPE:                            Retail
PROPERTY SUB-TYPE:                        Anchored
LOCATION:                                 Pinellas Park, FL
YEAR BUILT/RENOVATED:                     2006 / NAP
PERCENT LEASED(1):                        93.5%
SQUARE FOOTAGE:                           325,270
THE COLLATERAL:                           Anchored retail center

OWNERSHIP INTEREST:                       Fee
PROPERTY MANAGEMENT:                      Boulder Venture South

3RD MOST RECENT NOI (AS OF):              NAP
2ND MOST RECENT NOI (AS OF):              NAP
MOST RECENT NOI (AS OF):                  NAP
U/W NET OP. INCOME:                       $5,463,921
U/W NET CASH FLOW:                        $5,350,000
U/W OCCUPANCY:                            96.0%
APPRAISED VALUE:                          $90,040,000
CUT-OFF DATE LTV:                         78.9%
MATURITY DATE LTV:                        78.9%
DSCR:                                     1.26x
POST IO DSCR:                             NAP
--------------------------------------------------------------------------------

(1)   Percent leased is based on the rent roll dated December 20, 2006.

THE SHOPPES AT PARK PLACE LOAN

      THE LOAN. The third largest loan (the "Shoppes at Park Place Loan") as evidenced by the Secured Promissory Note (the "Shoppes at Park Place Note") is
secured by a first priority fee Mortgage and Security Agreement, Assignment of
Deed of Trust and Assignment of Leases and Rents (the "Shoppes at Park Place
Mortgage") encumbering the 325,270 square foot anchored retail center, known as
Shoppes at Park Place, located in Pinellas Park, Florida (the "Shoppes at Park
Place Property"). The Shoppes at Park Place Loan was originated on December 20,
2006 by or on behalf of Principal Commercial Funding II, LLC.

      THE BORROWER. The Shoppes at Park Place Borrower is KB Parkside, LLC, a
Florida limited liability company (the "Shoppes at Park Place Borrower"). The borrowing entity is comprised of Robert Schmidt (managing member and 50% owner in Shoppes at Park Place Borrower) and Kelly Schmidt (50% owner in Shoppes at
Park Place Borrower). Mr. Schmidt will guaranty the liability carveouts. Mr.
Schmidt has 43 years of real estate experience.

      THE PROPERTY. The Shoppes at Park Place Property consists of a 325,270 square foot power center along with seven pad sites. The center is anchored by
American Signature Furniture, Office Depot, Michael's Crafts, and Marshall's. In
addition, the center is shadow anchored by a Super Target and a Home Depot, which are not collateral for the Shoppes at Park Place Loan. The center was constructed in 2006. The improvements are located on a 43.20 acre site and parking is provided for approximately 2,391 vehicles (7.35/1,000 square feet).
The center is located at the intersection of US Hwy 19 and Park Boulevard.

                                      IV-13

      The following table presents certain information relating to the lease rollover at the Shoppes at Park Place Property:

-----------------------------------------------------------------------------------------------------------------
                                             LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------------
                             AVERAGE                                      % OF TOTAL
                 # OF     UNDERWRITTEN                    CUMULATIVE     UNDERWRITTEN      CUMULATIVE % OF TOTAL
                LEASES    BASE RENT PER   % OF TOTAL SF    % OF SF       BASE RENTAL         UNDERWRITTEN BASE
    YEAR        ROLLING    SF ROLLING        ROLLING       ROLLING     REVENUES ROLLING   RENTAL REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------------

   Vacant         11         $ 0.00             6%             6%             0%                     0%
-----------------------------------------------------------------------------------------------------------------
    2007           0         $ 0.00             0%             6%             0%                     0%
-----------------------------------------------------------------------------------------------------------------
    2008           0         $ 0.00             0%             6%             0%                     0%
-----------------------------------------------------------------------------------------------------------------
    2009           0         $ 0.00             0%             6%             0%                     0%
-----------------------------------------------------------------------------------------------------------------
    2010           0         $ 0.00             0%             6%             0%                     0%
-----------------------------------------------------------------------------------------------------------------
    2011          15         $20.95            13%            19%            18%                    18%
-----------------------------------------------------------------------------------------------------------------
    2012           3         $25.88             3%            22%             5%                    23%
-----------------------------------------------------------------------------------------------------------------
    2013           1         $28.00             2%            24%             4%                    27%
-----------------------------------------------------------------------------------------------------------------
    2014           0         $ 0.00             0%            24%             0%                    27%
-----------------------------------------------------------------------------------------------------------------
    2015           5         $18.63            10%            34%            13%                    40%
-----------------------------------------------------------------------------------------------------------------
    2016           5         $12.17            27%            61%            23%                    63%
-----------------------------------------------------------------------------------------------------------------
2017 & Beyond      3         $13.99            39%           100%            37%                   100%
-----------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at Shoppes at Park Place Property:

---------------------------------------------------------------------------------------------------------------------------
                                                                     ANNUALIZED     % OF TOTAL     ANNUALIZED
                            CREDIT RATING                           UNDERWRITTEN    ANNUALIZED    UNDERWRITTEN
                               (FITCH/        TENANT                    BASE       UNDERWRITTEN       RENT         LEASE
        TENANT NAME        MOODY'S/S&P)(1)     NRSF     % OF NRSF     RENT ($)      BASE RENT     ($ PER NRSF)   EXPIRATION
---------------------------------------------------------------------------------------------------------------------------

Parkside 16                   --/B2/BB-       73,000       22%       $1,095,000         23%          $15.00      10/31/2021
---------------------------------------------------------------------------------------------------------------------------
American Signature            --/--/--        50,000       15%       $  587,500         12%          $11.75      01/31/2021
---------------------------------------------------------------------------------------------------------------------------
Off Broadway Shoes            --/--/--        20,125        6%       $  291,813          6%          $14.50      11/30/2016
---------------------------------------------------------------------------------------------------------------------------
Marshalls of MA                --/A3/A        30,000        9%       $  267,000          6%           $8.90      03/31/2016
---------------------------------------------------------------------------------------------------------------------------
Office Depot                --/Baa3/BBB-      20,000        6%       $  260,004          5%          $13.00      12/31/2015
---------------------------------------------------------------------------------------------------------------------------
Tile Outlets                  --/--/--        15,000        5%       $  228,756          5%          $15.25      08/31/2016
---------------------------------------------------------------------------------------------------------------------------
Michaels Stores               --/B2/B-        21,348        7%       $  213,480          5%          $10.00      03/31/2016
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       229,473       71%       $2,943,553         62%          $12.83
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Other Tenants                    NAP          74,816       23%       $1,792,937         38%          $23.96       Various
---------------------------------------------------------------------------------------------------------------------------
Vacant Space                     NAP          20,981        6%       $        0          0%          $ 0.00         NAP
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       325,270      100%       $4,736,489        100%          $15.57
---------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease

      ESCROWS AND RESERVES. Upon the occurrence of an event of default, the
Shoppes at Park Place Borrower is required to deposit monthly 1/12 of the estimated annual taxes and insurance premium costs. In the event the debt service coverage ratio falls below 1.10x based on a trailing 12 months on a quarterly basis, the Shoppes at Park Place Borrower shall deposit $15,000 monthly to be capped at $350,000. Also a $3,842,633 debt service coverage escrow is being held until the occurrence of a stabilized net cash flow that produces a debt service coverage ratio of 1.26x. In the event this stabilization of cash flow does occur within two years of origination, the lender has the right to apply the escrow to a principal reduction to achieve a debt service coverage ratio of not less than 1.26x. Finally a $303,599 tenant allowance escrow is being held until Optical Outlet, American Pie and BJ's Brewhouse take occupancy.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Shoppes at Park Place Loan.

      PROPERTY MANAGEMENT. The Shoppes at Park Place Property is managed by
Boulder Venture South which is an affiliate of the Shoppes at Park Place
Borrower. Boulder Venture South has developed over $700 million worth of real estate properties since 1992.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Future mezzanine financing is permitted subject to various conditions including: (i) the amount will not result in an aggregate LTV greater than 80% and DSCR less than 1.20x; (ii)
lender must approve the mezzanine lender and financing documents and lender shall enter into an intercreditor agreement with mezzanine lender; and (iii) the ability to obtain mezzanine debt is personal to the current Shoppes at Park
Place Borrower and any successor or assignee of the Shoppes at Plark Place
Borrower under the Shoppes at Park Place Loan.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

                                      IV-14

      RELEASE OF PARCELS. The Shoppes at Park Place Borrower may obtain a release of one or more parcels described in the loan documents subject to the
Shoppes at Park Place Loan being paid down by 110% of the value attributable to the released parcel(s) per the loan documents plus the payment of a make whole premium. The Shoppes at Park Place Borrower must also meet the specific other requirements in the loan documents including in part that the remaining parcels have an underwritten net cash flow of at least 1.26x.

      Certain additional information regarding the Shoppes at Park Place Loan and the Shoppes at Park Place Property is set forth on Appendix II hereto.

                                      IV-15

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      IV-16

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 4 - VILLAGE SQUARE
--------------------------------------------------------------------------------

                  [PHOTOS OF VILLAGE SQUARE HAVE BEEN OMITTED]

                                      IV-17

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 4 - VILLAGE SQUARE
--------------------------------------------------------------------------------

                    [MAP OF VILLAGE SQUARE HAS BEEN OMITTED]

                                      IV-18

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 4 - VILLAGE SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                         $59,680,000
CUT-OFF DATE BALANCE:                     $59,680,000
LOAN PURPOSE:                             Refinance
SHADOW RATING (MOODY'S/FITCH/DBRS):       NAP
FIRST PAYMENT DATE:                       February 1, 2007
INTEREST RATE:                            5.660%
AMORTIZATION:                             Interest Only through January 1, 2012.
                                          Principal and interest payments of
                                          $344,871.68 beginning February1, 2012
                                          through the maturity date.

ARD:                                      NAP
HYPERAMORTIZATION:                        NAP
MATURITY DATE:                            January 1, 2017
EXPECTED MATURITY BALANCE:                $55,650,728
SPONSOR:                                  Triple Five Nevada Development
                                          Corporation

INTEREST CALCULATION:                     Actual/360
CALL PROTECTION:                          Locked out until the earlier
                                          of December 15, 2010 or 2
                                          years after the REMIC
                                          "start-up" day, with U.S.
                                          Treasury defeasance
                                          thereafter.  Prepayable
                                          without penalty from and after
                                          October 1, 2016.

LOAN PER SF:                              $250.93

UP-FRONT RESERVES:                        RE Tax:             $68,238
                                          Insurance:          $16,926

ONGOING RESERVES:                         RE Tax:             $34,119 / month
                                          Insurance:          $2,821 / month
                                          TI/LC:              $21,838 / month
                                          Cap Ex:             $2,973 /  month

LOCKBOX:                                  Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Single Asset
PROPERTY TYPE:                            Retail
PROPERTY SUB-TYPE:                        Anchored
LOCATION:                                 Las Vegas, NV
YEAR BUILT/RENOVATED:                     1998 & 2005 / NAP
PERCENT LEASED(1):                        94.5%
SQUARE FOOTAGE:                           237,834
THE COLLATERAL:                           Anchored retail center

OWNERSHIP INTEREST:                       Fee

PROPERTY MANAGEMENT:                      Triple Five Nevada Development
                                          Corporation

3RD MOST RECENT NOI (AS OF):              NAP
2ND MOST RECENT NOI (AS OF):              NAP
MOST RECENT NOI (AS OF):                  NAP
U/W NET OP. INCOME:                       $5,087,640
U/W NET CASH FLOW:                        $4,789,905
U/W OCCUPANCY:                            92.3%
APPRAISED VALUE(2):                       $74,600,000
CUT-OFF DATE LTV:                         80.0%
MATURITY DATE LTV:                        74.6%
DSCR:                                     1.40x
POST IO DSCR:                             1.16x
--------------------------------------------------------------------------------

(1)   Percent leased is based on the underwritten rent roll as of October 24,
      2006.

(2)   The Appraised Value represents the "stabilized value", effective the earlier of June 18, 2007, or when occupancy is equal to or greater than
      92%.

THE VILLAGE SQUARE LOAN

      THE LOAN. The fourth largest loan (the "Village Square Loan") as evidenced by the Promissory Note (the "Village Square Note") is secured by a first priority fee Deed of Trust and Absolute Assignment of Rents and Leases and
Security Agreement (the "Village Square Mortgage") encumbering the 237,834 square foot anchored retail center known as Village Square, located in Las
Vegas, Nevada (the "Village Square Property"). The Village Square Loan was
originated on December 11, 2006 by or on behalf of Wells Fargo Bank, National
Association.

      THE BORROWER. The borrower is Village Square Shopping Center, LLC, a
Nevada limited liability company (the "Village Square Borrower") that owns no material asset other than the Village Square Property and related interests. The
Village Square Borrower is a single purpose, bankruptcy remote entity. The sponsor of the Village Square Loan is Triple Five Nevada Development
Corporation. Triple Five Nevada Development Corporation is a subsidiary of
Triple Five Development Group Central, which was founded by the Ghermezian family, which owns the world's first and second largest malls, the West Edmonton
Mall in Canada and Mall of America in Minnesota. Triple Five Development Group
develops, manages, owns and operates its world-wide enterprises through its staff of over 2,000 employees. Triple Five Nevada Development Corporation has reported total assets of $1.2 billion and a reported total net worth of $353 million.

                                      IV-19

      THE PROPERTY. The Village Square Property is located in Las Vegas, Nevada, approximately 12 miles northwest of the Las Vegas "Strip" and within Summerlin, an affluent suburb. The subject was originally constructed in 1998 and 2005 and consists of 237,834 square feet in 8 buildings. Four of the eight buildings are two stories, with office tenants on the second levels comprising 64,340 square feet. The in-line component is comprised of 103,494 square feet of ground level retail space plus a 70,000 SF Regal Cinema. It is situated on approximately 19.6 acres and includes a total of 1,252 parking spaces, including 51 handicapped spaces. The major tenant at the subject property is Regal Cinema, an 18-screen stadium style movie theater. Regal Cinema is owned by Regal Cinemas Corporation, which in turn is owned by Regal Entertainment Group, a public company that operates the largest theater circuit in the United States.

      The following table presents certain information relating to the lease rollover at the Village Square Property:

-----------------------------------------------------------------------------------------------------------------
                                             LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------------
                                                                                              CUMULATIVE % OF
                             AVERAGE                                      % OF TOTAL               TOTAL
                 # OF     UNDERWRITTEN                    CUMULATIVE     UNDERWRITTEN          UNDERWRITTEN
                LEASES    BASE RENT PER   % OF TOTAL SF    % OF SF       BASE RENTAL            BASE RENTAL
    YEAR        ROLLING    SF ROLLING        ROLLING       ROLLING     REVENUES ROLLING      REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------------

   Vacant          6         $ 0.00             5%             5%             0%                     0%
-----------------------------------------------------------------------------------------------------------------
     MTM           1         $12.09             1%             6%             1%                     1%
-----------------------------------------------------------------------------------------------------------------
    2007           3         $45.02             2%             8%             4%                     4%
-----------------------------------------------------------------------------------------------------------------
    2008           4         $30.40             5%            13%             6%                    11%
-----------------------------------------------------------------------------------------------------------------
    2009          10         $31.93            13%            26%            18%                    28%
-----------------------------------------------------------------------------------------------------------------
    2010          10         $29.62            10%            36%            13%                    41%
-----------------------------------------------------------------------------------------------------------------
    2011          23         $35.12            21%            57%            32%                    73%
-----------------------------------------------------------------------------------------------------------------
    2012           2         $29.86             2%            59%             3%                    76%
-----------------------------------------------------------------------------------------------------------------
    2013           2         $26.74             3%            62%             3%                    79%
-----------------------------------------------------------------------------------------------------------------
    2014           0         $ 0.00             0%            62%             0%                    79%
-----------------------------------------------------------------------------------------------------------------
    2015           4         $29.96             7%            70%            10%                    89%
-----------------------------------------------------------------------------------------------------------------
    2016           1         $30.00             1%            71%             1%                    90%
-----------------------------------------------------------------------------------------------------------------
2017 & Beyond      1         $ 7.86            29%           100%            10%                   100%
-----------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the Village Square Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                                         ANNUALIZED     % OF TOTAL     ANNUALIZED
                              CREDIT RATING                             UNDERWRITTEN    ANNUALIZED    UNDERWRITTEN
                                 (FITCH/          TENANT                    BASE       UNDERWRITTEN    BASE RENT          LEASE
       TENANT NAME           MOODY'S/ S&P) (1)     NRSF     % OF NRSF     RENT ($)      BASE RENT     ($ PER NRSF)     EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Triple Five (2)                 --/--/--          25,365       11%       $  760,950         14%          $30.00       02/01/2011
------------------------------------------------------------------------------------------------------------------------------------
Regal Cinema                   --/Ba2/BB-         70,000       29%       $  550,000         10%          $ 7.86       12/01/2022
------------------------------------------------------------------------------------------------------------------------------------
Euphoria Salon                  --/--/--          17,330        7%       $  521,310          9%          $30.08       09/01/2015 (3)
------------------------------------------------------------------------------------------------------------------------------------
Countrywide Home Loans           A/A3/A            7,064        3%       $  262,922          5%          $37.22       08/01/2009
------------------------------------------------------------------------------------------------------------------------------------
Round 1 Boxing                  --/--/--           6,382        3%       $  191,460          3%          $30.00       01/01/2010
------------------------------------------------------------------------------------------------------------------------------------
Haru Seafood                    --/--/--           5,479        2%       $  164,370          3%          $30.00       05/01/2015
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           131,620       55%       $2,451,012         45%          $18.62
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Other Tenants                      NAP            93,142       39%       $3,054,873         55%          $32.80          Various
------------------------------------------------------------------------------------------------------------------------------------
Vacant Space                       NAP            13,072        5%       $        0          0%          $ 0.00              NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE (4)                       237,834      100%       $5,505,885        100%          $24.50
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease

(2)   Triple Five will master lease 5.4% NRA (12,818 SF) with a lease commencing
      1/1/2007 and ending 12/31/2009. The master lease is for the lesser of 2 years or until the space is fully occupied and tenants are open for business and paying rent. This space accounts for approximately 7% of the total Annualized Underwritten Base Rent. Triple Five is currently leasing
      39% of the office space

(3)   5,115 SF of the Euphoria Salon space expires on May 1, 2008

(4)   Average Total Rent Per SF excludes vacant space

      ESCROWS AND RESERVES. The Village Square Borrower is required to escrow for real estate taxes and insurance premiums monthly. The Village Square
Borrower is also required to escrow $2,973 on a monthly basis for capital expenditures. The Village Square Borrower is also required to escrow $21,838 on a monthly basis for tenant improvements and leasing commissions. The TI/LC impound is capped at $786,168, and must be replenished to the capped amount if drawn upon.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is triggered upon (i) the occurrence of an unauthorized transfer as outlined in the Village Square
Shopping Center Note or (ii) if the DSCR falls below 1.05x (tested on a quarterly basis). Once triggered, a hard lockbox will remain in place until maturity.

      PROPERTY MANAGEMENT. The Village Square Property is managed by Triple Five
Nevada Development Corporation, the sponsor for the Village Square Shopping
Center Loan. The Triple Five Group is a multinational conglomerate and the portfolio of assets that the Triple

                                      IV-20

Five Group has developed, owns and manages includes ownership of the world's first and second largest malls, West Edmonton Mall and Mall of America. The management agreement is subordinate to the Village Square Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. The Village Square Borrower may obtain a release a designated outparcel without any required prepayment of the Village Square Loan, provided the Village Square Borrower satisfies certain legal conditions outlined in the mortgage loan documents. Wells Fargo Bank, National Association attributed no income to the designated outparcel and the appraisal attributed no value to it.

      Certain additional information regarding the Village Square Loan and the
Village Square Property is set forth in Appendix II hereto.

                                      IV-21

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      IV-22

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 5 - ONE THOMAS CIRCLE
--------------------------------------------------------------------------------

                 [PHOTOS OF ONE THOMAS CIRCLE HAVE BEEN OMITTED]

                                      IV-23

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 5 - ONE THOMAS CIRCLE
--------------------------------------------------------------------------------

                   [MAP OF ONE THOMAS CIRCLE HAS BEEN OMITTED]

                                      IV-24

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 5 - ONE THOMAS CIRCLE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                         $55,000,000
CUT-OFF DATE BALANCE:                     $55,000,000
LOAN PURPOSE:                             Acquisition
SHADOW RATING (MOODY'S/FITCH/DBRS):       NAP
FIRST PAYMENT DATE:                       October 1, 2006
INTEREST RATE:                            5.9265%
AMORTIZATION:                             Interest Only
ARD:                                      NAP
HYPERAMORTIZATION:                        NAP
MATURITY DATE:                            September 1, 2016
EXPECTED MATURITY BALANCE:                $55,000,000
SPONSORS:                                 GE Pension Trust and UBS
                                          Wealth Management

INTEREST CALCULATION:                     Actual/360
CALL PROTECTION:                          No lockout. In connection with
                                          any voluntary prepayment, the
                                          borrower must pay a premium
                                          equal to the greater of a
                                          yield maintenance premium and
                                          3% of the principal balance
                                          until October 1, 2009.
                                          Thereafter, the borrower must
                                          pay a premium equal to the
                                          greater of a yield maintenance
                                          premium and 1% of the
                                          principal balance. Prepayable
                                          without penalty on September 1, 2016.

LOAN PER SF:                              $243.97

UP-FRONT RESERVES:                        RE Tax:             $661,225
                                          TI/LC:              $10,417
                                          Other:              $1,367,540

ONGOING RESERVES:                         RE Tax:             $116,985 / month
                                          Insurance:          Springing
                                          Cap Ex:             Springing
                                          TI/LC:              $10,417 / month

LOCKBOX:                                  Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Single Asset
PROPERTY TYPE:                            Office
PROPERTY SUB-TYPE:                        Urban
LOCATION:                                 Washington, DC
YEAR BUILT/RENOVATED:                     1982 /  2003
PERCENT LEASED(1):                        100.0%
SQUARE FOOTAGE:                           225,440
THE COLLATERAL:                           Twelve-story urban office
                                          building

OWNERSHIP INTEREST:                       Fee

PROPERTY MANAGEMENT:                      Polinger Company, t/a Polinger
                                          Shannon & Luchs Company

3RD MOST RECENT NOI (AS OF):              $4,590,138 (TTM 12/31/2003)
2ND MOST RECENT NOI (AS OF):              $4,184,594 (TTM 12/31/2004)
MOST RECENT NOI (AS OF):                  $4,305,951 (TTM 12/31/2005)
U/W NET OP. INCOME:                       $4,645,628
U/W NET CASH FLOW:                        $4,437,697
U/W OCCUPANCY:                            95.0%
APPRAISED VALUE:                          $100,000,000
CUT-OFF DATE LTV:                         55.0%
MATURITY DATE LTV:                        55.0%
DSCR:                                     1.34x
POST IO DSCR:                             NAP
--------------------------------------------------------------------------------

(1)   Percent leased is based on the rent roll dated August 11, 2006.

THE ONE THOMAS CIRCLE LOAN

      THE LOAN. The fifth largest loan (the "One Thomas Circle Loan") is evidenced by a promissory note and is secured by a first priority deed of trust on the One Thomas Circle office property located in Washington, DC (the "One
Thomas Circle Property"). The One Thomas Circle Loan was originated on August
18, 2006 by Bear Stearns Commercial Mortgage, Inc.

      THE BORROWER. The borrower is Thomas Circle CF, LLC, a Delaware limited liability company (the "One Thomas Circle Borrower") that owns no material assets other than the One Thomas Circle Property and related interests. The One
Thomas Circle Borrower is indirectly owned by General Electric Pension Trust and
UBS Wealth Management-North American Property Fund, Limited ("NAPF"). As of
December 31, 2005, General Electric Pension Trust had reported assets of over
$49 billion and over 520,000 plan participants. NAPF is wholly owned by UBS WM
Global Property Fund, UBS's investment entity for North American property investments. As of July, 2006, NAPF had invested $1.4 billion of equity into direct assets and public securities.

      THE PROPERTY. The One Thomas Circle Property is a twelve-story, 225,440 square foot urban office building located along Thomas Circle in the northwest quadrant of downtown Washington, DC. The property is situated on the southwest corner of M Street and Vermont

                                      IV-25

Avenue, NW in the East End office submarket. As of August 11, 2006, the One
Thomas Circle Property was 100% leased to 12 total tenants. The largest tenant,
Hanley Wood, has been at the property since 1994 and recently expanded its space by 19,146 square feet. Founded in 1976, Hanley Wood is a media company serving housing and construction that is owned by JPMorgan Partners, LLC, a private equity affiliate of JPMorgan Chase & Co. Other notable tenants at the One Thomas
Circle Property include the law firm of Caplin & Drysdale, The Futures Group, and International Life Sciences.

      The following table presents certain information relating to the lease rollover at the One Thomas Circle Property:

-----------------------------------------------------------------------------------------------------------------
                                             LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------------
                             AVERAGE                                      % OF TOTAL          CUMULATIVE % OF
                 # OF     UNDERWRITTEN                    CUMULATIVE     UNDERWRITTEN       TOTAL UNDERWRITTEN
                LEASES    BASE RENT PER   % OF TOTAL SF    % OF SF       BASE RENTAL            BASE RENTAL
    YEAR        ROLLING    SF ROLLING        ROLLING       ROLLING     REVENUES ROLLING      REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------------

   Vacant          0         $ 0.00             0%             0%             0%                     0%
-----------------------------------------------------------------------------------------------------------------
    2007           0         $ 0.00             0%             0%             0%                     0%
-----------------------------------------------------------------------------------------------------------------
    2008           2         $33.49             7%             7%             7%                     7%
-----------------------------------------------------------------------------------------------------------------
    2009           0         $ 0.00             0%             7%             0%                     7%
-----------------------------------------------------------------------------------------------------------------
    2010           1         $35.01             0%             8%             0%                     7%
-----------------------------------------------------------------------------------------------------------------
    2011           2         $32.62            10%            17%             9%                    17%
-----------------------------------------------------------------------------------------------------------------
    2012           3         $34.29            37%            54%            37%                    54%
-----------------------------------------------------------------------------------------------------------------
    2013           1         $37.15            19%            73%            21%                    74%
-----------------------------------------------------------------------------------------------------------------
    2014           2         $32.45            17%            90%            16%                    90%
-----------------------------------------------------------------------------------------------------------------
    2015           1         $35.88             2%            92%             2%                    92%
-----------------------------------------------------------------------------------------------------------------
    2016           1         $34.25             8%           100%             8%                   100%
-----------------------------------------------------------------------------------------------------------------
2017 & Beyond      0         $ 0.00             0%           100%             0%                   100%
-----------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the tenants at the One Thomas Circle Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                                         ANNUALIZED     % OF TOTAL     ANNUALIZED
                               CREDIT RATING                            UNDERWRITTEN    ANNUALIZED    UNDERWRITTEN
                                  (FITCH/         TENANT                 BASE RENT     UNDERWRITTEN    BASE RENT          LEASE
        TENANT NAME            MOODY'S/S&P)        NRSF     % OF NRSF       ($)         BASE RENT     ($ PER NRSF)     EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Hanley Wood                      --/--/--         68,377       30%       $2,365,382         31%          $34.59        07/31/2012
------------------------------------------------------------------------------------------------------------------------------------
Caplin & Drysdale                --/--/--         42,963       19%       $1,596,023         21%          $37.15        12/31/2013
------------------------------------------------------------------------------------------------------------------------------------
The Futures Group                --/--/--         38,111       17%       $1,236,605         16%          $32.45        09/30/2014
------------------------------------------------------------------------------------------------------------------------------------
International Life Sciences      --/--/--         20,086        9%       $  661,919          9%          $32.95        02/28/2011
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           169,537       75%       $5,859,929         76%          $34.56
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Other Tenants                       NAP           55,903       25%       $1,879,521         24%          $33.62          Various
------------------------------------------------------------------------------------------------------------------------------------
Vacant Space                        NAP                0        0%       $        0          0%          $0.00             NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           225,440      100%       $7,739,450        100%          $34.33
------------------------------------------------------------------------------------------------------------------------------------

      ESCROWS AND RESERVES. The One Thomas Circle Borrower is required to escrow
1/12 of annual real estate taxes monthly. The amounts shown are the current monthly collections. Insurance reserves spring upon the occurrence of an event of default unrelated to the failure to pay insurance premiums. Cap Ex reserves spring if the One Thomas Circle Borrower fails to maintain the property in a manner acceptable to the lender. The One Thomas Circle Borrower is also required to escrow $10,417 on a monthly basis for tenant improvements and leasing commissions, capped at $1,250,000. The upfront other reserve represents tenant improvements that the One Thomas Circle Borrower owes to Hanley Wood per its lease.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the One Thomas Circle Loan.

      PROPERTY MANAGEMENT. The One Thomas Circle Property is managed by Polinger
Company, t/a Polinger Shannon & Luchs Company ("Polinger"). Polinger has been developing, managing and leasing real estate in the Washington, D.C. area for over 50 years. The company currently manages a portfolio of properties it has valued in excess of $2 billion, 50% of which is comprised of commercial real estate properties.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the One Thomas Circle Loan and the One Thomas Circle Property is set forth on Appendix II hereto.

                                      IV-26

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 6 - SHERATON SUITES ON THE HUDSON
--------------------------------------------------------------------------------

           [PHOTOS OF SHERATON SUITES ON THE HUDSON HAVE BEEN OMITTED]

                                      IV-27

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 6 - SHERATON SUITES ON THE HUDSON
--------------------------------------------------------------------------------

             [MAP OF SHERATON SUITES ON THE HUDSON HAS BEEN OMITTED]

                                      IV-28

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 6 - SHERATON SUITES ON THE HUDSON
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                         $55,000,000
CUT-OFF DATE BALANCE:                     $55,000,000
LOAN PURPOSE:                             Refinance
SHADOW RATING (MOODY'S/FITCH/DBRS):       NAP
FIRST PAYMENT DATE:                       February 1, 2007
INTEREST RATE:                            5.512%
AMORTIZATION:                             Interest Only
ARD:                                      NAP
HYPERAMORTIZATION:                        NAP
MATURITY DATE:                            January 1, 2017
EXPECTED MATURITY BALANCE:                $55,000,000
SPONSORS:                                 Hartz Mountain Industries,
                                          Inc. and UBS Financial
                                          Services, Inc.
INTEREST CALCULATION:                     Actual/360
CALL PROTECTION:                          Locked out until the earlier
                                          of December 31, 2010 or 2
                                          years after the REMIC
                                          "start-up" date, with U.S.
                                          Treasury defeasance
                                          thereafter.  Prepayable
                                          without penalty on January 1, 2017.

LOAN PER ROOM:                            $158,501

UP-FRONT RESERVES:                        RE Tax:             $191,170
                                          Insurance:          $181,528
                                          FF&E:               $58,308

ONGOING RESERVES:                         RE Tax:             $63,723 / month
                                          Insurance:          $28,332 / month
                                          FF&E:               $58,308 / month

LOCKBOX:                                  Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Single Asset
PROPERTY TYPE:                            Hospitality
PROPERTY SUB-TYPE:                        Full Service
LOCATION:                                 Weehawken, NJ
YEAR BUILT/RENOVATED:                     1991 / 1999
OCCUPANCY(1):                             77.6%
ROOMS:                                    347
THE COLLATERAL:                           347-room, full service hotel

OWNERSHIP INTEREST:                       Fee

PROPERTY MANAGEMENT:                      Weehawken Hotel Management, Inc.

3RD MOST RECENT NOI (AS OF):              $5,218,728 (TTM 12/31/2004)
2ND MOST RECENT NOI (AS OF):              $6,470,658 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):                  $6,310,231 (TTM 08/31/2006)
U/W NET OP. INCOME:                       $6,549,462
U/W NET CASH FLOW:                        $5,847,853
U/W OCCUPANCY:                            78.3%
APPRAISED VALUE:                          $85,000,000
CUT-OFF DATE LTV:                         64.7%
MATURITY DATE LTV:                        64.7%
DSCR:                                     1.90x
POST IO DSCR:                             NAP
--------------------------------------------------------------------------------

(1)   Occupancy is based on the trailing twelve months financials dated October
      31, 2006.

THE SHERATON SUITES ON THE HUDSON LOAN

      THE LOAN. The sixth largest loan (the "Sheraton Suites on the Hudson
Loan") is evidenced by a promissory note and is secured by a first priority mortgage on the Sheraton Suites on the Hudson hotel located in Weehawken, New
Jersey (the "Sheraton Suites on the Hudson Property"). The Sheraton Suites on
the Hudson Loan was originated on December 6, 2006 by Bear Stearns Commercial
Mortgage, Inc.

      THE BORROWER. The borrower is River-PW Hotel Limited Partnership, a New
Jersey limited partnership (the "Sheraton Suites on the Hudson Borrower") that owns no material assets other than the Sheraton Suites on the Hudson Property.
The Sheraton Suites on the Hudson Borrower is indirectly owned by Hartz Mountain
Industries, Inc. ("Hartz Mountain") and UBS Financial Services, Inc. Hartz
Mountain is a private owner of commercial real estate in the U.S. Founded in
1966, the company owns and operates a portfolio of 200 buildings in the New
York/New Jersey area, representing more than 38 million square feet of retail, hotel, office and industrial properties. The Chairman and CEO of Hartz Mountain is Mr. Leonard N. Stern. According to Forbes magazine, in 2006, Mr. Stern had a personal net worth of $2.7 billion. UBS Financial Services Inc., a subsidiary
UBS AG (rated AA+/Aa2/AA+ by S&P/Moody's/Fitch), is a broker/dealer that provides wealth management services in the United States.

                                      IV-29

      THE PROPERTY. The Sheraton Suites on the Hudson Property is a 10-story,
347-room full service hotel situated in the Lincoln Harbor waterfront development of Weehawken, New Jersey. The property is located at 500 Harbor
Boulevard, with access to I-78, I-495, the ferry terminal, PATH Train, and the
Lincoln Tunnel, all of which provide access into New York City. Positioned directly to the west of the Hudson River, the Sheraton Suites on the Hudson
Property enjoys views of the river and the New York City skyline. The property was originally purchased vacant in 1988, and then developed into a 240-room hotel in 1991. An adjacent parcel of land was purchased in 1999, at which time the hotel underwent a $13.8 million expansion adding a second 10-story tower and
107 guestrooms. The food and beverage outlet at the property is the 292-seat
Harbor Bar & Brasserie, offering breakfast, lunch and dinner. The Sheraton
Suites on the Hudson Property also includes approximately 6,715 square feet of meeting space throughout seven meeting rooms. Amenities offered at the hotel include a fitness facility, heated indoor pool, gift shop, florist, and a car rental service. Typical room amenities include either two queen beds or one king size bed, small kitchenettes, tile/marble bathrooms, and cable TV.

----------------------------------------------------------------------------------------------------------
                           SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR
----------------------------------------------------------------------------------------------------------
                                                    SHERATON SUITES ON
                    COMPETITIVE SET (1)               THE HUDSON (2)               PENETRATION FACTOR

    YEAR       OCCUPANCY     ADR      REVPAR   OCCUPANCY     ADR      REVPAR   OCCUPANCY    ADR     REVPAR
----------------------------------------------------------------------------------------------------------

    2003         69.8%     $129.26   $ 90.20     78.4%     $135.31   $106.14    112.3%     104.7%   117.7%
----------------------------------------------------------------------------------------------------------
    2004         82.1%     $133.62   $109.66     79.2%     $139.31   $110.34     96.5%     104.3%   100.6%
----------------------------------------------------------------------------------------------------------
    2005         83.4%     $156.01   $130.19     82.5%     $151.08   $124.65     98.9%      96.8%    95.7%
----------------------------------------------------------------------------------------------------------
T-12 10/2006     76.0%     $169.20   $128.59     77.6%     $165.39   $128.42    102.1%      97.7%    99.9%
----------------------------------------------------------------------------------------------------------

(1)   Data provided by Smith Travel Research.

(2)   Based on operating statements provided by the Sheraton Suites on the
      Hudson Borrower.

      ESCROWS AND RESERVES. The Sheraton Suites on the Hudson Borrower is
required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. The Sheraton Suites on the Hudson Borrower is also required to escrow
1/12 of four percent (4%) of gross revenues for FF&E on a monthly basis. Current escrows are shown in the table on the previous page.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Sheraton Suites on the Hudson Loan.

      PROPERTY MANAGEMENT. The Sheraton Suites on the Hudson Property is managed by Weehawken Hotel Management, Inc., an affiliate of the Sheraton Suites on the
Hudson Borrower.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the Sheraton Suites on the Hudson
Loan and the Sheraton Suites on the Hudson Property is set forth on Appendix II hereto.

                                      IV-30

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 7 - 360 SPEAR STREET
--------------------------------------------------------------------------------

                 [PHOTOS OF 360 SPEAR STREET HAVE BEEN OMITTED]

                                      IV-31

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 7 - 360 SPEAR STREET
--------------------------------------------------------------------------------

                   [MAP OF 360 SPEAR STREET HAS BEEN OMITTED]

                                      IV-32

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 7 - 360 SPEAR STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                         $50,000,000
CUT-OFF DATE BALANCE:                     $50,000,000
LOAN PURPOSE:                             Refinance
SHADOW RATING (MOODY'S/FITCH/DBRS):       NAP
FIRST PAYMENT DATE:                       January 8, 2007
INTEREST RATE:                            6.315%
AMORTIZATION:                             Interest Only through June 8, 2009.
                                          Principal and interest payments of
                                          $331,846.49 beginning July 8, 2009
                                          through the maturity date.
ARD:                                      NAP
HYPERAMORTIZATION:                        NAP
MATURITY DATE:                            November 8, 2013
EXPECTED MATURITY BALANCE:                $46,125,330
SPONSOR:                                  JMA Ventures, LLC
INTEREST CALCULATION:                     Actual/360
CALL PROTECTION:                          Locked out until the earlier of
                                          November 22, 2009 or two years
                                          after the REMIC "start-up" day,
                                          with U.S. Treasury defeasance
                                          thereafter. Prepayable without
                                          penalty from and after November
                                          8, 2013

LOAN PER SF:                              $324.69

UP-FRONT RESERVES:                        Insurance:          $65,988

ONGOING RESERVES:                         Cap Ex:             $6,416 / month
                                          RE Tax:             $31,032 / month
                                          Insurance:          $6,599 / month
                                          TI/LC:              $8,085 / month
                                          Lease termination   Springing
                                          fees:
                                          Ground rent:        $131,170 / month

LOCKBOX:                                  Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Single Asset
PROPERTY TYPE:                            Office
PROPERTY SUB-TYPE:                        Urban
LOCATION:                                 San Francisco, CA
YEAR BUILT/RENOVATED:                     1924 / 2000
PERCENT LEASED(1):                        100.0%
SQUARE FOOTAGE:                           153,993
THE COLLATERAL:                           5-story telecommunications
                                          building

OWNERSHIP INTEREST:                       Leasehold

PROPERTY MANAGEMENT:                      JMA Ventures, LLC

3RD MOST RECENT NOI (AS OF):              $5,012,329 (TTM 12/31/2003)
2ND MOST RECENT NOI (AS OF):              $4,653,651 (TTM 12/31/2004)
MOST RECENT NOI (AS OF):                  $5,008,548 (TTM 12/31/2005)
U/W NET OP. INCOME:                       $5,376,840
U/W NET CASH FLOW:                        $5,202,827
U/W OCCUPANCY:                            100.0%
APPRAISED VALUE(2):                       $73,000,000
CUT-OFF DATE LTV:                         68.5%
MATURITY DATE LTV:                        63.2%
DSCR:                                     1.63x
POST IO DSCR:                             1.31x
--------------------------------------------------------------------------------

(1)   Occupancy is based on the rent roll dated January 1, 2006.

(2)   Appraised value represents a fee simple interest in the 360 Spear Street
      Property, valued as of January 2, 2009, for which valuation the appraiser assumed a consolidation of the fee and leasehold interests in the 360
      Spear Street Property as of January 1, 2009. The appraiser also provided a valuation of the leased fee interest only of $53,500,000, valued as of
      April 20, 2006. The 360 Spear Street Borrower has given notice of its exercise of the option to purchase the fee interest. Please refer to the description of the mortgaged property for further information regarding the ground lease and purchase options.

THE 360 SPEAR STREET LOAN

      THE LOAN. The seventh largest loan (the "360 Spear Street Loan") as evidenced by the Promissory Note (the "360 Spear Street Note") is secured by a first priority leasehold Deed of Trust and Security Agreement (the "360 Spear
Street Mortgage") encumbering the 153,993 square foot office building known as
360 Spear Street, located in San Francisco, California (the "360 Spear Street
Property"). The 360 Spear Street Loan was originated on November 22, 2006 by or on behalf of Morgan Stanley Mortgage Capital Inc.

      THE BORROWER. The borrower is 360 Spear LLC, a Delaware limited liability company (the "360 Spear Street Borrower") that owns no material asset other than the 360 Spear Street Property and related interests. The 360 Spear Street
Borrower is a wholly-owned subsidiary of JMA Ventures, LLC, the sponsor of the
360 Spear Street Loan. JMA Ventures, LLC is a full-service real estate development and management firm and is controlled by Arthur Chapman, President and founder, Todd Chapman, Executive Vice President and General Counsel, and
John Nootbaar, Director of Development.

                                      IV-33

      THE PROPERTY. The 360 Spear Street Property is located in San Francisco,
California, at 360 Spear Street. The 360 Spear Street Property is located in the
South Financial District of San Francisco. The 360 Spear Street Property was
originally constructed in 1924 and renovated in 2000. It consists of a 153,993 square foot, 5-story office building used as a telecommunications and data center, and is considered one of San Francisco's premier telecom buildings due to its advanced electrical, HVAC, security and structural systems. The 360 Spear
Street Property is situated on approximately 0.79 acres and includes 20 parking spaces. Through their subsidiaries, Verizon and AT&T occupy 85% of the leaseable square footage and provide 87% of base rent through 2015 and 2010, respectively.
The 360 Spear Street Borrower leases the 360 Spear Street Property pursuant to a ground lease (the "360 Spear Street Ground Lease"), expiring on October 31,
2025. The 360 Spear Street Ground Lease contains a fee estate purchase option in favor of the 360 Spear Street Borrower. The 360 Spear Street Borrower has given notice of its exercise of the option to purchase. The deposit for the purchase price has been placed into escrow. In addition, the 360 Spear Street Borrower has purchased securities, in which the lender has a security interest, the face amount of which, upon maturity (shortly prior to the anticipated closing of the purchase), together with the security deposit, is anticipated to be sufficient to pay the remainder of the purchase price for the acquisition of the fee interest. Upon acquisition of the fee interest, the 360 Spear Street Borrower is required to execute security documentation to spread the lien of the 360 Spear
Street Mortgage to the fee estate.

      The following table represents certain information relating to the lease rollover at the 360 Spear Street Property:

--------------------------------------------------------------------------------------------------------------
                                           LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------------------------------------
                                                                                              CUMULATIVE % OF
                                                                            % OF TOTAL             TOTAL
                 # OF     AVERAGE BASE                                   UNDERWRITTEN BASE   UNDERWRITTEN BASE
                LEASES    RENT PER SF    % OF TOTAL SF   CUMULATIVE %     RENTAL REVENUES     RENTAL REVENUES
    YEAR        ROLLING     ROLLING         ROLLING      OF SF ROLLING        ROLLING             ROLLING
--------------------------------------------------------------------------------------------------------------

   Vacant          0         $ 0.00           0%               0%               0%                   0%
--------------------------------------------------------------------------------------------------------------
    2007           0         $ 0.00           0%               0%               0%                   0%
--------------------------------------------------------------------------------------------------------------
    2008           0         $ 0.00           0%               0%               0%                   0%
--------------------------------------------------------------------------------------------------------------
    2009           1         $29.50          12%              12%               8%                   8%
--------------------------------------------------------------------------------------------------------------
    2010           1         $49.00          11%              23%              13%                  21%
--------------------------------------------------------------------------------------------------------------
    2011           1         $57.50           3%              26%               5%                  26%
--------------------------------------------------------------------------------------------------------------
    2012           0         $ 0.00           0%              26%               0%                  26%
--------------------------------------------------------------------------------------------------------------
    2013           0         $ 0.00           0%              26%               0%                  26%
--------------------------------------------------------------------------------------------------------------
    2014           0         $ 0.00           0%              26%               0%                  26%
--------------------------------------------------------------------------------------------------------------
    2015           3         $41.46          74%             100%              74%                 100%
--------------------------------------------------------------------------------------------------------------
    2016           0         $ 0.00           0%             100%               0%                 100%
--------------------------------------------------------------------------------------------------------------
2017 & Beyond      0         $ 0.00           0%             100%               0%                 100%
--------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the 360 Spear Street Property:

------------------------------------------------------------------------------------------------------------------------------
                                                                                       % OF TOTAL    ANNUALIZED
                              CREDIT RATING                            ANNUALIZED      ANNUALIZED   UNDERWRITTEN
                                 (FITCH/        TENANT                UNDERWRITTEN    UNDERWRITTEN    BASE RENT        LEASE
     TENANT NAME             MOODY'S/S&P)(1)     NRSF     % OF NRSF   BASE RENT ($)    BASE RENT    ($ PER NRSF)    EXPIRATION
------------------------------------------------------------------------------------------------------------------------------

Verizon (as MCI)                 A+/A3/A        74,770       49%      $ 2,936,760          46%         $39.28       09/30/2015
------------------------------------------------------------------------------------------------------------------------------
Verizon (as MFS)                 A+/A3/A        38,919       25%      $ 1,776,780          28%         $45.65       07/13/2015
------------------------------------------------------------------------------------------------------------------------------
AT&T (as TGC)                    A/A2/A         16,937       11%      $   829,908          13%         $49.00       12/31/2010
------------------------------------------------------------------------------------------------------------------------------
ServePath                       --/--/--        18,266       12%      $   538,847           9%         $29.50       05/31/2009
------------------------------------------------------------------------------------------------------------------------------
Network Access Center           --/--/--         5,101        3%      $   293,316           5%         $57.50       11/30/2011
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                         153,993      100%      $ 6,375,612         100%         $41.40
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Other Tenants                      NAP               0        0%      $         0           0%         $ 0.00         Various
------------------------------------------------------------------------------------------------------------------------------
Vacant Space                       NAP               0        0%      $         0           0%         $ 0.00           NAP
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                         153,993      100%      $ 6,375,612         100%         $41.40
------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      ESCROWS AND RESERVES. The 360 Spear Street Borrower is required to escrow
1/12 of estimated annual real estate taxes and insurance premiums monthly. The amounts shown are the current monthly collections. The 360 Spear Street Borrower is required to escrow $8,085 per month for tenant improvements and leasing commissions and $6,416 per month for capital expenditures. After the acquisition of the fee estate, escrows for tenant improvements/leasing commissions and capital expenditures are required only during the occurrence and continuance of a Trigger Event, which is defined as (i) an Event of Default under the 360 Spear
Street Loan documents, or (ii) following the 360 Spear Street Borrower's acquisition of the fee interest in the 360 Spear Street Property, a debt service coverage ratio (determined quarterly) of less than 1.20x. The 360 Spear Street
Borrower is also required to deposit with the lender any lease termination fees received from tenants, to be released to the 360 Spear Street Borrower for tenant improvements and leasing commissions with respect

                                      IV-34

to the terminated space. The 360 Spear Street Borrower is also required to deposit with the lender monthly ground rent. The amounts shown are the current monthly collections.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the 360 Spear Street Loan.

      PROPERTY MANAGEMENT. The 360 Spear Street Property is managed by JMA
Ventures, LLC, the 360 Spear Street Borrower. The management agreement is subordinate to the 360 Spear Street Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the 360 Spear Street Loan and the
360 Spear Street Property is set forth on Appendix II hereto.

                                      IV-35

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      IV-36

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 8 - 436 NORTH BEDFORD DRIVE
--------------------------------------------------------------------------------

              [PHOTOS OF 436 NORTH BEDFORD DRIVE HAVE BEEN OMITTED]

                                      IV-37

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 8 - 436 NORTH BEDFORD DRIVE
--------------------------------------------------------------------------------

                [MAP OF 436 NORTH BEDFORD DRIVE HAS BEEN OMITTED]

                                      IV-38

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 8 - 436 NORTH BEDFORD DRIVE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                         $46,750,000
CUT-OFF DATE BALANCE:                     $46,750,000
LOAN PURPOSE:                             Refinance
SHADOW RATING (MOODY'S/FITCH/DBRS):       NAP
FIRST PAYMENT DATE:                       December 1, 2006
INTEREST RATE:                            6.210%
AMORTIZATION:                             Interest Only
ARD:                                      November 1, 2016
HYPERAMORTIZATION:                        After the ARD, the loan interest rate
                                          steps up to the greater of (i) 8.710%
                                          or (ii) U.S. Treasury Issue rounded up
                                          to the nearest basis point plus 2.5%.
MATURITY DATE:                            November 1, 2046
EXPECTED ARD BALANCE:                     $46,750,000
SPONSORS:                                 Steven Lebowitz; Daniel
                                          Gottlieb; G&L Realty
                                          Partnership, L.P.
INTEREST CALCULATION:                     Actual/360
CALL PROTECTION:                          Locked out until the earlier
                                          of October 19, 2009 or 2 years
                                          after the REMIC "start-up"
                                          day, with U.S. Treasury
                                          defeasance or the payment of
                                          the greater of yield
                                          maintenance premium and 1%  of
                                          the principal balance
                                          thereafter.  Prepayable
                                          without penalty from and after
                                          November 1, 2015.
LOAN PER SF:                              $611.50
UP-FRONT RESERVES:                        None
ONGOING RESERVES:                         RE Tax:             Springing
                                          Insurance:          Springing
LOCKBOX:                                  Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Single Asset
PROPERTY TYPE:                            Office
PROPERTY SUB-TYPE:                        Medical
LOCATION:                                 Beverly Hills, CA
YEAR BUILT/RENOVATED:                     1990 / NAP
PERCENT LEASED(1):                        99.9%
SQUARE FOOTAGE:                           76,451
THE COLLATERAL:                           Multi-tenant medical office building

OWNERSHIP INTEREST:                       Fee

PROPERTY MANAGEMENT:                      G&L Realty Partnership, L.P.

3RD MOST RECENT NOI (AS OF):              $3,414,598 (TTM 12/31/2003)
2ND MOST RECENT NOI (AS OF):              $3,648,715 (TTM 12/31/2004)
MOST RECENT NOI (AS OF):                  $3,593,702 (TTM 12/31/2005)
U/W NET OP. INCOME:                       $4,068,848
U/W NET CASH FLOW:                        $3,931,957
U/W OCCUPANCY:                            95.0%
APPRAISED VALUE:                          $70,300,000
CUT-OFF DATE LTV:                         66.5%
ARD LTV:                                  66.5%
DSCR:                                     1.34x
POST IO DSCR:                             NAP
--------------------------------------------------------------------------------

(1)   Percent leased is based on the rent roll dated October 19, 2006.

THE 436 NORTH BEDFORD DRIVE

      THE LOAN. The eighth largest loan (the "436 North Bedford Drive Loan") as evidenced by a Promissory Note A and a Promissory Note B (the "436 North Bedford
Drive Note") is secured by a first priority fee Deed of Trust and Security
Agreement (the "436 North Bedford Drive Mortgage") encumbering a medical office building that totals 76,451 square feet known as the 436 North Bedford Drive, located in Beverly Hills, California (the "436 North Bedford Drive Property").
The 436 North Bedford Drive Loan was co-originated on October 19, 2006 by or on behalf of Principal Commercial Funding II, LLC and Morgan Stanley Mortgage
Capital Inc.

      THE BORROWER. The borrower is G&L 436 Bedford LLC (the "436 North Bedford
Drive Borrower"). G&L is a self-managed real estate investment trust ("REIT")
that owns, acquires, develops, manages and leases healthcare properties. G&L
Realty Partnership, L.P., one of the sponsors of the 436 North Bedford Drive
Loan, provided a guaranty of the recourse carveouts and has reported liquid assets of $19.2 MM and reported total assets of $110.8 MM. Daniel Gottlieb (53%
ownership interest in 436 North Bedford Drive) and Steven Lebowitz (45%
ownership interest in 426 North Bedford Drive) both have 30 years of real estate experience.

                                      IV-39

      THE PROPERTY. The 436 North Bedford Drive Property consists of a three-story medical office building, constructed in 1990 and containing a total of 76,451 square feet. The improvements include three levels of subterranean parking, ground floor retail and office space surrounding a central courtyard and elevator lobby. The two upper floors are exclusively medical suites, with the second floor having balconies along the north and south sides of the building and the third floors having balconies facing the street and the central courtyards. The ground floor of the building has retail spaces facing the street, and medical office suites in the central courtyard. There is an entry to the facility at the central portion of the building with a cascading waterfall, sculpture, and stone pavers. The elevator lobby on the ground floor is surrounded by a courtyard. There is a 20'-wide alleyway along the rear of the building, providing private automobile access to the rear entrances of the plastic surgery suites. A total of 302 underground parking spaces are provided
(3.95/1,000 square feet). There are also two interior loading docks in the subject along the alley. The property is located on North Bedford Drive, between
Wilshire Boulevard and Santa Monica Boulevard, in the city of Beverly Hills, within the neighborhood known as "The Golden Triangle."

      The following table presents certain information relating to the lease rollover at the 436 North Bedford Drive Property:

--------------------------------------------------------------------------------------------------------------
                                           LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------------------------------------
                                                                                              CUMULATIVE % OF
                            AVERAGE                                         % OF TOTAL             TOTAL
                 # OF    UNDERWRITTEN                                    UNDERWRITTEN BASE   UNDERWRITTEN BASE
                LEASES   BASE RENT PER   % OF TOTAL SF    CUMULATIVE %    RENTAL REVENUES     RENTAL REVENUES
    YEAR        ROLLING   SF ROLLING         ROLLING      OF SF ROLLING       ROLLING             ROLLING
--------------------------------------------------------------------------------------------------------------

   Vacant          1         $ 0.00           0%               0%                0%                  0%
--------------------------------------------------------------------------------------------------------------
     MTM          27         $38.57           12%             12%                9%                  9%
--------------------------------------------------------------------------------------------------------------
    2007          11         $58.55           29%             41%               34%                 43%
--------------------------------------------------------------------------------------------------------------
    2008           2         $46.07            9%             50%                8%                 51%
--------------------------------------------------------------------------------------------------------------
    2009           2         $49.41            5%             56%                5%                 56%
--------------------------------------------------------------------------------------------------------------
    2010           5         $48.95           11%             67%               11%                 67%
--------------------------------------------------------------------------------------------------------------
    2011           9         $51.07           22%             89%               22%                 89%
--------------------------------------------------------------------------------------------------------------
    2012           0         $ 0.00            0%             89%                0%                 89%
--------------------------------------------------------------------------------------------------------------
    2013           1         $66.63            2%             91%                2%                 91%
--------------------------------------------------------------------------------------------------------------
    2014           3         $46.14            7%             98%                6%                 98%
--------------------------------------------------------------------------------------------------------------
    2015           1         $48.13            2%             99%                1%                 99%
--------------------------------------------------------------------------------------------------------------
    2016           1         $71.41            1%            100%                1%                100%
--------------------------------------------------------------------------------------------------------------
2017 & Beyond      0         $ 0.00            0%            100%                0%                100%
--------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at 436 North Bedford Drive Property:

------------------------------------------------------------------------------------------------------------------------------

                              CREDIT RATING                                            % OF TOTAL    ANNUALIZED
                                 (FITCH/        TENANT                 ANNUALIZED      ANNUALIZED     BASE RENT        LEASE
     TENANT NAME             MOODY'S/S&P)(1)     NRSF     % OF NRSF   BASE RENT ($)    BASE RENT    ($ PER NRSF)    EXPIRATION
------------------------------------------------------------------------------------------------------------------------------

Norman Leaf, M.D.               --/--/--         7,597      10%       $  528,396          14%          $69.55       Various(2)
------------------------------------------------------------------------------------------------------------------------------
Unilab Corporation              --/--/--         4,476       6%       $  279,300           7%          $62.40       09/30/2011
------------------------------------------------------------------------------------------------------------------------------
Bedford Outpatient Surgery      --/--/--         3,336       4%       $  220,440           6%          $66.08       10/31/2007
------------------------------------------------------------------------------------------------------------------------------
Soram Singh Khalsa, M.D.        --/--/--         4,849       6%       $  217,915           6%          $44.94       01/31/2007
------------------------------------------------------------------------------------------------------------------------------
Bedford Health Assoc.           --/--/--         4,011       5%       $  175,116           4%          $43.66       Various(3)
------------------------------------------------------------------------------------------------------------------------------
Haworth, Randall MD             --/--/--         3,390       4%       $  169,776           4%          $50.08       11/30/2009
------------------------------------------------------------------------------------------------------------------------------
Katzman & Connolly              --/--/--         3,527       5%       $  166,500           4%          $47.21       11/30/2007
------------------------------------------------------------------------------------------------------------------------------
Emily Bloom                     --/--/--         3,289       4%       $  163,299           4%          $49.65           MTM
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          34,475      45%       $1,920,742          49%          $55.71
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Other Tenants                      NAP          41,902      55%       $1,973,090          51%          $47.09         Various
------------------------------------------------------------------------------------------------------------------------------
Vacant Space                       NAP              74       0%       $        0           0%          $ 0.00           NAP
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          76,451     100%       $3,893,832         100%          $50.98
------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   The Norman Leaf, M.D. has various lease expirations. 6,818 square feet expiring February 14, 2007; 455 square feet expiring February 28, 2007;
      324 square feet of storage on a month to month lease.

(3)   Bed ford Health Assoc. has various lease expirations. 3,924 square feet expiring October 31, 2008; 87 square feet of storage on a month to month lease.

      ESCROWS AND RESERVES. Upon the occurrence of an event of default, the 436
North Bedford Drive Borrower is required to deposit monthly 1/12 of the estimated annual taxes and insurance premium costs.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the 436 North Bedford Drive.

                                      IV-40

      PROPERTY MANAGEMENT. The 436 North Bedford Drive Property is managed by
G&L Realty Partnership, L.P. which is an affiliate of the 436 North Bedford
Drive Borrower. The management agreement is subordinate to 436 North Bedford
Drive Loan. G&L Realty Partnership, L.P. was formed in 1976 and is an owner and manager of medical office properties in Southern California. G&L Realty
Partnership, L.P. owns and manages a total of twelve medical office buildings and one parking facility totaling approximately 688,000 square feet with an overall occupancy of approximately 99.1%.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Future mezzanine financing is permitted subject to various conditions including: (i) the amount will not result in an aggregate LTV greater than 80% and DSCR less than 1.10x; (ii)
lender must approve the mezzanine lender and financing documents and lender shall enter into an intercreditor agreement with mezzanine lender; and (iii) the ability to obtain mezzanine debt is personal to the current 436 North Bedford
Drive Borrower and any successor or assignee of the 436 North Bedford Drive
Borrower under the 436 North Bedford Drive Loan.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the 436 North Bedford Drive Loan and the 436 North Bedford Drive Property is set forth on Appendix II hereto.

                                      IV-41

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      IV-42

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 9 - SHOPS AT KILDEER
--------------------------------------------------------------------------------

                 [PHOTOS OF SHOPS AT KILDEER HAVE BEEN OMITTED]

                                      IV-43

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 9 - SHOPS AT KILDEER
--------------------------------------------------------------------------------

                   [MAP OF SHOPS AT KILDEER HAS BEEN OMITTED]

                                      IV-44

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 9 - SHOPS AT KILDEER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                         $33,145,000
CUT-OFF DATE BALANCE:                     $33,145,000
LOAN PURPOSE:                             Acquisition
SHADOW RATING (MOODY'S/FITCH/DBRS):       NAP
FIRST PAYMENT DATE:                       January 1, 2007
INTEREST RATE:                            5.440%
AMORTIZATION:                             Interest Only through December
                                          1, 2011.  Principal and interest
                                          payments of $186,947.81 beginning
                                          January 1, 2012 through the maturity
                                          date.
ARD:                                      NAP
HYPERAMORTIZATION:                        NAP
MATURITY DATE:                            December 1, 2016
EXPECTED MATURITY BALANCE:                $30,818,752
SPONSORS:                                 UBS Wealth Management North American
                                          Property Fund Limited, Kimco Realty
                                          Corporation
INTEREST CALCULATION:                     Actual/360
CALL PROTECTION:                          Locked out until the earlier of
                                          December 1, 2009 or 2 years after the
                                          REMIC "start-up" day, with U.S.
                                          Treasury defeasance or the payment of
                                          the greater of a yield maintenance
                                          premium and 1% of the principal
                                          balance thereafter.  Prepayable
                                          without penalty from and after
                                          September 1, 2016.

LOAN PER SF:                              $197.91

UP-FRONT RESERVES:                        None

ONGOING RESERVES:                         Cap Ex:             Springing
                                          RE Tax:             Springing
                                          Insurance:          Springing
                                          TI/LC:              Springing

LOCKBOX:                                  Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Single Asset
PROPERTY TYPE:                            Retail
PROPERTY SUB-TYPE:                        Anchored
LOCATION:                                 Kildeer, IL
YEAR BUILT/RENOVATED:                     2001 / NAP
PERCENT LEASED(1):                        100.0%
SQUARE FOOTAGE:                           167,477
THE COLLATERAL:                           Anchored retail center

OWNERSHIP INTEREST:                       Fee

PROPERTY MANAGEMENT:                      KRC Property Management I, Inc.

3RD MOST RECENT NOI (AS OF):              NAP
2ND MOST RECENT NOI (AS OF):              $2,718,615 (TTM 12/31/2004)
MOST RECENT NOI (AS OF):                  $3,094,454 (TTM 12/31/2005)
U/W NET OP. INCOME:                       $2,998,327
U/W NET CASH FLOW:                        $2,871,920
U/W OCCUPANCY:                            96.4%
APPRAISED VALUE:                          $47,300,000
CUT-OFF DATE LTV:                         70.1%
MATURITY DATE LTV:                        65.2%
DSCR:                                     1.57x
POST IO DSCR:                             1.28x
--------------------------------------------------------------------------------

(1)   Occupancy is based on the underwritten rent roll dated November 3, 2006.

THE SHOPS AT KILDEER LOAN

      THE LOAN. The ninth largest loan (the "Shops at Kildeer Loan") as evidenced by the Promissory Note (the "Shops at Kildeer Note") is secured by a first priority fee Mortgage and Absolute Assignment of Rents and Leases and
Security Agreement (and Fixture Filing) (the "Shops at Kildeer Mortgage")
encumbering the 167,477 square foot anchored retail center known as Shops at
Kildeer, located in Kildeer, Illinois (the "Shops at Kildeer Property"). The
Shops at Kildeer Loan was originated on November 21, 2006 by or on behalf of
Wells Fargo Bank, National Association.

                                      IV-45

      THE BORROWER. The borrower is Shops at Kildeer, LLC, a Delaware limited liability company (the "Shops at Kildeer Borrower"). The Shops at Kildeer
Borrower owns no material asset other than the Shops at Kildeer Property and related interests. The sponsor of the Shops at Kildeer Loan is UBS Wealth
Management North American Property Fund Limited ("UBS") (81%) and Kimco Realty
Corporation ("Kimco") (19%). UBS is a real estate fund established by a subsidiary of UBS AG to invest in real estate in North America. Kimco is a publicly held full service real estate investment firm that owns approximately
1,118 neighborhood and community shopping centers totaling 143,600,000 net rentable square feet located in 45 states, Canada, Mexico, and Puerto Rico.

      THE PROPERTY. The Shops at Kildeer Property is located in Kildeer,
Illinois, at 20505 Rand Road. Kildeer, Illinois is located approximately 34 miles northwest of the Chicago CBD in an affluent Lake County suburb. The Shops at Kildeer Property was originally constructed in 2001. It consists of a 167,477 square foot, single-story anchored retail center that is demised for 16 tenants.
The Shops at Kildeer Property is situated on approximately 23.4 acres and includes 800 surface parking spaces. The Shops at Kildeer Property is anchored by Bed, Bath & Beyond and Circuit City. Bed, Bath & Beyond occupies 35,000 square feet, its lease expires on January 31, 2012. Circuit City occupies 31,578 square feet and its lease expires on January 31, 2017.

      The following table presents certain information relating to the lease rollover at the Shops at Kildeer Property:

--------------------------------------------------------------------------------------------------------------
                                           LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------------------------------------
                                                                                              CUMULATIVE % OF
                            AVERAGE                                         % OF TOTAL             TOTAL
                 # OF    UNDERWRITTEN                                    UNDERWRITTEN BASE   UNDERWRITTEN BASE
                LEASES   BASE RENT PER   % OF TOTAL SF    CUMULATIVE %    RENTAL REVENUES     RENTAL REVENUES
    YEAR        ROLLING   SF ROLLING         ROLLING      OF SF ROLLING       ROLLING             ROLLING
--------------------------------------------------------------------------------------------------------------

    Vacant         0        $ 0.00             0%               0%               0%                  0%
--------------------------------------------------------------------------------------------------------------
     2007          2        $25.22             4%               4%               5%                  5%
--------------------------------------------------------------------------------------------------------------
     2008          1        $34.14             1%               5%               2%                  7%
--------------------------------------------------------------------------------------------------------------
     2009          0        $ 0.00             0%               5%               0%                  7%
--------------------------------------------------------------------------------------------------------------
     2010          0        $ 0.00             0%               5%               0%                  7%
--------------------------------------------------------------------------------------------------------------
     2011          3        $18.21            22%              27%              20%                 27%
--------------------------------------------------------------------------------------------------------------
     2012          3        $18.18            39%              65%              36%                 63%
--------------------------------------------------------------------------------------------------------------
     2013          1        $29.50             3%              69%               5%                 68%
--------------------------------------------------------------------------------------------------------------
     2014          5        $23.50            13%              81%              15%                 84%
--------------------------------------------------------------------------------------------------------------
     2015          0        $ 0.00             0%              81%               0%                 84%
--------------------------------------------------------------------------------------------------------------
     2016          0        $ 0.00             0%              81%               0%                 84%
--------------------------------------------------------------------------------------------------------------
2017 & Beyond      1        $17.00            19%             100%              16%                100%
--------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the Shops at Kildeer Property:

------------------------------------------------------------------------------------------------------------------------------
                                                                                       % OF TOTAL    ANNUALIZED
                              CREDIT RATING                            ANNUALIZED      ANNUALIZED   UNDERWRITTEN
                                 (FITCH/        TENANT                UNDERWRITTEN    UNDERWRITTEN    BASE RENT        LEASE
     TENANT NAME             MOODY'S S&P)(1)     NRSF     % OF NRSF   BASE RENT ($)    BASE RENT    ($ PER NRSF)    EXPIRATION
------------------------------------------------------------------------------------------------------------------------------

Circuit City                    --/--/--        31,578       19%      $  536,826          16%          $17.00       01/31/2017
------------------------------------------------------------------------------------------------------------------------------
Bed Bath & Beyond               --/--/BBB       35,000       21%      $  525,000          16%          $15.00       01/31/2012
------------------------------------------------------------------------------------------------------------------------------
Old Navy                      BBB-/Baa3/BB+     22,991       14%      $  344,865          11%          $15.00       10/31/2011
------------------------------------------------------------------------------------------------------------------------------
World Market                    --/--/--        17,300       10%      $  328,700          10%          $19.00       01/31/2012
------------------------------------------------------------------------------------------------------------------------------
Erehwon                         --/--/--        12,279        7%      $  320,482          10%          $26.10       02/28/2012
------------------------------------------------------------------------------------------------------------------------------
Ulta Salon                      --/--/--        11,940        7%      $  268,680           8%          $22.50       11/30/2011
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                         131,088       78%      $2,324,523          71%          $17.73
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Other Tenants                      NAP          36,389       22%      $  936,242          29%          $25.73        Various
------------------------------------------------------------------------------------------------------------------------------
Vacant Space                       NAP               0        0%      $        0           0%          $ 0.00          NAP
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                         167,477      100%      $3,260,765         100%          $19.47
------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      ESCROWS AND RESERVES. The Shops at Kildeer Borrower is required to escrow for real estate taxes and insurance premiums on a monthly basis, following the occurrence of a Trigger Event, as defined herein. So long as (i) no Event of
Default has occurred and is continuing, (ii) DSCR is greater than 1.10x
(collectively, "Trigger Event"), and with respect to monthly insurance impounds, the Shops at Kildeer Borrower is able to provide evidence that the liability and casualty insurance policy covering the Shops at Kildeer Property is a blanket or umbrella insurance policy, the monthly real estate tax escrow and the insurance escrow impounds shall be waived. The Shops at Kildeer Borrower is also required to escrow monthly for capital expenditures and monthly for tenant improvements and leasing commissions. However, so long as no Trigger Event has occurred and is continuing, the capital expenditures escrow and the tenant improvements and leasing commissions escrow shall be waived. At the Shops at Kildeer Borrower's option, the Shops at Kildeer Borrower may provide either a Letter of Credit or a guaranty from an investment grade entity bank or financial institution in lieu of and in the amount of any required cash deposits.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is triggered upon the occurrence and continuance of a default beyond any applicable notice and cure period.

      PROPERTY MANAGEMENT. The Shops at Kildeer Property is managed by KRC
Property Management I, Inc., an affiliate of the Shops at Kildeer Borrower.

                                      IV-46

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the Shops at Kildeer Loan and the
Shops at Kildeer Property is set forth on Appendix II hereto.

                                      IV-47

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      IV-48

--------------------------------------------------------------------------------
            MORTGAGE LOAN NO. 10 - THE LONDON NYC HOTEL LAND INTEREST
--------------------------------------------------------------------------------

        [PHOTOS OF THE LONDON NYC HOTEL LAND INTEREST HAVE BEEN OMITTED]

                                      IV-49

--------------------------------------------------------------------------------
            MORTGAGE LOAN NO. 10 - THE LONDON NYC HOTEL LAND INTEREST
--------------------------------------------------------------------------------

          [MAP OF THE LONDON NYC HOTEL LAND INTEREST HAS BEEN OMITTED]

                                      IV-50

--------------------------------------------------------------------------------
            MORTGAGE LOAN NO. 10 - THE LONDON NYC HOTEL LAND INTEREST
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                         $27,000,000
CUT-OFF DATE BALANCE:                     $27,000,000
LOAN PURPOSE:                             Refinance
SHADOW RATING (MOODY'S/FITCH/DBRS):       Aaa/AAA/AAA
FIRST PAYMENT DATE:                       December 1, 2006
INTEREST RATE:                            5.850%
AMORTIZATION:                             Interest Only
ARD:                                      NAP
HYPERAMORTIZATION:                        NAP
MATURITY DATE:                            November 1, 2016
EXPECTED MATURITY BALANCE:                $27,000,000
SPONSOR:                                  Jane Goldman
INTEREST CALCULATION:                     Actual/360
CALL PROTECTION:                          Locked out until December 1, 2008.
                                          Thereafter, prepayable with the
                                          greater of a yield maintenance penalty
                                          and 1% of the principal balance being
                                          prepaid. Prepayable without penalty
                                          from and after August 1, 2016.

LOAN PER SF:                              NAP

UP-FRONT RESERVES:                        None

ONGOING RESERVES:                         RE Tax:             Springing
                                          Insurance:          Springing

LOCKBOX:                                  None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Single Asset
PROPERTY TYPE:                            Other
PROPERTY SUB-TYPE:                        Leased Fee
LOCATION:                                 New York, NY
YEAR BUILT/RENOVATED:                     NAP
PERCENT LEASED(1):                        100.0%
SQUARE FOOTAGE:                           334,125 (land area)
THE COLLATERAL:                           0.51 acre parcel of land beneath a
                                          54 story hotel
OWNERSHIP INTEREST:                       Fee

PROPERTY MANAGEMENT:                      Soleo Management

3RD MOST RECENT NOI (AS OF):              NAP
2ND MOST RECENT NOI (AS OF):              NAP
MOST RECENT NOI (AS OF):                  NAP
U/W NET OP. INCOME:                       $3,458,813
U/W NET CASH FLOW:                        $3,458,813
U/W OCCUPANCY:                            100.0%
APPRAISED VALUE:                          $63,200,000
CUT-OFF DATE LTV:                         42.7%
MATURITY DATE LTV:                        42.7%
DSCR:                                     2.16x
POST IO DSCR:                             NAP
--------------------------------------------------------------------------------

(1)   Occupancy is based on the rent lease.

THE LONDON NYC HOTEL LAND INTEREST LOAN

      THE LOAN. The tenth largest loan ("The London NYC Hotel Land Interest
Loan") as evidenced by the Consolidated, Amended and Restated Promissory Note
("The London NYC Hotel Land Interest Note") is secured by a first priority fee
Mortgage and Agreement of Consolidation and Modification of Mortgage, Assignment
of Leases and Rents and Security Agreement ("The London NYC Hotel Land Interest
Mortgage") encumbering the 0.51 acre parcel of land beneath the London NYC
Hotel, located in Manhattan, New York ("The London NYC Hotel Land Interest
Property"). The London NYC Hotel Land Interest Loan was originated on November
1, 2006 by or on behalf of Morgan Stanley Mortgage Capital Inc.

      THE BORROWER. The borrowers are Goldprop L.L.C., a Delaware limited liability company and Goldestate L.L.C., a Delaware limited liability company
(collectively referred to as "The London NYC Hotel Land Interest Borrower"), as
tenants in common, that own no material asset other than The London NYC Hotel
Property and related interests. Goldprop L.L.C. is owned by Goldprop Inc. and the Lillian Goldman Marital Trust Under the Will of Sol Goldman, while
Goldestate L.L.C. is owned by the Estate of Sol Goldman and Goldestate Inc. The
London NYC Hotel Borrower is sponsored by Jane Goldman. The London NYC Hotel
Borrower is managed by the children of Sol Goldman: Jane Goldman, Allan Goldman and Louisa Little, as co-executors of the estate and the trust and officers in
Goldprop Inc. and Goldestate Inc.

      THE PROPERTY. The London NYC Hotel Land Interest Property is located in
New York, New York, at 143-147 West 54th Street. It consists of a 0.51 acre parcel of land that sits beneath the London NYC Hotel building. The improvements on the land, including the hotel itself, are not collateral for the loan. The
London NYC Hotel consists of 505 rooms in a 54 story tower constructed in 1987.
The land is subject to a ground lease, dated October 1, 1984, to Albermarle 54th
St. Associates, which owned and operated the hotel as the Rihga Royal Hotel.
Albermarle 54th Street Associates exercised its option to renew the ground lease term for five renewal periods of 25 years

                                      IV-51

each, ending September 30, 2136. The tenant's interest in the ground lease was assigned to Rihga International U.S.A., Inc. in 1990. Blackstone Real Estate
Group acquired the ground lease interest in 2005 and now owns and operates the hotel as the London NYC Hotel, under its LXR line of Luxury Resorts and Hotels.

      ESCROWS AND RESERVES. The London NYC Hotel Land Interest Borrower is
required to escrow 1/12 of annual real estate taxes and insurance premiums that lender estimates will be payable for the next year in the event that both (i) an
Event of Default has occurred and is continuing, and (ii) the ground lease has been terminated.

      LOCKBOX AND CASH MANAGEMENT. None.

      PROPERTY MANAGEMENT. The London NYC Hotel Land Interest Property is
managed by Soleo Management, an affiliate of the London NYC Hotel Land Interest
Borrower.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding The London NYC Hotel Land
Interest Loan and The London NYC Hotel Land Interest Property is set forth on
Appendix II hereto.

                                      IV-52

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                           DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS                                          PAGE(S)
---------------------------------------------------------   -------
Certificate Distribution Detail                                2
Certificate Factor Detail                                      3
Reconciliation Detail                                          4
Other Required Information                                     5
Cash Reconciliation Detail                                     6
Ratings Detail                                                 7
Current Mortgage Loan and Property Stratification Tables     8 - 16
Mortgage Loan Detail                                          17
NOI Detail                                                    18
Principal Prepayment Detail                                   19
Historical Detail                                             20
Delinquency Loan Detail                                       21
Specially Serviced Loan Detail                              22 - 23
Advance Summary                                               24
Modified Loan Detail                                          25
Historical Liquidated Loan Detail                             26
Historical Bond / Collateral Realized Loss Reconciliation     27
Interest Shortfall Reconciliation Detail                    28 - 29
Defeased Loan Detail                                          30
Supplemental Reporting                                        31

                                    DEPOSITOR

Morgan Stanley Capital I Inc.

1585 Broadway
New York, NY 10036

Contact: General Information Number
Phone Number: (212) 761-4700

                                 MASTER SERVICER

Wells Fargo Bank, N.A.
1320 Willow Pass Road, Suite 300
investorreporting@wellsfargo.com
Concord, CA 94520

Contact: Myung J. Nam
Phone Number:

                                SPECIAL SERVICER

ARCap Servicing, Inc.
5221 N. O'Connor Blvd., Ste. 600
Irving, TX 75039

Contact: Chris Crouch
Phone Number: (972) 868-5300

This report has been compiled from information provided to Wells Fargo Bank,
N.A. by various third parties, which may include the Master Servicer, Special
Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright, Wells Fargo Bank, N.A.

                                                                    Page 1 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                         CERTIFICATE DISTRIBUTION DETAIL

               Pass-Through  Original  Beginning    Principal     Interest
Class   CUSIP      Rate      Balance    Balance   Distribution  Distribution
----------------------------------------------------------------------------

  A-1            0.000000%     0.00       0.00        0.00          0.00
 A-1A            0.000000%     0.00       0.00        0.00          0.00
  A-2            0.000000%     0.00       0.00        0.00          0.00
 A-AB            0.000000%     0.00       0.00        0.00          0.00
  A-3            0.000000%     0.00       0.00        0.00          0.00
  A-M            0.000000%     0.00       0.00        0.00          0.00
  A-J            0.000000%     0.00       0.00        0.00          0.00
   B             0.000000%     0.00       0.00        0.00          0.00
   C             0.000000%     0.00       0.00        0.00          0.00
   D             0.000000%     0.00       0.00        0.00          0.00
   E             0.000000%     0.00       0.00        0.00          0.00
   F             0.000000%     0.00       0.00        0.00          0.00
   G             0.000000%     0.00       0.00        0.00          0.00
   H             0.000000%     0.00       0.00        0.00          0.00
   J             0.000000%     0.00       0.00        0.00          0.00
   K             0.000000%     0.00       0.00        0.00          0.00
   L             0.000000%     0.00       0.00        0.00          0.00
   M             0.000000%     0.00       0.00        0.00          0.00
   N             0.000000%     0.00       0.00        0.00          0.00
   O             0.000000%     0.00       0.00        0.00          0.00
   P             0.000000%     0.00       0.00        0.00          0.00
  R-I            0.000000%     0.00       0.00        0.00          0.00
 R-II            0.000000%     0.00       0.00        0.00          0.00
 R-III           0.000000%     0.00       0.00        0.00          0.00
----------------------------------------------------------------------------
Totals                         0.00       0.00        0.00          0.00
============================================================================

                     Realized Loss/                             Current
        Prepayment  Additional Trust      Total      Ending  Subordination
Class    Premium     Fund Expenses    Distribution  Balance    Level (1)
--------------------------------------------------------------------------

  A-1      0.00            0.00           0.00        0.00        0.00
 A-1A      0.00            0.00           0.00        0.00        0.00
  A-2      0.00            0.00           0.00        0.00        0.00
 A-AB      0.00            0.00           0.00        0.00        0.00
  A-3      0.00            0.00           0.00        0.00        0.00
  A-M      0.00            0.00           0.00        0.00        0.00
  A-J      0.00            0.00           0.00        0.00        0.00
   B       0.00            0.00           0.00        0.00        0.00
   C       0.00            0.00           0.00        0.00        0.00
   D       0.00            0.00           0.00        0.00        0.00
   E       0.00            0.00           0.00        0.00        0.00
   F       0.00            0.00           0.00        0.00        0.00
   G       0.00            0.00           0.00        0.00        0.00
   H       0.00            0.00           0.00        0.00        0.00
   J       0.00            0.00           0.00        0.00        0.00
   K       0.00            0.00           0.00        0.00        0.00
   L       0.00            0.00           0.00        0.00        0.00
   M       0.00            0.00           0.00        0.00        0.00
   N       0.00            0.00           0.00        0.00        0.00
   O       0.00            0.00           0.00        0.00        0.00
   P       0.00            0.00           0.00        0.00        0.00
  R-I      0.00            0.00           0.00        0.00        0.00
 R-II      0.00            0.00           0.00        0.00        0.00
 R-III     0.00            0.00           0.00        0.00        0.00
----------------------------------------------------------------------------
Totals     0.00            0.00           0.00        0.00        0.00
============================================================================

                               Original                                                                 Ending
                Pass-Through   Notional      Beginning        Interest     Prepayment       Total      Notional
Class   CUSIP       Rate        Amount    Notional Amount   Distribution     Premium    Distribution    Amount
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
  X               0.000000%      0.00           0.00            0.00          0.00          0.00         0.00
===============================================================================================================

(1)  Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright, Wells Fargo Bank, N.A.

                                                                    Page 2 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                            CERTIFICATE FACTOR DETAIL

                                                                         Realized Loss/
                 Beginning     Principal      Interest     Prepayment   Additional Trust     Ending
Class   CUSIP     Balance    Distribution   Distribution     Premium      Fund Expenses      Balance
-----------------------------------------------------------------------------------------------------

 A-1            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-1A           0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-2            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-AB           0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-3            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-M            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-J            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  B             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  C             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  D             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  E             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  F             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  G             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  H             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  J             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  K             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  L             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  M             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  N             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  O             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  P             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 R-I            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 R-I            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
R-III           0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000

                 Beginning                                 Ending
                  Notional     Interest     Prepayment    Notional
Class   CUSIP      Amount    Distribution     Premium      Amount
-------------------------------------------------------------------
  X             0.00000000    0.00000000    0.00000000   0.00000000
-------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.

                                                                    Page 3 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                              RECONCILIATION DETAIL

PRINCIPAL RECONCILIATION

           Stated       Unpaid                                                              Stated       Unpaid        Current
         Beginning    Beginning                                                             Ending       Ending       Principal
Loan     Principal    Principal    Scheduled    Unscheduled     Principal     Realized    Principal    Principal    Distribution
Group     Balance      Balance     Principal     Principal     Adjustments      Loss       Balance      Balance        Amount
--------------------------------------------------------------------------------------------------------------------------------

   1        0.00         0.00         0.00          0.00           0.00         0.00         0.00         0.00          0.00
   2        0.00         0.00         0.00          0.00           0.00         0.00         0.00         0.00          0.00
--------------------------------------------------------------------------------------------------------------------------------
Total       0.00         0.00         0.00          0.00           0.00         0.00         0.00         0.00          0.00
================================================================================================================================

CERTIFICATE INTEREST RECONCILIATION

                                           Net                                                                           Remaining
                                        Aggregate                  Distributable                                           Unpaid
                             Accrued    Prepayment  Distributable   Certificate              Additional                Distributable
         Accrual  Accrual  Certificate   Interest    Certificate      Interest     WAP CAP   Trust Fund    Interest     Certificate
Class     Dates     Days     Interest   Shortfall      Interest      Adjustment   Shortfall   Expenses   Distribution     Interest
------------------------------------------------------------------------------------------------------------------------------------

 A-1        0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
 A-1A       0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
 A-2        0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
 A-AB       0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
 A-3        0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
 A-M        0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
 A-J        0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
  X         0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
  B         0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
  C         0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
  D         0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
  E         0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
  F         0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
  G         0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
  H         0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
  J         0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
  K         0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
  L         0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
  M         0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
  N         0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
  0         0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
  P         0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
Totals               0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
====================================================================================================================================

Copyright, Wells Fargo Bank, N.A.

                                                                    Page 4 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                           OTHER REQUIRED INFORMATION

Available Distribution Amount (1)                                0.00

Master Servicing Fee Summary

   Current Period Accrued Master Servicing Fees                  0.00
   Less Delinquent Master Servicing Fees                         0.00
   Less Reductions to Master Servicing Fees                      0.00
   Plus Master Servicing Fees for Delinquent Payments Received   0.00
   Plus Adjustments for Prior Master Servicing Calculation       0.00
   Total Master Servicing Fees Collected                         0.00

(1)  The Available Distribution Amount includes any PrepaHyment Premiums.

Appraisal Reduction Amount

         Appraisal   Cumulative   Most Recent
 Loan    Reduction      ASER       App. Red.
Number   Effected      Amount        Date
---------------------------------------------

---------------------------------------------
Total
=============================================

Copyright, Wells Fargo Bank, N.A.

                                                                    Page 5 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED
   INTEREST:
      Interest paid or advanced                                      0.00
      Interest reductions due to Non-Recoverability Determinations   0.00
      Interest Adjustments                                           0.00
      Deferred Interest                                              0.00
      Net Prepayment Interest Shortfall                              0.00
      Net Prepayment Interest Excess                                 0.00
      Extension Interest                                             0.00
      Interest Reserve Withdrawal                                    0.00
                                                                            ----
         TOTAL INTEREST COLLECTED                                           0.00

   PRINCIPAL:
      Scheduled Principal                                            0.00
      Unscheduled Principal                                          0.00
         Principal Prepayments                                       0.00
         Collection of Principal after Maturity Date                 0.00
         Recoveries from Liquidation and Insurance Proceeds          0.00
         Excess of Prior Principal Amounts paid                      0.00
         Curtailments                                                0.00
      Negative Amortization                                          0.00
      Principal Adjustments                                          0.00
                                                                            ----
         TOTAL PRINCIPAL COLLECTED                                          0.00

   OTHER:
      Prepayment Penalties/Yield Maintenance                         0.00
      Repayment Fees                                                 0.00
      Borrower Option Extension Fees                                 0.00
      Equity Payments Received                                       0.00
      Net Swap Counterparty Payments Received                        0.00
                                                                            ----
         TOTAL OTHER COLLECTED                                              0.00
                                                                            ----
TOTAL FUNDS COLLECTED                                                       0.00
                                                                            ====
TOTAL FUNDS DISTRIBUTED

   FEES:
      Master Servicing Fee                                           0.00
      Trustee Fee                                                    0.00
      Certificate Administration Fee                                 0.00
      Insurer Fee                                                    0.00
      Miscellaneous Fee                                              0.00
                                                                            ----
         TOTAL FEES                                                         0.00

   ADDITIONAL TRUST FUND EXPENSES:
      Reimbursement for Interest on Advances                         0.00
      ASER Amount                                                    0.00
      Special Servicing Fee                                          0.00
      Rating Agency Expenses                                         0.00
      Attorney Fees & Expenses                                       0.00
      Bankruptcy Expense                                             0.00
      Taxes Imposed on Trust Fund                                    0.00
      Non-Recoverable Advances                                       0.00
      Other Expenses                                                 0.00
                                                                            ----
         TOTAL ADDITIONAL TRUST FUND EXPENSES                               0.00

   INTEREST RESERVE DEPOSIT                                                 0.00

   PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
      Interest Distribution                                          0.00
      Principal Distribution                                         0.00
      Prepayment Penalties/Yield Maintenance                         0.00
      Borrower Option Extension Fees                                 0.00
      Equity Payments Paid                                           0.00
      Net Swap Counterparty Payments Paid                            0.00
                                                                            ----
         TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                      0.00
                                                                            ----
TOTAL FUNDS DISTRIBUTED                                                     0.00
                                                                            ====

Copyright, Wells Fargo Bank, N.A.

                                                                    Page 6 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                                 RATINGS DETAIL

                   Original Ratings       Current Ratings (1)
                ----------------------   ----------------------
Class   CUSIP   Fitch   Moody's   DBRS   Fitch   Moody's   DBRS
---------------------------------------------------------------
 A-1
 A-1A
 A-2
 A-AB
 A-3
 A-M
 A-J
  X
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
--------------------------------------------------------------------------------

      NR  - Designates that the class was not rated by the above agency at the time of original issuance.

      X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

      N/A - Data not available this period.

1)    For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500

Moody's Investors Service
99 Church Street
New York, New York 10007
(212) 553-0300

Dominion Bond Rating Service
200 King Street West, Suite 1304
Toronto, Ontario M5H 3T4
(416) 593-5577

Copyright, Wells Fargo Bank, N.A.

                                                                    Page 7 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                                SCHEDULED BALANCE

                                % of
Scheduled    # of   Scheduled   Agg.   WAM           Weighted
 Balance    loans    Balance    Bal.   (2)   WAC   Avg DSCR(1)
--------------------------------------------------------------

--------------------------------------------------------------
Totals
==============================================================

                                    STATE (3)

                             % of
         # of    Scheduled   Agg.   WAM           Weighted
State   Props.    Balance    Bal.   (2)   WAC   Avg DSCR(1)
-----------------------------------------------------------

-----------------------------------------------------------
Totals
===========================================================

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.

                                                                    Page 8 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                           DEBT SERVICE COVERAGE RATIO

                                              % of
     Debt Service          # of   Scheduled   Agg.   WAM           Weighted
    Coverage Ratio        loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Totals
=============================================================================

                                    NOTE RATE

                                              % of
        Note              # of    Scheduled   Agg.   WAM           Weighted
        Rate             loans     Balance    Bal.   (2)   WAC   Avg DSCR (1)
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Totals
=============================================================================

                                PROPERTY TYPE (3)

                                              % of
                          # of    Scheduled   Agg.   WAM           Weighted
    Property Type        Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Totals
============================================================================

                                    SEASONING

                                              % of
                          # of    Scheduled   Agg.   WAM           Weighted
      Seasoning          loans     Balance    Bal.   (2)   WAC   Avg DSCR (1)
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Totals
=============================================================================

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.

                                                                    Page 9 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                              % of
 Anticipated Remaining    # of    Scheduled   Agg.   WAM           Weighted
       Term (2)          loans     Balance    Bal.   (2)   WAC   Avg DSCR (1)
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Totals
=============================================================================

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                              % of
Remaining Amortization    # of    Scheduled   Agg.   WAM           Weighted
         Term            loans     Balance    Bal.   (2)   WAC   Avg DSCR (1)
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Totals
=============================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                              % of
   Remaining Stated       # of    Scheduled   Agg.   WAM           Weighted
         Term            loans     Balance    Bal.   (2)   WAC   Avg DSCR (1)
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Totals
=============================================================================

                             AGE OF MOST RECENT NOI

                                              % of
     Age of Most          # of    Scheduled   Agg.   WAM           Weighted
     Recent NOI          loans     Balance    Bal.   (2)   WAC   Avg DSCR (1)
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Totals
=============================================================================

(1)  Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
     The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2)  Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3)  Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 10 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                                SCHEDULED BALANCE

                                % of
Scheduled    # of   Scheduled   Agg.    WAM           Weighted
 Balance    loans    Balance    Bal.    (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------

----------------------------------------------------------------
Totals
================================================================

                                    STATE (3)
                             % of
         # of    Scheduled   Agg.   WAM           Weighted
State   Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
------------------------------------------------------------

------------------------------------------------------------
Totals
============================================================

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 11 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

        CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                           DEBT SERVICE COVERAGE RATIO

                                     % of
 Debt Service     # of   Scheduled   Agg.   WAM           Weighted
Coverage Ratio   loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                    NOTE RATE

                             % of
Note      # of   Scheduled   Agg.   WAM           Weighted
Rate     loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
------------------------------------------------------------

------------------------------------------------------------
Totals
============================================================

                                PROPERTY TYPE (3)

                                     % of
                 # of    Scheduled   Agg.   WAM           Weighted
Property Type   Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                    SEASONING

                                % of
             # of   Scheduled   Agg.   WAM           Weighted
Seasoning   loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
===============================================================

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 12 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

        CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES GROUP I

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                            # Of
Anticipated Remaining    # of   Scheduled   Agg.   WAM           Weighted
      Term (2)          loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
Totals
===========================================================================

              REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                             % of
Remaining Amortization    # of   Scheduled   Agg.   WAM           Weighted
         Term            loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                       % of
Remaining Stated    # of   Scheduled   Agg.   WAM           Weighted
      Term         loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------

----------------------------------------------------------------------
Totals
======================================================================

                             AGE OF MOST RECENT NOI

                                  % of
Age of Most    # of   Scheduled   Agg.   WAM           Weighted
 Recent NOI   loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
-----------------------------------------------------------------

-----------------------------------------------------------------
Totals
=================================================================

(1)  Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
     The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2)  Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3)  Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 13 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

        CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES GROUP II

                                SCHEDULED BALANCE

                                % of
Scheduled   # of    Scheduled   Agg.   WAM           Weighted
 Balance    loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
===============================================================

                                    STATE (3)

                             % of
        # of     Scheduled   Agg.   WAM           Weighted
State   Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
------------------------------------------------------------

------------------------------------------------------------
Totals
============================================================

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 14 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                           DEBT SERVICE COVERAGE RATIO

                                     % of
 Debt Service     # of   Scheduled   Agg.   WAM           Weighted
Coverage Ratio   loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                    NOTE RATE

                                     % of
     Note         # of   Scheduled   Agg.   WAM           Weighted
     Rate        loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                PROPERTY TYPE (3)

                                      % of
                  # of    Scheduled   Agg.   WAM           Weighted
 Property Type   Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------

---------------------------------------------------------------------
Totals
=====================================================================

                                    SEASONING

                                     % of
                  # of   Scheduled   Agg.   WAM           Weighted
   Seasoning     loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 15 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                             % of
 Anticipated Remaining    # of   Scheduled   Agg.   WAM           Weighted
       Term (2)          loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                             % of
Remaining Amortization    # of   Scheduled   Agg.   WAM           Weighted
         Term            loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                             % of
   Remaining Stated       # of   Scheduled   Agg.   WAM           Weighted
         Term            loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

                             AGE OF MOST RECENT NOI

                                             % of
      Age of Most         # of   Scheduled   Agg.   WAM           Weighted
      Recent NOI         loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

(1)  Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
     The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2)  Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3)  Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 16 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                              MORTGAGE LOAN DETAIL

                                                                  Anticipated             Neg.  Beginning    Ending   Paid
 Loan         Property               Interest  Principal   Gross   Repayment   Maturity  Amort  Scheduled  Scheduled  Thru
Number  ODCR  Type (1)  City  State   Payment   Payment   Coupon      Date       Date    (Y/N)   Balance    Balance   Date
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
Totals
==========================================================================================================================

        Appraisal  Appraisal   Res.   Mod.
 Loan   Reduction  Reduction  Strat.  Code
Number     Date      Amount     (2)   (3)
------------------------------------------

------------------------------------------
Totals
==========================================

                             (1) Property Type Code

MF - Multi-Family
RT - Retail
HC - Healthcare
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed Use
LO - Lodging
SS - Self Storage
OT - Other

                          (2) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10- Deed in Lieu Of Foreclosure
11- Full Payoff
12 - Reps and Warranties
13- Other or TBD

                              (3) Modification Code

1 - Maturity Date Extension
2 - Amortization Change
3 - Principal Write-Off
4 - Combination

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 17 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                                   NOI DETAIL

                                      Ending       Most      Most   Most Recent  Most Recent
 Loan         Property               Scheduled    Recent    Recent   NOI Start     NOI End
Number  ODCR    Type    City  State   Balance   Fiscal NOI    NOI       Date         Date
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
Total
============================================================================================

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 18 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                           PRINCIPAL PREPAYMENT DETAIL

                                               Principal Prepayment Amount                  Prepayment Penalties
                         Offering Document  ---------------------------------  ---------------------------------------------
Loan Number  Loan Group   Cross-Reference   Payoff Amount  Curtailment Amount  Prepayment Premium  Yield Maintenance Premium
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Totals
============================================================================================================================

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 19 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                                HISTORICAL DETAIL

                                         Delinquencies
              ----------------------------------------------------------------------------------
Distribution   30-59 Days   60-89 Days  90 Days or More  Foreclosure     REO       Modifications
    Date      #   Balance  #   Balance  #     Balance    #   Balance  #   Balance  #   Balance
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

                     Prepayments            Rate and Maturities
              -------------------------  ------------------------
Distribution    Curtailments     Payoff    Next Weighted Avg.
    Date      #    Balance  #   Balance    Coupon    Remit    WAM
-----------------------------------------------------------------

-----------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 20 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                             DELINQUENCY LOAN DETAIL

                 Offering         # of      Paid     Current   Outstanding   Status of   Resolution
                 Document        Months   Through     P & I       P & I        Mortgage    Strategy
Loan Number   Cross-Reference   Delinq.     Date    Advances   Advances **    Loan (1)    Code (2)
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Totals
===================================================================================================

              Servicing                   Actual    Outstanding
               Transfer   Foreclosure   Principal    Servicing    Bankruptcy    REO
Loan Number      Date        Date        Balance      Advances       Date      Date
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
Totals
===================================================================================

                           (1) Status of Mortgage Loan

A - Payments Not Received But Still in Grace Period
B - Late Payment But Less Than 1 Month Delinquent
0 - Current
1 - One Month Delinquent
2 - Two Months Delinquent
3 - Three or More Months Delinquent
4 - Assumed Scheduled Payment (Performing Matured Loan)
7 - Foreclosure
9 - REO

                          (2) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Forclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 21 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

                            Offering      Servicing   Resolution
Distribution    Loan        Document       Transfer    Strategy    Scheduled   Property           Interest
    Date       Number   Cross-Reference      Date      Code (1)     Balance    Type (2)   State     Rate
----------------------------------------------------------------------------------------------------------

                                                                           Remaining
Distribution    Actual   Net Operating    NOI          Note   Maturity   Amortization
    Date       Balance       Income      Date   DSCR   Date     Date         Term
-------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                             (2) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed use
LO - Lodging
SS - Self Storage
OT - Other

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 22 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

                           Offering       Resolution      Site                                             Other REO
Distribution    Loan       Document        Strategy    Inspection                  Appraisal   Appraisal    Property
   Date        Number   Cross-Reference    Code (1)       Date      Phase 1 Date     Date        Value      Revenue    Comment
------------------------------------------------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 23 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                                 ADVANCE SUMMARY

                                                                     Current Period Interest
             Current P&I   Outstanding P&I   Outstanding Servicing     on P&I and Servicing
Loan Group     Advances       Advances              Advances              Advances Paid
--------------------------------------------------------------------------------------------

    1            0.00            0.00                 0.00                     0.00
    2            0.00            0.00                 0.00                     0.00
--------------------------------------------------------------------------------------------
Totals           0.00            0.00                 0.00                     0.00
============================================================================================

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 24 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                              MODIFIED LOAN DETAIL

            Offering
 Loan       Document     Pre-Modification  Post-Modification  Pre-Modification  Post-Modification  Modification  Modification
Number  Cross-Reference       Balance           Balance         Interest Rate     Interest Rate        Date       Description
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Totals
=============================================================================================================================

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 25 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                        HISTORICAL LIQUIDATED LOAN DETAIL

                                         Most     Gross                  Net                 Date of                         Loss to
                              Fees,     Recent    Sales      Net       Proceeds              Current    Current               Loan
                  Beginning Advances, Appraised Proceeds   Proceeds   Available   Realized    Period    Period   Cumulative with Cum
Distribution      Scheduled    and      Value   or Other Received on     for       Loss to      Adj.  Adjustment Adjustment  Adj. to
   Date      ODCR  Balance  Expenses*   or BPO  Proceeds Liquidation Distribution   Trust    to Trust  to Trust   to Trust    Trust
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current Total
====================================================================================================================================
Cumulative Total
====================================================================================================================================

*    Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 26 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

              HISTORICAL BOND/COLLATERAL LOSS RECONCILIATION DETAIL

                  Offering        Beginning      Aggregate    Prior Realized       Amounts       Interest     Modification
Distribution      Document         Balance     Realized Loss   Loss Applied      Covered by    (Shortages)/    /Appraisal
    Date      Cross-Reference  at Liquidation     on Loans    to Certificates  Credit Support    Excesses    Reduction Adj.
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Totals
===========================================================================================================================

               Additional      Realized Loss       Recoveries of      (Recoveries)/
Distribution  (Recoveries)       Applied to       Realized Losses   Losses Applied to
    Date        /Expenses   Certificates to Date    Paid as Cash   Certificate Interest
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
Totals
=======================================================================================

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 27 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                INTEREST SHORTFALL RECONCILIATION DETAIL - PART 1

    Offering     Stated Principal  Current Ending      Special Servicing Fees                           Non-Recoverable
    Document        Balance at        Scheduled    ------------------------------                          (Scheduled
Cross-Reference    Contribution        Balance     Monthly  Liquidation  Work Out  ASER  (PPIS) Excess     Interest)
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
Totals
=======================================================================================================================

    Offering                  Modified Interest  Additional
    Document     Interest on   Rate (Reduction)  Trust Fund
Cross-Reference    Advances        /Excess         Expense
-----------------------------------------------------------

-----------------------------------------------------------
Totals
===========================================================

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 28 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                INTEREST SHORTFALL RECONCILIATION DETAIL - PART 2

                                                      Reimb of Advances to the Servicer
    Offering      Stated Principal   Current Ending   ---------------------------------
    Document         Balance at         Scheduled                     Left to Reimburse   Other (Shortfalls)/
Cross-Reference     Contribution         Balance      Current Month    Master Servicer          Refunds         Comments
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
Totals
========================================================================================================================
Interest Shortfall Reconciliation Detail Part 2 Total                        0.00
========================================================================================================================
Interest Shortfall Reconciliation Detail Part 1 Total                        0.00
========================================================================================================================
Total Interest Shortfall Allocated to Trust                                  0.00
========================================================================================================================

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 29 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                              DEFEASED LOAN DETAIL

              Offering Document   Ending Scheduled
Loan Number    Cross-Reference         Balance       Maturity Date   Note Rate   Defeasance Status
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
Totals
==================================================================================================

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 30 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                             SUPPLEMENTAL REPORTING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 31 OF 31

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE LEFT INTENTIONALLY BLANK]

                                   SCHEDULE A

                      Class A-AB Planned Principal Balance

DISTRIBUTION
    DATE           BALANCE
------------    --------------
  2/12/2007     $62,300,000.00
  3/12/2007     $62,300,000.00
  4/12/2007     $62,300,000.00
  5/12/2007     $62,300,000.00
  6/12/2007     $62,300,000.00
  7/12/2007     $62,300,000.00
  8/12/2007     $62,300,000.00
  9/12/2007     $62,300,000.00
 10/12/2007     $62,300,000.00
 11/12/2007     $62,300,000.00
 12/12/2007     $62,300,000.00
  1/12/2008     $62,300,000.00
  2/12/2008     $62,300,000.00
  3/12/2008     $62,300,000.00
  4/12/2008     $62,300,000.00
  5/12/2008     $62,300,000.00
  6/12/2008     $62,300,000.00
  7/12/2008     $62,300,000.00
  8/12/2008     $62,300,000.00
  9/12/2008     $62,300,000.00
 10/12/2008     $62,300,000.00
 11/12/2008     $62,300,000.00
 12/12/2008     $62,300,000.00
  1/12/2009     $62,300,000.00
  2/12/2009     $62,300,000.00
  3/12/2009     $62,300,000.00
  4/12/2009     $62,300,000.00
  5/12/2009     $62,300,000.00
  6/12/2009     $62,300,000.00
  7/12/2009     $62,300,000.00
  8/12/2009     $62,300,000.00
  9/12/2009     $62,300,000.00
 10/12/2009     $62,300,000.00
 11/12/2009     $62,300,000.00
 12/12/2009     $62,300,000.00
  1/12/2010     $62,300,000.00
  2/12/2010     $62,300,000.00
  3/12/2010     $62,300,000.00
  4/12/2010     $62,300,000.00
  5/12/2010     $62,300,000.00
  6/12/2010     $62,300,000.00
  7/12/2010     $62,300,000.00
  8/12/2010     $62,300,000.00
  9/12/2010     $62,300,000.00
 10/12/2010     $62,300,000.00
 11/12/2010     $62,300,000.00
 12/12/2010     $62,300,000.00
  1/12/2011     $62,300,000.00
  2/12/2011     $62,300,000.00
  3/12/2011     $62,300,000.00
  4/12/2011     $62,300,000.00
  5/12/2011     $62,300,000.00
  6/12/2011     $62,300,000.00
  7/12/2011     $62,300,000.00
  8/12/2011     $62,300,000.00
  9/12/2011     $62,300,000.00
 10/12/2011     $62,300,000.00
 11/12/2011     $62,300,000.00
 12/12/2011     $62,282,458.24
  1/12/2012     $61,432,000.00
  2/12/2012     $60,506,000.00
  3/12/2012     $59,358,000.00
  4/12/2012     $58,421,000.00
  5/12/2012     $57,371,000.00
  6/12/2012     $56,424,000.00
  7/12/2012     $55,364,000.00
  8/12/2012     $54,407,000.00
  9/12/2012     $53,445,000.00
 10/12/2012     $52,370,000.00
 11/12/2012     $51,397,000.00
 12/12/2012     $50,313,000.00
  1/12/2013     $49,330,000.00
  2/12/2013     $48,341,000.00
  3/12/2013     $47,028,000.00
  4/12/2013     $46,028,000.00
  5/12/2013     $44,917,000.00
  6/12/2013     $43,906,000.00
  7/12/2013     $42,785,000.00
  8/12/2013     $41,763,000.00
  9/12/2013     $40,736,000.00
 10/12/2013     $39,600,000.00
 11/12/2013     $38,669,000.00
 12/12/2013     $37,704,000.00
  1/12/2014     $36,827,000.00
  2/12/2014     $35,947,000.00
  3/12/2014     $34,783,000.00
  4/12/2014     $33,892,000.00
  5/12/2014     $32,903,000.00
  6/12/2014     $32,003,000.00
  7/12/2014     $31,005,000.00
  8/12/2014     $30,095,000.00
  9/12/2014     $29,180,000.00
 10/12/2014     $28,169,000.00
 11/12/2014     $27,244,000.00

                                      A - 1

DISTRIBUTION
    DATE           BALANCE
------------    --------------
 12/12/2014     $26,223,000.00
  1/12/2015     $25,288,000.00
  2/12/2015     $24,349,000.00
  3/12/2015     $23,132,000.00
  4/12/2015     $22,181,000.00
  5/12/2015     $21,135,000.00
  6/12/2015     $20,175,000.00
  7/12/2015     $19,119,000.00
  8/12/2015     $18,149,000.00
  9/12/2015     $14,603,000.00
 10/12/2015     $13,541,000.00
 11/12/2015     $12,564,000.00
 12/12/2015     $11,493,000.00
  1/12/2016     $10,505,000.00
  2/12/2016     $3,241,000.00
  3/12/2016     $2,081,000.00
  4/12/2016     $1,090,000.00
  5/12/2016       $7,000.00
  6/12/2016           $0

                                      A - 2

                         MORGAN STANLEY CAPITAL I INC.,
                                    DEPOSITOR

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                (ISSUABLE IN SERIES BY SEPARATE ISSUING ENTITIES)

                                   ----------

          Morgan Stanley Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

          EACH TRUST FUND WILL CONSIST PRIMARILY OF ONE OR MORE SEGREGATED POOLS
OF:

          1)   multifamily or commercial mortgage loans;

          2)   mortgage pass-through certificates or mortgage backed securities;

          3)   direct obligations of the United States or other governmental agencies; or

          4)   any combination of the 1-3, above.

     The certificates of any series may consist of one or more classes. A given class may:

          o    provide for the accrual of interest based on fixed, floating, variable or adjustable rates;

          o    be senior or subordinate to one or more other classes in respect of distributions;

          o    be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o    be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o    provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the
               retirement of one or more other classes;

          o    provide for sequential distributions of principal;

          o    provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

     INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK
FACTORS" BEGINNING ON PAGE 11 IN THIS PROSPECTUS AND ON PAGE S-37 OF THE RELATED
PROSPECTUS SUPPLEMENT.

     If specified in the related prospectus supplement, the trust fund for a series of certificates may include insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing, or guaranteed investment contracts, interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements or currency exchange or swap agreements as described in this prospectus.

     Structural credit enhancement will generally be provided for the respective classes of offered certificates through the subordination of more junior classes of offered and/or non-offered certificates.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

                                   ----------

                                 MORGAN STANLEY
                  THE DATE OF THIS PROSPECTUS IS MARCH 14, 2006

       IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND
                     THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

          o    the timing of interest and principal payments;

          o    applicable interest rates;

          o    information about the trust fund's assets;

          o    information about any credit support or cash flow agreement;

          o    the rating for each class of certificates;

          o    information regarding the nature of any subordination;

          o    any circumstance in which the trust fund may be subject to early termination;

          o    whether any elections will be made to treat the trust fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes;

          o    the aggregate principal amount of each class of certificates;

          o    information regarding any master servicer, sub-servicer or special servicer; and

          o    whether the certificates will be initially issued in definitive or book-entry form.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different.

     Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of
Morgan Stanley Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

     This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

     Morgan Stanley Capital I Inc.'s principal executive office is located at
1585 Broadway, New York, New York 10036, and the telephone number is (212)
761-4000.

                                   ----------

     Until 90-days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers'
obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Important Notice About Information Presented In This Prospectus And

   Distributions on the Certificates of Prepayment Premiums or

                                        i

   Retained Interest; Servicing Compensation and Payment of Expenses .....    63
   Evidence as to Compliance .............................................    63
   Matters Regarding a Master Servicer, a Special Servicer and

   Tax Related Restrictions on Transfers of REMIC Residual Certificates ..   111

                                       ii

                                       iii

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                              SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ
THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                                WHAT YOU WILL OWN

TITLE OF CERTIFICATES.........   Mortgage Pass-Through Certificates, issuable in
                                 series.

MORTGAGE POOL.................   Each trust fund will consist primarily of one
                                 or more segregated pools of:

                                 (1)  multifamily or commercial mortgage loans;

                                 (2)  mortgage pass-through certificates or
                                      mortgage backed securities;

                                 (3)  direct obligations of the United States or
                                      other governmental agencies; or

                                 (4)  any combination of 1-3 above.

                                 as to some or all of the mortgage loans,
                                 assignments of the leases of the related
                                 mortgaged properties or assignments of the
                                 rental payments due under those leases.

                                 Each trust fund for a series of certificates
                                 may also include:

                                 o    insurance or guarantees for the loans,
                                      letters of credit, insurance policies and
                                      surety bonds, the establishment of one or
                                      more reserve funds or any combination of
                                      the foregoing; and

                                 o    guaranteed investment contracts, interest
                                      rate exchange or interest rate swap, cap,
                                      floor or collar agreements or currency
                                      exchange or swap agreements.

                           RELEVANT PARTIES AND DATES

ISSUING ENTITY................   The issuing entity with respect to each series
                                 will be a New York common law trust formed by
                                 the depositor and containing the assets
                                 described in this prospectus and specified in
                                 the related prospectus supplement.

DEPOSITOR.....................   Morgan Stanley Capital I Inc., a Delaware
                                 corporation and a wholly-owned subsidiary of
                                 Morgan Stanley.

MASTER SERVICER...............   Each master servicer, if any, for each series
                                 of certificates will be named in the related
                                 prospectus supplement. A master servicer may be
                                 an affiliate of Morgan Stanley Capital I Inc.

PRIMARY SERVICER..............   Each primary servicer, if any, for each series
                                 of certificates will be named in the related
                                 prospectus supplement. The primary servicer may
                                 be an affiliate of Morgan Stanley Capital I
                                 Inc.

SPECIAL SERVICER..............   The special servicer, if any, for each series
                                 of certificates will be named, or the
                                 circumstances in accordance with which a
                                 special servicer will be appointed will be
                                 described, in the related prospectus
                                 supplement. The special servicer may be an
                                 affiliate of Morgan Stanley Capital I Inc.

TRUSTEE.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.

OTHER PARTIES.................   If so specified in the prospectus supplement
                                 for a series, there may be one or more
                                 additional parties to the related pooling and
                                 servicing agreement, including but not limited
                                 to (i) a paying agent, which will make payments
                                 and perform other specified duties with respect
                                 to the certificates, (ii) a certificate
                                 registrar, which will maintain the register of
                                 certificates and perform certain duties with
                                 respect to certificate transfer, (iii) an
                                 authenticating agent, which will countersign
                                 the certificates on behalf of the trustee
                                 and/or (iv) a fiscal agent, which will be
                                 required to make advances if the trustee fails
                                 to do so when required.

SPONSOR.......................   The sponsor or sponsors for each series of
                                 certificates will be named in the related
                                 prospectus supplement. The sponsor will
                                 initiate the issuance of a series of
                                 certificates and will sell mortgage loans to
                                 the depositor. If specified in the related
                                 prospectus supplement, the sponsor may be
                                 Morgan Stanley Mortgage Capital Inc., an
                                 affiliate of the depositor.

SELLERS.......................   The seller or sellers of the mortgage loans or
                                 other assets will be named in the related
                                 prospectus supplement. A seller may be an
                                 affiliate of Morgan Stanley Capital I Inc.
                                 Morgan Stanley Capital I Inc. will purchase the
                                 mortgage loans or other assets, on or before
                                 the issuance of the related series of
                                 certificates.

ORIGINATORS...................   If the mortgage loans or other assets have been
                                 originated by an entity other than the related
                                 sponsor or loan seller, the prospectus
                                 supplement will identify the related originator
                                 and set forth certain information with respect
                                 thereto.

                       INFORMATION ABOUT THE MORTGAGE POOL

THE TRUST FUND ASSETS.........   Each series of certificates will represent in
                                 the aggregate the entire beneficial ownership
                                 interest in a trust fund consisting primarily
                                 of:

   (A) MORTGAGE ASSETS........   The mortgage loans and the mortgage backed
                                 securities, or one or the other, with respect
                                 to each series of certificates will consist of
                                 a pool of:

                                 o    multifamily or commercial mortgage loans
                                      or both;

                                 o    mortgage pass-through certificates or
                                      other mortgage backed securities
                                      evidencing interests in or secured by
                                      mortgage loans; or

                                 o    a combination of mortgage loans and
                                      mortgage backed securities.

                                 The mortgage loans will not be guaranteed or
                                 insured by:

                                 o    Morgan Stanley Capital I Inc. or any of
                                      its affiliates; or

                                       -2-

                                 o    unless the prospectus supplement so
                                      provides, any governmental agency or
                                      instrumentality or other person.

                                 The mortgage loans will be secured by first
                                 liens or junior liens on, or security interests
                                 in:

                                 o    residential properties consisting of five
                                      or more rental or cooperatively owned
                                      dwelling units; or

                                 o    office buildings, shopping centers, retail
                                      stores, hotels or motels, nursing homes,
                                      hospitals or other health care-related
                                      facilities, mobile home parks, warehouse
                                      facilities, mini-warehouse facilities or
                                      self-storage facilities, industrial
                                      plants, congregate care facilities, mixed
                                      use commercial properties or other types
                                      of commercial properties.

                                 Generally, the mortgage loans:

                                 o    will be secured by properties located in
                                      any of the fifty states, the District of
                                      Columbia or the Commonwealth of Puerto
                                      Rico;

                                 o    will have individual principal balances at
                                      origination of at least $25,000;

                                 o    will have original terms to maturity of
                                      not more than 40 years; and

                                 o    will be originated by persons other than
                                      Morgan Stanley Capital I Inc.

                                 Each mortgage loan may provide for the
                                 following payment terms:

                                 o    Each mortgage loan may provide for no
                                      accrual of interest or for accrual of
                                      interest at a fixed or adjustable rate or
                                      at a rate that may be converted from
                                      adjustable to fixed, or vice versa, from
                                      time to time at the borrower's election.
                                      Adjustable mortgage rates may be based on
                                      one or more indices.

                                 o    Each mortgage loan may provide for
                                      scheduled payments to maturity or payments
                                      that adjust from time to time to
                                      accommodate changes in the interest rate
                                      or to reflect the occurrence of certain
                                      events.

                                 o    Each mortgage loan may provide for
                                      negative amortization or accelerated
                                      amortization.

                                 o    Each mortgage loan may be fully amortizing
                                      or require a balloon payment due on the
                                      loan's stated maturity date.

                                 o    Each mortgage loan may contain
                                      prohibitions on prepayment or require
                                      payment of a premium or a yield
                                      maintenance penalty in connection with a
                                      prepayment.

                                 o    Each mortgage loan may provide for
                                      payments of principal, interest or both,
                                      on due dates that occur monthly,
                                      quarterly, semi-annually or at another
                                      interval as specified in the related
                                      prospectus supplement.

                                       -3-

   (B) GOVERNMENT SECURITIES..   If the related prospectus supplement so
                                 specifies, the trust fund may include direct
                                 obligations of the United States, agencies of
                                 the United States or agencies created by
                                 government entities which provide for payment
                                 of interest or principal or both.

   (C) COLLECTION ACCOUNTS....   Each trust fund will include one or more
                                 accounts established and maintained on behalf
                                 of the certificateholders. The person(s)
                                 designated in the related prospectus supplement
                                 will, to the extent described in this
                                 prospectus and the prospectus supplement,
                                 deposit into this account all payments and
                                 collections received or advanced with respect
                                 to the trust fund's assets. The collection
                                 account may be either interest-bearing or
                                 non-interest-bearing, and funds may be held in
                                 the account as cash or invested in short-term,
                                 investment grade obligations.

   (D) CREDIT SUPPORT.........   If the related prospectus supplement so
                                 specifies, one or more classes of certificates
                                 may be provided with partial or full protection
                                 against certain defaults and losses on a trust
                                 fund's mortgage loans and mortgage backed
                                 securities.

                                 This protection may be provided by one or more
                                 of the following means:

                                 o    subordination of one or more other classes
                                      of certificates,

                                 o    cross-support provisions

                                 o    loan insurance policies or guarantees,

                                 o    letters of credit,

                                 o    certificate insurance policies or surety
                                      bonds,

                                 o    reserve fund or funds or

                                 o    a combination thereof.

                                 The related prospectus supplement will describe
                                 the amount and types of credit support, the
                                 entity providing the credit support, if
                                 applicable, and related information. If a
                                 particular trust fund includes mortgage backed
                                 securities, the related prospectus supplement
                                 will describe any similar forms of credit
                                 support applicable to those mortgage backed
                                 securities.

   (E) CASH FLOW AGREEMENTS...   If the related prospectus supplement so
                                 provides, the trust fund may include guaranteed
                                 investment contracts pursuant to which moneys
                                 held in the collection accounts will be
                                 invested at a specified rate. The trust fund
                                 also may include agreements (as described
                                 below) designed to reduce the effects of
                                 interest rate or currency exchange rate
                                 fluctuations on the trust fund's assets or on
                                 one or more classes of certificates.

                                 Agreements of this sort may include:

                                 o    interest rate exchange or interest rate
                                      swap agreements,

                                 o    interest rate cap, floor or collar
                                      agreements,

                                       -4-

                                 o    currency exchange or swap agreements, or

                                 o    Other interest rate or currency
                                      agreements. Currency exchange or swap
                                      agreements might be included in a trust
                                      fund if some or all of the mortgage loans
                                      or mortgage backed securities, such as
                                      mortgage loans secured by mortgaged
                                      properties located outside the United
                                      States, are denominated in a non United
                                      States currency.

                                 The related prospectus supplement will describe
                                 the principal terms of any guaranteed
                                 investment contract or other such agreement and
                                 provide information with respect to the
                                 obligor. If a particular trust fund includes
                                 mortgage backed securities, the related
                                 prospectus supplement will describe any
                                 guaranteed investment contract or other
                                 agreements applicable to those mortgage backed
                                 securities.

REPURCHASES AND SUBSTITUTIONS
   OF MORTGAGE ASSETS;
   ACQUISITION OF ADDITIONAL
   MORTGAGE ASSETS............   If and to the extent described in the related
                                 prospectus supplement, Morgan Stanley Capital I
                                 Inc. a mortgage asset seller or another
                                 specified person or entity may make or assign
                                 to or for the benefit of one of our trusts
                                 various representations and warranties, or may
                                 be obligated to deliver to one of our trusts
                                 various documents, in either case relating to
                                 some or all of the mortgage assets transferred
                                 to that trust. A material breach of one of
                                 those representations and warranties or a
                                 failure to deliver a material document may,
                                 under the circumstances described in the
                                 related prospectus supplement, give rise to an
                                 obligation to repurchase the affected mortgage
                                 asset(s) out of the subject trust or to replace
                                 the affected mortgage asset(s) with other
                                 mortgage asset(s) that satisfy the criteria
                                 specified in the related prospectus supplement
                                 or to reimburse the related trust fund for any
                                 related losses. See "Description of the
                                 Agreements--Assignment of Assets--Repurchases"
                                 and "--Representations and
                                 Warranties--Repurchases" herein.

                                 In addition, if so specified in the related
                                 prospectus supplement, if a mortgage loan
                                 backing a series of certificates defaults, it
                                 may be subject to a fair value purchase option
                                 or other purchase option under the related
                                 pooling and servicing agreement or another
                                 agreement, or may be subject to a purchase
                                 option on the part of another lender whose loan
                                 is secured by the related real estate
                                 collateral or by a security interest in the
                                 equity in the related borrower. Further, if so
                                 specified in the related prospectus supplement,
                                 a special servicer or other specified party for
                                 a trust fund may be obligated to sell a
                                 mortgage asset that is in default. See
                                 "Description of the Agreements--Realization
                                 Upon Defaulted Whole Loans" herein.

                                 In general, the initial total principal balance
                                 of the mortgage assets in a trust will equal or
                                 exceed the initial total principal balance of
                                 the related certificates. If the initial total
                                 principal balance of the related mortgage
                                 assets is less than the initial total principal
                                 balance of any series, we may arrange an
                                 interim deposit of cash or liquid investments
                                 with the trustee to cover the shortfall. For
                                 the period specified in the related prospectus
                                 supplement, following the initial issuance of
                                 that series, we will be entitled to obtain a
                                 release of the deposited cash or investments in
                                 exchange for the deposit of a corresponding
                                 amount of

                                       -5-

                                 mortgage assets. If we fail to deliver mortgage
                                 assets sufficient to make up the entire
                                 shortfall within that specified period, any of
                                 the cash or investments remaining on deposit
                                 with the related trustee will be used to pay
                                 down the principal balance of the related
                                 certificates, as described in the related
                                 prospectus supplement.

                                 If so specified in the related prospectus
                                 supplement, the related trustee may be
                                 authorized or required to apply collections on
                                 the mortgage assets underlying a series of
                                 offered certificates to acquire new mortgage
                                 assets that conform to the description of
                                 mortgage assets in this prospectus, and satisfy
                                 the criteria set forth in the related
                                 prospectus supplement.

                                 If the subject securitization transaction
                                 involves a prefunding or revolving period, then
                                 we will indicate in the related prospectus
                                 supplement, among other things, (i) the term or
                                 duration of the prefunding or revolving period
                                 and for prefunding periods, the amount of
                                 proceeds to be deposited in the prefunding
                                 account and the percentage of the mortgage
                                 asset pool represented by those proceeds, (ii)
                                 for revolving periods, the maximum amount of
                                 additional assets that may be acquired during
                                 the revolving period, if applicable, and the
                                 percentage of the mortgage asset pool
                                 represented by those assets and (iii) any
                                 limitation on the ability to add pool assets.

DISTRIBUTIONS ON
   CERTIFICATES...............   Each series of certificates will have the
                                 following characteristics:

                                 o    if the certificates evidence an interest
                                      in a trust fund that includes mortgage
                                      loans, the certificates will be issued
                                      pursuant to a pooling agreement;

                                 o    if the certificates evidence an interest
                                      in a trust fund that does not include
                                      mortgage loans, the certificates will be
                                      issued pursuant to a trust agreement;

                                 o    each series of certificates will include
                                      one or more classes of certificates;

                                 o    each series of certificates, including any
                                      class or classes not offered by this
                                      prospectus, will represent, in the
                                      aggregate, the entire beneficial ownership
                                      interest in the related trust fund;

                                 o    each class of certificates being offered
                                      to you, other than certain stripped
                                      interest certificates, will have a stated
                                      principal amount;

                                 o    each class of certificates being offered
                                      to you, other than certain stripped
                                      principal certificates, will accrue
                                      interest based on a fixed, floating,
                                      variable or adjustable interest rate.

                                 The related prospectus supplement will specify
                                 the principal amount, if any, and the interest
                                 rate, if any, for each class of certificates.
                                 In the case of a floating, variable or
                                 adjustable interest rate, the related
                                 prospectus supplement will specify the method
                                 for determining the rate.

                                 The certificates will not be guaranteed or
                                 insured by Morgan Stanley Capital I Inc. or any
                                 of its affiliates. If the related prospectus
                                 supplement so provides, the certificates may be
                                 insured or guaranteed by an entity specified
                                 therein. Otherwise, the certificates also will
                                 not

                                       -6-

                                 be guaranteed or insured by any governmental
                                 agency or instrumentality or by any other
                                 person.

   (A) INTEREST ..............   Each class of certificates offered to you,
                                 other than stripped principal certificates and
                                 certain classes of stripped interest
                                 certificates, will accrue interest at the rate
                                 indicated in the prospectus supplement.
                                 Interest will be distributed to you as provided
                                 in the related prospectus supplement.

                                 Interest distributions:

                                 o    on stripped interest certificates may be
                                      made on the basis of the notional amount
                                      for that class, as described in the
                                      related prospectus supplement;

                                 o    may be reduced to the extent of certain
                                      delinquencies, losses, prepayment interest
                                      shortfalls, and other contingencies
                                      described in this prospectus and the
                                      related prospectus supplement.

   (B) PRINCIPAL .............   The certificates of each series initially will
                                 have an aggregate principal balance no greater
                                 than the outstanding principal balance of the
                                 trust fund's assets as of the close of business
                                 on the first day of the month during which the
                                 trust fund is formed, after application of
                                 scheduled payments due on or before that date,
                                 whether or not received. The related prospectus
                                 supplement may provide that the principal
                                 balance of the trust fund's assets will be
                                 determined as of a different date. The
                                 principal balance of a certificate at a given
                                 time represents the maximum amount that the
                                 holder is then entitled to receive of principal
                                 from future cash flow on the assets in the
                                 related trust fund.

                                 Unless the prospectus supplement provides
                                 otherwise, distributions of principal:

                                 o    will be made on each distribution date to
                                      the holders of the class or classes of
                                      certificates entitled to principal
                                      distributions, until the principal
                                      balances of those certificates have been
                                      reduced to zero; and

                                 o    will be made on a pro rata basis among all
                                      of the certificates of a given class or by
                                      random selection, as described in the
                                      prospectus supplement or otherwise
                                      established by the trustee.

                                 Stripped interest or interest-only certificates
                                 will not have a principal balance and will not
                                 receive distributions of principal.

ADVANCES .....................   Unless the related prospectus supplement
                                 otherwise provides, if a scheduled payment on a
                                 mortgage loan is delinquent and the master
                                 servicer determines that an advance would be
                                 recoverable, the master servicer will, in most
                                 cases, be required to advance the shortfall.
                                 Neither Morgan Stanley Capital I Inc. nor any
                                 of its affiliates will have any responsibility
                                 to make those advances.

                                 The master servicer:

                                 o    will be reimbursed for advances from
                                      subsequent recoveries from the delinquent
                                      mortgage loan or from other sources, as
                                      described in this prospectus and the
                                      related prospectus supplement; and

                                       -7-

                                 o    will be entitled to interest on advances,
                                      if specified in the related prospectus
                                      supplement.

                                 If a particular trust fund includes mortgage
                                 backed securities, the prospectus supplement
                                 will describe any advance obligations
                                 applicable to those mortgage backed securities.

TERMINATION ..................   The related prospectus supplement may provide
                                 for the optional early termination of the
                                 series of certificates through repurchase of
                                 the trust fund's assets by a specified party,
                                 under specified circumstances.

                                 The related prospectus supplement may provide
                                 for the early termination of the series of
                                 certificates in various ways including:

                                 o    optional early termination where a party
                                      identified in the prospectus supplement
                                      could repurchase the trust fund assets
                                      pursuant to circumstances specified in the
                                      prospectus supplement;

                                 o    termination through the solicitation of
                                      bids for the sale of all or a portion of
                                      the trust fund assets in the event the
                                      principal amount of a specified class or
                                      classes declines by a specified percentage
                                      amount on or after a specified date.

REGISTRATION OF
   CERTIFICATES ..............   If the related prospectus supplement so
                                 provides, one or more classes of the
                                 certificates being offered to you will
                                 initially be represented by one or more
                                 certificates registered in the name of Cede &
                                 Co., as the nominee of Depository Trust
                                 Company. If the certificate you purchase is
                                 registered in the name of Cede & Co., you will
                                 not be entitled to receive a definitive
                                 certificate, except under the limited
                                 circumstances described in this prospectus.

TAX STATUS OF THE
   CERTIFICATES ..............   The certificates of each series will constitute
                                 either:

                                 o    regular interests and residual interests
                                      in a trust treated as a real estate
                                      mortgage investment conduit--known as a
                                      REMIC--under Sections 860A through 860G of
                                      the Internal Revenue Code; or

                                 o    interests in a trust treated as a grantor
                                      trust under applicable provisions of the
                                      Internal Revenue Code.

   (A) REMIC .................   The regular certificates of the REMIC generally
                                 will be treated as debt obligations of the
                                 applicable REMIC for federal income tax
                                 purposes. Some of the regular certificates of
                                 the REMIC may be issued with original issue
                                 discount for federal income tax purposes.

                                 A portion or, in certain cases, all of the
                                 income from REMIC residual certificates:

                                 o    may not be offset by any losses from other
                                      activities of the holder of those
                                      certificates;

                                 o    may be treated as unrelated business
                                      taxable income for holders of the residual
                                      certificates of the REMIC that are subject
                                      to tax on unrelated business taxable
                                      income, as defined in Section 511 of the
                                      Internal Revenue Code; and

                                 o    may be subject to U.S. withholding tax.

                                       -8-

                                 To the extent described in this prospectus and
                                 the related prospectus supplement, the
                                 certificates offered to you will be treated as:

                                 o    assets described in section 7701(a)(19)(C)
                                      of the Internal Revenue Code; and

                                 o    "real estate assets" within the meaning of
                                      sections 856(c)(4)(A) and 856(c)(5)(B) of
                                      the Internal Revenue Code.

   (B) GRANTOR TRUST .........   If no election is made to treat the trust fund
                                 relating to a series of certificates as a
                                 REMIC, the trust fund will be classified as a
                                 grantor trust and not as an association taxable
                                 as a corporation for federal income tax
                                 purposes. If the trust fund is a grantor trust,
                                 you will be treated as an owner of an undivided
                                 pro rata interest in the mortgage pool or pool
                                 of securities and any other assets held by the
                                 trust fund. In certain cases the certificates
                                 may represent interests in a portion of a trust
                                 fund as to which one or more REMIC elections,
                                 as described above, are also made.

                                 Investors are advised to consult their tax
                                 advisors and to review "Federal Income Tax
                                 Consequences" in this prospectus and the
                                 related prospectus supplement.

ERISA CONSIDERATIONS .........   If you are subject to Title I of the Employee
                                 Retirement Income Security Act of 1974, as
                                 amended--also known as ERISA, or Section 4975
                                 of the Internal Revenue Code, you should
                                 carefully review with your legal advisors
                                 whether the purchase or holding of certificates
                                 could give rise to a transaction that is
                                 prohibited or is not otherwise permissible
                                 under either statute.

                                 In general, the related prospectus supplement
                                 will specify that some of the classes of
                                 certificates may not be transferred unless the
                                 trustee and Morgan Stanley Capital I Inc.
                                 receive a letter of representations or an
                                 opinion of counsel to the effect that:

                                 o    the transfer will not result in a
                                      violation of the prohibited transaction
                                      provisions of ERISA or the Internal
                                      Revenue Code;

                                 o    the transfer will not cause the assets of
                                      the trust fund to be deemed "plan assets"
                                      for purposes of ERISA or the Internal
                                      Revenue Code; and

                                 o    the transfer will not subject any of the
                                      trustee, Morgan Stanley Capital I Inc. or
                                      any servicer to additional obligations.

LEGAL INVESTMENT .............   The related prospectus supplement will specify
                                 whether any classes of the offered certificates
                                 will constitute "mortgage related securities"
                                 for purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements, or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership, and the sale of the
                                 offered certificates.

                                       -9-

RATING .......................   At the date of issuance, each class of
                                 certificates of each series that are offered to
                                 you will be rated not lower than investment
                                 grade by one or more nationally recognized
                                 statistical rating agencies.

                                      -10-

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.

THE LACK OF A SECONDARY MARKET
   MAY MAKE IT DIFFICULT FOR
   YOU  TO RESELL YOUR
   CERTIFICATES...............   Secondary market considerations may make your
                                 certificates difficult to resell or less
                                 valuable than you anticipated for a variety of
                                 reasons, including:

                                 o    there may not be a secondary market for
                                      the certificates;

                                 o    if a secondary market develops, we cannot
                                      assure you that it will continue or will
                                      provide you with the liquidity of
                                      investment you may have anticipated. Lack
                                      of liquidity could result in a substantial
                                      decrease in the market value of your
                                      certificates;

                                 o    the market value of your certificates will
                                      fluctuate with changes in interest rates;

                                 o    the secondary market for certificates
                                      backed by residential mortgages may be
                                      more liquid than the secondary market for
                                      certificates backed by multifamily and
                                      commercial mortgages so if your liquidity
                                      assumptions were based on the secondary
                                      market for certificates backed by
                                      residential mortgages, your assumptions
                                      may not be correct;

                                 o    certificateholders have no redemption
                                      rights; and

                                 o    secondary market purchasers are limited to
                                      this prospectus, the related prospectus
                                      supplement and to the reports delivered to
                                      certificateholders for information
                                      concerning the certificates.

                                 Morgan Stanley & Co. Incorporated currently
                                 expects to make a secondary market in your
                                 certificates, but it has no obligation to do
                                 so.

THE TRUST FUND'S ASSETS MAY BE
   INSUFFICIENT TO ALLOW FOR
   REPAYMENT IN FULL ON YOUR
   CERTIFICATES...............   Unless the related prospectus supplement so
                                 specifies, the sole source of payment on your
                                 certificates will be proceeds from the assets
                                 included in the trust fund for each series of
                                 certificates and any form of credit enhancement
                                 specified in the related prospectus supplement.
                                 You will not have any claim against, or
                                 security interest in, the trust fund for any
                                 other series. In addition, in general, there is
                                 no recourse to Morgan Stanley Capital I Inc. or
                                 any other entity, and neither the certificates
                                 nor the underlying mortgage loans are
                                 guaranteed or insured by any governmental
                                 agency or instrumentality or any other entity.

                                      -11-

                                 Therefore, if the trust fund's assets are
                                 insufficient to pay you your expected return,
                                 in most situations you will not receive payment
                                 from any other source. Exceptions include:

                                 o    loan repurchase obligations in connection
                                      with a breach of certain of the
                                      representations and warranties; and

                                 o    advances on delinquent loans, to the
                                      extent the master servicer deems the
                                      advance will be recoverable.

                                 Because some of the representations and
                                 warranties with respect to the mortgage loans
                                 or mortgage backed securities may have been
                                 made or assigned in connection with transfers
                                 of the mortgage loans or mortgage backed
                                 securities prior to the closing date, the
                                 rights of the trustee and the
                                 certificateholders with respect to those
                                 representations or warranties will be limited
                                 to their rights as assignees. Unless the
                                 related prospectus supplement so specifies,
                                 neither Morgan Stanley Capital I Inc., the
                                 master servicer nor any affiliate thereof will
                                 have any obligation with respect to
                                 representations or warranties made by any other
                                 entity.

                                 There may be accounts, as described in the
                                 related prospectus supplement, maintained as
                                 credit support. The amounts in these accounts
                                 may be withdrawn, under conditions described in
                                 the related prospectus supplement. Any
                                 withdrawn amounts will not be available for the
                                 future payment of principal or interest on the
                                 certificates.

                                 If a series of certificates consists of one or
                                 more classes of subordinate certificates, the
                                 amount of any losses or shortfalls in
                                 collections of assets on any distribution date
                                 will be borne first by one or more classes of
                                 the subordinate certificates, as described in
                                 the related prospectus supplement. Thereafter,
                                 those losses or shortfalls will be borne by the
                                 remaining classes of certificates, in the
                                 priority and manner and subject to the
                                 limitations specified in the related prospectus
                                 supplement.

PREPAYMENTS AND REPURCHASES
   MAY REDUCE THE YIELD ON
   YOUR CERTIFICATES..........   The yield on your certificates may be reduced
                                 by prepayments on the mortgage loans or
                                 mortgage backed securities because prepayments
                                 affect the average life of the certificates.
                                 Prepayments can be voluntary, if permitted, and
                                 involuntary, such as prepayments resulting from
                                 casualty or condemnation, defaults and
                                 liquidations or repurchases upon breaches of
                                 representations and warranties. The investment
                                 performance of your certificates may vary
                                 materially and adversely from your expectation
                                 if the actual rate of prepayment is higher or
                                 lower than you anticipated.

                                 Voluntary prepayments may require the payment
                                 of a yield maintenance or prepayment premium.
                                 Nevertheless, we cannot assure you that the
                                 existence of the prepayment premium will cause
                                 a borrower to refrain from prepaying its
                                 mortgage loan nor can we assure you of the rate
                                 at which prepayments will occur. Morgan Stanley
                                 Mortgage Capital Inc., under certain
                                 circumstances, may be required to repurchase a
                                 mortgage loan from the trust fund if there has
                                 been a breach of a representation or warranty.
                                 The repurchase price paid will be passed
                                 through to you, as a certificateholder, with
                                 the same effect as if the mortgage loan had
                                 been prepaid in part or in full, except that no

                                      -12-

                                 prepayment premium or yield maintenance charge
                                 would be payable. Such a repurchase may
                                 therefore adversely affect the yield to
                                 maturity on your certificates.

                                 In a pool of mortgage loans, the rate of
                                 prepayment is unpredictable as it is influenced
                                 by a variety of factors including:

                                 o    the terms of the mortgage loans;

                                 o    the length of any prepayment lockout
                                      period;

                                 o    the prevailing interest rates;

                                 o    the availability of mortgage credit;

                                 o    the applicable yield maintenance charges
                                      or prepayment premiums;

                                 o    the servicer's ability to enforce those
                                      yield maintenance charges or prepayment
                                      premiums;

                                 o    the occurrence of casualties or natural
                                      disasters; and

                                 o    economic, demographic, tax, legal or other
                                      factors.

                                 There can be no assurance that the rate of
                                 prepayments will conform to any model described
                                 in this prospectus or in the related prospectus
                                 supplement.

                                 Some of the certificates may be more sensitive
                                 to prepayments than other certificates and in
                                 certain cases, the certificateholder holding
                                 these certificates may fail to recoup its
                                 original investment. You should carefully
                                 consider the specific characteristics of the
                                 certificates you purchase, as well as your
                                 investment approach and strategy. For instance,
                                 if you purchase a certificate at a premium, a
                                 prepayment may reduce the stream of interest
                                 payments you are entitled to receive on your
                                 certificate and your actual yield may be lower
                                 than your anticipated yield. Similarly, if you
                                 purchase a certificate which provides for the
                                 payment of interest only, or a certificate
                                 which provides for the payment of interest only
                                 after the occurrence of certain events, such as
                                 the retirement of one or more other classes of
                                 certificates of a series, you will probably be
                                 extremely sensitive to prepayments because a
                                 prepayment may reduce the stream of interest
                                 payments you are entitled to receive on your
                                 certificate.

IF PREPAYMENT PREMIUMS ARE NOT
   ENFORCED, YOUR CERTIFICATES
   MAY BE ADVERSELY AFFECTED..   The yield on your certificates may be less than
                                 anticipated because the prepayment premium or
                                 yield maintenance required under certain
                                 prepayment scenarios may not be enforceable in
                                 some states or under federal bankruptcy laws.

                                 o    Some courts may consider the prepayment
                                      premium to be usurious.

                                      -13-

                                 o    Even if the prepayment premium is
                                      enforceable, we cannot assure you that
                                      foreclosure proceeds will be sufficient to
                                      pay the prepayment premium.

                                 o    Although the collateral substitution
                                      provisions related to defeasance are not
                                      suppose to be treated as a prepayment and
                                      should not affect your certificates, we
                                      cannot assure you that a court will not
                                      interpret the defeasance provisions as
                                      requiring a prepayment premium; nor can we
                                      assure you that if it is treated as a
                                      prepayment premium, the court will find
                                      the defeasance income stream enforceable.

THE TIMING OF MORTGAGE LOAN
   AMORTIZATION MAY ADVERSELY
   AFFECT PAYMENT ON YOUR
   CERTIFICATES...............   As principal payments or prepayments are made
                                 on a mortgage loan, the mortgage pool will be
                                 exposed to concentration risks with respect to
                                 the diversity of mortgaged properties, types of
                                 mortgaged properties and number of borrowers.
                                 Classes that have a later sequential
                                 designation or a lower payment priority are
                                 more likely to be exposed to these
                                 concentration risks than are classes with an
                                 earlier sequential designation or higher
                                 priority. This is so because principal on the
                                 certificates will be payable in sequential
                                 order, and no class entitled to a distribution
                                 of principal will receive its principal until
                                 the principal amount of the preceding class or
                                 classes entitled to receive principal have been
                                 reduced to zero.

RATINGS DO NOT GUARANTY
   PAYMENT ...................   Any rating assigned by a rating agency to a
                                 class of certificates reflects the rating
                                 agency's assessment of the likelihood that
                                 holders of the class of certificates will
                                 receive the payments to which they are
                                 entitled.

                                 o    The ratings do not assess the likelihood
                                      that you will receive timely payments on
                                      your certificates.

                                 o    The ratings do not assess the likelihood
                                      of prepayments, including those caused by
                                      defaults.

                                 o    The ratings do not assess the likelihood
                                      of early optional termination of the
                                      certificates.

                                 Each rating agency rating classes of a
                                 particular series will determine the amount,
                                 type and nature of credit support required for
                                 that series. This determination may be based on
                                 an actuarial analysis of the behavior of
                                 mortgage loans in a larger group taking into
                                 account the appraised value of the real estate
                                 and the commercial and multifamily real estate
                                 market.

                                 o    We cannot assure you that the historical
                                      data supporting the actuarial analysis
                                      will accurately reflect or predict the
                                      rate of delinquency, foreclosure or loss
                                      that will be experienced by the mortgage
                                      loans in a particular series.

                                 o    We cannot assure you that the appraised
                                      value of any property securing a mortgage
                                      loan in a particular series will remain
                                      stable throughout the life of your
                                      certificate.

                                      -14-

                                 o    We cannot assure you that the real estate
                                      market will not experience an overall
                                      decline in property values nor can we
                                      assure you that the outstanding balance of
                                      any mortgage loan in a particular series
                                      will always be less than the market value
                                      of the property securing the mortgage
                                      loan.

RATINGS DO NOT GUARANTY
   VALUE .....................   If one or more rating agencies downgrade
                                 certificates of a series, your certificate will
                                 decrease in value. Because none of Morgan
                                 Stanley Capital I Inc., the seller, the master
                                 servicer, the trustee or any affiliate has any
                                 obligation to maintain a rating of a class of
                                 certificates, you will have no recourse if your
                                 certificate decreases in value.

CASH FLOW FROM THE PROPERTIES
   MAY BE VOLATILE AND
   INSUFFICIENT TO ALLOW
   TIMELY PAYMENT ON YOUR
   CERTIFICATES ..............   Repayment of a commercial or multifamily
                                 mortgage loan is dependent on the income
                                 produced by the property. Therefore, the
                                 borrower's ability to repay a mortgage loan
                                 depends primarily on the successful operation
                                 of the property and the net operating income
                                 derived from the property. Net operating income
                                 can be volatile and may be adversely affected
                                 by factors such as:

                                 o    economic conditions causing plant closings
                                      or industry slowdowns;

                                 o    an oversupply of available retail space,
                                      office space or multifamily housing;

                                 o    changes in consumer tastes and
                                      preferences;

                                 o    decrease in consumer confidence;

                                 o    retroactive changes in building codes;

                                 o    the age, design and construction quality
                                      of the property, including perceptions
                                      regarding the attractiveness, convenience
                                      or safety of the property;

                                 o    the age, design, construction quality and
                                      proximity of competing properties;

                                 o    increases in operating expenses due to
                                      external factors such as increases in
                                      heating or electricity costs;

                                 o    increases in operating expenses due to
                                      maintenance or improvements required at
                                      the property;

                                 o    a decline in the financial condition of a
                                      major tenant;

                                 o    a decline in rental rates as leases are
                                      renewed or entered into with new tenants;

                                 o    the concentration of a particular business
                                      type in a building;

                                 o    the length of tenant leases;

                                 o    the creditworthiness of tenants; and

                                      -15-

                                 o    the property's "operating leverage."

                                 Operating leverage refers to the percentage of
                                 total property expenses in relation to revenue,
                                 the ratio of fixed operating expenses to those
                                 that vary with revenue and the level of capital
                                 expenditures required to maintain the property
                                 and retain or replace tenants.

                                 If a commercial property is designed for a
                                 specific tenant, net operating income may be
                                 adversely affected if that tenant defaults
                                 under its obligations because properties
                                 designed for a specific tenant often require
                                 substantial renovation before it is suitable
                                 for a new tenant. As a result, the proceeds
                                 from liquidating this type of property
                                 following foreclosure might be insufficient to
                                 cover the principal and interest due under the
                                 loan.

                                 It is anticipated that a substantial portion of
                                 the mortgage loans included in any trust fund
                                 will be nonrecourse loans or loans for which
                                 recourse may be restricted or unenforceable.
                                 Therefore, if a borrower defaults, recourse may
                                 be had only against the specific property and
                                 any other assets that have been pledged to
                                 secure the related mortgage loan.

PROPERTY VALUE MAY BE
   ADVERSELY AFFECTED EVEN
   WHEN THERE IS NO CHANGE IN
   CURRENT OPERATING INCOME ..   Various factors may adversely affect the value
                                 of the mortgaged properties without affecting
                                 the properties' current net operating income.
                                 These factors include among others:

                                 o    changes in governmental regulations,
                                      fiscal policy, zoning or tax laws;

                                 o    potential environmental legislation or
                                      liabilities or other legal liabilities;

                                 o    the availability of refinancing; and

                                 o    changes in interest rate levels or yields
                                      required by investors in income-producing
                                      commercial properties.

THE PROSPECTIVE PERFORMANCE OF
   THE COMMERCIAL AND
   MULTIFAMILY MORTGAGE LOANS
   INCLUDED IN EACH TRUST
   SHOULD BE EVALUATED
   SEPARATELY FROM THE
   PERFORMANCE OF THE MORTGAGE
   LOANS IN ANY OF OUR OTHER
   TRUSTS ....................   While there may be certain common factors
                                 affecting the performance and value of
                                 income-producing real properties in general,
                                 those factors do not apply equally to all
                                 income-producing real properties and, in many
                                 cases, there are unique factors that will
                                 affect the performance and/or value of a
                                 particular income-producing real property.
                                 Moreover, the effect of a given factor on a
                                 particular real property will depend on a
                                 number of variables, including but not limited
                                 to property type, geographic location,
                                 competition, sponsorship and other
                                 characteristics of the property and the related
                                 mortgage loan. Each income-producing real
                                 property represents a separate and distinct
                                 business venture; and, as

                                      -16-

                                 as a result, each of the multifamily and
                                 commercial mortgage loans included in one of
                                 the depositor's trusts requires a unique
                                 underwriting analysis. Furthermore, economic
                                 and other conditions affecting real properties,
                                 whether worldwide, national, regional or local,
                                 vary over time. The performance of a pool of
                                 mortgage loans originated and outstanding under
                                 a given set of economic conditions may vary
                                 significantly from the performance of an
                                 otherwise comparable mortgage pool originated
                                 and outstanding under a different set of
                                 economic conditions. Accordingly, investors
                                 should evaluate the mortgage loans underlying
                                 the offered certificates independently from the
                                 performance of mortgage loans underlying any
                                 other series of offered certificates.

                                 As a result of the distinct nature of each pool
                                 of commercial mortgage loans, and the separate
                                 mortgage loans within the pool, this prospectus
                                 does not include disclosure concerning the
                                 delinquency and loss experience of static pools
                                 of periodic originations by the sponsor of
                                 assets of the type to be securitized (known as
                                 "static pool data"). Because of the highly
                                 heterogeneous nature of the assets in
                                 commercial mortgage backed securities
                                 transactions, static pool data for prior
                                 securitized pools, even those involving the
                                 same asset types (e.g., hotels or office
                                 buildings), may be misleading, since the
                                 economics of the properties and terms of the
                                 loans may be materially different. In
                                 particular, static pool data showing a low
                                 level of delinquencies and defaults would not
                                 be indicative of the performance of this pool
                                 or any other pools of mortgage loans originated
                                 by the same sponsor. Therefore, investors
                                 should evaluate this offering on the basis of
                                 the information set forth in the related
                                 prospectus supplement with respect to the
                                 mortgage loans, and not on the basis of any
                                 successful performance of other pools of
                                 securitized commercial mortgage loans.

VARIOUS TYPES OF
   INCOME-PRODUCING PROPERTIES
   MAY SECURE MORTGAGE LOANS
   UNDERLYING A SERIES OF
   CERTIFICATES AND EACH TYPE
   OF INCOME-PRODUCING
   PROPERTY MAY PRESENT
   SPECIAL RISKS .............   The mortgage loans underlying a series of
                                 certificates may be secured by numerous types
                                 of multifamily and commercial properties. The
                                 adequacy of an income-producing property as
                                 security for a mortgage loan depends in large
                                 part on its value and ability to generate net
                                 operating income. The relative importance of
                                 any factor affecting the value or operation of
                                 an income-producing property will depend on the
                                 type and use of the property, and the type and
                                 use of a particular income-producing property
                                 may present special risks. Additionally, many
                                 types of commercial properties are not readily
                                 convertible to alternative uses if the original
                                 use is not successful or may require
                                 significant capital expenditures to effect any
                                 conversion to an alternative use.

                                      -17-

THE OPERATION OF COMMERCIAL
   PROPERTIES IS DEPENDENT
   UPON SUCCESSFUL
   MANAGEMENT ................   The successful operation of a real estate
                                 project depends upon the property manager's
                                 performance and viability. The property manager
                                 is responsible for:

                                 o    responding to changes in the local market;

                                 o    planning and implementing the rental
                                      structure;

                                 o    operating the property and providing
                                      building services;

                                 o    managing operating expenses; and

                                 o    assuring that maintenance and capital
                                      improvements are carried out in a timely
                                      fashion.

                                 A good property manager, by controlling costs,
                                 providing appropriate service to tenants and
                                 seeing to the maintenance of improvements, can
                                 improve cash flow, reduce vacancy, leasing and
                                 repair costs and preserve building value. On
                                 the other hand, management errors can, in some
                                 cases, impair short-term cash flow and the long
                                 term viability of an income-producing property.
                                 Properties deriving revenues primarily from
                                 short-term sources are generally more
                                 management intensive than properties leased to
                                 creditworthy tenants under long-term leases.

                                 Morgan Stanley Capital I Inc. makes no
                                 representation or warranty as to the skills of
                                 any present or future managers. Additionally,
                                 Morgan Stanley Capital I Inc. cannot assure you
                                 that the property managers will be in a
                                 financial condition to fulfill their management
                                 responsibilities throughout the terms of their
                                 respective management agreements.

YOU SHOULD CONSIDER THE NUMBER
   OF MORTGAGE LOANS IN THE
   POOL ......................   Assuming pools of equal aggregate unpaid
                                 principal balances, the concentration of
                                 default, foreclosure and loss in a trust fund
                                 containing fewer mortgage loans will generally
                                 be higher than that in trust fund containing
                                 more mortgage loans.

YOUR INVESTMENT IS NOT INSURED
   OR GUARANTEED AND YOUR
   SOURCE FOR REPAYMENTS IS
   LIMITED ...................   Payments under the mortgage loans are generally
                                 not insured or guaranteed by any person or
                                 entity.

                                 In general, the borrowers under the mortgage
                                 loans will be entities created to own or
                                 purchase the related commercial property. The
                                 borrowers are set up this way, in significant
                                 part, to isolate the property from the debts
                                 and liabilities of the person creating the
                                 entity. In most cases, the loan will represent
                                 a nonrecourse obligation of the related
                                 borrower secured by the lien of the related
                                 mortgage and the related lease assignments.
                                 Even if the loan is recourse, the borrower
                                 generally will not have any significant assets
                                 other than the property or properties and the
                                 related leases, which will be pledged to the
                                 trustee. Therefore, payments on the loans and,
                                 in turn, payments of principal and interest on
                                 your certificates, will depend primarily or
                                 solely on rental payments by the lessees. Those
                                 rental payments will, in turn, depend on

                                      -18-

                                 continued occupancy by, or the creditworthiness
                                 of, those lessees. Both continued occupancy and
                                 creditworthiness may be adversely affected by a
                                 general economic downturn or an adverse change
                                 in the lessees' financial conditions.

BORROWER MAY BE UNABLE TO
   REPAY THE REMAINING
   PRINCIPAL BALANCE ON ITS
   MATURITY DATE WHICH WOULD
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   Some of the mortgage loans may not be fully
                                 amortizing over their terms to maturity and
                                 will require substantial principal
                                 payments--i.e., balloon payments--at their
                                 stated maturity. Mortgage loans with balloon
                                 payments involve a greater degree of risk
                                 because a borrower's ability to make a balloon
                                 payment typically will depend upon its ability
                                 either to timely refinance the loan or to
                                 timely sell the mortgaged property. However,
                                 refinancing a loan or selling the property will
                                 be affected by a number of factors, including:

                                 o    interest rates;

                                 o    the borrower's equity in the property;

                                 o    the financial condition and operating
                                      history of the borrower and the property;

                                 o    tax laws;

                                 o    renewability of operating licenses;

                                 o    prevailing economic conditions and the
                                      availability of credit for commercial and
                                      multifamily properties;

                                 o    with respect to certain multifamily
                                      properties and mobile home parks, rent
                                      control laws; and

                                 o    with respect to hospitals, nursing homes
                                      and convalescent homes, reimbursement
                                      rates from private and public coverage
                                      providers.

YOUR CERTIFICATES WILL BEAR
   LOSSES IF INSUFFICIENT
   FUNDS ARE AVAILABLE TO
   SATISFY ANY JUNIOR MORTGAGE
   LOANS .....................   If the prospectus supplement so specifies, some
                                 of the mortgage loans may be secured primarily
                                 by junior mortgages. In the event of a
                                 liquidation, satisfaction of a mortgage loan
                                 secured by a junior mortgage will be
                                 subordinate to the satisfaction of the related
                                 senior mortgage loan. If the proceeds are
                                 insufficient to satisfy the junior mortgage and
                                 the related senior mortgage, the junior
                                 mortgage loan in the trust fund would suffer a
                                 loss and the class of certificate you own may
                                 bear that loss. Therefore, any risks of
                                 deficiencies associated with first mortgage
                                 loans will be even greater in the case of
                                 junior mortgage loans. See "--Risks Factors."

OBLIGOR DEFAULT MAY ADVERSELY
   AFFECT PAYMENT ON YOUR
   CERTIFICATES ..............   If the related prospectus supplement so
                                 specifies, a master servicer, a sub servicer or
                                 a special servicer will be permitted, within
                                 prescribed parameters, to extend and modify
                                 whole loans that are in default or as

                                      -19-

                                 to which a payment default is imminent. Any
                                 ability to extend or modify may apply, in
                                 particular, to whole loans with balloon
                                 payments. In addition, a master servicer, a sub
                                 servicer or a special servicer may receive a
                                 workout fee based on receipts from, or proceeds
                                 of, those whole loans. While any entity
                                 granting this type of extension or modification
                                 generally will be required to determine that
                                 the extension or modification is reasonably
                                 likely to produce a greater recovery on a
                                 present value basis than liquidation, there is
                                 no assurance this will be the case.
                                 Additionally, if the related prospectus
                                 supplement so specifies, some of the mortgage
                                 loans included in the mortgage pool may have
                                 been subject to workouts or similar
                                 arrangements following prior periods of
                                 delinquency and default.

TENANT BANKRUPTCY MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   The bankruptcy or insolvency of a major tenant,
                                 or of a number of smaller tenants may adversely
                                 affect the income produced by a mortgaged
                                 property. Under the Bankruptcy Code, a tenant
                                 has the option of assuming or rejecting any
                                 unexpired lease. If the tenant rejects the
                                 lease, the landlord's claim would be a general
                                 unsecured claim against the tenant, absent
                                 collateral securing the claim. The claim would
                                 be limited to the unpaid rent reserved for the
                                 periods prior to the bankruptcy petition or the
                                 earlier surrender of the leased premises, which
                                 are unrelated to the rejection, plus the
                                 greater of one year's rent or 15% of the
                                 remaining rent reserved under the lease, but
                                 not more than three years' rent to cover any
                                 rejection related claims.

BORROWER BANKRUPTCY MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   Under the Bankruptcy Code, the filing of a
                                 petition in bankruptcy by or against a borrower
                                 will stay the sale of the real property owned
                                 by that borrower, as well as the commencement
                                 or continuation of a foreclosure action. In
                                 addition, if a court determines that the value
                                 of the mortgaged property is less than the
                                 principal balance of the mortgage loan it
                                 secures, the court may prevent a lender from
                                 foreclosing on the mortgaged property, subject
                                 to certain protections available to the lender.
                                 As part of a restructuring plan, a court also
                                 may reduce the amount of secured indebtedness
                                 to the then-value of the mortgaged property.
                                 Such an action would make the lender a general
                                 unsecured creditor for the difference between
                                 the then-value and the amount of its
                                 outstanding mortgage indebtedness. A bankruptcy
                                 court also may:

                                 o    grant a debtor a reasonable time to cure a
                                      payment default on a mortgage loan;

                                 o    reduce monthly payments due under a
                                      mortgage loan;

                                 o    change the rate of interest due on a
                                      mortgage loan; or

                                 o    otherwise alter the mortgage loan's
                                      repayment schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior
                                 lienholder may stay the senior lienholder from
                                 taking action to foreclose on the mortgaged
                                 property in a manner that would substantially
                                 diminish the position of the junior lien.
                                 Additionally, the borrower's trustee or the
                                 borrower, as debtor-in-possession, has certain

                                      -20-

                                 special powers to avoid, subordinate or
                                 disallow debts. In certain circumstances, the
                                 claims of the trustee may be subordinated to
                                 financing obtained by a debtor-in-possession
                                 subsequent to its bankruptcy.

                                 Under the Bankruptcy Code, the lender will be
                                 stayed from enforcing a borrower's assignment
                                 of rents and leases. The Bankruptcy Code also
                                 may interfere with the lender's ability to
                                 enforce lockbox requirements. The legal
                                 proceedings necessary to resolve these issues
                                 can be time consuming and may significantly
                                 delay the receipt of rents. Rents also may
                                 escape an assignment to the extent they are
                                 used by the borrower to maintain the mortgaged
                                 property or for other court authorized
                                 expenses.

                                 As a result of the foregoing, the lender's
                                 recovery with respect to borrowers in
                                 bankruptcy proceedings may be significantly
                                 delayed, and the aggregate amount ultimately
                                 collected may be substantially less than the
                                 amount owed.

SOPHISTICATION OF THE BORROWER
   MAY ADVERSELY AFFECT
   PAYMENT ON YOUR
   CERTIFICATES ..............   In general, the mortgage loans will be made to
                                 partnerships, corporations or other entities
                                 rather than individuals. This may entail
                                 greater risks of loss from delinquency and
                                 foreclosure than do single family mortgage
                                 loans. In addition, the borrowers under
                                 commercial mortgage loans may be more
                                 sophisticated than the average single family
                                 home borrower. This may increase the likelihood
                                 of protracted litigation or the likelihood of
                                 bankruptcy in default situations.

CREDIT SUPPORT MAY NOT COVER
   LOSSES OR RISKS WHICH COULD
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   Although the prospectus supplement for a series
                                 of certificates will describe the credit
                                 support for the related trust fund, the credit
                                 support will be limited in amount and coverage
                                 and may not cover all potential losses or
                                 risks. Use of credit support will be subject to
                                 the conditions and limitations described in the
                                 prospectus and in the related prospectus
                                 supplement. Moreover, any applicable credit
                                 support may not cover all potential losses or
                                 risks. For example, credit support may not
                                 cover fraud or negligence by a mortgage loan
                                 originator or other parties.

                                 A series of certificates may include one or
                                 more classes of subordinate certificates, which
                                 may include certificates being offered to you.
                                 Although subordination is intended to reduce
                                 the senior certificateholders' risk of
                                 delinquent distributions or ultimate losses,
                                 the amount of subordination will be limited and
                                 may decline under certain circumstances. In
                                 addition, if principal payments are made in a
                                 specified order of priority, and limits exist
                                 with respect to the aggregate amount of claims
                                 under any related credit support, the credit
                                 support may be exhausted before the principal
                                 of the certificate classes with lower priority
                                 has been repaid. Significant losses and
                                 shortfalls on the assets consequently may fall
                                 primarily upon classes of certificates having a
                                 lower payment priority.

                                 The amount of any credit support supporting one
                                 or more classes of certificates being offered
                                 to you, including the subordination of one or
                                 more classes will be determined on the basis of
                                 criteria established by

                                      -21-

                                 each pertinent rating agency. Those criteria
                                 will be based on an assumed level of defaults,
                                 delinquencies, other losses or other factors.
                                 However, the loss experience on the related
                                 mortgage loans or mortgage backed securities
                                 may exceed the assumed levels. See "Description
                                 of Credit Support."

                                 Regardless of the form of any credit
                                 enhancement, the amount of coverage will be
                                 limited and, in most cases, will be subject to
                                 periodic reduction, in accordance with a
                                 schedule or formula. The master servicer
                                 generally will be permitted to reduce,
                                 terminate or substitute all or a portion of the
                                 credit enhancement for any series of
                                 certificates, if the applicable rating agency
                                 indicates that the then current ratings will
                                 not be adversely affected. A rating agency may
                                 lower the ratings of any series of certificates
                                 if the obligations of any credit support
                                 provider are downgraded. The ratings also may
                                 be lowered if losses on the related mortgage
                                 loans or MBS substantially exceed the level
                                 contemplated by the rating agency at the time
                                 of its initial rating analysis. Neither Morgan
                                 Stanley Capital I Inc., the master servicer nor
                                 any of their affiliates will have any
                                 obligation to replace or supplement any credit
                                 enhancement, or to take any other action to
                                 maintain any ratings of any series of
                                 certificates.

INVESTORS IN SUBORDINATE
   CLASSES OF CERTIFICATES MAY
   BE SUBJECT TO DELAYS IN
   PAYMENT AND MAY NOT RECOVER
   THEIR INITIAL INVESTMENTS..   To the extent described in this prospectus, the
                                 subordinate certificateholders' rights to
                                 receive distributions with respect to the
                                 assets to which they would otherwise be
                                 entitled will be subordinate to the rights of
                                 the senior certificateholders and of the master
                                 servicer, if the master servicer is paid its
                                 servicing fee, including any unpaid servicing
                                 fees with respect to one or more prior periods,
                                 and is reimbursed for certain unreimbursed
                                 advances and unreimbursed liquidation expenses.
                                 As a result, investors in subordinate
                                 certificates must be prepared to bear the risk
                                 that they may be subject to delays in payment
                                 and may not recover their initial investments.

                                 The yields on the subordinate certificates may
                                 be extremely sensitive to the loss experience
                                 of the assets and the timing of any losses. If
                                 the actual rate and amount of losses
                                 experienced by the assets exceed the rate and
                                 amount assumed by an investor, the yields to
                                 maturity on the subordinate certificates may be
                                 lower than anticipated.

DIFFICULTIES IN ENFORCEMENT OF
   LOAN PROVISIONS MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   The mortgage loans may contain due-on-sale
                                 clauses, which permit a lender to accelerate
                                 the maturity of the mortgage loan if the
                                 borrower sells, transfers or conveys the
                                 related mortgaged property or its interest in
                                 the mortgaged property and debt-acceleration
                                 clauses, which permit a lender to accelerate
                                 the loan upon a monetary or non-monetary
                                 default by the borrower. These clauses are
                                 generally enforceable. The courts of all states
                                 will enforce clauses providing for acceleration
                                 in the event of a material payment default. The
                                 equity courts, however, may refuse to enforce
                                 these clauses if acceleration of the
                                 indebtedness would be inequitable, unjust or
                                 unconscionable.

                                      -22-

                                 If the related prospectus supplement so
                                 specifies, the mortgage loans will be secured
                                 by an assignment of leases and rents. Pursuant
                                 to those assignments, the borrower typically
                                 assigns its right, title and interest as
                                 landlord under the leases on the related
                                 mortgaged property and the income derived from
                                 the leases to the lender as further security
                                 for the related mortgage loan, while retaining
                                 a license to collect rents as long as there is
                                 no default. If the borrower defaults, the
                                 license terminates and the lender is entitled
                                 to collect rents. These assignments are
                                 typically not perfected as security interests
                                 prior to actual possession of the cash flows.
                                 Some state laws may require that the lender
                                 take possession of the mortgaged property and
                                 obtain judicial appointment of a receiver
                                 before becoming entitled to collect the rents.
                                 In addition, if bankruptcy or similar
                                 proceedings are commenced by or in respect of
                                 the borrower, the lender's ability to collect
                                 the rents may be adversely affected. See "Legal
                                 Aspects of the Mortgage Loans and the
                                 Leases--Leases and Rents."

ENVIRONMENTAL ISSUES AT THE
   MORTGAGED PROPERTIES MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES..........   Real property pledged as security for a
                                 mortgage loan may be subject to environmental
                                 risks. Under federal law and the laws of
                                 certain states, contamination of a property may
                                 give rise to a lien on the property to assure
                                 the costs of cleanup. In several states, this
                                 type of lien has priority over the lien of an
                                 existing mortgage against the property.
                                 Moreover, the presence of hazardous or toxic
                                 substances, or the failure to remediate the
                                 property, may adversely affect the owner or
                                 operator's ability to borrow using the property
                                 as collateral. In addition, under the laws of
                                 some states and under CERCLA and other federal
                                 law, a lender may become liable, as an "owner
                                 operator," for costs of addressing releases or
                                 threatened releases of hazardous substances
                                 that require remedy at a property, if agents or
                                 employees of the lender have become
                                 sufficiently involved in the management or
                                 operations of the borrower. Liability may be
                                 imposed even if the environmental damage or
                                 threat was caused by a prior owner.

                                 Under certain circumstances, a lender also
                                 risks this type of liability on foreclosure of
                                 the mortgage. Unless the related prospectus
                                 supplement specifies otherwise, neither the
                                 master servicer, the sub-servicer nor the
                                 special servicer may acquire title to a
                                 mortgaged property or take over its operation
                                 unless the master servicer has previously
                                 determined, based upon a report prepared by a
                                 person who regularly conducts environmental
                                 audits, that:

                                 o    the mortgaged property is in compliance
                                      with applicable environmental laws, and
                                      there are no circumstances present at the
                                      mortgaged property for which
                                      investigation, testing, monitoring,
                                      containment, clean-up or remediation could
                                      be required under any federal, state or
                                      local law or regulation; or

                                 o    if the mortgaged property is not in
                                      compliance with applicable environmental
                                      laws or circumstances requiring any of the
                                      foregoing actions are present, that it
                                      would be in the best economic interest of
                                      the trust fund to acquire title to the
                                      mortgaged property and take the actions as
                                      would be necessary and appropriate to
                                      effect compliance or respond to those
                                      circumstances.

                                      -23-

                                 See "Legal Aspects of the Mortgage Loans and
                                 Leases--Environmental Legislation."

IF YOU ARE SUBJECT TO ERISA,
   YOU MAY NOT BE ELIGIBLE TO
   PURCHASE CERTIFICATES......   Generally, ERISA applies to investments made by
                                 employee benefit plans and transactions
                                 involving the assets of those plans. Due to the
                                 complexity of regulations governing those
                                 plans, prospective investors that are subject
                                 to ERISA are urged to consult their own counsel
                                 regarding consequences under ERISA of
                                 acquisition, ownership and disposition of the
                                 offered certificates of any series.

THE INCOME TAX CONSIDERATIONS
   SHOULD IMPACT YOUR DECISION
   TO PURCHASE A REMIC
   RESIDUAL CERTIFICATE.......   Except as provided in the prospectus
                                 supplement, REMIC residual certificates are
                                 anticipated to have "phantom income" associated
                                 with them. That is, taxable income is
                                 anticipated to be allocated to the REMIC
                                 residual certificates in the early years of the
                                 existence of the related REMIC--even if the
                                 REMIC residual certificates receive no
                                 distributions from the related REMIC--with a
                                 corresponding amount of losses allocated to the
                                 REMIC residual certificates in later years.
                                 Accordingly, the present value of the tax
                                 detriments associated with the REMIC residual
                                 certificates may significantly exceed the
                                 present value of the tax benefits related
                                 thereto, and the REMIC residual certificates
                                 may have a negative "value."

                                 Moreover, the REMIC residual certificates will,
                                 in effect, be allocated an amount of gross
                                 income equal to the non-interest expenses of
                                 the REMIC, but those expenses will be
                                 deductible only as itemized deductions, and
                                 will be subject to all the limitations
                                 applicable to itemized deductions, by holders
                                 of REMIC residual certificates that are
                                 individuals. Accordingly, investment in the
                                 REMIC residual certificates generally will not
                                 be suitable for individuals or for certain
                                 pass-through entities, such as partnerships or
                                 S corporations, that have individuals as
                                 partners or shareholders. In addition, REMIC
                                 residual certificates are subject to
                                 restrictions on transfer. Finally, prospective
                                 purchasers of a REMIC residual certificate
                                 should be aware that Treasury Department
                                 regulations do not permit certain REMIC
                                 residual interests to be marked to market.

REQUIRED CONSENT IN CONNECTION
   WITH SERVICING THE
   PROPERTIES MAY EFFECT THE
   TIMING OF PAYMENTS ON YOUR
   CERTIFICATES...............   Under certain circumstances, the consent or
                                 approval of the holders of a specified
                                 percentage of the aggregate principal balance
                                 of all outstanding certificates of a series or
                                 a similar means of allocating decision-making
                                 will be required to direct certain actions. The
                                 actions may include directing the special
                                 servicer or the master servicer regarding
                                 measures to be taken with respect to some of
                                 the mortgage loans and real estate owned
                                 properties and amending the relevant pooling
                                 agreement or trust agreement. The consent or
                                 approval of these holders will be sufficient to
                                 bind all certificateholders of the relevant
                                 series. See "Description of the
                                 Agreements--Events of Default," "--Rights Upon
                                 Event of Default," and "--Amendment."

                                      -24-

LITIGATION ARISING OUT OF
   ORDINARY BUSINESS MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES..........   There may be pending or threatened legal
                                 proceedings against the borrowers and managers
                                 of the mortgaged properties and their
                                 respective affiliates arising out of the
                                 ordinary business of the borrowers, managers
                                 and affiliates. This litigation could cause a
                                 delay in the payment on your certificates.
                                 Therefore, we cannot assure you that this type
                                 of litigation would not have a material adverse
                                 effect on your certificates.

COMPLIANCE WITH THE AMERICANS
   WITH DISABILITIES ACT OF
   1990 MAY BE EXPENSIVE AND
   MAY ADVERSELY AFFECT
   PAYMENT ON YOUR
   CERTIFICATES...............   Under the Americans with Disabilities Act of
                                 1990, all public accommodations are required to
                                 meet federal requirements related to access and
                                 use by disabled persons. Borrowers may incur
                                 costs complying with the Americans with
                                 Disabilities Act of 1990. In addition,
                                 noncompliance could result in the imposition of
                                 fines by the federal government or an award of
                                 damages to private litigants. These costs of
                                 complying with the Americans with Disabilities
                                 Act of 1990 and the possible imposition of
                                 fines for noncompliance would result in
                                 additional expenses on the mortgaged
                                 properties, which could have an adverse effect
                                 on your certificates.

IF YOUR CERTIFICATE IS
   BOOK-ENTRY, YOU WILL NOT BE
   RECOGNIZED AS A
   CERTIFICATEHOLDER BY THE
   TRUSTEE....................   If the prospectus supplement so provides, one
                                 or more classes of the certificates offered to
                                 you will be initially represented by one or
                                 more certificates for each class registered in
                                 the name of Cede & Co., the nominee for the
                                 Depository Trust Company. If you purchase this
                                 type of certificate:

                                 o    your certificate will not be registered in
                                      your name or the name of your nominee;

                                 o    you will not be recognized by the trustee
                                      as a certificateholder; and

                                 o    you will be able to exercise your right as
                                      a certificateholder only through the
                                      Depository Trust Company and its
                                      participating organizations.

                                 You will be recognized as a certificateholder
                                 only if and when definitive certificates are
                                 issued. See "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates."

                                   ----------

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under "Risk Factors" and elsewhere in this prospectus.

                                      -25-

                         DESCRIPTION OF THE TRUST FUNDS

     Capitalized terms are defined in the "Glossary of Terms" beginning on page
122.

ASSETS

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

          o    multifamily mortgage loans, commercial mortgage loans or both;

          o    mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar certificates or securities;

          o    direct obligations of the United States, agencies of the United
               States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b)
               non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed; or

          o    a combination of mortgage loans, mortgage backed securities and government securities.

     Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates.
If so specified in the related prospectus supplement, the mortgage loans or mortgage backed securities may be insured or guaranteed by an entity specified therein. Otherwise, such mortgage loans or mortgage backed securities will not be insured or guaranteed by any government agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan
Stanley Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

     The certificates of any series will generally be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley
Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

GENERAL

     The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

          o    Multifamily Properties which are residential properties
               consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings; or

          o    Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes,
               hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or
               self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the
District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property.

                                      -26-

Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. The term of any leasehold will exceed the term of the related mortgage note by at least five years or such other period as shall be specified in the related prospectus supplement. Each mortgage loan will have been originated by a person other than
Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Capital I
Inc., mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

LEASES

     If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, if
specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

     If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

     To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility, while other leases provide that it is the lessee's responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

     Mortgage loans secured by commercial and multifamily properties are markedly different from owner occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically

                                      -27-

dependent upon the successful operation of the property rather than upon the liquidation value of the real estate. The mortgage loans generally will be non-recourse loans, which means that, absent special facts, the lender may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the borrower's assets, in the event of the borrower's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. "Net Operating
Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o    non-cash items such as depreciation and amortization;

          o    capital expenditures; and

          o    debt service on loans secured by the mortgaged property.

     The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

     As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses;
however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See
"--Leases" above.

     The duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties. However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt
Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related
Debt Service Coverage Ratio may be high.

                                      -28-

     The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

     Appraised values for income-producing properties may be based on:

          o    the recent resale value of comparable properties at the date of the appraisal;

          o    the cost of replacing the property;

          o    a projection of value based upon the property's projected net cash flow; or

          o    a selection from or interpolation of the values derived from the methods listed here.

     Each of these appraisal methods presents analytical challenges for the following reasons:

          o    it is often difficult to find truly comparable properties that have recently been sold;

          o    the replacement cost of a property may have little to do with its current market value;

          o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate
               capitalization rate;

          o    more than one of the appraisal methods may be used and each may produce significantly different results; and

          o    if a high Loan-to-Value Ratio accompanies a high Debt Service
               Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

     While Morgan Stanley Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors--Borrower May Be Unable To Repay The
Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect
Payment On Your Certificates," "--Your Certificates Will Bear Losses If
Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans," and
"--Obligor Default May Adversely Affect Payment on Your Certificates."

LOAN-TO-VALUE RATIO

     The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

          o    the appraised value determined in an appraisal obtained by the originator at origination of that loan and

          o    the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

                                      -29-

LOAN COMBINATIONS

Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions on the transferability of the ownership of any mortgage loan that is part of a loan combination.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

          o    the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the
               mortgage loans, unless the related prospectus supplement provides otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

          o    the type of property securing the mortgage loans, e.g.,
               multifamily property or commercial property and the type of property in each category;

          o    the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

          o    the earliest and latest origination date and maturity date of the mortgage loans;

          o    the weighted average, by principal balance, of the Loan-to-Value
               Ratios at origination of the mortgage loans;

          o    the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

          o    the state or states in which most of the mortgaged properties are located;

          o    information with respect to the prepayment provisions, if any, of the mortgage loans;

          o    the weighted average Retained Interest, if any;

          o    with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the
               adjustable rate loan and the frequency of monthly payment
               adjustments;

          o    the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

                                      -30-

          o    information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain certain information available to Morgan Stanley Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Default and Loss
Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to Morgan Stanley Capital
I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current
Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     Generally, the mortgage loans will:

          o    have individual principal balances at origination of not less than $25,000;

          o    have original terms to maturity of not more than 40 years; and

          o    provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

     Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated
maturity date, in each case as described in the related prospectus supplement.
Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

     In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

MORTGAGE BACKED SECURITIES

     Any MBS will have been issued pursuant to an MBS Agreement. A seller, the
MBS issuer, or the servicer of the underlying mortgage loans or Underlying MBS, or a combination of those entities, will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

     Distributions of any principal or interest, as applicable, will be made on
MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer.
The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

                                      -31-

     The MBS either will have been previously registered under the Securities
Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2)
neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

          o    the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

          o    the original and remaining term to stated maturity of the MBS, if applicable;

          o    whether the MBS is entitled only to interest payments, only to principal payments or to both;

          o    the pass-through or bond rate of the MBS or formula for
               determining the rates, if any;

          o    the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

          o    the MBS issuer, MBS servicer and MBS trustee, as applicable;

          o    characteristics of the credit support, if any, such as
               subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage
               Loans, the Underlying MBS or directly to the MBS;

          o    the terms on which the MBS or the related Underlying Mortgage
               Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

          o    the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

          o    the servicing fees payable under the MBS Agreement;

          o    the type of information in respect of the Underlying Mortgage
               Loans described under "--Mortgage Loans--Mortgage Loan
               Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph;

          o    the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS;

          o    whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the
               Participants Trust Company;

          o    the market price of the MBS and the basis on which the market price was determined; and

          o    if the issuer of the MBS is required to file reports under the
               Exchange Act of 1934, as amended, how to locate the reports of the MBS issuer.

                                      -32-

     If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Capital I Inc.
that each represent an interest in one or more Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the
MBS described in the preceding paragraph and, in particular, will disclose the
Underlying Mortgage Loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

GOVERNMENT SECURITIES

     The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

          o    the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

          o    the original and remaining terms to stated maturity of the government securities;

          o    whether the government securities are entitled only to interest payments, only to principal payments or to both;

          o    the interest rates of the government securities or the formula to determine the rates, if any;

          o    the applicable payment provisions for the government securities;
               and

          o    to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest-bearing or a non-interest-bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the
Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

     If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series. Credit support may be provided in the form of subordination of one or more other classes of certificates in the series, by cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May
Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your
Certificates."

CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds may be invested, or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effect s of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange or swap agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non United States currency. The principal terms of any

                                      -33-

guaranteed investment contract or other such agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash
Flow Agreement.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley
Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

          o    the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

          o    the effect, if any, of the prepayment of any mortgage loan or MBS on the pass-through rate of one or more classes of certificates;
               and

          o    whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual
Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the
Interest Accrual Period for that Distribution Date. As indicated in this prospectus under "--Pass-through Rate" above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the
Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a
Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an

                                      -34-

Interest Accrual Period. The Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

          o    will correspond to the rate of principal payments on the assets in the related trust fund;

          o    is likely to be affected by the existence of Lockout Periods and
               Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

          o    is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and
               Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

     When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment.
Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. In most cases, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the
Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

                                      -35-

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any
Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

     If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution
Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

     In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the
MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

     Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover,
CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

     Morgan Stanley Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified
Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

                                      -36-

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

     TYPE OF MORTGAGE ASSET

     A number of mortgage loans may have balloon payments due at maturity.
Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

     FORECLOSURES AND PAYMENT PLANS

     The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

     Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "Due-on-Sale" clauses or
"Due-on-Encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, the master servicer, on behalf of the trust fund, will be required to exercise--or waive its right to exercise--any rights that the trustee may have as lender to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard, and in accordance with such procedures as may be set forth in the related prospectus supplement. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale
and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and
Due-on-Encumbrance Provisions."

                                  THE DEPOSITOR

     Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on
January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-4000. Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets. See "The Depositor" in the prospectus supplement.

                                   THE SPONSOR

GENERAL

     It is anticipated that Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984 ("MSMC") will be a sponsor or co-sponsor for each series; however if so specified in the related prospectus supplement, MSMC may not be a sponsor for a given series. The prospectus supplement for each series of securities

                                      -37-

will identify any co-sponsors for the related series. MSMC is an affiliate of the depositor and a direct wholly-owned subsidiary of Morgan Stanley (NYSE: MS).
The executive offices of MSMC are located at 1585 Broadway, New York, New York
10036, telephone number (212) 761-4000. MSMC also has offices in Chicago,
Illinois, Los Angeles, California and Irvine, California. MSMC originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMC also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMC nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations.

MSMC'S COMMERCIAL MORTGAGE SECURITIZATION PROGRAM

     MSMC has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMC originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of them by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMC acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMC's "IQ," "HQ" and "TOP" securitization programs typically involve multiple mortgage loan sellers.

     Substantially all mortgage loans originated by MSMC are sold to securitizations as to which MSMC acts as either sponsor or mortgage loan seller.
Loans originated and securitized by MSMC, and included in the table below include both fixed rate and floating rate loans and both large loans and conduit loans. MSMC also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by
MSMC for the four years ending on December 31, 2005.

                         TOTAL     TOTAL MSMC LOANS         TOTAL MSMC LOANS
YEAR (APPROXIMATE        MSMC      SECURITIZED WITH         SECURITIZED WITH       TOTAL MSMC LOANS
AMTS IN BILLIONS-$'S)   LOANS*   AFFILIATED DEPOSITOR   NON-AFFILIATED DEPOSITOR     SECURITIZED
---------------------   ------   --------------------   ------------------------   ----------------

2005                     12.9            8.2                      1.5                     9.6
2004                      7.6            5.1                      1.3                     6.4
2003                      6.4            3.5                      1.3                     4.8
2002                      4.6            2.2                      0.6                     2.8

*    MSMC Loans means all loans originated or purchased by MSMC in the relevant year. Loans originated in a given year that were not securitized in that year generally were held for securitization in the following year. Total
     MSMC Loans Securitized includes loans in both public and private securitizations.

     MSMC's large mortgage loan program typically originates loans larger than
$75 million, although MSMC's conduit mortgage loan program also sometimes originates such large loans. MSMC originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. The largest property concentrations of MSMC's securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

UNDERWRITING STANDARDS

     Conduit mortgage loans originated by MSMC will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan.
The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

     The MSMC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls,

                                      -38-

current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMC also generally performs the procedures and obtains the third party reports or other documents described in the prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process" and "--Zoning and Building Code Compliance." MSMC typically retains outside consultants to conduct its credit underwriting.

     Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

     Debt Service Coverage Ratio and LTV Ratio. MSMC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV
Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMC may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees,
MSMC's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

     The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in the prospectus supplement and Annex A-1 thereto may differ from the amount calculated at the time of origination. In addition, MSMC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage
Pool" in the prospectus supplement.

     Escrow Requirements. MSMC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMC.

SERVICING

MSMC currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, Morgan Stanley Mortgage Capital Inc. may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

                                      -39-

              OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

     Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity's origination program and underwriting or credit-granting criteria.

                                      -40-

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

          o    provide for the accrual of interest thereon based on fixed, floating, variable or adjustable rates;

          o    be senior or subordinate to one or more other classes of
               certificates in respect of distributions on the certificates;

          o    be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o    be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o    provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

          o    provide for payments of interest and/or principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

          o    provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal
               Certificate component and a Stripped Interest Certificate
               component; or

          o    do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped
Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--If Your Certificate Is Book-Entry, You
Will Not Be Recognized As Certificateholder By The Trustee." Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate
Balance, Notional Amount or percentage interest but of different authorized denominations.

     Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

                                      -41-

     If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

     If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period and for prefunding periods, the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds, (ii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, and the percentage of the mortgage asset pool represented by those assets and (iii) any limitation on the ability to add pool assets.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

     Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the certificates of each series on each Distribution
Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. The Available Distribution Amount for each Distribution Date generally equals the sum of the following amounts:

          1.   the total amount of all cash on deposit in the related
               Certificate Account as of the corresponding Determination Date, exclusive of:

               o    all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

               o    unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the
                    interest thereon and related prepayment premiums,
                    Liquidation Proceeds, Insurance Proceeds and other
                    unscheduled recoveries received subsequent to the related
                    Due Period; and

               o    all amounts in the Certificate Account that are due or
                    reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the
                    master servicer or any other entity as specified in the
                    related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

                                      -42-

          2.   if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate
               Account, including any net amounts paid under any Cash Flow
               Agreements;

          3.   all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

          4.   if and to the extent the related prospectus supplement so
               provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related
               Prepayment Period; and

          5.   if the related prospectus supplement so provides, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the
               Distribution Date.

     The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each
Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions. The related prospectus supplement may provide for an alternative calculation of the Available Distribution Amount or for separate distribution amounts for separate groups of assets or classes of certificates.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates, other than classes of Stripped Principal
Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, floating, variable or adjustable rate at which interest will accrue on the class or a component thereof. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates. A floating, variable or adjustable rate class of certificates may accrue interest based on the interest rates of some or all of the underlying mortgage assets, or based on an index (with respect to which a margin may be added or subtracted), including the one month, three-month, six-month or one-year London interbank offered rate for U.S. dollar deposits, or another index which will be described in the related prospectus supplement and will be an index similar to that used in an interest rate or currency exchange agreement. Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

     If so specified in the related prospectus supplement, an interest rate exchange agreement or other derivative instrument may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement or other derivative instrument to alter the payment characteristics of such assets. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a floating, variable or adjustable pass-through rate, the method for determining the pass-through rate. Interest on the certificates will be calculated either (i) on the basis of a 360-day year consisting of twelve 30-day months, (ii) on the basis of the actual number of days elapsed in the related interest accrual period and a 360-day year or (iii)
on such other basis as is specified in the related prospectus supplement.

     In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued Certificate
Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the
Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Accrued Certificate Interest on Stripped
Interest

                                      -43-

Certificates generally will be equal to interest accrued for a specified period on the outstanding Notional Amount thereof immediately prior to each
Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

     The method of determining the Notional Amount for any class of Stripped
Interest Certificates will be described in the related prospectus supplement.
Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. If so provided in the related prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of
Accrued Certificate Interest that may be added to the Certificate Balance of a
Class of Offered Certificates may be reduced. If so provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate
Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See "Risk Factors--Prepayments And Repurchases May Reduce The Yield On
Your Certificates," and "--If Prepayment Premiums Are Not Enforced, Your
Certificates May Be Adversely Affected," and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The certificates of each series, other than certain classes of Stripped
Interest Certificates, will have a Certificate Balance. The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding
Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued
Certificate Interest. Generally, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off
Date; however if so specified in the related prospectus supplement; such certificate balance may be greater or less than that of the related assets. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero.
Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

     To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To the extent, the descriptions set forth under "--Distributions of Interests on the Certificates"
and "--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to Certificate
Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

                                      -44-

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY
PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each Distribution
Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any
Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

ADVANCES

     With respect to any series of certificates evidencing an interest in a trust fund, if so specified in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each
Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date.
The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement. The master servicer or other entity required to make advances will advance, subject to that entity's good faith determination that the advances will be reimbursable from Related
Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of
Subordinate Certificates. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Generally, advances of the master servicer's or another entity's funds will be reimbursable only out of Related
Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series; provided that the related prospectus supplement may specify other sources for reimbursement of advances. However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the
Certificate Account, the master servicer is required to replace the funds in the
Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will

                                      -45-

be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

REPORTS TO CERTIFICATEHOLDERS

     Generally, with each distribution to holders of any class of certificates of a series, the master servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to
Morgan Stanley Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

     (1)  the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

     (2)  the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

     (3)  the amount of the distribution allocable to

          o    prepayment premiums and

          o    payments on account of Equity Participations;

     (4)  the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     (5)  the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

     (6)  the aggregate principal balance of the assets at the close of business on that Distribution Date;

     (7)  the number and aggregate principal balance of Whole Loans in respect of which:

          o    one scheduled payment is delinquent,

          o    two scheduled payments are delinquent,

          o    three or more scheduled payments are delinquent and

          o    foreclosure proceedings have been commenced;

     (8)  with respect to each Whole Loan that is delinquent two or more months:

          o    the loan number thereof,

          o    the unpaid balance thereof,

          o    whether the delinquency is in respect of any balloon payment,

          o    the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

                                      -46-

          o    if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming the mortgage loan is subsequently liquidated through foreclosure,

          o    whether a notice of acceleration has been sent to the borrower and, if so, the date of the notice,

          o    whether foreclosure proceedings have been commenced and, if so, the date so commenced and

          o    if the mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

     (9)  with respect to any Whole Loan liquidated during the related Due
          Period other than by payment in full:

          o    the loan number thereof,

          o    the manner in which it was liquidated and

          o    the aggregate amount of liquidation proceeds received;

     (10) with respect to any Whole Loan liquidated during the related Due
          Period,

          o    the portion of the liquidation proceeds payable or reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

          o    the amount of any loss to certificateholders;

     (11) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period,

          o    the loan number of the related mortgage loan and

          o    the date of acquisition;

     (12) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period:

          o    the book value,

          o    the principal balance of the related mortgage loan immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement,

          o    the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

          o    if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (13) with respect to any REO Property sold during the related Due Period

          o    the loan number of the related mortgage loan,

          o    the aggregate amount of sale proceeds,

          o    the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO
               Property or the related mortgage loan and

          o    the amount of any loss to certificateholders in respect of the related mortgage loan;

                                      -47-

     (14) the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the Distribution Date, separately identifying any reduction in the Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate
          Interest has been added to the balance;

     (15) the aggregate amount of principal prepayments made during the related
          Due Period;

     (16) the amount deposited in the reserve fund, if any, on the Distribution
          Date;

     (17) the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

     (18) the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the Distribution
          Date;

     (19) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

     (20) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the
          Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

     (21) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the Series as of the close of business on the Distribution Date; and

     (22) the aggregate amount of payments by the borrowers of:

          o    default interest,

          o    late charges and

          o    assumption and modification fees collected during the related Due
               Period.

     In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to
Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional or alternative information to be included in reports to the holders of the certificates.

     Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the
Certificates--Book-entry Registration and Definitive Certificates."

                                      -48-

TERMINATION

     The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

          o    the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon
               foreclosure of any Whole Loan subject thereto and

          o    the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the
Depository Trust Company ("DTC").

     DTC is a limited-purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities
Exchange Act of 1934, as amended. DTC was created to hold securities for its
Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates.
Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect
Participants.

     Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect
Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants.
Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. The only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related
Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which
Certificate Owners have accounts with respect to the book-entry

                                      -49-

certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate
Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     DTC has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

     Generally, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

          o    Morgan Stanley Capital I Inc. advises the trustee in writing that
               DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Capital I Inc. is unable to locate a qualified successor, or

          o    Morgan Stanley Capital I Inc., at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners.
Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

     The certificates will be offered pursuant to a Pooling Agreement or a Trust
Agreement.

          o    A Pooling Agreement will be used where the trust fund includes
               Whole Loans. The parties to a Pooling Agreement will be Morgan
               Stanley Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling
               Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, except to the extent specified in the prospectus supplement, will be appointed.
               This servicer will service all or a significant number of Whole
               Loans directly without a subservicer. References in this
               prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing Whole
               Loans directly.

          o    A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be
               Morgan Stanley Capital I Inc. and a trustee. A manager or
               administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

     The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the Registration
Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe some of the provisions that may appear in each
Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the

                                      -50-

provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Capital I Inc.
will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co.
Incorporated, 1585 Broadway, New York, New York 10036, Attention: John E.
Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of certificates, Morgan Stanley
Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. The schedule generally will include detailed information

          o    in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related
               mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the
               Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

          o    in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and
               MBS trustee, the pass-through or bond rate or formula for
               determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement
(which may provide for other arrangements, including electronic registration of transfer of such documents), the related Agreement will require Morgan Stanley
Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan
Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

     The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders.
Generally, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole

                                      -51-

Loan from the trustee at the Purchase Price or substitute the mortgage loan.
There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley
Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

     If so provided in the related prospectus supplement, Morgan Stanley Capital
I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

     With respect to each Government Security or MBS in certificated form,
Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the
Government Security or MBS, as applicable, to the trustee for the benefit of the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation"
within the meaning of the UCC, Morgan Stanley Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Generally, the related
Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Generally, Morgan Stanley Capital I Inc. will, with respect to each Whole
Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

          o    the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related
               Agreement;

          o    the existence of title insurance insuring the lien priority of the Whole Loan;

          o    the authority of the Warrantying Party to sell the Whole Loan;

          o    the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

          o    the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

          o    the existence of hazard and extended perils insurance coverage on the mortgaged property.

     Any Warrantying Party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to
Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Generally, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or

                                      -52-

replace the affected Whole Loan as described in the next paragraph; however the prospectus supplement may specify an alternative remedy or procedure. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting
Party would have no obligations if the relevant event that causes the breach occurs after that date.

     Generally, the Agreements will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole
Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole Loan of the certificateholders. If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

          o    the Warrantying Party will be obligated to repurchase the Whole
               Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the
               Purchase Price; or

          o    if so provided in the prospectus supplement for a series, the
               Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in
               accordance with the standards described in the related prospectus supplement; or

          o    if so provided in the prospectus supplement for a series, the
               Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

     Neither Morgan Stanley Capital I Inc., except to the extent that it is the
Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

     Generally, the Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or
MBS, covering

          o    the accuracy of the information set forth therefor on the
               schedule of assets appearing as an exhibit to the related
               Agreement and

          o    the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

     A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Capital I Inc. will constitute an Event of Default under the Agreement. See "--Events of Default"
and "--Rights Upon Event of Default," below.

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

     GENERAL

     The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the
Certificate Account, which must be either

                                      -53-

          o    an account or accounts the deposits in which are insured by the
               Bank Insurance Fund or the Savings Association Insurance Fund of
               the FDIC, to the limits established by the FDIC, and the
               uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the
               Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general
               creditors of the institution with which the Certificate Account is maintained or

          o    otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term
Permitted Investments. Interest or other income earned on funds in the
Certificate Account will be paid to a master servicer or its designee, or another service provider as additional servicing compensation, or may be added to the funds in such account and used for the same purpose. The Certificate
Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or
Agencies and so specified in the related prospectus supplement, a Certificate
Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

DEPOSITS

     Generally, a master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a
Retained Interest, all payments on account of principal, including principal prepayments, on the assets;

     (1)  all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

     (2)  all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all Liquidation Proceeds,
          together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (3)  any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under "Description of Credit Support";

     (4)  any advances made as described under "Description of the
          Certificates--Advances in Respect of Delinquencies";

     (5)  any amounts representing prepayment premiums;

     (6)  any amounts paid under any Cash Flow Agreement, as described under
          "Description of the Trust Funds--Cash Flow Agreements";

     (7)  all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley Capital I
          Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and
          "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under
          "--

                                      -54-

          Realization Upon Defaulted Whole Loans," and all proceeds of any asset purchased as described above under "Description of the
          Certificates--Termination";

     (8)  any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under "Description of the Agreements--Retained
          Interest; Servicing Compensation and Payment of Expenses";

     (9)  to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

     (10) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies";

     (11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

     (12) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related prospectus supplement.

WITHDRAWALS

     Generally, a master servicer or the trustee may, from time to time make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

     (1)  to make distributions to the certificateholders on each Distribution
          Date;

     (2)  to reimburse a master servicer for unreimbursed amounts advanced as described above under "Description of the Certificates--Advances in
          Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and
          Retained Interest, on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole Loans;

     (3)  to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole
          Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and
          Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

     (4)  to reimburse a master servicer for any advances described in clause
          (2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related
          Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate
          Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

     (5)  if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3)
          above while these amounts remain outstanding and unreimbursed;

     (6)  to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on,

                                      -55-

     mortgaged properties securing defaulted Whole Loans as described below under "--Realization Upon Defaulted Whole Loans";

(7)  to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding a Master Servicer and the Depositor";

(8)  if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

(9)  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters
     Regarding the Trustee";

(10) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate
     Account;

(11) to pay the person entitled thereto any amounts deposited in the Certificate
     Account that were identified and applied by the master servicer as recoveries of Retained Interest;

(12) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

(13) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax
     Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

(14) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted
     Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole Loan or property;

(15) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

(16) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

(17) to pay the person entitled thereto any amounts deposited in the Certificate
     Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchase" and "--Representations
     and Warranties; Repurchases" or otherwise;

(18) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

(19) to clear and terminate the Certificate Account at the termination of the trust fund.

OTHER COLLECTION ACCOUNTS

     Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which

                                      -56-

the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the
Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing
Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

     Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

          o    maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental
               interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

          o    maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

          o    processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable
               Due-on-Sale clause; attempting to cure delinquencies;

          o    inspecting and managing mortgaged properties under certain circumstances; and

          o    maintaining accounting records relating to the Whole Loans.
               Generally the master servicer or another service provider, as specified in the related prospectus supplement, will be
               responsible for filing and settling claims in respect of
               particular Whole Loans under any applicable instrument of Credit
               Support. See "Description of Credit Support."

     The master servicer may agree to modify, waive or amend any term of any
Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

          o    affect the amount or timing of any scheduled payments of
               principal or interest on the Whole Loan or

          o    in its judgment, materially impair the security for the Whole
               Loan or reduce the likelihood of timely payment of amounts due thereon.

Except to the extent another standard is specified in the related prospectus supplement, the special servicer may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a
Whole Loan if,

          o    in its judgment, a material default on the Whole Loan has
               occurred or a payment default is imminent and

          o    in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

                                      -57-

The master servicer or special servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUBSERVICERS

     A master servicer may delegate its servicing obligations in respect of the
Whole Loans to subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the subservicing agreement.

     Generally, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees.;
however, if so specified in the related prospectus supplement, a subservicer may be compensated directly from the trust fund, or in another manner. A subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment
of Expenses" below.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, a special servicer may be appointed. A special servicer will generally be appointed for the purpose of servicing mortgage loans that are in default or as to which a default is imminent. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

     A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the special servicer is required to:

          o    monitor any Whole Loan which is in default,

          o    contact the borrower concerning the default,

          o    evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

          o    initiate corrective action in cooperation with the borrower if cure is likely,

          o    inspect the mortgaged property, and

          o    take any other actions as are consistent with the Servicing
               Standard.

A significant period of time may elapse before the special servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the special servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the special servicer in certain cases may not be permitted to accelerate a

                                      -58-

Whole Loan or to foreclose on a mortgaged property for a considerable period of time. See "Legal Aspects of the Mortgage Loans and the Leases."

     Any Agreement relating to a trust fund that includes Whole Loans may grant to the loan seller, the special or master servicer or the holder or holders of certain classes of certificates, or all of them, an option to purchase from the trust fund at its fair value any Whole Loan as to which a specified number of scheduled payments thereunder or a balloon payment are delinquent, or as to which there are other defaults specified in the related prospectus supplement.
In addition, a Whole Loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower.
Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

     If a default on a Whole Loan has occurred or, in the master servicer's or special servicer's judgment is imminent, and the action is consistent with the servicing standard, the special servicer, on behalf of the trustee, may at any time:

          o    institute foreclosure proceedings,

          o    exercise any power of sale contained in any mortgage,

          o    obtain a deed in lieu of foreclosure, or

          o    otherwise acquire title to a mortgaged property securing the
               Whole Loan.

Unless otherwise specified in the related prospectus supplement, the special servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator"
of that mortgaged property within the meaning of federal environmental laws, unless the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

          o    the mortgaged property is in compliance with applicable
               environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or
               petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be
               required under any federal, state or local law or regulation; or

          o    if the mortgaged property is not so in compliance or such
               circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

          o    the Internal Revenue Service grants an extension of time to sell the property or

          o    the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund
               subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

                                      -59-

Subject to the foregoing, the special servicer will be required to

          o    solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

          o    accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

     If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the special servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

     The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of the Mortgage
Loans and the Leases--Foreclosure."

     If recovery on a defaulted Whole Loan under any related instrument of
Credit Support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the special servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the
Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the special servicer is not required to expend its own funds to restore the damaged property unless it determines

          o    that the restoration will increase the proceeds to
               certificateholders on liquidation of the Whole Loan after
               reimbursement of the special servicer for its expenses and

          o    that the expenses will be recoverable by it from related
               Insurance Proceeds or Liquidation Proceeds.

     As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

     If a master servicer, special servicer, or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master or special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing master and special servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard
Insurance Policies" and "Description of Credit Support."

                                      -60-

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The
Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the
Whole Loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

     The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

          o    the replacement cost of the improvements less physical
               depreciation and

          o    the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

     In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO
Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the

                                      -61-

addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the
Agreement.

     Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

RENTAL INTERRUPTION INSURANCE POLICY

     If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the
Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the related prospectus supplement, each
Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or
Due-on-Sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the
Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or
Due-on-Encumbrance clauses entitling the lender to accelerate payment of the
Whole Loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal
Aspects of the Mortgage Loans and the Leases--Due-on-Sale and
Due-on-Encumbrance."

                                      -62-

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan by loan basis and will be specified on an exhibit to the related Agreement.

     Unless otherwise specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.

     The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

     The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

     In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation
AB (17 CFR 229.1122) that contains the following:

     (a)  a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

     (b)  a statement that the party used the criteria in Item 1122(d) of
          Regulation AB to assess compliance with the applicable servicing criteria;

     (c)  the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party;
          and

     (d)  a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that

                                      -63-

expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

MATTERS REGARDING A MASTER SERVICER, A SPECIAL SERVICER AND THE DEPOSITOR

     The master servicer, if any, a special servicer, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer, as special servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc.
or Morgan Stanley Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

     Generally, the related Agreement will provide that the master servicer may resign from its obligations and duties only if (i) (A) a successor servicer is available, willing to assume the obligations, responsibilities, and covenants to be performed by the master servicer on substantially the same terms and conditions, and for not more than equivalent compensation, and assumes all obligations of the resigning master servicer under any primary servicing agreements; (B) the resigning master servicer bears all costs associated with its resignation and the transfer of servicing; and (C) each rating agency rating the applicable series delivers written confirmation that such transfer of servicing will not result in the downgrade, qualification or withdrawal of its ratings of the certificates of such series or (ii) upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement.
No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     Generally the Agreements will further provide that neither any master servicer, any special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan
Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, a special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan
Stanley Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Agreements will further provide that any master servicer, any special servicer, Morgan Stanley
Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that generally the indemnification will not extend to any loss, liability or expense:

          o    specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer or special servicer, the
               prosecution of an enforcement action in respect of any specific
               Whole Loan or Whole Loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the
               Agreement;

          o    incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

          o    incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties.

In addition, each Agreement will provide that none of any master servicer, any special servicer or Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer, the special servicer or Morgan Stanley Capital I Inc. may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the

                                      -64-

certificateholders, and the master servicer, the special servicer or Morgan
Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

     Any person into which the master servicer, the special servicer or Morgan
Stanley Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer, the special servicer or Morgan Stanley
Capital I Inc., will be the successor of the master servicer, the special servicer or Morgan Stanley Capital I Inc., as the case may be, under the related
Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:

     (1)  any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

     (2)  any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the
          Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer,
          Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

     (3)  any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting
          Rights; and

     (4)  certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. The trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

     With respect to any series of certificates as to which there is a special servicer, similar Events of Default will generally exist under the related
Agreement with respect to the special servicer.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied,
Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the applicable servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the applicable servicer (provided, that in the case of an Event of Default of the special servicer, the master servicer may instead succeed to the obligations of the special servicer) under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution as to which each Rating
Agency rating the certificates has confirmed that such appointment will not result in the downgrade, qualification or withdrawal of the ratings of the certificates of the

                                      -65-

applicable series. Pending appointment, the trustee (or master servicer, with respect to the special servicer) is obligated to act in the capacity of the applicable servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement. Generally, the Agreements will provide that expenses relating to any removal of a servicer upon an Event of Default or its voluntary resignation will be required to be paid by such servicer.

     Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of
Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of
Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

          o    exercise any of the powers vested in it by any Agreement;

          o    make any investigation of matters arising under any Agreement; or

          o    institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

     Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

     (1)  to cure any ambiguity;

     (2)  to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

     (3)  to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

     (4)  to comply with any requirements imposed by the Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

     Each Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% (or such other percentage as may be specified in the related prospectus supplement) of the Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:

     (1)  reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

                                      -66-

     (2)  adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in
          (1), without the consent of the holders of all certificates of that class; or

     (3)  modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the
          Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

     The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

     Generally, the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the related Agreement, the assets, the certificates and the acceptance or administration of the trusts or duties created under the related Agreement
(including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the related Agreement) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may at any time resign from its obligations and duties under an
Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within
30-days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee (i) shall cease to be eligible to continue as trustee under the related Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its

                                      -67-

property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state; provided, however, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii), or
(iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any class of certificates with a rating as evidenced in writing by the Rating Agencies, then
Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth in the related Agreement.
If specified in the related Prospectus Supplement, holders of the certificates of any series entitled to a specified percentage of the Voting Rights for that series may at any time remove the trustee for cause (or if specified in the related Prospectus Supplement, without cause) and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee. Generally, the Agreements will provide that expenses relating to resignation of the Trustee or any removal of the Trustee for cause will be required to be paid by the Trustee, and expenses relating to removal of the
Trustee without cause will be paid by the parties effecting such removal.

ADDITIONAL PARTIES TO THE AGREEMENTS

     If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit
Support, certificateholders will bear their allocable share of deficiencies.

     If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

     (1)  the nature and amount of coverage under the Credit Support;

     (2)  any conditions to payment thereunder not otherwise described in this prospectus;

     (3)  the conditions, if any, under which the amount of coverage under the
          Credit Support may be reduced and under which the Credit Support may be terminated or replaced;

     (4)  the material provisions relating to the Credit Support; and

     (5)  information regarding the obligor under any instrument of Credit
          Support, including:

          o    a brief description of its principal business activities;

                                      -68-

          o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

          o    if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

          o    its total assets, and its stockholders' or policyholders'
               surplus, if applicable, as of the date specified in the
               prospectus supplement.

See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could
Adversely Affect Payment On Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund.
The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE WHOLE LOANS

     If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on
Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on
Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

                                      -69-

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each
Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

     Moneys deposited in any Reserve Funds will be invested in Permitted
Investments, except as otherwise specified in the related prospectus supplement.
Generally, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation.

     Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve
Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the
Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the
Reserve Fund, if any.

CREDIT SUPPORT FOR MBS

     If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of
Credit Support the information indicated above under "Description of Credit
Support--General," to the extent the information is material and available.

               LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries DO NOT:

          o    purport to be complete;

                                      -70-

          o    purport to reflect the laws of any particular state; or

          o    purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the
Trust Funds--Assets."

GENERAL

     All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--

          o    a borrower--the borrower and usually the owner of the subject property, and

          o    a mortgagee--the lender.

     In contrast, a deed of trust is a three-party instrument, among

          o    a trustor--the equivalent of a mortgagor or borrower,

          o    a trustee to whom the mortgaged property is conveyed, and

          o    a beneficiary--the lender--for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

     By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of
1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.
However, the mortgage, or other instrument, may encumber other interests in real property such as:

          o    a tenant's interest in a lease of land or improvements, or both,
               and

                                      -71-

          o    the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. If so specified in the prospectus supplement, Morgan Stanley
Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

          o    the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

          o    the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan.
Failure to properly perfect the lender's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest.
Even if the lender's security interest in room revenues is perfected under the
UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

     Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee-in-possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Legislation" below.

PERSONALITY

     Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage.
The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

                                      -72-

FORECLOSURE

     GENERAL

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

     JUDICIAL FORECLOSURE

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.
The sales are made in accordance with procedures that vary from state to state.

     EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year -- or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law -- of the filing of bankruptcy.

                                      -73-

     NON JUDICIAL FORECLOSURE/POWER OF SALE

     Foreclosure of a deed of trust is generally accomplished by a non judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

     PUBLIC SALE

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.
The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees that may be recovered by a lender.

     A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "Due-on-Sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if

                                      -74-

any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

     REO PROPERTIES

     If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

          o    the Internal Revenue Service grants an REO Extension, or

          o    It obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the
               Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any
REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

     In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO
Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate--currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" in
this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

RIGHTS OF REDEMPTION

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action

                                      -75-

has been commenced, the redeeming party must pay certain costs of the action.
Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be
Cut-off and terminated.

     The equity of redemption is a common law or non statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the
Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue
Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

ANTI DEFICIENCY LEGISLATION

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that

                                      -76-

secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph.
Protective ground lease provisions include:

     (1)  the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

     (2)  the right to cure those defaults, with adequate cure periods;

     (3)  if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

     (4)  the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder;

     (5)  the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

     (6)  a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor ground lessor; and

     (7)  A leasehold mortgage that provides for the assignment of the debtor ground lessee's right to reject a lease pursuant to Section 365 of the
          Bankruptcy Code.

     Without the protections described in (1) - (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then current value of the property, with a corresponding partial reduction of the amount of lender's security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

                                      -77-

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so called "ipso facto clauses" could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the
Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and
Rents" above.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor in possession may, subject to approval of the court,

          o    assume the lease and retain it or assign it to a third party or

          o    reject the lease.

     If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

                                      -78-

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     To the extent described in the related prospectus supplement, some of the
Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal--assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld--that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

          o    at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

          o    The written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame
               -- often 60 days -- after such withdrawal to continue the
               business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor in possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS OR BENEFICIARIES

     To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

          o    to receive rents, hazard insurance and condemnation proceeds, and

                                      -79-

          o    To cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would
               extinguish the junior lender's or junior beneficiary's lien.
               However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.
Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or
"optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a
"credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower.
All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure.

                                      -80-

A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

     Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

          o    a diminution in value of property securing any mortgage loan;

          o    limitation on the ability to foreclose against the property; or

          o    In certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the
               mortgaged property.

     Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the lien has priority over existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

     The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACM") when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

     Under the federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.
CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Certain states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators of a contaminated facility. Excluded from CERCLA's definition of "owner or operator,"
however, is a person "who, without participating in the management of a . . .
facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA.
Similarly, when a lender forecloses and takes title to a contaminated facility or property -- whether it holds the facility or property as an investment or leases it to a third party -- under some circumstances the lender may incur potential CERCLA liability.

     Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and
Deposit

                                      -81-

Insurance Protection Act of 1996 ("Asset Conservation Act"), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation
Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed in lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

     The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

     Beyond statute based environmental liability, there exist common law causes of action--for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property--related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

     Unless otherwise provided in the related prospectus supplement, the
Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter
5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

          o    the mortgaged property is in compliance with applicable
               environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or
               petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be
               required under any federal, state or local law or regulation; or

          o    If the mortgaged property is not so in compliance or such
               circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but

                                      -82-

making it more difficult to realize on the security for the mortgage loan.
However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the
Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for
Environmental Hazard Conditions. See "Description of the Agreements--Realization
upon Defaulted Whole Loans."

     Morgan Stanley Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying
Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

          o    the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

          o    the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying
               Condition,

the Warrantying Party, at its option, will reimburse the trust fund, cure the
Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties;
Repurchases." No such person will however, be responsible for any Disqualifying
Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Some of the mortgage loans may contain Due-on-Sale and Due-on-Encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of Due-on-Sale clauses has been the subject of legislation or litigation in many states and, in some cases; the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn St Germain Depository Institutions Act of 1982
preempts state constitutional, statutory and case law that prohibits the enforcement of Due-on-Sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the
Servicing Standard.

     In addition, under federal bankruptcy laws, Due-on-Sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

SUBORDINATE FINANCING

     Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

          o    the borrower may have difficulty servicing and repaying multiple loans;

                                      -83-

          o    if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

          o    Acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

          o    if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

          o    The bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT PREMIUMS AND PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

ACCELERATION ON DEFAULT

     It is anticipated that some of the mortgage loans included in the pool of mortgage loans for a series will include a "debt acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default--as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31,
1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption.

                                      -84-

Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

          o    for the interest rate, discount points and charges as are
               permitted in that state, or

          o    that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property--e.g., a nursing or convalescent home or hospital--result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (formerly the
Soldiers' and Sailors' Civil Relief Act of 1940), as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be

                                      -85-

charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans.
Any shortfalls in interest collections resulting from the application of the
Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

FORFEITURES IN DRUG, RICO AND PATRIOT ACT PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley, Austin, Brown & Wood LLP or Cadwalader,
Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley
Capital I Inc. This summary is based on laws, regulations, including REMIC
Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which -- for example, banks and insurance companies -- may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

     The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more
REMIC elections will be made.

GRANTOR TRUST FUNDS

     If a REMIC election is not made, Sidley, Austin, Brown & Wood LLP or
Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the

                                      -86-

trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

A.   SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund.
Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section
68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

          o    3% of the excess of adjusted gross income over the applicable amount and

          o    80% of the amount of itemized deductions otherwise allowable for such taxable year.

     However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

     In general, a grantor trust certificateholder using the CASH METHOD OF
ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The mortgage loans and MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

     Except to the extent otherwise provided in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan Stanley Capital I Inc. that:

          o    A grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19)
               representing principal and interest payments on mortgage loans or
               MBS will be considered to represent "loans . . . Secured by an interest in real property which is . . . residential property"
               within the meaning of Code Section 7701(a)(19)(C)(v), to the

                                      -87-

               extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

          o    a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest income on the mortgage loans or MBS will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section
               856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section; and

          o    A grantor trust certificate owned by a REMIC will represent
               "obligation[s]... which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

     Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

     Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     The Internal Revenue Service has issued Amortizable Bond Premium
Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section.
Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

                                      -88-

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple
Classes of Grantor Trust Certificates--Accrual of Original Issue Discount"
below.

     Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25%
of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the
Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

          o    the total remaining market discount and

          o    A fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

          o    the total remaining market discount and

          o    A fraction, the numerator of which is the amount of stated
               interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

                                      -89-

     A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4,
1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

     Anti Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

B.   MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

     1.   Stripped Bonds and Stripped Coupons

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

     Excess Servicing will be treated Under the Stripped Bond Rules. If the
Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See "--Non REMIC Certificates" and
"Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped
Coupons."

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See "--Non
REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original
Issue Discount." However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either:

          o    the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the
               certificate was stripped or

                                      -90-

          o    No more than 100 basis points, including any Excess Servicing, are stripped off of the trust fund's mortgage loans or MBS.

Pursuant to Revenue Procedure 91 49, issued on August 8, 1991, purchasers of
Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond
Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

     In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Bond Certificate generally will be required to compute accruals of
OID based on its yield, possibly taking into account its own Prepayment
Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Bond Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Stripped Bond
Certificate generally will be different than that reported to holders and the
IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences to you if you should fail to do so.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets"
within the meaning of Code Section 856(c)(5)(B) and "loans . . . Secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment.
Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom.
Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A).

                                      -91-

     2.   Grantor Trust Certificates Representing Interests in Loans Other Than
          Adjustable Rate Loans

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after July 1,
1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform
Act of 1986. The holder of a certificate should be aware, however, that the OID
Regulations do not adequately address certain issues relevant to prepayable securities.

     Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated
redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

     Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

          o    adding (1) the present value at the end of the accrual
               period--determined by using as a discount factor the original yield to maturity of the respective component under the
               Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and
               (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o    subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days

                                      -92-

in the period to determine the daily portion of OID for each day in the period.
With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder.
Other original issue discount on the mortgage loans or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.

          3.   Grantor Trust Certificates Representing Interests in Adjustable
               Rate Loans

     The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than
Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred
Interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

C.   SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

     It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

          o    the holder entered the contract to sell the grantor trust
               certificate substantially contemporaneously with acquiring the grantor trust certificate;

          o    the grantor trust certificate is part of a straddle;

          o    the grantor trust certificate is marketed or sold as producing capital gain; or

          o    other transactions to be specified in Treasury regulations that have not yet been issued.

                                      -93-

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D.   NON-U.S. PERSONS

     Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans or MBS that were issued on or before July
18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to

          o    an owner that is not a U.S. Person or

          o    a grantor trust certificateholder holding on behalf of an owner that is not a U.S. Person

will be subject to federal income tax, collected by withholding, at a rate of
30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

     Accrued OID recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans or MBS issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans or MBS, or the grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30%
withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty.
Additional restrictions apply to mortgage loans or MBS where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or MBS secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

E.   INFORMATION REPORTING AND BACKUP WITHHOLDING

     The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. On June 20, 2002, the Treasury
Department published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts"
that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account,
(ii) a nominee and (iii) a broker holding an interest for a customer in street name. These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

                                      -94-

     If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either

          o    the broker determines that the seller is a corporation or other exempt recipient, or

          o    the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

          o    the broker determines that the seller is an exempt recipient or

          o    the seller certifies its non-U.S. Person status and other
               conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding the regulations.

REMICS

     The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and
"--Prohibited Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of
REMIC Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section.
While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, such the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or
Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates. The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in a REMIC.

     A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

     In general, with respect to each series of certificates for which a REMIC election is made,

                                      -95-

          o    certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);

          o    certificates held by a real estate investment trust will
               constitute "real estate assets" within the meaning of Code
               Section 856(c)(5)(B); and

          o    interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section
               856(c)(3)(B).

If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley, Austin, Brown & Wood LLP or Cadwalader,
Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley
Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC
Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs,
respectively, will be considered REMIC Regular Certificates or REMIC Residual
Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Other than the residual interest in a Subsidiary REMIC, only REMIC
Certificates issued by the Master REMIC will be offered hereunder. The
Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

          o    "real estate assets" within the meaning of Code Section
               856(c)(5)(B);

          o    "loans secured by an interest in real property" under Code
               Section 7701(a)(19)(C); and

          o    whether the income on the certificates is interest described in
               Code Section 856(c)(3)(B).

A.   TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be
issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its
"issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID
Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and
1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the
Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the
Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each

                                      -96-

series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the
Prepayment Assumption or at any other rate.

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its
"stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of
REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a
REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."
Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the
REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent
Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non de minimis OID, as determined under the foregoing rule, will be treated as OID.
However, the trust fund will not take this position unless required by applicable regulations. Where the interval between the issue date and the first
Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution
Date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular
Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC
Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment
Assumption. The Prepayment Assumption with respect to a series of REMIC Regular
Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The prospectus supplement with respect to a trust fund may provide for
Super Premium Certificates. The income tax treatment of such REMIC Regular
Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC
Regular Certificates, is the sum of all payments to be made on such REMIC
Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when

                                      -97-

prepayments on the mortgage loans or MBS exceed those estimated under the
Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section
1272(a)(6), they represent the only guidance regarding the current views of the
IRS with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest
Certificates," so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super Premium
Certificate. It is possible that a holder of a Super Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular
Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a Distribution Date, or if
Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

          o    adding (1) the present value at the end of the accrual period --
               determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption -- of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment
               Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o    subtracting from that total the adjusted issue price of the REMIC
               Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC
Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the
Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

                                      -98-

     A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated
redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

     (1)  the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular
          Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

     (2)  any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing OID on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the right of REMIC Regular
Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, REMIC Regular
Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular
Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal
Register.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may
provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

          o    the interest is unconditionally payable at least annually;

          o    the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

          o    interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more
               "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under
"--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC
Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent

                                      -99-

interest. The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular
Certificates.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See
"--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278.
Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC
Regular Certificate from an original holder, over (2) the price for such REMIC
Regular Certificate paid by the purchaser. A certificateholder that purchases a
REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the
Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular
Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the
REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued;
therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For
REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

     (1)  the total remaining market discount and

     (2)  a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

                                      -100-

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

     (1)  the total remaining market discount and

     (2)  a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the
REMIC Regular Certificate at a cost, not including accrued qualified stated
interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have
OID, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such
Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated
interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion.
Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate.
Such adjusted basis generally will equal the cost of the REMIC Regular
Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium.
Similarly, a holder who receives a payment that is part of the stated redemption price at

                                      -101-

maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular
Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss.
Except as provided in the following paragraph and as provided under "--Market
Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve-months are generally subject to ordinary income tax rates. The use of capital losses is limited.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

          o    the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code
               Section 1274(d) determined as of the date of purchase of such
               REMIC Regular Certificate, over

          o    the amount actually includible in such holder's income.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC
Regular Certificate is held as part of a "conversion transaction" as defined in
Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the
REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC
Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment; the holder entered the contract to sell the REMIC
Regular Certificate substantially contemporaneously with acquiring the REMIC
Regular Certificate; the REMIC Regular Certificate is part of a straddle; the
REMIC Regular Certificate is marketed or sold as producing capital gains; or
other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC
Regular Certificates in their particular circumstances.

     The certificates will be "evidences of indebtedness" within the meaning of
Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC
Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between
Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first
Distribution Date may or may not exceed the interval. Purchasers of Payment Lag
Certificates for which the period between the Closing Date and the first
Distribution Date does not exceed the interval could pay upon purchase of the
REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular

                                      -102-

Certificate is allocable to pre issuance accrued interest and the REMIC Regular
Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre issuance accrued interest, then the REMIC Regular
Certificate's issue price may be computed by subtracting from the issue price the amount of pre issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the
OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first
Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag
Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single class REMIC," a portion of the
REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are
"pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-through of
Non-interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual
Certificates" below.

     Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinate Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

     Although not entirely clear, it appears that holders of REMIC Regular
Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

     Non-U.S. Persons. Generally, payments of interest on the REMIC Regular
Certificates, including any payment with respect to accrued OID, to a REMIC
Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

          o    the REMIC Regular Certificateholder does not actually or
               constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

          o    the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Code Section 957, related to the issuer; and

          o    the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the
               REMIC Regular Certificateholder under penalties of perjury, certifying that the REMIC Regular Certificateholder is a foreign person and providing the name and address of the REMIC Regular
               Certificateholder.

                                      -103-

If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular
Certificateholder of a trade or business within the United States, then the
Non-U.S. REMIC Regular Certificateholder will not be subject to the 30%
withholding tax on gross income therefrom but will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder, if such holder is a corporation, also may be subject to the branch profits tax.

     Further, a REMIC Regular Certificate will not be included in the estate of a non resident alien individual. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC and will not be subject to United States estate taxes. Certificateholders who are non resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and
REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Borrower is a "United States shareholder" within the meaning of
Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

     Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular
Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

          o    the broker determines that the seller is a corporation or other exempt recipient, or

          o    the seller provides, in the required manner, identifying
               information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

     A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

          o    the broker determines that the seller is an exempt recipient, or

          o    the seller certifies its non-U.S. Person status and other
               conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

                                      -104-

B.   TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual Certificates.
The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See
"--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual
Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the
REMIC for each day will be based on the portion of the outstanding REMIC
Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual
Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses."
As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC
Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the
REMIC.

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed.
For example, a structure where principal distributions are made serially on regular interests, that is, a fast pay, slow pay structure, may generate such a mismatching of income and cash distributions --that is, "phantom income." This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or
cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a
REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC
Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the
REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original
REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual
Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC
Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of

          o    the income from the mortgage loans or MBS and the REMIC's other assets and

          o    the deductions allowed to the REMIC for interest and OID on the
               REMIC Regular Certificates and, except as described above under
               "--Taxation of Owners of REMIC Regular Certificates--Non-interest
               Expenses of the REMIC," other expenses.

REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

          o    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

          o    all bad loans will be deductible as business bad debts; and

                                      -105-

          o    the limitation on the deductibility of interest and expenses related to tax exempt income will apply.

The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual
Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC
Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a
class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC
Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment
Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27,
1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the REMIC
Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC
Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the
REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual
Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of
the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the
REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the
REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual
Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Regulations have been issued addressing the federal income tax treatment of
"inducement fees" received by transferees of non-economic residual interests.
These regulations require inducement fees to be included in income

                                      -106-

over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe-harbor methods, inducement fees are included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

     Mark-to-Market Rules. Prospective purchasers of a REMIC Residual
Certificate should be aware that the IRS has issued Mark to Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

     Pass-through of Non-interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the
REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

          o    would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

          o    is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual
Certificates in their entirety and not to holders of the related REMIC Regular
Certificates.

     In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC
Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

          o    3% of the excess of the individual's adjusted gross income over the applicable amount or

          o    80% of the amount of itemized deductions otherwise allowable for the taxable year.

     However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

The amount of additional taxable income recognized by REMIC Residual
Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in
REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

                                      -107-

     Excess Inclusions. A portion of the income on a REMIC Residual Certificate, referred to in the Code as an "excess inclusion," for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

          o    may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual
               Certificateholder;

          o    will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual
               Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax Exempt Investors" below; and

          o    is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate
               Payments--Non-U.S. Persons" below.

     Except as discussed in the following paragraph, with respect to any REMIC
Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the
REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual
Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder.
Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder.
First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC
Residual Certificateholder will be treated as a non taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC
Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual
Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC
Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual

                                      -108-

Certificateholder with respect to the REMIC Residual Certificate, and decreased
-- but not below zero -- by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual
Certificate and by the distributions received thereon by the REMIC Residual
Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC
Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related
Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC
Residual Certificates" below.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another
REMIC or similar interest in a "taxable mortgage pool," as defined in Code
Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC
Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to certain specified exceptions, a prohibited transaction means:

          o    the disposition of a mortgage loan or MBS,

          o    the receipt of income from a source other than a mortgage loan or
               MBS or certain other permitted investments,

          o    the receipt of compensation for services, or

          o    gain from the disposition of an asset purchased with the payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the
Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

     In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

          o    a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

                                      -109-

          o    Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Capital I Inc.

     In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax,
Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of
Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the
REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of
Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC
Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such
REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the
REMIC generally will be treated as a partnership and the REMIC Residual
Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the "tax matters person" of the related REMIC for purposes of representing
REMIC Residual Certificateholders in connection with any IRS proceeding.
However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement. Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual
Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC
Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Internal Revenue Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual
Certificate as a nominee for another person may be required to furnish the
REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual
Certificate that is considered an excess inclusion. See "--Taxation of Owners of
REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons
(see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons"
above) are treated as interest for purposes of the 30%, or lower treaty rate,
United States withholding tax. Amounts distributed to holders of REMIC Residual
Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular

                                      -110-

Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of
Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to
United States withholding tax when paid or otherwise distributed, or when the
REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual
Certificates do not have significant value. See "--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC
Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts paid to such
non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual
Certificates, see "--Tax Related Restrictions on Transfers of REMIC Residual
Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization"
means:

          (A)  the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing
               (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

          (B)  any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such
               organization is subject to the tax on "unrelated business taxable income"; and

          (C)  a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations.
The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a
"pass-through entity" means:

          o    a regulated investment company, real estate investment trust or common trust fund;

                                      -111-

          o    a partnership, trust or estate; and

          o    certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

          o    an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC
               Residual Certificate as a nominee or agent for a disqualified organization, and

          o    a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual
               Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual
Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A
Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate,
including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean-up calls or required liquidation provided for in the REMIC's organizational documents,

          o    the present value of the expected future distributions on the
               REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

          o    the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

     (1)  the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future;

     (2)  the transferee represents to the transferor that (i) it understands that, as the holder of the Noneconomic REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual interest as they came due and
          (iii) that the transferee will not cause income with respect to the
          REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

     (3)  the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and either:

                                      -112-

               (i)  the present value of the anticipated tax liabilities
                    associated with holding the Noneconomic REMIC Residual
                    Certificate does not exceed the sum of:

                    o    the present value of any consideration given to the
                         transferee to acquire the Noneconomic REMIC Residual
                         Certificate,

                    o    the present value of the expected future distributions
                         on the Noneconomic REMIC Residual Certificate and

                    o    the present value of the anticipated tax savings
                         associated with holding the Noneconomic REMIC Residual
                         Certificate as the REMIC generates losses. For purposes
                         of the computations under this "minimum transfer price"
                         alternative, the transferee is assumed to pay tax at
                         the highest rate of tax specified in section 11(b)(1)
                         of the Internal Revenue Code (currently 35%) or, in
                         certain circumstances, the alternative minimum tax
                         rate. Further, present values generally are computed
                         using a discount rate equal to the short-term Federal
                         rate set forth in Section 1274(d) of the Internal
                         Revenue Code for the month of such transfer and the
                         compounding period used by the transferee; or

               (ii) (a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of
                    transfer, the transferee's gross assets for financial
                    reporting purposes exceed $100 million and its net assets
                    for financial reporting purposes exceed $10 million, (b) the transferee is an eligible corporation (as defined in
                    Treasury regulation Section 1.860E-1(c)(6)(i)) that makes a written agreement that any subsequent transfer of the
                    interest will be to another eligible corporation in a
                    transaction which will also satisfy clauses (1) and (2)
                    above and this clause (3)(ii) and (c) the facts and
                    circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. For purposes of clause (3)(ii)(c), if the amount of
                    consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a
                    reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then
                    the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual
                    interest.

     If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual
Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a
U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual
Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed IRS Form W-8ECI or applicable successor form adopted by the IRS for such purpose and the trustee consents to the transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual
Certificates and, in addition, pass-through

                                      -113-

entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

     Reportable Transactions. Any holder of a certificate that reports any item or items of income, gain, expense, or loss in respect of a certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the certificates.

                       STATE AND LOCAL TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.
Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

   GENERAL

     Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA
Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under
Section 410(d) of the Code), are not subject to the restrictions of ERISA.
However, such plans (collectively with ERISA Plans, "Plans") may be subject to other applicable federal, state or local law ("Similar Law") materially similar to ERISA and the Code. Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

   GENERAL

     Section 406 of ERISA prohibits parties in interest with respect to an ERISA
Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the
Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

     The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3 101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the
Plan unless exceptions apply.

     Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of

                                      -114-

ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or
Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. "Benefit plan investors" are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe-harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

   AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

     DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction
Exemption ("PTE") 90 24, Exemption Application No. D 8019, 55 Fed. Reg. 20548
(1990), as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246,
55 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption Application No. D-10829, 65
Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67
Fed. Reg. 54487 (2002) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to:

          o    the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset backed pass-through trusts, with respect to which Morgan Stanley
               & Co. Incorporated or any of its affiliates is the sole
               underwriter or the manager or co manager of the underwriting syndicate; and

          o    the servicing, operation and management of such asset backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are
               satisfied.

     The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

     (1)  The acquisition of the certificates by an ERISA Plan is on terms --
          including the price for such certificates--that are at least as favorable to the investing ERISA Plan as they would be in an arm's length transaction with an unrelated party;

     (2)  The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc., Moody's Investors Service,
          Inc. and Standard & Poor's Ratings Services, a division of The
          McGraw-Hill Companies, Inc.;

     (3)  The trustee is not an affiliate of any member of the Restricted Group other than an underwriter;

     (4)  The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates;
          the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans;
          the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer's services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

                                      -115-

     (5)  The ERISA Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
          Securities and Exchange Commission under the Securities Act of 1933 as amended.

     The trust fund must also meet the following requirements:

          o    the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

          o    certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories of a
               Rating Agency for at least one year prior to the Plan's
               acquisition of the Securities; and

          o    certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the
               Securities.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

          o    the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

          o    the Plan is not a plan with respect to which any member of the
               Restricted Group is the "plan sponsor" as defined in Section
               3(16)(B) of ERISA;

          o    in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

          o    an ERISA Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

          o    immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group

     Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

          o    that the certificates constitute "securities" for purposes of the
               Exemption and

          o    that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the
Code and Similar Law to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 -- for

                                      -116-

certain transactions involving insurance company general accounts -- may be available. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.

                                LEGAL INVESTMENT

     If so specified in the prospectus supplement, certain classes of
Certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended. Generally, the only classes of Certificates which will qualify as "mortgage related securities"
will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those
Certificates not qualifying as "mortgage related securities" for purposes of
SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such
Certificates, may be subject to significant interpretive uncertainties.
Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of Certificates qualifying as "mortgage related securities"
will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a
Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of
Certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in
Certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities,"
defined in 12 C.F.R. Section 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security"
within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of

                                      -117-

loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the Certificates will qualify as
"commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R.
Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R.
Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2).
The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Certificates.

     All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and
End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal
Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit
Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of
SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of the Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the
Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

     The offered certificates offered hereby and by the Supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus

                                      -118-

supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan
Stanley Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

     Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co.
Incorporated acts as agent in the sale of offered certificates, Morgan Stanley &
Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan
Stanley & Co. Incorporated elects to purchase offered certificates as principal,
Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

     Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co.
Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments
Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

     In the ordinary course of business, Morgan Stanley & Co. Incorporated and
Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of
Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

     Offered certificates will be sold primarily to institutional investors.
Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley &
Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement.
The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

     All or part of any Class of certificates may be reacquired by Morgan
Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I
Inc. in a secondary market transaction or from an affiliate, including Morgan
Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

                                      -119-

     As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby.
Any non investment grade class may be initially retained by Morgan Stanley
Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

                                 LEGAL MATTERS

     Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley
Capital I Inc. by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, or
such other counsel as may be specified in the related prospectus supplement.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates.
Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                    INCORPORATION OF INFORMATION BY REFERENCE

     Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports and the Agreement with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

     All documents and reports filed, or caused to be filed, by Morgan Stanley
Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan
Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I
Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York
10036, Attention: John E. Westerfield, or by telephone at (212) 761 4000. Morgan
Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

     Morgan Stanley Capital I Inc. has filed with the Securities and Exchange
Commission a registration statement (of which this prospectus forms a part)
under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto.

                                      -120-

The registration statement and exhibits and the periodic reports, including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference
Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Additional information regarding the Public Reference Room can be obtained by calling the Commission at
1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval
("EDGAR") system. The depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The
Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee's or other identified party's website.

     If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors' rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

                                      -121-

                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Agreement. The following
Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

     Unless the context requires otherwise, the definitions contained in this
Glossary of Terms apply only to this series of certificates.

     "Accrual Certificates" means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped
Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the
Distribution Date, at the applicable pass-through rate, as described in
"Distributions of Interest on the Certificates" in this prospectus.

     "Agreement" means the Pooling Agreement or the Trust Agreement, as applicable.

     "Amortizable Bond Premium Regulations" means final regulations issued by the IRS which deal with the amortizable bond premium.

     "Assets" means the primary assets included in a trust fund.

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended
(Title 11 of the United States Code).

     "Book-Entry Certificates" means Certificates which are in book-entry form.

     "Cash Flow Agreements" means guaranteed investment contracts or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

     "Cede" means Cede & Company.

     "CERCLA" means Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

     "Certificate Account" means one or more separate accounts for the collection of payments on the related assets.

     "Certificate Balance" equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

     "Certificate Owners" means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

     "Certificateholder" means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

     "Certificates" means any of the certificates issued, in one or more series, by Morgan Stanley Capital I Inc.

     "Closing Date" means the date the REMIC Regular Certificates were initially issued.

                                      -122-

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commercial Loans" means the loans relating to the Commercial Properties.

     "Commercial Properties" means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis)
relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

     "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

     "Credit Support" means credit support provided by subordination of one or more other classes of certificates in a series, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

     "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

     "Cut-off Date" means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

     "Deferred Interest" means interest deferred by reason of negative amortization.

     "Definitive Certificate" means a fully registered physical certificate.

     "Depositor" means Morgan Stanley Capital I Inc.

     "Determination Date" means the close of business on the date specified in the related prospectus supplement.

     "Disqualifying Condition" means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

     "Distribution Date" means each of the dates on which distributions to certificateholders are to be made.

     "DOL" means the United States Department of Department of Labor.

     "DTC" means the Depository Trust Company.

     "Due Period" means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

     "Environmental Hazard Condition" means any condition or circumstance that may give rise to an environmental claim.

                                      -123-

     "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plans" means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

     "Events of Default" means, with respect to the master servicer under the
Pooling Agreement, any one of the following events:

          o    any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

          o    any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than
               25% of the Voting Rights;

          o    any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and
               adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or
               Morgan Stanley Capital I Inc., or to the master servicer, Morgan
               Stanley Capital I Inc. and the trustee by the holders of
               certificates evidencing not less than 25% of the Voting Rights;
               and

          o    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     "Excess Servicing" means servicing fees in excess of reasonable servicing fees.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "FNMA" means the Federal National Mortgage Association.

     "Government Securities" means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

     (a) interest-bearing securities;

     (b) non-interest-bearing securities;

     (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

     (d) interest-bearing securities from which the right to payment of principal has been removed.

     "Index" means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

     "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a
Participant, either directly or indirectly.

                                      -124-

     "Insurance Proceeds" means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

     "IRS" means the Internal Revenue Service.

     "Liquidation Proceeds" means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

     "Lockout Date" means the expiration of the Lockout Period.

     "Lockout Period" means a period during which prepayments on a mortgage loan are prohibited.

     "Market-to-Market Regulations" means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

     "Master Servicer" means an entity as named in the prospectus supplement.

     "MBS" means mortgage pass-through certificates or other mortgage backed securities evidencing interests in or secured by one or more mortgage loans or other certificates or securities.

     "MBS Agreement" means any servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

     "Mortgage" means a mortgage, deed of trust or other similar security instrument.

     "Mortgage Loans" means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying
MBS.

     "Mortgage Note" means a promissory note evidencing a respective mortgage loan.

     "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

     "Multifamily Loans" means the loans relating to the Multifamily Properties.

     "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

     "NCUA" means the National Credit Union Administration.

     "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o    non-cash items such as depreciation and amortization;

          o    capital expenditures; and

          o    debt service on loans secured by the mortgaged property.

     "Nonrecoverable Advance" means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

                                      -125-

     "Non-SMMEA Certificates" means Certificates not qualifying as "mortgage related securities" for purposes of SMMEA.

     "OCC" means the Office of the Comptroller of the Currency.

     "OID" means original issue discount.

     "OID Regulations" means the special rules of the Code relating to OID
(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued thereunder.

     "OTS" means the Office of Thrift Supervision.

     "Participants" means the participating organizations of DTC.

     "Pass-Through Rate" means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

     "Payment Lag Certificates" means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution
Date.

     "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling Agreement.

     "Plans" means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the
Code.

     "Pooling Agreement" means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

     "Pre-Issuance Accrued Interest" means interest that has accrued prior to the issue date.

     "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

     "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any,
received during the related Collection Period in connection with Principal
Prepayments.

     "Prohibited Transactions Tax" means the tax the Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

     "Purchase Price" means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

     "Rating Agency" means any of Fitch Ratings, Moody's Investors Service, Inc.
and Standard & Poor's Ratings Services.

     "RCRA" means the Resource Conservation and Recovery Act.

     "Record Date" means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

     "Refinance Loans" means mortgage loans made to refinance existing loans.

     "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

                                      -126-

     "Relief Act" means the Servicemembers Civil Relief Act, as amended.

     "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a
REMIC.

     "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986,
as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

     "REMIC Regular Certificateholders" means holders of REMIC Regular
Certificates.

     "REMIC Regulations" means the REMIC regulations promulgated by the Treasury
Department.

     "REMIC Residual Certificates" means the sole class of residual interests in the REMIC.

     "REMIC Residual Certificateholders" means holders of REMIC Regular
Certificates.

     "REO Extension" means the extension of time the IRS grants to sell the mortgaged property.

     "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code.

     "Restricted Group" means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

     "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Servicing Standard" means:

A. the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of
Credit Support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

B. applicable law; and

C. the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

     "Similar Law" means any federal, state or local law materially similar to
Title I of ERISA or Section 4975 of the Code.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SMMEA Certificates" means "mortgage related securities" for purposes of
SMMEA.

     "Special Servicer" means an entity as named in the prospectus supplement.

     "Stripped ARM Obligations" means OID on grantor trust certificates attributable to adjustable rate loans

                                      -127-

     "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

     "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Subservicer" means third-party servicers.

     "Subservicing Agreement" means a sub-servicing agreement between a master servicer and a Subservicer.

     "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

     "Title V" means Title V of the depository Institutions Deregulation and
Monetary Control Act of 1980.

     "Trust Agreement" means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

     "Trust Fund" means the trust fund created by the Agreement consisting primarily of:

          o    Mortgage Loans

          o    MBS

          o    direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a)
               interest-bearing securities, (b) non-interest-bearing securities,
               (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

          o    a combination of mortgage loans, MBS and government securities.

     "Underlying MBS" means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

     "Underlying Mortgage Loans" means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

     "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

                                      -128-

     "Value" means,

     (a) the appraised value determined in an appraisal obtained by the originator at origination of that loan, or

     (b) the lesser of

          o    the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan and

          o    the sales price for that property; or

     (c) the value as determined in accordance with another method specified in the prospectus supplement, including without limitation by applying a capitalization rate to underwritten net cash flow.

     "Warranting Party" means the person making representations and warranties.

     "Whole Loans" means the mortgage loans that are not Underlying Mortgage
Loans.

                                      -129-

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                            MSCI Trust 2007 - TOP25